1: 2: 4: 5: As filed with the Securities and Exchange Commission on August 2, 2000 6: 7: 8: 9: 10:

As filed with the Securities and Exchange Commission on November 2, 2000

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Registration No. 333-64391

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16: 17:

SECURITIES AND EXCHANGE COMMISSION

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Washington, D.C. 20549

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________________________

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POST-EFFECTIVE AMENDMENT NO. 7

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TO

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FORM S-11

23:

REGISTRATION STATEMENT

24:

UNDER

25:

THE SECURITIES ACT OF 1933

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_______________________

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INLAND RETAIL REAL ESTATE TRUST, INC.

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(Exact name of registrant as specified in governing instruments)

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______________________________

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2901 Butterfield Road

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Oak Brook, Illinois 60523

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(Address of principal executive offices)

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______________________

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Robert H. Baum, Esq.

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Vice Chairman, Executive Vice President and General Counsel

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The Inland Group, Inc.

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2901 Butterfield Road

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Oak Brook, Illinois 60523

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(Name and address of agent for service)

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__________________________

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With a copy to:

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Roger G. Fein

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Wildman, Harrold, Allen & Dixon

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225 West Wacker Drive

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Suite 2800

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Chicago, Illinois 60606-1229

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_________________________

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This Post-Effective Amendment No. 7 consists of the following:

61: 62:

1. Sticker Supplement No. 16 dated November 2, 2000 to the Registrant's Prospectus dated February 11, 1999, included herewith, which will be affixed to the bottom five inches of the cover page of the Registrant's Prospectus so that it will not in any way cover the bullet point risk factors on the cover page.

63: 64:

2. Supplement No. 16 dated November 2, 2000 to the Registrant's Prospectus dated February 11, 1999, included herewith, which will be delivered as an unattached document along with the Prospectus dated February 11, 1999.

65: 66:

3. The Registrant's final form of Prospectus dated February 11, 1999, previously filed pursuant to Rule 424(b)(1) on February 16, 1999, and refiled herewith.

67: 68:

4. Part II, included herewith.

69: 70:

5. Signatures, included herewith.

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78: -i-

79:

Inland Retail Real Estate Trust, Inc.
80: Sticker Supplement
81:

82: 83:

This Sticker Supplement No. 16 dated November 2, 2000 to our Prospectus dated February 11, 1999 summarizes Supplement No. 16 which updates information in the "Real Property Investments," "Federal Income Tax Considerations," "Plan of Distribution," "How to Subscribe," " Principal Stockholders," "Investment Objectives and Policies," "Distribution Reinvestment and Share Repurchase Programs," "Summary of the Organizational Documents," "Management," "Risk Factors," "Experts," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Prior Performance of our Affiliates," "Compensation Table," "Glossary" and "Prospectus Summary" sections of our Prospectus; supplements the financial statements and Prior Performance Tables (Appendix A) included in the Prospectus; and also includes the new form of Subscription Agreement to elect the deferred commission option as Appendix B. Supplement No. 16 supersedes Supplement Nos. 14 (which Supplement No. 14 superseded Supplements Nos. 1 through 13 dated May 10, June 10, July 8, August 2, September 15, October 6 and November 2, 1999 and January 10, February 2, February 22, March 10, May 2 and July 26, 2000, respectively) and 15 dated August 2 and September 5, 2000, respectively. Any word that is capitalized in this Sticker Supplement but not defined has the same meaning as in our Prospectus.

84: 85:

Plan of Distribution

86:

87:

As of October 18, 2000, we had sold 10,588,378 shares resulting in gross proceeds of $105,466,831. Inland Securities Corporation, an affiliate of our Advisor, serves as dealer manager of this Offering and is entitled to receive selling commissions and certain other fees, as discussed further in our Prospectus. As of October 18, 2000, we have incurred $9,080,441 of commissions and fees payable to Inland Securities Corporation, which will result in our receipt of $96,386,390 of net proceeds from the sale of those 10,588,378 shares. An additional 205,343 shares have been sold pursuant to our Distribution Reinvestment Program as of October 18, 2000, for which we have received additional net proceeds of $1,950,759. As of October 18, 2000, we had repurchased 49,523 shares through our Share Repurchase Program resulting in disbursements totaling $448,183. As a result, our gross offering proceeds total approximately $97,889,000 as of October 18, 2000, including amounts raised through our Distribution Reinvestment Program, net of shares repurchased through our Share Repurchase Program. We also pay an affiliate of our Advisor, which is owned principally by individuals who are affiliates of Inland, fees to manage and lease our properties. For the six months ended June 30, 2000 and the period ending December 31, 1999, we have incurred and paid property management fees of $404,602 and $225,665, respectively. Our Advisor may also receive an annual asset management fee of not more than 1% of our average invested assets, to be paid quarterly. For the six months ended June 30, 2000, we had incurred $60,000 of such fees, all of which remain unpaid. As of the end of our last fiscal year ending December 31, 1999, we had not paid or incurred any asset management fees. We may pay expenses associated with property acquisitions of up to .5% of the money that we raise in this Offering but in no event will we pay acquisition expenses on any individual property that exceeds 6% of its purchase price. Acquisition expenses totaling $1,046,722 are included in the purchase prices we have paid for all our properties purchased through October 18, 2000. As of October 18, 2000, we had invested approximately $83,859,000 in properties that we purchased for an aggregate purchase price of approximately $190,000,000. After expenditures for organization and offering expenses and acquisition expenses and establishing appropriate reserves, as of October 18, 2000, we had net offering proceeds of approximately $9,400,000 available for investment in additional properties.

88:

89:
90:
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93: 94:

SUPPLEMENT NO. 16
95: DATED NOVEMBER 2, 2000
96: TO THE PROSPECTUS DATED FEBRUARY 11, 1999
97: OF INLAND RETAIL REAL ESTATE TRUST, INC.

98: 99:

We are providing this Supplement No. 16 to you in order to supplement our Prospectus. This Supplement updates information in the "Real Property Investments," "Federal Income Tax Considerations," "Plan of Distribution," "How to Subscribe," " Principal Stockholders," "Investment Objectives and Policies," "Distribution Reinvestment and Share Repurchase Programs," "Summary of the Organizational Documents," "Management," "Risk Factors," "Experts," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Prior Performance of our Affiliates," "Compensation Table," "Glossary" and "Prospectus Summary" sections of our Prospectus; supplements the financial statements and Prior Performance Tables (Appendix A) included in the Prospectus; and also includes the new form of Subscription Agreement to elect the deferred commission option as Appendix B. This Supplement No. 16 expands upon, supplements, modifies or supersedes certain information contained in the Prospectus and must be read in conjunction with our Prospectus. This Supplement No. 16 supersedes Supplement Nos. 14 (which Supplement No. 14 superseded Supplements Nos. 1 through 13 dated May 10, June 10, July 8, August 2, September 15, October 6 and November 2, 1999 and January 10, February 2, February 22, March 10, May 2 and July 26, 2000, respectively) and 15 dated August 2 and September 5, 2000, respectively. Any word that is capitalized in this Supplement but not defined has the same meaning as in our Prospectus.

100: 101:

Real Property Investments

102:

103:

The discussion under this section, which starts on page 106 of our Prospectus, is modified and supplemented by the following information regarding properties we have acquired or propose to acquire.
104:
105: Potential Property Acquisitions
106:
107: We are currently considering a potential property acquisition. Our decision to acquire this property will generally depend upon:

108: 109: 110:
  111:
  no material adverse change occurring in the property, the tenants or in the local economic conditions; and
112: 113: 114: 115:
  116:
  our receipt of sufficient net proceeds from this Offering to make such acquisition.
117: 118: 119:

Other properties may be identified in the future that we acquire before or instead of this property. We cannot guarantee that we will complete this acquisition. A description of the property being considered follows:
120:
121: Columbia Promenade, Kissimmee, Florida
122:
123: Columbia Promenade is a newly constructed shopping center located on approximately 10 acres and containing 65,870 gross leasable square feet. The center is located on the northwest corner of Columbia Street and Bermuda Avenue in Kissimmee, Florida, a southern suburb of Orlando, in northern Osceloa County.

124:

125: Our total acquisition cost, including expenses, is expected to be approximately $7,300,000. This amount may increase or decrease as a result of our agreement, as contained in the purchase contract, to adjust the purchase price up or down based upon lease rates achieved if and when certain stores which were vacant at the time the purchase contract was signed, become leased and the new tenants begin paying rent. Any adjustment is intended to maintain a minimum capitalization rate of 9.25% on the purchase based on a $15.50 minimum rent per square foot. This amount may increase by other additional costs which have not yet been finally determined. We expect any of such other additional costs to be insignificant. Our acquisition cost is approximately $110.00 per square foot of leasable space, which consists of the following:

126: 127: 128:

We are providing this Supplement No. 16 to you in order to supplement our Prospectus. This Supplement updates information in the "Real Property Investments," "Federal Income Tax Considerations," "Plan of Distribution," "How to Subscribe," " Principal Stockholders," "Investment Objectives and Policies," "Distribution Reinvestment and Share Repurchase Programs," "Summary of the Organizational Documents," "Management," "Risk Factors," "Experts," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Prior Performance of our Affiliates," "Compensation Table," "Glossary" and "Prospectus Summary" sections of our Prospectus; supplements the financial statements and Prior Performance Tables (Appendix A) included in the Prospectus; and also includes the new form of Subscription Agreement to elect the deferred commission option as Appendix B. This Supplement No. 16 expands upon, supplements, modifies or supersedes certain information contained in the Prospectus and must be read in conjunction with our Prospectus. This Supplement No. 16 supersedes Supplement Nos. 14 (which Supplement No. 14 superseded Supplements Nos. 1 through 13 dated May 10, June 10, July 8, August 2, September 15, October 6 and November 2, 1999 and January 10, February 2, February 22, March 10, May 2 and July 26, 2000, respectively) and 15 dated August 2 and September 5, 2000, respectively. Any word that is capitalized in this Supplement but not defined has the same meaning as in our Prospectus.

129: 130:

Real Property Investments

131:

132:

The discussion under this section, which starts on page 106 of our Prospectus, is modified and supplemented by the following information regarding properties we have acquired or propose to acquire.
133:
134: Potential Property Acquisitions
135:
136: We are currently considering a potential property acquisition. Our decision to acquire this property will generally depend upon:

137: 138: 139:
  140:
  no material adverse change occurring in the property, the tenants or in the local economic conditions; and
141: 142: 143: 144:
  145:
  our receipt of sufficient net proceeds from this Offering to make such acquisition.
146: 147: 148:

Other properties may be identified in the future that we acquire before or instead of this property. We cannot guarantee that we will complete this acquisition. A description of the property being considered follows:
149:
150: Columbia Promenade, Kissimmee, Florida
151:
152: Columbia Promenade is a newly constructed shopping center located on approximately 10 acres and containing 65,870 gross leasable square feet. The center is located on the northwest corner of Columbia Street and Bermuda Avenue in Kissimmee, Florida, a southern suburb of Orlando, in northern Osceloa County.

153:

154: Our total acquisition cost, including expenses, is expected to be approximately $7,300,000. This amount may increase or decrease as a result of our agreement, as contained in the purchase contract, to adjust the purchase price up or down based upon lease rates achieved if and when certain stores which were vacant at the time the purchase contract was signed, become leased and the new tenants begin paying rent. Any adjustment is intended to maintain a minimum capitalization rate of 9.25% on the purchase based on a $15.50 minimum rent per square foot. This amount may increase by other additional costs which have not yet been finally determined. We expect any of such other additional costs to be insignificant. Our acquisition cost is approximately $110.00 per square foot of leasable space, which consists of the following:

155: 156:

157: 159: 161: 163: 165: 166: 168: 170: 171: 173: 174: 176: 178: 179: 181: 182: 184: 186: 187: 189: 190: 191: 192: 193: 194: 195: 196: 198: 200: 202: 203: 204: 205: 206: 208: 209:
158: *	160: Purchase Price	162: $	164: 7,206,900
167: *	169: Acquisition costs to an Inland affiliate		172: 11,000
175: *	177: Acquisition costs to third parties		180: 16,000
183: *	185: Financing costs to third parties		188: 27,000

	197: Total	199: $	201: 7,260,900
207: =============
210: 211: 212:

213:

We anticipate purchasing this property from an unaffiliated third party in November 2000, with our own funds and with the proceeds of a new mortgage from Allstate Life Insurance Company in the aggregate amount of $5,400,000, which will secure two promissory notes. The first promissory note, in the principal amount of $3,600,000, will require monthly payments of interest only at a fixed rate of 7.61% per annum and will be due in five years. This loan may not be prepaid for the first 30 months. Thereafter, there is a prepayment penalty based on the then interest rate differentials, but in any event, the prepayment penalty will not be less than 1% of the amount prepaid. The second promissory note, in the principal amount of $1,800,000, will require monthly payments of interest only at a floating rate equal to 190 basis points over the 30-day LIBOR (which currently equates to approximately 8.52% per annum) and will be due in one year. This loan may be prepaid at any time without penalty or premium. The financing costs to third parties noted above consists of a $27,000 loan fee which will be paid to the lender for this loan.

214: 215:

In evaluating this property as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that the shopping center is located within a vibrant economic area. We believe that this property is well located, has acceptable roadway access and will attract high-quality tenants. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

216: 217:

The property surrounds a church, which is east of the property along Bermuda Avenue, and which we will not own. There are five other outparcels surrounding the property. Two of these have been developed by the seller and sold to third parties. The seller intends to develop the remaining three outparcels. If the seller leases a building planned to be constructed on those outparcels, we will have an option to purchase the first outparcel developed. Our first option must be exercised within 15 days after receiving notice that the seller has executed a lease for a building to be constructed on the outparcel. The purchase price for that outparcel will be the amount equal to the quotient obtained by dividing the amount of the annual fixed rent due by 9%. We will have a right of first refusal with regard to any of the remaining outparcels for one year from the closing of the exercise of the first option on the same terms and with the purchase price being calculated in the same manner. If the seller elects to sell an outparcel to a third party, rather than lease a new building on such outparcel to a third party, we will not have any option to purchase that outparcel.

218: 219:

We do not anticipate making any significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

220: 221:

Columbia Promenade was completed in October 2000. It is comprised of two one-story, multi-tenant, retail buildings. As of October 18, 2000, this property was approximately 84% leased.

222: 223:

One tenant, Publix (a supermarket), leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

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230: Base Rent
	236: Approximate		239: Per Square
	245: GLA Leased	247: % of Total	249: Foot Per	251: Lease	253: Term
256: Lessee	258: (Sq. Ft.)	260: GLA	262: Annum ($)	264: Beginning	266: To

276: Publix	278: 44,270	280: 67	282: 9.00	284: 10/05/00	286: 08/31/20

296: Options(1)			300: 9.00	302: 09/01/20	304: 08/31/50
307: 308: 309:

(1) There are six successive five-year options at the same base rent per square foot per annum.

310: 311:

312:

For federal income tax purposes, the depreciable basis in this property will be approximately $5,400,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively. As Columbia Promenade was under development in 1999 and 2000, the property is subject to reassessment for real estate taxes for subsequent years.

313: 314:

As of October 18, 2000, a total 55,070 square feet was leased to 9 tenants at this property. The following table sets forth certain information with respect to those leases:

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	319: ApproximateGLA Leased		322: Renewal	324: Current Annual	326: Base Rent Per Square Foot
329: Lessee (1)	331: (Sq. Ft.)	333: Lease Ends	335: Options	337: Rent ($)	339: Per Annum ($)

349: Dollar Store	351: 2,400	353: 11/05	355: 1/5 yr.	357: 37,200	359: 15.50
362: Beauty Supply	364: 1,600	366: 12/05	368: -	370: 26,400	372: 16.50
375: Glamour Nails	377: 800	379: 12/05	381: 1/5 yr.	383: 12,800	385: 16.00
388: Artisan's Gallery	390: 800	392: 12/05	394: -	396: 13,200	398: 16.50
401: Super Cuts	403: 1,400	405: 12/05	407: 2/5 yr.	409: 23,100	411: 16.50
414: Esquire Menswear	416: 1,200	418: 12/05	420: -	422: 19,800	424: 16.50
427: Americlean Dry Cleaners	429: 1,400	431: 01/06	433: 1/5 yr.	435: 23,100	437: 16.50
440: Shang Hai Restaurant	442: 1,200	444: 12/10	446: 2/5 yr.	448: 19,800	450: 16.50
453: Publix	455: 44,270	457: 8/20	459: 6/5 yr.	461: 398,430	463: 9.00
466: Master Lease (2)	468: 9,180
475: Vacant	477: 1,620
484: 485: 486:
  487: 488:
  In general, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount. Publix, is required to pay, as additional rent, a percentage of gross sales if gross sales exceed a prescribed amount.
  489: 490:
  At the closing of our purchase of this property an escrow will be established which will be available to disburse to us on a monthly basis an amount equal to the rent, common area maintenance charges, real estate taxes and insurance relating to the 9,180 square feet of space that, based on current leases, will be master leased at the time of closing, including space for which a tenant has executed a lease and as of the closing will not have yet moved in or commenced paying rent. The amount deposited in the escrow will be 24 months of estimated rent and cost reimbursements for the vacant, unleased space at the time of closing and a lesser amount for space which is leased but not yet occupied. In addition, the escrow will include an amount for the estimated cost of tenant improvements and lease commissions for a portion of the master leased space which will be available to us to cover such costs.
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495: Year Ending December 31,	497: Number of Leases Expiring	499: Approx. GLA of Expiring Leases (Sq. Ft.)	501: Annual Base Rent of Expiring Leases ($)	503: Total Annual Base Rent (1) ($)	505: Average Base Rent Per Square Foot Under Expiring Leases ($)	507: Percent of Total Building GLA Represented By Expiring Leases (%)	509: Percent of Annual Base Rent Represented By Expiring Leases (2) (%)

521: 2000	523: -	525: -	527: -	529: 573,830	531: -	533: -	535: -
538: 2001	540: -	542: -	544: -	546: 573,830	548: -	550: -	552: -
555: 2002	557: -	559: -	561: -	563: 575,522	565: -	567: -	569: -
572: 2003	574: -	576: -	578: -	580: 578,838	582: -	584: -	586: -
589: 2004	591: -	593: -	595: -	597: 583,154	599: -	601: -	603: -
606: 2005	608: 6	610: 8,200	612: 141,000	614: 586,212	616: 17.20	618: 12.45	620: 24.05
623: 2006	625: 1	627: 1,400	629: 25,900	631: 446,734	633: 18.50	635: 2.13	637: 5.80
640: 2007	642: -	644: -	646: -	648: 421,386	650: -	652: -	654: -
657: 2008	659: -	661: -	663: -	665: 421,962	667: -	669: -	671: -
674: 2009	676: -	678: -	680: -	682: 422,550	684: -	686: -	688: -
691: 692: 693:
  694: 695:
  696:
  This column represents annualized base rent. For purposes of this column, we made no assumptions regarding the re-leasing of expiring leases. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease.
  697: 698:
  In view of the assumption made with regard to Total Annual Base Rent as explained in footnote (1), the percentages shown may not be reflective of the expected actual percentages.
  699: 700:
  The foregoing assumptions should not be deemed indicative of or a prediction of future actual results. It is the opinion of our management that the space for expiring leases will be re-leased at market rates existing at the time of the expiration of those leases.
701: 702: 703:

We received an appraisal which states that it was prepared in conformity with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Practice and Supplemental Standards of Professional Practice of the Appraisal Foundation by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported an "as is" market value for Columbia Promenade, as of October 13, 2000, of $7,520,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

704: 705:

706:

707:

Gateway Market Center, St. Petersburg, Florida
708:
709: On July 18, 2000, we purchased an existing shopping center known as Gateway Market Center located on approximately 21 acres and containing 231,326 gross leasable square feet. The center is located at the southeast corner of 9th Street North and 77th Avenue in St. Petersburg, Florida.

710: 711:

We purchased Gateway Market Center from an unaffiliated third party. Our total acquisition cost, including expenses, was approximately $21,130,000. Our total acquisition cost includes $2,800,000 allocated to the purchase of the Home Place of America building. We executed an interest free note to the seller in the amount of $2,800,000 to be paid once Home Place of America begins paying rent, which began October 2000. On October 26, 2000, we acquired the Home Place of America building. The total acquisition cost may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is approximately $91.29 per square foot of leasable space, which consists of the following:
712:

713:

714: 716: 718: 720: 721: 723: 725: 727: 728: 730: 732: 734: 735: 736: 737: 738: 739: 740: 742: 744: 745: 746: 747: 748: 749:
715: *	717: Purchase Price	719: $20,850,000
722: *	724: Acquisition costs to third parties	726: 154,166
729: *	731: Financing costs to third parties	733: 125,780

	741: Total	743: $21,129,946

750: 751: 752:

We purchased this property with the proceeds of a new mortgage, in favor of Allstate Insurance, which secures two promissory notes in the aggregate principal amount of $15,637,000. One promissory note is in the principal amount of $10,425,000, requires monthly payments of interest only at a fixed rate of 7.94% and is due August 2005. Payment of all or part of this note before maturity is not permitted in the first year and requires a prepayment premium of 2% in the second year, 1.5% in the third year, 1% in the fourth year and 0.5% in the fifth year. The other note is in the principal amount of $5,212,000, requires monthly payments of interest only at a floating rate per annum of 190 basis points over the 30-day LIBOR rate (which equates to an interest rate of 8.53% as of September 30, 2000), and is due August 2001. We paid loan fees of approximately $125,800 in connection with these loans. At the time of the purchase, the lender funded $9,025,000 and $4,512,000, respectively, of these two notes. The balances of $1,400,000 and $700,000, respectively, were funded in October 2000 at the time of the purchase of the Home Place of America building.

753: 754:

755:

In evaluating this property as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that the shopping center is located within a vibrant economic area. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

756: 757:

We do not anticipate making any significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

758: 759:

The center was razed in late 1998, and all of the buildings are new with the exception of one space (Beall's), which was completely rehabbed. Gateway Market Center was completed in 1999/2000. It is comprised of a single-story, multi-tenant, retail building, two smaller multi-tenant buildings and one larger two tenant building. As of September 1, 2000, this property was 100% leased. The Target retail building and three single-tenant retail buildings are not part of our acquisition.

760: 761:

Five tenants, Beall's (a discount department clothing store), Publix (a supermarket), Home Place of America (a housewares store), Office Depot (an office supply store) and TJ Maxx (a discount clothing store), each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

762: 763: 764: 765: 766: 767: 769: 770: 771: 772: 773: 775: 776: 778: 779: 780: 781: 782: 784: 786: 788: 790: 792: 793: 795: 797: 799: 801: 803: 805: 806: 808: 810: 812: 814: 816: 818: 819: 821: 822: 823: 825: 827: 829: 830: 832: 833: 834: 836: 838: 840: 841: 842: 843: 844: 845: 846: 847: 848: 850: 852: 854: 856: 858: 860: 861: 863: 864: 865: 867: 869: 871: 872: 874: 875: 876: 878: 880: 882: 883: 885: 886: 887: 889: 891: 893: 894: 896: 897: 898: 900: 902: 904: 905: 907: 908: 909: 911: 913: 915: 916: 917: 918: 919: 920: 921: 922: 923: 925: 927: 929: 931: 933: 935: 936: 937: 938: 939: 941: 943: 945: 946: 948: 949: 950: 952: 954: 956: 957: 959: 960: 961: 963: 965: 967: 968: 970: 971: 972: 974: 976: 978: 979: 981: 982: 983: 985: 987: 989: 990: 991: 992: 993: 994: 995: 996: 997: 999: 1001: 1003: 1005: 1007: 1009: 1010: 1011: 1012: 1013: 1015: 1017: 1019: 1020: 1022: 1023: 1024: 1026: 1028: 1030: 1031: 1033: 1034: 1035: 1037: 1039: 1041: 1042: 1044: 1045: 1046: 1048: 1050: 1052: 1053: 1054: 1055: 1056: 1057: 1058: 1059: 1060: 1062: 1064: 1066: 1068: 1070: 1072: 1073: 1074: 1075: 1076: 1078: 1080: 1082: 1083: 1085: 1086: 1087: 1089: 1091: 1093: 1094: 1096: 1097: 1098: 1100: 1102: 1104: 1105: 1107: 1108: 1109: 1111: 1113: 1115: 1116:
768: Base Rent
	774: Approximate		777: Per Square
	783: GLA Leased	785: % of Total	787: Foot Per	789: Lease	791: Term
794: Lessee	796: (Sq. Ft.)	798: GLA	800: Annum ($)	802: Beginning	804: To
807: Beall's	809: 60,000	811: 26	813: 4.04	815: 04/99	817: 01/21
820: Option 1			824: 9.75	826: 02/21	828: 01/26
831: Option 2			835: 9.75	837: 02/26	839: 01/31

849: Publix	851: 37,888	853: 16	855: 8.50	857: 08/99	859: 10/19
862: Option 1			866: 8.50	868: 11/19	870: 10/24
873: Option 2			877: 8.50	879: 11/24	881: 10/29
884: Option 3			888: 8.50	890: 11/29	892: 10/34
895: Option 4			899: 8.50	901: 11/34	903: 10/39
906: Option 5			910: 8.50	912: 11/39	914: 10/44

924: Home Place of America	926: 35,000	928: 15	930: 9.50	932: 04/00	934: 12/05
			940: 10.00	942: 01/05	944: 12/10
947: Option 1			951: 10.50	953: 01/10	955: 12/15
958: Option 2			962: 11.00	964: 01/15	966: 12/20
969: Option 3			973: 11.50	975: 01/20	977: 12/25
980: Option 4			984: 12.00	986: 01/25	988: 12/30

998: Office Depot	1000: 30,000	1002: 13	1004: 10.25	1006: 12/99	1008: 11/09
			1014: 11.00	1016: 12/09	1018: 11/14
1021: Option 1			1025: 11.75	1027: 12/14	1029: 11/19
1032: Option 2			1036: 12.50	1038: 12/19	1040: 11/24
1043: Option 3			1047: 13.25	1049: 12/24	1051: 11/29

1061: TJ Maxx	1063: 30,000	1065: 13	1067: 8.00	1069: 10/98	1071: 10/03
			1077: 8.50	1079: 11/03	1081: 10/08
1084: Option 1			1088: 8.50	1090: 11/08	1092: 10/13
1095: Option 2			1099: 8.50	1101: 11/13	1103: 10/18
1106: Option 3			1110: 8.50	1112: 11/18	1114: 10/23
1117: 1118: 1119:

1120:

For federal income tax purposes, the depreciable basis in this property will be approximately $15,000,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively. Real estate taxes for 1999 (the most recent tax year for which information is generally available) were $168,116. As Gateway Market Center was under development in 1999, the property is subject to reassessment for real estate taxes for subsequent years.

1121: 1122:

As of September 1, 2000, a total 231,326 square feet was leased to 15 tenants at this property. The following tables set forth certain information with respect to those leases.

1123: 1124: 1125: 1126: 1128: 1129: 1131: 1133: 1135: 1136: 1138: 1140: 1142: 1144: 1146: 1148: 1149: 1150: 1151: 1152: 1153: 1154: 1155: 1156: 1158: 1160: 1162: 1164: 1166: 1168: 1169: 1171: 1173: 1175: 1177: 1179: 1181: 1182: 1184: 1186: 1188: 1190: 1192: 1194: 1195: 1197: 1199: 1201: 1203: 1205: 1207: 1208: 1210: 1212: 1214: 1216: 1218: 1220: 1221: 1223: 1225: 1227: 1229: 1231: 1233: 1234: 1236: 1238: 1240: 1242: 1244: 1246: 1247: 1249: 1251: 1253: 1255: 1257: 1259: 1260: 1262: 1264: 1266: 1268: 1270: 1272: 1273: 1275: 1277: 1279: 1281: 1283: 1285: 1286: 1288: 1290: 1292: 1294: 1296: 1298: 1299: 1301: 1303: 1305: 1307: 1309: 1311: 1312: 1314: 1316: 1318: 1320: 1322: 1324: 1325: 1327: 1329: 1331: 1333: 1335: 1337: 1338: 1340: 1342: 1344: 1346: 1348: 1350: 1351: 1352: 1353: 1354: 1355: 1356: 1357: 1358:
	1127: ApproximateGLA Leased		1130: Renewal	1132: Current Annual	1134: Base Rent Per Square Foot
1137: Lessee (1)	1139: (Sq. Ft.)	1141: Lease Ends	1143: Options	1145: Rent ($)	1147: Per Annum ($)

1157: Sun Trust	1159: 3,000	1161: 09/01	1163: -	1165: 54,000	1167: 18.00
1170: H & R Block	1172: 1,266	1174: 04/04	1176: -	1178: 26,586	1180: 21.00
1183: Mattress Firm	1185: 3,200	1187: 11/04	1189: 1/5 yr.	1191: 59,680	1193: 18.65
1196: Radio Shack	1198: 3,000	1200: 01/05	1202: 2/5 yr.	1204: 48,750	1206: 16.25
1209: Castle Dental	1211: 2,000	1213: 01/05	1215: 2/5 yr.	1217: 39,000	1219: 19.50
1222: Super Styles Hair	1224: 1,266	1226: 02/05	1228: -	1230: 20,269	1232: 16.01
1235: China One (2)	1237: 1,266	1239: 09/05	1241: -	1243: 21,522	1245: 17.00
1248: TJ Maxx	1250: 30,000	1252: 10/08	1254: 3/5 yr.	1256: 240,000	1258: 8.00
1261: Hollywood Video	1263: 5,000	1265: 11/09	1267: 3/5 yr.	1269: 84,550	1271: 16.91
1274: Party City	1276: 11,940	1278: 01/10	1280: 2/5 yr.	1282: 155,220	1284: 13.00
1287: Shoe Carnival	1289: 6,500	1291: 01/10	1293: 4/5 yr.	1295: 78,000	1297: 12.00
1300: Home Place of America (3)	1302: 35,000	1304: 12/10	1306: 4/5 yr.	1308: 332,500	1310: 9.50
1313: Office Depot	1315: 30,000	1317: 11/14	1319: 3/5 yr.	1321: 307,500	1323: 10.25
1326: Publix	1328: 37,888	1330: 10/19	1332: 5/5 yr.	1334: 322,048	1336: 8.50
1339: Beall's	1341: 60,000	1343: 01/21	1345: 2/5 yr.	1347: 242,174	1349: 4.02

1359: 1360: 1361:
  1362: 1363:
  In general, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount. Mattress Firm, Super Styles Hair, TJ Maxx, Party City, Shoe Carnival and Publix are required to pay, as additional rent, a percentage of gross sales if gross sales exceed a prescribed amount.
  1364: 1365:
  This space is leased but the tenant has not begun paying rent.
  1366: 1367:
  Rent payments began October 2000 for this tenant.
1368: 1369: 1370:

1371:

1372:

 1373: 1374: 1376: 1378: 1380: 1382: 1384: 1386: 1388: 1390: 1391: 1392: 1393: 1394: 1395: 1396: 1397: 1398: 1399: 1400: 1402: 1404: 1406: 1408: 1410: 1412: 1414: 1416: 1417: 1419: 1421: 1423: 1425: 1427: 1429: 1431: 1433: 1434: 1436: 1438: 1440: 1442: 1444: 1446: 1448: 1450: 1451: 1453: 1455: 1457: 1459: 1461: 1463: 1465: 1467: 1468: 1470: 1472: 1474: 1476: 1478: 1480: 1482: 1484: 1485: 1487: 1489: 1491: 1493: 1495: 1497: 1499: 1501: 1502: 1504: 1506: 1508: 1510: 1512: 1514: 1516: 1518: 1519: 1521: 1523: 1525: 1527: 1529: 1531: 1533: 1535: 1536: 1538: 1540: 1542: 1544: 1546: 1548: 1550: 1552: 1553: 1555: 1557: 1559: 1561: 1563: 1565: 1567: 1569: 1570:
1375: Year Ending December 31,	1377: Number of Leases Expiring	1379: Approx. GLA of Expiring Leases (Sq. Ft.)	1381: Annual Base Rent of Expiring Leases ($)	1383: Total Annual Base Rent (1) ($)	1385: Average Base Rent Per Square Foot Under Expiring Leases ($)	1387: Percent of Total Building GLA Represented By Expiring Leases (%)	1389: Percent of Annual Base Rent Represented By Expiring Leases (2) (%)

1401: 2000	1403: -	1405: -	1407: -	1409: 2,033,010	1411: -	1413: -	1415: -
1418: 2001	1420: 1	1422: 3,000	1424: 54,000	1426: 2,033,010	1428: 18.00	1430: 1.30	1432: 2.66
1435: 2002	1437: -	1439: -	1441: -	1443: 1,982,242	1445: -	1447: -	1449: -
1452: 2003	1454: -	1456: -	1458: -	1460: 1,983,505	1462: -	1464: -	1466: -
1469: 2004	1471: 2	1473: 4,466	1475: 89,466	1477: 1,998,505	1479: 20.03	1481: 1.93	1483: 4.48
1486: 2005	1488: 4	1490: 7,532	1492: 132,073	1494: 1,933,806	1496: 17.53	1498: 3.25	1500: 6.83
1503: 2006	1505: -	1507: -	1509: -	1511: 1,827,683	1513: -	1515: -	1517: -
1520: 2007	1522: -	1524: -	1526: -	1528: 1,827,683	1530: -	1532: -	1534: -
1537: 2008	1539: 1	1541: 30,000	1543: 255,000	1545: 1,827,683	1547: 8.50	1549: 12.96	1551: 13.95
1554: 2009	1556: 1	1558: 5,000	1560: 93,000	1562: 1,572,683	1564: 18.60	1566: 2.16	1568: 5.91
1571: 1572: 1573:
  1574: 1575:
  This column represents annualized base rent. For purposes of this column, we made no assumptions regarding the re-leasing of expiring leases. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease.
  1576: 1577:
  In view of the assumption made with regard to Total Annual Base Rent as explained in footnote (1), the percentages shown may not be reflective of the expected actual percentages.
  1578: 1579:
  The foregoing assumptions should not be deemed indicative of or a prediction of future actual results. It is the opinion of our management that the space for expiring leases will be re-leased at market rates existing at the time of the expiration of those leases.
1580: 1581: 1582:

In April 2000, our environmental consultants, ATC Associates, Inc., performed a Phase I environmental site assessment at the Gateway Market Center. Prior environmental assessments conducted at the site identified the presence of dry-cleaning solvents in the groundwater extending from the location of a former dry cleaner tenant toward the site boundary. The site has been accepted into the Florida dry-cleaning solvent program. Assessment and clean up under the program is implemented according to a priority ranking system established by the Florida Department of Environmental Protection. In view of the site's priority ranking as of May 2000, we estimate the site will most likely not be addressed for clean up under the program for at least five years.

1583: 1584:

We do not plan on conducting our own rehabilitation activities. Instead, we intend to have the property assessed and, if necessary, cleaned up through the Florida program whenever the program is ready to start clean up of the property.

1585: 1586:

Despite the remote environmental exposures presented by the former dry cleaners at the site it was deemed prudent by us to purchase an environmental liability insurance policy to protect against these known and other unknown environmental conditions. The policy term is 10 years with limits of liability of $2 million (subject to a $5,000 deductible) for an annual premium of $10,614.

1587: 1588:

We received an appraisal which states that it was prepared in conformity with the Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported an "As Is" market value for Gateway Market Center as of June 26, 2000, of $21,200,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

1589: 1590:

1591:

1592:

Pleasant Hill Square, Duluth, Georgia

1593: 1594:

On May 15, 2000, we purchased an existing shopping center known as Pleasant Hill Square located on approximately 26.574 acres and containing 282,137 gross leasable square feet. The center is located on the south side of Pleasant Hill Road approximately six-tenths of a mile west of the Pleasant Hill Road and I-85 intersection.

1595: 1596:

We purchased Pleasant Hill Square from an unaffiliated third party. Our total acquisition cost, including expenses, was approximately $34,500,000. This amount may increase as a result of our agreement, as contained in the purchase contract, to adjust the purchase price based upon lease rates achieved if and when certain stores which were vacant at the time the purchase contract was signed, become leased and the new tenants begin paying rent. Prior to closing, three of the vacant stores were leased to three different tenants. When these tenants begin paying rent, we are required to pay the seller approximately $69,000 as a purchase price adjustment. An additional purchase price adjustment may be required, depending on the lease rates achieved, when the remaining 3,467 square feet of vacant space is leased. In addition we may incur additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is approximately $122 per square foot of leasable space, which consists of the following:

1597: 1598:

1599: 1601: 1603: 1605: 1606: 1608: 1610: 1612: 1613: 1615: 1617: 1619: 1620: 1621: 1622: 1623: 1624: 1625: 1627: 1629: 1630: 1631: 1632: 1633: 1634:
1600: *	1602: Purchase Price	1604: $ 34,240,000
1607: *	1609: Acquisition costs to third parties	1611: 101,500
1614: *	1616: Financing costs to third parties	1618: 139,400

	1626: Total	1628: $ 34,480,900

1635: 1636: 1637:

We purchased this property with our own funds and the proceeds of a new first mortgage loan from LaSalle Bank National Association, which secures a promissory note in the amount of $17,120,000. The promissory note requires monthly payments of interest only at a floating rate per annum of 140 basis points over a LIBOR related index (which equates to an interest rate of 8.02% as of September 30, 2000), is due June 1, 2005 with the possibility of extension for 24 additional months and may be paid at any time prior to maturity without penalty.

1638:

In evaluating this property as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that the shopping center is located within a vibrant economic area. We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

1639: 1640:

We do not anticipate making any significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

1641: 1642:

Pleasant Hill Square was a two-phase development. Phase I was completed in September of 1997, and Phase II was completed in the first quarter of 2000. It is comprised of two one-story, multi-tenant, retail buildings and one single outlot building. Another 25,000 square foot outlot building at the northeast corner of the shopping center, occupied by Rooms To Go, was not acquired by us and is owned by an unaffiliated third party. As of September 1, 2000, this property was approximately 99% leased.

1643: 1644:

Three tenants, JCPenney Home Store (a home furnishings store), Toys "R" Us (a retailer of toys) and JoAnn Fabrics (a retailer of fabrics and craft supplies), each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

1645: 1646: 1647: 1648: 1649: 1650: 1652: 1653: 1654: 1655: 1656: 1658: 1659: 1661: 1662: 1663: 1664: 1665: 1667: 1669: 1671: 1673: 1675: 1676: 1678: 1680: 1682: 1684: 1686: 1688: 1689: 1691: 1693: 1695: 1697: 1699: 1701: 1702: 1703: 1704: 1705: 1707: 1709: 1711: 1712: 1714: 1715: 1716: 1718: 1720: 1722: 1723: 1725: 1726: 1727: 1729: 1731: 1733: 1734: 1736: 1737: 1738: 1740: 1742: 1744: 1745: 1746: 1747: 1748: 1749: 1750: 1751: 1752: 1754: 1756: 1758: 1760: 1762: 1764: 1765: 1767: 1768: 1769: 1771: 1773: 1775: 1776: 1778: 1779: 1780: 1782: 1784: 1786: 1787: 1789: 1790: 1791: 1793: 1795: 1797: 1798: 1799: 1800: 1801: 1802: 1803: 1804: 1805: 1807: 1809: 1811: 1813: 1815: 1817: 1818: 1819: 1820: 1821: 1823: 1825: 1827: 1828: 1830: 1831: 1832: 1834: 1836: 1838: 1839: 1841: 1842: 1843: 1845: 1847: 1849: 1850: 1852: 1853: 1854: 1856: 1858: 1860: 1861: 1863: 1864: 1865: 1867: 1869: 1871: 1872:
1651: Base Rent
	1657: Approximate		1660: Per Square
	1666: GLA Leased	1668: % of Total	1670: Foot Per	1672: Lease	1674: Term
1677: Lessee	1679: (Sq. Ft.)	1681: GLA	1683: Annum ($)	1685: Beginning	1687: To
1690: JCPenney Home Store	1692: 50,000	1694: 18	1696: 9.00	1698: 08/97	1700: 08/02
			1706: 9.90	1708: 09/02	1710: 08/07
1713: Option 1			1717: 10.89	1719: 09/07	1721: 08/12
1724: Option 2			1728: 11.98	1730: 09/12	1732: 08/17
1735: Option 3			1739: 13.18	1741: 09/17	1743: 08/22

1753: Toys R Us	1755: 48,134	1757: 17	1759: 9.00	1761: 09/97	1763: 01/08
1766: Option 1			1770: 10.00	1772: 02/08	1774: 01/13
1777: Option 2			1781: 10.50	1783: 02/13	1785: 01/18
1788: Option 3			1792: 11.00	1794: 02/18	1796: 01/23

1806: JoAnn's Fabrics	1808: 45,970	1810: 16	1812: 11.00	1814: 05/00	1816: 04/06
			1822: 11.50	1824: 05/06	1826: 04/10
1829: Option 1			1833: 12.00	1835: 05/10	1837: 04/15
1840: Option 2			1844: 12.50	1846: 05/15	1848: 04/20
1851: Option 3			1855: 13.00	1857: 05/20	1859: 04/25
1862: Option 4			1866: 13.50	1868: 05/25	1870: 04/30
1873: 1874: 1875:

For federal income tax purposes, the depreciable basis in this property will be approximately $29,631,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively. Real estate taxes for 2000 are $328,103.

1876: 1877:

As of September 1, 2000, a total of 278,670 square feet was leased to 20 tenants at this property. The following tables set forth certain information with respect to those leases:

1878: 1879: 1880: 1881: 1883: 1884: 1886: 1888: 1890: 1891: 1893: 1895: 1897: 1899: 1901: 1903: 1904: 1905: 1906: 1907: 1908: 1909: 1910: 1911: 1913: 1915: 1917: 1919: 1921: 1923: 1924: 1926: 1928: 1930: 1932: 1934: 1936: 1937: 1939: 1941: 1943: 1945: 1947: 1949: 1950: 1952: 1954: 1956: 1958: 1960: 1962: 1963: 1965: 1967: 1969: 1971: 1973: 1975: 1976: 1978: 1980: 1982: 1984: 1986: 1988: 1989: 1991: 1993: 1995: 1997: 1999: 2001: 2002: 2004: 2006: 2008: 2010: 2012: 2014: 2015: 2017: 2019: 2021: 2023: 2025: 2027: 2028: 2030: 2032: 2034: 2036: 2038: 2040: 2041: 2043: 2045: 2047: 2049: 2051: 2053: 2054: 2056: 2058: 2060: 2062: 2064: 2066: 2067: 2069: 2071: 2073: 2075: 2077: 2079: 2080: 2082: 2084: 2086: 2088: 2090: 2092: 2093: 2095: 2097: 2099: 2101: 2103: 2105: 2106: 2108: 2110: 2112: 2114: 2116: 2118: 2119: 2121: 2123: 2125: 2127: 2129: 2131: 2132: 2134: 2136: 2138: 2140: 2142: 2144: 2145: 2147: 2149: 2151: 2153: 2155: 2157: 2158: 2160: 2162: 2164: 2166: 2168: 2170: 2171: 2173: 2175: 2176: 2177: 2178: 2179: 2180: 2181: 2182: 2183: 2184: 2185: 2186: 2187:
	1882: ApproximateGLA Leased		1885: Renewal	1887: Current Annual	1889: Base Rent Per Square Foot
1892: Lessee (1)	1894: (Sq. Ft.)	1896: Lease Ends	1898: Options	1900: Rent ($)	1902: Per Annum ($)

1912: Atlanta Sewing Center	1914: 3,000	1916: 03/01	1918: 1/2 yr.	1920: 49,500	1922: 16.50
1925: AT&T Wireless	1927: 2,500	1929: 07/02	1931: 3/5 yr.	1933: 43,325	1935: 17.33
1938: Cargo Furniture	1940: 4,000	1942: 08/02	1944: 2/5 yr.	1946: 70,200	1948: 17.55
1951: Image Salon	1953: 2,000	1955: 09/02	1957: 1/5 yr.	1959: 33,000	1961: 16.50
1964: Busy Body	1966: 4,000	1968: 09/02	1970: 2/5 yr.	1972: 64,000	1974: 16.00
1977: Old Navy	1979: 25,571	1981: 01/05	1983: 2/5 yr.	1985: 253,409	1987: 9.91
1990: Volt Information Sciences, Inc.	1992: 2,000	1994: 07/05	1996: 1/3 yr.	1998: 38,000	2000: 19.00
2003: JCPenney Home Store	2005: 50,000	2007: 08/07	2009: 3/5 yr.	2011: 450,000	2013: 9.00
2016: SPA Sydell of Gwinnett	2018: 4,300	2020: 10/07	2022: 1/5 yr.	2024: 78,991	2026: 18.37
2029: Athen's Pizza	2031: 4,000	2033: 01/08	2035: 1/5 yr.	2037: 74,000	2039: 18.50
2042: Toys "R" Us	2044: 48,134	2046: 01/08	2048: 3/5 yr.	2050: 433,206	2052: 9.00
2055: Joseph A. Bank Clothiers	2057: 5,000	2059: 01/08	2061: 2/5 yr.	2063: 101,250	2065: 20.25
2068: La Madeleine of Georgia	2070: 4,500	2072: 01/08	2074: 2/5 yr.	2076: 90,810	2078: 20.18
2081: Athlete's Foot	2083: 4,000	2085: 06/10	2087: 2/5 yr.	2089: 66,000	2091: 16.50
2094: Hit or Miss (2)	2096: 8,000	2098: 07/10	2100: 2/5 yr.	2102: 135,600	2104: 16.95
2107: Wedding Group One (2)	2109: 4,800	2111: 08/10	2113: 1/5 yr.	2115: 79,200	2117: 16.50
2120: JoAnn's Fabrics	2122: 45,970	2124: 01/11	2126: 4/5 yr.	2128: 505,670	2130: 11.00
2133: On The Border	2135: 7,846	2137: 05/12	2139: 4/5 yr.	2141: 100,000	2143: 12.75
2146: Barnes & Noble Superstore	2148: 25,000	2150: 07/12	2152: 3/5 yr.	2154: 457,500	2156: 18.30
2159: Staples	2161: 24,049	2163: 07/14	2165: 3/5 yr.	2167: 266,944	2169: 11.10
2172: Vacant	2174: 3,467

2188: 2189: 2190:
  2191: 2192:
  In general, except for JoAnn's Fabrics, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount. Old Navy, Joseph A. Bank Clothiers, La Madeleine of Georgia, Athlete's Foot, JoAnn's Fabrics, On The Border, and Barnes & Noble Superstores, are required to pay, as additional rent, a percentage of gross sales if gross sales exceed a prescribed amount. Athlete's Foot has the right to cancel their lease after five years.
  2193: 2194:

  At the closing of our purchase of this property an escrow was established which will be available to disburse to us on a monthly basis an amount equal to the rent, common area maintenance charges, real estate taxes and insurance relating to space that was vacant at the time of closing, including space for which a tenant had executed a lease and as of the closing had not yet moved in or commenced paying rent. The amount deposited in the escrow was equal to 24 months of estimated rent and cost reimbursements for the vacant, unleased space at the time of closing and a lesser amount for space which was leased but not yet occupied. In addition, the escrow includes an amount for the estimated cost of tenant improvements and lease commissions for a portion of the vacant space which will be available to us to cover such costs. Should the actual costs exceed the estimated amount, the seller will be required to pay the excess amount.

  2195: 2196:
  This space is leased but the tenant has not begun paying rent.
2197: 2198: 2199:

 2200: 2201: 2203: 2205: 2207: 2209: 2211: 2213: 2215: 2217: 2218: 2219: 2220: 2221: 2222: 2223: 2224: 2225: 2226: 2227: 2229: 2231: 2233: 2235: 2237: 2239: 2241: 2243: 2244: 2246: 2248: 2250: 2252: 2254: 2256: 2258: 2260: 2261: 2263: 2265: 2267: 2269: 2271: 2273: 2275: 2277: 2278: 2280: 2282: 2284: 2286: 2288: 2290: 2292: 2294: 2295: 2297: 2299: 2301: 2303: 2305: 2307: 2309: 2311: 2312: 2314: 2316: 2318: 2320: 2322: 2324: 2326: 2328: 2329: 2331: 2333: 2335: 2337: 2339: 2341: 2343: 2345: 2346: 2348: 2350: 2352: 2354: 2356: 2358: 2360: 2362: 2363: 2365: 2367: 2369: 2371: 2373: 2375: 2377: 2379: 2380: 2382: 2384: 2386: 2388: 2390: 2392: 2394: 2396: 2397:
2202: Year Ending December 31,	2204: Number of Leases Expiring	2206: Approx. GLA of Expiring Leases (Sq. Ft.)	2208: Annual Base Rent of Expiring Leases ($)	2210: Total Annual Base Rent (1) ($)	2212: Average Base Rent Per Square Foot Under Expiring Leases ($)	2214: Percent of Total Building GLA Represented By Expiring Leases (%)	2216: Percent of Annual Base Rent Represented By Expiring Leases (2) (%)

2228: 2000	2230: -	2232: -	2234: -	2236: 3,390,643	2238: -	2240: -	2242: -
2245: 2001	2247: 1	2249: 3,000	2251: 49,500	2253: 3,341,143	2255: 16.50	2257: 1.06	2259: 1.48
2262: 2002	2264: 4	2266: 10,000	2268: 212,700	2270: 3,343,318	2272: 21.27	2274: 3.54	2276: 6.36
2279: 2003	2281: -	2283: -	2285: -	2287: 3,206,780	2289: -	2291: -	2293: -
2296: 2004	2298: -	2300: -	2302: -	2304: 3,222,310	2306: -	2308: -	2310: -
2313: 2005	2315: 2	2317: 27,571	2319: 291,447	2321: 3,222,310	2323: 10.57	2325: 9.77	2327: 9.04
2330: 2006	2332: -	2334: -	2336: -	2338: 2,957,557	2340: -	2342: -	2344: -
2347: 2007	2349: 2	2351: 54,300	2353: 581,086	2355: 2,980,542	2357: 10.70	2359: 19.25	2361: 19.50
2364: 2008	2366: 4	2368: 61,634	2370: 738,863	2372: 2,399,456	2374: 11.99	2376: 21.85	2378: 30.79
2381: 2009	2383: -	2385: -	2387: -	2389: 1,660,593	2391: -	2393: -	2395: -
2398: 2399: 2400:
  2401: 2402:
  This column represents annualized base rent. For purposes of this column, we made no assumptions regarding the re-leasing of expiring leases. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease.
  2403: 2404:
  In view of the assumption made with regard to Total Annual Base Rent as explained in footnote (1), the percentages shown may not be reflective of the expected actual percentages.
  2405: 2406:
  The foregoing assumptions should not be deemed indicative of or a prediction of future actual results. It is the opinion of our management that the space for expiring leases will be re-leased at market rates existing at the time of the expiration of those leases.
2407: 2408: 2409:

We received an appraisal which states that it was prepared in conformity with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported a fair market value for Pleasant Hill Square, as of February 15, 2000, of $35,000,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

2410: 2411:

2412:

Conway Plaza, Orlando, Florida

2413: 2414:

On February 9, 2000, we purchased an existing shopping center known as Conway Plaza located on approximately 17 acres and containing 119,123 gross leasable square feet. Conway Plaza Shopping Center is a food-anchored community shopping center located at the southeast corner of Curry Ford and Conway Roads in Orange County, Orlando, Florida.

2415: 2416:

We purchased Conway Plaza from an unaffiliated third party by paying the entire purchase price we paid for the property in cash. The property was subsequently financed with a note in the amount of $5,000,000 which requires monthly payments of interest only at a floating rate per annum of 165 basis points over a LIBOR related index (which equates to an interest rate of 8.27% as of September 30, 2000), is due June 1, 2005. Our wholly owned Florida limited liability company, Inland Southeast Conway, L.L.C., owns the entire fee simple interest in Conway Plaza. Our total acquisition cost, including expenses, was $8,540,363. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is approximately $72 per square foot of leasable space, which consists of the following:

2417: 2418:

2419: 2421: 2423: 2425: 2426: 2428: 2430: 2432: 2433: 2434: 2435: 2436: 2437: 2438: 2440: 2442: 2443:
2420: *	2422: Purchase Price	2424: $ 8,500,000
2427: *	2429: Acquisition costs to third parties	2431: 40,363

	2439: TOTAL	2441: $ 8,540,363
2444:
2445: 2446: 2447:

In evaluating this property as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that the shopping center is located within a vibrant economic area. We did not consider any other factors materially relevant to the decision to acquire this property.

2448: 2449:

We anticipate expending not more than approximately $350,000 for roof repairs and parking lot and landscaping improvements over the next one to two years. It is unlikely that the majority of such expenditures will be passed through to the tenants.

2450: 2451:

An environmental assessment conducted in 1994 identified the presence of tetrachloroethylene (PCE) and trichloroethylene (TCE) in the groundwater at the property. The PCE and TCE were reportedly present as the result of releases primarily from a dry cleaner located adjacent to our property, and secondarily, from a dry cleaner that for approximately 30 years, and until August 1998, was a tenant at our property. Based upon a sampling of groundwater in January 2000, there is an environmental risk at the site but we have been advised that it appears to be relatively low because the on-site contamination measured in water samples taken in 1994 has diminished significantly. Additionally, based upon the results of the sampling in January 2000 of surface water, we have been advised that there is no apparent environmental risk off our site as nothing of environmental concern was detected in the water samples taken from the lake adjacent to and downgradient of our property. Therefore, we do not at this time anticipate any third-party having a legal basis for making a claim or filing a lawsuit against us for existing conditions.

2452: 2453:

The federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") imposes strict liability for all cleanup costs on the current owner of property where there has been a release or threatened release of hazardous substances. PCE and TCE are such hazardous substances. While the federal government under CERCLA may always perform a response action at the facility or require the owner to do so, in light of the fact that the State of Florida is dealing with the property as explained below and given the facts known to date, absent changed circumstances, we have been advised that such possibility is small. In addition, there has been no indication that the federal government is interested in the site.

2454: 2455:

The State of Florida has established a state-funded dry cleaning solvent cleanup program to clean up properties that are contaminated as a result of the operations of a dry cleaning facility. This program is administered by the Florida Department of Environmental Protection. The program limits the liability of the owner, operator and real property owner of facilities for cleanup of solvent contamination if certain stated conditions are met.

2456: 2457:

The former tenant submitted an application for eligibility in the Florida program in December 1996. The site was accepted in the program in April 1997 with a deductible of $1,000. Assessment and cleanup under the program is implemented according to a priority ranking system established by the Florida Department of Environmental Protection. In view of the site's priority ranking as of January 2000, the site will most likely not be addressed for cleanup under the program until at least the year 2001. The adjacent off-site dry cleaner has also been accepted in the program and its cleanup will be scheduled concurrently with our property. Even though our property may have been contaminated by the upgradient and adjacent dry cleaner, there presently is probably no possibility of our recovering anything from that entity.

2458: 2459:

Regardless of a site's eligibility for this program, real property owners are authorized to conduct rehabilitation activities at any time. The law provides limited liability protection under certain conditions. However, the owner may not seek cost recovery from the Florida fund.

2460: 2461:

We do not plan on conducting our own rehabilitation activities. Instead, we intend to have the property assessed and, if necessary, cleaned up through the Florida program whenever the program is ready to start clean up of the property.

2462: 2463:

In addition, we have purchased an environmental impairment insurance policy for known and unknown environmental contamination at the site providing coverage of up to $5 million for each loss and for the total of all losses, for a term of 10 years. The insurance covers on-site cleanup where the cleanup costs result from a governmental mandate of corrective action from pollution conditions at, on or within the site to which the insurance applies. Further, the third party pollution liability coverage will cover sums that we become legally obligated to pay as damages arising out of claims for bodily injury or property damage that result from pollution conditions at, on or emanating from our site.

2464: 2465:

We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions.

2466: 2467:

Conway Plaza, which was constructed between 1966 and 1981 and substantially renovated in 1999 (with Publix being newly rebuilt in 1999), is a single-story, multi-tenant, retail center. As of September 1, 2000, this property was approximately 98% leased. In addition to the main building, there are three outbuildings. The smallest outbuilding consists of three tenant spaces, each of 1,200 square feet. Weighco of Florida and the Nail Salon are tenants in this outbuilding, and one of the tenant spaces is vacant. Separated from the smallest outbuilding by a few feet is the largest outbuilding, consisting of two tenant spaces of 5,100 square feet each and another of 6,015 square feet. The 6,015 square foot space was completely renovated in 1999 and is occupied by Coldwell Banker. Centered Health Care, P.A. and Greenberg Dental are tenants in each of the 5,100 square foot spaces in this larger building. The third outbuilding is a stand alone metal structure of 3,050 square feet leased by Fabriclean.

2468: 2469:

Two tenants, Publix (a supermarket) and Beall's Outlet Store (a discount department clothing store), each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

2470: 2471: 2472: 2474: 2476: 2478: 2481: 2483: 2485: 2486: 2487: 2488: 2489: 2490: 2491: 2492: 2493: 2495: 2497: 2499: 2501: 2503: 2505: 2506: 2508: 2509: 2510: 2512: 2514: 2516: 2517: 2518: 2519: 2520: 2521: 2522: 2523: 2524: 2526: 2528: 2530: 2532: 2534: 2536: 2537: 2539: 2540: 2541: 2543: 2545: 2547: 2548: 2550: 2551: 2552: 2554: 2555: 2556: 2557:
2473: Lessee	2475: Approximate GLA Leased (Sq. Ft.)	2477: % of Total GLA	2479: Base Rent Per Square Foot Per Annum 2480: ($)	2482: Lease Term Beginning	2484: Lease Term To

2494: Publix	2496: 37,888	2498: 32	2500: 7.75	2502: 10/99	2504: 10/19
2507: Options (1)			2511: 7.75	2513: 11/19	2515: 10/49

2525: Beall's Outlet Store	2527: 12,000	2529: 10	2531: 5.00	2533: 05/97	2535: 04/01
2538: Options (2)			2542: 5.25 to	2544: 05/01	2546: 04/25
2549:			2553: 7.00
2558: 2559:
  2560: 2561: 2562:
  There are six successive five-year renewal options at the same base rent per square foot per annum.
  2563: 2564:
  There are eight successive three-year renewal options. The base rent per square foot increases by $.25 per square foot for each option.
2565: 2566: 2567:

For federal income tax purposes, our depreciable basis in this property will be approximately $6,394,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively. Real estate taxes for 1999 were $77,772.

2568: 2569:

On September 1, 2000, a total of 116,723 square feet was leased to 21 tenants at this property. The following tables set forth certain information with respect to those leases:

2570: 2571: 2572: 2574: 2576: 2578: 2580: 2583: 2586: 2587: 2588: 2589: 2590: 2591: 2592: 2593: 2594: 2596: 2598: 2600: 2602: 2604: 2606: 2607: 2609: 2611: 2613: 2615: 2617: 2619: 2620: 2622: 2624: 2626: 2628: 2630: 2632: 2633: 2635: 2637: 2639: 2641: 2643: 2645: 2646: 2648: 2650: 2652: 2654: 2656: 2658: 2659: 2661: 2663: 2665: 2667: 2669: 2671: 2672: 2674: 2676: 2678: 2680: 2682: 2684: 2685: 2687: 2689: 2691: 2693: 2695: 2697: 2698: 2700: 2702: 2704: 2706: 2708: 2710: 2711: 2713: 2715: 2717: 2719: 2721: 2723: 2724: 2726: 2728: 2730: 2732: 2734: 2736: 2737: 2739: 2741: 2743: 2745: 2747: 2749: 2750: 2752: 2754: 2756: 2758: 2760: 2762: 2763: 2765: 2767: 2769: 2771: 2773: 2775: 2776: 2778: 2780: 2782: 2784: 2786: 2788: 2789: 2791: 2793: 2795: 2797: 2799: 2801: 2802: 2804: 2806: 2808: 2810: 2812: 2814: 2815: 2817: 2819: 2821: 2823: 2825: 2827: 2828: 2830: 2832: 2834: 2836: 2838: 2840: 2841: 2843: 2845: 2847: 2849: 2851: 2853: 2854: 2856: 2858: 2860: 2862: 2864: 2866: 2867: 2869: 2871: 2873: 2875: 2877: 2879: 2880: 2882: 2884: 2885: 2886: 2887: 2888: 2889:
2573: Lessee (1)	2575: Approximate GLA Leased (Sq. Ft.)	2577: Lease Ends	2579: Renewal Options	2581: Current Annual Rent 2582: ($)	2584: Base Rent Per Square Foot Per Annum 2585: ($)

2595: Nail Salon	2597: 1,200	2599: 12/00	2601: -	2603: 12,600	2605: 10.50
2608: Fabriclean	2610: 3,050	2612: 01/01	2614: -	2616: 24,980	2618: 8.19
2621: Beall's Outlet Store	2623: 12,000	2625: 04/01	2627: 8/3 yr.	2629: 60,000	2631: 5.00
2634: A+ Liquors	2636: 1,300	2638: 04/01	2640: -	2642: 13,162	2644: 10.12
2647: Coldwell Banker	2649: 6,015	2651: 07/01	2653: -	2655: 50,745	2657: 8.44
2660: Players Sport Pub	2662: 5,700	2664: 08/01	2666: -	2668: 50,018	2670: 8.95
2673: Players Sport Pub (2)	2675: 1,400	2677: 08/01	2679: -	2681: 1,204	2683: 0.86
2686: Sunshine Laundry	2688: 1,800	2690: 12/01	2692: 1/5 yr.	2694: 22,291	2696: 12.38
2699: Great Clips	2701: 1,600	2703: 09/02	2705: -	2707: 16,000	2709: 10.00
2712: Greeting Card Depot	2714: 1,500	2716: 03/03	2718: -	2720: 16,224	2722: 10.82
2725: Henry's Vacuum	2727: 1,200	2729: 07/03	2731: -	2733: 12,600	2735: 10.50
2738: Weighco of Florida	2740: 1,200	2742: 07/03	2744: -	2746: 13,260	2748: 11.05
2751: Nature's Market	2753: 2,200	2755: 10/03	2757: -	2759: 22,000	2761: 10.00
2764: Advance America	2766: 1,600	2768: 12/04	2770: -	2772: 17,600	2774: 11.00
2777: Dollar Tree Store	2779: 5,400	2781: 01/05	2783: 2/5 yr.	2785: 43,200	2787: 8.00
2790: Eckerd Drugs	2792: 10,260	2794: 01/05	2796: 4/5 yr.	2798: 42,270	2800: 4.12
2803: Paramount Health Club	2805: 8,410	2807: 03/05	2809: -	2811: 63,075	2813: 7.50
2816: Jackson Hewitt Tax	2818: 1,200	2820: 06/05	2822: -	2824: 14,400	2826: 12.00
2829: Centered Health Care	2831: 5,100	2833: 12/06	2835: -	2837: 51,000	2839: 10.00
2842: Hua Xiu Chinese Food Take Out Restaurant	2844: 1,600	2846: 04/07	2848: -	2850: 16,480	2852: 10.30
2855: Greenberg Dental	2857: 5,100	2859: 12/09	2861: -	2863: 35,000	2865: 6.86
2868: Publix	2870: 37,888	2872: 10/19	2874: 6/5 yr.	2876: 293,632	2878: 7.75
2881: Vacant (3)	2883: 2,400
2890: 2891: 2892:
  2893: 2894:
  In general, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount. Publix, Beall's Outlet Store and Eckerd Drugs are required to pay, as additional rent, a percentage of gross sales if gross sales exceed a prescribed amount, subject, in the case of Beall's Outlet Store, to a specified maximum amount. However, none are currently paying percentage rent since their gross sales have not reached the prescribed amounts. Beall's Outlet Store does not pay its proportionate share of any expenses.
  2895: 2896:
  This lease is for storage space.
  2897:
  At closing, approximately $107,525 was placed in escrow and is available for a period of 23 months following the closing of our purchase of this property (i.e., until January 2002) for disbursement to us for rent, common area maintenance charges, real estate taxes and insurance relating to 3,600 square feet of vacant space at the time of acquisition. Of these escrowed funds, $55,590 remain available to be paid to us at the annual rate of $14.50 per square foot for base rent and $2.25 per square foot for common area maintenance, real estate taxes and insurance for 2,400 square feet of such vacant space. Payments are to be made to us monthly from that escrow if the spaces remain vacant during the 23-month period. When all or part of such vacant space is rented, and the new tenant begins paying full current rent and reimbursable expenses, the amount we will be entitled to receive from the escrow will be reduced or eliminated. The seller is also responsible for all leasing commissions, tenant improvements and all other costs associated with placing tenants in the vacant space. In addition, a $15,000 escrow has been established for the seller's obligation to perform certain parking lot paving and building cleaning, patching, caulking and painting.
2898: 2899: 2900: 2901: 2902: 2904: 2906: 2908: 2911: 2913: 2915: 2917: 2919: 2920: 2921: 2922: 2923: 2924: 2925: 2926: 2927: 2928: 2929: 2931: 2933: 2935: 2937: 2939: 2941: 2943: 2945: 2946: 2948: 2950: 2952: 2954: 2956: 2958: 2960: 2962: 2963: 2965: 2967: 2969: 2971: 2973: 2975: 2977: 2979: 2980: 2982: 2984: 2986: 2988: 2990: 2992: 2994: 2996: 2997: 2999: 3001: 3003: 3005: 3007: 3009: 3011: 3013: 3014: 3016: 3018: 3020: 3022: 3024: 3026: 3028: 3030: 3031: 3033: 3035: 3037: 3039: 3041: 3043: 3045: 3047: 3048: 3050: 3052: 3054: 3056: 3058: 3060: 3062: 3064: 3065: 3067: 3069: 3071: 3073: 3075: 3077: 3079: 3081: 3082: 3084: 3086: 3088: 3090: 3092: 3094: 3096: 3098: 3099:
2903: Year Ending December 31,	2905: Number of Leases Expiring	2907: Approx. GLA of Expiring Leases (Sq. Ft.)	2909: Annual Base Rent of Expiring Leases 2910: ($)	2912: Total Annual Base Rent (1) ($)	2914: Average Base Rent Per Square Foot Under Expiring Leases ($)	2916: Percent of Total Building GLA Represented by Expiring Leases (%)	2918: Percent of Annual Base Rent Represented by Expiring Leases (2) (%)

2930: 2000	2932: 1	2934: 1,200	2936: 12,600	2938: 868,208	2940: 10.50	2942: 1.01	2944: 1.45
2947: 2001	2949: 6	2951: 31,265	2953: 224,065	2955: 888,876	2957: 7.17	2959: 26.25	2961: 25.21
2964: 2002	2966: 1	2968: 1,600	2970: 16,975	2972: 675,909	2974: 10.61	2976: 1.34	2978: 2.51
2981: 2003	2983: 4	2985: 6,100	2987: 73,308	2989: 668,717	2991: 12.02	2993: 5.12	2995: 10.96
2998: 2004	3000: 1	3002: 1,600	3004: 19,808	3006: 602,499	3008: 12.38	3010: 1.34	3012: 3.29
3015: 2005	3017: 4	3019: 25,270	3021: 173,334	3023: 587,168	3025: 6.86	3027: 21.21	3029: 29.52
3032: 2006	3034: 1	3036: 5,100	3038: 60,894	3040: 417,930	3042: 11.94	3044: 4.28	3046: 14.57
3049: 2007	3051: 1	3053: 1,600	3055: 19,664	3057: 359,346	3059: 12.29	3061: 1.34	3063: 5.47
3066: 2008	3068: -	3070: -	3072: -	3074: 341,532	3076: -	3078: -	3080: -
3083: 2009	3085: 1	3087: 5,100	3089: 49,800	3091: 343,432	3093: 9.76	3095: 4.28	3097: 14.50
3100: 3101: 3102:
  3103: 3104:
  This column represents annualized base rent. For purposes of this column, we made no assumptions regarding the re-leasing of expiring leases. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease.
  3105: 3106:
  In view of the assumption made with regard to Total Annual Base Rent as explained in footnote (1), the percentages shown may not be reflective of the expected actual percentages.
  3107:
  The foregoing assumptions should not be deemed indicative of or a prediction of future actual results. It is the opinion of our management that the space for expiring leases will be re-leased at market rates existing at the time of the expiration of those leases.
3108: 3109: 3110:

We received an appraisal which states that it was prepared in conformity with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported a fair market value for Conway Plaza, as of December 26, 1999, of $8,800,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

3111: 3112:

Casselberry Commons, Casselberry, Florida

3113: 3114:

On December 30, 1999, we purchased a shopping center known as Casselberry Commons, containing 227,664 gross leasable square feet, by acquiring from Inland Southeast Investment Corporation ("ISIC"), which is an affiliate of our Advisor, a 100% ownership interest in Inland Southeast Casselberry, L.L.C. Our affiliate purchased the property from an unaffiliated third party on our behalf in contemplation of our having this equity offering. We acquired the property from our affiliate for its costs after our receipt of proceeds from this equity offering. Inland Southeast Casselberry, L.L.C. owns the entire fee simple interest in Casselberry Commons. The shopping center site consists of approximately 21.87 acres.

3115: 3116:

Casselberry Commons is located at the northwest corner of State Road 436 (Semoran Boulevard) and Howell Branch Road in Seminole County, City of Casselberry, a suburb of northeast Orlando, Florida.

3117: 3118:

ISIC, through its wholly owned limited liability company, Inland Southeast Casselberry, L.L.C., purchased Casselberry Commons on April 30, 1999 from an unaffiliated third party. The $17,766,370 we paid for this property represents all of the acquisition costs and financing costs incurred by ISIC in connection with its acquisition and financing of the property as of the date of our purchase of its ownership interest in Inland Southeast Casselberry, L.L.C. The purchase price we paid for the property is approximately $78 per square foot of leasable space, and consists of the following:

3119: 3120:

3121: 3123: 3125: 3127: 3128: 3130: 3132: 3134: 3135: 3137: 3139: 3141: 3142: 3144: 3146: 3148: 3149: 3150: 3151: 3152: 3153: 3154: 3156: 3158: 3159: 3160: 3161: 3162: 3163:
3122: *	3124: Purchase Price paid by ISIC	3126: $ 17,406,000
3129: *	3131: Acquisition costs paid by ISIC to third parties	3133: 147,491
3136: *	3138: Financing costs paid by ISIC to an Inland affiliate	3140: 54,046
3143: *	3145: Financing costs paid by ISIC to third parties	3147: 158,833

	3155: TOTAL	3157: $ 17,766,370

3164:
3165: 3166: 3167:

We paid a total of $3,790,242 for the benefit of ISIC since the outstanding balance of the first mortgage loan and certain prorations were credited against the purchase price. That amount, together with $145,639 provided by ISIC (for a total of $3,935,881), was paid part to Inland Mortgage Investment Corporation and part to Inland Real Estate Investment Corporation, both Inland affiliated companies, as payment in full of two promissory notes evidencing loans made to ISIC in connection with its purchase of the property. The promissory notes provided for the payment of interest only at the rates of 10.9% per annum and 8% per annum, respectively.

3168: 3169:

In evaluating this property as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that the shopping center is located within a vibrant economic area. We did not consider any other factors materially relevant to the decision to acquire this property.

3170: 3171:

3172:

We do not anticipate making any significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

3173: 3174:

We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions.

3175: 3176:

We purchased this property subject to a mortgage, security agreement and an assignment of leases, rents and contract rights in favor of AmSouth Bank, which secured two promissory notes in the aggregate principal amount of $13,924,800. One promissory note is in the principal amount of $8,703,000, requires monthly payments of interest only at a fixed rate of 7.64% and is due April 29, 2006. Payment of all or part of this note before maturity requires a prepayment premium determined according to an equivalent yield formula, the effect of which is to provide the lender with the same yield until maturity on the loan as if the loan had not been paid off. The other note was in the principal amount of $5,221,800, required monthly payments of interest only at a floating rate per annum of 2.5% over a 30-day LIBOR rate (which equated to an interest rate of 8.3% as of the date of acquisition of this property), and originally was due April 29, 2000. This note was extended to October 29, 2000 and in connection with the extension, we paid the loan down by $1,305,250 so that the balance of this note after such payment was $3,916,550. An additional principal reduction payment of $1,000,000 was paid on this note in July 2000, and the balance was paid in full in September 2000.

3177: 3178:

Casselberry Commons, which was originally constructed in 1973 and completely renovated in 1998, consists of four separate buildings. In addition to the main building, there are three outlot buildings, which are leased to Burger King, LensCrafters and Patsino's Restaurant. Not included in the property we purchased are two undeveloped outparcels and developed outparcels occupied by an Arby's Restaurant, Washington Mutual Bank and Specialty Imaging Services. As of September 1, 2000, this property was approximately 96% leased. Two tenants, Publix (a supermarket) and Ross Stores, Inc. (a discount department clothing store), each lease more than 10% of the gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

3179: 3180: 3181: 3183: 3185: 3187: 3190: 3192: 3194: 3195: 3197: 3199: 3201: 3203: 3205: 3207: 3208: 3210: 3211: 3212: 3214: 3216: 3218: 3219: 3221: 3222: 3223: 3225: 3227: 3229: 3230: 3232: 3233: 3234: 3236: 3238: 3240: 3241: 3242: 3243: 3244: 3245: 3246: 3247: 3248: 3250: 3252: 3254: 3256: 3258: 3260: 3261: 3263: 3264: 3265: 3267: 3269: 3271: 3272:
3182: Lessee	3184: Approximate GLA Leased (Sq. Ft.)	3186: % of Total GLA	3188: Base Rent Per Square Foot Per Annum($) 3189:	3191: Lease Term Beginning	3193: Lease Term To
3196: Ross Stores	3198: 42,862	3200: 19	3202: 3.75	3204: 05/83	3206: 05/90
3209:			3213: 4.69	3215: 05/90	3217: 05/00
3220:			3224: 3.75	3226: 05/00	3228: 02/03
3231: Options (1)			3235: 3.75	3237: 02/03	3239: 02/18

3249: Publix	3251: 35,930	3253: 16	3255: 5.00	3257: 02/73	3259: 01/12
3262: Options (2)			3266: 5.00	3268: 01/12	3270: 01/32
3273: 3274: 3275:
  3276: 3277:
  There are three remaining successive five-year renewal options at the same base rent per square foot per annum.
  3278: 3279:
  There are four remaining successive five-year renewal options at the same base rent per square foot per annum.
3280: 3281: 3282:

3283:

For federal income tax purposes, our depreciable basis in this property will be approximately $11,169,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively. Real estate taxes for 1999 were $222,091.

3284: 3285:

On September 1, 2000, a total of 218,264 square feet was leased to 36 tenants at this property. The following tables set forth certain information with respect to those leases:

3286: 3287: 3288: 3290: 3292: 3294: 3296: 3300: 3305: 3306: 3307: 3308: 3309: 3310: 3311: 3312: 3313: 3315: 3317: 3319: 3321: 3323: 3325: 3326: 3328: 3330: 3332: 3334: 3336: 3338: 3339: 3341: 3343: 3345: 3347: 3349: 3351: 3352: 3354: 3356: 3358: 3360: 3362: 3364: 3365: 3367: 3369: 3371: 3373: 3375: 3377: 3378: 3380: 3382: 3384: 3386: 3388: 3390: 3391: 3393: 3395: 3397: 3399: 3401: 3403: 3404: 3406: 3408: 3410: 3412: 3414: 3416: 3417: 3419: 3421: 3423: 3425: 3427: 3429: 3430: 3432: 3434: 3436: 3438: 3440: 3442: 3443: 3445: 3447: 3449: 3451: 3453: 3455: 3456: 3458: 3460: 3462: 3464: 3466: 3468: 3469: 3471: 3473: 3475: 3477: 3479: 3481: 3482: 3484: 3486: 3488: 3490: 3492: 3494: 3495: 3497: 3499: 3501: 3503: 3505: 3507: 3508: 3510: 3512: 3514: 3516: 3518: 3520: 3521: 3523: 3525: 3527: 3529: 3531: 3533: 3534: 3536: 3538: 3540: 3542: 3544: 3546: 3547: 3549: 3551: 3553: 3555: 3557: 3559: 3560: 3562: 3564: 3566: 3568: 3570: 3572: 3573: 3575: 3577: 3579: 3581: 3583: 3585: 3586: 3588: 3590: 3592: 3594: 3596: 3598: 3599: 3601: 3603: 3605: 3607: 3609: 3611: 3612: 3614: 3616: 3618: 3620: 3622: 3624: 3625: 3627: 3629: 3631: 3633: 3635: 3637: 3638: 3640: 3642: 3644: 3646: 3648: 3650: 3651: 3653: 3655: 3657: 3659: 3661: 3663: 3664: 3666: 3668: 3670: 3672: 3674: 3676: 3677: 3679: 3681: 3683: 3685: 3687: 3689: 3690: 3692: 3694: 3696: 3698: 3700: 3702: 3703: 3705: 3707: 3709: 3711: 3713: 3715: 3716: 3718: 3720: 3722: 3724: 3726: 3728: 3729: 3730: 3731: 3732: 3733: 3734: 3735: 3736:
3289: Lessee (1) (2)	3291: Approximate GLA Leased (Sq. Ft.)	3293: Lease Ends	3295: Renewal Options	3297: Current Annual Rent 3298: ($) 3299:	3301: Base Rent Per Square Foot Per Annum 3302: 3303: ($) 3304:

3314: Leedy's Books	3316: 1,350	3318: M-T-M	3320: -	3322: 18,900	3324: 14.00
3327: Total Travel	3329: 600	3331: M-T-M	3333: -	3335: 8,232	3337: 13.72
3340: Anthony's Pizza (5)	3342: 1,350	3344: 10/00	3346: 1/3 yr.	3348: 18,981	3350: 14.06
3353: Nail Tip Salon	3355: 625	3357: 03/01	3359: 1/3 yr.	3361: 8,176	3363: 13.08
3366: Fashion Bug	3368: 7,200	3370: 05/01	3372: 3/5 yr.	3374: 13,720	3376: 9.80
3379: The Closet Door	3381: 1,400	3383: 06/01	3385: -	3387: 13,104	3389: 9.36
3392: Radio Shack	3394: 2,400	3396: 10/01	3398: 2/5 yr.	3400: 20,160	3402: 8.40
3405: Sally Beauty Supply	3407: 2,000	3409: 11/02	3411: 1/5 yr.	3413: 26,000	3415: 13.00
3418: Music Shack	3420: 3,200	3422: 12/02	3424: 1/5 yr.	3426: 32,985	3428: 10.31
3431: Bagel King Bakery	3433: 4,320	3435: 12/02	3437: 2/5 yr.	3439: 35,044	3441: 8.11
3444: Ross Stores	3446: 42,862	3448: 01/03	3450: 3/5 yr.	3452: 160,751	3454: 3.75
3457: Dollar Tree Stores	3459: 4,080	3461: 04/03	3463: 2/5 yr.	3465: 44,880	3467: 11.00
3470: Beall's Outlet Stores	3472: 12,000	3474: 04/03	3476: 3/5 yr.	3478: 63,000	3480: 5.25
3483: E-Solutions	3485: 1,350	3487: 04/03	3489: 1/5 yr.	3491: 20,442	3493: 15.14
3496: Vintage Liquors	3498: 2,000	3500: 04/03	3502: 1/3 yr.	3504: 27,000	3506: 13.50
3509: Butler Shoe Repair	3511: 600	3513: 05/03	3515: -	3517: 6,918	3519: 11.53
3522: Dockside Imports	3524: 20,579	3526: 10/03	3528: 2/5 yr.	3530: 98,842	3532: 4.80
3535: Home Care America	3537: 7,000	3539: 10/03	3541: 2/5 yr.	3543: 108,150	3545: 15.45
3548: Clicks #16	3550: 6,051	3552: 10/03	3554: 1/5 yr.	3556: 67,892	3558: 11.22
3561: Big Mail Boxes	3563: 1,800	3565: 11/03	3567: 1/5 yr.	3569: 26,100	3571: 14.50
3574: Trader Publishing Company	3576: 5,000	3578: 11/03	3580: 1/5 yr.	3582: 43,250	3584: 8.65
3587: LensCrafters	3589: 4,200	3591: 02/04	3593: 1/5 yr.	3595: 48,000	3597: 11.43
3600: Patsino's Restaurant	3602: 2,000	3604: 02/04	3606: -	3608: 35,680	3610: 17.84
3613: Centre For Alternative Medicine	3615: 4,292	3617: 04/04	3619: 1/5 yr.	3621: 42,920	3623: 10.00
3626: Mutare Cleaners	3628: 1,780	3630: 08/04	3632: 2/5 yr.	3634: 27,959	3636: 15.71
3639: Burger King	3641: 4,350	3643: 09/04	3645: 1/5 yr.	3647: 38,160	3649: 8.77
3652: Commercial Credit Management	3654: 2,000	3656: 11/04	3658: 1/5 yr.	3660: 30,000	3662: 15.00
3665: Aubergine Bistro	3667: 1,243	3669: 11/04	3671: 1/5 yr.	3673: 15,537	3675: 12.50
3678: K.K. Man	3680: 1,740	3682: 12/04	3684: 2/5 yr.	3686: 26,100	3688: 15.00
3691: Signature Health	3693: 2,000	3695: 04/05	3697: 1/5 yr.	3699: 27,000	3701: 13.50
3704: Blockbuster Video	3706: 5,790	3708: 05/05	3710: 2/5 yr.	3712: 95,535	3714: 16.50
3717: General Nutrition	3719: 1,350	3721: 12/05	3723: 1/5 yr.	3725: 18,900	3727: 14.00

3737: 3738: 3739:

 3740: 3741: 3743: 3745: 3747: 3749: 3753: 3757: 3758: 3760: 3762: 3764: 3766: 3768: 3770: 3771: 3773: 3775: 3777: 3779: 3781: 3783: 3784: 3786: 3788: 3790: 3792: 3794: 3796: 3797: 3799: 3801: 3803: 3805: 3807: 3809: 3810: 3812: 3814: 3815: 3816: 3817: 3818: 3819:
3742: Lessee (1)	3744: Approximate GLA Leased (Sq. Ft.)	3746: Lease Ends	3748: Renewal Options	3750: Current Annual Rent 3751: ($) 3752:	3754: Base Rent Per Square Foot Per Annum 3755: ($) 3756:
3759: Service Merchandise Company (3)	3761: 13,822	3763: 02/09	3765: 3/5 yr.	3767: 119,845	3769: 8.67
3772: Maes Home & Fabric Center	3774: 10,000	3776: 09/09	3778: 3/5 yr.	3780: 72,000	3782: 7.20
3785: Peterson Outdoor Advertising	3787: (BILLBOARD)	3789: 05/09	3791: -	3793: 4,300	3795: N/A
3798: Publix	3800: 35,930	3802: 01/12	3804: 2/5 yr.	3806: 179,650	3808: 5.00
3811: Vacant (4)	3813: 9,400
3820: 3821: 3822:
  3823: 3824:
  In general, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount. Burger King, LensCrafters and Patsino's Restaurant are located on separately assessed parcels for real estate tax purposes and pay their own tax bills. In addition, Radio Shack, General Nutrition, Hancock Fabrics, Publix, Fashion Bug, Beall's Outlet Stores, Shoeworld, Ross Stores, Dockside Imports, Burger King, Patsino's Restaurant and LensCrafters are required to pay, as additional rent, a percentage of gross sales if gross sales exceed a prescribed amount. However, only Burger King is currently paying percentage rent since the gross sales of the other tenants have not reached the prescribed amounts.
  3825: 3826:
  Not included in the list of tenants in the foregoing chart is Kimsworth, Inc. ("Kimsworth"), to which we lease 103,161 square feet, because Kimsworth does not occupy any of that space. We sublease the same space back from Kimsworth for $92,845 per year more than what Kimsworth pays to us as rent for its lease. We in turn sublet that space to occupants who are included among the tenants listed above and who actually occupy the space, including Ross Stores, Service Merchandise Company, Dockside Imports, and Home Care America. The rent we receive from those tenants is included in the rent in the above table.
  3827: 3828:
  Service Merchandise Company ("Service Merchandise") has filed for protection under chapter 11 of the federal bankruptcy laws in order to reorganize its business. It had the right under the bankruptcy laws to terminate its lease with us, but has not rejected that lease. We benefit from the establishment of an escrow which will pay us the amount of rent due from Service Merchandise if Service Merchandise fails to pay the rent itself and for the amount of tenant improvements and leasing commissions we incur if Service Merchandise rejects its lease and the space is leased to a new tenant. This protection for rent payments lasts until the expiration of 180 days after the effective date of a bankruptcy court confirmed plan of reorganization for Service Merchandise which is not modified or revoked during the 180 days to provide for rejection of the lease, or the exhaustion of the $270,358 (the amount of rent due under its lease for two years) that was escrowed for this purpose. The escrow also is holding an additional $207,300 ($15 per square foot) for the mentioned tenant improvements and leasing commissions, which will be available until April 29, 2002. As of November 1, 2000, we have never been required to draw down on this escrow because Service Merchandise has paid its rent each month. We believe it unlikely that this store will close because it is of the newer smaller format that this retailer now prefers.
  3829: 3830:
  At closing, approximately $133,000 was placed in escrow and is available until April 30, 2001 for disbursement to us for rent, real estate taxes, insurance, common area maintenance charges, leasing commissions and tenant improvement costs relating to 3,000 square feet of the vacant space as of the date of acquisition. Approximately $36,800 of these escrowed funds are available to be paid to us at the annual rate of $19 per square foot times the number of square feet of such 3,000 square feet that remains vacant in the month for which payment is made. As of the date of our acquisition of the property, we are entitled to receive $4,750 per month from the escrow. When all or any part of such vacant 3,000 square feet is rented and the new tenant begins paying rent, the amount we will be entitled to receive from the escrow will be reduced or eliminated. In addition, approximately $45,000 of the escrowed funds are available for payment of leasing commissions and tenant improvement costs for such vacant 3,000 square feet, to be disbursed as and when such costs are incurred. The remainder of the escrowed funds are available to us for reimbursement of tenant improvement costs we paid to our seller as part of the purchase price of the property.
  3831: 3832:
  Terms of lease renewal are currently being finalized.
3833: 3834: 3835:

3836:

 3837: 3838: 3840: 3842: 3844: 3847: 3849: 3851: 3853: 3855: 3856: 3857: 3858: 3859: 3860: 3861: 3862: 3863: 3864: 3865: 3867: 3869: 3871: 3873: 3875: 3877: 3879: 3881: 3882: 3884: 3886: 3888: 3890: 3892: 3894: 3896: 3898: 3899: 3901: 3903: 3905: 3907: 3909: 3911: 3913: 3915: 3916: 3918: 3920: 3922: 3924: 3926: 3928: 3930: 3932: 3933: 3935: 3937: 3939: 3941: 3943: 3945: 3947: 3949: 3950: 3952: 3954: 3956: 3958: 3960: 3962: 3964: 3966: 3967: 3969: 3971: 3973: 3975: 3977: 3979: 3981: 3983: 3984: 3986: 3988: 3990: 3992: 3994: 3996: 3998: 4000: 4001: 4003: 4005: 4007: 4009: 4011: 4013: 4015: 4017: 4018: 4020: 4022: 4024: 4026: 4028: 4030: 4032: 4034: 4035:
3839: Year Ending December 31,	3841: Number of Leases Expiring	3843: Approx. GLA of Expiring Leases (Sq. Ft.)	3845: Annual Base Rent of Expiring Leases 3846: ($)	3848: Total Annual Base Rent (1) ($)	3850: Average Base Rent Per Square Foot Under Expiring Leases ($)	3852: Percent of Total Building GLA Represented by Expiring Leases (%)	3854: Percent of Annual Base Rent Represented by Expiring Leases (2) (%)

3866: 2000	3868: 1	3870: 1,350	3872: 18,981	3874: 1,706,989	3876: 14.06	3878: 0.59	3880: 1.11
3883: 2001	3885: 4	3887: 11,625	3889: 110,456	3891: 1,665,142	3893: 9.50	3895: 5.11	3897: 6.63
3900: 2002	3902: 3	3904: 9,520	3906: 100,087	3908: 1,590,594	3910: 10.51	3912: 4.18	3914: 6.29
3917: 2003	3919: 11	3921: 103,322	3923: 684,185	3925: 1,517,331	3927: 6.62	3929: 45.38	3931: 45.09
3934: 2004	3936: 8	3938: 21,605	3940: 306,407	3942: 845,801	3944: 14.18	3946: 9.49	3948: 36.23
3951: 2005	3953: 3	3955: 9,140	3957: 149,680	3959: 549,738	3961: 16.38	3963: 4.01	3965: 27.23
3968: 2006	3970: -	3972: -	3974: -	3976: 403,922	3978: -	3980: -	3982: -
3985: 2007	3987: -	3989: -	3991: -	3993: 408,212	3995: -	3997: -	3999: -
4002: 2008	4004: -	4006: -	4008: -	4010: 412,630	4012: -	4014: -	4016: -
4019: 2009	4021: 3	4023: 23,822	4025: 232,980	4027: 412,630	4029: 9.78	4031: 10.46	4033: 56.46
4036: 4037: 4038:
  4039: 4040:
  This column represents annualized base rent. For purposes of this column, we made no assumptions regarding the re-leasing of expiring leases. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease.
  4041: 4042:
  In view of the assumption made with regard to Total Annual Base Rent as explained in footnote (1), the percentages shown may not be reflective of the expected actual percentages.
  4043: 4044:
  The foregoing assumptions should not be deemed indicative of or a prediction of future actual results. It is the opinion of our management that the space for expiring leases will be re-leased at market rates existing at the time of the expiration of those leases.
4045: 4046: 4047:

We received an appraisal which states that it was prepared in conformity with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported a fair market value for Casselberry Commons, as of December 28, 1999, of $18,000,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

4048: 4049:

Countryside Shopping Center, Naples, Florida

4050: 4051:

On October 26, 1999, we purchased a shopping center known as Countryside Shopping Center, containing 73,965 gross leasable square feet, by acquiring the interests of Inland Southeast Investment Corporation and Inland Southeast Acquisitions Corp. (collectively the "Countryside Affiliated Partners"), both of which are affiliates of our Advisor, in Inland Southeast Countryside Limited Partnership. Our affiliate purchased the property from an unaffiliated third party on our behalf in contemplation of our having this equity offering. We acquired the property from our affiliate for its costs after our receipt of proceeds from this equity offering. The Inland Southeast Countryside Limited Partnership owns the entire fee simple interest in Countryside Shopping Center.

4052: 4053:

Countryside Shopping Center is located at the southwest corner of Santa Barbara Boulevard and Radio Road in Naples, Florida. Naples is approximately 185 miles south of Tampa and approximately 105 miles west of Miami.

4054: 4055:

The Inland Southeast Countryside Limited Partnership purchased Countryside Shopping Center on March 31, 1998 from an unaffiliated third party. The $8,595,602 we paid for this property represents all of the acquisition costs and a prorated portion of the financing costs incurred by the Countryside Affiliated Partners in connection with their acquisition and financing of the property as of the date of our purchase of their interests. Our acquisition cost is approximately $116 per square foot of leasable space, which consists of the following:

4056: 4057:

4058: 4060: 4062: 4064: 4065: 4067: 4069: 4071: 4072: 4074: 4076: 4078: 4079: 4081: 4083: 4085: 4086: 4087: 4088: 4089: 4090: 4091: 4093: 4095: 4096: 4097: 4098: 4099: 4100:
4059: *	4061: Purchase Price	4063: $8,400,000
4066: *	4068: Acquisition costs to third parties	4070: 96,253
4073: *	4075: Financing costs to an Inland affiliate	4077: 45,356
4080: *	4082: Financing costs to third parties	4084: 53,993

	4092: Total	4094: $8,595,602

4101:
4102: 4103: 4104:

We paid a total of $1,860,818 to the Countryside Affiliated Partners since the outstanding balance of the mortgage loan and certain prorations were credited against the purchase price. That amount, together with $282,814 provided by the Countryside Affiliated Partners (for a total of $2,143,632), was paid to Inland Mortgage Investment Corporation, an Inland affiliated company, as payment in full of a promissory note evidencing a loan made to the Countryside Affiliated Partners in connection with their purchase in March 1998 of this property. The promissory note provided for payment of interest only at the rate of 10.9% per annum.

4105: 4106:

In evaluating this property as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that the shopping center is located within a vibrant economic area. We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

4107: 4108:

We do not anticipate making any significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

4109: 4110:

4111:

We purchased this property subject to a mortgage and a collateral assignment of rents and leases in favor of SouthTrust Bank, National Association, which secure a promissory note with a principal balance of $6,720,000 as of the date of our acquisition of the property. The promissory note requires monthly payments of interest only at a floating rate of 1.75% over a LIBOR related index and is due on March 31, 2001. We may prepay the note either in whole or in part at any time without payment of any premium or penalty, except as follows. At any one time after we have paid amounts necessary to reduce the principal balance to 60% or less of the appraised value of the property, we may elect to change the interest rate to either a floating rate of 1.6% over a LIBOR related index, or to a fixed rate which would be equal to 1.6% in excess of the average weekly yield of U.S. Treasury Securities having a term ending on March 31, 2001. If we elect to have the fixed rate apply to the note, then any amount prepaid must include a prepayment premium equal to 1% of the amount prepaid.

4112: 4113:

Countryside Shopping Center, which was built in 1997, consists of a one-story, multi-tenant, retail facility, consisting of two separate buildings. As of September 1, 2000, this property was 97% leased. Two tenants, Winn-Dixie (a supermarket) and Promedco of Southwest Florida, Inc. (a medical and health care center), each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

4114: 4115: 4116: 4118: 4120: 4122: 4125: 4127: 4129: 4130: 4131: 4132: 4133: 4134: 4135: 4136: 4137: 4139: 4141: 4143: 4145: 4147: 4149: 4150: 4152: 4153: 4154: 4156: 4158: 4160: 4161: 4162: 4163: 4164: 4165: 4166: 4167: 4168: 4170: 4172: 4174: 4176: 4178: 4180: 4181: 4182: 4183: 4184: 4186: 4188: 4190: 4191: 4192: 4193: 4194: 4196: 4198: 4200: 4201: 4203: 4204: 4205: 4207: 4209: 4211: 4212: 4214: 4215: 4216: 4218: 4220: 4222: 4223:
4117: Lessee	4119: Approximate GLA Leased (Sq. Ft.)	4121: % of Total GLA	4123: Base Rent Per Square Foot Per Annum 4124: ($)	4126: Lease Term Beginning	4128: Lease Term To

4138: Winn-Dixie	4140: 51,261	4142: 69	4144: 8.00	4146: 05/1997	4148: 04/2017
4151: Options (1)			4155: 8.00	4157: 05/2017	4159: 04/2042

4169: Promedco of Southwest Florida	4171: 10,725	4173: 15	4175: 18.00	4177: 08/1997	4179: 07/2002
			4185: 19.00	4187: 08/2002	4189: 07/2004
			4195: 20.00	4197: 08/2004	4199: 07/2007
4202: Option 1			4206: 20.50	4208: 08/2007	4210: 07/2012
4213: Option 2			4217: 21.00	4219: 08/2012	4221: 07/2017
4224: 4225: 4226:
  4227: 4228:
  There are five successive five-year renewal options at the same base rent per square foot per annum.
4229: 4230: 4231:

For federal income tax purposes, our depreciable basis in this property will be approximately $7,485,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively. Real estate taxes for 1999 were $67,968.

4232: 4233:

On September 1,2000, a total of 71,586 square feet was leased to six tenants at this property. The following tables set forth certain information with respect to those leases:

4234: 4235:

4236:

 4237: 4238: 4240: 4242: 4244: 4246: 4249: 4252: 4253: 4254: 4255: 4256: 4257: 4258: 4259: 4260: 4262: 4264: 4266: 4268: 4270: 4272: 4273: 4275: 4277: 4279: 4281: 4283: 4285: 4286: 4288: 4290: 4292: 4294: 4296: 4298: 4299: 4301: 4303: 4305: 4307: 4309: 4311: 4312: 4314: 4316: 4318: 4320: 4322: 4324: 4325: 4327: 4329: 4331: 4333: 4335: 4337: 4338: 4340: 4342: 4343: 4344: 4345: 4346: 4347: 4349: 4350: 4351: 4352: 4353: 4354: 4355:
4239: Lessee (1)	4241: Approximate GLA Leased (Sq. Ft.)	4243: Lease Ends	4245: Renewal Options	4247: Current Annual Rent 4248: ($)	4250: Base Rent Per Square Foot Per Annum 4251: ($)

4261: Ettore Mancini	4263: 1,200	4265: 03/02	4267: 1/3 yr.	4269: 22,248	4271: 18.54
4274: Blockbuster Videos	4276: 6,000	4278: 04/02	4280: 3/5 yr.	4282: 102,000	4284: 17.00
4287: Mailboxes, Etc.	4289: 1,200	4291: 08/02	4293: 1/5 yr.	4295: 23,603	4297: 19.67
4300: Mama Panetti's	4302: 1,200	4304: 12/02	4306: 1/5 yr.	4308: 22,915	4310: 19.10
4313: Promedco of Southwest Florida	4315: 10,725	4317: 07/07	4319: 2/5 yr.	4321: 193,050	4323: 18.00
4326: Winn-Dixie	4328: 51,261	4330: 04/17	4332: 5/5 yr.	4334: 410,000	4336: 8.00
4339: Vacant	4341: 2,379
4348: Other (2)
4356: 4357: 4358:
  4359: 4360:
  In general, each tenant also pays its proportionate share of real estate taxes, insurance and common area maintenance costs. In addition, Winn-Dixie is required to pay, as additional rent, a percentage of gross if gross sales exceed of a prescribed amount. However, the tenant is not currently paying percentage rent since gross sales have not reached the prescribed amount.
  4361: 4362:
  Touchless Laser Car Wash occupies an outlot and is connected into the shopping center's water system. We bill it quarterly for its water usage, but it does not pay rent or anything else to us since we do not own the outlot. Coin Star Communications provides payphones in the shopping center. Coin Star Communications pays a monthly percentage rent of 30% of its sales.
4363: 4364: 4365: 4366: 4368: 4370: 4372: 4375: 4377: 4379: 4381: 4383: 4384: 4385: 4386: 4387: 4388: 4389: 4390: 4391: 4392: 4393: 4395: 4397: 4399: 4401: 4403: 4405: 4407: 4409: 4410: 4412: 4414: 4416: 4418: 4420: 4422: 4424: 4426: 4427: 4429: 4431: 4433: 4435: 4437: 4439: 4441: 4443: 4444: 4446: 4448: 4450: 4452: 4454: 4456: 4458: 4460: 4461: 4463: 4465: 4467: 4469: 4471: 4473: 4475: 4477: 4478: 4480: 4482: 4484: 4486: 4488: 4490: 4492: 4494: 4495: 4497: 4499: 4501: 4503: 4505: 4507: 4509: 4511: 4512: 4514: 4516: 4518: 4520: 4522: 4524: 4526: 4528: 4529: 4531: 4533: 4535: 4537: 4539: 4541: 4543: 4545: 4546: 4548: 4551: 4553: 4555: 4557: 4559: 4561: 4563: 4564:
4367: Year Ending December 31,	4369: Number of Leases Expiring	4371: Approx. GLA of Expiring Leases (Sq. Ft.)	4373: Annual Base Rent of Expiring Leases 4374: ($)	4376: Total Annual Base Rent (1) ($)	4378: Average Base Rent Per Square Foot Under Expiring Leases ($)	4380: Percent of Total Building GLA Represented by Expiring Leases (%)	4382: Percent of Annual Base Rent Represented by Expiring Leases (2) (%)

4394: 2000	4396: -	4398: -	4400: -	4402: 772,485	4404: -	4406: -	4408: -
4411: 2001	4413: -	4415: -	4417: -	4419: 774,505	4421: -	4423: -	4425: -
4428: 2002	4430: 4	4432: 9,600	4434: 173,542	4436: 776,592	4438: 18.08	4440: 13.19	4442: 22.35
4445: 2003	4447: -	4449: -	4451: -	4453: 613,775	4455: -	4457: -	4459: -
4462: 2004	4464: -	4466: -	4468: -	4470: 613,775	4472: -	4474: -	4476: -
4479: 2005	4481: -	4483: -	4485: -	4487: 624,500	4489: -	4491: -	4493: -
4496: 2006	4498: -	4500: -	4502: -	4504: 624,500	4506: -	4508: -	4510: -
4513: 2007	4515: 1	4517: 10,725	4519: 214,500	4521: 624,500	4523: 20.00	4525: 14.50	4527: 34.35
4530: 2008	4532: -	4534: -	4536: -	4538: 410,088	4540: -	4542: -	4544: -
4547: 2009	4549: - 4550:	4552: -	4554: -	4556: 410,088	4558: -	4560: -	4562: -
4565: 4566: 4567:

4568:
  4569: 4570:
  This column represents annualized base rent. For purposes of this column, we made no assumptions regarding the re-leasing of expiring leases. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease.
  4571: 4572:
  In view of the assumption made with regard to Total Annual Base Rent as explained in footnote (1), the percentages shown may not be reflective of the expected actual percentages.
  4573: 4574:
  The foregoing assumptions should not be deemed indicative of or a prediction of future actual results. It is the opinion of our management that the space for expiring leases will be re-leased at market rates existing at the time of the expiration of those leases.
4575: 4576: 4577:

4578:

We received an appraisal which states that is was prepared in conformity with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP) of the Appraisal Foundation and the Standards of Professional Appraisal Practice of the Appraisal Institute, by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported a fair market value for Countryside Shopping Center, as of August 27, 1999, of $8,650,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

4579: 4580:

4581:

Bartow Marketplace, Cartersville, Georgia

4582: 4583:

On September 30, 1999, we purchased an existing shopping center known as Bartow Marketplace located on approximately 46.66 acres and containing 375,067 gross leasable square feet. Bartow Marketplace is located on Georgia Highway 20, near the intersection of US Highway 41 and Georgia Highway 411 in Cartersville, Georgia. Cartersville is located approximately 35 miles northwest of downtown Atlanta.

4584: 4585:

We purchased Bartow Marketplace from an unaffiliated third party. Our total acquisition cost, including expenses, was $24,496,029. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is approximately $65 per square foot of leasable space, which consists of the following:

4586: 4587:

4588: 4590: 4592: 4594: 4595: 4597: 4599: 4601: 4602: 4604: 4606: 4608: 4609: 4611: 4613: 4615: 4616: 4617: 4618: 4619: 4620: 4621: 4623: 4625: 4626: 4627: 4628: 4629: 4630:
4589: *	4591: Purchase Price	4593: $24,326,600
4596: *	4598: Acquisition costs to third parties	4600: 84,429
4603: *	4605: Financing costs to an Inland affiliate	4607: 35,000
4610: *	4612: Financing costs to third parties	4614: 50,000

	4622: Total	4624: $24,496,029

4631:
4632: 4633: 4634:

In evaluating this property as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that the shopping center is located within a vibrant economic area. We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

4635: 4636:

We do not anticipate making any significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

4637: 4638:

4639:

We purchased this property with the proceeds of a new first mortgage loan in the amount of $18,375,000 from SouthTrust Bank, National Association, secured by deeds to secure debt and security agreement and a collateral assignment of rents and leases. The loan is evidenced by two promissory notes. One promissory note is in the principal amount of $13,475,000, requires monthly payments of interest only at a floating rate per annum of 1.5% over a LIBOR related index, is due on September 30, 2004 and may be prepaid at any time prior to maturity without penalty. However, the note provides that we may elect to pay interest at a fixed rate equal to the greater of 7.75% or 2% in excess of the rate being paid on U.S. Treasury Securities with a maturity date closest to September 30, 2004 at the time of exercise of the option. If this election is made, then the note may be prepaid in whole or in part at any time prior to maturity with a penalty equal to 1% of the amount prepaid. The other note was in the principal amount of $4,900,000, required monthly payments of interest only at a floating rate per annum of 1.5% over a LIBOR related index, and was paid in full in September 2000. We or any of our affiliates are required to maintain deposit accounts with SouthTrust Bank, National Association beginning January 1, 2000; and since June 30, 2000, we must maintain an average collected demand deposit balance or average overnight repurchase agreement balances of not less than $2,000,000. In the event this condition is not met, the applicable interest rate on the outstanding note shall be increased by .0025% from the time this occurs and throughout the remaining term of the loan.

4640: 4641:

Bartow Marketplace, which was built in 1995, consists of a single-story, multi-tenant retail center. As of September 1, 2000, this property was 100% leased. Two tenants, Wal-Mart (a discount department store) and Lowe's Home Centers (a home furnishing store), each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

4642: 4643: 4644: 4646: 4648: 4650: 4653: 4655: 4657: 4658: 4659: 4660: 4661: 4662: 4663: 4664: 4665: 4667: 4669: 4671: 4673: 4675: 4677: 4678: 4680: 4681: 4682: 4684: 4686: 4688: 4689: 4690: 4691: 4692: 4693: 4694: 4695: 4696: 4698: 4700: 4702: 4704: 4706: 4708: 4709: 4711: 4712: 4713: 4715: 4717: 4719: 4720: 4722: 4723: 4724: 4726: 4728: 4730: 4731: 4733: 4734: 4735: 4737: 4739: 4741: 4742: 4744: 4745: 4746: 4748: 4750: 4752: 4753: 4755: 4756: 4757: 4759: 4761: 4763: 4764: 4766: 4767: 4768: 4770: 4772: 4774: 4775:
4645: Lessee	4647: Approximate GLA Leased (Sq. Ft.)	4649: % of Total GLA	4651: Base Rent Per Square Foot Per Annum 4652: ($)	4654: Lease Term Beginning	4656: Lease Term To

4666: Wal-Mart	4668: 204,170	4670: 54	4672: 5.41	4674: 10/1995	4676: 10/2015
4679: Options (1)			4683: 5.41	4685: 11/2015	4687: 10/2035

4697: Lowe's Home Centers	4699: 130,497	4701: 35	4703: 6.03	4705: 10/1995	4707: 10/2015
4710: Option 1			4714: 6.63	4716: 11/2015	4718: 10/2020
4721: Option 2			4725: 7.30	4727: 11/2020	4729: 10/2025
4732: Option 3			4736: 8.03	4738: 11/2025	4740: 10/2030
4743: Option 4			4747: 8.83	4749: 11/2030	4751: 10/2035
4754: Option 5			4758: 9.71	4760: 11/2035	4762: 10/2040
4765: Option 6			4769: 10.68	4771: 11/2040	4773: 10/2045
4776: 4777: 4778:
  4779: 4780:
  There are four successive five-year renewal options at the same base rent per square foot per annum.
4781: 4782: 4783:

For federal income tax purposes, our depreciable basis in this property is approximately $18,308,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively. Real estate taxes for 2000 are $22,374. Wal-Mart and Lowe's are located on separately assessed parcels for real estate tax purposes and pay their own tax bills.

4784: 4785:

On September 1, 2000, a total of 375,067 square feet was leased to 17 tenants at this property. The following tables set forth certain information with respect to those leases:

4786: 4787: 4788: 4790: 4792: 4794: 4796: 4799: 4802: 4803: 4804: 4805: 4806: 4807: 4808: 4809: 4810: 4812: 4814: 4816: 4818: 4820: 4822: 4823: 4825: 4827: 4829: 4831: 4833: 4835: 4836: 4838: 4840: 4842: 4844: 4846: 4848: 4849: 4851: 4853: 4855: 4857: 4859: 4861: 4862: 4864: 4866: 4868: 4870: 4872: 4874: 4875: 4877: 4879: 4881: 4883: 4885: 4887: 4888: 4890: 4892: 4894: 4896: 4898: 4900: 4901: 4903: 4905: 4907: 4909: 4911: 4913: 4914: 4916: 4918: 4920: 4922: 4924: 4926: 4927: 4929: 4931: 4933: 4935: 4937: 4939: 4940: 4942: 4944: 4946: 4948: 4950: 4952: 4953: 4955: 4957: 4959: 4961: 4963: 4965: 4966: 4968: 4970: 4972: 4974: 4976: 4978: 4979: 4981: 4983: 4985: 4987: 4989: 4991: 4992: 4994: 4996: 4998: 5000: 5002: 5004: 5005: 5007: 5009: 5011: 5013: 5015: 5017: 5018: 5020: 5022: 5024: 5026: 5028: 5030: 5031:
4789: Lessee (1)	4791: Approximate GLA Leased (Sq. Ft.)	4793: Lease Ends	4795: Renewal Options	4797: Current Annual Rent 4798: ($)	4800: Base Rent Per Square Foot Per Annum 4801: ($)

4811: Sally Beauty Supply (2)	4813: 1,800	4815: 11/00	4817: 1/5 yr.	4819: 19,800	4821: 11.00
4824: V. Nail Salon	4826: 1,200	4828: 12/00	4830: -	4832: 16,548	4834: 13.79
4837: Mailboxes, Etc.	4839: 1,200	4841: 12/00	4843: 1/5 yr.	4845: 15,600	4847: 13.00
4850: The Sport Shoe	4852: 4,800	4854: 03/01	4856: 2/5 yr.	4858: 62,400	4860: 13.00
4863: Hickory Hams	4865: 2,800	4867: 03/01	4869: 2/5 yr.	4871: 36,400	4873: 13.00
4876: Hair Cuttery	4878: 1,200	4880: 03/01	4882: 1/5 yr.	4884: 18,912	4886: 15.76
4889: Gorin's Cafe & Grill	4891: 1,800	4893: 05/01	4895: 2/5 yr.	4897: 23,400	4899: 13.00
4902: Tele-Dynamics	4904: 1,200	4906: 11/01	4908: -	4910: 16,848	4912: 14.04
4915: Team Personnel Services	4917: 1,200	4919: 12/01	4921: -	4923: 16,548	4925: 13.79
4928: Dollar Tree	4930: 3,000	4932: 01/04	4934: 1/2 yr.	4936: 39,750	4938: 13.25
4941: New Ming Moon	4943: 1,200	4945: 09/04	4947: 1/5 yr.	4949: 17,304	4951: 14.42
4954: Fast Rental	4956: 2,800	4958: 09/05	4960: 1/5 yr.	4962: 33,600	4964: 12.00
4967: Fashion Bug	4969: 9,600	4971: 01/06	4973: 6/5 yr.	4975: 72,000	4977: 7.50
4980: Payless Shoesource	4982: 3,000	4984: 05/06	4986: 2/5 yr.	4988: 36,750	4990: 12.25
4993: Gold & Diamond Exchange	4995: 3,600	4997: 08/06	4999: 1/5 yr.	5001: 50,616	5003: 14.06
5006: Wal-Mart	5008: 204,170	5010: 10/15	5012: 4/5 yr.	5014: 1,104,560	5016: 5.41
5019: Lowe's Home Centers	5021: 130,497	5023: 10/15	5025: 6/5 yr.	5027: 786,897	5029: 6.03
5032: 5033: 5034:
  5035: 5036:
  In general, each tenant also pays its proportionate share of real estate taxes, (except for Wal-Mart and Lowe's Home Centers, as noted above), insurance and common area maintenance costs. In addition, Lowe's Home Centers, Fashion Bug, The Sport Shoe, Gold & Diamond Exchange, Dollar Tree, Payless Shoesource, Hickory Hams, Sally Beauty Supply, Gorin's Cafe & Grill and Hair Cuttery are required to pay, as additional rent, a percentage of gross sales if gross sales exceed a prescribed amount. However, none are currently paying percentage rent since their gross sales have not reached the prescribed amounts.
  5037: 5038:
  Terms of lease renewal are currently being finalized.
5039: 5040: 5041:

 5042: 5043: 5045: 5047: 5049: 5052: 5054: 5056: 5058: 5060: 5061: 5062: 5063: 5064: 5065: 5066: 5067: 5068: 5069: 5070: 5072: 5074: 5076: 5078: 5080: 5082: 5084: 5086: 5087: 5089: 5091: 5093: 5095: 5097: 5099: 5101: 5103: 5104: 5106: 5108: 5110: 5112: 5114: 5116: 5118: 5120: 5121: 5123: 5125: 5127: 5129: 5131: 5133: 5135: 5137: 5138: 5140: 5142: 5144: 5146: 5148: 5150: 5152: 5154: 5155: 5157: 5159: 5161: 5163: 5165: 5167: 5169: 5171: 5172: 5174: 5176: 5178: 5180: 5182: 5184: 5186: 5188: 5189: 5191: 5193: 5195: 5197: 5199: 5201: 5203: 5205: 5206: 5208: 5210: 5212: 5214: 5216: 5218: 5220: 5222: 5223: 5225: 5227: 5229: 5231: 5233: 5235: 5237: 5239: 5240:
5044: Year Ending December 31,	5046: Number of Leases Expiring	5048: Approx. GLA of Expiring Leases (Sq. Ft.)	5050: Annual Base Rent of Expiring Leases 5051: ($)	5053: Total Annual Base Rent (1) ($)	5055: Average Base Rent Per Square Foot Under Expiring Leases ($)	5057: Percent of Total Building GLA Represented by Expiring Leases (%)	5059: Percent of Annual Base Rent Represented by Expiring Leases (2) (%)

5071: 2000	5073: 3	5075: 4,200	5077: 51,948	5079: 2,361,427	5081: 12.37	5083: 1.12	5085: 2.20
5088: 2001	5090: 6	5092: 13,000	5094: 176,176	5096: 2,329,005	5098: 13.55	5100: 3.47	5102: 7.46
5105: 2002	5107: -	5109: -	5111: -	5113: 2,159,393	5115: -	5117: -	5119: -
5122: 2003	5124: -	5126: -	5128: -	5130: 2,161,553	5132: -	5134: -	5136: -
5139: 2004	5141: 2	5143: 4,200	5145: 58,662	5147: 2,163,761	5149: 13.97	5151: 1.12	5153: 2.71
5156: 2005	5158: 1	5160: 2,800	5162: 38,640	5164: 2,106,791	5166: 13.80	5168: 0.75	5170: 1.79
5173: 2006	5175: 3	5177: 16,200	5179: 178,458	5181: 2,069,915	5183: 11.02	5185: 4.32	5187: 8.47
5190: 2007	5192: -	5194: -	5196: -	5198: 1,891,457	5200: -	5202: -	5204: -
5207: 2008	5209: -	5211: -	5213: -	5215: 1,891,457	5217: -	5219: -	5221: -
5224: 2009	5226: -	5228: -	5230: -	5232: 1,891,457	5234: -	5236: -	5238: -
5241: 5242: 5243:
  5244: 5245:
  This column represents annualized base rent. For purposes of this column, we made no assumptions regarding the re-leasing of expiring leases. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease.
  5246: 5247:
  In view of the assumption made with regard to Total Annual Base Rent as explained in footnote (1), the percentages shown may not be reflective of the expected actual percentages.
  5248: 5249:
  The foregoing assumptions should not be deemed indicative of or a prediction of future actual results. It is the opinion of our management that the space for expiring leases will be re-leased at market rates existing at the time of the expiration of those leases.
5250: 5251: 5252:

5253:

We received an appraisal which states that it was prepared in conformity with the requirements of the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Standards of Professional Appraisal Practice of the Appraisal Institute, by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported a fair market value for Bartow Marketplace, as of August 31, 1999, of $24,500,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

5254: 5255:

5256:

5257:

Bridgewater Marketplace, Orlando, Florida

5258: 5259:

On September 7, 1999, we purchased an existing shopping center known as Bridgewater Marketplace located on approximately 7.7 acres and containing 58,050 gross leasable square feet. Bridgewater Marketplace is located at the southwest corner of the intersection of State Road 50 and Bridgeway Boulevard in Orlando, Florida.

5260: 5261:

We purchased Bridgewater Marketplace from an unaffiliated third party. Our total acquisition cost, including expenses, was $6,093,855. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is approximately $105 per square foot of leasable space, which consists of the following:

5262: 5263:

5264: 5266: 5268: 5270: 5271: 5273: 5275: 5277: 5278: 5280: 5282: 5284: 5285: 5287: 5289: 5291: 5292: 5293: 5294: 5295: 5296: 5297: 5299: 5301: 5302: 5303: 5304: 5305: 5306:
5265: *	5267: Purchase Price	5269: $ 5,975,000
5272: *	5274: Acquisition costs to third parties	5276: 54,288
5279: *	5281: Financing costs to an Inland affiliate	5283: 23,900
5286: *	5288: Financing costs to third parties	5290: 40,667

	5298: Total	5300: $ 6,093,855

5307:
5308: 5309: 5310:

5311:

In evaluating this property as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that the shopping center is located within a vibrant economic area. We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

5312: 5313:

We do not anticipate making any significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

5314: 5315:

We purchased this property subject to a mortgage, security agreement and a collateral assignment of rents and leases in favor of SouthTrust Bank, National Association, which secured two promissory notes which were amended at the time of closing to reflect an aggregate principal indebtedness of $4,780,000. One promissory note, as amended, is in the principal amount of $2,987,500, requires monthly payments of interest only at a floating rate per annum of 1.75% over a LIBOR related index, is due on September 7, 2006 and may be prepaid at any time prior to maturity without penalty. The other note, as amended, was in the principal amount of $1,792,500, required monthly payments of interest only at a floating rate per annum of 1.75% over a LIBOR related index, and was paid in full in September 2000.

5316: 5317:

Bridgewater Marketplace, which was built in 1998, consists of a single-story, multi-tenant retail center. As of September 1, 2000, this property was 98% leased. Approximately 1,800 square feet of the center still needs to be finished, and the funds required for this tenant finish work have been escrowed by the seller. The seller has also escrowed funds to cover base rent and recoverable expenses for 1,800 square feet of vacant space for one year, and for leased but unoccupied spaces for the periods until the tenants for those spaces are required to begin paying rent. One tenant, Winn-Dixie (a supermarket), leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

5318: 5319: 5320: 5322: 5324: 5326: 5329: 5331: 5333: 5334: 5335: 5336: 5337: 5338: 5339: 5340: 5341: 5343: 5345: 5347: 5349: 5351: 5353: 5354: 5356: 5358: 5359: 5361: 5363: 5365: 5366:
5321: Lessee	5323: Approximate GLA Leased (Sq. Ft.)	5325: % of Total GLA	5327: Base Rent Per Square Foot Per Annum 5328: ($)	5330: Lease Term Beginning	5332: Lease Term To

5342: Winn-Dixie	5344: 44,000	5346: 76	5348: 8.30	5350: 12/1998	5352: 12/2018
5355: Options (1)	5357:		5360: 8.30	5362: 01/2019	5364: 12/2118
5367: 5368: 5369:
  5370: 5371:
  There are five successive 20 year renewal options at the same base rent per square foot per annum.
5372: 5373: 5374:

For federal income tax purposes, our depreciable basis in this property is approximately $5,240,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively. Real estate taxes for 1999 were $70,269.

5375: 5376:

On September 1, 2000, a total of 57,150 square feet was leased to 11 tenants at this property. The following tables set forth certain information with respect to those leases:

5377: 5378: 5379: 5381: 5383: 5385: 5387: 5390: 5393: 5394: 5395: 5396: 5397: 5398: 5399: 5400: 5401: 5403: 5405: 5407: 5409: 5411: 5413: 5414: 5416: 5418: 5420: 5422: 5424: 5426: 5427: 5429: 5431: 5433: 5435: 5437: 5439: 5440: 5442: 5444: 5446: 5448: 5450: 5452: 5453: 5455: 5457: 5459: 5461: 5463: 5465: 5466: 5468: 5470: 5472: 5474: 5476: 5478: 5479: 5481: 5483: 5485: 5487: 5489: 5491: 5492: 5494: 5496: 5498: 5500: 5502: 5504: 5505: 5507: 5509: 5511: 5513: 5515: 5517: 5518: 5520: 5522: 5524: 5526: 5528: 5530: 5531: 5533: 5535: 5537: 5539: 5541: 5543: 5544: 5546: 5548: 5549: 5550: 5551: 5552: 5553:
5380: Lessee (1)	5382: Approximate GLA Leased (Sq. Ft.)	5384: Lease Ends	5386: Renewal Options	5388: Current Annual Rent 5389: ($)	5391: Base Rent Per Square Foot Per Annum 5392: ($)

5402: Jackson Hewitt	5404: 900	5406: 07/02	5408: 1/3 yr.	5410: 13,950	5412: 15.50
5415: Community Cleaners	5417: 900	5419: 01/04	5421: 2/5 yr.	5423: 13,192	5425: 14.66
5428: Luxury Hair Salon	5430: 1,200	5432: 02/04	5434: -	5436: 18,600	5438: 15.50
5441: Subway	5443: 1,500	5445: 03/04	5447: 3/5 yr.	5449: 24,375	5451: 16.25
5454: Polo Nails	5456: 900	5458: 03/04	5460: -	5462: 13,950	5464: 15.50
5467: A Touch of Bronze	5469: 900	5471: 03/04	5473: 1/5 yr.	5475: 13,500	5477: 15.00
5480: A Slice of New York	5482: 2,000	5484: 06/04	5486: 1/5 yr.	5488: 31,000	5490: 15.50
5493: Lori's Little Pets	5495: 1,450	5497: 02/05	5499: -	5501: 21,750	5503: 15.00
5506: Bridgewater Pub	5508: 1,800	5510: 05/05	5512: 1/5 yr.	5514: 27,000	5516: 15.00
5519: Shanghai Restaurant	5521: 1,600	5523: 06/09	5525: 1/5 yr.	5527: 24,000	5529: 15.00
5532: Winn-Dixie	5534: 44,000	5536: 12/18	5538: 5/20 yr.	5540: 365,200	5542: 8.30
5545: Vacant	5547: 900
5554: 5555: 5556:
  5557: 5558:
  In general, each tenant also pays its proportionate share of real estate taxes, insurance and common area maintenance costs. In addition, Winn-Dixie is required to pay, as additional rent, a percentage of gross sales if gross sales exceed of a prescribed amount. However, the tenant is not currently paying percentage rent since its gross sales have not reached the prescribed amount.
5559: 5560: 5561:

5562:

5563:

 5564: 5565: 5567: 5569: 5571: 5574: 5576: 5578: 5580: 5582: 5583: 5584: 5585: 5586: 5587: 5588: 5589: 5590: 5591: 5592: 5594: 5596: 5598: 5600: 5602: 5604: 5606: 5608: 5609: 5611: 5613: 5615: 5617: 5619: 5621: 5623: 5625: 5626: 5628: 5630: 5632: 5634: 5636: 5638: 5640: 5642: 5643: 5645: 5647: 5649: 5651: 5653: 5655: 5657: 5659: 5660: 5662: 5664: 5666: 5668: 5670: 5672: 5674: 5676: 5677: 5679: 5681: 5683: 5685: 5687: 5689: 5691: 5693: 5694: 5696: 5698: 5700: 5702: 5704: 5706: 5708: 5710: 5711: 5713: 5715: 5717: 5719: 5721: 5723: 5725: 5727: 5728: 5730: 5732: 5734: 5736: 5738: 5740: 5742: 5744: 5745: 5747: 5749: 5751: 5753: 5755: 5757: 5759: 5761: 5762:
5566: Year Ending December 31,	5568: Number of Leases Expiring	5570: Approx. GLA of Expiring Leases (Sq. Ft.)	5572: Annual Base Rent of Expiring Leases 5573: ($)	5575: Total Annual Base Rent (1) ($)	5577: Average Base Rent Per Square Foot Under Expiring Leases ($)	5579: Percent of Total Building GLA Represented by Expiring Leases (%)	5581: Percent of Annual Base Rent Represented by Expiring Leases (2) (%)

5593: 2000	5595: -	5597: -	5599: -	5601: 563,050	5603: -	5605: -	5607: -
5610: 2001	5612: -	5614: -	5616: -	5618: 566,517	5620: -	5622: -	5624: -
5627: 2002	5629: 1	5631: 900	5633: 14,400	5635: 570,742	5637: 16.00	5639: 1.55	5641: 2.52
5644: 2003	5646: -	5648: -	5650: -	5652: 563,722	5654: -	5656: -	5658: -
5661: 2004	5663: 6	5665: 6,200	5667: 126,032	5669: 567,407	5671: 20.33	5673: 10.68	5675: 22.21
5678: 2005	5680: 2	5682: 3,250	5684: 53,075	5686: 443,075	5688: 16.33	5690: 5.60	5692: 11.98
5695: 2006	5697: -	5699: -	5701: -	5703: 390,800	5705: -	5707: -	5709: -
5712: 2007	5714: -	5716: -	5718: -	5720: 391,600	5722: -	5724: -	5726: -
5729: 2008	5731: -	5733: -	5735: -	5737: 392,392	5739: -	5741: -	5743: -
5746: 2009	5748: 1	5750: 1,600	5752: 28,000	5754: 393,200	5756: 17.50	5758: 2.76	5760: 7.12
5763: 5764: 5765:
  5766: 5767:
  This column represents annualized base rent. For purposes of this column, we made no assumptions regarding the re-leasing of expiring leases. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease.
  5768: 5769:
  In view of the assumption made with regard to Total Annual Base Rent as explained in footnote (1), the percentages shown may not be reflective of the expected actual percentages.
  5770: 5771:
  The foregoing assumptions should not be deemed indicative of or a prediction of future actual results. It is the opinion of our management that the space for expiring leases will be re-leased at market rates existing at the time of the expiration of those leases.
5772: 5773: 5774:

5775:

We received an appraisal which states that it was prepared in conformity with the requirements of the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics of the Appraisal Institute, by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported a fair market value for Bridgewater Marketplace, as of July 27, 1999, of $6,100,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

5776: 5777:

5778:

Lake Olympia Square, Ocoee, Florida

5779: 5780:

On September 1, 1999, we purchased a shopping center known as Lake Olympia Square, containing 85,776 gross leasable square feet and an adjacent outparcel, by acquiring the interests of Inland Southeast Investment Corporation and Inland Southeast Acquisitions Corp. (collectively the "Lake Olympia Affiliated Partners"), both of which are affiliates of our Advisor, in Inland Southeast Lake Olympia Limited Partnership and Inland Southeast Lake Olympia Outparcel Limited Partnership (collectively the "Lake Olympia Property Partnerships"). Our affiliate purchased the property from an unaffiliated third party on our behalf in contemplation of our having this equity offering. We acquired the property from our affiliate for its costs after our receipt of proceeds from this equity offering. The Lake Olympia Property Partnerships own the entire fee simple interest in Lake Olympia Square.

5781: 5782:

Lake Olympia Square is located at the southwest intersection of Silver Star Road and Clarke Road in Ocoee, Florida. Ocoee is located three miles west of the Orlando, Florida city limits.

5783: 5784:

The Lake Olympia Property Partnerships purchased Lake Olympia Square on June 24, 1998 from an unaffiliated third party. The $9,873,627 we paid for this property represents the total costs incurred by the Lake Olympia Affiliated Partners in connection with their acquisition and financing of the property as of the date of our purchase of their interests. Such costs consist of the following:

5785: 5786:

5787: 5789: 5791: 5793: 5794: 5796: 5798: 5800: 5801: 5803: 5805: 5807: 5808: 5810: 5812: 5814: 5815: 5816: 5817: 5818: 5819: 5820: 5822: 5824: 5825: 5826: 5827: 5828: 5829:
5788: *	5790: Purchase Price	5792: $ 9,732,045
5795: *	5797: Acquisition costs to third parties	5799: 80,106
5802: *	5804: Financing costs to an Inland affiliate	5806: 46,281
5809: *	5811: Financing costs to third parties	5813: 15,195

	5821: Total	5823: $ 9,873,627

5830:
5831: 5832: 5833:

Our acquisition cost is approximately $115 per square foot of leasable space. We paid a total of $3,967,847 to the Lake Olympia Affiliated Partners, since the outstanding balance of the mortgage loan and certain prorations were credited against the purchase price. That amount, together with $205,310 provided by the Lake Olympia Affiliated Partners (for a total of $4,173,157), was paid to Inland Mortgage Investment Corporation, an Inland affiliated company, as payment in full of two promissory notes evidencing loans made to the Lake Olympia Affiliated Partners in connection with their purchase in June 1998 of this property. The promissory notes provided for payments of interest only at the rate of 10.9% per annum.

5834: 5835:

In evaluating this property as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that the shopping center is located within a vibrant economic area. We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

5836: 5837:

We do not anticipate making any significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

5838: 5839:

5840:

We purchased this property subject to a mortgage and a collateral assignment of rents and leases in favor of LaSalle National Bank, as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1997-WF1 (the "Bank") , securing an indebtedness evidenced by a promissory note (the "Note") held by the Bank in the original principal amount of $6,200,000. Interest on the unpaid principal of the Note accrues at the rate of 8.25% per annum. Principal and interest are payable on the first day of each month, in installments of $50,978. As of September 1, 2000, the principal balance of the Note was approximately $5,806,000 and, provided all payments are made as scheduled, the balance due on the maturity date, which is on April 1, 2007, will be $4,669,258. Upon giving the holder of the Note 30 days prior written notice, the principal amount and accrued interest may be prepaid with a prepayment penalty which varies but in no event is less then 1% of the amount of principal prepaid.

5841: 5842:

Lake Olympia Square, which was built in 1995, consists of a one-story, multi-tenant retail building. As of September 1, 2000, this property was 94% leased. Two tenants, Winn-Dixie (a supermarket) and Tutor Time Child Care Systems (a childcare facility), each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

5843: 5844: 5845: 5847: 5849: 5851: 5854: 5856: 5858: 5859: 5860: 5861: 5862: 5863: 5864: 5865: 5866: 5868: 5870: 5872: 5874: 5876: 5878: 5879: 5881: 5882: 5883: 5885: 5887: 5889: 5890: 5891: 5892: 5893: 5894: 5895: 5896: 5897: 5899: 5901: 5903: 5905: 5907: 5909: 5910: 5912: 5913: 5914: 5916: 5918: 5920: 5921:
5846: Lessee	5848: Approximate GLA Leased (Sq. Ft.)	5850: % of Total GLA	5852: Base Rent Per Square Foot Per Annum 5853: ($)	5855: Lease Term Beginning	5857: Lease Term To

5867: Winn-Dixie	5869: 44,000	5871: 51	5873: 6.75	5875: 06/01/95	5877: 06/30/15
5880: Options (1)			5884: 6.75	5886: 07/01/15	5888: 06/30/40

5898: Tutor Time Child Care Systems	5900: 10,000	5902: 12	5904: 12.00	5906: 01/01/97	5908: 01/31/07
5911: Options (2)			5915: 12.00+	5917: 02/01/07	5919: 01/31/17
5922: 5923: 5924:
  5925: 5926:
  There are five successive five-year renewal options at the same base rent per square foot per annum.
  5927: 5928:
  There are two successive five-year renewal options with the base rent per square foot per annum increasing according to increases in the CPI.
5929: 5930: 5931:

For federal income tax purposes, our depreciable basis in this property will be approximately $7,271,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively. Real estate taxes for 1999 were $130,372.

5932: 5933:

5934:

On September 1, 2000, a total of 80,776 square feet was leased to 18 tenants at Lake Olympia Square. The following tables set forth certain information with respect to those leases:

5935: 5936: 5937: 5939: 5941: 5943: 5945: 5948: 5951: 5952: 5953: 5954: 5955: 5956: 5957: 5958: 5959: 5961: 5963: 5965: 5967: 5969: 5971: 5972: 5974: 5976: 5978: 5980: 5982: 5984: 5985: 5987: 5989: 5991: 5993: 5995: 5997: 5998: 6000: 6002: 6004: 6006: 6008: 6010: 6011: 6013: 6015: 6017: 6019: 6021: 6023: 6024: 6026: 6028: 6030: 6032: 6034: 6036: 6037: 6039: 6041: 6043: 6045: 6047: 6049: 6050: 6052: 6054: 6056: 6058: 6060: 6062: 6063: 6065: 6067: 6069: 6071: 6073: 6075: 6076: 6078: 6080: 6082: 6084: 6086: 6088: 6089: 6091: 6093: 6095: 6097: 6099: 6101: 6102: 6104: 6106: 6108: 6110: 6112: 6114: 6115: 6117: 6119: 6121: 6123: 6125: 6127: 6128: 6130: 6132: 6134: 6136: 6138: 6140: 6141: 6143: 6145: 6147: 6149: 6151: 6153: 6154: 6156: 6158: 6160: 6162: 6164: 6166: 6167: 6169: 6171: 6173: 6175: 6177: 6179: 6180: 6182: 6184: 6186: 6188: 6190: 6192: 6193: 6195: 6197: 6198: 6199: 6200: 6201: 6202:
5938: Lessee (1)	5940: Approximate GLA Leased (Sq. Ft.)	5942: Lease Ends	5944: Renewal Options	5946: Current Annual Rent 5947: ($)	5949: Base Rent Per Square Foot Per Annum 5950: ($)

5960: Tan Bodies & Nails (2)	5962: 900	5964: 09/00	5966: 1/5 yr.	5968: 13,436	5970: 14.93
5973: Orlando Sentinel (2)	5975: 900	5977: 11/00	5979: 4/1 yr.	5981: 14,489	5983: 16.10
5986: Lake Olympia Dental	5988: 1,800	5990: 02/01	5992: 1/5 yr.	5994: 36,936	5996: 20,52
5999: Hair Cuttery	6001: 900	6003: 09/01	6005: 1/5 yr.	6007: 14,700	6009: 16.33
6012: Countrywide Home Loans	6014: 2,290	6016: 10/01	6018: 2/3 yr.	6020: 28,000	6022: 12.23
6025: The Preppy Puppy	6027: 900	6029: 10/01	6031: 1/3 yr.	6033: 13,950	6035: 15.50
6038: Harrison Chiropractic	6040: 1,200	6042: 01/02	6044: 2/5 yr.	6046: 19,080	6048: 15.90
6051: H & R Block	6053: 900	6055: 04/02	6057: 2/3 yr.	6059: 14,625	6061: 16.25
6064: Subway	6066: 1,200	6068: 12/03	6070: 3/5 yr.	6072: 18,000	6074: 15.00
6077: Jason's Ristorante	6079: 3,326	6081: 09/04	6083: 1/5 yr.	6085: 28,271	6087: 8.50
6090: First Class Dry Cleaner	6092: 900	6094: 08/05	6096: 1/5 yr.	6098: 15,336	6100: 17.04
6103: First Choice Restaurant	6105: 1,500	6107: 09/05	6109: 2/5 yr.	6111: 23,970	6113: 15.98
6116: Mailboxes, Etc.	6118: 1,200	6120: 09/05	6122: -	6124: 17,898	6126: 14.91
6129: Beneficial Finance	6131: 1,600	6133: 12/05	6135: 1/5 yr.	6137: 23,296	6139: 14.56
6142: Froggers Restaurant	6144: 6,000	6146: 10/06	6148: 2/5 yr.	6150: 117,709	6152: 19.62
6155: Sylvan Learning Center	6157: 1,260	6159: 10/06	6161: 1/5 yr.	6163: 20,128	6165: 15.98
6168: Tutor Time Child Care Systems	6170: 10,000	6172: 01/07	6174: 2/5 yr.	6176: 122,772	6178: 12.28
6181: Winn-Dixie	6183: 44,000	6185: 06/15	6187: 5/5 yr.	6189: 297,000	6191: 6.75
6194: Vacant	6196: 5,000
6203: 6204: 6205:
  6206: 6207:
  In general, each tenant also pays its proportionate share of real estate taxes, insurance and common area maintenance costs. In addition, Winn-Dixie is required to pay, as additional rent, a percentage of gross sales if gross sales exceed a prescribed amount. However, the tenant is not currently paying percentage rent since its gross sales have not reached the prescribed amount.
  6208: 6209:
  Terms of lease renewal are currently being finalized.
6210: 6211: 6212:

6213: 6214: 6215: 6217: 6219: 6221: 6224: 6226: 6228: 6230: 6232: 6233: 6234: 6235: 6236: 6237: 6238: 6239: 6240: 6241: 6242: 6244: 6246: 6248: 6250: 6252: 6254: 6256: 6258: 6259: 6261: 6263: 6265: 6267: 6269: 6271: 6273: 6275: 6276: 6278: 6280: 6282: 6284: 6286: 6288: 6290: 6292: 6293: 6295: 6297: 6299: 6301: 6303: 6305: 6307: 6309: 6310: 6312: 6314: 6316: 6318: 6320: 6322: 6324: 6326: 6327: 6329: 6331: 6333: 6335: 6337: 6339: 6341: 6343: 6344: 6346: 6348: 6350: 6352: 6354: 6356: 6358: 6360: 6361: 6363: 6365: 6367: 6369: 6371: 6373: 6375: 6377: 6378: 6380: 6382: 6384: 6386: 6388: 6390: 6392: 6394: 6395: 6397: 6399: 6401: 6403: 6405: 6407: 6409: 6411: 6412:
6216: Year Ending December 31,	6218: Number of Leases Expiring	6220: Approx. GLA of Expiring Leases (Sq. Ft.)	6222: Annual Base Rent of Expiring Leases 6223: ($)	6225: Total Annual Base Rent (1) ($)	6227: Average Base Rent Per Square Foot Under Expiring Leases ($)	6229: Percent of Total Building GLA Represented by Expiring Leases (%)	6231: Percent of Annual Base Rent Represented by Expiring Leases (2) (%)

6243: 2000	6245: 2	6247: 1,800	6249: 27,860	6251: 875,887	6253: 15.48	6255: 2.10	6257: 3.18
6260: 2001	6262: 4	6264: 5,890	6266: 99,395	6268: 861,924	6270: 16.88	6272: 6.87	6274: 11.53
6277: 2002	6279: 2	6281: 2,100	6283: 34,050	6285: 765,341	6287: 16.21	6289: 2.45	6291: 4.45
6294: 2003	6296: 1	6298: 1,200	6300: 19,668	6302: 734,169	6304: 16.39	6306: 1.40	6308: 2.68
6311: 2004	6313: 1	6315: 3,326	6317: 46,564	6319: 719,830	6321: 14.00	6323: 3.88	6325: 6.47
6328: 2005	6330: 4	6332: 5,200	6334: 83,339	6336: 673,959	6338: 16.03	6340: 6.06	6342: 12.37
6345: 2006	6347: 2	6349: 7,260	6351: 137,848	6353: 590,620	6355: 18.99	6357: 8.46	6359: 23.34
6362: 2007	6364: 1	6366: 10,000	6368: 122,772	6370: 452,772	6372: 12.28	6374: 11.66	6376: 27.12
6379: 2008	6381: -	6383: -	6385: -	6387: 330,000	6389: -	6391: -	6393: -
6396: 2009	6398: -	6400: -	6402: -	6404: 333,300	6406: -	6408: -	6410: -
6413: 6414: 6415:
  6416: 6417:
  This column represents annualized base rent. For purposes of this column, we made no assumptions regarding the re-leasing of expiring leases. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease.
  6418: 6419:
  In view of the assumption made with regard to Total Annual Base Rent as explained in footnote (1), the percentages shown may not be reflective of the expected actual percentages.
  6420: 6421:
  The foregoing assumptions should not be deemed indicative of or a prediction of future actual results. It is the opinion of our management that the space for expiring leases will be re-leased at market rates existing at the time of the expiration of those leases.
6422: 6423: 6424:

6425:

We received an appraisal which states that it was prepared in conformity with the requirements of the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Standards of Professional Appraisal Practice of the Appraisal Institute, by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported a fair market value for Lake Olympia Square, as of August 27, 1999, of $10,225,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

6426: 6427:

6428:

Boynton Commons, Boynton Beach, Florida

6429: 6430:

On July 27, 1999, we purchased an existing 210,488 gross leasable square foot shopping center known as Boynton Commons by acquiring the interests of two companies affiliated with our Advisor, Inland Southeast Investment Corporation and Inland Southeast Acquisition Corp. (collectively, the "Boynton Commons Affiliates"), in Inland Boynton Investment, L.L.C. and Inland Boynton Acquisitions, L.L.C., respectively. Our affiliate purchased the property from an unaffiliated third party on our behalf in contemplation of our having this equity offering. We acquired the property from our affiliate for its costs after our receipt of proceeds from this equity offering. Those two limited liability companies are the general partners of Boynton Beach Development Associates (the "Boynton Commons Property Partnership"), which is a general partnership that owns the entire fee simple interest in Boynton Commons.

6431: 6432:

Boynton Commons is located on the southwest corner of North Congress Avenue and Old Boynton Road, in Boynton Beach, Palm Beach County, Florida.

6433: 6434:

Inland Boynton Investment, L.L.C. and Inland Boynton Acquisitions, L.L.C. purchased the interests of the former general partners of the Boynton Commons Property Partnership on March 22, 1999 from unaffiliated third parties. The $30,563,440 we paid for this property represents the total costs incurred by the Boynton Commons Affiliates as of July 27, 1999 in connection with their purchase, through Inland Boynton Investment, L.L.C and Inland Boynton Acquisitions, L.L.C., of the general partnership interests in the Boynton Commons Property Partnership. Such costs consist of the following paid by the Boynton Commons Affiliates:

6435: 6436:

6437: 6439: 6441: 6443: 6444: 6446: 6448: 6450: 6451: 6453: 6455: 6457: 6458: 6460: 6462: 6464: 6465: 6466: 6467: 6468: 6469: 6470: 6472: 6474: 6475: 6476: 6477: 6478: 6479:
6438: *	6440: Purchase Price	6442: $30,250,000
6445: *	6447: Acquisition costs to third parties	6449: 67,165
6452: *	6454: Financing costs to an Inland affiliate	6456: 137,767
6459: *	6461: Financing costs to third parties	6463: 108,508

	6471: Total	6473: $30,563,440

6480:
6481: 6482: 6483:

Our acquisition cost is approximately $145 per square foot of leasable space. We paid a total of $6,262,193 to the Boynton Commons Affiliates, since the outstanding balance of the first mortgage loan and certain prorations were credited against the purchase price. That entire amount, plus an additional $346,371 provided by the Boynton Commons Affiliates, was paid to Inland Mortgage Investment Corporation, an Inland affiliated company, as payment in full of two promissory notes evidencing loans made to the Boynton Commons Affiliates in connection with their purchase in March 1999 of this property. The promissory notes provided for the payment of interest only at the rate of 10.9% per annum.

6484: 6485:

In evaluating this property as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that the shopping center is located within a vibrant economic area. We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

6486: 6487:

We do not anticipate making any significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

6488: 6489:

6490:

We purchased this property subject to a first mortgage and a collateral assignment of rents and leases in favor of SouthTrust Bank, National Association, which secure two promissory notes in the aggregate principal amount of $24,200,000, which we reduced to $22,922,580 concurrently with the acquisition. One promissory note is in the principal amount of $15,125,000, requires monthly payments of interest only at the fixed rate of 7.21% per annum and is due March 19, 2006. The other note originally had an outstanding principal balance of $7,797,580, required monthly payments of interest only at a floating rate per annum of 1.75% over a LIBOR related index and came due on March 19, 2000. On March 19, 2000, the lender agreed to extend the loan for six months in consideration for our payment of a fee of $10,000 and our partial paydown of the loan by $3,270,080, leaving a balance of $4,527,500 which was paid in full in September 2000.

6491: 6492:

Boynton Commons, which is situated on approximately 23 acres and was built in 1998, consists of two one-story, multi-tenant retail buildings, one single tenant stand alone building and three outlot buildings. As of September 1, 2000, this property was 98% leased. Four tenants, The Sports Authority (a sporting goods store), Bed, Bath & Beyond (a home furnishings store), Barnes & Noble (a display and retail sale and/or rental of books, magazines and other media store) and PetSmart (a pet and pet accessory retail store), each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

6493: 6494: 6495: 6497: 6499: 6501: 6504: 6506: 6508: 6509: 6510: 6511: 6512: 6513: 6514: 6515: 6516: 6518: 6520: 6522: 6524: 6526: 6528: 6529: 6531: 6532: 6533: 6535: 6537: 6539: 6540: 6542: 6543: 6544: 6546: 6548: 6550: 6551: 6553: 6554: 6555: 6557: 6559: 6561: 6562: 6563: 6564: 6565: 6566: 6567: 6568: 6569: 6571: 6573: 6575: 6577: 6579: 6581: 6582: 6583: 6584: 6585: 6587: 6589: 6591: 6592: 6594: 6595: 6596: 6598: 6600: 6602: 6603: 6605: 6606: 6607: 6609: 6611: 6613: 6614: 6616: 6617: 6618: 6620: 6622: 6624: 6625: 6626: 6627: 6628: 6629: 6630: 6631: 6632: 6634: 6636: 6638: 6640: 6642: 6644: 6645: 6646: 6647: 6648: 6650: 6652: 6654: 6655: 6656: 6657: 6658: 6660: 6662: 6664: 6665: 6667: 6668: 6669: 6671: 6673: 6675: 6676: 6678: 6679: 6680: 6682: 6684: 6686: 6687: 6689: 6690: 6691: 6693: 6695: 6697: 6698: 6699: 6700: 6701: 6702: 6703: 6704: 6705: 6707: 6709: 6711: 6713: 6715: 6717: 6718: 6719: 6720: 6721: 6723: 6725: 6727: 6728: 6729: 6730: 6731: 6733: 6735: 6737: 6738: 6740: 6741: 6742: 6744: 6746: 6748: 6749: 6751: 6752: 6753: 6755: 6757: 6759: 6760: 6762: 6763: 6764: 6766: 6768: 6770: 6771: 6773: 6774: 6775: 6777: 6779: 6781: 6782: 6784: 6785: 6786: 6788: 6790: 6792: 6793:
6496: Lessee	6498: Approximate GLA Leased (Sq. Ft.)	6500: % of Total GLA	6502: Base Rent Per Square Foot Per Annum 6503: ($)	6505: Lease Term Beginning	6507: Lease Term To

6517: The Sports Authority	6519: 42,972	6521: 20	6523: 8.00	6525: 03/98	6527: 03/13
6530: Option 1			6534: 10.00	6536: 04/13	6538: 03/18
6541: Option 2			6545: 11.00	6547: 04/18	6549: 03/23
6552: Option 3			6556: 12.00	6558: 04/23	6560: 03/28

6570: Bed, Bath & Beyond	6572: 37,559	6574: 18	6576: 10.50	6578: 05/98	6580: 04/08
			6586: 11.50	6588: 05/08	6590: 01/14
6593: Option 1			6597: 12.50	6599: 02/14	6601: 01/19
6604: Option 2			6608: 13.50	6610: 02/19	6612: 01/24
6615: Option 3			6619: 14.50	6621: 02/24	6623: 01/29

6633: Barnes & Noble	6635: 27,000	6637: 13	6639: 15.00	6641: 10/97	6643: 12/02
			6649: 16.25	6651: 01/03	6653: 12/07
			6659: 17.50	6661: 01/08	6663: 02/13
6666: Option 1			6670: 19.00	6672: 03/13	6674: 02/18
6677: Option 2			6681: 21.00	6683: 03/18	6685: 02/23
6688: Option 3			6692: 23.00	6694: 03/23	6696: 02/28

6706: Petsmart	6708: 22,486	6710: 11	6712: 10.75	6714: 06/98	6716: 02/04
			6722: 11.00	6724: 03/04	6726: 02/09
			6732: 11.50	6734: 03/09	6736: 01/14
6739: Option 1			6743: 12.25	6745: 02/14	6747: 01/19
6750: Option 2			6754: 13.00	6756: 02/19	6758: 01/24
6761: Option 3			6765: 13.75	6767: 02/24	6769: 01/29
6772: Option 4			6776: 14.50	6778: 02/29	6780: 01/34
6783: Option 5			6787: 15.25	6789: 02/34	6791: 01/39
6794: 6795: 6796:

6797:

For federal income tax purposes, our depreciable basis in this property is approximately $21,940,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively. Real estate taxes for 1999 were $464,046.

6798: 6799:

On September 1, 2000, a total of 207,288 square feet was leased to 18 tenants at this property. The following tables set forth certain information with respect to those leases:

6800: 6801: 6802: 6804: 6806: 6808: 6810: 6813: 6816: 6817: 6818: 6819: 6820: 6821: 6822: 6823: 6824: 6826: 6828: 6830: 6832: 6834: 6836: 6837: 6839: 6841: 6843: 6845: 6847: 6849: 6850: 6851: 6852: 6853: 6855: 6856: 6857: 6858: 6860: 6862: 6864: 6866: 6868: 6870: 6871: 6873: 6875: 6877: 6879: 6881: 6883: 6884: 6886: 6888: 6890: 6892: 6894: 6896: 6897: 6899: 6901: 6903: 6905: 6907: 6909: 6910: 6912: 6914: 6916: 6918: 6920: 6922: 6923: 6925: 6927: 6929: 6931: 6933: 6935: 6936: 6938: 6940: 6942: 6944: 6946: 6948: 6949: 6951: 6953: 6955: 6957: 6959: 6961: 6962: 6964: 6966: 6968: 6970: 6972: 6974: 6975: 6977: 6979: 6981: 6983: 6985: 6987: 6988: 6990: 6992: 6994: 6996: 6998: 7000: 7001: 7003: 7005: 7007: 7009: 7011: 7013: 7014: 7016: 7018: 7020: 7022: 7024: 7026: 7027: 7029: 7031: 7033: 7035: 7037: 7039: 7040: 7042: 7044: 7046: 7048: 7050: 7052: 7053: 7055: 7057: 7059: 7061: 7063: 7065: 7066: 7068: 7070: 7071: 7072: 7073: 7074: 7075:
6803: Lessee (1)	6805: Approximate GLA Leased (Sq. Ft.)	6807: Lease Ends	6809: Renewal Options	6811: Current Annual Rent 6812: ($)	6814: Base Rent Per Square Foot Per Annum 6815: ($)

6825: The Hasty Mortgage Corporation	6827: 1,520	6829: 10/03	6831: -	6833: 39,520	6835: 25.00
6838: Pak Mail Centers	6840: 1,096	6842: 11/03	6844: 1/3 yr. &.	6846: 27,400	6848: 25.00
6854: 1/2 yr.
6859: Father & Son Restaurants	6861: 1,900	6863: 12/03	6865: 1/5 yr.	6867: 47,500	6869: 25.00
6872: Gianna Christine Salon & Day Spa	6874: 3,200	6876: 06/04	6878: 2/5 yr.	6880: 86,528	6882: 27.04
6885: MVP Hair Salon	6887: 1,500	6889: 11/04	6891: 2/5 yr.	6893: 37,500	6895: 25.00
6898: GNC	6900: 1,342	6902: 11/04	6904: -	6906: 30,866	6908: 23.00
6911: Huntington Learning Centers	6913: 2,078	6915: 12/04	6917: 1/5 yr.	6919: 45,716	6921: 22.00
6924: Alfred Angelo	6926: 4,400	6928: 08/05	6930: 1/5 yr.	6932: 101,200	6934: 23.00
6937: Tony Roma's Famous For Ribs	6939: 6,125	6941: 03/08	6943: 3/5 yr.	6945: 80,000	6947: 13.06
6950: Old Navy	6952: 15,400	6954: 06/08	6956: 1/5 yr.	6958: 169,400	6960: 11.00
6963: The Mens Warehouse	6965: 5,000	6967: 07/08	6969: 2/5 yr.	6971: 100,000	6973: 20.00
6976: Party City	6978: 12,000	6980: 01/09	6982: 2/5 yr.	6984: 174,000	6986: 14.50
6989: Barnes & Noble	6991: 27,000	6993: 02/13	6995: 3/5 yr.	6997: 405,000	6999: 15.00
7002: The Sports Authority	7004: 42,972	7006: 03/13	7008: 3/5 yr.	7010: 343,776	7012: 8.00
7015: Petsmart	7017: 22,486	7019: 01/14	7021: 5/5 yr.	7023: 241,732	7025: 10.75
7028: Bed, Bath & Beyond	7030: 37,559	7032: 01/14	7034: 3/5 yr.	7036: 394,370	7038: 10.50
7041: Jared Galleria	7043: 5,780	7045: 01/20	7047: 2/5 yr.	7049: 192,000	7051: 33.22
7054: Walgreens	7056: 15,930	7058: 08/58	7060: -	7062: 254,880	7064: 16.00
7067: Vacant	7069: 3,200
7076: 7077: 7078:
  7079: 7080:
  In general, each tenant also pays its proportionate share of real estate taxes, insurance, management fees and common area maintenance costs. In addition, Party City, Old Navy, Bed, Bath & Beyond and Walgreens are required to pay, as additional rent, a percentage of gross sales if gross sales exceed a prescribed amount. However, none are currently paying percentage rent since their gross sales have not reached the prescribed amounts.
7081: 7082: 7083:

7084:

 7085: 7086: 7088: 7090: 7092: 7095: 7097: 7099: 7101: 7103: 7104: 7105: 7106: 7107: 7108: 7109: 7110: 7111: 7112: 7113: 7115: 7117: 7119: 7121: 7123: 7125: 7127: 7129: 7130: 7132: 7134: 7136: 7138: 7140: 7142: 7144: 7146: 7147: 7149: 7151: 7153: 7155: 7157: 7159: 7161: 7163: 7164: 7166: 7168: 7170: 7172: 7174: 7176: 7178: 7180: 7181: 7183: 7185: 7187: 7189: 7191: 7193: 7195: 7197: 7198: 7200: 7202: 7204: 7206: 7208: 7210: 7212: 7214: 7215: 7217: 7219: 7221: 7223: 7225: 7227: 7229: 7231: 7232: 7234: 7236: 7238: 7240: 7242: 7244: 7246: 7248: 7249: 7251: 7253: 7255: 7257: 7259: 7261: 7263: 7265: 7266: 7268: 7270: 7272: 7274: 7276: 7278: 7280: 7282: 7283:
7087: Year Ending December 31,	7089: Number of Leases Expiring	7091: Approx. GLA of Expiring Leases (Sq. Ft.)	7093: Annual Base Rent of Expiring Leases 7094: ($)	7096: Total Annual Base Rent (1) ($)	7098: Average Base Rent Per Square Foot Under Expiring Leases ($)	7100: Percent of Total Building GLA Represented by Expiring Leases (%)	7102: Percent of Annual Base Rent Represented by Expiring Leases (2) (%)

7114: 2000	7116: -	7118: -	7120: -	7122: 2,768,053	7124: -	7126: -	7128: -
7131: 2001	7133: -	7135: -	7137: -	7139: 2,774,086	7141: -	7143: -	7145: -
7148: 2002	7150: -	7152: -	7154: -	7156: 2,786,483	7158: -	7160: -	7162: -
7165: 2003	7167: 3	7169: 4,516	7171: 122,785	7173: 2,854,250	7175: 27.19	7177: 2.15	7179: 4.30
7182: 2004	7184: 4	7186: 8,120	7188: 221,713	7190: 2,748,017	7192: 27.30	7194: 3.86	7196: 8.07
7199: 2005	7201: 1	7203: 4,400	7205: 110,583	7207: 2,553,152	7209: 25.13	7211: 2.09	7213: 4.33
7216: 2006	7218: -	7220: -	7222: -	7224: 2,442,569	7226: -	7228: -	7230: -
7233: 2007	7235: -	7237: -	7239: -	7241: 2,442,569	7243: -	7245: -	7247: -
7250: 2008	7252: 3	7254: 26,525	7256: 356,400	7258: 2,502,124	7260: 13.44	7262: 12.60	7264: 14.24
7267: 2009	7269: 1	7271: 12,000	7273: 192,000	7275: 2,183,294	7277: 16.00	7279: 5.70	7281: 8.79
7284: 7285: 7286:
  7287: 7288:
  This column represents annualized base rent. For purposes of this column, we made no assumptions regarding the re-leasing of expiring leases. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease.
  7289: 7290:
  In view of the assumption made with regard to Total Annual Base Rent as explained in footnote (1), the percentages shown may not be reflective of the expected actual percentages.
  7291: 7292:
  The foregoing assumptions should not be deemed indicative of or a prediction of future actual results. It is the opinion of our management that the space for expiring leases will be re-leased at market rates existing at the time of the expiration of those leases.
7293: 7294: 7295:

7296:

We received an appraisal which states that it was prepared in conformity with the requirements of the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Standards of Professional Appraisal Practice of the Appraisal Institute, by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported a fair market value for Boynton Commons, as of July 17, 1999, of $30,750,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

7297: 7298:

Town Center Commons, Kennesaw, Georgia

7299: 7300:

On July 1, 1999, we purchased approximately 8 acres improved with 72,108 gross leasable square feet of an existing 159,758 square foot shopping center known as Town Center Commons by acquiring the interests of Inland Southeast Investment Corporation and Inland Southeast Acquisition Corp. (collectively, the "Town Center Affiliates"), both of which are affiliates of our Advisor, in Inland Southeast Town Center Limited Partnership (the "Town Center Property Partnership"). Our affiliate purchased the property from an unaffiliated third party on our behalf in contemplation of our having this equity offering. We acquired the property from our affiliate for its costs after our receipt of proceeds from this equity offering. The Town Center Property Partnership owns the entire fee simple interest in only the 72,108 gross leasable square feet of Town Center Commons we purchased and has no ownership interest in the other 87,650 square foot portion of the shopping center. The portion of Town Center Commons in which we have no ownership interest consists of an 80,000 square foot Galyan's department store and a 7,650 square foot The Shane Company jewelry store in two separate buildings. The portion of Town Center Commons that we own will be referred to in this Supplement as "Our Portion of Town Center Commons" or "this Property" and the entire shopping center will be referred to as "Town Center Commons".

7301: 7302:

Town Center Commons is located west of I-75 on Ernest Barrett Parkway in Kennesaw, Georgia, and is approximately 25 miles northwest of downtown Atlanta.

7303: 7304:

The Town Center Property Partnership purchased Our Portion of Town Center Commons on April 13, 1999 from an unaffiliated third party. The $9,656,381 we paid for this Property represents the total costs of the Town Center Affiliates as of the date of our purchase of their interests. Such costs consists of the following paid by the Town Center Affiliates:

7305: 7306:

7307: 7309: 7311: 7313: 7314: 7316: 7318: 7320: 7321: 7323: 7325: 7327: 7328: 7330: 7332: 7334: 7335: 7336: 7337: 7338: 7339: 7340: 7342: 7344: 7345: 7346: 7347:
7308: *	7310: Purchase Price	7312: $9,494,000
7315: *	7317: Acquisition costs to third parties	7319: 76,923
7322: *	7324: Financing costs to an Inland affiliate	7326: 47,458
7329: *	7331: Financing costs to third parties	7333: 38,000

	7341: Total	7343: $9,656,381

7348:
7349: 7350: 7351:

Our acquisition cost is approximately $134 per square foot of leasable space. We paid a total of $1,919,737 to the Town Center Affiliates, since the outstanding balance of the mortgage loans and certain prorations were credited against the purchase price. Of such amount, $1,914,757 was paid to Inland Mortgage Investment Corporation, an Inland affiliated company, as payment in full of a promissory note evidencing a loan made to the Town Center Affiliates in connection with the purchase in April 1999 of this Property. The promissory note provided for the payment of interest only at the rate of 10.9% per annum.

7352: 7353:

In evaluating this Property as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that the shopping center is located within a vibrant economic area. We believe that this Property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This Property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. The Company did not consider any other factors materially relevant to the decision to acquire this Property.

7354: 7355:

We do not anticipate making any significant repairs and improvements to this Property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

7356: 7357:

7358:

7359:

We purchased this Property subject to two mortgages and a collateral assignment of rents and leases in favor of SouthTrust Bank, National Association, which secure promissory notes in the aggregate principal amount of $7,600,000, which we reduced to $7,258,000 concurrently with the acquisition. One promissory note is in the principal amount of $4,750,000, requires monthly payments of interest only at the fixed rate of 7% per annum and is due on April 13, 2006. Payment of all or part of this note before maturity requires a prepayment premium initially equal to 2% of the amount being prepaid, but declining to 1 1/2% during the sixth, and 1% in the seventh, loan years. The other note required monthly payments of interest only at a floating rate per annum of 1.75% over a LIBOR related index, was due on April 13, 2000 and was paid on its due date.

7360: 7361:

Our Portion of Town Center Commons, which was built in 1998, consists of two one-story, multi-tenant retail buildings. As of September 1, 2000, this Property was 93% leased. Two tenants, JC Penney Home Store (a home furnishings store) and Baptist Book Store (a religious retail store), each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

7362: 7363: 7364: 7366: 7368: 7370: 7373: 7375: 7377: 7378: 7380: 7382: 7384: 7386: 7388: 7390: 7391: 7392: 7393: 7394: 7396: 7398: 7400: 7401: 7403: 7404: 7405: 7407: 7409: 7411: 7412: 7414: 7415: 7416: 7418: 7420: 7422: 7423: 7425: 7426: 7427: 7429: 7431: 7433: 7434: 7435: 7436: 7437: 7438: 7439: 7440: 7441: 7443: 7445: 7447: 7449: 7451: 7453: 7454: 7455: 7456: 7457: 7459: 7461: 7463: 7464: 7466: 7467: 7468: 7470: 7472: 7474: 7475: 7477: 7478: 7479: 7481: 7483: 7485: 7486:
7365: Lessee	7367: Approximate GLA Leased (Sq. Ft.)	7369: % of Total GLA	7371: Base Rent Per Square Foot Per Annum 7372: ($)	7374: Lease Term Beginning	7376: Lease Term To
7379: JC Penney Home Store	7381: 42,728	7383: 59	7385: 10.50	7387: 11/98	7389: 10/03
			7395: 11.50	7397: 11/03	7399: 10/08
7402: Option 1			7406: 12.75	7408: 11/08	7410: 10/13
7413: Option 2			7417: 14.00	7419: 11/13	7421: 10/18
7424: Option 3			7428: 15.25	7430: 11/18	7432: 10/23

7442: Baptist Book Store	7444: 7,800	7446: 11	7448: 16.00	7450: 01/99	7452: 07/03
			7458: 17.25	7460: 08/03	7462: 09/08
7465: Option 1			7469: 18.57	7471: 10/08	7473: 09/13
7476: Option 2			7480: 20.03	7482: 10/13	7484: 09/18
7487: 7488: 7489:

For federal income tax purposes, our depreciable basis in this Property is approximately $6,375,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively. Real estate taxes for 2000 are $89,094.

7490: 7491:

On September 1, 2000, a total of 67,308 square feet was leased to 10 tenants at this Property. The following tables set forth certain information with respect to those leases:

7492: 7493:

7494:

 7495: 7496: 7498: 7500: 7502: 7504: 7507: 7510: 7511: 7512: 7513: 7514: 7515: 7516: 7517: 7518: 7520: 7522: 7524: 7526: 7528: 7530: 7531: 7533: 7535: 7537: 7539: 7541: 7543: 7544: 7546: 7548: 7550: 7552: 7554: 7556: 7557: 7559: 7561: 7563: 7565: 7567: 7569: 7570: 7572: 7574: 7576: 7578: 7580: 7582: 7583: 7585: 7587: 7589: 7591: 7593: 7595: 7596: 7598: 7600: 7602: 7604: 7606: 7608: 7609: 7611: 7613: 7615: 7617: 7619: 7621: 7622: 7624: 7626: 7628: 7630: 7632: 7634: 7635: 7637: 7639: 7641: 7643: 7645: 7647: 7648: 7650: 7652: 7653: 7654: 7655: 7656: 7657:
7497: Lessee (1)	7499: Approximate GLA Leased (Sq. Ft.)	7501: Lease Ends	7503: Renewal Options	7505: Current Annual Rent 7506: ($)	7508: Base Rent Per Square Foot Per Annum 7509: ($)

7519: Town Center Nails	7521: 1,040	7523: 03/03	7525: -	7527: 19,760	7529: 19.00
7532: Original Mattress Factory	7534: 4,600	7536: 12/03	7538: 1/3 yr.	7540: 89,700	7542: 19.50
7545: Powertel	7547: 1,300	7549: 02/04	7551: -	7553: 25,350	7555: 19.50
7558: Accustaff	7560: 1,500	7562: 02/04	7564: -	7566: 29,250	7568: 19.50
7571: Nu Age Nutrition	7573: 1,040	7575: 03/04	7577: -	7579: 19,760	7581: 19.00
7584: Master Portrait	7586: 1,300	7588: 03/04	7590: 1/5 yr.	7592: 24,700	7594: 19.00
7597: Gondolier Pizza	7599: 3,000	7601: 04/04	7603: 2/5 yr.	7605: 51,000	7607: 17.00
7610: Atlantic Billiard	7612: 3,000	7614: 08/04	7616: 1/5 yr.	7618: 49,500	7620: 16.50
7623: Baptist Book Store	7625: 7,800	7627: 09/08	7629: 2/5 yr.	7631: 124,800	7633: 16.00
7636: JC Penney Home Store	7638: 42,728	7640: 10/08	7642: 3/5 yr.	7644: 448,644	7646: 10.50
7649: Vacant	7651: 4,800
7658: 7659: 7660:
  7661: 7662:
  In general, each tenant also pays its proportionate share of real estate taxes, insurance, common area maintenance costs and management fees. In addition, Baptist Book Store, Original Mattress Factory, Nu Age Nutrition, Town Center Nails, Powertel and Gondolier Pizza are required to pay, as additional rent, a percentage of gross sales if gross sales exceed a prescribed amount. However none are currently paying percentage rent since their gross sales have not reached the prescribed amounts.
7663: 7664: 7665: 7666: 7668: 7670: 7672: 7675: 7677: 7679: 7681: 7683: 7684: 7685: 7686: 7687: 7688: 7689: 7690: 7691: 7692: 7693: 7695: 7697: 7699: 7701: 7703: 7705: 7707: 7709: 7710: 7712: 7714: 7716: 7718: 7720: 7722: 7724: 7726: 7727: 7729: 7731: 7733: 7735: 7737: 7739: 7741: 7743: 7744: 7746: 7748: 7750: 7752: 7754: 7756: 7758: 7760: 7761: 7763: 7765: 7767: 7769: 7771: 7773: 7775: 7777: 7778: 7780: 7782: 7784: 7786: 7788: 7790: 7792: 7794: 7795: 7797: 7799: 7801: 7803: 7805: 7807: 7809: 7811: 7812: 7814: 7816: 7818: 7820: 7822: 7824: 7826: 7828: 7829: 7831: 7833: 7835: 7837: 7839: 7841: 7843: 7845: 7846: 7848: 7850: 7852: 7854: 7856: 7858: 7860: 7862: 7863:
7667: Year Ending December 31,	7669: Number of Leases Expiring	7671: Approx. GLA of Expiring Leases (Sq. Ft.)	7673: Annual Base Rent of Expiring Leases 7674: ($)	7676: Total Annual Base Rent (1) ($)	7678: Average Base Rent Per Square Foot Under Expiring Leases ($)	7680: Percent of Total Building GLA Represented by Expiring Leases (%)	7682: Percent of Annual Base Rent Represented by Expiring Leases (2) (%)

7694: 2000	7696: -	7698: -	7700: -	7702: 873,564	7704: -	7706: -	7708: -
7711: 2001	7713: -	7715: -	7717: -	7719: 890,764	7721: -	7723: -	7725: -
7728: 2002	7730: -	7732: -	7734: -	7736: 895,964	7738: -	7740: -	7742: -
7745: 2003	7747: 2	7749: 5,640	7751: 116,360	7753: 903,834	7755: 20.63	7757: 7.82	7759: 12.87
7762: 2004	7764: 6	7766: 11,140	7768: 219,606	7770: 835,778	7772: 19.71	7774: 15.45	7776: 26.28
7779: 2005	7781: -	7783: -	7785: -	7787: 625,922	7789: -	7791: -	7793: -
7796: 2006	7798: -	7800: -	7802: -	7804: 625,922	7806: -	7808: -	7810: -
7813: 2007	7815: -	7817: -	7819: -	7821: 625,922	7823: -	7825: -	7827: -
7830: 2008	7832: 2	7834: 50,528	7836: 625,922	7838: 625,922	7840: 12.39	7842: 70.07	7844: 100.00
7847: 2009	7849: -	7851: -	7853: -	7855: -	7857: -	7859: -	7861: -
7864: 7865: 7866:
  7867: 7868:
  This column represents annualized base rent. For purposes of this column, we made no assumptions regarding the re-leasing of expiring leases. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease.
  7869: 7870:
  In view of the assumption made with regard to Total Annual Base Rent as explained in footnote (1), the percentages shown may not be reflective of the expected actual percentages.
  7871: 7872:
  The foregoing assumptions should not be deemed indicative of or a prediction of future actual results. It is the opinion of our management that the space for expiring leases will be re-leased at market rates existing at the time of the expiration of those leases.
7873: 7874: 7875:

7876:

We received an appraisal which states that it was prepared in conformity with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP) of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute, by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported a fair market value for Our Portion of Town Center Commons, as of June 3, 1999, of $9,750,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

7877: 7878:

7879:

Merchants Square Shopping Center, Zephyrhills, Florida

7880: 7881:

On June 4, 1999, we purchased Merchants Square Shopping Center by acquiring the interests of the Merchants Square Affiliated Partners, affiliates of our Advisor, in the Merchants Square Property Partnership. Our affiliate purchased the property from an unaffiliated third party on our behalf in contemplation of our having this equity offering. We acquired the property from our affiliate for its costs after our receipt of proceeds from this equity offering. This shopping center is located at the intersection of U.S. 301 North and Pretty Pond Road in Zephyrhills, Florida and is described in detail in our Prospectus. We purchased Merchants Square for $5,742,042, which represents the total costs incurred by the Merchants Square Affiliated Partners in connection with their acquisition and financing of this property as of June 4, 1999. This price represents approximately $77 per square foot of leasable space. A total of $1,496,500 was paid to the Merchants Square Affiliated Partners, since the outstanding balance of the first mortgage loan and certain prorations were credited against the purchase price.

7882: 7883:

Merchants Square, built in 1993, is comprised of a one-story, multi-user retail facility. Merchants Square contains 74,849 leasable square feet. As of September 1, 2000, Merchants Square was 100% leased.

7884: 7885:

In evaluating Merchants Square as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates are comparable to market rates. We believe that Merchants Square is located within a vibrant economic area. We did not consider any other factors materially relevant to the decision to acquire this property.

7886: 7887:

We do not anticipate making any significant repairs and improvements to Merchants Square over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

7888: 7889:

7890:

Two tenants, Kash 'N Karry (a supermarket) and Fashion Bug (a clothing store), each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

7891: 7892: 7893: 7895: 7897: 7899: 7902: 7904: 7906: 7907: 7908: 7909: 7910: 7911: 7912: 7913: 7914: 7916: 7918: 7920: 7922: 7924: 7926: 7927: 7929: 7930: 7931: 7933: 7935: 7937: 7938: 7939: 7940: 7941: 7942: 7943: 7944: 7945: 7947: 7949: 7951: 7953: 7955: 7957: 7958: 7960: 7961: 7962: 7964: 7966: 7968: 7969: 7971: 7972: 7973: 7975: 7977: 7979: 7980: 7982: 7983: 7984: 7986: 7988: 7990: 7991:
7894: Lessee	7896: Approximate GLA Leased (Sq. Ft.)	7898: % of Total GLA	7900: Base Rent Per Square Foot Per Annum 7901: ($)	7903: Lease Term Beginning	7905: Lease Term To

7915: Kash 'N Karry	7917: 47,955	7919: 64	7921: 6.70	7923: 05/28/93	7925: 05/27/13
7928: Options (1)			7932: 6.70	7934: 05/28/13	7936: 05/27/43

7946: Fashion Bug	7948: 9,040	7950: 12	7952: 8.00	7954: 04/01/93	7956: 01/31/04
7959: Option 1			7963: 8.50	7965: 02/01/04	7967: 01/31/09
7970: Option 2			7974: 9.00	7976: 02/01/09	7978: 01/31/14
7981: Option 3			7985: 9.50	7987: 02/01/14	7989: 01/31/19
7992: 7993: 7994:
  7995: 7996:
  There are six successive five-year renewal options at the same base rent per square foot per annum.
7997: 7998: 7999:

For federal income tax purposes, our depreciable basis in Merchants Square is approximately $4,762,000. When we calculate depreciation expense, for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively. Real estate taxes for 1999 were $126,955.

8000: 8001:

On September 1, 2000, a total of 74,849 square feet was leased to 13 tenants at Merchants Square. The following tables set forth certain information with respect to those leases:

8002: 8003: 8004: 8006: 8008: 8010: 8012: 8015: 8018: 8019: 8020: 8021: 8022: 8023: 8024: 8025: 8026: 8028: 8030: 8032: 8034: 8036: 8038: 8039: 8041: 8043: 8045: 8047: 8049: 8051: 8052: 8054: 8056: 8058: 8060: 8062: 8064: 8065: 8067: 8069: 8071: 8073: 8075: 8077: 8078: 8080: 8082: 8084: 8086: 8088: 8090: 8091: 8093: 8095: 8097: 8099: 8101: 8103: 8104: 8106: 8108: 8110: 8112: 8114: 8116: 8117: 8119: 8121: 8123: 8125: 8127: 8129: 8130: 8132: 8134: 8136: 8138: 8140: 8142: 8143: 8145: 8147: 8149: 8151: 8153: 8155: 8156: 8158: 8160: 8162: 8164: 8166: 8168: 8169: 8171: 8173: 8175: 8177: 8179: 8181: 8182: 8184: 8186: 8188: 8190: 8192: 8194: 8195:
8005: Lessee (1)	8007: Approximate GLA Leased (Sq. Ft.)	8009: Lease Ends	8011: Renewal Options	8013: Current Annual Rent 8014: ($)	8016: Base Rent Per Square Foot Per Annum 8017: ($)

8027: Postal Zone	8029: 1,197	8031: 01/01	8033: 2/3 yr.	8035: 11,970	8037: 10.00
8040: Concire Centers	8042: 1,009	8044: 04/01	8046: -	8048: 11,604	8050: 11.50
8053: Nabers Jewelers	8055: 1,000	8057: 04/01	8059: 2/1 yr.	8061: 13,300	8063: 13.30
8066: Bingham Realty	8068: 578	8070: 04/01	8072: -	8074: 5,780	8076: 10.00
8079: Cuts, Curls & Color	8081: 1,200	8083: 05/02	8085: -	8087: 15,528	8089: 12.94
8092: Beef O'Bradys	8094: 2,030	8096: 06/02	8098: -	8100: 23,047	8102: 11.35
8105: Payless Shoe Source	8107: 2,800	8109: 03/03	8111: 2/5 yr.	8113: 26,600	8115: 9.50
8118: Sally Beauty Supply	8120: 1,600	8122: 04/03	8124: 1/5 yr.	8126: 17,600	8128: 11.00
8131: L.G. Edwards Insurance	8133: 2,000	8135: 05/03	8137: -	8139: 23,500	8141: 11.75
8144: Dr. Baldridge	8146: 1,120	8148: 07/03	8150: 2/5 yr.	8152: 14,112	8154: 12.60
8157: Fashion Bug	8159: 9,040	8161: 01/04	8163: 3/5 yr.	8165: 72,320	8167: 8.00
8170: Dollar Tree	8172: 3,320	8174: 06/04	8176: 3/4 yr.	8178: 34,650	8180: 10.44
8183: Kash N' Karry	8185: 47,955	8187: 05/13	8189: 6/5 yr.	8191: 321,299	8193: 6.70
8196: 8197: 8198:
  8199: 8200:
  In general, each tenant also pays its proportionate share of real estate taxes, insurance, common area maintenance costs and management fees. In addition, Kash N' Karry, Dollar Tree, Fashion Bug, Sally Beauty Supply, Payless Shoe Source, Beef O'Bradys, Cuts, Curls & Color, Naber Jewelers and Postal Zone are required to pay, as additional rent, a percentage of gross sales if gross sales exceed a prescribed amount. However only Nabers Jewelers is currently paying percentage rent since the gross sales of the other tenants have not reached the prescribed amounts.
8201: 8202: 8203:

8204: 8205: 8206: 8208: 8210: 8212: 8215: 8217: 8219: 8221: 8223: 8224: 8225: 8226: 8227: 8228: 8229: 8230: 8231: 8232: 8233: 8235: 8237: 8239: 8241: 8243: 8245: 8247: 8249: 8250: 8252: 8254: 8256: 8258: 8260: 8262: 8264: 8266: 8267: 8269: 8271: 8273: 8275: 8277: 8279: 8281: 8283: 8284: 8286: 8288: 8290: 8292: 8294: 8296: 8298: 8300: 8301: 8303: 8305: 8307: 8309: 8311: 8313: 8315: 8317: 8318: 8320: 8322: 8324: 8326: 8328: 8330: 8332: 8334: 8335: 8337: 8339: 8341: 8343: 8345: 8347: 8349: 8351: 8352: 8354: 8356: 8358: 8360: 8362: 8364: 8366: 8368: 8369: 8371: 8373: 8375: 8377: 8379: 8381: 8383: 8385: 8386: 8388: 8390: 8392: 8394: 8396: 8398: 8400: 8402: 8403:
8207: Year Ending December 31,	8209: Number of Leases Expiring	8211: Approx. GLA of Expiring Leases (Sq. Ft.)	8213: Annual Base Rent of Expiring Leases 8214: ($)	8216: Total Annual Base Rent (1) ($)	8218: Average Base Rent Per Square Foot Under Expiring Leases ($)	8220: Percent of Total Building GLA Represented by Expiring Leases (%)	8222: Percent of Annual Base Rent Represented by Expiring Leases (2) (%)

8234: 2000	8236: -	8238: -	8240: -	8242: 588,632	8244: -	8246: -	8248: -
8251: 2001	8253: 4	8255: 3,784	8257: 42,304	8259: 590,604	8261: 11.18	8263: 5.06	8265: 7.16
8268: 2002	8270: 2	8272: 3,230	8274: 38,739	8276: 548,820	8278: 11.99	8280: 4.32	8282: 7.06
8285: 2003	8287: 4	8289: 7,520	8291: 81,812	8293: 510,081	8295: 10.88	8297: 10.05	8299: 16.04
8302: 2004	8304: 2	8306: 12,360	8308: 106,970	8310: 428,269	8312: 8.65	8314: 16.51	8316: 24.98
8319: 2005	8321: -	8323: -	8325: -	8327: 321,299	8329: -	8331: -	8333: -
8336: 2006	8338: -	8340: -	8342: -	8344: 321,299	8346: -	8348: -	8350: -
8353: 2007	8355: -	8357: -	8359: -	8361: 321,299	8363: -	8365: -	8367: -
8370: 2008	8372: -	8374: -	8376: -	8378: 321,299	8380: -	8382: -	8384: -
8387: 2009	8389: -	8391: -	8393: -	8395: 321,299	8397: -	8399: -	8401: -
8404: 8405: 8406:
  8407: 8408:
  This column represents annualized base rent. For purposes of this column, we made no assumptions regarding the re-leasing of expiring leases. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease.
  8409: 8410:
  In view of the assumption made with regard to Total Annual Base Rent as explained in footnote (1), the percentages shown may not be reflective of the expected actual percentages.
  8411: 8412:
  The foregoing assumptions should not be deemed indicative of or a prediction of future actual results. It is the opinion of our management that the space for expiring leases will be re-leased at market rates existing at the time of the expiration of those leases.
8413: 8414: 8415:

We received an appraisal which states that it was prepared in conformity with the requirements of the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Standards of Professional Appraisal Practice of the Appraisal Institute, by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported a fair market value for Merchants Square, as of December 10, 1998, of $5,800,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

8416: 8417:

On October 22, 1999, we exercised our one-time right to prepay, without penalty, a portion of the outstanding principal indebtedness owed to First Union National Bank and secured by a first mortgage on the Merchants Square property. We paid $1,100,000 to First Union, reducing the outstanding principal balance of the indebtedness to $3,167,437 and reducing the interest rate from 7.5% per annum to 7.25% per annum. Monthly payments of interest only at the new rate commenced on November 1, 1999 and will be due through and including November 1, 2003. Starting on December 1, 2003, payments of principal and interest, based on a 360 month amortization schedule, will be due monthly with the entire outstanding balance due on November 1, 2008.

8418: 8419:

8420:

Lake Walden Square, Plant City, Florida

8421: 8422:

On May 3, 1999, we purchased Lake Walden Square by acquiring the interests of the Lake Walden Affiliated Partners, affiliates of our Advisor, in the Lake Walden Property Partnership. Our affiliate purchased the property from an unaffiliated third party on our behalf in contemplation of our having this equity offering. We acquired the property from our affiliate for its costs after our receipt of proceeds from this equity offering. This shopping center is located at the northwest and southwest corners of Alexander Road and State Route 39 in Plant City, Florida. We purchased Lake Walden Square for approximately $14,539,000, which represents the total costs incurred by the Lake Walden Affiliated Partners in connection with their acquisition and financing of this property as of May 3, 1999. In addition, we paid transfer fees of $10,500 to the first mortgage lender. This price represents approximately $57 per square foot of leasable space.

8423: 8424:

Lake Walden Square, built in 1992, is comprised of two one-story multi-tenant retail facilities. Lake Walden Square contains 262,451 leasable square feet. As of September 1, 2000, Lake Walden Square was 93% leased.

8425: 8426:

In evaluating Lake Walden Square as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates are comparable to market rates. We believe that Lake Walden Square is located within a vibrant economic area. Initially, we had planned on purchasing the Merchants Square Shopping Center, described in our Prospectus, as our first acquisition. However, due to restrictions of the first mortgage lender on the Lake Walden Square property, we had to purchase Lake Walden Square prior to May 4, 1999. We did not consider any other factors materially relevant to the decision to acquire this property.

8427: 8428:

We do not anticipate making any significant repairs and improvements to Lake Walden Square over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

8429: 8430:

Three tenants, Kash N' Karry (a supermarket), KMart (a discount department store) and Carmike Cinemas (a movie theatre), each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

8431: 8432: 8433: 8435: 8437: 8439: 8442: 8444: 8446: 8447: 8449: 8451: 8453: 8455: 8457: 8458: 8459: 8461: 8462: 8464: 8466: 8467: 8469: 8471: 8473: 8474: 8475: 8476: 8477: 8478: 8479: 8480: 8481: 8483: 8485: 8487: 8489: 8491: 8493: 8494: 8496: 8498: 8499: 8501: 8503: 8505: 8506: 8507: 8508: 8509: 8510: 8511: 8512: 8513: 8515: 8517: 8519: 8521: 8523: 8525: 8526: 8528: 8530: 8531: 8533: 8535: 8537: 8538: 8540: 8542: 8543: 8545: 8547: 8549: 8550: 8552: 8554: 8555: 8557: 8559: 8561: 8562:
8434: Lessee	8436: Approximate GLA Leased (Sq. Ft.)	8438: % of Total GLA	8440: Base Rent Per Square Foot Per Annum 8441: ($)	8443: Lease Term Beginning	8445: Lease Term To
8448: Kash N' Karry	8450: 46,300	8452: 18	8454: 6.75	8456: 03/01/92
8460: 03/31/12
8463: Options (1)	8465:		8468: 6.75	8470: 04/01/12	8472: 03/31/42

8482: KMart	8484: 91,266	8486: 36	8488: 4.20	8490: 03/01/82	8492: 03/31/17
8495: Options (2)	8497:		8500: 4.20	8502: 04/01/17	8504: 05/31/67

8514: Carmike Cinemas (3)	8516: 25,899	8518: 10	8520: 8.31	8522: 03/20/92	8524: 03/31/07
8527: Option 1	8529:		8532: 9.31	8534: 04/01/07	8536: 03/31/12
8539: Option 2	8541:		8544: 9.81	8546: 04/01/12	8548: 03/31/17
8551: Option 3	8553:		8556: 10.31	8558: 04/01/17	8560: 03/31/22
8563: 8564: 8565:

8566:
  8567: 8568:
  There are six successive five-year renewal options at the same base rent per square foot per annum.
  8569: 8570:
  There are ten successive five-year renewal options at the same base rent per square foot per annum.
  8571: 8572:
  Carmike Cinemas Inc. ("Carmike Cinemas") has filed for protection under Chapter 11 of the federal bankruptcy laws in order to reorganize its business. Carmike Cinemas has the right under the bankruptcy laws to terminate its lease with us, but as of November 1, 2000, it had neither assumed nor rejected that lease. We do not know whether they intend to close this theatre as part of their restructuring.
8573: 8574: 8575:

For federal income tax purposes, our depreciable basis in Lake Walden Square is approximately $11,575,000. When we calculate depreciation expense, for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively. Real estate taxes for 1999 were $168,656.

8576: 8577:

On September 1, 2000, a total of 244,481 square feet was leased to 31 tenants at Lake Walden Square. The following tables set forth certain information with respect to those leases:

8578: 8579: 8580: 8582: 8584: 8586: 8588: 8591: 8594: 8595: 8596: 8597: 8598: 8599: 8600: 8601: 8602: 8604: 8606: 8608: 8610: 8612: 8614: 8615: 8617: 8619: 8621: 8623: 8625: 8627: 8628: 8630: 8632: 8634: 8636: 8638: 8640: 8641: 8643: 8645: 8647: 8649: 8651: 8653: 8654: 8656: 8658: 8660: 8662: 8664: 8666: 8667: 8669: 8671: 8673: 8675: 8677: 8679: 8680: 8682: 8684: 8686: 8688: 8690: 8692: 8693: 8695: 8697: 8699: 8701: 8703: 8705: 8706: 8708: 8710: 8712: 8714: 8716: 8718: 8719: 8721: 8723: 8725: 8727: 8729: 8731: 8732: 8734: 8736: 8738: 8740: 8742: 8744: 8745: 8747: 8749: 8751: 8753: 8755: 8757: 8758: 8760: 8762: 8764: 8766: 8768: 8770: 8771: 8773: 8775: 8777: 8779: 8781: 8783: 8784: 8786: 8788: 8790: 8792: 8794: 8796: 8797: 8799: 8801: 8803: 8805: 8807: 8809: 8810: 8812: 8814: 8816: 8818: 8820: 8822: 8823: 8825: 8827: 8829: 8831: 8833: 8835: 8836: 8838: 8840: 8842: 8844: 8846: 8848: 8849: 8851: 8853: 8855: 8857: 8859: 8861: 8862: 8864: 8866: 8868: 8870: 8872: 8874: 8875: 8877: 8879: 8881: 8883: 8885: 8887: 8888: 8890: 8892: 8894: 8896: 8898: 8900: 8901: 8903: 8905: 8907: 8909: 8911: 8913: 8914: 8916: 8918: 8920: 8922: 8924: 8926: 8927: 8929: 8931: 8933: 8935: 8937: 8939: 8940: 8942: 8944: 8946: 8948: 8950: 8952: 8953: 8955: 8957: 8959: 8961: 8963: 8965: 8966: 8968: 8970: 8972: 8974: 8976: 8978: 8979: 8981: 8983: 8985: 8987: 8989: 8991: 8992: 8994: 8996: 8998: 9000: 9002: 9004: 9005: 9007: 9009: 9010: 9011: 9012: 9013: 9014:
8581: Lessee (1)	8583: Approximate GLA Leased (Sq. Ft.)	8585: Lease Ends	8587: Renewal Options	8589: Current Annual Rent 8590: ($)	8592: Base Rent Per Square Foot Per Annum 8593: ($)

8603: U.S. Army	8605: 1,560	8607: MTM (2)	8609: -	8611: 20,685	8613: 13.26
8616: Bookland	8618: 4,050	8620: MTM	8622: -	8624: 25,000	8626: 6.17
8629: Occupational Health	8631: 4,000	8633: 05/01	8635: -	8637: 48,000	8639: 12.00
8642: Amscot Insurance	8644: 1,400	8646: 06/01	8648: 1/5 yr.	8650: 15,148	8652: 10.82
8655: Best Brands Plus	8657: 3,084	8659: 06/01	8661: -	8663: 36,082	8665: 11.70
8668: La Esperanza Mexican Restaurant	8670: 3,120	8672: 06/01	8674: -	8676: 42,120	8678: 13.50
8681: Crescent Jewelers	8683: 1,300	8685: 08/01	8687: 1/5 yr.	8689: 15,470	8691: 11.90
8694: Advance America	8696: 1,600	8698: 11/01	8700: 1/3 yr.	8702: 16,800	8704: 10.50
8707: Spec's Music and Movies	8709: 6,000	8711: 02/02	8713: 1/5 yr.	8715: 72,000	8717: 12.00
8720: Domino's Pizza	8722: 1,295	8724: 03/02	8726: 2/5 yr.	8728: 11,665	8730: 9.01
8733: Woody's Bar-B-Que	8735: 3,804	8737: 06/02	8739: 2/5 yr.	8741: 76,742	8743: 20.17
8746: Mailboxes, Etc.	8748: 1,120	8750: 07/02	8752: 1/5 yr.	8754: 16,240	8756: 14.50
8759: Aamco Transmissions	8761: 4,800	8763: 01/03	8765: 2/5 yr.	8767: 36,000	8769: 7.50
8772: Sally Beauty Supply	8774: 1,600	8776: 02/03	8778: -	8780: 18,400	8782: 11.50
8785: Tampa Tribune	8787: 6,277	8789: 02/03	8791: 2/3 yr.	8793: 34,523	8795: 5.50
8798: Home Choice	8800: 4,000	8802: 05/03	8804: 1/5 yr.	8806: 34,000	8808: 8.50
8811: The Associates	8813: 1,600	8815: 05/03	8817: 1/5 yr.	8819: 16,000	8821: 10.00
8824: Dollar Tree	8826: 6,027	8828: 06/03	8830: 2/5 yr.	8832: 38,091	8834: 6.32
8837: Baskins Robins	8839: 1,244	8841: 06/03	8843: 3/1 yr.	8845: 13,684	8847: 11.00
8850: GTE Phone Mart	8852: 2,400	8854: 10/03	8856: -	8858: 25,200	8860: 10.50
8863: Sam's Mens Shop	8865: 2,950	8867: 12/03	8869: -	8871: 19,913	8873: 6.75
8876: Boston Market	8878: 3,000	8880: 08/04	8882: 3/5 yr.	8884: 39,200	8886: 13.07
8889: All Star Grill	8891: 5,780	8893: 09/04	8895: 5/1 yr.	8897: 40,460	8899: 7.00
8902: Queen Nails	8904: 1,300	8906: 12/04	8908: -	8910: 14,612	8912: 11.24
8915: Fantastic Sams	8917: 1,200	8919: 02/05	8921: -	8923: 15,732	8925: 13.11
8928: Dr. Longabach	8930: 1,600	8932: 09/05	8934: -	8936: 18,400	8938: 11.50
8941: Carmike Cinemas	8943: 25,899	8945: 03/07	8947: 3/5 yr.	8949: 215,220	8951: 8.31
8954: Cici's Pizza	8956: 3,605	8958: 07/08	8960: 2/5 yr.	8962: 39,294	8964: 10.90
8967: Kash N' Karry	8969: 46,300	8971: 03/12	8973: 6/5 yr.	8975: 312,525	8977: 6.75
8980: KMart	8982: 91,266	8984: 03/17	8986: 10/5 yr.	8988: 383,317	8990: 4.20
8993: Checkers	8995: 1,300	8997: 07/22	8999: -	9001: 45,603	9003: 35.08
9006: Vacant	9008: 17,970
9015: 9016: 9017:
  9018: 9019:
  In general, each tenant also pays its proportionate share of real estate taxes, insurance, common area maintenance costs and management fees. In addition, Kmart, Kash N' Karry, Carmike Cinemas, Boston Market, Sally Beauty Supply, Woody's Bar-B-Que, Crescent Jewelers and Hao-Hao Chinese Restaurant are required to pay, as additional rent, a percentage of gross sales if gross sales exceed a prescribed amount. However none are currently paying percentage rent since their gross sales have not reached the prescribed amounts.
  9020: 9021:
  "MTM" means month to month.
9022: 9023: 9024:

 9025: 9026: 9028: 9030: 9032: 9035: 9037: 9039: 9041: 9043: 9044: 9045: 9046: 9047: 9048: 9049: 9050: 9051: 9052: 9053: 9055: 9057: 9059: 9061: 9063: 9065: 9067: 9069: 9070: 9072: 9074: 9076: 9078: 9080: 9082: 9084: 9086: 9087: 9089: 9091: 9093: 9095: 9097: 9099: 9101: 9103: 9104: 9106: 9108: 9110: 9112: 9114: 9116: 9118: 9120: 9121: 9123: 9125: 9127: 9129: 9131: 9133: 9135: 9137: 9138: 9140: 9142: 9144: 9146: 9148: 9150: 9152: 9154: 9155: 9157: 9159: 9161: 9163: 9165: 9167: 9169: 9171: 9172: 9174: 9176: 9178: 9180: 9182: 9184: 9186: 9188: 9189: 9191: 9193: 9195: 9197: 9199: 9201: 9203: 9205: 9206: 9208: 9210: 9212: 9214: 9216: 9218: 9220: 9222: 9223:
9027: Year Ending December 31,	9029: Number of Leases Expiring	9031: Approx. GLA of Expiring Leases (Sq. Ft.)	9033: Annual Base Rent of Expiring Leases 9034: ($)	9036: Total Annual Base Rent (1) ($)	9038: Average Base Rent Per Square Foot Under Expiring Leases ($)	9040: Percent of Total Building GLA Represented by Expiring Leases (%)	9042: Percent of Annual Base Rent Represented by Expiring Leases (2) (%)

9054: 2000	9056: -	9058: -	9060: -	9062: 1,697,621	9064: -	9066: -	9068: -
9071: 2001	9073: 6	9075: 14,504	9077: 177,045	9079: 1,710,405	9081: 12.21	9083: 5.53	9085: 10.35
9088: 2002	9090: 4	9092: 12,219	9094: 180,351	9096: 1,536,476	9098: 14.76	9100: 4.66	9102: 11.74
9105: 2003	9107: 9	9109: 30,898	9111: 246,312	9113: 1,380,825	9115: 7.97	9117: 11.77	9119: 17.84
9122: 2004	9124: 3	9126: 10,080	9128: 110,734	9130: 1,145,034	9132: 10.99	9134: 3.84	9136: 9.67
9139: 2005	9141: 1	9143: 1,200	9145: 17,712	9147: 1,036,311	9149: 14.76	9151: 0.46	9153: 1.71
9156: 2006	9158: -	9160: -	9162: -	9164: 1,020,139	9166: -	9168: -	9170: -
9173: 2007	9175: 1	9177: 25,899	9179: 228,170	9181: 1,021,725	9183: 8.81	9185: 9.87	9187: 22.33
9190: 2008	9192: 1	9194: 3,605	9196: 43,260	9198: 795,188	9200: 12.00	9202: 1.37	9204: 5.44
9207: 2009	9209: -	9211: -	9213: -	9215: 753,611	9217: -	9219: -	9221: -
9224: 9225: 9226:
  9227: 9228:
  This column represents annualized base rent. For purposes of this column, we made no assumptions regarding the re-leasing of expiring leases. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease.
  9229: 9230:
  In view of the assumption made with regard to Total Annual Base Rent as explained in footnote (1), the percentages shown may not be reflective of the expected actual percentages.
  9231: 9232:
  The foregoing assumptions should not be deemed indicative of or a prediction of future actual results. It is the opinion of our management that the space for expiring leases will be re-leased at market rates existing at the time of the expiration of those leases.
9233: 9234: 9235:

9236:

We received an appraisal which states that it was prepared in conformance with the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for Lake Walden Square, as of January 15, 1999, of $14,923,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

9237: 9238:

9239:

General

9240: 9241:

The following paragraph is inserted between the second and third paragraphs on page 107 of our Prospectus:

9242: 9243:

In connection with our desire to engage in the development of properties, we have employed a consultant on a part-time basis and have formed a development committee, comprised of our principal executive officers and an independent director, as well as officers of other companies which are affiliates of our Advisor, to examine and discuss developing various properties. Although this development committee has examined a number of possible sites for development, there has been no decision to commence developing any of those sites.

9244: 9245:

9246:

Federal Income Tax Considerations

9247:

9248:

Income Taxation of the Partnerships and Their Partners

9249:

Depreciation Deductions Available to the Operating Partnership

9250:

The last sentence of the first paragraph under this caption on page 167 of our Prospectus is modified by the addition of the following sentence.

9251:

Based on consideration of our current level of taxable income and operating distributions, we have determined that, for federal income tax purposes we will use a 20 year life instead of 15 years for depreciation of certain improvements to land.
9252:

9253:

The following new subsection is added at the end of the current text on page 176 of our Prospectus:
9254:
9255: New Developments
9256:
9257: There are a number of recent developments affecting REITs.
9258:

9259:

REITs are permitted to have taxable REIT subsidiaries for taxable years beginning after December 31, 2000. This broadens the range of services a REIT can engage in because income from a taxable REIT subsidiary is not treated as impermissible tenant service income. See ;Federal Income Tax Considerations - Taxation of the Company-REIT Qualification Tests-Income Tests." In addition, taxable REIT subsidiaries will generally be able to operate and manage a certain qualified lodging facilities including hotels leased from the REIT without causing the rental income to fail to qualify as rents from real property. Taxable REIT subsidiaries are exempt from the general prohibition preventing a REIT from owning more than 10% of the securities of an issuer. However, the securities of taxable REIT subsidiaries may not exceed 20 percent of the total value of the REIT's assets. Certain restrictions are imposed, however, on the interest deductions of a taxable REIT subsidiary. See "Federal Income Tax Considerations - Taxation of the Company-REIT Qualification Tests-Asset Tests."

9260:

9261: Prior law generally prevented a REIT from owning more than 10 percent of the voting securities of an issuer (other than a taxable REIT subsidiary). Income from such property owned by such entities is excluded from the definition of rents from real property. For taxable years beginning after December 31, 2000, a REIT will generally be prohibited from owning more than 10 percent of either the voting securities or the value of the securities of any one issuer. See "Federal Income Tax Considerations - Taxation of the Company-REIT Qualification Tests-Gross Income Tests."

9262:

9263: For taxable years beginning after December 31, 2000, a REIT may own and operate a health care facility for a limited time if it acquired the property as the result of a termination of a lease. The property will be treated as foreclosure property .

9264:

9265: As discussed above, the definition of rents from real property includes rents attributable to personal property incidental to the rental of real property if the rent allocable to personal property is 15% or less of the total rent. For tax years prior to December 31, 2000, the amount of rent allocable to personal property was determined based on the relative adjusted basis of such property. For taxable years beginning after December 31, 2000, the allocation of rent between personal and real property will be made based on fair market value rather than adjusted basis.

9266:

9267: Currently, a REIT must distribute 95% of its income. For taxable years beginning after December 31, 2000, a REIT is required to distribute only 90% of its income. See "Federal Income Tax Considerations - Taxation of the Company-REIT Qualification Tests-Annual Distribution Requirements (the "Distribution Test").

9268:

9269:

Plan of Distribution

9270:

Volume Discounts
9271:
9272: The last paragraph on page 182 and the schedule on page 183 of our Prospectus are deleted and the following is inserted in lieu thereof:
9273:
9274: Subject to certain conditions and exceptions explained below, investors making an initial cash investment of at least $1,000,000 through the same Soliciting Dealer may receive, in the form of a volume discount, a reduction of the customary 7% selling commission payable in connection with the purchase of those shares. The volume discount will be in such amount as may be agreed upon between the subscriber and the participating Soliciting Dealer, subject to the approval of the Dealer Manager, but may not exceed 6%. The amount of the selling commissions per share will be reduced by the same proportionate amount as the volume discount may be increased, so that the sum of the selling commissions per share and the volume discount will always equal 7%. For example, if a volume discount of 2% or 3% is agreed upon, then the amount of selling commissions per share would be reduced to 5% or 4%, respectively.

9275:

9276: The first paragraph on page 183 of our Prospectus is deleted and the following is inserted in lieu thereof:
9277:
9278: Any reduction in the amount of the selling commissions in respect of volume discounts received may be credited to the investor in the following three ways: (1) as an actual reduction in the amount of selling commissions, (2) in the form of additional whole shares or fractional shares, or (3) any combination of (1) and (2), as may be agreed upon between the subscriber and the participating Soliciting Dealer, subject to the approval of the Dealer Manager.

9279:

For example, if an investor makes a $2 million payment at the time of the initial investment, such investor would be issued a total of 200,000 shares for the initial $2 million cash investment ($2,000,000 divided by $10 per share). If agreed upon by the investor and the participating Soliciting Dealer (and approved by the Dealer Manager), the investor may receive all or a portion of the volume discounts credited to the investor in the form of additional whole shares or fractional shares. If, in the above example, a 2% volume discount is agreed upon, an additional 4,000 shares would be issued for the volume discount ($2,000,000 times the 2% volume discount or $40,000, divided by $10 per share). In all, the investor would receive a total of 204,000 shares. As to sales of shares which receive a volume discount, we will pay the agreed upon selling commissions per share. If, as in the above example, a 2% volume discount (and, thus, a 5% selling commission per share) is agreed upon by the parties, the total selling commissions payable in connection with a $2 million initial investment would be $100,000 ($2,000,000 times the 5% selling commission) or $0.50 per share. Selling commissions are not paid on the shares issued for the volume discount (4,000 shares in the above example). Alternatively, if in the above example, the investor and the participating Soliciting Dealer agree (subject to the approval of the Dealer Manager) that the 2% volume discount will be taken solely in the form of an actual reduction in the amount of selling commissions (rather than in the form of additional shares), the customary selling commissions payable in connection with what would otherwise be a $2 million initial investment, or $140,000 ($2,000,000 times the 7% selling commission), would be reduced by $40,000 ($2,000,000 times the 2% volume discount), resulting in total selling commissions of $100,000. After taking into account the $40,000 reduction in the amount of selling commissions, the investor would be required to make an actual initial cash investment of only $1,960,000 and would receive 200,000 shares.

9280:

The agreement between the subscriber and the Soliciting Dealer as to the method of effecting the volume discount and the amount of the volume discount must be set forth in writing in an instrument satisfactory in form and substance to us and to the Dealer Manager.

9281:

The following new subsection is inserted preceding the subsection "Other Discounts" on page 184 of our Prospectus:

9282: 9283:

Deferred Commission Option
9284:

9285:

Determination of the Number of shares to Be Issued and the Amount of the Deferred Selling Commissions. Subscribers for shares may agree with their participating Soliciting Dealer and the Dealer Manager to have selling commissions due with respect to the purchase of their shares paid over a period of up to six years pursuant to a deferred commission option arrangement. Stockholders electing the deferred commission option will be required to pay a total of $9.40 per share purchased upon subscription, rather than $10 per share, with respect to which $0.10 per share will be payable as selling commissions due upon subscription (based on the number of shares that would have been issued if the deferred commission option had not been elected). For example, for a $100,000 initial investment, 10,638.298 shares will be issued ($100,000 divided by $9.40), and maximum selling commissions of $1,000 would be payable upon subscription ($0.10 times the 10,000 shares which would have been issued for $100,000 if the deferred commission option had not been elected). For each of the up to six years following the subscription, on a date or dates to be determined from time to time by the Dealer Manager (initially contemplated to be monthly as of when distributions are paid), $0.10 per share (based on the number of shares that would have been issued if the deferred commission option had not been elected) will be deducted on an annual basis from cash distributions otherwise payable to the stockholders holding such shares and will be used to pay deferred commission obligations. In the example of an initial cash investment of $100,000, $1,000 would be deducted on an annual basis and used in the above described manner for each of the six years following the subscription. The selling commissions paid upon subscription and in each of the following up to six years will be paid by us to the Dealer Manager, which selling commissions may be reallowed to the Soliciting Dealer by the Dealer Manager. Our net proceeds from this offering will not be affected by the election of the deferred commission option. Under this arrangement, and based on a $10 per share deemed value for each share issued, a stockholder electing the deferred commission option will pay a 1% selling commission upon subscription, rather than a 7% selling commission, and an amount equal to up to a 1% selling commission per year thereafter for up to the next six years will be deducted from cash distributions otherwise payable to the stockholder holding such shares and used to satisfy deferred commission obligations.

9286:

As in any volume discount situation, selling commissions are not paid on any shares issued for a volume discount. Therefore, when the deferred commission option is used, no deductions will be made for deferred commission obligations from cash distributions payable on the shares issued for a volume discount, because there will not be any deferred commission obligation as to those particular shares. The number of shares issued, if any, for a volume discount, will be determined as provided above under "Plan of Distribution-Volume Discounts."

9287:

Taxes. Stockholders electing the deferred commission option who are subject to federal income taxation will incur tax liability for cash distributions payable to them with respect to their shares even though such cash distributions will be withheld from the stockholders and will instead be paid to third parties to satisfy deferred commission obligations.

9288:

Subscription Agreement. A new form of Subscription Agreement has been adopted for use where the subscriber elects the deferred commission option, which includes a box to check for election of the deferred commission option and a means for the broker-dealer to acknowledge that it agrees to the deferred commission option. The form of the new Subscription Agreement is included as Appendix B to this Supplement. Investors who wish to elect the deferred commission option must make the election upon their Subscription Agreement/Signature Page of this new form of Subscription Agreement. In addition, the broker-dealer must also complete and sign the Subscription Agreement/Signature Page to acknowledge its agreement to the deferred commission option. The form of Subscription Agreement included as Appendix C to our Prospectus dated February 11, 1999 will continue to be used for subscribers not electing the deferred commission option.

9289:

Authorization to Withhold Cash Distributions. Election of the deferred commission option shall authorize us to withhold cash distributions otherwise payable to such stockholder for the purpose of paying selling commissions due under the deferred commission option; provided, however, that in no event may we withhold in excess of $0.60 per share in the aggregate (lower when the volume discount provisions are also applicable and less than 6% of the selling commissions are deferred) under the deferred commission option.

9290:

Acceleration of Deferred Commission Obligation. In the event that the shares become listed for trading on a national securities exchange or included for quotation on a national market system, or such listing or inclusion is reasonably anticipated to occur at any time prior to the satisfaction of the remaining deferred commission obligations, we shall accelerate the remaining selling commissions due under the deferred commission option. In such event, we shall provide notice of such acceleration to stockholders who have elected the deferred commission option. The amount of the remaining selling commissions due shall be deducted and paid by us out of cash distributions otherwise payable to such stockholders during the time period prior to any such listing of the shares for trading on a national securities exchange or inclusion for quotation on a national market system; provided that, in no event may we withhold in excess of $0.60 per share in the aggregate during the six-year period following the subscription. The maximum amount that may be withheld and the maximum number of years for which selling commissions may be deferred will be lower when the volume discount provisions are also applicable and less than 6% of the selling commissions are deferred. To the extent that the cash distributions during such time period are insufficient to satisfy the remaining deferred selling commissions due, the obligation of us and our stockholders to make any further payments of deferred selling commissions under the deferred commission option shall terminate and the Dealer Manager (and participating Soliciting Dealers if the deferred selling commissions are reallowed to them by the Dealer Manager) will not be entitled to receive any further portion of the unpaid deferred selling commissions following any such listing for trading or inclusion for quotation of our shares.

9291:

In addition, if a subscriber elects the deferred commission option and subsequently elects to participate in our Share Repurchase Program ("SRP") or requests that we transfer his or her shares for any other reason prior to the time that the remaining deferred selling commissions have been deducted from cash distributions otherwise payable to that stockholder during the mentioned period of up to six years, then we shall accelerate the remaining selling commissions due under the deferred commission option. In such event, we shall provide notice of such acceleration to the stockholder, and (i) in the case of an election to sell the shares under our SRP, the stockholder will be required to pay to us the unpaid portion of the remaining deferred commission obligation prior to or concurrently with our purchase of the stockholder's shares pursuant to our SRP or we may deduct such unpaid portion of the remaining deferred commission obligation from the amount otherwise due to the stockholder for our purchase of the stockholder's shares under our SRP; or (ii) in the case of a stockholder request that we transfer the shares for any other reason, the stockholder will not be entitled to effect any such transfer until the stockholder first either (a) pays to us the unpaid portion of the remaining deferred commission obligation or (b) provides a written instrument in form and substance satisfactory to us, and appropriately signed by the transferee, to the effect that the proposed transferee agrees to have the unpaid portion of the remaining deferred commission obligation deducted from cash distributions otherwise payable to the transferee during the remaining portion of the specified up to six year period.

9292:

Legend. All certificates representing any shares that elect the deferred commission option (including any shares issued for the volume discount in connection with the election of the deferred commission option) will bear a legend referring to the fact that such shares are subject to the terms of the deferred commission option including the withholding of cash distributions otherwise payable to the stockholders for the purpose of paying the deferred selling commission obligation.

9293:

Marketing Contribution and Due Diligence Expense Allowance. The marketing contribution of 2% and the due diligence expense allowance of 0.5% will be payable by us on the gross offering proceeds for all of the shares issued based on an assumed price of $10 per share. We will pay those amounts due from the proceeds we receive at the time of the initial investment.

9294:

9295:

9296: 9297:

9298:

The following new subsection is inserted at the end of this section on page 185 of our Prospectus:

9299: 9300:

Update
9301:

9302:

As of October 18, 2000, we had sold 10,588,378 shares resulting in gross proceeds of $105,466,831. Inland Securities Corporation, an affiliate of our Advisor, serves as dealer manager of this Offering and is entitled to receive selling commissions and certain other fees, as discussed further in our Prospectus. As of October 18, 2000, we have incurred $9,080,441 of commissions and fees payable to Inland Securities Corporation, which will result in our receipt of $96,386,390 of net proceeds from the sale of those 10,588,378 shares. An additional 205,343 shares have been sold pursuant to our Distribution Reinvestment Program as of October 18, 2000, for which we have received additional net proceeds of $1,950,759. As of October 18, 2000, we had repurchased 49,523 shares through our Share Repurchase Program resulting in disbursements totaling $448,183. As a result, our gross offering proceeds total approximately $97,889,000 as of October 18, 2000, including amounts raised through our Distribution Reinvestment Program, net of shares repurchased through our Share Repurchase Program. We also pay an affiliate of our Advisor, which is owned principally by individuals who are affiliates of Inland, fees to manage and lease our properties. For the six months ended June 30, 2000 and the period ending December 31, 1999, we have incurred and paid property management fees of $404,602 and $225,665, respectively. Our Advisor may also receive an annual asset management fee of not more than 1% of our average invested assets, to be paid quarterly. For the six months ended June 30, 2000, we had incurred $60,000 of such fees, all of which remain unpaid. As of the end of our last fiscal year ending December 31, 1999, we had not paid or incurred any asset management fees. We may pay expenses associated with property acquisitions of up to .5% of the money that we raise in this Offering but in no event will we pay acquisition expenses on any individual property that exceeds 6% of its purchase price. Acquisition expenses totaling $1,046,722 are included in the purchase prices we have paid for all our properties purchased through October 18, 2000. As of October 18, 2000, we had invested approximately $83,859,000 in properties that we purchased for an aggregate purchase price of approximately $190,000,000. After expenditures for organization and offering expenses and acquisition expenses and establishing appropriate reserves, as of October 18, 2000, we had net offering proceeds of approximately $9,400,000 available for investment in additional properties.

9303:

9304:

9305:

How to Subscribe

9306: 9307:

This section is revised by the insertion of the following immediately after the first paragraph of this section on page 185 of our Prospectus:

9308: 9309:

In addition, if a subscriber elects the deferred commission option, the subscriber must make the election by completing and signing the Subscription Agreement/Signature Page of the form of Subscription Agreement to be used for this purpose and the Soliciting Dealer must also complete and sign the Subscription Agreement/Signature Page to acknowledge its agreement to the deferred commission option, as more fully explained under "Plan of Distribution-Deferred Commission Option."

9310: 9311:

Principal Stockholders

9312: 9313:

This section is revised by the insertion of the following at the end of the section on page 92 of our Prospectus:
9314:
9315: On October 15, 1999, the Macomb County Retirement System, 10 North Main, 12th Floor, County Building, Mt. Clemens, Michigan 48043, was issued 789,473.684 of our shares. Such shares represent approximately 7.5% of our 10,588,378 shares issued and outstanding as of October 18, 2000.

9316: 9317:

Investment Objectives and Policies

9318: 9319:

Distributions

9320: 9321:

The discussion under this caption on page 98 of our Prospectus is revised by the addition of the following:

9322: 9323:

We have decided to begin paying distributions on a monthly basis. Distributions were paid at the level of $.70 per share per annum through June 1999.

9324: 9325:

The distribution level was increased to $.73 per share per annum, effective July 1, 1999, beginning with the distribution paid on August 7, 1999.

9326: 9327:

The distribution level was increased to $.75 per share per annum, effective November 1, 1999, beginning with the distribution paid on December 7, 1999.

9328: 9329:

The distribution level was increased to $.76 per share per annum, effective April 1, 2000, beginning with the distribution to be paid on May 7, 2000.

9330: 9331:

The distribution level was increased to $.77 per share per annum, effective August 1, 2000, beginning with the distribution to be paid on September 7, 2000.

9332: 9333:

The distribution level was increased to $.78 per share per annum, effective October 1, 2000, beginning with the distribution to be paid on November 7, 2000.

9334: 9335:

9336:

Types of Investments

9337: 9338:

In the fourth paragraph under this heading, on page 99 of our Prospectus, the first sentence is revised by deleting the words "intends to" and replacing the deleted words with the word "may." The sentence will then read as follows:

9339: 9340: 9341: 9342:

To provide the Company with a competitive advantage over potential purchasers of Properties who must secure financing, the Company may acquire Properties free and clear of permanent mortgage indebtedness by paying the entire purchase price in cash or for Shares, LP Units, Interests or a combination thereof.

9343: 9344:

 9345: 9346: 9347:

Borrowing

9348: 9349:

The first and second sentences under this heading on page 102 of our Prospectus are revised. In the first sentence, the word "Generally" is deleted and the words "intends to" are replaced by the word "may." In the second sentence, the words "in certain circumstances" are deleted. The sentences will then read as follows:

9350: 9351: 9352: 9353:

The Company may acquire Properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each Property in cash or for Shares, LP Units, Interests, or a combination of the foregoing. However, if it is determined to be in the best interests of the Company, the Company will incur indebtedness to acquire Properties.

9354: 9355: 9356: 9357:

The sentence which starts on page 102 and is carried over to page 103 of our Prospectus is revised by the deletion of the final clause of the sentence, commencing with "although some mortgages '" and a new sentence is then added. The two sentences will then read as follows:

9358: 9359: 9360: 9361:

The Company also seeks to obtain level payment financing, meaning that the amount of debt service payable would be substantially the same each year. However, if it is determined to be in the best interests of the Company, the Company may utilize some mortgages which might provide for a so-called "balloon" payment or provide for variable interest rates.

9362: 9363: 9364: 9365:

Other Policies
9366:
9367: The following new paragraph is inserted preceding the last paragraph under this subcaption on page 106 of our Prospectus
9368:
9369: On July 10, 2000, our Board determined that it would be in the best interests of stockholders to invest approximately $3.5 million in publicly traded cumulative preferred stocks of other REITs with a market value of up to $5 million. As permitted by the Board's authorization, we intend to leverage such investments by purchasing the cumulative preferred stocks on margin of no greater than 30%.
9370:

9371:

9372:

Distribution Reinvestment and Share Repurchase Programs

9373: 9374:

Share Repurchase Program

9375: 9376:

The entire description under this caption, which starts on page 187 of our Prospectus, is deleted and replaced with the following:

9377: 9378:

The Share Repurchase Program ("SRP") may, subject to certain restrictions, provide eligible Stockholders with limited, interim liquidity by enabling them to sell shares back to us. The prices at which shares may be sold back to us are as follows:

9379: 9380: 9381:
  9382:
  During the Offering period at $9.05 per share (a reduction of $0.95 from the $10 Offering price per share, reflecting the elimination of selling commissions and the Marketing Contribution and Due Diligence Expense Allowance);
9383: 9384: 9385: 9386:
  9387:
  During the 12 months following the end of the Offering period at $9.25 per share;
9388: 9389: 9390: 9391:
  9392:
  During the next 12 months at $9.50 per share;
9393: 9394: 9395: 9396:
  9397:
  During the next 12 months at $9.75 per share; and
9398: 9399: 9400: 9401:
  9402:
  Thereafter, at the greater of: (i) $10 per share; or (ii) a price equal to 10 times our "funds available for distribution" per weighted average share outstanding for the prior calendar year.
9403: 9404: 9405:

A Stockholder must have beneficially held the shares for at least one year prior to offering them for sale to us through the SRP.

9406: 9407:

We will make repurchases under the SRP, if requested, at least once quarterly on a first-come, first-served basis. Subject to funds being available, we will limit the number of shares repurchased during any calendar year to one half of one percent (0.5%) of the weighted average number of shares outstanding during the prior calendar year. Funding for the SRP will come exclusively from proceeds we receive from the sale of shares under our Distribution Reinvestment Plan and such other operating funds, if any, as the Board, at its sole discretion, may reserve for this purpose.

9408: 9409:

The Board, at its sole discretion, may choose to terminate the SRP after the end of the Offering period, or reduce the number of shares purchased under the SRP, if it determines that the funds allocated to the SRP are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution. A determination by the Board to eliminate or reduce the SRP will require the unanimous affirmative vote of the Independent Directors.

9410: 9411:

We cannot guarantee that the funds set aside for the SRP will be sufficient to accommodate all requests made each year. If no funds are available for the SRP when repurchase is requested, the Stockholder may: (i) withdraw the request; or (ii) ask that we honor the request at such time, if any, when funds are available. Such pending requests will be honored on a first-come, first-served basis.

9412: 9413:

There is no requirement that Stockholders sell their shares to us. The SRP is only intended to provide interim liquidity for Stockholders until a liquidity event occurs, such as the listing of the shares on a national securities exchange, inclusion of the shares for quotation on a national market system, or our merger with a listed company. No assurance can be given that any such liquidity event will occur.

9414: 9415:

Shares we purchase under the SRP will be canceled, and will have the status of authorized but unissued shares. Shares we acquire through the SRP will not be reissued unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with such laws.

9416: 9417:

If we terminate, reduce or otherwise change the SRP, we will send a letter to Stockholders informing them of the change, and disclose the changes in quarterly reports filed with the SEC on Form 10-Q.

9418: 9419:

See "Plan of Distribution - Deferred Commission Option" in this Supplement for an explanation of what will be required of the stockholder if the stockholder has elected the deferred commission option and subsequently elects to participate in our share Repurchase Program while there is an unpaid portion of the remaining deferred commission obligation.

9420: 9421:

Summary of the Organizational Documents

9422: 9423:

Stockholders' Meetings

9424: 9425:

The discussion under this caption, which starts on page 138 of our Prospectus, is revised by the addition of the following:

9426: 9427:

We have entered into an agreement with Inland Real Estate Investment Corporation, our Sponsor, which provides that Inland Real Estate Investment Corporation will pay for the reasonably estimated cost to prepare and mail a notice to our stockholders of any special meeting of stockholders requested by the stockholders. This will obviate the necessity of our stockholders or us paying for such cost.

9428:

9429:

Management

9430: 9431:

Directors and Executive Officers of the Company

9432: 9433:

The discussion under this caption, which starts on page 77 of our Prospectus, is revised by the addition of the following:

9434: 9435:

Due to unexpected requirements on her time, Kelly Tucek has resigned as our Treasurer and Chief Financial Officer. Barry Lazarus, our President, Chief Operating Officer and Affiliated Director, has been elected by our Board of Directors to the additional offices of Treasurer and Chief Financial Officer.

9436: 9437:

Effective August 15, 2000, Samuel A. Orticelli resigned as our Secretary in order to pursue other opportunities, and Scott W. Wilton was elected by our Board of Directors to the position of Secretary.

9438: 9439:

Scott W. Wilton (age 39, as of January 1, 2000) has been our Secretary since August 2000. Mr. Wilton joined The Inland Group, Inc. in January 1995. He is Assistant Vice President of The Inland Real Estate Group, Inc. and Assistant Counsel with The Inland Real Estate Group, Inc. Law Department. Mr. Wilton is involved in all aspects of our business, including real estate acquisitions and financing, securities law and corporate governance matters, leasing and tenant matters, and litigation management. He received B.S. degrees in Economics and History from the University of Illinois at Champaign (1982) and his law degree from Loyola University of Chicago, Illinois (1985). Prior to joining The Inland Group, Inc., Mr. Wilton worked for the Chicago law firm of Williams, Rutstein, Goldfarb, Sibrava and Midura, Ltd., specializing in real estate and corporate transactions and litigation.

9440: 9441:

The biography of Steven D. Sanders on page 78 of the Prospectus is revised by adding the following thereto:

9442: 9443:

Mr. Sanders has been an officer of Inland Real Estate Acquisitions, Inc., one of the Inland Affiliated Companies, since 1993 and its Senior Vice President since 1997. He has also been President of Inland Southeast Property Management Corp., our Management Agent, since 1998.

9444: 9445:

Inland Securities Corporation

9446: 9447:

The discussion under this caption, which starts on page 87 of our Prospectus, is revised by the addition of the following:

9448: 9449:

The following employees of ISC have resigned in order to pursue other career opportunities:

9450: 9451: 9452: 9453:

Mark Zalatoris, Vice President, Secretary and Director

9454:

Glen Agnew, Senior Vice President

9455:

Gregory R. Hill, Senior Vice President

9456:

Ralph Rudolph, Regional Representative for the Midwest Region

9457:

L.E. "Lee" Frush, Regional Representative for the Southeast Region

9458: 9459: 9460: 9461:

The following sets forth information regarding the current officers, directors and principal employees of ISC involved in national sales and marketing activities. Only the biographies of Messrs. Conlon and Cunningham are included here. All other biographies remain unchanged from the Prospectus.

9462: 9463:

9464: 9466: 9468: 9470: 9471: 9472: 9473: 9474: 9475: 9477: 9479: 9481: 9482: 9484: 9486: 9488: 9489: 9491: 9493: 9495: 9496: 9498: 9500: 9502: 9503: 9505: 9507: 9509: 9510: 9512: 9514: 9516: 9517: 9519: 9521: 9523: 9524: 9526: 9528: 9530: 9531:
9465: Name	9467: Age*	9469: Position and Office with the Dealer Manager

9476: Brenda G. Gujral	9478: 57	9480: President, Chief Operating Officer and Director
9483: Roberta S. Matlin	9485: 55	9487: Vice President and Director
9490: Catherine L. Lynch	9492: 41	9494: Treasurer, Secretary and Director
9497: Robert D. Parks	9499: 56	9501: Director
9504: Martel Day	9506: 50	9508: Executive Vice President-National Sales Director
9511: Brian M. Conlon	9513: 42	9515: Executive Vice President
9518: Fred C. Fisher	9520: 55	9522: Senior Vice President
9525: John Cunningham	9527: 41	9529: Vice President
9532: 9533:

* As of January 1, 2000

9534: 9535:

Brian M. Conlon is Executive Vice President for Inland Securities Corporation. He is responsible for raising capital on the east coast of the United States, as well as developing new broker/dealer relationships nationally. Prior to joining ISC in 1999, Mr. Conlon served as Executive Vice President and Chief Operating Officer of the Wells Real Estate Funds where he was responsible for overseeing day to day operations of the firm's real estate investment and capital raising initiatives. Mr. Conlon was an officer of Wells Real Estate Funds for more than five years.

9536: 9537:

Mr. Conlon began his career in the securities industry in 1983 while earning a Master of Business Administration degree from the University of Dallas. He received his Bachelor of Business Administration degree from Georgia State University. Mr. Conlon is a General Securities Principal, is licensed as a real estate broker in Georgia, and has earned the Certified Financial Planner (CFP) and Certified Commercial Investment Member (CCIM) designations. He is an active member of the Financial Planning Association and chaired the Success Forum '99 Convention in San Antonio, Texas.

9538: 9539:

John Cunningham is Vice President of ISC. He joined an Inland Affiliated Company in January 1995 as a commercial real estate broker. In March 1997, Mr. Cunningham was hired by ISC and is responsible for raising capital in the states of California, Washington and Oregon. He graduated from Governors State University with a B.S. degree in Business Administration, concentrating in marketing. Before joining the Inland Affiliated Companies, Mr. Cunningham owned and operated his own business and developed real estate. He holds Series 7 and Series 63 licenses with the NASD.

9540:

9541:

9542:

Risk Factors

9543:

Investment Risks

9544: 9545:

Mortgage Indebtedness and Other Borrowings May Increase the Company's Business Risks

9546: 9547:

The first and second sentences under this heading on page 21 of our Prospectus are revised. In the first sentence, the words "intends to usually" are deleted and replaced with the word "may." In the second sentence, the words "in certain circumstances" are deleted. The sentences will then read as follows:

9548: 9549: 9550: 9551:

The Company may acquire Properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each Property in cash, or with Shares, LP Units, Interests, or a combination of the foregoing. However, if it is determined to be in the best interests of the Company, the Company may utilize either existing or new borrowings to acquire Properties.

9552: 9553: 9554: 9555:

Company RisksThe following is added to the disclosure under the above caption which starts on page 27 of our Prospectus:The Unknown Impact of E-Commerce.The electronic sale of goods and services over the Internet, often referred to as e-tailing or e-commerce, is a new and growing trend. At this point in time, it is uncertain how the future growth of e-tailing or e-commerce will affect the Company's tenants and, in turn, the Company's operations. If e-tailing or e-commerce causes a material reduction in retail sales at shopping centers, it may adversely affect the Company's Funds from Operations and cash available for Distributions and, thus affect the amount of Distributions.

9556: 9557:

9558:

Compensation Table
9559:

9560:

Nonsubordinated Payments
9561:

9562:

The sentence which starts on page 46 and is carried over to page 47 of our Prospectus is revised by the deletion of the final part of the sentence, commencing with "and, reduced selling commissions will be payable. . .", and the insertion of the following language in its place:
9563:

9564: 9565: 9566:

and, reduced selling commissions will be payable with respect to sales of shares which receive volume discounts, all of which transactions are collectively referred to as the "Special Sales." (1)

9567:

9568: 9569: 9570:

Glossary

9571:

"Special Sales"

9572:

The definition of "Special Sales" on page 204 of our Prospectus is revised by the deletion of "(C) the sales of shares which are entitled to volume discount, with respect to which reduced selling commissions will be paid," and the insertion of the following language in its place:
9573:

9574: 9575: 9576:

(C) the sales of shares which receive a volume discount, with respect to which reduced selling commissions will be paid.

9577:

9578: 9579: 9580:

Prospectus Summary

9581:

9582:

In view of revisions made to other sections of our Prospectus as described above, the following corresponding revisions are made to this section of our Prospectus.

9583: 9584:

The Company's Primary Business Objective and Strategies

9585: 9586:

Acquisitions:

9587: 9588:

The first sentence of the second bullet point under this heading on page 7 of our Prospectus is revised by the deletion of the word "usually." The sentence will then read as follows:

9589: 9590: 9591: 9592: 9593: 9594:

Acquiring Properties on an all-cash basis to provide the Company with a competitive advantage over potential purchasers who must secure financing.

 9595: 9596: 9597: 9598: 9599:

Investment Objectives and Policies

9600: 9601:

The first sentence of the second paragraph on page 10 of our Prospectus is revised by the deletion of the words "intends to" and replacing the deleted words with the word "may." The sentence will then read as follows:

9602: 9603: 9604: 9605: 9606: 9607:

The Company may acquire Properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each Property in cash or for Shares, LP Units, Interests, or a combination thereof.

 9608: 9609: 9610: 9611: 9612:

The fourth paragraph on page 10 is modified by the addition of the following sentence:

9613: 9614: 9615: 9616: 9617: 9618:

Based on consideration of our current level of taxable income and operating distributions, we have determined that, for federal income tax purposes we will use a 20 year life instead of 15 years for depreciation of certain improvement to land.

9619: 9620:

9621:

 9622: 9623: 9624: 9625: 9626:

Experts

9627: 9628:

This section, which is on page 190 of our Prospectus, is updated to include the following:

9629: 9630:

The Historical Summary of Gross Income and Direct Operating Expenses of Lake Walden Square for the year ended December 31, 1998, the Historical Summary of Gross Income and Direct Operating Expenses of Merchants Square Shopping Center for the year ended December 31, 1998, the Historical Summary of Gross Income and Direct Operating Expenses of Town Center Commons for the period from January 1, 1999 through March 31, 1999, the Historical Summary of Gross Income and Direct Operating Expenses of Boynton Commons Shopping Center for the year ended December 31, 1998, the Historical Summary of Gross Income and Direct Operating Expenses of Lake Olympia Square for the year ended December 31, 1998, the Historical Summary of Gross Income and Direct Operating Expenses of Bridgewater Marketplace for the period from January 1, 1999 through June 30, 1999, the Historical Summary of Gross Income and Direct Operating Expenses of Bartow Marketplace for the year ended December 31, 1998, the Historical Summary of Gross Income and Direct Operating Expenses of Countryside Shopping Center for the year ended December 31, 1998, the Historical Summary of Gross Income and Direct Operating Expenses of Casselberry Commons for the year ended December 31, 1998, the Historical Summary of Gross Income and Direct Operating Expenses of Conway Plaza for the year ended December 31, 1999, the Historical Summary of Gross Income and Direct Operating Expenses of Pleasant Hill Square for the year ended December 31, 1999, and the Historical Summary of Gross Income and Direct Operating Expenses of Gateway Market Center for the year ended December 31, 1999 have been included in Supplement No. 16 and in Post Effective Amendment No. 7 to the Registration Statement on Form S-11, in reliance upon the reports of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

9631: 9632:

The Consolidated Financial Statements of Inland Retail Real Estate Trust, Inc. as of and for the year ended December 31, 1999, the consolidated Balance Sheet of Inland Retail Real Estate Trust, Inc. as of September 18, 1998, the Historical Summary of Gross Income and Direct Operating Expenses of Lake Walden Square for the year ended December 31, 1997, the Historical Summary of Gross Income and Direct Operating Expenses of Lake Olympia Square for the year ended December 31, 1997, and the Historical Summary of Gross Income and Direct Operating Expenses of Merchants Square Shopping Center for the year ended December 31, 1997 have been incorporated by reference herein in Supplement No. 16 and in Post Effective Amendment No. 7 to the Registration Statement on Form S-11, in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

9633: 9634:

9635:

9636:

Management's Discussion and Analysis of Financial Condition and Results of Operations

9637:

The section in our Prospectus titled "Management's Discussion and Analysis of the Financial Condition of the Company," which starts on page 124 of our Prospectus, is re-titled as set forth above and updated to include the following:

9638:

Certain statements in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this Supplement constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things, limitations on the area in which we may acquire properties; risks associated with borrowings secured by our properties; competition for tenants and customers; federal, state or local regulations; adverse changes in general economic or local conditions; competition for property acquisitions with third parties that have greater financial resources than ours; inability of lessees to meet financial obligations; uninsured losses; risks of failing to qualify as a REIT; and potential conflicts of interest between ourselves and our affiliates including the Advisor.

9639:

9640:

Liquidity and Capital Resources

9641:

9642:

The Company was formed on September 3, 1998 to acquire and manage a diversified portfolio of real estate, primarily multi-tenant shopping centers. It is anticipated that the Company will initially focus on acquiring properties in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. The Company may also acquire single-user retail properties in locations throughout the United States, certain of which may be sale and leaseback transactions, net leased to creditworthy tenants. On February 11, 1999, the Company commenced the Offering of 50,000,000 Shares at a price of $10 per Share and of 4,000,000 Shares at a price of $9.50 per Share which may be distributed pursuant to the Company's distribution reinvestment program ("DRP"). Inland Retail Real Estate Advisory Services, Inc. is the Advisor to the Company. As of June 30, 2000, subscriptions for a total of 8,089,156 Shares had been received from the public, which includes 20,000 Shares issued to the Advisor. In addition, the Company has distributed 126,774 Shares pursuant to the Company's DRP. The Advisor has guaranteed payment of all public offering expenses (excluding selling commissions, the marketing contribution and the due diligence expense allowance) in excess of 5.5% of the Gross Offering Proceeds or all organization and offering expenses (including such selling expenses) which together exceeds 15% of the Gross Offering Proceeds. As of June 30, 2000, organizational and offering costs totaling $11,723,267 did not exceed these limitations, and the Company anticipates that these costs will not exceed these limitations upon completion of the Offering. Any excess amounts at the completion of the Offering will be reimbursed by the Advisor.

9643:

9644:

We will provide the following programs to facilitate investment in the shares and to provide limited liquidity for Stockholders until such time as a market for the shares develops:

9645: 9646:

The distribution reinvestment program will allow stockholders who purchase shares pursuant to the offering to automatically reinvest distributions by purchasing additional shares from us. Such purchases will not be subject to selling commissions or the marketing contribution and due diligence expense allowance and will be sold at a price of $9.50 per share.

9647:

9648:

The share repurchase program will, subject to certain restrictions, provide existing stockholders with limited, interim liquidity by enabling them to sell shares back to us. The prices at which shares may be sold back to us are as follows:

9649: 9650:

  - During the offering period at $9.05 per share;

9651:

  - During the 12 months following the end of the offering period at $9.25 per

9652:

    share;

9653:

  - During the next 12 months at $9.50 per share;

9654:

  - During the next 12 months at $9.75 per share; and

9655:

  - Thereafter, at the greater of: (i) $10 per share; or (ii) a price equal to

9656:

    10 times our "funds available for distribution" per weighted average share

9657:

    outstanding for the prior calendar year.

9658:

9659:

Shares purchased by us will not be available for resale. As of June 30, 2000, 4,758 shares had been repurchased at the cost of $43,056.

9660:

9661:

Cash Flows From Operating Activities

9662:

9663:

Net cash provided by operating activities generated $3,987,069 for the six months ended June 30, 2000. This is due primarily to the operations of the nine properties acquired during 1999 and two additional properties acquired during the six months ended June 30, 2000.

9664:

9665:

Cash Flows From Investing Activities

9666:

9667:

Cash flows used in investing activities were utilized primarily for the purchase of two properties in each of the six month periods ended June 30, 2000 and 1999.

9668:

9669:

Cash Flows From Financing Activities

9670:

9671:

For the six months ended June 30, 2000, we generated $35,217,563 of cash flows from financing activities. This was due primarily to proceeds raised of $27,815,239 from the sale of shares for the six months ended June 30, 2000. Our cash flow from financing activities was partially offset by the cash used to pay costs associated with selling shares for the six months ended June 30, 2000. For the six months ended June 30, 2000, we paid offering costs totaling $4,831,926. We also issued debt totaling $22,120,000. In addition, for the six months ended June 30, 2000 we also paid distributions of $2,396,841 and loan fees of $256,100.

9672: 9673:

Results of Operations

9674:

9675:

Through June 30, 2000, we have incurred a total of $11,723,288 for costs incurred with the offering, of which $1,698,854 remained unpaid.

9676:

9677:

Rental income, additional rental income, property operating expenses, mortgage interest and depreciation are all a result of the operations from the nine properties acquired during 1999 and two additional properties acquired in 2000.

9678:

9679:

Winn-Dixie, an anchor tenant in three of the properties owned by us, whose gross rental income from its three stores in our properties represents 6% of our total gross rental income from all of our properties as of June 30, 2000, is currently under going a restructuring. We were assured by management of Winn-Dixie that the stores located in our specific properties were not closing as part of the restructuring. In October 2000, Winn-Dixie announced that the process of closing stores was done. The stores that were closed were generally of the smaller format and underperforming. The Winn-Dixie stores in our properties are of the larger, more modern format which they now prefer.

9680:

9681:

In addition, Service Merchandise and Carmike Cinemas, have filed for protection under Chapter 11 of the federal bankruptcy laws in order to reorganize their businesses. Each of these companies is a tenant in one of our properties. We do not know whether they intend to close their stores in our properties. Also, The Sports Authority has closed a number of their stores in connection with a restructuring. We believe it unlikely that their store at our property will close, however, we have not been informed by management of The Sports Authority as to whether they intend to close this store as part of their restructuring. These three tenants collectively represent 5% of our total gross rental income from all of our properties as of June 30, 2000.

9682:

9683:

Funds from Operations

9684:

9685:

One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Cash generated from operations is not equivalent to our net operating income as determined under GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, has promulgated a standard known as "Funds from Operations" or "FFO" for short, which it believes more accurately reflects the operating performance of a REIT such as ours. As defined by NAREIT, FFO means net income computed in accordance with GAAP excluding gains (or losses) from debt restructuring and sales of properties plus depreciation and amortization and after adjustments for unconsolidated partnership and joint ventures in which the REIT holds an interest. We have adopted the NAREIT definition for computing FFO because management believes that, subject to the following limitations, FFO provides a basis for comparing our performance and operations to those of other REITs. The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity. Items which are capitalized do not impact FFO, whereas items that are expensed reduce FFO. Consequently, the presentation of FFO by us may not be comparable to other similarly titled measures presented by other REITs. FFO is not intended to be an alternative to "Net Income" as an indicator of our performance nor to "Cash Flows from Operating Activities" as determined by GAAP as a measure of our capacity to pay distributions. FFO and funds available for distribution are calculated as follows:

9686: 9687:

 9688: 9689: 9690: 9691: 9693: 9694: 9695: 9696: 9698: 9700: 9701: 9702: 9703: 9704: 9705: 9706: 9707: 9709: 9711: 9713: 9714: 9715: 9717: 9719: 9721: 9722: 9723: 9724: 9725: 9726: 9727: 9728: 9730: 9732: 9734: 9735: 9736: 9737: 9738: 9739: 9740: 9741: 9743: 9745: 9747: 9748: 9749: 9751: 9753: 9755: 9756: 9757: 9759: 9760: 9761: 9762: 9763: 9765: 9767: 9769: 9770: 9771: 9773: 9775: 9777: 9778: 9779: 9780: 9781: 9782: 9783: 9784: 9786: 9788: 9790: 9791: 9792: 9793: 9795: 9797: 9798:
9692: Six months ended June 30,
	9697: 2000	9699: 1999

9708: Net income (loss)	9710: $ 560,600	9712: $ (6,089)
9716: Depreciation	9718: 2,019,968	9720: 87,819

9729: Funds from operations (1)	9731: 2,580,568	9733: 81,730

9742: Principal amortization of debt	9744: (116,423)	9746: (16,561)
9750: Deferred rent receivable (2)	9752: (189,434)	9754: (9,645)
9758: Income received under master lease
9764: Agreements and other escrows (4)	9766: 216,418	9768: -
9772: Acquisition costs expenses (3)	9774: 34,592	9776: 11,443

9785: Funds available for distribution	9787: $2,525,721	9789: $ 66,967
	9794: ===========	9796: ===========
9799: 9800: 9801:

9802:

  (1) FFO does not represent cash generated from operating activities calculated in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow as a measure of liquidity.

9803:

9804:

  (2) Certain tenant leases contain provisions providing for stepped rent increases. GAAP requires us to record rental income for the period of occupancy using the effective monthly rent, which is the average monthly rent for the entire period of occupancy during the term of the lease.

9805:

9806:

  (3) Acquisition costs expensed include certain costs and expenses relating to the acquisition of properties. These costs are estimated to be up to .5% of the Gross Offering Proceeds and are paid from the proceeds of the Offering.

9807:

9808:

  (4) As part of several purchases, we receive payments under master lease agreements on some of the space which was vacant at the time of the purchase for periods ranging from one to two years from the date of the purchase or until the spaces are leased. In addition, we received payments from other escrow arrangements. GAAP requires that as these payments are received, they be recorded as a reduction in the purchase price of the properties rather than as rental income.

9809:

9810:

The following table lists the approximate physical occupancy levels for our properties as of the end of each quarter during 2000 and 1999. N/A indicates the property was not owned by us at the end of the quarter.

9811:

9812: 9813: 9814: 9816: 9818: 9819: 9821: 9825: 9829: 9833: 9837: 9841: 9845: 9849: 9853: 9854: 9857: 9859: 9861: 9862: 9863: 9865: 9867: 9869: 9871: 9872: 9874: 9876: 9878: 9879: 9880: 9882: 9884: 9886: 9888: 9889: 9891: 9893: 9895: 9896: 9897: 9899: 9901: 9903: 9905: 9906: 9909: 9911: 9913: 9914: 9915: 9917: 9919: 9921: 9923: 9924: 9927: 9929: 9931: 9932: 9933: 9935: 9937: 9939: 9941: 9942: 9944: 9946: 9948: 9949: 9950: 9952: 9954: 9956: 9958: 9959:
	9815: 2000				9817: 1999
9820: Properties:	9822: at 9823: 03/31 9824: (%)	9826: at 9827: 06/30 9828: (%)	9830: at 9831: 09/30 9832: (%)	9834: at 9835: 12/31 9836: (%)	9838: at 9839: 03/31 9840: (%)	9842: at 9843: 06/30 9844: (%)	9846: at 9847: 09/30 9848: (%)	9850: at 9851: 12/31 9852: (%)
9855: Lake Walden Square, 9856: Plant City, FL	9858: 94	9860: 84			9864: N/A	9866: 93	9868: 93	9870: 94
9873: Merchants Square, Zephyrhills, FL	9875: 100	9877: 100			9881: N/A	9883: 100	9885: 100	9887: 100
9890: Town Center Commons, Kennesaw, GA	9892: 93	9894: 93*			9898: N/A	9900: N/A	9902: 100	9904: 100
9907: Boynton Commons, 9908: Boynton Beach, FL	9910: 97*	9912: 96*			9916: N/A	9918: N/A	9920: 95*	9922: 95*
9925: Lake Olympia Square, 9926: Ocoee, FL	9928: 100	9930: 85			9934: N/A	9936: N/A	9938: 96	9940: 100
9943: Bridgewater Marketplace, Orlando, FL	9945: 97*	9947: 98*			9951: N/A	9953: N/A	9955: 97*	9957: 92*
9960: 9961: 9962:

 9963: 9964: 9965: 9967: 9969: 9970: 9972: 9976: 9980: 9984: 9988: 9992: 9996: 10000: 10004: 10005: 10007: 10009: 10011: 10012: 10013: 10015: 10017: 10019: 10021: 10022: 10025: 10027: 10029: 10030: 10031: 10033: 10035: 10037: 10039: 10040: 10042: 10044: 10046: 10047: 10048: 10050: 10052: 10054: 10056: 10057: 10060: 10062: 10064: 10065: 10066: 10068: 10070: 10072: 10074: 10075: 10078: 10080: 10082: 10083: 10084: 10086: 10088: 10090: 10092: 10093: 10094: 10095: 10096: 10097: 10098: 10099: 10100: 10101: 10102: 10103:
	9966: 2000				9968: 1999
9971: Properties:	9973: at 9974: 03/31 9975: (%)	9977: at 9978: 06/30 9979: (%)	9981: at 9982: 09/30 9983: (%)	9985: at 9986: 12/31 9987: (%)	9989: at 9990: 03/31 9991: (%)	9993: at 9994: 06/30 9995: (%)	9997: at 9998: 09/30 9999: (%)	10001: at 10002: 12/31 10003: (%)
10006: Bartow Marketplace, Cartersville, GA	10008: 100	10010: 100			10014: N/A	10016: N/A	10018: 100	10020: 100
10023: Countryside, 10024: Naples, Fl	10026: 98	10028: 98			10032: N/A	10034: N/A	10036: N/A	10038: 98
10041: Casselberry Commons, Casselberry, FL	10043: 97*	10045: 95*			10049: N/A	10051: N/A	10053: N/A	10055: 97*
10058: Conway Plaza, 10059: Orlando, Fl	10061: 97*	10063: 97*			10067: N/A	10069: N/A	10071: N/A	10073: N/A
10076: Pleasant Hill, 10077: Duluth, GA	10079: N/A	10081: 92*			10085: N/A	10087: N/A	10089: N/A	10091: N/A

10104: 10105: 10106:

* As part of the purchase of some of the properties, we received payments under master lease agreements on some of the space which was vacant at the time of purchase, which results in economic occupancy ranging from 99% to 100% at June 30, 2000 for each of these shopping centers. The master lease agreements are for periods ranging from one to two years from the purchase date or until the spaces are leased. The percentages in the above table do not include unleased space covered by master lease agreements.

10107: 10108:

Year 2000 Issues

10109: 10110:

As part of our year end 2000 readiness plan, we had identified three areas for compliance efforts: business computer systems, tenants and suppliers and non-information technology systems. We have not experienced and do not anticipate experiencing any problems relating to year 2000 issues in any of these areas. Total costs associated with year 2000 readiness were not significant.

10111:

10112:

New Accounting Literature

10113:

10114:

On December 2, 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements" (SAB 101). The staff determined that a lessor should defer recognition of contingent rental income such as percentage/excess rent until the specified breakpoint that triggers the contingent rental income is achieved. We record percentage rental revenue in accordance with the SAB 101.

10115: 10116:

FASB Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," effective for fiscal years beginning after June 15, 2000, establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments imbedded in other contracts, be reported in the balance sheet as either an asset or liability measured at its fair value. The statement also requires that the changes in the derivative's fair value be recognized in earnings unless specific hedge accounting criteria are met. Currently, the pronouncement has no impact on us, as we have not utilized derivative instruments or entered into any hedging activities.

10117:

10118:

Subsequent Events

10119:

10120:

We have paid distributions of $493,641, $548,320, $591,242 and $626,099 to our stockholders in July, August, September and October, 2000, respectively.

10121:

10122:

On July 18, 2000, we purchased Gateway Market Center in St. Petersburg, FL for $20,850,000. A portion of the purchase was financed with debt totaling $15,370,500 to finance this purchase.

10123:

10124:

On July 29, 2000, we made a scheduled principal payment of $1,000,000 to the lender on Casselberry Commons Shopping Center and in September, 2000 we paid off the remaining balance of $2,916,550.

10125:

10126:

In September 2000, we paid off the note in the amount of $1,792,000 on Bridgewater Marketplace.

10127:

10128:

10129:

Quantitative and Qualitative Disclosures About Market Risk

10130:

10131:

We are exposed to interest rate changes primarily as a result of its long-term debt used to maintain liquidity and fund capital expenditures and expansion of our real estate investment portfolio and operations. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower its overall borrowing costs. To achieve its objectives we borrow primarily at fixed rates or at floating rates with the option to fix the rate at a later date and may enter into derivative financial instruments such as interest rate swaps, caps and treasury locks in order to mitigate its interest rate risk on related financial instruments. We do not enter into derivative or interest rate transactions for speculative purposes.

10132:

10133:

Our interest rate risk is monitored using a variety of techniques. The table below presents the principal amounts and weighted average interest rates by year of expected maturity to evaluate the expected cash flows and sensitivity to interest rate changes.

10134: 10135: 10136: 10137: 10139: 10141: 10143: 10145: 10147: 10148: 10150: 10152: 10154: 10156: 10158: 10160: 10161: 10163: 10164: 10165: 10166: 10167: 10168: 10169: 10171: 10172: 10173: 10174: 10175: 10176: 10177: 10179: 10181: 10183: 10185: 10187: 10189: 10190: 10191: 10192: 10193: 10194: 10195: 10196: 10197: 10199: 10201: 10203: 10205: 10207: 10209: 10210: 10212: 10213: 10214: 10215: 10216: 10217: 10218: 10220: 10221: 10222: 10223: 10224: 10225: 10226: 10228: 10230: 10232: 10234: 10236: 10238: 10239:
	10138: 2000	10140: 2001	10142: 2002	10144: 2003	10146: 2004
10149: Fixed rate debt	10151: $ 121,139	10153: 257,199	10155: 278,462	10157: 303,957	10159: 353,316
10162: Weighted average
10170: Interest rate on
10178: Maturing debt	10180: --	10182: --	10184: --	10186: --	10188: --

10198: Variable rate debt	10200: $15,146,550	10202: 6,720,000	10204: --	10206: --	10208: 13,475,000
10211: Weighted average
10219: Interest rate on
10227: Maturing debt	10229: 8.53%	10231: 8.35%	10233: --	10235: --	10237: 8.10%
10240: 10241: 10242:

The fair value of our debt approximates its carrying amount.

10243: 10244:

Approximately $60,449,000, or 56% of our mortgages payable at June 30, 2000, have variable interest rates averaging 8.33%. An increase in the variable interest rate on certain mortgages payable constitutes a market risk.

10245: 10246:

10247:

10248:

Prior Performance of Our Affiliates

10249: 10250:

The section in our Prospectus titled "Prior Performance of the Company's Affiliates," which starts on page 58 of our Prospectus, is re-titled as set forth above and entirely replaced with the following:

10251: 10252:

Prior Investment Programs

10253: 10254:

During the 10-year period ending September 30, 2000, in addition to this offering, TIGI Affiliated Companies have sponsored one other REIT, six public real estate equity programs, one private real estate equity program, and nine private placement mortgage and note programs, which have in the aggregate raised in excess of $713,600,000 from approximately 30,000 investors. During that 10-year period, those public real estate equity programs raised $111,066,270 from 10,119 investors; the private real estate equity program raised $2,275,000 from 85 investors; the private placement mortgage and note programs raised $22,641,000 from 545 investors; and IREC, a REIT sponsored by IREIC (one of the TIGI Affiliated Companies), had raised approximately $578,834,000 as of June 30, 2000, which includes amounts raised through its distribution reinvestment program, net of shares repurchased through its share repurchase program, from approximately 20,000 investors. IREC has investment objectives and policies similar to ours and has invested principally in Neighborhood Centers, except however, IREC invests principally in a geographical area (a radius of 400 miles from Oak Brook, Illinois) different than most of our Primary Geographical Area of Investment. See "--Publicly Registered Real Estate Investment Trust--Inland Real Estate Corporation" below in this Section. Our investment objectives and policies are similar to those of several of the prior investment programs sponsored by TIGI Affiliated Companies which have owned and operated retail properties. However, the vast majority of the other investment programs sponsored by TIGI Affiliated Companies were dissimilar from ours in that the programs owned apartment properties, pre-development land and whole or partial interests in mortgage loans.

10255: 10256:

The information in this Section and in the Prior Performance Tables included in this Supplement as Appendix A shows relevant summary information concerning real estate programs sponsored by the TIGI Affiliated Companies, the purpose of which is to provide information on the prior performance of these programs so that potential investors may evaluate the experience of the TIGI Affiliated Companies in sponsoring such programs. The following discussion is intended to briefly summarize the objectives and performance of the prior programs and to disclose any material adverse business developments sustained by them.

10257: 10258:

Summary Information

10259: 10260:

The table below provides certain summarized information concerning prior programs sponsored by TIGI Affiliated Companies for the 10-year period ending September 30, 2000, and is qualified in its entirety by reference to the foregoing introductory discussion and the detailed information appearing in the Prior Performance Tables in Appendix A of this Supplement. Investors should not construe inclusion of the succeeding tables, which cover the 10-year period ending September 30, 2000, as implying in any manner that we will have results comparable to those reflected in the tables; because the yield and cash available and other factors could be substantially different for our properties. Investors should note that by acquiring our shares, they will not be acquiring any interests in any prior programs.

10261: 10262:

10263:

10264:

10265:

10266:

 10267: 10268: 10269: 10271: 10273: 10275: 10276: 10277: 10278: 10279: 10280: 10281: 10283: 10285: 10287: 10289: 10290: 10292: 10294: 10296: 10298: 10299: 10301: 10303: 10305: 10307: 10308: 10310: 10312: 10314: 10316: 10317: 10319: 10321: 10323: 10325: 10326: 10328: 10330: 10332: 10334: 10335: 10337: 10339: 10341: 10343: 10344: 10346: 10347: 10348: 10349: 10350: 10352: 10353: 10354: 10355: 10356: 10358: 10360: 10362: 10364: 10365: 10367: 10369: 10371: 10373: 10374: 10376: 10378: 10380: 10382: 10383: 10385: 10387: 10389: 10391: 10392: 10394: 10396: 10398: 10400: 10401: 10403: 10405: 10407: 10409: 10410: 10412: 10414: 10416: 10418: 10419: 10421: 10423: 10425: 10427: 10428: 10430: 10432: 10434: 10436: 10437: 10439: 10441: 10443: 10445: 10446: 10447: 10448: 10449: 10450: 10451: 10453: 10454: 10455: 10456: 10457: 10459: 10461: 10463: 10465: 10466: 10468: 10470: 10472: 10474: 10475: 10477: 10479: 10481: 10483: 10484: 10486: 10488: 10490: 10492: 10493: 10495: 10497: 10499: 10500: 10501: 10503: 10505: 10507: 10509: 10510: 10512: 10514: 10516: 10518: 10519:
	10270: PRIOR REIT PROGRAM	10272: PRIOR PUBLIC REAL ESTATE EQUITY PROGRAMS	10274: PRIOR PRIVATE REAL ESTATE EQUITY AND MORTGAGE AND NOTE PROGRAMS

10282: Number of programs sponsored	10284: 1	10286: 4	10288: 10
10291: Aggregate amount raised from investors	10293: $ 578,834,000	10295: $ 111,066,270	10297: $ 24,916,000
10300: Approximate aggregate number of investors	10302: 20,000	10304: 10,119	10306: 630
10309: Number of properties purchased	10311: 119	10313: 50	10315: 7
10318: Aggregate cost of properties (1)	10320: $ 969,842,000	10322: $ 88,483,953	10324: $ 1,951,930
10327: Number of mortgages/notes	10329: 0	10331: 7	10333: 545
10336: Principal amount of mortgages/notes	10338: 0	10340: $ 2,302,064	10342: $ 22,584,000
10345: Percentage of properties (based on cost) that were:
10351: Commercial--
10357: Retail	10359: 85.6%	10361: 2.5%	10363: 0.0%
10366: Single-user retail net-lease	10368: 14.4%	10370: 9.6%	10372: 0.0%
10375: Nursing homes	10377: 0.0%	10379: 8.5%	10381: 0.0%
10384: Offices	10386: 0.0%	10388: 0.0%	10390: 0.0%
10393: Industrial	10395: 0.0%	10397: 0.0%	10399: 0.0%
10402: Health clubs	10404: 0.0%	10406: 3.4%	10408: 0.0%
10411: Mini-storage	10413: 0.0%	10415: 0.0%	10417: 0.0%
10420: Total commercial	10422: 100.0%	10424: 24.0%	10426: 0.0%
10429: Multi-family residential	10431: 0.0%	10433: 0.0%	10435: 0.0%
10438: Land	10440: 0.0%	10442: 76.0%	10444: 100.0%

10452: Percentage of properties (based on cost) that were:
10458: Newly constructed (within a year of acquisition)	10460: 17.8%	10462: 0.0%	10464: 0.0%
10467: Existing	10469: 82.2%	10471: 100.0%	10473: 0.0%
10476: Construction	10478: 0.0%	10480: 0.0%	10482: 0.0%
10485: Number of properties sold	10487: 0	10489: 18	10491: 5
10494:	10496:	10498: 41.5%(2)
10502: Number of properties exchanged	10504: 0	10506: 0	10508: 0
10511: Number of mortgages/notes repaid	10513: 0	10515: 7	10517: 383
10520: 10521: 10522:

(1) Includes purchase price and acquisition fees and expenses.

10523: 10524:

(2) Based on costs of the properties sold and costs capitalized subsequent to acquisition at December 31, 1999.

10525: 10526:

10527:

Of the programs included in the above table, the REIT and one of the four real estate equity programs have investment objectives similar to ours. Those programs represent approximately 84% of the aggregate amount raised from investors, approximately 72% of the aggregate number of investors, approximately 70% of the properties purchased, and approximately 93% of the aggregate cost of the properties.

10528: 10529:

During the three years prior to December 31, 1999, IREC purchased 93 commercial properties. Upon written request, any potential investor may obtain, without charge, a copy of Table VI filed with the SEC in Part II of our Registration Statement of which this Supplement is a part, which provides more detailed information concerning these acquisitions. See "Additional Information."

10530: 10531:

Publicly Registered Real Estate Investment Trust

10532: 10533:

Inland Real Estate Corporation ("IREC")--On October 14, 1994, IREC commenced an initial public offering (the "Initial Offering") of 5,000,000 shares of common stock at $10 per share. As of July 24, 1996, IREC had received subscriptions for a total of 5,000,000 shares, thereby completing the Initial Offering. On July 24, 1996, IREC commenced an offering of an additional 10,000,000 shares of common stock (the "Second Offering") at $10 per share. As of July 10, 1997, IREC had received subscriptions for a total of 10,000,000 shares, thereby completing the Second Offering. On July 14, 1997, IREC commenced an offering of an additional 20,000,000 shares of common stock (the "Third Offering") at $10 per share. As of March 19, 1998, IREC had received subscriptions for a total of 20,000,000 shares, thereby completing the Third Offering. On April 7, 1998, IREC commenced an offering of an additional 25,000,000 shares (the "Fourth Offering") at $11 per share. As of December 31, 1998, the Fourth Offering was terminated and IREC had received subscriptions for a total of 16,642,397 shares from the Fourth Offering. In addition, as of June 30, 2000, IREC had issued 5,441,299 shares of common stock through its distribution reinvestment program. As of June 30, 2000, IREC had repurchased 1,094,009 shares of common stock through its share repurchase program. As a result, IREC's gross offering proceeds totaled approximately $578,834,000 for all of such offerings, including amounts raised through its distribution reinvestment program, net of shares repurchased through its share repurchase program, as of June 30, 2000.

10534: 10535:

Effective July 1, 2000, pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), and upon approval of the Merger Agreement by IREC's stockholders at its annual meeting, IREC acquired its advisor and property manager by issuing an aggregate of 6,181,818 shares of its common stock, or approximately eleven percent (11%) of its outstanding shares of common stock taking into account such issuance, to the respective parents of its advisor and property manager and thereby became a self-administered REIT, through a tax-free, non-cash merger. Concurrent with completing the merger, the Board of Directors: (i) appointed new officers and entered into employment agreements with these individuals; (ii) entered into a lease agreement for office space with The Inland Group, Inc.; and (iii) received a license from The Inland Group, Inc. that gives it the right to the continued use of the name "Inland Real Estate Corporation" and the corporate logo.

10536: 10537:

IREC's objective is to purchase Neighborhood Centers and Community Centers located within an approximate 400-mile radius of its headquarters in Oak Brook, Illinois, to provide, at a minimum, cash distributions on a quarterly basis and to provide a hedge against inflation through capital appreciation. IREC may also acquire single-user retail properties throughout the United States. It is IREC's intention, whenever possible, to acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each property in cash or shares of IREC's stock, although, IREC does, in certain instances, utilize borrowings to acquire properties. As of June 30, 2000, the properties owned by IREC were generating sufficient cash flow to cover operating expenses plus an annual cash distribution of $0.89 per share paid monthly.

10538: 10539:

IREC has placed financing totaling approximately $460,701,000 on 112 of its 119 properties as of June 30, 2000. IREC's 119 properties, a total investment of approximately $969,842,000 at June 30, 2000, were purchased with proceeds received from the above described offerings of shares of its common stock and financings. Through June 30, 2000, cash distributions have totaled $129,179,541, all of which were from operating cash flow. In the opinion of IREIC, IREC is substantially meeting its investment objective for cash flow.

10540: 10541:

Publicly Registered Limited Partnerships

10542: 10543:

Inland Monthly Income Fund II, L.P. ("Monthly Income Fund II")--The offering period for Monthly Income Fund II began August 4, 1988 and ended August 4, 1990. The objectives were to invest in improved residential, retail, industrial and other income-producing properties on an all-cash basis to provide monthly cash distributions of at least 8% per annum through the first five years of the partnership and to provide a hedge against inflation through capital appreciation.

10544: 10545:

Monthly Income Fund II raised $25,323,569 from more than 2,100 investors and purchased five properties, a net-leased Wholesale Club retail property in Indiana, a net-leased health club in Ohio, a net-leased nursing center in Illinois, a net-leased retail store in Arizona and the Euro-Fresh Market Plaza (formerly Eagle Plaza), a Neighborhood Center in Illinois, for a total acquisition cost of $21,224,542. Through September 30, 2000, cash distributions have been maintained at or above an 8% level and on an accrual basis have totaled $552.43 per $500 unit or $26,446,700, including $19,658,317 from operations and an additional $6,788,383 which constitutes the net proceeds from the sale of the Wholesale Club and Euro-Fresh Market Plaza.

10546: 10547:

In January 1991, Monthly Income Fund II sold its Wholesale Club property in Indiana for $4,400,000. Net sales proceeds of $4,395,565 were distributed to investors in February 1991. The property was purchased by Monthly Income Fund II in December 1988 for $3,427,278, which included acquisition fees of $275,013 and acquisition costs of $9,265. The gain on sale for financial reporting purposes was $847,467, which is net of selling expenses and commissions.

10548: 10549:

In November 1999, Monthly Income Fund II sold its Euro-Fresh Market Plaza property in Illinois for $2,400,000. Net sales proceeds of $2,392,819 will be distributed in the first quarter of 2000. The property was purchased by Monthly Income Fund II in December 1990 for $2,186,383, which included acquisition fees of $180,645 and related acquisition costs of $5,738. The gain on sale for financial reporting purposes was $435,276, which is net of selling expenses and commissions.

10550: 10551:

In the opinion of IREIC, the partnership is meeting its investment objective to provide a minimum 8% cash distribution and has, through an early and profitable sale of the Wholesale Club and Euro-Fresh Market Plaza, achieved capital appreciation on 26% of the partnership's investment in properties.

10552: 10553:

Inland Land Appreciation Fund II, L.P. ("Land Fund II")--The offering period for Land Fund II began October 25, 1989 and ended October 24, 1991. The objectives were to invest in pre-development land on an all-cash basis and realize appreciation of such land upon resale.

10554: 10555:

Land Fund II raised $50,476,170 from 5,055 investors and purchased, with the net proceeds available for investment, 27 land parcels and two buildings, all in suburban counties surrounding Chicago, Illinois, for an aggregate purchase price of $41,314,301. As of September 30, 2000, Land Fund II has had multiple sales transactions involving all or portions of 11 parcels which generated approximately $27,203,000 in net sales proceeds, including notes receivable of $2,978,000. Land Fund II's cost basis in the land parcels sold was approximately $18,046,000 resulting in a gain, net of selling expenses and commissions, of approximately $9,157,000 for financial reporting purposes. In the opinion of IREIC, the partnership is currently meeting its investment objectives and has, through completed sales transactions, realized significant capital appreciation on the assets sold. Cash distributions to limited partners through September 30, 2000 totaled $13,793,106 including $13,072,106 from sales and $721,000 from operations.

10556: 10557:

10558:

Inland Capital Fund, L.P. ("Land Fund III")--The offering period for Land Fund III began December 13, 1991 and ended August 23, 1993. The objectives were to invest in pre-development land on an all-cash basis and realize appreciation of such land upon resale.

10559: 10560:

Land Fund III raised $32,399,282 from 2,683 investors and purchased, with the net proceeds available for investment, 18 land parcels, one of which included a house and several outbuildings, for an aggregate purchase price of $25,945,989. As of September 30, 2000, Land Fund III has had multiple sales transactions involving the house and portions of eight parcels which generated approximately $11,642,000 in net sales proceeds, including notes receivable of $1,083,366. Land Fund III's cost basis in the land parcels sold was approximately $6,958,000 resulting in a gain, net of selling expenses and commissions, of approximately $4,684,000 for financial reporting purposes. In the opinion of IREIC, the partnership is currently meeting its investment objectives and has, through completed sales transactions, realized significant capital appreciation on the assets sold. Cash distributions to limited partners through September 30, 2000 totaled $10,831,124, all from the sale of land parcels.

10561: 10562:

Inland Mortgage Investors Fund III ("Mortgage Fund III")--The offering period for Mortgage Fund III began January 9, 1989 and ended January 9, 1991. The objectives were to make or acquire loans secured by mortgages on improved income-producing properties, to provide investors with quarterly cash distributions of at least 8% per annum for the first five years of the partnership and to maximize cash distributions over the life of the partnership by participating in capital appreciation and increased cash flows of properties securing the partnership's loans.

10563: 10564:

Mortgage Fund III raised $2,837,249 from 281 investors and originally funded seven mortgages totaling $2,302,064 between October 1990 and June 1992. Cash distributions to limited partners through December 30, 1998 totaled $3,601,917, including $874,292 from operations, $306,874 in supplemental capital contributions from the general partner in order to meet the 8% per annum distribution requirement and $2,420,751 as a return of capital from the repayment of mortgage loans receivable and prepayment penalties. This partnership was completed in December 1998.

10565: 10566:

10567:

Private Partnerships

10568: 10569:

Since inception and through September 30, 2000 (including the programs described below under "--Private Placement Real Estate Equity Program," and "-- Private Placement Mortgage and Note Programs," in this Section), Affiliates of Inland have sponsored 514 private placement limited partnerships which have raised more than $524,201,000 from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes. Of the 522 properties purchased, 93% have been in Illinois. Approximately 90% of the funds were invested in apartment buildings, 6% in shopping centers, 2% in office buildings and 2% in other properties. Including sales to Affiliates, 306 partnerships have sold their original property investments. Officers and employees of IREIC and its Affiliates invested more than $17,000,000 in these private placement limited partnerships.

10570: 10571:

From 1990 and through September 30, 2000, investors in Inland's private partnerships have received total distributions in excess of $228,590,000, consisting of cash flow from partnership operations, interest earnings, sales and refinancing proceeds and cash received during the course of property exchanges.

10572: 10573:

Following a proposal by the former corporate general partner, which was an Affiliate of TIGI, investors in 301 private partnerships voted in 1990 to make IREIC the corporate general partner for those partnerships.

10574: 10575:

Beginning in December 1993 and continuing into the first quarter of 1994, investors in 101 private limited partnerships for which IREIC is the general partner received letters from IREIC informing them of the possible opportunity to sell the 66 apartment properties owned by those partnerships to a to-be-formed REIT (the "Apartment REIT") in which Affiliates of IREIC would receive stock and cash and the limited partners would receive cash. In connection therewith, the underwriters for the Apartment REIT subsequently advised IREIC to sell to a third party its management and general partner's interests in those remaining limited partnerships not selling their apartment properties to the Apartment REIT (approximately 30% of the Inland-sponsored limited partnerships owning apartment buildings). The prospective third-party buyers of IREIC's interests in the remaining partnerships, however, would make no assurance to support those partnerships financially. As a result, in a March 1994 letter from IREIC, investors were informed of IREIC's decision not to go forward with the formation of the Apartment REIT. Following this decision, two investors filed a complaint in April 1994 in the Circuit Court of Cook County, Illinois, Chancery Division, purportedly on behalf of a class of other unnamed investors, alleging that IREIC had breached its fiduciary responsibility to those investors whose partnerships would have sold apartment properties to the Apartment REIT. The complaint sought an accounting of information regarding the Apartment REIT matter, an unspecified amount of damages and the removal of IREIC as general partner of the partnerships that would have participated in the sale of properties to the Apartment REIT. In August 1994, the court granted IREIC's motion to dismiss, finding that plaintiffs lacked standing to bring this case individually. Plaintiffs were granted leave to file an amended complaint. Thereafter, in August 1994, six investors filed an amended complaint, purportedly on behalf of a class of other investors, and derivatively on behalf of six limited partnerships of which IREIC is the general partner. The derivative counts sought damages from IREIC for alleged breach of fiduciary duty and breach of contract, and asserted right to an accounting. IREIC filed a motion to dismiss in response to the amended complaint. The suit was dismissed in March 1995 with prejudice. The plaintiffs filed an appeal in April 1996. In September 1997, the Appellate Court affirmed the trial court decision in favor of IREIC.

10576: 10577:

10578:

Private Placement Real Estate Equity Program

10579: 10580:

Wisconsin Capital Land Fund, L.P., an Illinois limited partnership ("Wisconsin Land Fund"), was formed in October 1992. The objectives were to invest in pre-development land in the Madison, Wisconsin area on an all-cash basis and realize appreciation of such land upon resale. The offering period for units in this privately offered partnership began in October 1992 and ended on June 14, 1993 with the maximum amount, $2,275,000, raised. Seven parcels of land in the Madison, Wisconsin, area were purchased with the proceeds of the offering.

10581: 10582:

Parcel 5, which consists of 63 improved lots in the Village of Mount Horeb, Wisconsin, has had 56 lot sales since 1995 for total gross sales proceeds of $2,242,250. Four remaining lots continue to be marketed for sale. On October 1, 1997, Parcel 6, located in Windsor, Wisconsin, was sold for $566,597, which amount was 191% of the original parcel capital. Investors received a $375,000 distribution from this sale.

10583: 10584:

On March 19, 1998, parcels 3 and 7 were sold for a total of $2,150,000, of which $1,900,000 was returned in cash to investors. On January 5, 1999, Parcels 1 and 4 were sold for $1,325,000 and investors received a $1,137,500 cash distribution. On April 4, 2000, $227,500 was distributed to investors from lot sale proceeds from parcel 5. To date, investors have received $1,600 for every $1,000 invested.

10585: 10586:

As of September 30, 2000, the partnership's remaining assets consist of parcel 2 and the 4 remaining lots in parcel 5.

10587: 10588:

Intervest Midwest Real Estate Corporation, of which Barry L. Lazarus (our President, Chief Operating Officer, Treasurer, Chief Financial Officer and an Affiliated Director) is President, currently provides property zoning, development and disposition services to this partnership. See "Management--Directors and Executive Officers of the Company."

10589: 10590:

Private Placement Mortgage and Note Programs

10591: 10592:

During 1992 and in 1993, IREIC or its Affiliates sponsored nine private placement securities offerings, including seven mortgage and note programs, which are described below.

10593: 10594:

Triple Security Fund, L.P., an Illinois limited partnership, was formed in May 1992. The principal investment objectives of the partnership were to invest in participations in third-party mortgage loans owned by an Affiliate of IREIC and thereby return investors' capital within five years, and to provide a 10% annual return on invested capital during the life of the partnership. The return of capital and the 10% annual return were guaranteed by IREIC. The offering period for interests in this privately offered partnership began in May 1992 and ended in June 1992 with the maximum amount of $3,000,000 raised. All of the offering proceeds were used to invest in participations in 14 wraparound mortgage loans and first mortgage loans, secured by condominium, multi-family residential and commercial properties located in the Chicago metropolitan area. Limited partners received their first monthly cash distribution in July 1992. Cash distributions to limited partners through September 30, 1996 totaled $4,294,216, including $1,226,419 from operations, subsidy income of $67,797 from IREIC, pursuant to the guarantee for that program, and $3,000,000 was a return of capital resulting from a payoff by the Affiliate. This partnership was completed in 1996.

10595: 10596:

10% Income Fund, L.P., an Illinois limited partnership offering investments in promissory notes, was formed in May 1992. The offering period for the purchase of notes began in May 1992 and ended in June 1992 with the maximum amount of $2,000,000 raised. Notes with a term of five years and providing a 10% annual return for the first four years and 10.5% in the fifth year were issued by the partnership. The return of capital to noteholders and the specified annual returns were guaranteed by IREIC. 10% Income Fund, L.P. invested in loans made to an Affiliate of IREIC, which were secured by collateral assignments of third-party mortgage loans owned by the Affiliate. Noteholders received their first monthly interest distribution in July 1992. Cash distributions to noteholders through November 30, 1996 totaled $2,878,335, of which $861,051 was interest earnings, $17,284 was from working capital reserves, and $2,000,000 was a return of capital resulting from a payoff by the Affiliate. This partnership was completed in 1996.

10597: 10598:

9% Income Junior Mortgage Fund, L.P., an Illinois limited partnership, was formed in July 1992. The principal investment objectives of the partnership were to invest in third-party junior mortgage loans owned by an Affiliate of Inland and thereby return investors' capital within six years, and to provide a 9% annual return on invested capital during the life of the partnership. The return of capital and the 9% annual return were guaranteed by IREIC. The offering period for interests in this privately offered partnership began in July 1992 and ended in September 1992 with the maximum amount of $1,000,000 raised. All of the offering proceeds were used to invest in third-party junior mortgage loans owned by the Affiliate, secured by condominium, multi-family residential and commercial properties located in the Chicago metropolitan area. Limited partners received their first monthly cash distribution in September 1992. Cash distributions through October 30, 1998 totaled $1,512,765.31 of which $512,765.31 was interest earnings and $1,000,000 was a return of capital. This partnership was completed in October 1998.

10599: 10600:

Inland Employee Appreciation Fund, L.P., an Illinois limited partnership offering investments in promissory notes, was formed in December 1992. The offering period for the purchase of Notes began in December 1992 and ended in February 1993 with the maximum amount of $400,000 raised. Notes were offered only to Illinois residents who were employees of IREIC and its Affiliates. Notes with a term of four years and providing 10% annual interest were issued by the partnership. The return of capital to noteholders and the specified annual return was guaranteed by IREIC. Inland Employee Appreciation Fund, L.P. invested in a loan made to an Affiliate of IREIC, which was secured by collateral assignments of third-party investor loans owned by the Affiliate. Noteholders received their first monthly interest distribution in March 1993. Cash distributions through May 31, 1996 totaled $502,198, of which $99,769 was interest earnings and $2,429 was subsidy income from IREIC, pursuant to the guarantee for that program. The balance of $400,000 was a return of capital. This partnership was completed in 1996.

10601: 10602:

9% Monthly Cash Fund, L.P., an Illinois limited partnership offering investments in promissory notes to accredited investors, was sponsored by IREIC in February 1993. The offering period for this program began February 1, 1993 and ended on May 17, 1993, when the maximum amount of $4,000,000 was raised. Notes maturing August 1, 1999 and providing a 9% annual return were issued by the partnership. 9% Monthly Cash Fund, L.P. invested in loans made to an Affiliate of IREIC secured by collateral assignments of third party mortgage loans owned by the Affiliate. The return of capital to noteholders and the 9% annual return are guaranteed by IREIC. Cash distributions through September 30, 1999 totaled $6,291,146, of which $2,291,146 was interest earnings and $4,000,000 was a return of capital. The partnership was completed in August 1999.

10603: 10604:

9% Monthly Cash Fund II, L.P., an Illinois limited partnership offering investments in promissory notes to accredited investors, with investment objectives identical to those of 9% Monthly Cash Fund, L.P., was sponsored by IREIC in April 1993. The offering period for this program began April 5, 1993 and ended July 23, 1993, with the maximum amount of $4,000,000 raised. Notes maturing February 1, 2000 and providing a 9% annual return were issued by the partnership. 9% Monthly Cash Fund II, L.P. has invested in a loan made to an Affiliate of IREIC, secured by collateral assignments of third-party mortgage loans owned by the Affiliate. The return of capital to noteholders and the 9% annual return are guaranteed by IREIC. Cash distributions through March 31, 2000 totaled $6,417,653, of which $2,417,653 was interest earnings and $4,000,000 was a return of capital. This partnership was completed in February 2000.

10605: 10606:

IMC Note Issue #2 1993, offering investments in promissory notes was sponsored by Inland Mortgage Corporation, an Illinois corporation and an Affiliate of IREIC ("IMC"), in July 1993. The offering period for this program began August 25, 1993 and closed on June 13, 1994 after raising $6,800,000. Notes maturing December 31, 2003, providing for interest at the rate of 8% per annum and 100% return of principal guaranteed by IREIC, were issued by IMC. Proceeds of the offering have been used to invest in a mortgage loan secured by an apartment property in Manchester, New Hampshire, owned by an Affiliate of IREIC. Investors may also receive additional interest, dependent on the future sale of the property. An initial distribution to investors of escrow interest, totaling $13,685, was made in November 1993. Cash distributions through September 30, 2000 totaled $3,654,050, of which $3,634,594 was interest earnings and $19,456 was a subsidy from IREIC pursuant to the guarantee for that program.

10607: 10608:

Inland Condominium Financing Fund, L.P., an Illinois limited partnership offering investment in promissory notes, was sponsored by IREIC in December 1993. The offering period for this program began December 15, 1993 and closed on June 30, 1994. This partnership offered notes in the principal amount of $1,031,000 maturing July 1, 2001, with interest at the rate of 10% per annum and 100% return of principal guaranteed by IREIC. The proceeds of the offering were used to make unsecured loans to limited partnerships which are Affiliates of IREIC, for the purposes of paying expenses relating to the conversion of apartment properties owned by those partnerships to condominiums, and conducting condominium unit sales and other partnership expenses. Cash distributions began in March 1994. Distributions through November 17, 1997 totaled $1,411,617, of which $380,617 was interest earnings and $1,031,000 was a return of capital. This partnership was completed in 1997.

10609: 10610:

10611:

Loan Modifications and Work-Outs

10612: 10613:

Between 1990 and December 31, 1997, 37 Inland-sponsored partnerships owning 24 properties ceased making debt service payments to unaffiliated lenders which held the underlying financing on the properties. These actions were taken with the objective of reducing or restructuring the debt to levels commensurate with the levels of performance of the operating properties. In the case of six of these partnerships, namely 14 W. Elm Limited Partnership, 1445 North State Parkway Limited Partnership, 5600 Sheridan Limited Partnership, 5630 Sheridan Limited Partnership, 6030 Sheridan Limited Partnership and Oak Brook Commons Limited Partnership, the original asset of each of these partnerships was transferred to a new partnership which was 100% owned by the old partnership. IREIC believed that the new partnerships were better positioned to accomplish a work-out with the lender. In connection with the transfers of three of these properties to the new partnerships discussed above, the lender holding the first mortgages on these properties filed a separate proceeding against the general partner and its Affiliates, claiming contractual interference and other allegations. This complaint was withdrawn as part of a final settlement reached with the lender in February 1993.

10614: 10615:

Each of these new partnerships filed for financial reorganization in federal court. In addition, 1036 N. Dearborn Limited Partnership also filed for financial reorganization in federal court. All of these filings for reorganization were an extension of negotiations with the lenders, with the objective of reducing or restructuring the debt on the properties owned by the partnerships. In the case of the filing for reorganization by each of the new partnerships owned by 1445 North State Parkway Limited Partnership, 5600 Sheridan Limited Partnership and 5630 Sheridan Limited Partnership, the reorganization proceedings were dismissed after each lender approved a tax-deferred exchange transaction between the new partnership and an unaffiliated third party. The general partner of the 1036 North Dearborn Limited Partnership was able to purchase the debt encumbering that property at a discount from the lender and the filing for reorganization of that partnership was dismissed. The 1036 North Dearborn property was subsequently refinanced with a third-party lender and then sold to a third party.

10616: 10617:

The new partnerships owned by the 14 W. Elm, 6030 Sheridan and Oak Brook Commons Limited Partnerships participated with the general partner and its affiliates and with 16 other affiliated limited partnerships, all of whose properties were subject to first-mortgage loans from the same third-party lender, in a settlement agreement with that lender. Under the terms of the settlement agreement, the 16 other affiliated limited partnerships (none of which were in default on their mortgage loans) provided additional security to the lender with respect to each of their loans by transferring administration of property tax escrow accounts to the lender. The transfer of the escrow accounts had no financial impact on the 16 partnerships. Five of the 16 other partnerships also obtained favorable loan modifications from the lender.

10618: 10619:

In the case of the new partnership owned by the 14 W. Elm Limited Partnership, the lender cooperated in a tax-deferred exchange of the partnership's real estate asset. That partnership assigned its interest in its property, subject to the existing indebtedness, to an unaffiliated third party in exchange for an assignment of the unaffiliated third party's interest in another property, subject to indebtedness in a principal amount similar to that on the 14 W. Elm property. This transaction was accomplished with the objective of avoiding the creation of any current income tax liability to the partnership or its limited partners. As a result of this tax-deferred exchange, the 14 W. Elm Limited Partnership owns a net-lease commercial property secured by a long-term lease with a creditworthy tenant. The debt service on the indebtedness used to acquire the exchange property is in the form of fully amortizing payments over the term of the store lease, with the net-lease payments received from the tenant equal to the required debt service payments. The possibility of cash flow distributions to the limited partners is, therefore, precluded. However, the expectation exists for equity accumulation through the amortization of the loan and, therefore, a distribution to the limited partners upon the disposition of the exchange property. IREIC believes that the limited partners of the 14 W. Elm Limited Partnership are in a better position to realize a return of their capital investment through the ultimate disposition of the exchange property.

10620: 10621:

In the case of the new partnership owned by the Oak Brook Commons Limited Partnership, the lender acquired the property through foreclosure and the general partner has supplied the Oak Brook Commons Limited Partnership with a new property, an ownership interest in a retail store in Marshall, Minnesota, leased on a Triple-Net Lease Basis by Wal-Mart Stores, Inc.

10622: 10623:

In the case of the new partnership owned by the 6030 Sheridan Limited Partnership, the lender agreed to permit a tax-deferred exchange of the partnership's property, similar to that completed by the 14 W. Elm Limited Partnership and subsequently the lender sold its mortgage to an unaffiliated party who then acquired the property. The new partnership acquired a replacement property similar to that acquired by the 14 W. Elm Limited Partnership, which property was then conveyed to the 6030 Sheridan Limited Partnership.

10624: 10625:

Of the original partnerships discussed above, Mr. Daniel L. Goodwin, a Director and Chairman and President of Inland, and a Director of IREIC, served as individual general partner of all but the Oak Brook Commons Limited Partnership, in which Mr. G. Joseph Cosenza, a Director and a Vice Chairman of Inland, served as individual general partner. Prior to the filing for reorganization, and as part of the strategy thereof, Mr. Cosenza relinquished his position as individual general partner of the Oak Brook Commons Limited Partnership and Mr. Goodwin did the same for all except the 1036 N. Dearborn Limited Partnership, for which he continues to serve as individual general partner. These actions were taken upon the advice of counsel to reduce the chances of delay in the reorganization efforts. The corporate general partner of each partnership has elected to continue the business of each of the partnerships in which the individual general partner relinquished his position.

10626: 10627:

Four of the 37 Inland-sponsored partnerships described in the first paragraph of this section owned four adjacent office buildings in Park Ridge, Illinois. These four operating partnerships were, in turn, owned by 21 other Inland-sponsored partnerships which had sold their original real estate assets and reinvested a portion of the proceeds from those sales in ownership units in the four operating partnerships. During 1991, the lenders which held the first mortgages encumbering the four office buildings acquired the deeds to the properties in lieu of foreclosure. The four operating partnerships were subsequently liquidated. The general partner of the 21 partnerships which had owned the four operating partnerships arranged for the transfer to each of the 21 partnerships of certain ownership interests in five net-lease commercial properties having long-term leases with Creditworthy Tenants. The debt service on the indebtedness used to acquire the commercial properties consists of principal and interest payments which fully amortize the indebtedness over the term of the store leases, with the net-lease payments received from the tenants equal to the required debt service payments. The possibility of cash flow distributions to the limited partners in the 21 partnerships is, therefore, precluded. However, the expectation exists for equity accumulation through the amortization of the loan and, therefore, a future distribution to the limited partners upon the disposition of the commercial properties. The 21 partnerships experienced minimal adverse tax consequences from the liquidation of the four operating partnerships and their receipt of the ownership interests in the commercial properties. IREIC believes that the limited partners of the 21 partnerships are now positioned to realize a return of their capital investment through the ultimate disposition of the commercial properties.

10628: 10629:

In the case of the 900 DeWitt and the Hoffman Ridge Limited Partnerships, two of the 37 limited partnerships mentioned in the first paragraph of this section, tax-deferred exchanges of the partnerships' properties were accomplished, in the same manner as described above. The partnerships acquired net-lease commercial properties. Subsequent to the exchanges, the 900 DeWitt and Hoffman Ridge properties were acquired by the first-mortgage lenders whose loans were secured by those properties.

10630: 10631:

In the case of the Park Colony Limited Partnership, one of the 37 limited partnerships mentioned in the first paragraph of this section, the partnership defaulted on a loan secured by a second mortgage against the Park Colony property. The lender which owned the second-mortgage loan purchased the position of the lender which had funded the first mortgage loan secured by the property. The lender then sold the debt, at a substantial discount, to an Affiliate of the general partner of Park Colony Limited Partnership, and all legal actions associated with the loan default were dismissed. The partnership then refinanced the debt at the lower principal amount, retiring the debt owned by the Affiliate. IREIC believes that this debt reduction is of significant benefit to the partnership, which is now better positioned to realize its investment objectives.

10632: 10633:

In 1990, the Inland New England Limited Partnership, acting as nominee for 14 Florida limited partnerships which own the Sunset Ridge Apartments in Manchester, New Hampshire, ceased making payments on the bond financing for that property, which bonds were issued by the New Hampshire Housing Finance Authority. In August 1993, an Affiliate of the general partner for those partnerships purchased the bonds and the interests of two savings and loan associations which had acted as bond credit-enhancers, at a substantial discount. The partnerships which own the property obtained refinancing funds to pay off the bonds and the amounts due to the Affiliate under the credit-enhancement instruments for approximately the discounted price paid by the Affiliate.

10634: 10635:

In April 1993, the West Haven Limited Partnership ceased making payments on the first mortgage loan for that partnership's property. The general partner attempted to negotiate with the lender to modify the terms of the loan to a level commensurate with the operating performance of the West Haven property, but no agreement was reached. A tax-deferred exchange was accomplished and the partnership acquired an interest in a net-lease commercial property. The West Haven property was subsequently acquired by the lender whose loan was secured by a first mortgage against the property.

10636: 10637:

In the case of the other partnerships referred to in the first paragraph of this section, subsequent to the acquisition of net-leased commercial properties via tax-deferred exchanges, the Townsgate, Riverdale, Northwoods and Bridgeview properties were acquired by the first-mortgage lenders whose loans were secured by the properties. The Covington Associates and Westbrooke Limited Partnerships' tax-deferred exchange property, Townsgate II, was acquired by the first mortgage lender and the two partnerships acquired net-lease commercial properties via second tax-deferred exchanges. In the case of the Bensenville Industrial Limited Partnership, subsequent to the acquisition of a replacement net-lease commercial property, the Bensenville property was acquired by the first-mortgage lender whose loan was secured by the property.

10638: 10639:

In addition to the above-described developments, the corporate general partner of the Walton Place Limited Partnership and the Barrington Lakes Limited Partnership settled litigation with the lenders for the properties which resulted in the transfer of the properties and an agreement to make cash settlements by the partnerships to the lenders. In each case, the litigation resulted after the partnership ceased making debt service payments in an effort to bring about a renegotiation of the terms of the financing. The lenders agreed to permit a tax-deferred exchange of the partnerships' respective properties.

10640: 10641:

In January 1995, the Timberlake Limited Partnership ceased making payments on the first mortgage loan for that partnership's property. IREIC attempted to negotiate with the lender to modify the terms of the loan to a level commensurate with the operating performance of the Timberlake property, but no agreement was reached. During August 1996, IREIC initiated a tax-deferred exchange whereby the partnership acquired an interest in a net-lease commercial property prior to the Timberlake property being acquired by the lender whose loan was secured by a first mortgage against the property.

10642: 10643:

In October 1996, two limited partnerships owning contiguous apartment buildings in south suburban Chicago ceased making payments on their respective HUD-insured first mortgage loans. The Chateaux Versailles and Marsailles Limited Partnerships, through their general partner, were attempting to negotiate with HUD, as mortgagee, to modify the terms of the loans to levels commensurate with the operating performance of the properties. As of June 30, 1999, an agreement had been reached with HUD and mortgage payments have been resumed by the partnerships.

10644: 10645:

10646:

Effects of Property Exchanges on Investors

10647: 10648:

The Inland Organization has used a strategy of tax-deferred property exchanges to mitigate the adverse effects of 1986 tax law changes and the weakening of apartment markets in the late 1980s on Inland's tax-shelter private partnerships and investors in those partnerships. The loss of deficit-producing properties to foreclosure would otherwise have resulted in the loss of investors' capital, as well as substantial income tax liability for those investors. Through the exchange program, deficit-producing apartment properties have been disposed of, net-leased retail properties have been acquired, and most tax liability continues to be deferred. Gradually, through the amortization of debt secured by the new, net-leased properties owned by these partnerships, the partnerships and their investors are rebuilding equity which may be realized upon the future sale or refinancing of these properties. One of the primary investment objectives of these tax-shelter partnerships, the deferral of tax liability, continues to be met to a significant degree. However, no cash flow is being received by the investors in these partnerships. In addition, the tax- deferred exchanges have extended the expected term of these tax-shelter partnerships. If and when the net-leased properties are sold or refinanced, there is no assurance that investors will realize any profit or a complete return of capital. Because the duration of these partnerships has been extended, when the net-leased properties are sold or refinanced, the annual rate of appreciation realized by investors, if any, will be less than if the tax law had not been changed and apartment markets had not declined in the late 1980s.

10649: 10650:

Additional Information

10651: 10652:

Except for re-acquisitions of previously owned properties upon default by the purchaser, the transfer of a defaulted loan, the tax-deferred property exchanges and the disputes with lenders described herein, there have been no further major adverse business developments or conditions experienced by these prior partnerships which would be material to investors in our shares.

10653: 10654:

Upon written request, any potential investor may obtain, without charge, the most recent Annual Report on Form 10-K filed with the SEC by any public program sponsored by any of the Inland Affiliated Companies which has reported to the SEC within the last 24 months. Copies of any exhibits to such Annual Reports shall be provided, upon request, for a reasonable fee.

10655: 10656:

10657:

Summary Tables

10658: 10659:

The following summary tables set forth certain information concerning prior programs discussed above through December 31, 1999.

10660: 10661:

Land Fund II, Land Fund III and Wisconsin Land Fund were formulated as pure capital appreciation investments. No current return (i.e., from rents or interest) was contemplated or available as capital was invested in non-income producing vacant land parcels. Distributions are received on an irregular basis, only as a result of a sale of the vacant land parcels. These distributions consist of both the return of the invested capital amount allocated to the purchase of the parcel or parcels sold plus the profit on the involved parcels as measured by the sale price (net of costs of the sale) minus the fully loaded purchase price (allocated capital). The method of measuring return on investment to date is on a sold parcel-by-parcel basis, as follows:

10662: 10663:

10664:

10665:

10666:

10667:

10668:

 10669: 10670: 10672: 10674: 10676: 10678: 10680: 10682: 10684: 10686: 10687: 10688: 10689: 10690: 10691: 10692: 10693: 10694: 10695: 10696: 10698: 10700: 10701: 10703: 10704: 10706: 10708: 10710: 10711: 10712: 10713: 10714: 10715: 10716: 10717: 10718: 10719: 10720: 10722: 10724: 10725: 10727: 10728: 10730: 10732: 10734: 10735: 10736: 10737: 10738: 10739: 10740: 10741: 10742: 10743: 10744: 10746: 10748: 10749: 10751: 10752: 10754: 10756: 10758: 10759:
10671: FUND	10673: NET SALES PRICES OF PARCELS SOLD TO DATE	10675: LESS	10677: FULLY LOADED PURCHASE PRICE (ALLOCATED CAPITAL OF PARCELS SOLD TO DATE)	10679: =	10681: NET PROFITS ON PARCELS SOLD TO DATE	10683: GROSS RETURN % (NET PROFIT/ALLOCATED CAPITAL	10685: AVERAGE ANNUAL RETURN ON ALLOCATED CAPITAL (GROSS RETURN %/AVERAGE NUMBER OF YEARS OF CAPITAL INVESTED

10697: Land Fund II	10699: $20,803,616		10702: $14,528,644		10705: $6,274,972	10707: 43%	10709: 4.32%

10721: Land Fund III	10723: 11,636,067		10726: 6,954,889		10729: 4,681,178	10731: 67%	10733: 8.41%

10745: Wisconsin Land Fund	10747: 4,041,597		10750: 1,917,263		10753: 2,124,344	10755: 111%	10757: 15.80%
10760: 10761: 10762:

10763:

CUMULATIVE DISTRIBUTIONS TO LIMITED PARTNERS

10764:

10765: 10766: 10767: 10769: 10771: 10773: 10775: 10777: 10779: 10781: 10782: 10783: 10784: 10785: 10786: 10787: 10788: 10789: 10790: 10791: 10793: 10795: 10797: 10798: 10800: 10801: 10803: 10805: 10806: 10807: 10808: 10809: 10810: 10811: 10812: 10813: 10814: 10815: 10817: 10819: 10821: 10822: 10824: 10825: 10827: 10829: 10830: 10831: 10832: 10833: 10834: 10835: 10836: 10837: 10838: 10839: 10841: 10843: 10845: 10846: 10848: 10849: 10851: 10853: 10854: 10855: 10856: 10857: 10858: 10859: 10860: 10861: 10862: 10863: 10865: 10867: 10869: 10870: 10872: 10873: 10875: 10877: 10878: 10880: 10882: 10884: 10885: 10887: 10888: 10890: 10892: 10893: 10895: 10897: 10899: 10900: 10902: 10903: 10905: 10907: 10908: 10910: 10912: 10914: 10915: 10917: 10918: 10920: 10922: 10923: 10925: 10927: 10929: 10930: 10932: 10933: 10935: 10937: 10938: 10940: 10942: 10944: 10945: 10947: 10948: 10950: 10952: 10953: 10955: 10957: 10959: 10960: 10962: 10963: 10965: 10967: 10968: 10970: 10972: 10974: 10975: 10977: 10978: 10980: 10982: 10983:
	10768: CAPITAL RAISED	10770: TOTAL	10772: =	10774: RETURN OF INVESTMENT	10776: +	10778: RETURN ON INVESTMENT	10780: RETURN ON INVESTMENT PER YEAR

10792: Monthly Income Fund II	10794: $ 25,323,569	10796: $ 26,079,202		10799: $ 6,788,383		10802: $ 19,290,819	10804: 8.00%

10816: Mortgage Fund III	10818: 2,837,249	10820: 3,601,917		10823: 2,420,751		10826: 1,181,166	10828: 6.25%

10840: Triple Security Fund, L.P.	10842: 3,000,000	10844: 4,294,216		10847: 3,000,000		10850: 1,294,216	10852: 10.00%

10864: Employee Appreciation Fund, L.P.*	10866: 400,000	10868: 502,198		10871: 400,000		10874: 102,198	10876: 10.00%
10879: Inland Junior Mortgage Fund, L.P.*	10881: 410,000	10883: 541,156		10886: 410,000		10889: 131,156	10891: 6.97%
10894: Inland Condominium Financing Fund, L.P.	10896: 1,031,000	10898: 1,411,617		10901: 1,031,000		10904: 380,617	10906: 10.00%
10909: 10% Income Fund, L.P.	10911: 2,000,000	10913: 2,878,335		10916: 2,000,000		10919: 878,335	10921: 10.00%
10924: 9% Income Junior Mortgage Fund, L.P.*	10926: 1,000,000	10928: 1,512,708		10931: 1,000,000		10934: 512,708	10936: 9.00%
10939: 9% Monthly Cash Fund, L.P.	10941: 4,000,000	10943: 6,291,146		10946: 4,000,000		10949: 2,291,146	10951: 9.00%
10954: 9% Monthly Cash Fund II, L.P.	10956: 4,000,000	10958: 6,417,653		10961: 4,000,000		10964: 2,417,653	10966: 9.00%
10969: IMC Note Issue #2 1993	10971: 6,800,000	10973: 3,380,562		10976: 0		10979: 3,380,562	10981: 8.00%
10984: 10985: 10986:

10987:

*   Returns of Capital prior to Final Distribution.

10988: 10989: 10990:

Index to Financial Statements
10991:
10992:

10993: 10994: 10995: 10996: 10998: 11000: 11001: 11002: 11003: 11004: 11005: 11006: 11010: 11012: 11013: 11014: 11015: 11016: 11017: 11018: 11020: 11022: 11023: 11024: 11025: 11026: 11027: 11028: 11030: 11032: 11033: 11034: 11035: 11036: 11037: 11038: 11041: 11043: 11044: 11045: 11046: 11047: 11048: 11049: 11054: 11056: 11057: 11058: 11059: 11060: 11061: 11062: 11065: 11067: 11068: 11069: 11070: 11071: 11072: 11073: 11078: 11080: 11081: 11082: 11083: 11084: 11085: 11086: 11091: 11093: 11094: 11095: 11096: 11097: 11098: 11099: 11100: 11101: 11102: 11103: 11105: 11106: 11107: 11108: 11109: 11110: 11111: 11112: 11114: 11116: 11117: 11118: 11119: 11120: 11121: 11122: 11125: 11127: 11128: 11129: 11130: 11131: 11132: 11133: 11136: 11138: 11139: 11140: 11141: 11142: 11143: 11144: 11145: 11146: 11147: 11148: 11150: 11151: 11152: 11153: 11154: 11155: 11156: 11157: 11159: 11161: 11162: 11163: 11164: 11165: 11166: 11167: 11170: 11172: 11173: 11174: 11175: 11176: 11177: 11178: 11181: 11183: 11184:
10997: Inland Retail Real Estate Trust, Inc.:	10999: Page

11007: Consolidated Financial Statements (unaudited) at and for the six 11008: months ended June 30, 2000 11009:	11011: F- 1

11019: Notes to Consolidated Financial Statements (unaudited) at June 30, 2000	11021: F- 7

11029: Pro Forma Consolidated Balance Sheet (unaudited) at June 30, 2000	11031: F-17

11039: Notes to Pro Forma Consolidated Balance Sheet (unaudited) at June 30, 11040: 2000	11042: F-19

11050: Pro Forma Consolidated Statement of Operations (unaudited) for the six 11051: months ended 11052: June 30, 2000 11053:	11055: F-21

11063: Notes to Pro Forma Consolidated Statement of Operations (unaudited) for 11064: the six months ended June 30, 2000	11066: F-23

11074: Pro Forma Consolidated Statement of Operations (unaudited) for the year 11075: ended 11076: December 31, 1999 11077:	11079: F-25

11087: Notes to Pro Forma Consolidated Statement of Operations (unaudited) for 11088: the year 11089: ended December 31, 1999 11090:	11092: F-27

11104: Lake Walden Square:

11113: Independent Auditors' Report	11115: F-33

11123: Historical Summary of Gross Income and Direct Operating Expenses for 11124: the year ended December 31, 1998	11126: F-34

11134: Notes to the Historical Summary of Gross Income and Direct Operating 11135: Expenses for the year ended December 31, 1998	11137: F-35

11149: Merchants Square Shopping Center:

11158: Independent Auditors' Report	11160: F-37

11168: Historical Summary of Gross Income and Direct Operating Expenses for 11169: the year ended December 31, 1998	11171: F-38

11179: Notes to the Historical Summary of Gross Income and Direct Operating 11180: Expenses for the year ended December 31, 1998	11182: F-39
11185: 11186:

11187: 11188: 11189: 11190: 11192: 11193: 11194: 11195: 11196: 11197: 11198: 11199: 11201: 11203: 11204: 11205: 11206: 11207: 11208: 11209: 11213: 11215: 11216: 11217: 11218: 11219: 11220: 11221: 11225: 11227: 11228: 11229: 11230: 11231: 11232: 11233: 11234: 11235: 11236: 11237: 11239: 11240: 11241: 11242: 11243: 11244: 11245: 11246: 11248: 11250: 11251: 11252: 11253: 11254: 11255: 11256: 11259: 11261: 11262: 11263: 11264: 11265: 11266: 11267: 11270: 11272: 11273: 11274: 11275: 11276: 11277: 11278: 11279: 11280: 11281: 11282: 11284: 11285: 11286: 11287: 11288: 11289: 11290: 11291: 11293: 11295: 11296: 11297: 11298: 11299: 11300: 11301: 11304: 11306: 11307: 11308: 11309: 11310: 11311: 11312: 11315: 11317: 11318: 11319: 11320: 11321: 11322: 11323: 11324: 11325: 11326: 11327: 11329: 11330: 11331: 11332: 11333: 11334: 11335: 11336: 11338: 11340: 11341: 11342: 11343: 11344: 11345: 11346: 11350: 11352: 11353: 11354: 11355: 11356: 11357: 11358: 11362: 11364: 11365:
11191: Town Center Commons:

11200: Independent Auditors' Report	11202: F-41

11210: Historical Summary of Gross Income and Direct Operating Expenses for 11211: the period from 11212: January 1, 1999 through March 31, 1999	11214: F-42

11222: Notes to the Historical Summary of Gross Income and Direct Operating 11223: Expenses for the period from 11224: January 1, 1999 through March 31, 1999	11226: F-43

11238: Boynton Commons Shopping Center:

11247: Independent Auditors' Report	11249: F-45

11257: Historical Summary of Gross Income and Direct Operating Expenses for 11258: the year ended December 31, 1998	11260: F-46

11268: Notes to the Historical Summary of Gross Income and Direct Operating 11269: Expenses for the year ended December 31, 1998	11271: F-47

11283: Lake Olympia Square:

11292: Independent Auditors' Report	11294: F-49

11302: Historical Summary of Gross Income and Direct Operating Expenses for 11303: the year ended December 31, 1998	11305: F-50

11313: Notes to the Historical Summary of Gross Income and Direct Operating 11314: Expenses for the year ended December 31, 1998	11316: F-51

11328: Bridgewater Marketplace:

11337: Independent Auditors' Report	11339: F-53

11347: Historical Summary of Gross Income and Direct Operating Expenses for 11348: the period from 11349: January 1, 1999 through June 30, 1999	11351: F-54

11359: Notes to the Historical Summary of Gross Income and Direct Operating 11360: Expenses for the period 11361: from January 1, 1999 through June 30, 1999	11363: F-55
11366: 11367:

11368: 11369: 11370: 11371: 11373: 11374: 11375: 11376: 11377: 11378: 11379: 11380: 11382: 11384: 11385: 11386: 11387: 11388: 11389: 11390: 11393: 11395: 11396: 11397: 11398: 11399: 11400: 11401: 11404: 11406: 11407: 11408: 11409: 11410: 11411: 11412: 11413: 11414: 11415: 11416: 11418: 11419: 11420: 11421: 11422: 11423: 11424: 11425: 11427: 11429: 11430: 11431: 11432: 11433: 11434: 11435: 11438: 11440: 11441: 11442: 11443: 11444: 11445: 11446: 11449: 11451: 11452: 11453: 11454: 11455: 11456: 11457: 11458: 11459: 11460: 11461: 11463: 11464: 11465: 11466: 11467: 11468: 11469: 11470: 11472: 11474: 11475: 11476: 11477: 11478: 11479: 11480: 11483: 11485: 11486: 11487: 11488: 11489: 11490: 11491: 11494: 11496: 11497: 11498: 11499: 11500: 11501: 11502: 11504: 11505: 11506: 11507: 11508: 11509: 11510: 11511: 11513: 11515: 11516: 11517: 11518: 11519: 11520: 11521: 11524: 11526: 11527: 11528: 11529: 11530: 11531: 11532: 11535: 11537: 11538: 11539: 11540: 11541: 11542: 11543: 11546: 11548: 11549: 11550: 11551: 11552: 11553: 11554: 11557: 11559: 11560: 11561: 11562: 11563: 11564:
11372: Bartow Marketplace:

11381: Independent Auditors' Report	11383: F-57

11391: Historical Summary of Gross Income and Direct Operating Expenses for 11392: the year ended December 31, 1998	11394: F-58

11402: Notes to the Historical Summary of Gross Income and Direct Operating 11403: Expenses for the year ended December 31, 1998	11405: F-59

11417: Countryside Shopping Center:

11426: Independent Auditors' Report	11428: F-61

11436: Historical Summary of Gross Income and Direct Operating Expenses for 11437: the year ended December 31, 1998	11439: F-62

11447: Notes to the Historical Summary of Gross Income and Direct Operating 11448: Expenses for the year ended December 31, 1998	11450: F-63

11462: Casselberry Commons:

11471: Independent Auditors' Report	11473: F-65

11481: Historical Summary of Gross Income and Direct Operating Expenses for 11482: the year ended December 31, 1998	11484: F-66

11492: Notes to the Historical Summary of Gross Income and Direct Operating 11493: Expenses for the year ended December 31, 1998	11495: F-67

11503: Conway Plaza:

11512: Independent Auditors' Report	11514: F-69

11522: Historical Summary of Gross Income and Direct Operating Expenses for 11523: the year ended December 31, 1999	11525: F-70

11533: Notes to the Historical Summary of Gross Income and Direct Operating 11534: Expenses for the year ended December 31, 1999	11536: F-71

11544: Historical Summary of Gross Income and Direct Operating Expenses 11545: (unaudited) for the six months ended June 30, 2000	11547: F-73

11555: Notes to the Historical Summary of Gross Income and Direct Operating 11556: Expenses (unaudited) for the six months ended June 30, 2000	11558: F-74

11565: 11566:

11567: 11568: 11569: 11570: 11572: 11573: 11574: 11575: 11576: 11577: 11578: 11579: 11581: 11583: 11584: 11585: 11588: 11591: 11592: 11593: 11597: 11599: 11600: 11601: 11602: 11603: 11604: 11605: 11608: 11610: 11611: 11612: 11613: 11614: 11615: 11616: 11619: 11621: 11622: 11623: 11624: 11625: 11626: 11627: 11631: 11633: 11634: 11635: 11636: 11637: 11638: 11639: 11641: 11642: 11643: 11644: 11645: 11646: 11647: 11648: 11650: 11652: 11653: 11654: 11655: 11656: 11657: 11658: 11662: 11664: 11665: 11666: 11667: 11668: 11669: 11670: 11673: 11675: 11676: 11677: 11678: 11679: 11680: 11681: 11684: 11686: 11687: 11688: 11689: 11690: 11691: 11692: 11696: 11698: 11699:
11571: Pleasant Hill Square:

11580: Independent Auditors' Report	11582: F-75
11586: 11587:	11589: 11590:
11594: Historical Summary of Gross Income and Direct Operating Expenses for 11595: the year ended 11596: December 31, 1999	11598: F-76

11606: Notes to the Historical Summary of Gross Income and Direct Operating 11607: Expenses for the year ended December 31, 1999	11609: F-77

11617: Historical Summary of Gross Income and Direct Operating Expenses 11618: (unaudited) for the six months ended June 30, 2000	11620: F-79

11628: Notes to the Historical Summary of Gross Income and Direct Operating 11629: Expenses (unaudited) for the six months ended June 11630: 30, 2000	11632: F-80

11640: Gateway Market Center:

11649: Independent Auditors' Report	11651: F-81

11659: Historical Summary of Gross Income and Direct Operating Expenses for 11660: the year ended 11661: December 31, 1999	11663: F-82

11671: Notes to the Historical Summary of Gross Income and Direct Operating 11672: Expenses for the year ended December 31, 1999	11674: F-83

11682: Historical Summary of Gross Income and Direct Operating Expenses 11683: (unaudited) for the six months ended June 30, 2000	11685: F-85

11693: Notes to the Historical Summary of Gross Income and Direct Operating 11694: Expenses (unaudited) for the six months ended June 11695: 30, 2000	11697: F-86
11700: 11701:

INLAND RETAIL REAL ESTATE TRUST, INC.
11702: (a Maryland corporation)
11703:
11704: Consolidated Balance Sheets
11705:
11706: June 30, 2000 and December 31, 1999
11707: (unaudited)
11708:
11709:
11710: Assets
11711:

11712: 11713: 11714: 11715: 11716: 11718: 11720: 11721: 11722: 11723: 11725: 11727: 11728: 11729: 11731: 11734: 11737: 11738: 11739: 11745: 11747: 11749: 11750: 11751: 11757: 11759: 11762: 11763: 11764: 11767: 11769: 11771: 11772: 11773: 11779: 11781: 11784: 11785: 11786: 11788: 11790: 11792: 11793: 11794: 11795: 11796: 11797: 11798: 11799: 11801: 11803: 11805: 11806: 11807: 11809: 11811: 11813: 11814: 11815: 11819: 11821: 11823: 11824: 11825: 11827: 11829: 11831: 11832: 11833: 11835: 11836: 11837: 11838: 11839: 11845: 11846: 11847: 11848: 11849: 11855: 11857: 11859: 11860: 11861: 11865: 11867: 11869: 11870: 11871: 11873: 11875: 11877: 11878: 11879: 11881: 11883: 11886: 11887: 11888: 11890: 11892: 11894: 11895:
	11717: June	11719: December
	11724: 2000	11726: 1999
11730: Investment Properties:	11732: 11733:	11735: 11736:
11740: 11741: 11742: Land 11743: 11744:	11746: $ 40,284,916	11748: $ 33,260,261
11752: 11753: 11754: Building and site improvements 11755: 11756:	11758: 129,664,183	11760: 93,978,854 11761:
11765: 11766:	11768: 169,949,099	11770: 127,223,115
11774: 11775: 11776: Less accumulated depreciation 11777: 11778:	11780: 3,249,291	11782: 1,229,323 11783:
11787: Net investments in properties	11789: 166,699,808	11791: 126,009,792

11800: Cash and cash equivalents	11802: 11,111,316	11804: 14,869,164
11808: Restricted cash (Note 1)	11810: 1,287,467	11812: 1,246,889
11816: Accounts and rents receivable, (net of allowance of 11817: $100,000 and $0 as of June 30, 2000 and December 31, 1999, 11818: respectively)(Note 6)	11820: 1,857,343	11822: 1,331,213
11826: Real estate tax and insurance escrow deposits	11828: 365,241	11830: 227,123
11834: Loan fees (net of accumulated amortization of
11840: 11841: 11842: $84,838 and $20,432 as of June 30, 2000 and 11843: 11844:
11850: 11851: 11852: December 31, 1999, respectively) 11853: 11854:	11856: 356,127	11858: 164,433
11862: Leasing fees (net of accumulated amortization of $9,287 and 11863: $3,346 as of June 30, 2000 and December 31, 1999, 11864: respectively)	11866: 23,665	11868: 34,106
11872: Deferred acquisition costs	11874: 387,907	11876: 91,880
11880: Other assets	11882: 127,343	11884: 13,536 11885:
11889: Total assets	11891: $ 182,216,217	11893: $ 143,988,136
11896: 11897:

11898:

11899: 11900:

INLAND RETAIL REAL ESTATE TRUST, INC.
11901: (a Maryland corporation)
11902:
11903: Consolidated Balance Sheets

11904:

(continued)
11905:
11906: June 30, 2000 and December 31, 1999
11907: (unaudited)
11908:
11909:
11910: Liabilities and Stockholders' Equity
11911:

11912: 11913:

11914: 11915: 11916: 11917: 11918: 11920: 11922: 11923: 11924: 11925: 11927: 11929: 11930: 11931: 11933: 11934: 11935: 11936: 11937: 11943: 11945: 11947: 11948: 11949: 11955: 11957: 11959: 11960: 11961: 11967: 11969: 11971: 11972: 11973: 11979: 11981: 11983: 11984: 11985: 11991: 11993: 11995: 11996: 11997: 12003: 12005: 12007: 12008: 12009: 12015: 12017: 12019: 12020: 12021: 12027: 12029: 12031: 12032: 12033: 12039: 12041: 12043: 12044: 12045: 12051: 12053: 12055: 12056: 12057: 12063: 12065: 12067: 12068: 12069: 12070: 12071: 12072: 12073: 12074: 12080: 12082: 12084: 12085: 12086: 12087: 12088: 12089: 12090: 12091: 12093: 12095: 12097: 12098: 12099: 12100: 12101: 12102: 12103: 12104: 12106: 12107: 12108: 12109: 12110: 12117: 12119: 12121: 12122: 12123: 12132: 12134: 12136: 12137: 12138: 12139: 12140: 12141: 12142: 12143: 12149: 12150: 12151: 12152: 12153: 12162: 12163: 12164: 12165: 12166: 12172: 12174: 12176: 12177: 12178: 12184: 12185: 12186: 12187: 12188: 12194: 12196: 12198: 12199: 12200: 12201: 12202: 12203: 12204: 12205: 12207: 12209: 12211: 12212: 12213: 12214: 12215: 12216: 12217: 12218: 12220: 12221: 12222: 12223: 12224: 12225: 12226: 12227: 12228: 12229: 12231: 12233: 12235: 12236: 12237: 12238: 12239: 12240: 12241:
	11919: June	11921: December
	11926: 2000	11928: 1999
11932: Liabilities:
11938: 11939: 11940: Accounts payable 11941: 11942:	11944: $ 172,142	11946: $ 74,094
11950: 11951: 11952: Accrued offering costs due to Affiliates 11953: 11954:	11956: 1,651,114	11958: 1,309,642
11962: 11963: 11964: Accrued offering costs due to non-affiliates 11965: 11966:	11968: 47,740	11970: 1,554,262
11974: 11975: 11976: Accrued interest payable to non-affiliates 11977: 11978:	11980: 581,961	11982: 419,003
11986: 11987: 11988: Real estate tax payable 11989: 11990:	11992: 937,663	11994: --
11998: 11999: 12000: Distributions payable (Note 11) 12001: 12002:	12004: 493,641	12006: 331,467
12010: 12011: 12012: Security Deposits 12013: 12014:	12016: 303,894	12018: 232,370
12022: 12023: 12024: Mortgages payable (Note 7) 12025: 12026:	12028: 108,030,099	12030: 93,099,852
12034: 12035: 12036: Unearned income 12037: 12038:	12040: 133,084	12042: 9,585
12046: 12047: 12048: Other liabilities 12049: 12050:	12052: 1,428,196	12054: 1,359,209
12058: 12059: 12060: Due to Affiliates (Note 3) 12061: 12062:	12064: 1,313,925	12066: 582,787

12075: 12076: 12077: Total liabilities 12078: 12079:	12081: 115,093,459	12083: 98,972,271

12092: Minority interest in partnership	12094: 2,000	12096: 2,000

12105: Stockholders' Equity:
12111: 12112: 12113: Preferred Stock, $.01 par value, 10,000,000 shares 12114: authorized, none outstanding 12115: 12116:	12118: --	12120: --
12124: 12125: 12126:

Common Stock, $.01 par value, 100,000,000   shares 12127: authorized, 8,211,172 and   5,433,839 issued and outstanding 12128: at June   30, 2000 and December 31, 1999, 12129:   respectively 12130:

12131:	12133: 82,112	12135: 54,338

12144: 12145: 12146: Additional paid-in capital (net of costs of 12147: 12148:
12154: 12155: 12156:

  Offering of $11,723,288 and $8,057,059 at 12157:   June 30, 2000 and December 31, 1999, 12158:   respectively, of which $7,888,057 and   $5,193,155 12159: was paid to Affiliates, 12160:

12161:
12167: 12168: 12169: respectively) 12170: 12171:	12173: 70,266,573	12175: 46,188,392
12179: 12180: 12181: Accumulated distributions in excess of 12182: 12183:
12189: 12190: 12191: Net income 12192: 12193:	12195: (3,227,927)	12197: (1,228,865)

12206: Total stockholders' equity	12208: 67,120,758	12210: 45,013,865

12219: Commitments and contingencies(Notes 5,6 and 10)

12230: Total liabilities and stockholders' equity	12232: $ 182,216,217	12234: $ 143,988,136

12242: 12243:

See accompanying notes to consolidated financial statements.

12244:

12245: 12246:

INLAND RETAIL REAL ESTATE TRUST, INC.
12247: (a Maryland corporation)
12248:

12249: 12250:

Consolidated Statements of Operations

12251:

12252:

For the Three and Six Months Ended June 30,2000 and 1999

12253:

(unaudited)

12254: 12255:

12256: 12257: 12258: 12259: 12260: 12262: 12264: 12266: 12268: 12269: 12270: 12271: 12273: 12275: 12277: 12279: 12280: 12281: 12282: 12284: 12286: 12288: 12290: 12291: 12292: 12293: 12294: 12295: 12296: 12297: 12298: 12299: 12301: 12302: 12303: 12304: 12305: 12306: 12307: 12309: 12311: 12313: 12315: 12317: 12318: 12319: 12321: 12323: 12325: 12327: 12329: 12330: 12331: 12333: 12335: 12337: 12339: 12341: 12342: 12343: 12345: 12347: 12349: 12351: 12353: 12354: 12355: 12356: 12357: 12358: 12359: 12360: 12361: 12362: 12363: 12365: 12367: 12369: 12371: 12372: 12373: 12375: 12376: 12377: 12378: 12379: 12380: 12381: 12383: 12385: 12387: 12389: 12391: 12392: 12393: 12395: 12397: 12399: 12401: 12403: 12404: 12405: 12407: 12409: 12411: 12413: 12415: 12416: 12417: 12419: 12421: 12423: 12425: 12427: 12428: 12429: 12431: 12433: 12435: 12437: 12439: 12440: 12441: 12443: 12445: 12447: 12449: 12451: 12452: 12453: 12455: 12457: 12459: 12461: 12463: 12464: 12465: 12467: 12469: 12471: 12473: 12475: 12476: 12477: 12479: 12481: 12483: 12485: 12487: 12488: 12489: 12491: 12493: 12495: 12497: 12499: 12500: 12501: 12503: 12505: 12507: 12509: 12511: 12512: 12513: 12515: 12517: 12519: 12521: 12523: 12524: 12525: 12526: 12527: 12528: 12529: 12530: 12531: 12532: 12533: 12535: 12537: 12539: 12541: 12542: 12543: 12544: 12545: 12546: 12547: 12548: 12549: 12550: 12552: 12554: 12556: 12558: 12560: 12561: 12562: 12563: 12564: 12565: 12566: 12567: 12568: 12569: 12571: 12573: 12575: 12577: 12579: 12580: 12581: 12582: 12583: 12584: 12585: 12586: 12587: 12588: 12591: 12593: 12595: 12597: 12599: 12600:
	12261: Three months	12263: Three months	12265: Six months	12267: Six months
	12272: Ended	12274: ended	12276: ended	12278: ended
	12283: June 30, 2000	12285: June 30, 1999	12287: June 30, 2000	12289: June 30, 1999

12300: Income:
12308: Rental income	12310: 3,783,503	12312: 379,788	12314: 7,258,694	12316: 379,788
12320: Additional rental income	12322: 567,468	12324: 226,698	12326: 1,902,846	12328: 226,698
12332: Interest income	12334: 146,873	12336: 35,592	12338: 347,823	12340: 35,592
12344: Other income	12346: 14,035	12348: -	12350: 17,634	12352: -

	12364: 4,511,879	12366: 642,078	12368: 9,526,697	12370: 642,078
12374: Expenses:
12382: Professional services to Affiliates	12384: -	12386: 10,242	12388: -	12390: 10,242
12394: Professional services to non- affiliates	12396: 52,030	12398: 29,033	12400: 132,755	12402: 29,033
12406: General and administrative expenses to Affiliates	12408: 48,535	12410: 40,186	12412: 109,018	12414: 40,186
12418: General and administrative expenses to non-affiliates	12420: 26,244	12422: 39,704	12424: 73,420	12426: 39,704
12430: Advisor asset management fee	12432: 60,000	12434: -	12436: 60,000	12438: -
12442: Property operating expenses to Affiliates	12444: 205,147	12446: 17,194	12448: 404,602	12450: 17,194
12454: Property operating expenses to non-affiliates	12456: 942,722	12458: 255,656	12460: 2,405,233	12462: 255,656
12466: Mortgage interest to Affiliates	12468: -	12470: 1,445	12472: -	12474: 1,445
12478: Mortgage interest to non- affiliates	12480: 1,890,008	12482: 155,246	12484: 3,656,161	12486: 155,246
12490: Acquisition costs expense	12492: 30,715	12494: 11,443	12496: 34,592	12498: 11,443
12502: Depreciation	12504: 1,113,887	12506: 87,819	12508: 2,019,968	12510: 87,819
12514: Amortization	12516: 50,324	12518: 199	12520: 70,348	12522: 199

	12534: 4,419,612	12536: 648,167	12538: 8,966,097	12540: 648,167

12551: Net income (loss)	12553: 92,267	12555: (6,089)	12557: 560,600	12559: (6,089)

12570: Net income (loss) per common share, basic and diluted	12572: .01	12574: (.01)	12576: .08	12578: (.01)

12589: Weighted average number of common shares outstanding, 12590: basic and diluted	12592: 7,450,489	12594: 517,231	12596: 6,812,669	12598: 517,231
12601: 12602:

12603:

12604:

12605:

12606:

12607:

12608:

12609:

12610:

12611:

See accompanying notes to consolidated financial statements.

12612:

12613: 12614:

INLAND RETAIL REAL ESTATE TRUST, INC.
12615: (a Maryland corporation)
12616:

12617:

12618: 12619:

Consolidated Statement of Stockholders' Equity

12620:

12621:

For the Six Months Ended June 30, 2000

12622:

(unaudited)

12623:

12624: 12625: 12626: 12627: 12628: 12632: 12636: 12639: 12641: 12642: 12643: 12645: 12647: 12649: 12651: 12653: 12654: 12655: 12656: 12657: 12658: 12659: 12660: 12661: 12662: 12664: 12666: 12668: 12670: 12672: 12673: 12674: 12677: 12679: 12681: 12683: 12685: 12686: 12687: 12691: 12693: 12695: 12697: 12699: 12700: 12701: 12703: 12705: 12707: 12709: 12711: 12712: 12713: 12714: 12715: 12716: 12717: 12718: 12719: 12720: 12722: 12724: 12726: 12728: 12730: 12731: 12732: 12733: 12735: 12737: 12739: 12741: 12742:
	12629: Common 12630: 12631: Stock	12633: Additional Paid-in 12634: 12635: Capital	12637: Accumulated 12638: Distributions in excess of net Income	12640: Total
12644: Balance at December 31, 1999	12646: $ 54,338	12648: 46,188,392	12650: (1,228,865)	12652: 45,013,865

12663: Net income	12665: --	12667: --	12669: 560,600	12671: 560,600
12675: Distributions declared ($.75 per weighted average 12676: number of common shares outstanding)	12678: --	12680: --	12682: (2,559,662)	12684: (2,559,662)
12688: Proceeds from offering Including DRP (net of 12689: current period and cumulative offering 12690: costs of $3,666,228, and $11,723,268)	12692: 27,822	12694: 24,121,189	12696: --	12698: 24,149,011
12702: Treasury Stock	12704: (48)	12706: (43,008)	12708: --	12710: (43,056)

12721: Balance at June 30, 2000	12723: $ 82,112	12725: 70,266,573	12727: (3,227,927)	12729: 67,120,758
	12734: ==========	12736: ===========	12738: ===========	12740: ===========
12743: 12744:

12745:

12746:

12747:

12748:

12749:

12750:

12751:

12752:

12753:

12754:

12755:

12756:

12757:

12758:

12759:

12760:

12761:

See accompanying notes to consolidated financial statements.

12762:

12763:

12764:

12765: 12766:

INLAND RETAIL REAL ESTATE TRUST, INC.

12767: 12768:

(a Maryland corporation)

12769: 12770:

12771: 12772:

Consolidated Statements of Cash Flows

12773:

12774:

For the Six Months Ended June 30, 2000 and 1999

12775:

(unaudited)

12776: 12777: 12778: 12779: 12780: 12781: 12782: 12783: 12784: 12785: 12786: 12788: 12789: 12791: 12792: 12793: 12795: 12796: 12797: 12798: 12799: 12800: 12802: 12804: 12807: 12809: 12810: 12811: 12814: 12815: 12816: 12817: 12818: 12819: 12821: 12823: 12824: 12826: 12827: 12828: 12830: 12832: 12833: 12835: 12836: 12837: 12839: 12841: 12842: 12844: 12845: 12846: 12848: 12850: 12851: 12853: 12854: 12855: 12857: 12859: 12860: 12862: 12863: 12864: 12866: 12867: 12868: 12869: 12870: 12871: 12873: 12875: 12876: 12878: 12879: 12880: 12882: 12884: 12885: 12887: 12888: 12889: 12892: 12894: 12895: 12897: 12898: 12899: 12902: 12904: 12905: 12907: 12908: 12909: 12911: 12913: 12914: 12916: 12917: 12918: 12920: 12922: 12923: 12925: 12926: 12927: 12929: 12931: 12932: 12934: 12935: 12936: 12938: 12940: 12941: 12943: 12944: 12945: 12947: 12949: 12950: 12952: 12953: 12954: 12956: 12958: 12961: 12964: 12965: 12966: 12968: 12970: 12971: 12973: 12974: 12975: 12978: 12981: 12984: 12987: 12988: 12989: 12991: 12992: 12993: 12994: 12995: 12996: 12998: 13000: 13001: 13003: 13004: 13005: 13007: 13009: 13010: 13012: 13013: 13014: 13016: 13018: 13019: 13021: 13022: 13023: 13025: 13027: 13028: 13030: 13031: 13032: 13033: 13034: 13035: 13036: 13037: 13038: 13040: 13042: 13043: 13045: 13046: 13047: 13048: 13049: 13050: 13051: 13052: 13053: 13055: 13056: 13057: 13058: 13059: 13060: 13062: 13064: 13065: 13067: 13068: 13069: 13071: 13073: 13074: 13076: 13077: 13078: 13080: 13082: 13083: 13085: 13086: 13087: 13089: 13091: 13092: 13094: 13095: 13096: 13098: 13100: 13101: 13103: 13104: 13105: 13107: 13109: 13110: 13112: 13113: 13114: 13116: 13118: 13119: 13121: 13122: 13123: 13124: 13125: 13126: 13127: 13128: 13129: 13131: 13133: 13134: 13136: 13137: 13138: 13139: 13140: 13141: 13142: 13143: 13144: 13146: 13148: 13149: 13151: 13152: 13153: 13155: 13157: 13158: 13160: 13161: 13162: 13163: 13164: 13165: 13166: 13167: 13168: 13170: 13172: 13173: 13175: 13176: 13177: 13180: 13182: 13185: 13187: 13188:

	12787: 2000		12790: 1999
12794: Cash flows from operating activities:
12801: Net income	12803: $ 560,600	12805: 12806:	12808: $ (6,089)
12812: Adjustments to reconcile net income to net 12813: Cash provided by operating activities:
12820: Depreciation	12822: 2,019,968		12825: 87,819
12829: Amortization	12831: 70,348		12834: 199
12838: Interest escrow	12840: 53,085		12843: -
12847: Rental income under master lease	12849: 163,333		12852: -
12856: Straight line rental income	12858: (189,434)		12861: (9,645)
12865: Changes in assets and liabilities:
12872: Accounts and rents receivable	12874: (336,696)		12877: (253,521)
12881: Other assets	12883: (409,834)		12886: (43,961)
12890: Real estate tax and insurance 12891: escrows	12893: (138,118)		12896: (328,343)
12900: Accrued interest payable to 12901: non- affiliates	12903: 162,958		12906: 90,969
12910: Real estate tax payable	12912: 937,663		12915: 138,650
12919: Accounts payable	12921: 98,048		12924: 86,673
12928: Unearned income	12930: 123,499		12933: 19,336
12937: Other liabilities	12939: 68,987		12942: 2,480
12946: Security deposits	12948: 71,524		12951: 54,567
12955: Due to affiliates	12957: 731,138	12959: 12960:	12962: 361,036 12963:
12967: Net cash provided by operating activities	12969: 3,987,069		12972: 200,170
12976: 12977:	12979: 12980:	12982: 12983:	12985: 12986:
12990: Cash flows from investing activities:
12997: Restricted cash	12999: (40,578)		13002: -
13006: Purchase of investment properties	13008: (42,852,301)		13011: (5,896,586)
13015: Additions to investment properties	13017: (74,101)		13020: -
13024: Leasing Fees	13026: 4,500		13029: -

13039: Net cash used in investing activities	13041: (42,962,480)		13044: (5,896,586)

13054: Cash flows from financing activities:
13061: Proceeds from offering	13063: 27,815,239		13066: 13,778,175
13070: Repurchase of shares	13072: (43,056)		13075: -
13079: Payment of offering costs	13081: (4,831,279)		13084: (800,618)
13088: Proceeds from debt financing	13090: 22,120,000		13093: -
13097: Principal payments of debt	13099: (7,189,753)		13102: (16,561)
13106: Loan fees	13108: (256,100)		13111: (10,499)
13115: Distributions paid	13117: (2,397,488)		13120: (52,855)

13130: Net cash provided by financing activities	13132: 35,217,563		13135: 12,897,642

13145: Net (decrease) in cash and cash equivalents	13147: (3,757,848)		13150: 7,201,226
13154: Cash and cash equivalents at January 1	13156: 14,869,164		13159: 202,000

13169: Cash and cash equivalents at June 30	13171: $ 11,111,316		13174: $ 7,403,226
13178: 13179:	13181: ============	13183: 13184:	13186: ============
13189: 13190:

13191:

See accompanying notes to consolidated financial statements.

13192:

13193:

13194: 13195:

INLAND RETAIL REAL ESTATE TRUST, INC.
13196: (a Maryland corporation)
13197:
13198: Consolidated Statement of Cash Flows
13199: (continued)
13200:
13201: For the Six Months Ended June 30, 2000 and 1999
13202: (unaudited)

13203: 13204:

13205:
13206:

13207:

Supplemental schedule of noncash investing and financing activities:

13208: 13209: 13210: 13211: 13212: 13213: 13214: 13215: 13216: 13217: 13218: 13220: 13221: 13223: 13224: 13225: 13226: 13227: 13228: 13229: 13230: 13231: 13233: 13235: 13236: 13238: 13239: 13240: 13242: 13244: 13245: 13248: 13249: 13250: 13251: 13253: 13254: 13256: 13257: 13258: 13259: 13261: 13262: 13264: 13265: 13266: 13267: 13268: 13269: 13270: 13271: 13272: 13274: 13276: 13277: 13279: 13280: 13281: 13282: 13284: 13285: 13287: 13288: 13289: 13290: 13291: 13292: 13293: 13294: 13295: 13297: 13299: 13300: 13302: 13303: 13304: 13305: 13307: 13308: 13310: 13311: 13312: 13313: 13314: 13315: 13316: 13317: 13318: 13319: 13320: 13321: 13322: 13323: 13324: 13325: 13326: 13327: 13328: 13329: 13330: 13331: 13332: 13333: 13334: 13335: 13336: 13337: 13338: 13339: 13340: 13341: 13342: 13343: 13344: 13345: 13346: 13347:

	13219: 2000	13222: 1999

13232: Purchase of investment properties	13234: -	13237: (20,293,031)
13241: Assumption of mortgage debt	13243: -	13246: 14,396,445 13247:
	13252: -	13255: (5,896,586)
	13260: ============	13263: ============

13273: Distributions payable in July	13275: $ 493,641	13278: $ 66,296
	13283: ============	13286: ============

13296: Cash paid for interest	13298: $ 3,430,213	13301: $ 156,691
	13306: ============	13309: ============

13348: 13349:

13350:

13351:

13352:

13353:

13354:

13355:

13356:

13357:

13358:

13359:

13360:

13361:

13362:

13363:

13364:

13365:

13366:

13367:

13368:

13369:

13370: 13371:

See accompanying notes to consolidated financial statements.

13372: 13373:

13374: 13375:

Notes to Consolidated Financial Statements

13376:

13377:

June 30, 2000

13378:

(unaudited)

13379: 13380:

The accompanying consolidated financial statements have been 13381: prepared in accordance with Generally Accepted Accounting Principles ("GAAP") 13382: for interim financial information and with the instructions to Form 10-Q and 13383: Article 10 of Regulation S-X. Accordingly, they do not include all of the 13384: information and footnotes required by GAAP for complete financial statements. 13385: Readers of this Quarterly Report should refer to the audited financial 13386: statements of Inland Retail Real Estate Trust, Inc. (the "Company") 13387: for the fiscal year ended December 31, 1999, which are included in the Company's 13388: 1999 Annual Report, as certain footnote disclosures contained in such audited 13389: financial statements have been omitted from this Report. In the opinion of 13390: management, all adjustments (consisting of normal recurring accruals) necessary 13391: for a fair presentation have been included in this quarterly report.

13392:

13393: 13394:

(1) Organization and Basis of Accounting

13396:

Inland Retail Real Estate Trust, Inc. (the 13397: "Company") was formed on September 3, 1998 to acquire and manage a 13398: diversified portfolio of real estate, primarily multi-tenant shopping centers. 13399: It is anticipated that the Company will initially focus on acquiring properties 13400: in the southeastern states, primarily Florida, Georgia, North Carolina and South 13401: Carolina. The Company may also acquire single-user retail properties in 13402: locations throughout the United States, certain of which may be sale and 13403: leaseback transactions, net leased to creditworthy tenants. Inland Retail Real 13404: Estate Advisory Services, Inc. (the "Advisor"), an affiliate of the 13405: Company, is the advisor to the Company. On February 11, 1999, the Company 13406: commenced an initial public offering ("Offering"), on a best efforts 13407: basis of 50,000,000 shares of common stock ("Shares") at $10 per Share 13408: and 4,000,000 Shares at $9.50 per Share which may be distributed pursuant to the 13409: Company's Distribution Reinvestment Program ("DRP"). As of June 30, 13410: 2000, the Company had received subscriptions for a total of 8,089,156 Shares. In 13411: addition, the Company has issued 126,774 Shares pursuant to the Company's DRP. 13412: As of June 30, 2000, the Company has repurchased a total of 4,758 Shares through 13413: the Company's Share Repurchase Program.

13414:

13415:

The Company is qualified and has elected to be taxed as a 13416: real estate investment trust ("REIT") under Section 856 through 860 of 13417: the Internal Revenue Code of 1986. Since the Company qualifies for taxation as a 13418: REIT, the Company generally will not be subject to federal income tax to the 13419: extent it distributes at least 95% of its REIT taxable income to its 13420: stockholders. If the Company fails to qualify as a REIT in any taxable year, the 13421: Company will be subject to federal income tax on its taxable income at regular 13422: corporate tax rates. Even if the Company qualifies for taxation as a REIT, the 13423: Company may be subject to certain state and local taxes on its income and 13424: property and federal income and excise taxes on its undistributed income.

13425:

13426:

The preparation of consolidated financial statements in 13427: conformity with GAAP requires management to make estimates and assumptions that 13428: affect the reported amounts of assets and liabilities and disclosure of 13429: contingent assets and liabilities at the date of the consolidated financial 13430: statements and the reported amounts of revenues and expenses during the 13431: reporting periods. Actual results could differ from those estimates.

13432:

13433: 13434:

Notes to Consolidated Financial Statements

13435:

(Continued)

13436:

13437:

June 30, 2000

13438:

(unaudited)

13439: 13440:

13441:

Statement of Financial Accounting Standards No. 121 requires 13442: the Company to record an impairment loss on its property to be held for 13443: investment whenever its carrying value cannot be fully recovered through 13444: estimated undiscounted future cash flows from operations and sale of properties. 13445: The amount of the impairment loss to be recognized would be the difference 13446: between the property's carrying value and the property's estimated fair value. 13447: As of June 30, 2000, the Company does not believe any such impairment of its 13448: properties exists.

13449:

13450:

Depreciation expense is computed using the straight-line 13451: method. Buildings and improvements are depreciated based upon estimated useful 13452: lives of 30 years for buildings and 15 years for the site improvements. Tenant 13453: improvements are amortized on a straight-line basis over the life of the related 13454: leases.

13455:

13456:

Loan fees are amortized on a straight-line basis over the 13457: life of the related loans.

13458:

13459:

Offering costs are offset against the Stockholders' equity 13460: accounts and consist principally of printing, selling and registration costs.

13461:

13462:

Rental income is recognized on a straight-line basis over the 13463: term of each lease. The difference between rental income earned on a 13464: straight-line basis and the cash rent due under the provisions of the lease 13465: agreements is recorded as deferred rent receivable.

13466:

13467:

The Company believes that the interest rates associated with 13468: the mortgages payable approximate the market interest rates for these types of 13469: debt instruments, and as such, the carrying amount of the mortgages payable 13470: approximate their fair value.

13471:

13472:

In the opinion of management, the financial statements 13473: contain all the adjustments necessary, which are of a normal recurring nature, 13474: to present fairly the financial position and results of operations for the 13475: period presented herein. Results of interim periods are not necessarily 13476: indicative of results to be expected for the year.

13477:

13478:

The carrying amount of cash and cash equivalents, restricted 13479: cash, accounts and rents receivable, accounts payable and other liabilities, 13480: accrued offering costs to affiliates and non-affiliates, accrued interest 13481: payable to non-affiliates, accrued real estate taxes, distributions payable and 13482: due to affiliates approximate fair value because of the relatively short 13483: maturity of these instruments.

13484:

13485:

On December 2, 1999, the Securities and Exchange Commission 13486: issued Staff Accounting Bulletin 101, "Revenue Recognition in Financial 13487: Statements" (SAB 101). The staff determined that a lessor should defer 13488: recognition of contingent rental income such as percentage/excess rent until the 13489: specified

13490:

13491:

13492: 13493:

Notes to Consolidated Financial Statements

13494:

(Continued)

13495:

13496:

June 30, 2000

13497:

(unaudited)

13498: 13499:

13500:

breakpoint that triggers the contingent rental income is achieved. The 13501: Company records percentage rental revenue in accordance with the SAB 101.

13502:

FASB Statement of Financial Accounting Standards No. 133,"Accounting 13503: for Derivative Instruments and Hedging Activities," effective for fiscal 13504: years beginning after June 15, 2000, establishes accounting and reporting 13505: standards requiring that every derivative instrument, including certain 13506: derivative instruments imbedded in other contracts, be reported in the balance 13507: sheet as either an asset or liability measured at its fair value. The statement 13508: also requires that the changes in the derivative's fair value be recognized in 13509: earnings unless specific hedge accounting criteria are met. Currently, the 13510: pronouncement has no impact on the Company, as the Company has not utilized 13511: derivative instruments or entered into any hedging activities.

13512: 13513:

(2) Basis of Presentation

13514: 13515:

13516:

The accompanying Consolidated Balance Sheet includes the 13517: accounts of the Company, as well as the accounts of the operating partnership, 13518: in which the Company has an approximately 99% controlling general partner 13519: interest. The Advisor owns the remaining approximately 1% limited partner common 13520: units in the operating partnership for which it paid $2,000 and which is 13521: reflected as a minority interest in the accompanying Consolidated Balance Sheet. 13522: The effect of all significant intercompany transactions have been eliminated.

13523:

13524:

13525: 13526:

(3) Transactions with Affiliates

13527: 13528:

13529:

As of June 30, 2000, the Company had incurred $11,723,288 of 13530: offering costs, of which $7,888,057 was paid to affiliates. Pursuant to the 13531: terms of the Offering, the Advisor is required to pay organizational and 13532: offering expenses (excluding sales commissions, the marketing contribution and 13533: the due diligence expense allowance) in excess of 5.5% of the gross proceeds of 13534: the Offering ("Gross Offering Proceeds") or all organization and 13535: offering expenses (including selling commissions) which together exceed 15% of 13536: Gross Offering Proceeds. As of June 30, 2000, offering costs did not exceed the 13537: 5.5% and 15% limitations, and the Company anticipates that these costs will not 13538: exceed these limitations upon completion of the Offering. Any excess amounts at 13539: the completion of the Offering will be reimbursed by the Advisor.

13540:

13541:

The Advisor and its affiliates are entitled to reimbursement 13542: for salaries and expenses of employees of the Advisor and its affiliates 13543: relating to the Offering. In addition, an affiliate of the Advisor is entitled 13544: to receive selling commissions, a marketing contribution and a due diligence 13545: expense allowance from the Company in connection with the Offering. Such costs 13546: are offset against the Stockholders' equity accounts. As of June 30, 2000 such 13547: costs totaled $6,291,222 of which $47,009 was unpaid at June 30, 2000.

13548:

13549: 13550:

Notes to Consolidated Financial Statements

13551:

(Continued)

13552:

13553:

June 30, 2000

13554:

(unaudited)

13555: 13556:

13557:

The Advisor and its affiliates are entitled to reimbursement 13558: for salaries and expenses of employees of the Advisor and its affiliates 13559: relating to the administration of the Company. Such costs are included in 13560: professional services to Affiliates and general and administrative expenses to 13561: Affiliates. The Company incurred $124,347 of these costs for the six months 13562: ended June 30, 2000, all of which remained unpaid.

13563:

13564:

The Advisor has contributed $200,000 to the capital of the 13565: Company for which it received 20,000 Shares.

13566:

The Advisor may receive an annual Advisor Asset Management 13567: Fee of not more than 1% of the Average Invested Assets, paid quarterly. For any 13568: year in which the Company qualifies as a REIT, the Advisor must reimburse the 13569: Company: (i) to the extent that the Advisor Asset Management Fee plus other 13570: operating expenses paid during the previous calendar year exceed 2% of the 13571: Company's average invested assets for the calendar year or 25% of the Company's 13572: Net Income for that calendar year; and (ii) to the extent that stockholders have 13573: not received an annual distribution equal to or greater than the 7% Current 13574: Return. For the six months ended June 30, 2000, the Company accrued $60,000 of 13575: such fees, which remain unpaid. For the six months ended June 30, 1999, no such 13576: fees were accrued or paid.

13577:

13578:

The property manager, an entity owned principally by 13579: individuals who are affiliates of the Advisor, is entitled to receive property 13580: management fees for management and leasing services. The Company incurred and 13581: paid property management fees of $404,602 and $17,194 for the six months ended 13582: June 30, 2000 and 1999, respectively.

13583:

13584:

13585: 13586:

(4) Stock Option Plan and Soliciting Dealer Warrants

13587: 13588:

13589:

The Company adopted an Independent Director Stock Option Plan 13590: which, subject to certain conditions, provides for the grant to each Independent 13591: Director of an option to acquire 3,000 Shares following their becoming a 13592: Director and for the grant of additional options to acquire 500 Shares on the 13593: date of each annual stockholders' meeting commencing with the annual meeting in 13594: 2000 if the Independent Director is a member of the board of directors on such 13595: date. The options granted for the initial 3,000 Shares are exercisable as 13596: follows: 1,000 Shares on the date of grant and 1,000 Shares on each of the first 13597: and second anniversaries of the date of grant. The subsequent options will be 13598: exercisable on the second anniversary of the date of grant. The initial options 13599: will be exercisable at $9.05 per Share. The subsequent options will be 13600: exercisable at the fair market value of a Share on the last business day 13601: preceding the annual meeting of Stockholders, and shall be $9.05 per Share until 13602: the earlier of the termination of the Offering or February 11, 2001. As of June 13603: 30, 2000, options to acquire 10,500 Shares had been issued.

13604:

13605:

13606: 13607:

Notes to Consolidated Financial Statements

13608:

(Continued)

13609:

13610:

June 30, 2000

13611:

(unaudited)

13612:

13613: 13614:

13615:

In addition to sales commissions, the dealer manager of the 13616: Offering (an affiliate of the Advisor) has the right to purchase one soliciting 13617: dealer warrant for $.0008 for each 25 Shares sold by such soliciting dealer 13618: during the

13619:

Offering, subject to state and federal securities laws and 13620: subject to the issuance of a maximum of 2,000,000 soliciting dealer warrants to 13621: purchase an equivalent number of Shares. The dealer manager intends to reallow 13622: such warrants to the soliciting dealers who sold such Shares. The holder of a 13623: soliciting dealer warrant will be entitled to purchase one Share from the 13624: Company at a price of $12 during the period commencing one year from the date of 13625: the first issuance of any of the soliciting dealer warrants and ending five 13626: years after February 11, 1999. As of June 30, 2000, 323,232 soliciting dealer 13627: warrents had been issued. These warrants had no value and none had been 13628: exercised.

13629:

13630: 13631:

Notes to Consolidated Financial Statements

13632:

(Continued)

13633:

13634:

June 30, 2000

13635:

(unaudited)

13636: 13637:

(5) Investment Properties:

13638:

An affiliate of the Company initially purchased seven of the investment 13639: properties on behalf of the Company. The Company subsequently purchased each 13640: property from this affiliate at their costs upon receipt of proceeds from the 13641: Offering.

13642: 13643: 13644: 13645: 13646: 13647: 13648: 13649: 13650: 13652: 13653: 13654: 13655: 13656: 13657: 13658: 13659: 13660: 13663: 13664: 13666: 13667: 13668: 13670: 13671: 13672: 13673: 13674: 13675: 13676: 13678: 13680: 13681: 13683: 13684: 13686: 13688: 13689: 13690: 13691: 13692: 13693: 13694: 13696: 13698: 13699: 13701: 13703: 13705: 13707: 13709: 13710: 13711: 13712: 13714: 13716: 13718: 13720: 13722: 13724: 13726: 13728: 13730: 13732: 13733: 13734: 13736: 13737: 13738: 13739: 13740: 13741: 13742: 13743: 13744: 13745: 13746: 13747: 13748: 13752: 13754: 13756: 13758: 13760: 13762: 13764: 13766: 13768: 13770: 13772: 13773: 13774: 13778: 13780: 13782: 13784: 13786: 13788: 13790: 13792: 13794: 13796: 13798: 13799: 13800: 13804: 13806: 13808: 13810: 13812: 13814: 13816: 13818: 13820: 13822: 13824: 13825: 13826: 13830: 13832: 13834: 13836: 13838: 13840: 13842: 13844: 13846: 13848: 13850: 13851: 13852: 13856: 13858: 13860: 13862: 13864: 13866: 13868: 13870: 13872: 13874: 13876: 13877: 13878: 13882: 13884: 13886: 13888: 13890: 13892: 13894: 13896: 13898: 13900: 13902: 13903: 13904: 13908: 13910: 13912: 13914: 13916: 13918: 13920: 13922: 13924: 13926: 13928: 13929: 13930: 13934: 13936: 13938: 13940: 13942: 13944: 13946: 13948: 13950: 13952: 13954: 13955: 13956: 13960: 13962: 13964: 13966: 13968: 13970: 13972: 13974: 13976: 13979: 13981: 13982: 13983: 13987: 13989: 13991: 13993: 13995: 13997: 13999: 14001: 14003: 14005: 14007: 14008: 14009: 14013: 14015: 14017: 14019: 14021: 14023: 14025: 14027: 14029: 14031: 14033: 14034: 14035: 14037: 14039: 14041: 14043: 14045: 14047: 14049: 14051: 14053: 14054: 14055: 14056: 14057: 14058: 14059: 14060: 14061: 14062: 14063: 14064: 14065: 14066: 14067: 14068: 14069: 14070: 14072: 14073: 14074: 14075: 14076: 14077: 14078: 14080: 14082: 14083: 14084: 14085: 14086: 14087: 14088: 14089: 14090: 14091: 14092: 14093: 14095: 14097: 14098: 14099: 14100:
13651: Gross amount at which
		13661: Initial Costs 13662: (A)			13665: Carried at June 30, 2000				13669: Date
			13677: Buildings	13679: Adjustments		13682: Buildings		13685: Accumulated	13687: Con-
			13695: And	13697: to		13700: And	13702: Total	13704: Depreciation	13706: Stru-	13708: Date
	13713: Encumbrance	13715: Land	13717: Improvements	13719: Basis (C)	13721: Land	13723: Improvements	13725: (D)	13727: (E)	13729: cted	13731: Aqu.
13735: Multi-Tenant Retail
13749: Lake Walden Square 13750: Plant City, FL 13751:	13753: 9,996,931	13755: 3,006,662	13757: 11,549,586	13759: 39,399	13761: 3,006,662	13763: 11,588,985	13765: 14,595,647	13767: 569,724	13769: 1992	13771: 05/99
13775: Merchants Square 13776: Zephyrhills, FL 13777:	13779: 3,167,437	13781: 992,225	13783: 4,749,818	13785: 12,619	13787: 992,225	13789: 4,762,437	13791: 5,754,662	13793: 173,201	13795: 1993	13797: 06/99
13801: Town Center Commons 13802: Kennesaw, GA 13803:	13805: 4,750,000	13807: 3,293,792	13809: 6,350,835	13811: 22,365	13813: 3,293,792	13815: 6,373,200	13817: 9,666,992	13819: 221,310	13821: 1998	13823: 07/99
13827: Boynton Commons 13828: Boynton Beach, FL 13829:	13831: 19,662,500	13833: 8,698,355	13835: 21,803,370	13837: (63,157)	13839: 8,698,355	13841: 21,740,213	13843: 30,438,568	13845: 719,992	13847: 1998	13849: 07/99
13853: Lake Olympia Square 13854: Ocoee, FL 13855:	13857: 5,838,681	13859: 2,567,471	13861: 7,306,483	13863: (89,077)	13865: 2,567,471	13867: 7,217,406	13869: 9,784,877	13871: 226,409	13873: 1995	13875: 09/99
13879: Bridgewater Marketplace 13880: Orlando, FL 13881:	13883: 4,780,000	13885: 783,492	13887: 5,221,618	13889: (10,465)	13891: 783,492	13893: 5,211,153	13895: 5,994,645	13897: 153,382	13899: 1998	13901: 09/99
13905: Bartow Marketplace 13906: Cartersville, GA 13907:	13909: 18,375,000	13911: 6,098,178	13913: 18,308,271	13915: 1,059	13917: 6,098,178	13919: 18,309,330	13921: 24,407,508	13923: 488,219	13925: 1995	13927: 09/99
13931: Countryside 13932: Naples, FL 13933:	13935: 6,720,000	13937: 1,117,428	13939: 7,478,173	13941: 7,049	13943: 1,117,428	13945: 7,485,222	13947: 8,602,650	13949: 189,278	13951: 1997	13953: 10/99
13957: Casselberry Commons 13958: Naples, FL 13959:	13961: 12,619,550	13963: 6,702,658	13965: 11,191,912	13967: (74,210)	13969: 6,702,658	13971: 11,117,702	13973: 17,820,360	13975: 216,085	13977: 1973/1998 13978:	13980: 12/99
13984: Conway Plaza 13985: Orlando, FL 13986:	13988: 5,000,000	13990: 2,215,325	13992: 6,332,434	13994: (18,700)	13996: 2,215,325	13998: 6,313,734	14000: 8,529,059	14002: 107,874	14004: 1985/1999	14006: 02/00
14010: Pleasant Hill 14011: Duluth, GA 14012:	14014: 17,120,000	14016: 4,809,330	14018: 29,547,805	14020: (15,193)	14022: 4,809,330	14024: 29,532,612	14026: 34,341,942	14028: 180,185	14030: 1997/2000	14032: 05/00
14036: Totals	14038: 108,030,099	14040: 40,284,916	14042: 129,840,305	14044: (188,311)	14046: 40,284,916	14048: 129,651,994	14050: 169,936,910	14052: 3,245,659

14071: Furniture and Equipment							14079: 12,189	14081: 3,632
							14094: 169,949,099	14096: 3,249,291
14101: 14102:

14103: 14104:

Notes to Consolidated Financial Statements
14105: (Continued)
14106:
14107: June 30, 2000
14108: (unaudited)
14109:

14110: 14111:

(A) The initial cost to the Company represents the original 14112: purchase price of the property from an affiliate of our Advisor, or an 14113: unaffiliated third party, including amounts incurred subsequent to acquisition, 14114: most of which were contemplated at the time the property was acquired.
14115:
14116: (B) Adjustments to basis includes additions to investment properties net of 14117: payments received under master lease agreements. See footnote 6.
14118:
14119: (C) When Lake Olympia Square was purchased by an affiliate of our Advisor, 14120: $234,145 was escrowed at the closing. At the time of purchase by the Company, 14121: $89,400 of these funds remained available to be used on a monthly basis to pay 14122: the principal portion of the debt service through July 2000. The net effect of 14123: this structure is that the Company had paid only the interest portion of the 14124: debt service through June 30, 2000. The cumulative amount received by the 14125: Company was $89,400 as of June 30, 14126: 2000, which is reflected as an 14127: adjustment to the basis of the property.
14128:
14129: (6) Leases
14130:
14131: Master Leases
14132:
14133: In connection with certain acquisitions, the Company receives payments under 14134: master lease agreements on some of the space which was vacant at the time of the 14135: purchase, for periods ranging from one to two years after the date of the 14136: purchase or until the spaces are leased. GAAP requires that as these payments 14137: are received, they be recorded as a reduction in the basis of the property. The 14138: cumulative amount of such payments was $314,645 as of June 30, 2000.

14139:

14140:

Operating Leases

14141:

Certain tenant leases contain provisions providing for 14142: stepped rent increases. GAAP requires the Company to record rental income for 14143: the period of occupancy using the effective monthly rent, which is the average 14144: monthly rent for the entire period of occupancy during the term of the lease. 14145: The accompanying consolidated financial statements include an increase of 14146: $189,434 for the six months ended June 14147: 30, 2000, of rental income for the 14148: period of occupancy for which stepped rent increases apply and $189,434 in the 14149: related accounts and rents receivable as of June 14150: 30, 2000. The Company anticipates 14151: collecting these amounts over the terms of the related leases as scheduled rent 14152: payments are made.

14153:

14154: 14155:

Notes to Consolidated Financial Statements

14156:

(Continued)

14157:

14158:

June 30, 2000

14159:

(unaudited)

14160: 14161:

14162: 14163:

(7) Mortgages Payable

14164: 14165:

Mortgages payable consist of the following at June 14166: 30, 2000:

14167: 14168: 14169: 14170: 14172: 14176: 14180: 14184: 14188: 14189: 14190: 14192: 14194: 14196: 14198: 14200: 14201: 14202: 14204: 14206: 14208: 14210: 14212: 14213: 14214: 14216: 14218: 14220: 14222: 14224: 14225: 14226: 14228: 14230: 14232: 14234: 14236: 14237: 14238: 14239: 14241: 14243: 14245: 14247: 14248: 14249: 14251: 14253: 14255: 14257: 14259: 14260: 14261: 14263: 14265: 14267: 14269: 14271: 14272: 14273: 14274: 14276: 14278: 14280: 14282: 14283: 14284: 14286: 14288: 14290: 14292: 14294: 14295: 14296: 14297: 14299: 14301: 14303: 14305: 14306: 14307: 14309: 14311: 14313: 14315: 14317: 14318: 14319: 14321: 14323: 14325: 14327: 14329: 14330: 14331: 14332: 14334: 14336: 14338: 14340: 14341: 14342: 14344: 14346: 14348: 14350: 14352: 14353: 14354: 14356: 14358: 14360: 14362: 14364: 14365: 14366: 14367: 14368: 14369: 14370: 14371: 14372: 14373: 14374: 14375: 14376: 14377: 14379: 14380: 14381: 14382: 14383: 14384: 14385: 14387: 14388: 14389: 14390: 14391: 14392: 14393: 14394: 14395:
14171: Property as Collateral	14173: Interest 14174: 14175: Rate	14177: Maturity 14178: 14179: Date	14181: Monthly 14182: 14183: Payments	14185: Balance at 14186: 14187: June 30, 2000
14191: Lake Walden Square	14193: 7.63%	14195: 11/2007	14197: $ 72,584 (a)	14199: $ 9,996,931
14203: Merchants Square	14205: 7.25%	14207: 11/2008	14209: (b)	14211: 3,167,437
14215: Town Center Commons	14217: 7.00%	14219: 04/2006	14221: (b)	14223: 4,750,000
14227: Boynton Commons *	14229: 8.35%	14231: 09/2000	14233: (c)	14235: 4,537,500
	14240: 7.21%	14242: 03/2006	14244: (b)	14246: 15,125,000
14250: Lake Olympia Square	14252: 8.25%	14254: 04/2007	14256: 50,978 (a)	14258: 5,838,681
14262: Bridgewater Marketplace	14264: 8.35%	14266: 09/2000	14268: (c)	14270: 1,792,500
	14275: 8.35%	14277: 09/2006	14279: (c)	14281: 2,987,500
14285: Bartow Marketplace	14287: 8.10%	14289: 09/2000	14291: (c)	14293: 4,900,000
	14298: 8.10%	14300: 09/2004	14302: (c)	14304: 13,475,000
14308: Countryside	14310: 8.35%	14312: 03/2001	14314: (c)	14316: 6,720,000
14320: Casselberry Commons *	14322: 9.10%	14324: 10/2000	14326: (c)	14328: 3,916,550
	14333: 7.64%	14335: 04/2006	14337: (b)	14339: 8,703,000
14343: Conway Plaza	14345: 8.25%	14347: 06/2005	14349: (c)	14351: 5,000,000
14355: Pleasant Hill Square	14357: 8.00%	14359: 06/2005	14361: (c)	14363: 17,120,000

14378: $108,030,099
14386: =============

14396: 14397:

14398:

(a) Payments include principal and interest at a fixed rate.

14399:

14400:

(b) Payments include interest only at a fixed rate.

14401:

14402:

(c) Payments include interest only. Payments on these 14403: mortgages adjust monthly and are calculated based on a floating rate over LIBOR.

14404:

14405:

* Certain of the mortgages payable are subject to guarantees, 14406: in which an affiliate of the Advisor has guaranteed payment on these notes to 14407: the lender.

14408:

14409:

All of these mortgages are serviced by an affiliate of the 14410: Advisor on behalf of the Company. The affiliate receives servicing fees at a 14411: market rate for such services.

14412:

14413: 14414:

Notes to Consolidated Financial Statements

14415:

(Continued)

14416:

14417:

June 30, 2000

14418:

(unaudited)

14419: 14420:

14421: 14422:

(8) Segment Reporting

14423: 14424:

14425:

The Company owns and seeks to acquire multi-tenant shopping 14426: centers in the southeastern states, primarily Florida, Georgia, North Carolina 14427: and South Carolina. All of the Company's shopping centers are located within 14428: Florida and Georgia. The Company's shopping centers are typically anchored by 14429: grocery and drug stores complemented with additional stores providing a wide 14430: range of other goods and services to shoppers.

14431:

14432:

The Company assesses and measures operating results on an 14433: individual property basis for each of its properties based on net property 14434: operations. Since all of the Company's properties exhibit highly similar 14435: economic characteristics, cater to the day-to-day living needs of their 14436: respective surrounding communities, and offer similar degrees of risk and 14437: opportunities for growth, the properties have been aggregated and reported as 14438: one operating segment.

14439:

14440:

The property revenues and net property operations of the 14441: reportable segments are summarized in the following tables as of June 30, 2000 14442: and 1999, and for the six month periods then ended, along with a reconciliation 14443: to net income.

14444:

14445:

Property asset information is as of June 30, 2000 and 14446: December 31, 1999.

14447:

14448: 14449: 14450: 14451: 14452: 14454: 14456: 14457: 14458: 14459: 14460: 14461: 14462: 14463: 14465: 14467: 14469: 14470: 14471: 14473: 14474: 14475: 14476: 14477: 14479: 14481: 14483: 14484: 14485: 14487: 14489: 14491: 14492: 14493: 14494: 14495: 14496: 14497: 14498: 14500: 14502: 14504: 14505: 14506: 14507: 14508: 14509: 14510: 14511: 14513: 14515: 14517: 14518: 14519: 14521: 14523: 14525: 14526: 14527: 14529: 14530: 14531: 14532: 14533: 14535: 14537: 14539: 14540: 14541: 14543: 14545: 14547: 14548: 14549: 14551: 14553: 14555: 14556: 14557: 14559: 14561: 14563: 14564: 14565: 14566: 14567: 14568: 14569: 14570: 14572: 14574: 14576: 14577: 14578: 14579: 14580: 14581: 14582: 14583: 14585: 14586: 14587: 14588: 14589: 14591: 14593: 14595: 14596: 14597: 14599: 14601: 14603: 14604: 14605: 14606: 14608: 14610: 14611: 14612: 14613: 14615: 14617: 14618:
	14453: 2000	14455: 1999

14464: Total property revenues	14466: $ 9,161,240	14468: 606,486
14472: Total property operating
14478: Expenses	14480: 2,809,835	14482: 272,850
14486: Mortgage interest	14488: 3,656,161	14490: 156,691

14499: Net property operations	14501: 2,695,244	14503: 176,945

14512: Interest income	14514: 347,823	14516: 35,592
14520: Other income	14522: 17,634	14524: --
14528: Less non property expenses:
14534: Professional services	14536: 132,755	14538: 39,275
14542: General and administrative	14544: 217,030	14546: 91,333
14550: Advisor asset management fee	14552: 60,000	14554: --
14558: Depreciation and amortization	14560: 2,090,316	14562: 88,018

14571: Net income	14573: $560,600	14575: (6,089)

14584: Total Assets
14590: Shopping Centers	14592: $166,699,808	14594: 126,009,792
14598: Non-segment assets	14600: 15,516,409	14602: 17,978,344
	14607: $182,216,217	14609: 143,988,136
	14614: ============	14616: ============
14619: 14620:

14621: 14622:

Notes to Consolidated Financial Statements

14623:

(Continued)

14624:

14625:

June 30, 2000

14626:

(unaudited)

14627: 14628:

14629: 14630:

(9) Earnings per Share

14631: 14632:

14633:

Basic earnings per share ("EPS") is computed by 14634: dividing income available to common stockholders by the weighted average number 14635: of common shares outstanding for the period. Diluted EPS is computed by 14636: reflecting the potential dilution that could occur if securities or other 14637: contracts to issue common stock were exercised or converted into common stock or 14638: resulted in the issuance of common stock that then shared in the earnings of the 14639: Company.

14640:

14641:

As of June 30, 2000, warrants to purchase 323,232 shares of 14642: common stock at a price of $12.00 per share were outstanding, but were not 14643: included in the computation of diluted EPS because the exercise price of such 14644: warrants was greater than the average market price of common shares. The 14645: weighted average number of common shares outstanding were 6,812,669 for the 14646: period ended June 30, 2000.

14647:

14648: 14649:

(10) Commitment and Contingencies

14650: 14651:

14652:

The Company is not subject to any material pending legal 14653: proceeding.

14654:

14655:

14656: 14657:

(11) Subsequent Events

14658: 14659:

14660:

The Company paid distributions of $493,641 and $548,320 to 14661: its stockholders in July and August, 2000, respectively.

14662:

14663:

On July 18, 2000, the Company purchased Gateway Market Center 14664: in St. Petersburg, FL for $20,850,000. A portion of the purchase was financed 14665: with debt totaling $15,370,500.

14666:

14667:

On July 29, 2000, the Company made a scheduled principal 14668: payment of $1,000,000 to the lender on Casselberry Commons Shopping Center.

14669: 14670:

Inland Retail Real Estate Trust, Inc.
14671: Pro Forma Consolidated Balance Sheet
14672: June 30, 2000
14673: (unaudited)

14674:

The following unaudited Pro Forma Consolidated Balance Sheet is presented as 14675: if the acquisition of the property indicated in Note B had occurred on June 30, 14676: 2000.

14677:

14678:

This unaudited Pro Forma Consolidated Balance Sheet is not 14679: necessarily indicative of what the actual financial position would have been at 14680: June 30, 2000, nor does it purport to represent our future financial position. 14681: No pro forma adjustments were made for Columbia Promenade as the property's 14682: construction was not completed until October 2000. Unless otherwise defined, 14683: capitalized terms used herein shall have the same meaning as in the Prospectus.

14684:

14685:

Inland Retail Real Estate Trust, Inc.
14686: Pro Forma Consolidated Balance Sheet
14687: June 30, 2000
14688: (unaudited)

14689: 14690: 14691: 14692: 14693: 14694: 14695: 14697: 14698: 14699: 14700: 14701: 14702: 14704: 14706: 14707: 14708: 14709: 14710: 14711: 14713: 14715: 14717: 14718: 14719: 14721: 14722: 14723: 14724: 14725: 14726: 14727: 14728: 14729: 14730: 14731: 14732: 14733: 14734: 14736: 14738: 14740: 14742: 14744: 14745: 14746: 14748: 14749: 14751: 14753: 14755: 14756: 14757: 14759: 14760: 14762: 14764: 14766: 14767: 14768: 14770: 14771: 14773: 14775: 14777: 14778: 14779: 14781: 14782: 14784: 14786: 14788: 14789: 14790: 14792: 14793: 14795: 14797: 14799: 14800: 14801: 14803: 14804: 14806: 14808: 14810: 14811: 14812: 14814: 14815: 14817: 14819: 14821: 14822: 14823: 14825: 14826: 14828: 14830: 14832: 14833: 14834: 14835: 14836: 14837: 14838: 14839: 14840: 14841: 14843: 14845: 14847: 14849: 14851: 14852: 14853: 14854: 14855: 14857: 14859: 14861: 14862: 14863: 14864: 14865: 14866: 14867: 14868: 14869: 14870: 14872: 14873: 14874: 14875: 14876: 14877: 14878: 14879: 14880: 14882: 14883: 14884: 14885: 14886: 14888: 14889: 14891: 14893: 14895: 14896: 14897: 14899: 14900: 14902: 14904: 14906: 14907: 14908: 14910: 14911: 14913: 14915: 14917: 14918: 14919: 14921: 14922: 14924: 14926: 14928: 14929: 14930: 14932: 14933: 14935: 14937: 14939: 14940: 14941: 14943: 14944: 14946: 14948: 14950: 14951: 14952: 14954: 14955: 14957: 14959: 14961: 14962: 14963: 14965: 14966: 14968: 14970: 14972: 14973: 14974: 14976: 14977: 14979: 14981: 14983: 14984: 14985: 14987: 14988: 14990: 14992: 14994: 14995: 14996: 14997: 14998: 14999: 15000: 15001: 15002: 15003: 15005: 15006: 15008: 15010: 15012: 15013: 15014: 15015: 15016: 15017: 15018: 15019: 15020: 15021: 15023: 15024: 15026: 15028: 15030: 15031: 15032: 15033: 15034: 15035: 15036: 15037: 15038: 15039: 15041: 15042: 15044: 15046: 15048: 15049: 15050: 15052: 15053: 15055: 15057: 15059: 15060: 15061: 15063: 15064: 15066: 15068: 15070: 15071: 15072: 15073: 15074: 15075: 15076: 15077: 15078: 15079: 15081: 15082: 15084: 15086: 15088: 15089: 15090: 15091: 15092: 15093: 15094: 15095: 15096: 15097: 15099: 15101: 15103: 15105: 15107: 15108: 15109: 15110: 15111: 15113: 15115: 15117: 15118:
14696: Pro Forma
		14703: (A)	14705: Adjustments
		14712: Historical	14714: (B)	14716: Pro Forma
14720: Assets

14735: Net investment properties	14737: $	14739: 166,687,619	14741: 21,004,166	14743: 187,691,785
14747: Cash		14750: 11,111,316	14752: (2,577,599)	14754: 8,533,717
14758: Restricted cash		14761: 1,287,467	14763: -	14765: 1,287,467
14769: Accounts and rents receivable		14772: 1,857,343	14774: -	14776: 1,857,343
14780: Real Estate Tax and Insurance escrows (E)		14783: 365,241	14785: -	14787: 365,241
14791: Furniture and Equipment		14794: 12,189	14796: -	14798: 12,189
14802: Loan fees, net		14805: 356,127	14807: -	14809: 356,127
14813: Leasing fees, net		14816: 23,665	14818: -	14820: 23,665
14824: Other assets		14827: 515,250	14829: 125,780	14831: 641,030

14842: Total assets	14844: $	14846: 182,216,217	14848: 18,552,347	14850: 200,768,564
		14856: ===========	14858: ===========	14860: ===========

14871: Liabilities and Stockholders' Equity
14881:
14887: Accounts payable		14890: 172,142	14892: -	14894: 172,142
14898: Accrued offering costs		14901: 1,698,854	14903: -	14905: 1,698,854
14909: Accrued interest payable		14912: 581,961	14914: -	14916: 581,961
14920: Real estate taxes payable		14923: 937,663	14925: 91,657	14927: 1,029,320
14931: Distribution payable		14934: 493,641	14936: -	14938: 493,641
14942: Security deposits		14945: 303,894	14947: 3,690	14949: 307,584
14953: Mortgages payable (D)		14956: 108,030,099	14958: 15,637,000	14960: 123,667,099
14964: Unearned income		14967: 133,084	14969: -	14971: 133,084
14975: Other liabilities		14978: 1,428,196	14980: 2,820,000	14982: 4,248,196
14986: Due to Affiliates		14989: 1,313,925	14991: -	14993: 1,313,925

15004: Total liabilities		15007: 115,093,459	15009: 18,552,347	15011: 133,645,806

15022: Minority interest in partnership (C)		15025: 2,000	15027: -	15029: 2,000

15040: Common Stock		15043: 82,112	15045: -	15047: 82,112
15051: Additional paid-in capital (net of Offering costs)		15054: 70,266,573	15056: -	15058: 70,266,573
15062: Accumulated distributions in excess of net income		15065: (3,227,927)	15067: -	15069: (3,227,927)

15080: Total stockholders' equity		15083: 67,120,758	15085: -	15087: 67,120,758

15098: Total liabilities and stockholders' equity	15100: $	15102: 182,216,217	15104: 18,552,347	15106: 200,768,564
		15112: ===========	15114: ===========	15116: ===========
15119: 15120:

15121:
15122:
15123: See accompanying notes to pro forma consolidated balance sheet.

15124:

15125:

Inland Retail Real Estate Trust, Inc.
15126: Notes to Pro Forma Consolidated Balance Sheet
15127: June 30, 2000
15128: (unaudited)

15129:

15130:

15131:
  15132:
  The historical column represents our Consolidated Balance Sheet as of June 15133: 30, 2000. As of June 30, 2000, the Company had sold 8,089,156 Shares to the 15134: public resulting in gross proceeds of $80,710,680 and an additional 126,774 15135: Shares pursuant to the DRP for $1,204,353 of additional gross proceeds. In 15136: addition, we have received the Advisor's capital contribution of $200,000 15137: for which it was issued 20,000 Shares. As of June 30, 2000, the Company has 15138: repurchased a total of 4,758 Shares through the Company's Share Repurchase 15139: Program for a total of $43,060.
  15140:

    15141:

  The pro forma adjustments reflect the acquisition of the following 15142: property:
  15143:   15144: 15145: 15146: 15147: 15148: 15150: 15151: 15152: 15153: 15154: 15156: 15157: 15158: 15159: 15160: 15162: 15163: 15164: 15165: 15166: 15167: 15168: 15169: 15171: 15172: 15173: 15174: 15175: 15176: 15177: 15178: 15179: 15180: 15182: 15184: 15186: 15187: 15188: 15190: 15191: 15193: 15194: 15195: 15197: 15198: 15200: 15201: 15202: 15204: 15205: 15207: 15208: 15209: 15210: 15211: 15212: 15213: 15214: 15216: 15218: 15220: 15221: 15222: 15223: 15224: 15226: 15227: 15228: 15230: 15231: 15232: 15233: 15234: 15235: 15236: 15237: 15238: 15239: 15241: 15242: 15244: 15245: 15246: 15248: 15249: 15251: 15252: 15253: 15255: 15256: 15258: 15259: 15260: 15262: 15263: 15265: 15266: 15267: 15268: 15269: 15270: 15271: 15272: 15274: 15275: 15277: 15278: 15279: 15280: 15281: 15282: 15283: 15284: 15286: 15287: 15289: 15290: 15291: 15293: 15294: 15296: 15297: 15298: 15300: 15301: 15302: 15303: 15304: 15306: 15307: 15309: 15310: 15311: 15312: 15313: 15314: 15315: 15316: 15318: 15320: 15322: 15323: 15324: 15325: 15326: 15328: 15329:
15149: Gateway
15155: Market
15161: Center

15170: Assets

15181: Net investment in properties	15183: $	15185: 21,004,166
15189: Cash		15192: (2,577,599)
15196: Restricted cash		15199: -
15203: Other assets		15206: 125,780

15215: Total assets	15217: $	15219: 18,552,347
15225: ===========
15229: Liabilities and Stockholders' Equity

15240: Accrued real estate taxes		15243: 91,657
15247: Security deposits		15250: 3,690
15254: Mortgages payable		15257: 15,637,000
15261: Other liabilities		15264: 2,820,000

15273: Total liabilities		15276: 18,552,347

15285: Common Stock		15288: -
15292: Additional paid in capital (net of Offering costs)		15295: -
15299:
15305: Total stockholders equity		15308: -

15317: Total liabilities and stockholders' equity	15319: $	15321: 18,552,347
15327: ===========
  15330: 15331:

  15332:

  Inland Retail Real Estate Trust, Inc.
  15333: Notes to Pro Forma Consolidated Balance Sheet
  15334: June 30, 2000
  15335: (unaudited)

  15336:

    15337:

  The Pro Forma Consolidated Balance Sheet includes the accounts of the 15338: Operating Partnership in which the Company has an approximately 99% 15339: controlling general partner interest. The Advisor owns the remaining 15340: approximately 1% limited partnership common units in the Operating Partnership 15341: for which it paid $2,000 and which is reflected as a minority interest.
  15342:

  15343:

    15344:

  Represents the first mortgage loans assumed and originated in conjunction 15345: with the acquisition of properties. These mortgage loans with an aggregate 15346: principal balance of approximately $123,667,000 are payable to third parties 15347: at interest rates ranging from 6.9% to 8.53% per annum and have maturities 15348: ranging from September 2000 to November 2008.
  15349:

  15350:

    15351:

  Represents real estate tax and insurance escrows held.
  15352:
15353:

15354:

15355:

15356:

Inland Retail Real Estate Trust, Inc.
15357: Pro Forma Consolidated Statement of Operations
15358: For the six months ended June 30, 2000
15359: (unaudited)

15360:

The following unaudited Pro Forma Consolidated Statement of 15361: Operations is presented to effect the acquisition of the properties indicated in 15362: Note B of the Notes to the Pro Forma Consolidated Statement of Operations as 15363: though they occurred on January 1, 1999.

15364:

15365:

This unaudited Pro Forma Consolidated Statement of Operations 15366: is not necessarily indicative of what the actual results of operations would 15367: have been for the six months ended June 30, 2000, nor does it purport to 15368: represent our future financial position. No pro forma adjustments were made for 15369: Columbia Promenade as the property's construction was not completed until 15370: October 2000. Unless otherwise defined, capitalized terms used herein shall have 15371: the same meaning as in the Prospectus.

15372:

15373:

15374:

15375:

15376:

Inland Retail Real Estate Trust, Inc.
15377: Pro Forma Consolidated Statement of Operations
15378: For the six months ended June 30, 2000
15379: (unaudited)

15380:

15381: 15382: 15383: 15384: 15385: 15386: 15388: 15389: 15390: 15391: 15392: 15393: 15394: 15395: 15397: 15398: 15399: 15400: 15401: 15402: 15404: 15406: 15407: 15408: 15409: 15410: 15411: 15413: 15415: 15417: 15418: 15419: 15420: 15421: 15422: 15423: 15424: 15425: 15426: 15427: 15428: 15429: 15430: 15431: 15432: 15433: 15435: 15437: 15439: 15441: 15443: 15444: 15445: 15447: 15448: 15450: 15452: 15454: 15455: 15456: 15458: 15459: 15461: 15463: 15465: 15466: 15467: 15469: 15470: 15472: 15474: 15476: 15477: 15478: 15480: 15481: 15483: 15485: 15487: 15488: 15489: 15490: 15491: 15492: 15493: 15494: 15495: 15496: 15498: 15499: 15501: 15503: 15505: 15506: 15507: 15508: 15509: 15511: 15513: 15515: 15516: 15517: 15518: 15519: 15520: 15521: 15522: 15523: 15524: 15526: 15527: 15529: 15531: 15533: 15534: 15535: 15537: 15538: 15540: 15542: 15544: 15545: 15546: 15548: 15549: 15551: 15553: 15555: 15556: 15557: 15559: 15560: 15562: 15564: 15566: 15567: 15568: 15570: 15571: 15573: 15575: 15577: 15578: 15579: 15581: 15582: 15584: 15586: 15588: 15589: 15590: 15592: 15593: 15595: 15597: 15599: 15600: 15601: 15603: 15604: 15606: 15608: 15610: 15611: 15612: 15614: 15615: 15617: 15619: 15621: 15622: 15623: 15624: 15625: 15626: 15627: 15628: 15629: 15630: 15632: 15633: 15635: 15637: 15639: 15640: 15641: 15642: 15643: 15644: 15645: 15646: 15647: 15648: 15650: 15651: 15653: 15655: 15657: 15658: 15659: 15660: 15661: 15663: 15665: 15667: 15668: 15669: 15670: 15671: 15672: 15673: 15674: 15675: 15676: 15679: 15680: 15682: 15683: 15685: 15686: 15687: 15688: 15689: 15691: 15692: 15694: 15695: 15696: 15699: 15700: 15702: 15703: 15705: 15706: 15707: 15708: 15709: 15711: 15712: 15714: 15715:
15387: Historical
15396: Pro Forma
		15403: Company	15405: Adjustments
		15412: (A)	15414: (B)	15416: Pro Forma

15434: Rental income	15436: $	15438: 7,258,694	15440: 1,945,922	15442: 9,204,616
15446: Percentage rental income		15449: -	15451: -	15453: -
15457: Additional rental income		15460: 1,902,846	15462: 354,984	15464: 2,257,830
15468: Interest income		15471: 347,823	15473: -	15475: 347,823
15479: Other income		15482: 17,634	15484: -	15486: 17,634

15497: Total income		15500: 9,526,997	15502: 2,300,906	15504: 11,827,903
		15510: ==========	15512: ==========	15514: ==========

15525: Professional services		15528: 132,755	15530: -	15532: 132,755
15536: General and administrative expenses		15539: 182,438	15541: -	15543: 182,438
15547: Advisor asset management fee (C)		15550: 60,000	15552: 149,004	15554: 209,004
15558: Property operating expenses		15561: 2,405,233	15563: 413,344	15565: 2,818,577
15569: Management fee (G)		15572: 404,602	15574: 114,539	15576: 519,141
15580: Interest expense (H)		15583: 3,656,161	15585: 1,050,828	15587: 4,706,989
15591: Acquisition costs expensed		15594: 34,592	15596: -	15598: 34,592
15602: Depreciation (D)		15605: 2,019,968	15607: 631,620	15609: 2,651,588
15613: Amortization		15616: 70,348	15618: -	15620: 70,348

15631: Total expenses		15634: 8,966,097	15636: 2,359,335	15638: 11,325,432

15649: Net income (loss) applicable to common shareholders (F)		15652: 560,900	15654: (58,429)	15656: 502,471
		15662: ==========	15664: ==========	15666: ==========

15677: Weighted average number of shares of common stock 15678: outstanding (E)		15681: 6,812,669		15684: 6,812,669
		15690: ==========		15693: ==========
15697: Basic and diluted net income (loss) per weighted average 15698: shares of common stock outstanding (E)		15701: .08		15704: .07
		15710: ==========		15713: ==========
15716: 15717:

15718:
15719:
15720:
15721:
15722:
15723:
15724:
15725:
15726: See accompanying notes to pro forma consolidated statement of operations.

15727:

15728:

Inland Retail Real Estate Trust, Inc.
15729: Notes to Pro Forma Consolidated Statement of Operations
15730: For the six months ended June 30, 2000
15731: (unaudited)

15732:
  15733:
  Historical information represents the historical statement of operations 15734: of the Company for the six months ended June 30, 2000 as filed with the SEC 15735: on Form 10-Q.
  15736:
  Total pro forma adjustments for acquisitions are as though they were 15737: acquired January 1, 1999.
  15738:
  15739:   15740: 15741: 15742: 15743: 15744: 15746: 15748: 15749: 15750: 15751: 15752: 15754: 15756: 15758: 15760: 15761: 15762: 15763: 15765: 15767: 15769: 15771: 15772: 15773: 15774: 15775: 15776: 15777: 15778: 15779: 15780: 15782: 15784: 15786: 15788: 15790: 15791: 15792: 15794: 15796: 15798: 15800: 15802: 15803: 15804: 15806: 15808: 15810: 15812: 15814: 15815: 15816: 15817: 15818: 15819: 15820: 15821: 15822: 15823: 15825: 15827: 15829: 15831: 15833: 15834: 15835: 15836: 15837: 15838: 15839: 15840: 15841: 15842: 15844: 15846: 15848: 15850: 15852: 15853: 15854: 15856: 15858: 15860: 15862: 15864: 15865: 15866: 15868: 15870: 15872: 15874: 15876: 15877: 15878: 15880: 15882: 15884: 15886: 15888: 15889: 15890: 15892: 15894: 15896: 15898: 15900: 15901: 15902: 15903: 15904: 15905: 15906: 15907: 15908: 15909: 15911: 15913: 15915: 15917: 15919: 15920: 15921: 15922: 15923: 15924: 15925: 15926: 15927: 15928: 15930: 15932: 15934: 15936: 15938: 15939: 15940: 15943: 15945: 15947: 15949: 15951: 15952:
		15745: Pleasant	15747: Gateway
	15753: Conway	15755: Hill	15757: Market	15759: Total
	15764: Plaza	15766: Square	15768: Center	15770: Pro Forma

15781: Rental income	15783: 51,435	15785: 1,011,548	15787: 882,939	15789: 1,945,922
15793: Percentage rental income	15795: -	15797: -	15799: -	15801: -
15805: Additional rental income	15807: 6,690	15809: 174,251	15811: 174,043	15813: 354,984

15824: Total income	15826: 58,125	15828: 1,185,799	15830: 1,056,982	15832: 2,300,906

15843: Advisor asset management fee	15845: 10,600	15847: 85,854	15849: 52,550	15851: 149,004
15855: Property operating expenses	15857: 19,674	15859: 200,289	15861: 193,381	15863: 413,344
15867: Management fee	15869: 3,615	15871: 63,360	15873: 47,564	15875: 114,539
15879: Interest expense	15881: -	15883: 500,098	15885: 550,730	15887: 1,050,828
15891: Depreciation	15893: 21,500	15895: 360,120	15897: 250,000	15899: 631,620

15910: Total expenses	15912: 55,389	15914: 1,209,721	15916: 1,094,225	15918: 2,359,335

15929: Net income (loss)	15931: 2,736	15933: (23,922)	15935: (37,243)	15937: (58,429)
15941: 15942:	15944: ========	15946: ========	15948: ========	15950: ========
  15953: 15954:

    15955:

  The advisor asset management fee has been calculated as .5% of the cost of 15956: acquisition of the properties.
  15957:

  15958:

    15959:

  Depreciation expense is computed using the straight-line method, based upon 15960: an estimated useful life of thirty years for buildings and fifteen years for 15961: improvements. The allocation of land, buildings and improvements was based 15962: upon values stated in the related appraisal.
  15963:

  15964:

    15965:

  The pro forma weighted average shares of common stock outstanding for the 15966: period ended June 30, 2000 was calculated using the additional shares sold to 15967: purchase each of the properties on a weighted average basis plus the 20,000 15968: shares purchased by the Advisor in connection with our organization.
  15969:

  15970:

    15971:

  The net income (loss) allocable to the minority interest is immaterial, and 15972: therefore, has been excluded.
  15973:

  15974:

    15975:

  Management fees are calculated as 4.5% of gross revenues.
  15976:

  15977:

  15978:

  15979:

  Inland Retail Real Estate Trust, Inc.
  15980: Notes to Pro Forma Consolidated Statement of Operations
  15981: For the six months ended June 30, 2000
  15982: (unaudited)

  15983:

  15984:

    15985:

  As part of the acquisition of certain of these properties, the Company 15986: originated debt. The pro forma adjustments relating to interest expense were 15987: based on the following terms:
  15988:
15989: 15990:

Pleasant Hill Square

15991:

15992:

The Company purchased this property with the proceeds of a 15993: new first mortgage in the amount of approximately $17,120,000. The note bears 15994: will have an annual interest rate of 140 basis points over LIBOR (which 15995: equates to a current interest rate of 8.02%).

15996:

Gateway Market Center

15997:

We purchased this property with the proceeds of a new mortgage, which 15998: secures two promissory notes in the aggregate principal amount of $15,637,000. 15999: One promissory note is in the principal amount of $10,425,000, requires 16000: monthly payments of interest only at a fixed rate of 7.94% and is due August 16001: 2005. The other note is in the principal amount of $5,212,000, requires 16002: monthly payments of interest only at a floating rate per annum of 190 basis 16003: points over a 30-day LIBOR rate (which equates to a current interest rate of 16004: 8.53%), and is due August 2001. At the time of the purchase, the lender funded 16005: $9,025,000 and $4,512,000 respectively of these two notes. The balances of 16006: $1,400,000 and $700,000, respectively, will be funded at the time of the 16007: purchase of the Home Place of America building.

16008:

16009:

16010: 16011:

Inland Retail Real Estate Trust, Inc.
16012: Pro Forma Consolidated Statement of Operations
16013: For the year ended December 31, 1999
16014: (unaudited)

16015:

The following unaudited Pro Forma Consolidated Statement of 16016: Operations is presented to effect the acquisition of the properties indicated in 16017: Note B of the Notes to the Pro Forma Consolidated Statement of Operations as 16018: though they occurred on January 1, 1999.

16019:

16020:

This unaudited Pro Forma Consolidated Statement of Operations 16021: is not necessarily indicative of what the actual results of operations would 16022: have been for the year ended December 31, 1999, nor does it purport to represent 16023: our future financial position. No pro forma adjustments were made for Columbia 16024: Promenade as the property's construction was not completed until October 2000. 16025: Unless otherwise defined, capitalized terms used herein shall have the same 16026: meaning as in the Prospectus.

16027:

16028:

16029:

Inland Retail Real Estate Trust, Inc.
16030: Pro Forma Consolidated Statement of Operations
16031: For the year ended December 31, 1999
16032: (unaudited)

16033:

16034: 16035: 16036: 16037: 16038: 16040: 16041: 16042: 16043: 16044: 16045: 16046: 16048: 16049: 16050: 16051: 16052: 16054: 16056: 16057: 16058: 16059: 16060: 16062: 16064: 16066: 16067: 16068: 16069: 16070: 16071: 16072: 16073: 16074: 16076: 16078: 16080: 16082: 16083: 16084: 16086: 16088: 16090: 16092: 16093: 16094: 16096: 16098: 16100: 16102: 16103: 16104: 16106: 16108: 16110: 16112: 16113: 16114: 16116: 16118: 16120: 16122: 16123: 16124: 16125: 16126: 16127: 16128: 16129: 16130: 16132: 16134: 16136: 16138: 16139: 16140: 16141: 16142: 16143: 16144: 16145: 16146: 16148: 16150: 16152: 16154: 16155: 16156: 16158: 16160: 16162: 16164: 16165: 16166: 16168: 16170: 16172: 16174: 16175: 16176: 16178: 16180: 16182: 16184: 16185: 16186: 16188: 16190: 16192: 16194: 16195: 16196: 16198: 16200: 16202: 16204: 16205: 16206: 16208: 16210: 16212: 16214: 16215: 16216: 16218: 16220: 16222: 16224: 16225: 16226: 16228: 16230: 16232: 16234: 16235: 16236: 16237: 16238: 16239: 16240: 16241: 16242: 16244: 16246: 16248: 16250: 16251: 16252: 16253: 16254: 16255: 16256: 16257: 16258: 16260: 16262: 16264: 16266: 16267: 16268: 16269: 16270: 16271: 16272: 16273: 16274: 16276: 16278: 16279: 16281: 16282: 16283: 16284: 16285: 16286: 16287: 16288: 16289: 16292: 16294: 16295: 16297: 16298: 16299: 16300: 16301: 16302: 16303: 16304:
16039: Historical
16047: Pro Forma
	16053: Company	16055: Adjustments
	16061: (A)	16063: (B)	16065: Pro Forma

16075: Rental income	16077: $ 4,339,614	16079: 11,202,362	16081: 15,541,976
16085: Percentage rental income	16087: -	16089: 85,529	16091: 85,529
16095: Additional rental income	16097: 1,452,868	16099: 2,538,385	16101: 3,991,253
16105: Interest income	16107: 237,261	16109: -	16111: 237,261
16115: Other income	16117: 350	16119: -	16121: 350

16131: Total income	16133: 6,030,093	16135: 13,826,276	16137: 19,856,369

16147: Professional services	16149: 76,844	16151: -	16153: 76,844
16157: General and administrative expenses	16159: 208,625	16161: -	16163: 208,625
16167: Advisor asset management fee (C)	16169: -	16171: 953,400	16173: 953,400
16177: Property operating expenses	16179: 1,646,393	16181: 2,992,344	16183: 4,638,737
16187: Management fee (G)	16189: 225,665	16191: 625,612	16193: 851,277
16197: Interest expense (H)	16199: 2,367,882	16201: 6,993,092	16203: 9,360,974
16207: Acquisition costs expensed	16209: 83,587	16211: -	16213: 83,587
16217: Depreciation (D)	16219: 1,229,323	16221: 4,068,699	16223: 5,298,022
16227: Amortization	16229: 23,778	16231: -	16233: 23,778

16243: Total expenses	16245: 5,862,097	16247: 15,633,147	16249: 21,495,244

16259: Net income (loss) applicable to common shareholders (F)	16261: 167,996	16263: (1,806,871)	16265: (1,638,875)

16275: Weighted average number of shares of common stock outstanding (E)	16277: 2,522,628		16280: 7,421,300

16290: Basic and diluted net income (loss) per weighted average shares of 16291: common stock outstanding (E)	16293: .07		16296: (.22)

16305: 16306:

16307:
16308:
16309:
16310:
16311:
16312:
16313:
16314:
16315:
16316: See accompanying notes to pro forma consolidated statement of operations.

16317:

Inland Retail Real Estate Trust, Inc.
16318: Notes to Pro Forma Consolidated Statement of Operations
16319: For the year ended December 31, 1999
16320: (unaudited)

16321:
  16322:
  Historical information represents the historical statement of operations 16323: of the Company for the year ended December 31, 1999 as filed with the SEC on 16324: Form 10-K.
  16325:
  Total pro forma adjustments for acquisitions are as though they were 16326: acquired January 1, 1999.
  16327:   16328: 16329: 16330: 16331: 16333: 16335: 16337: 16339: 16341: 16342: 16343: 16344: 16346: 16348: 16350: 16352: 16354: 16355: 16356: 16357: 16358: 16359: 16360: 16361: 16362: 16363: 16364: 16366: 16368: 16370: 16372: 16374: 16376: 16377: 16378: 16380: 16382: 16384: 16386: 16388: 16390: 16391: 16392: 16394: 16396: 16398: 16400: 16402: 16404: 16405: 16406: 16407: 16408: 16409: 16410: 16411: 16412: 16413: 16414: 16416: 16418: 16420: 16422: 16424: 16426: 16427: 16428: 16429: 16430: 16431: 16432: 16433: 16434: 16435: 16436: 16438: 16440: 16443: 16445: 16447: 16449: 16450: 16451: 16453: 16455: 16457: 16459: 16461: 16463: 16464: 16465: 16467: 16469: 16471: 16473: 16475: 16477: 16478: 16479: 16481: 16483: 16485: 16487: 16489: 16491: 16492: 16493: 16495: 16497: 16499: 16501: 16503: 16505: 16506: 16507: 16508: 16509: 16510: 16511: 16512: 16513: 16514: 16515: 16517: 16519: 16521: 16523: 16525: 16527: 16528: 16529: 16530: 16531: 16532: 16533: 16534: 16535: 16536: 16537: 16539: 16541: 16543: 16545: 16547: 16549: 16550: 16551: 16552: 16553: 16554: 16555: 16556: 16557: 16558: 16559: 16560: 16561: 16562: 16564: 16565: 16566: 16567: 16568: 16569: 16571: 16573: 16575: 16577: 16579: 16580: 16581: 16582: 16584: 16586: 16588: 16590: 16592: 16593: 16594: 16595: 16596: 16597: 16598: 16599: 16600: 16601: 16602: 16604: 16606: 16608: 16610: 16612: 16614: 16615: 16616: 16618: 16620: 16622: 16624: 16626: 16628: 16629: 16630: 16632: 16634: 16636: 16638: 16640: 16642: 16643: 16644: 16645: 16646: 16647: 16648: 16649: 16650: 16651: 16652: 16654: 16656: 16658: 16660: 16662: 16664: 16665: 16666: 16667: 16668: 16669: 16670: 16671: 16672: 16673: 16674: 16676: 16678: 16680: 16682: 16684: 16686: 16687: 16688: 16690: 16692: 16694: 16696: 16698: 16700: 16701: 16702: 16704: 16706: 16708: 16710: 16712: 16714: 16715: 16716: 16718: 16720: 16722: 16724: 16726: 16728: 16729: 16730: 16732: 16734: 16736: 16738: 16740: 16742: 16743: 16744: 16745: 16746: 16747: 16748: 16749: 16750: 16751: 16752: 16754: 16756: 16758: 16760: 16762: 16764: 16765: 16766: 16767: 16768: 16769: 16770: 16771: 16772: 16773: 16774: 16776: 16778: 16780: 16782: 16784: 16786: 16787: 16788: 16789: 16790: 16791: 16792: 16793: 16794: 16795:
	16332: Lake	16334: Merchants	16336: Town	16338: Lake	16340: Boynton
	16345: Walden	16347: Square	16349: Center	16351: Olympia	16353: Commons

16365: Rental income	16367: $ 571,000	16369: 245,000	16371: 359,529	16373: 567,413	16375: 1,387,674
16379: Percentage rental income	16381: -	16383: -	16385: -	16387: -	16389: -
16393: Additional rental income	16395: 183,000	16397: 122,555	16399: 91,961	16401: 149,668	16403: 364,195

16415: Total income	16417: 754,000	16419: 367,555	16421: 451,490	16423: 717,081	16425: 1,751,869

16437: Advisor asset management fee	16439: 72,900	16441: 16442: 28,700	16444: 48,300	16446: 49,100	16448: 152,200
16452: Property operating expenses	16454: 186,165	16456: 90,189	16458: 84,921	16460: 161,885	16462: 517,421
16466: Management fee	16468: 33,930	16470: 16,540	16472: 20,317	16474: 32,269	16476: 82,266
16480: Interest expense	16482: 286,988	16484: 133,720	16486: 266,000	16488: 326,312	16490: 922,360
16494: Depreciation	16496: 149,186	16498: 80,173	16500: 121,687	16502: 182,114	16504: 459,802

16516: Total expenses	16518: 729,169	16520: 349,322	16522: 541,225	16524: 751,680	16526: 2,134,049

16538: Net income (loss)	16540: 24,831	16542: 18,233	16544: (89,735)	16546: (34,599)	16548: (382,180)

16563: Countryside
	16570: Bridgewater	16572: Bartow	16574: Shopping	16576: Casselberry	16578: Conway
	16583: Marketplace	16585: Marketplace	16587: Center	16589: Commons	16591: Plaza

16603: Rental income	16605: 279,320	16607: 1,747,468	16609: 648,397	16611: 1,790,825	16613: 483,054
16617: Percentage rental income	16619: -	16621: 63,717	16623: -	16625: -	16627: -
16631: Additional rental income	16633: 74,564	16635: 82,535	16637: 127,579	16639: 571,837	16641: 98,614

16653: Total income	16655: 353,884	16657: 1,893,720	16659: 775,976	16661: 2,362,662	16663: 581,668

16675: Advisor asset management fee	16677: 30,000	16679: 122,000	16681: 43,000	16683: 89,500	16685: 42,500
16689: Property operating expenses	16691: 86,821	16693: 41,168	16695: 198,943	16697: 650,051	16699: 172,708
16703: Management fee	16705: 15,925	16707: 85,217	16709: 34,919	16711: 106,319	16713: 26,175
16717: Interest expense	16719: 222,748	16721: 946,772	16723: 399,280	16725: 1,098,318	16727: -
16731: Depreciation	16733: 122,089	16735: 488,010	16737: 227,448	16739: 405,687	16741: 258,083

16753: Total expenses	16755: 477,583	16757: 1,683,167	16759: 903,590	16761: 2,349,875	16763: 499,466

16775: Net income (loss)	16777: (123,699)	16779: 210,553	16781: (127,614)	16783: 12,787	16785: 82,202

  16796: 16797:

  16798:

  Inland Retail Real Estate Trust, Inc.
  16799: Notes to Pro Forma Consolidated Statement of Operations
  16800: For the year ended December 31, 1999
  16801: (unaudited)

  16802:

  16803:   16804: 16805: 16806: 16807: 16809: 16811: 16812: 16813: 16814: 16815: 16817: 16819: 16821: 16822: 16823: 16824: 16826: 16828: 16830: 16831: 16832: 16833: 16834: 16835: 16836: 16837: 16838: 16840: 16842: 16844: 16846: 16847: 16848: 16850: 16852: 16854: 16856: 16857: 16858: 16860: 16862: 16864: 16866: 16867: 16868: 16869: 16870: 16871: 16872: 16873: 16874: 16876: 16878: 16880: 16882: 16883: 16884: 16885: 16886: 16887: 16888: 16889: 16890: 16892: 16894: 16896: 16898: 16899: 16900: 16902: 16904: 16906: 16908: 16909: 16910: 16912: 16914: 16916: 16918: 16919: 16920: 16922: 16924: 16926: 16928: 16929: 16930: 16932: 16934: 16936: 16938: 16939: 16940: 16941: 16942: 16943: 16944: 16945: 16946: 16948: 16950: 16952: 16954: 16955: 16956: 16957: 16958: 16959: 16960: 16961: 16962: 16964: 16966: 16968: 16970: 16971: 16972: 16973: 16974: 16975: 16976: 16977:
	16808: Pleasant	16810: Gateway
	16816: Hill	16818: Market	16820: Total
	16825: Square	16827: Center	16829: Pro Forma

16839: Rental income	16841: 2,345,409	16843: 777,273	16845: 11,202,362
16849: Percentage rental income	16851: -	16853: 21,812	16855: 85,529
16859: Additional rental income	16861: 430,874	16863: 241,003	16865: 2,538,385

16875: Total income	16877: 2,776,283	16879: 1,040,088	16881: 13,826,276

16891: Advisor asset management fee	16893: 171,200	16895: 104,000	16897: 953,400
16901: Property operating expenses	16903: 495,461	16905: 306,611	16907: 2,992,344
16911: Management fee	16913: 124,932	16915: 46,803	16917: 625,612
16921: Interest expense	16923: 1,289,136	16925: 1,101,458	16927: 6,993,092
16931: Depreciation	16933: 1,074,420	16935: 500,000	16937: 4,068,699

16947: Total expenses	16949: 3,155,149	16951: 2,058,872	16953: 15,633,147

16963: Net income (loss)	16965: (378,866)	16967: (1,018,784)	16969: (1,806,871)

  16978: 16979:

  16980:

  Inland Retail Real Estate Trust, Inc.
  16981: Notes to Pro Forma Consolidated Statement of Operations
  16982: For the year ended December 31, 1999
  16983: (unaudited)

  16984:

  Acquisition of Conway Plaza, Orlando, Florida

  16985:

  Reconciliation of Gross Income and Direct Operating Expenses for the year 16986: ended December 31, 1999 prepared in accordance with Rule 3.14 of Regulation S-X 16987: (*) to the Pro Forma Adjustments:

  16988:

  Conway Plaza

  16989:   16990:

    16991: 16992: 16993: 16994: 16996: 16998: 16999: 17000: 17001: 17002: 17004: 17006: 17008: 17009: 17010: 17012: 17014: 17017: 17019: 17020: 17021: 17023: 17025: 17027: 17029: 17030: 17031: 17032: 17033: 17034: 17035: 17036: 17037: 17039: 17041: 17043: 17045: 17046: 17047: 17048: 17049: 17050: 17051: 17052: 17053: 17055: 17058: 17060: 17062: 17063: 17064: 17066: 17068: 17071: 17073: 17074: 17075: 17077: 17079: 17081: 17083: 17084: 17085: 17087: 17090: 17092: 17094: 17095: 17096: 17097: 17098: 17099: 17100: 17101: 17102: 17104: 17106: 17108: 17110: 17111: 17112: 17113: 17114: 17115: 17116: 17117: 17118: 17120: 17122: 17124: 17126: 17127: 17128: 17129: 17130: 17131: 17132: 17133:
	16995: *As	16997: Pro Forma
	17003: Reported	17005: Adjustments	17007: Total
17011: Rental income	17013: $ 483,054	17015: 17016: -	17018: 483,054
17022: Additional rental income	17024: 98,614	17026: -	17028: 98,614

17038: Total income	17040: 581,668	17042: -	17044: 581,668

17054: Advisor asset management fee	17056: 17057: -	17059: 42,500	17061: 42,500
17065: Property operating expenses	17067: 172,708	17069: 17070: -	17072: 172,708
17076: Management fees	17078: 25,929	17080: 246	17082: 26,175
17086: Depreciation	17088: 17089: -	17091: 258,083	17093: 258,083

17103: Total expenses	17105: 198,637	17107: 300,829	17109: 499,466

17119: Net income (loss)	17121: $ 383,031	17123: (300,829)	17125: 82,202

  17134: 17135:

  Acquisition of Pleasant Hill Square, Duluth, Georgia

  17136:

  Reconciliation of Gross Income and Direct Operating Expenses for the year 17137: ended December 31, 1999 prepared in accordance with Rule 3.14 of Regulation S-X 17138: (*) to the Pro Forma Adjustments:

  17139:

  Pleasant Hill Square

  17140:   17141:

    17142: 17143: 17144: 17145: 17147: 17149: 17150: 17151: 17152: 17153: 17155: 17157: 17159: 17160: 17161: 17163: 17165: 17168: 17170: 17171: 17172: 17174: 17176: 17179: 17181: 17182: 17183: 17184: 17185: 17186: 17187: 17188: 17189: 17191: 17193: 17196: 17198: 17199: 17200: 17201: 17202: 17203: 17204: 17205: 17206: 17208: 17211: 17213: 17215: 17216: 17217: 17219: 17221: 17224: 17226: 17227: 17228: 17230: 17232: 17234: 17236: 17237: 17238: 17240: 17243: 17245: 17247: 17248: 17249: 17251: 17254: 17256: 17258: 17259: 17260: 17261: 17262: 17263: 17264: 17265: 17266: 17268: 17270: 17272: 17274: 17275: 17276: 17277: 17278: 17279: 17280: 17281: 17282: 17284: 17286: 17288: 17290: 17291: 17292: 17293: 17294: 17295: 17296: 17297:
	17146: *As	17148: Pro Forma
	17154: Reported	17156: Adjustments	17158: Total
17162: Rental income	17164: $ 2,345,409	17166: 17167: -	17169: 2,345,409
17173: Additional rental income	17175: 430,874	17177: 17178: -	17180: 430,874

17190: Total income	17192: 2,776,283	17194: 17195: -	17197: 2,776,283

17207: Advisor asset management fee	17209: 17210: -	17212: 171,200	17214: 171,200
17218: Property operating expenses	17220: 495,461	17222: 17223: -	17225: 495,461
17229: Management fees	17231: 72,079	17233: 52,853	17235: 124,932
17239: Interest expense	17241: 17242: -	17244: 1,289,136	17246: 1,289,136
17250: Depreciation	17252: 17253: -	17255: 1,074,420	17257: 1,074,420

17267: Total expenses	17269: 567,540	17271: 2,587,609	17273: 3,155,149

17283: Net income (loss)	17285: $ 2,208,743	17287: (2,587,609)	17289: (378,866)

  17298: 17299:

  17300:

  17301:

  Inland Retail Real Estate Trust, Inc.
  17302: Notes to Pro Forma Consolidated Statement of Operations
  17303: For the year ended December 31, 1999
  17304: (unaudited)

  17305:

  Acquisition of Gateway Market Center, St. Petersburg, Florida

  17306:

  Reconciliation of Gross Income and Direct Operating Expenses for the year 17307: ended December 31, 1999 prepared in accordance with Rule 3.14 of Regulation S-X 17308: (*) to the Pro Forma Adjustments:

  17309:

  Gateway Market Center

  17310:   17311:

    17312: 17313: 17314: 17315: 17317: 17319: 17320: 17321: 17322: 17323: 17325: 17327: 17329: 17330: 17331: 17333: 17335: 17337: 17339: 17340: 17341: 17343: 17345: 17347: 17349: 17350: 17351: 17353: 17355: 17357: 17359: 17360: 17361: 17362: 17363: 17364: 17365: 17366: 17367: 17369: 17371: 17373: 17375: 17376: 17377: 17378: 17379: 17380: 17381: 17382: 17383: 17385: 17387: 17389: 17391: 17392: 17393: 17395: 17397: 17399: 17401: 17402: 17403: 17405: 17407: 17409: 17411: 17412: 17413: 17415: 17417: 17419: 17421: 17422: 17423: 17425: 17427: 17429: 17431: 17432: 17433: 17434: 17435: 17436: 17437: 17438: 17439: 17441: 17443: 17445: 17447: 17448: 17449: 17450: 17451: 17452: 17453: 17454: 17455: 17457: 17459: 17461: 17463: 17464: 17465: 17466: 17467: 17468: 17469: 17470:
	17316: *As	17318: Pro Forma
	17324: Reported	17326: Adjustments	17328: Total
17332: Rental income	17334: $ 777,273	17336: -	17338: 777,273
17342: Percentage rental income	17344: 21,812	17346: -	17348: 21,812
17352: Additional rental income	17354: 241,003	17356: -	17358: 241,003

17368: Total income	17370: 1,040,088	17372: -	17374: 1,040,088

17384: Advisor asset management fee	17386: -	17388: 104,000	17390: 104,000
17394: Property operating expenses	17396: 306,611	17398: -	17400: 306,611
17404: Management fees	17406: 51,157	17408: (4,354)	17410: 46,803
17414: Interest expense	17416: -	17418: 1,101,458	17420: 1,101,458
17424: Depreciation	17426: -	17428: 500,000	17430: 500,000

17440: Total expenses	17442: 357,768	17444: 1,701,104	17446: 2,058,872

17456: Net income (loss)	17458: $ 682,320	17460: (1,701,104)	17462: (1,018,784)

  17471: 17472:

  17473:

  Several tenants, including two anchor tenants, executed leases during 1999 17474: for new or additional space. In addition, one additional anchor tenant executed 17475: a new lease with anticipated occupancy to occur in 2000. As a result, subsequent 17476: years base rent and recovery income may differ from the amounts reflected above.

  17477:

  17478:

  17479:

  Inland Retail Real Estate Trust, Inc.
  17480: Notes to Pro Forma Consolidated Statement of Operations
  17481: For the year ended December 31, 1999
  17482: (unaudited)

  17483:

    17484:

  The advisor asset management fee has been calculated as .5% of the cost of 17485: acquisition of the properties.
  17486:

  17487:

    17488:

  Depreciation expense is computed using the straight-line method, based upon 17489: an estimated useful life of thirty years for buildings and fifteen years for 17490: improvements. The allocation of land, buildings and improvements was based 17491: upon values stated in the related appraisal.
  17492:

  17493:

    17494:

  The pro forma weighted average shares of common stock outstanding for the 17495: year ended December 31, 1999 was calculated using the additional shares sold 17496: to purchase each of the properties on a weighted average basis plus the 20,000 17497: shares purchased by the Advisor in connection with our organization.
  17498:

  17499:

    17500:

  The net income (loss) allocable to the minority interest is immaterial, and 17501: therefore, has been excluded.
  17502:

  17503:

    17504:

  Management fees are calculated as 4.5% of gross revenues.
  17505:

  17506:

    17507:

  As part of the acquisition of certain of these properties, the Company 17508: originated new debt or assumed existing debt. The pro forma adjustments 17509: relating to interest expense were based on the following terms:
  17510:
17511: 17512:

Lake Walden

17513:

17514:

Inland Retail Real Estate Trust, Inc. assumed the 17515: outstanding mortgage debt related to Lake Walden Square of approximately 17516: $10,100,000 in connection with the acquisition. The assumed debt, which 17517: originated October 30, 1997, has an annual interest rate of 7.63% and requires 17518: monthly principal and interest payments.

17519:

17520:

In addition, as part of the acquisition, the Company 17521: assumed a second mortgage debt of approximately $800,000 due to affiliate with 17522: an interest rate of 10.9%.

17523:

17524:

Merchants Square

17525:

17526:

Inland Retail Real Estate Trust, Inc. assumed the 17527: outstanding mortgage debt related to Merchants Square Shopping Center of 17528: approximately $4,300,000 in connection with the acquisition. The assumed debt, 17529: which originated October 9, 1998, has an annual interest rate of 7.25% and 17530: requires monthly principal and interest payments.

17531:

17532:

Town Center

17533:

17534:

Inland Retail Real Estate Trust, Inc. assumed the 17535: outstanding mortgage debts related to Town Center totaling approximately 17536: $7,600,000 in connection with the acquisition. The assumed debts, which 17537: originated April 13, 1999, have annual interest rates ranging from 7% to 175 17538: basis points over LIBOR (currently 7.0%).

17539:

17540:

Boynton Commons

17541:

17542:

As part of the acquisition, the Company assumed the 17543: outstanding mortgage debts related to Boynton Commons Shopping Center of 17544: approximately $22,900,000. The assumed debts, which were modified March 19, 17545: 1999, have annual interest rates of 175 basis points over LIBOR (currently 17546: 8.37%) and 7.21%, respectively.

17547:

17548: 17549:

Inland Retail Real Estate Trust, Inc.
17550: Notes to Pro Forma Consolidated Statement of Operations
17551: For the year ended December 31, 1999
17552: (unaudited)

17553: 17554:

Lake Olympia

17555:

17556:

Inland Retail Real Estate Trust, Inc. assumed the 17557: outstanding mortgage debt related to Lake Olympia totaling approximately 17558: $5,933,000 in connection with the acquisition. The assumed debt, which 17559: originated June 24, 1998, has an annual interest rate of 8.25% and requires 17560: monthly principal and interest payments.

17561:

17562:

Bridgewater Marketplace

17563:

17564:

As part of the acquisition, the Company assumed an 17565: outstanding mortgage debt of approximately $4,450,000. The debt was modified 17566: on September 7, 1999, no prepayment penalties were incurred. The principal 17567: balance was increased to approximately $4,780,000 and has an annual interest 17568: rate of 175 basis points over LIBOR (currently 8.37%).

17569:

17570:

Bartow Marketplace

17571:

17572:

The Company purchased this property with the proceeds of a 17573: new first mortgage loan in the amount of $18,375,000. The loan is evidenced by 17574: two promissory notes. The notes bear an annual interest rate of 150 basis 17575: points over LIBOR (currently 8.12%).

17576:

17577:

Countryside Shopping Center

17578:

17579:

Inland Retail Real Estate Trust, Inc. assumed the 17580: outstanding mortgage debt related to Countryside Shopping Center of 17581: approximately $6,720,000 in connection with the acquisition. The assumed debt, 17582: which originated March 31, 1998, has an annual interest rate of 175 basis 17583: points over LIBOR (currently 8.37%).

17584:

17585:

Casselberry Commons

17586:

17587:

As part of the acquisition, the Company assumed two 17588: outstanding debts secured by one mortgage related to Casselberry Commons of 17589: approximately $13,924,000 from an affiliate of our Advisor. The assumed debts, 17590: which originated April 29, 1999, have annual interest rates of 7.64% and 250 17591: basis points over LIBOR (currently 9.12%), respectively.

17592:

17593:

Pleasant Hill Square

17594:

17595:

The Company purchased this property with the proceeds of a 17596: new first mortgage in the amount of approximately $17,120,000. The note bears 17597: an annual interest rate of 140 basis points over LIBOR (currently 8.02%).

17598:

Gateway Market Center

17599:

We purchased this property with the proceeds of a new mortgage, which 17600: secures two promissory notes in the aggregate principal amount of $15,637,000. 17601: One promissory note is in the principal amount of $10,425,000, requires 17602: monthly payments of interest only at a fixed rate of 7.94% and is due August 17603: 2005. The other note is in the principal amount of $5,212,000, requires 17604: monthly payments of interest only at a floating rate per annum of 190 basis 17605: points over a 30-day LIBOR rate (which equates to a current interest rate of 17606: 8.53%), and is due August 2001. At the time of the purchase, the lender funded 17607: $9,025,000 and $4,512,000 respectively of these two notes. The balances of 17608: $1,400,000 and $700,000, respectively, will be funded at the time of the 17609: purchase of the Home Place of America building.

17610: 17611: 17612:

Independent Auditors' Report

17613: 17614:

17615:

The Board of Directors

17616:

Inland Retail Real Estate Trust, Inc.:

17617:

We have audited the accompanying Historical Summary of Gross 17618: Income and Direct Operating Expenses (Historical Summary) of Lake Walden Square 17619: for the year ended December 31, 1998. This Historical Summary is the 17620: responsibility of the management of Inland Retail Real Estate Trust, Inc. Our 17621: responsibility is to express an opinion on the Historical Summary based on our 17622: audit.

17623:

17624:

We conducted our audit in accordance with generally accepted 17625: auditing standards. Those standards require that we plan and perform the audit 17626: to obtain reasonable assurance about whether the Historical Summary is free of 17627: material misstatement. An audit includes examining, on a test basis, evidence 17628: supporting the amounts and disclosures in the Historical Summary. An audit also 17629: includes assessing the accounting principles used and significant estimates made 17630: by management, as well as evaluating the overall presentation of the Historical 17631: Summary. We believe that our audit provides a reasonable basis for our opinion.

17632:

17633:

The accompanying Historical Summary was prepared for the 17634: purpose of complying with the rules and regulations of the Securities and 17635: Exchange Commission and for inclusion in the Current Report on Form 8-K/A of 17636: Inland Retail Real Estate Trust, Inc., as described in note 2. The presentation 17637: is not intended to be a complete presentation of Lake Walden Square's revenues 17638: and expenses.

17639:

17640:

In our opinion, the Historical Summary referred to above 17641: presents fairly, in all material respects, the gross income and direct operating 17642: expenses described in note 2 of Lake Walden Square for the year ended December 17643: 31, 1998, in conformity with generally accepted accounting principles.

17644:

KPMG LLP

17645:

Chicago, Illinois

17646:

July 2, 1999

17647:

17648:

17649:

Lake Walden Square
17650: Historical Summary of Gross Income and Direct Operating Expenses
17651: Year ended December 31, 1998

17652:

17653: 17654: 17655: 17656: 17658: 17659: 17660: 17661: 17663: 17665: 17666: 17667: 17669: 17671: 17672: 17673: 17675: 17677: 17678: 17679: 17681: 17683: 17684: 17685: 17686: 17687: 17688: 17689: 17691: 17693: 17694: 17695: 17696: 17697: 17698: 17699: 17701: 17702: 17703: 17704: 17706: 17708: 17709: 17710: 17712: 17714: 17715: 17716: 17718: 17720: 17721: 17722: 17724: 17726: 17727: 17728: 17730: 17732: 17733: 17734: 17736: 17738: 17739: 17740: 17741: 17742: 17743: 17744: 17746: 17748: 17749: 17750: 17751: 17752: 17753: 17754: 17756: 17758: 17759: 17760: 17761: 17762: 17763:
17657: Gross income:
17662: Base rental income	17664: $1,636,260
17668: Operating expense and real estate tax recoveries	17670: 294,334
17674: Percentage rent	17676: 425
17680: Other income	17682: 12,470

17690: Total Gross Income	17692: 1,943,489

17700: Direct operating expenses:
17705: Operating expenses	17707: 173,592
17711: Real estate taxes	17713: 166,039
17717: Utilities	17719: 30,914
17723: Insurance	17725: 10,898
17729: Management Fees	17731: 87,975
17735: Interest Expense	17737: 782,075

17745: Total direct operating expenses	17747: 1,251,493

17755: Excess of gross income over direct operating expenses	17757: $ 691,996

17764: 17765:

See accompanying notes to historical summary of gross income and direct 17766: operating expenses.

17767:

17768:

Lake Walden Square
17769: Notes to Historical Summary of Gross Income and Direct Operating Expenses
17770: Year ended December 31, 1998

17771:
  17772:

    17773:

  Business
  17774:

  17775:

  Lake Walden Square (Lake Walden) is located in Plant City, 17776: Florida. It consists of approximately 263,000 square feet of gross leasable 17777: area and was 92% leased and occupied at December 31, 1998. Approximately 62% 17778: of Lake Walden is leased to three tenants representing approximately 55% of 17779: base rental income. An Affiliate of Inland Retail Real Estate Trust, Inc. 17780: purchased Lake Walden from an unaffiliated third party (Seller) on behalf of 17781: Inland Retail Real Estate Trust, Inc. on May 6, 1998. Inland Retail Real 17782: Estate Trust, Inc. will acquire Lake Walden from this affiliate at their cost 17783: upon receipt of proceeds from an equity offering.

  17784:

  17785:

    17786:

  Basis of Presentation
  17787:

  17788:

  The Historical Summary of Gross Income and Direct Operating 17789: Expenses (Historical Summary) has been prepared for the purpose of complying 17790: with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and 17791: for inclusion in the Current Report on Form 8-K/A of Inland Retail Real Estate 17792: Trust, Inc. and is not intended to be a complete presentation of Lake Walden 17793: Square's revenues and expenses. The Historical Summary has been prepared on 17794: the accrual basis of accounting and requires management of Lake Walden Square 17795: to make estimates and assumptions that affect the reported amounts of the 17796: revenues and expenses during the reporting period. Actual results may differ 17797: from those estimates.

  17798:

  17799:

    17800:

  Gross Income
  17801:

  17802:

  Lake Walden leases retail space under various lease 17803: agreements with its tenants. All leases are accounted for as operating leases. 17804: The leases include provisions under which Lake Walden Square is reimbursed for 17805: common area, real estate, insurance costs and management fees.

  17806:

  17807:

  Base rentals are reported as income over the lease term as 17808: they become receivable under the lease provisions. However, when rentals vary 17809: from a straight-line basis due to short-term rent abatements or escalating 17810: rents during the lease term, the income is recognized based on effective 17811: rental rates. Related adjustments increased base rental income by $7,627 for 17812: the year ended December 31, 1998.

  17813:

  17814:

  Lake Walden Square
  17815: Notes to Historical Summary of Gross Income and Direct Operating Expenses
  17816: Year ended December 31, 1998

  17817:

  Minimum rents to be received from tenants under operating leases in effect 17818: at December 31, 1998 are as follows:

  17819:   17820:

  17821: 17822: 17823: 17825: 17827: 17828: 17829: 17830: 17831: 17832: 17833: 17835: 17837: 17838: 17839: 17841: 17843: 17844: 17845: 17847: 17849: 17850: 17851: 17853: 17855: 17856: 17857: 17859: 17861: 17862: 17863: 17865: 17867: 17868: 17869: 17870: 17871: 17872: 17873: 17874: 17876: 17877: 17878: 17879: 17880: 17881:
17824: Year	17826: Amount

17834: 1999	17836: $ 1,674,258
17840: 2000	17842: 1,623,155
17846: 2001	17848: 1,497,366
17852: 2002	17854: 1,314,614
17858: 2003	17860: 1,131,801
17864: Thereafter	17866: 9,418,719

17875: $16,659,913

  17882:
  17883:
  Direct Operating Expenses
  17884:
17885: 17886:

Direct operating expenses include only those costs expected 17887: to be comparable to the proposed future operations of Lake Walden. Costs such 17888: as depreciation, amortization, professional fees and loan assumption fees are 17889: excluded from the Historical Summary.

17890:

17891:

The seller provided management services for Lake Walden for 17892: an annual fee of 4% of gross revenues (as defined) through May 6, 1998. 17893: Subsequent to the sale of Lake Walden to the affiliate (note 1), a new 17894: management agreement was executed with an annual management fee of 4.5% of 17895: gross revenues (as defined).

17896:

17897:

Inland Retail Real Estate Trust, Inc. will assume the 17898: outstanding first mortgage debt related to Lake Walden Square of approximately 17899: $10,100,000 in connection with the acquisition. The assumed debt, which 17900: originated October 30, 1997 and matures on November 1, 2007, has an annual 17901: interest rate of 7.63% and requires monthly principal and interest payments.

17902:

17903:

In addition, Inland Retail Real Estate Trust, Inc. will 17904: assume a second mortgage debt of approximately $800,000 in connection with the 17905: acquisition. Within a short time thereafter, the debt will subsequently be 17906: paid off by Inland Retail Real Estate Trust, Inc. and accordingly, the related 17907: interest expense is excluded from the Historical Summary.

17908:

17909:

17910:

17911: 17912: 17913:

Independent Auditors' Report

17914: 17915:

The Board of Directors

17916:

Inland Retail Real Estate Trust, Inc.:

17917:

We have audited the accompanying Historical Summary of Gross 17918: Income and Direct Operating Expenses (Historical Summary) of Merchants Square 17919: Shopping Center for the year ended December 31, 1998. This Historical Summary is 17920: the responsibility of the management of Inland Retail Real Estate Trust, Inc. 17921: Our responsibility is to express an opinion on the Historical Summary based on 17922: our audit.

17923:

17924:

We conducted our audit in accordance with generally accepted 17925: auditing standards. Those standards require that we plan and perform the audit 17926: to obtain reasonable assurance about whether the Historical Summary is free of 17927: material misstatement. An audit includes examining, on a test basis, evidence 17928: supporting the amounts and disclosures in the Historical Summary. An audit also 17929: includes assessing the accounting principles used and significant estimates made 17930: by management, as well as evaluating the overall presentation of the Historical 17931: Summary. We believe that our audit provides a reasonable basis for our opinion.

17932:

17933:

The accompanying Historical Summary was prepared for the 17934: purpose of complying with the rules and regulations of the Securities and 17935: Exchange Commission and for inclusion in the Current Report on Form 8-K/A of 17936: Inland Retail Real Estate Trust, Inc., as described in note 2. The presentation 17937: is not intended to be a complete presentation of Merchants Square Shopping 17938: Center's revenues and expenses.

17939:

17940:

In our opinion, the Historical Summary referred to above 17941: presents fairly, in all material respects, the gross income and direct operating 17942: expenses described in note 2 of Merchants Square Shopping Center for the year 17943: ended December 31, 1998, in conformity with generally accepted accounting 17944: principles.

17945:

KPMG LLP

17946:

Chicago, Illinois

17947:

July 2, 1999

17948:

17949:

Merchants Square Shopping Center
17950: Historical Summary of Gross Income and Direct Operating Expenses
17951: Year ended December 31, 1998

17952:

17953: 17954: 17955: 17956: 17958: 17959: 17960: 17961: 17963: 17965: 17966: 17967: 17969: 17971: 17972: 17973: 17975: 17977: 17978: 17979: 17981: 17983: 17984: 17985: 17986: 17987: 17988: 17989: 17991: 17993: 17994: 17995: 17996: 17997: 17998: 17999: 18001: 18002: 18003: 18004: 18006: 18008: 18009: 18010: 18012: 18014: 18015: 18016: 18018: 18020: 18021: 18022: 18024: 18026: 18027: 18028: 18030: 18032: 18033: 18034: 18035: 18036: 18037: 18038: 18040: 18042: 18043: 18044: 18045: 18046: 18047: 18048: 18050: 18052: 18053:
17957: Gross income:
17962: Base rental income	17964: $ 582,001
17968: Operating expense and real estate tax recoveries	17970: 171,468
17974: Percentage rent	17976: 576
17980: Other income	17982: 994

17990: Total Gross Income	17992: 755,039

18000: Direct operating expenses:
18005: Operating expenses	18007: 68,924
18011: Real estate taxes	18013: 90,572
18017: Insurance	18019: 9,820
18023: Management Fees	18025: 35,181
18029: Interest Expense	18031: 72,305

18039: Total direct operating expenses	18041: 276,802

18049: Excess of gross income over direct operating expenses	18051: $ 478,237
18054: 18055:

18056:

See accompanying notes to historical summary of gross income and direct 18057: operating expenses.

18058:

18059:

18060:

Merchants Square Shopping Center
18061: Notes to Historical Summary of Gross Income and Direct Operating Expenses
18062: Year ended December 31, 1998

18063:
  18064:
  Business
  18065:

  Merchants Square Shopping Center (Merchants Square) is 18066: located in Zephyrhills, Florida. It consists of 74,850 square feet of gross 18067: leasable area and was 100% leased and occupied at December 31, 1998. 18068: Approximately 64% of Merchants Square is leased by one major tenant, Kash N' 18069: Karry, representing approximately 55% of base rental income. An Affiliate of 18070: Inland Retail Real Estate Trust, Inc. purchased Merchants Square from an 18071: unaffiliated third party (Seller) on behalf of Inland Retail Real Estate 18072: Trust, Inc. on October 9, 1998. Inland Retail Real Estate Trust, Inc. will 18073: acquire Merchants Square from this affiliate at their cost upon receipt of 18074: proceeds from equity offering.

  18075:
  Basis of Presentation
  18076:

  The Historical Summary of Gross Income and Direct Operating 18077: Expenses (Historical Summary) has been prepared for the purpose of complying 18078: with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and 18079: for inclusion in the Current Report on Form 8-K/A of Inland Retail Real Estate 18080: Trust, Inc. and is not intended to be a complete presentation of Merchants 18081: Square's revenues and expenses. The Historical Summary has been prepared on 18082: the accrual basis of accounting and requires management of Merchants Square to 18083: make estimates and assumptions that affect the reported amounts of the 18084: revenues and expenses during the reporting period. Actual results may differ 18085: from those estimates.

  18086:
  Gross Income
  18087:

  Merchants Square leases retail space under various lease 18088: agreements with its tenants. All leases are accounted for as operating leases. 18089: The leases include provisions under which Merchants Square is reimbursed for 18090: common area, real estate taxes, insurance costs and management fees. Certain 18091: of the leases contain renewal options for various periods at various rental 18092: rates.

  18093:

  18094:

  Base rentals are reported as income over the lease term as 18095: they become receivable under the lease provisions. However, when rentals vary 18096: from a straight-line basis due to short-term rent abatements or escalating 18097: rents during the lease term, the income is recognized based on effective 18098: rental rates. Related adjustments decreased base rental income by $1,782 for 18099: the year ended December 31, 1998.

  18100:

  18101:

  18102:

  Merchants Square Shopping Center
  18103: Notes to Historical Summary of Gross Income and Direct Operating Expenses
  18104: Year ended December 31, 1998

  18105:

  Minimum rents to be received from tenants under operating leases in effect 18106: at December 31, 1998 are as follows:

  18107:   18108:

  18109: 18110: 18111: 18113: 18115: 18116: 18117: 18118: 18119: 18120: 18121: 18123: 18125: 18126: 18127: 18129: 18131: 18132: 18133: 18135: 18137: 18138: 18139: 18141: 18143: 18144: 18145: 18147: 18149: 18150: 18151: 18153: 18155: 18156: 18157: 18158: 18159: 18160: 18161: 18162: 18164: 18165: 18166: 18167: 18168: 18169:
18112: Year	18114: Amount

18122: 1999	18124: $ 564,443
18128: 2000	18130: 536,668
18134: 2001	18136: 500,796
18140: 2002	18142: 481,711
18146: 2003	18148: 418,129
18152: Thereafter	18154: 3,004,744

18163: $ 5,506,491

  18170:
  18171:
  Direct Operating Expenses
  18172:

  Direct operating expenses include only those costs expected 18173: to be comparable to the proposed future operations of Merchants Square. Costs 18174: such as depreciation, amortization and professional fees are excluded from the 18175: Historical Summary.

  18176:

  18177:

  The Seller provided management services for Merchants Square 18178: for an annual fee ranging from 4% to 6% of gross revenues (as defined) through 18179: October 9, 1998. Subsequent to the sale of Merchants Square to the affiliate 18180: (note 1), a new management agreement was executed with an annual management fee 18181: of 4.5% of gross revenues (as defined).

  18182:

  18183:

  Inland Retail Real Estate Trust, Inc. will assume the 18184: outstanding mortgage debt related to Merchant Square of approximately $4,300,000 18185: in connection with the acquisition. The assumed debt which originated October 9, 18186: 1998 and matures November 1, 2008, has an annual interest rate of 7.5% payable 18187: monthly for the first 12 months which can be adjusted to an annual interest rate 18188: of 7.25% subsequently upon payment of scheduled principal payments.

  18189:
  Pro Forma Adjustment (unaudited)
  18190:
18191: 18192:

The interest expense associated with the assumed debt 18193: discussed in note 4, would have been approximately $322,500 if the related 18194: debt had been in existence since January 1, 1998.

18195:

18196:

18197:

18198:

18199: 18200: 18201:

Independent Auditors' Report

18202: 18203:

The Board of Directors

18204:

Inland Retail Real Estate Trust, Inc.:

18205:

We have audited the accompanying Historical Summary of Gross 18206: Income and Direct Operating Expenses (Historical Summary) of Town Center Commons 18207: for the period from January 1, 1999 through March 31, 1999. This Historical 18208: Summary is the responsibility of the management of Inland Retail Real Estate 18209: Trust, Inc. Our responsibility is to express an opinion on the Historical 18210: Summary based on our audit.

18211:

18212:

We conducted our audit in accordance with generally accepted 18213: auditing standards. Those standards require that we plan and perform the audit 18214: to obtain reasonable assurance about whether the Historical Summary is free of 18215: material misstatement. An audit includes examining, on a test basis, evidence 18216: supporting the amounts and disclosures in the Historical Summary. An audit also 18217: includes assessing the accounting principles used and significant estimates made 18218: by management, as well as evaluating the overall presentation of the Historical 18219: Summary. We believe that our audit provides a reasonable basis for our opinion.

18220:

18221:

The accompanying Historical Summary was prepared for the 18222: purpose of complying with the rules and regulations of the Securities and 18223: Exchange Commission and for inclusion in the Current Report on Form 8-K/A of 18224: Inland Retail Real Estate Trust, Inc., as described in note 2. The presentation 18225: is not intended to be a complete presentation of Town Center Common's revenues 18226: and expenses.

18227:

18228:

In our opinion, the Historical Summary referred to above 18229: presents fairly, in all material respects, the gross income and direct operating 18230: expenses described in note 2 of Town Center Commons for the period from January 18231: 1, 1999 through March 31, 1999, in conformity with generally accepted accounting 18232: principles.

18233:

KPMG LLP

18234:

Chicago, Illinois

18235:

July 2, 1999

18236:

18237:

Town Center Commons
18238: Historical Summary of Gross Income and Direct Operating Expenses
18239: For the period from January 1, 1999 through March 31, 1999

18240:

18241: 18242: 18243: 18244: 18246: 18247: 18248: 18249: 18251: 18253: 18254: 18255: 18257: 18259: 18260: 18261: 18262: 18263: 18264: 18265: 18267: 18269: 18270: 18271: 18272: 18273: 18274: 18275: 18277: 18278: 18279: 18280: 18282: 18284: 18285: 18286: 18288: 18290: 18291: 18292: 18294: 18296: 18297: 18298: 18300: 18302: 18303: 18304: 18306: 18308: 18309: 18310: 18311: 18312: 18313: 18314: 18316: 18318: 18319: 18320: 18321: 18322: 18323: 18324: 18326: 18328: 18329: 18330: 18331: 18332: 18333:
18245: Gross income:
18250: Base rental income	18252: $ 185,358
18256: Operating expense and real estate tax recoveries	18258: 23,771

18266: Total Gross Income	18268: 209,129

18276: Direct operating expenses:
18281: Operating expenses	18283: 15,522
18287: Real estate taxes	18289: 22,000
18293: Utilities	18295: 1,053
18299: Insurance	18301: 2,805
18305: Management Fees	18307: 7,379

18315: Total direct operating expenses	18317: 48,759

18325: Excess of gross income over direct operating expenses	18327: $ 160,370

18334: 18335:

See accompanying notes to historical summary of gross income and direct 18336: operating expenses.

18337:

18338:

18339:

Town Center Commons
18340: Notes to Historical Summary of Gross Income and Direct Operating Expenses
18341: For the period from January 1, 1999 through March 31, 1999

18342:
  18343:
  Business
  18344:

  Town Center Commons (Town Center) is located in Kennesaw, 18345: Georgia. It consists of approximately 72,100 square feet of gross leasable 18346: area and was 96% leased and occupied at March 31, 1999. Approximately 59% of 18347: Town Center is leased to one tenant, J.C. Penney Home Store, representing 18348: approximately 63% of base rental income. In addition, Town Center is also 18349: anchored by an 80,000 square foot Gaylans which owns the land and building. An 18350: affiliate of Inland Retail Real Estate Trust, Inc. purchased Town Center from 18351: an unaffiliated third party (Seller) on behalf of Inland Retail Real Estate 18352: Trust, Inc. on April 13, 1999. Inland Retail Real Estate Trust, Inc. will 18353: acquire Town Center from this affiliate at their cost upon receipt of proceeds 18354: from an equity offering.

  18355:

  18356:

  Town Center was under development throughout the majority 18357: of 1998 with significant property operations commencing January 1, 1999. As 18358: such, the period from January 1, 1999 through March 31, 1999 represents the 18359: operating results of the property subsequent to development and are expected 18360: to approximate future anticipated operations.

  18361:
  Basis of Presentation
  18362:

  The Historical Summary of Gross Income and Direct Operating 18363: Expenses (Historical Summary) has been prepared for the purpose of complying 18364: with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and 18365: for inclusion in the Current Report on Form 8-K/A of Inland Retail Real Estate 18366: Trust, Inc. and is not intended to be a complete presentation of Town Center's 18367: revenues and expenses. The Historical Summary has been prepared on the accrual 18368: basis of accounting and requires management of Town Center to make estimates 18369: and assumptions that affect the reported amounts of the revenues and expenses 18370: during the reporting period. Actual results may differ from those estimates.

  18371:
  Gross Income
  18372:

  Town Center leases retail space under various lease 18373: agreements with its tenants. All leases are accounted for as operating leases. 18374: The leases include provisions under which Town Center is reimbursed for common 18375: area costs, real estate taxes, insurance costs and management fees. Certain of 18376: the leases contain renewal options for various periods at various rental 18377: rates.

  18378:

  18379:

  Base rentals are reported as income over the lease term as 18380: they become receivable under the lease provisions. However, when rentals vary 18381: from a straight-line basis due to short-term rent abatements or escalating 18382: rents during the lease term, the income is recognized based on effective 18383: rental rates. Related adjustments increased base rental income by $8,863 for 18384: the three months ended March 31, 1999.

  18385:

  18386:

  18387:

  Town Center Commons
  18388: Notes to Historical Summary of Gross Income and Direct Operating Expenses
  18389: For the period from January 1, 1999 through March 31, 1999

  18390:

  Minimum rents to be received from tenants under operating leases in effect 18391: at March 31, 1999 are as follows:

  18392:   18393:

  18394: 18395: 18396: 18398: 18400: 18401: 18402: 18403: 18404: 18405: 18406: 18408: 18410: 18411: 18412: 18414: 18416: 18417: 18418: 18420: 18422: 18423: 18424: 18426: 18428: 18429: 18430: 18432: 18434: 18435: 18436: 18438: 18440: 18441: 18442: 18443: 18444: 18445: 18446: 18447: 18449: 18450: 18451: 18452: 18453: 18454:
18397: Year	18399: Amount

18407: 1999	18409: $ 719,058
18413: 2000	18415: 960,831
18419: 2001	18421: 960,831
18425: 2002	18427: 960,831
18431: 2003	18433: 945,498
18437: Thereafter	18439: 2,955,083

18448: $ 7,502,132

  18455:
  18456:
  Direct Operating Expenses
  18457:

  Direct operating expenses include only those costs expected 18458: to be comparable to the proposed future operations of Town Center. Costs such as 18459: interest expense, depreciation, amortization and professional fees are excluded 18460: from the Historical Summary.

  18461:

  18462:

  Town Center is managed pursuant to the terms of a management 18463: agreement for an annual fee of 4% to 6% of gross revenues (as defined). 18464: Subsequent to the sale of Town Center (note 1), the current management agreement 18465: will cease. Any new management agreement may cause future management fees to 18466: differ from the amounts reflected in the Historical Summary.

  18467:

  18468:

  As Town Center was under development during 1998, the 18469: property is subject to reassessment for real estate taxes. The amount included 18470: in the financial statements represents management's best estimate of the 1999 18471: real estate tax liability.

  18472:
  Pro Forma Adjustment (unaudited)
  18473:
18474:

Inland Retail Real Estate Trust, Inc. will assume the 18475: outstanding mortgage debts related to Town Center of approximately $7,600,000 in 18476: connection with the acquisition. The assumed debts which originated April 13, 18477: 1999 and mature April 13, 2000, have annual interest rates ranging from 175 18478: points over LIBOR (currently 6.7%) to 7%.

18479:

18480:

The interest expense associated with the assumed debt would 18481: have been approximately $33,000 if the related debt had been in existence since 18482: January 1, 1999.

18483:

18484:

18485:

18486:

18487: 18488:

Independent Auditors' Report

18489: 18490:

The Board of Directors

18491:

Inland Retail Real Estate Trust, Inc.:

18492:

We have audited the accompanying Historical Summary of Gross 18493: Income and Direct Operating Expenses (Historical Summary) of Boynton Commons 18494: Shopping Center for the year ended December 31, 1998. This Historical Summary is 18495: the responsibility of the management of Inland Retail Real Estate Trust, Inc. 18496: Our responsibility is to express an opinion on the Historical Summary based on 18497: our audit.

18498:

18499:

We conducted our audit in accordance with generally accepted 18500: auditing standards. Those standards require that we plan and perform the audit 18501: to obtain reasonable assurance about whether the Historical Summary is free of 18502: material misstatement. An audit includes examining, on a test basis, evidence 18503: supporting the amounts and disclosures in the Historical Summary. An audit also 18504: includes assessing the accounting principles used and significant estimates made 18505: by management, as well as evaluating the overall presentation of the Historical 18506: Summary. We believe that our audit provides a reasonable basis for our opinion.

18507:

18508:

The accompanying Historical Summary was prepared for the 18509: purpose of complying with the rules and regulations of the Securities and 18510: Exchange Commission and for inclusion in the Post Effective Amendment No.1 to 18511: Form S-11 of Inland Retail Real Estate Trust, Inc., as described in note 2. The 18512: presentation is not intended to be a complete presentation of Boynton Commons 18513: Shopping Center's revenues and expenses.

18514:

18515:

In our opinion, the Historical Summary referred to above 18516: presents fairly, in all material respects, the gross income and direct operating 18517: expenses described in note 2 of Boynton Commons Shopping Center for the year 18518: ended December 31, 1998, in conformity with generally accepted accounting 18519: principles.

18520:

KPMG LLP

18521:

Chicago, Illinois

18522:

March 18, 1999

18523:

18524:

18525:

Boynton Commons Shopping Center
18526: Historical Summary of Gross Income and Direct Operating Expenses
18527: Year ended December 31, 1998

18528:

18529: 18530: 18531: 18532: 18534: 18535: 18536: 18537: 18539: 18541: 18542: 18543: 18545: 18547: 18548: 18549: 18551: 18553: 18554: 18555: 18556: 18557: 18558: 18559: 18561: 18563: 18564: 18565: 18566: 18567: 18568: 18569: 18571: 18572: 18573: 18574: 18576: 18578: 18579: 18580: 18582: 18584: 18585: 18586: 18588: 18590: 18591: 18592: 18594: 18596: 18597: 18598: 18600: 18602: 18603: 18604: 18606: 18608: 18609: 18610: 18611: 18612: 18613: 18614: 18616: 18618: 18619: 18620: 18621: 18622: 18623: 18624: 18626: 18628: 18629: 18630: 18631: 18632: 18633:
18533: Gross income:
18538: Base rental income	18540: $1,637,021
18544: Operating expense and real estate tax recoveries	18546: 262,713
18550: Other income	18552: 330

18560: Total Gross Income	18562: 1,900,064

18570: Direct operating expenses:
18575: Real estate taxes	18577: 198,598
18581: Operating expenses	18583: 47,748
18587: Management Fees	18589: 49,111
18593: Insurance	18595: 10,966
18599: Utilities	18601: 31,304
18605: Interest Expense	18607: 1,515,721

18615: Total direct operating expenses	18617: 1,853,448

18625: Excess of gross income over direct operating expenses	18627: $ 46,616

18634: 18635:

See accompanying notes to historical summary of gross income and direct 18636: operating expenses.

18637:

18638:

Boynton Commons Shopping Center
18639: Notes to Historical Summary of Gross Income and Direct Operating Expenses
18640: Year ended December 31, 1998

18641:

18642:
  18643:
  Business
  18644:

  Boynton Commons Shopping Center (Boynton Commons) is 18645: located in Boynton Beach, Florida. Phases of the property were open in 1997, 18646: however, tenant space was still under construction through October of 1998. It 18647: consists of approximately 212,000 square feet of gross leasable area and was 18648: 89% leased and occupied at December 31, 1998. Approximately 13% of Boynton 18649: Commons is leased to one tenant representing approximately 24% of base rental 18650: income. An Affiliate of Inland Retail Real Estate Trust, Inc. purchased 18651: Boynton Commons from an unaffiliated third party (seller) on behalf of Inland 18652: Retail Real Estate Trust, Inc. on March 19, 1999. Inland Retail Real Estate 18653: Trust, Inc. will acquire Boynton Commons from this affiliate at their cost 18654: upon receipt of proceeds from an equity offering.

  18655:
  Basis of Presentation
  18656:

  The Historical Summary of Gross Income and Direct Operating 18657: Expenses (Historical Summary) has been prepared for the purpose of complying 18658: with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and 18659: for inclusion in the Post Effective Amendment No.1 to Form S-11 of Inland 18660: Retail Real Estate Trust, Inc. and is not intended to be a complete 18661: presentation of Boynton Commons' revenues and expenses. The Historical Summary 18662: has been prepared on the accrual basis of accounting and requires management 18663: of Boynton Commons to make estimates and assumptions that affect the reported 18664: amounts of the revenues and expenses during the reporting period. Actual 18665: results may differ from those estimates.

  18666:
  Gross Income
  18667:

  Boynton Commons leases retail space under various lease 18668: agreements with its tenants. All leases are accounted for as operating leases. 18669: The leases include provisions under which Boynton Commons is reimbursed for 18670: common area, real estate taxes and insurance costs. Certain leases contain 18671: renewal options at various periods at various rental rates.

  18672:

  18673:

  Base rentals are reported as income over the lease term as 18674: they become receivable under the lease provisions. However, when rentals vary 18675: from a straight-line basis due to short-term rent abatements or escalating 18676: rents during the lease term, the income is recognized based on effective 18677: rental rates. Related adjustments increased base rental income by $168,760 for 18678: the year ended December 31, 1998.

  18679:

  18680:

  18681:

  18682:

  18683:

  18684:

  18685:

  Boynton Commons Shopping Center
  18686: Notes to Historical Summary of Gross Income and Direct Operating Expenses
  18687: Year ended December 31, 1998

  18688:

  18689:

  Minimum rents to be received from tenants under operating leases in effect 18690: at December 31, 1998 are as follows:

  18691:   18692:

  18693: 18694: 18695: 18697: 18699: 18700: 18701: 18702: 18703: 18704: 18705: 18707: 18709: 18710: 18711: 18713: 18715: 18716: 18717: 18719: 18721: 18722: 18723: 18725: 18727: 18728: 18729: 18731: 18733: 18734: 18735: 18736: 18737: 18738: 18739: 18740: 18742: 18743: 18744: 18745: 18746: 18747:
18696: Year	18698: Amount

18706: 1999	18708: $ 2,546,237
18712: 2000	18714: 2,565,645
18718: 2001	18720: 2,576,560
18724: 2002	18726: 2,585,143
18730: Thereafter	18732: 38,163,356

18741: $48,436,941

  18748:
  18749:
  Direct Operating Expenses
  18750:
18751: 18752:

Direct operating expenses include only those costs expected 18753: to be comparable to the proposed future operations of Boynton Commons. Costs 18754: such as depreciation, amortization and professional fees are excluded from the 18755: Historical Summary.

18756:

18757:

Boynton Commons is managed by an affiliate of the seller 18758: pursuant to the terms of an management agreement for an annual fee of 3% of 18759: base rents. Subsequent to the sale of Boynton Commons (note 1), the current 18760: management agreement will cease. Any new management agreement may cause future 18761: management fees to differ from the amounts reflected in the Historical 18762: Summary.

18763:

18764:

Inland Retail Real Estate Trust, Inc. will assume the 18765: outstanding debt of approximately $22,000,000 in connection with the 18766: acquisition. Approximately $15,000,000 of this debt has a term of seven years 18767: and a fixed rate of 7% payable in monthly installments of interest only. The 18768: remaining $7,000,000 is payable in monthly installments of interest only at a 18769: floating rate and is due in March 2000.

18770:

18771:

In connection with the acquisition of Boynton Commons by an 18772: Affiliate (note 1), the original debt, noted above, was modified. The 18773: principal balance was increased to approximately $22,900,000 and the fixed 18774: interest rate was increased to 7.21%. The remaining terms were unchanged. 18775: Inland Retail Real Estate Trust, Inc. is expected to assume this modified debt 18776: in connection with their acquisition. The additional interest expense 18777: associated with the modification, which occurred in March 1999, was excluded 18778: from the Historical Summary.

18779:

18780:

18781:

18782:

18783:

18784:

18785:

18786:

18787:

18788:

18789:

18790:

18791:

18792:

18793:

18794:

18795:

18796:

18797:

18798: 18799: 18800:

Independent Auditors' Report

18801: 18802:

18803:

The Board of Directors

18804:

Inland Retail Real Estate Trust, Inc.:

18805:

18806:

We have audited the accompanying Historical Summary of Gross 18807: Income and Direct Operating Expenses (Historical Summary) of Lake Olympia Square 18808: for the year ended December 31, 1998. This Historical Summary is the 18809: responsibility of the management of Inland Retail Real Estate Trust, Inc. Our 18810: responsibility is to express an opinion on the Historical Summary based on our 18811: audit.

18812:

18813:

We conducted our audit in accordance with generally accepted 18814: auditing standards. Those standards require that we plan and perform the audit 18815: to obtain reasonable assurance about whether the Historical Summary is free of 18816: material misstatement. An audit includes examining, on a test basis, evidence 18817: supporting the amounts and disclosures in the Historical Summary. An audit also 18818: includes assessing the accounting principles used and significant estimates made 18819: by management, as well as evaluating the overall presentation of the Historical 18820: Summary. We believe that our audit provides a reasonable basis for our opinion.

18821:

18822:

The accompanying Historical Summary was prepared for the 18823: purpose of complying with the rules and regulations of the Securities and 18824: Exchange Commission and for inclusion in the Post Effective Amendment No. 2 to 18825: Form S-11 of Inland Retail Real Estate Trust, Inc., as described in note 2. The 18826: presentation is not intended to be a complete presentation of Lake Olympia 18827: Square's revenues and expenses.

18828:

18829:

In our opinion, the Historical Summary referred to above 18830: presents fairly, in all material respects, the gross income and direct operating 18831: expenses described in note 2 of Lake Olympia Square for the year ended December 18832: 31, 1998, in conformity with generally accepted accounting principles.

18833:

18834:

KPMG LLP

18835:

18836:

Chicago, Illinois

18837:

July 2, 1999

18838:

18839:

18840:

18841:

18842:

18843:

18844:

18845:

18846:

18847:

18848:

Lake Olympia Square
18849: Historical Summary of Gross Income and Direct Operating Expenses
18850: Year ended December 31, 1998

18851:

18852:

18853: 18854: 18855: 18856: 18858: 18859: 18860: 18861: 18863: 18865: 18866: 18867: 18869: 18871: 18872: 18873: 18875: 18877: 18878: 18879: 18880: 18881: 18882: 18883: 18885: 18887: 18888: 18889: 18890: 18891: 18892: 18893: 18895: 18896: 18897: 18898: 18900: 18902: 18903: 18904: 18906: 18908: 18909: 18910: 18912: 18914: 18915: 18916: 18918: 18920: 18921: 18922: 18924: 18926: 18927: 18928: 18930: 18932: 18933: 18934: 18935: 18936: 18937: 18938: 18940: 18942: 18943: 18944: 18945: 18946: 18947: 18948: 18950: 18952: 18953: 18954: 18955: 18956: 18957:
18857: Gross income:
18862: Base rental income	18864: $ 811,499
18868: Operating expense and real estate tax recoveries	18870: 238,369
18874: Other income	18876: 5,567

18884: Total gross income	18886: 1,055,435

18894: Direct operating expenses:
18899: Operating expenses	18901: 107,963
18905: Real estate taxes	18907: 126,363
18911: Utilities	18913: 39,554
18917: Insurance	18919: 22,839
18923: Management fees	18925: 49,979
18929: Interest expense	18931: 501,409

18939: Total direct operating expenses	18941: 848,107

18949: Excess of gross income over direct operating expenses	18951: $ 207,328

18958: 18959:

18960:

18961:

See accompanying notes to historical summary of gross income and direct 18962: operating expenses.

18963:

18964:

18965:

18966:

18967:

18968:

18969:

18970:

18971:

18972:

18973:

18974:

18975:

18976:

18977:

18978:

18979:

18980:

18981:

18982:

18983:

18984:

18985:

18986:

18987:

Lake Olympia Square
18988: Notes to Historical Summary of Gross Income and Direct Operating Expenses
18989: Year ended December 31, 1998

18990:

18991:
  18992:
  Business
  18993:

  Lake Olympia Square is located in Ocoee, Florida. It 18994: consists of approximately 85,800 square feet of gross leasable area and was 18995: 95% leased and occupied at December 31, 1998. Approximately 51% of Lake 18996: Olympia Square is leased by one major tenant, Winn-Dixie Stores, representing 18997: approximately 36% of base rental income. An Affiliate of Inland Retail Real 18998: Estate Trust, Inc. purchased Lake Olympia Square from an unaffiliated third 18999: party (the Seller) on behalf of Inland Retail Real Estate Trust, Inc. on June 19000: 24, 1998. Inland Retail Real Estate Trust, Inc. will acquire Lake Olympia 19001: Square from this Affiliate at their cost upon receipt of proceeds from an 19002: equity offering.

  19003:
  Basis of Presentation
  19004:

  The Historical Summary of Gross Income and Direct Operating 19005: Expenses (Historical Summary) has been prepared for the purpose of complying 19006: with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and 19007: for inclusion in the Post Effective Amendment No.2 to Form S-11 of Inland 19008: Retail Real Estate Trust, Inc. and is not intended to be a complete 19009: presentation of Lake Olympia Square's revenues and expenses. The Historical 19010: Summary has been prepared on the accrual basis of accounting and requires 19011: management of Lake Olympia Square to make estimates and assumptions that 19012: affect the reported amounts of the revenues and expenses during the reporting 19013: period. Actual results may differ from those estimates.

  19014:
  Gross Income
  19015:

  Lake Olympia Square leases retail space under various lease 19016: agreements with its tenants. All leases are accounted for as operating leases. 19017: The leases include provisions under which Lake Olympia Square is reimbursed 19018: for common area costs, real estate taxes, and insurance costs.

  19019:

  19020:

  Base rentals are reported as income over the lease term as 19021: they become receivable under the lease provisions. However, when rentals vary 19022: from a straight-line basis due to short-term rent abatements or escalating 19023: rents during the lease term, the income is recognized based on effective 19024: rental rates. Related adjustments decreased base rental income by $48,724 for 19025: the year ended December 31, 1998.

  19026:

  19027:

  19028:

  19029:

  19030:

  19031:

  19032:

  19033:

  19034:

  19035:

  19036:

  19037:

  19038:

  19039:

  Lake Olympia Square
  19040: Notes to Historical Summary of Gross Income and Direct Operating Expenses
  19041: Year ended December 31, 1998

  19042:

  19043:

  Minimum rents to be received from tenants under operating leases in effect 19044: at December 31, 1998 are as follows:

  19045:   19046:

  19047: 19048: 19049: 19051: 19053: 19054: 19055: 19056: 19057: 19058: 19059: 19061: 19063: 19064: 19065: 19067: 19069: 19070: 19071: 19073: 19075: 19076: 19077: 19079: 19081: 19082: 19083: 19085: 19087: 19088: 19089: 19091: 19093: 19094: 19095: 19096: 19097: 19098: 19099: 19100: 19102: 19103: 19104: 19105: 19106: 19107:
19050: Year	19052: Amount

19060: 1999	19062: $ 828,960
19066: 2000	19068: 800,052
19072: 2001	19074: 719,510
19078: 2002	19080: 605,519
19084: 2003	19086: 605,519
19090: Thereafter	19092: 4,207,448

19101: $ 7,767,008

  19108:
  19109:
  Direct Operating Expenses
  19110:
19111: 19112:

Direct operating expenses include only those costs expected 19113: to be comparable to the proposed future operations of Lake Olympia Square. 19114: Costs such as depreciation, amortization, and professional fees are excluded 19115: from the Historical Summary.

19116:

19117:

The seller provided management services for Lake Olympia 19118: for an annual fee of 5% of gross revenues (as defined) through June 24, 1998. 19119: Subsequent to the sale of Lake Olympia to the Affiliate (note 1), a new 19120: management agreement was executed with an annual management fee of 4.5% of 19121: gross revenues (as defined).

19122:

19123:

Inland Retail Real Estate Trust, Inc. will assume the 19124: outstanding first mortgage debt related to Lake Olympia of approximately 19125: $5,933,000 in connection with the acquisition (note 1). The assumed debt, 19126: which originated May 1997 and matures April 2007, has an annual interest rate 19127: of 8.25% and requires monthly interest and principal payments.

19128:

19129:

19130:

19131:

19132:

19133:

19134:

19135:

19136:

19137:

19138:

19139:

19140:

19141:

19142:

19143:

19144:

19145:

19146:

19147:

19148:

19149:

19150:

19151:

19152:

19153:

19154:

19155: 19156: 19157:

Independent Auditors' Report

19158: 19159:

19160:

The Board of Directors

19161:

Inland Retail Real Estate Trust, Inc.:

19162:

19163:

We have audited the accompanying Historical Summary of Gross 19164: Income and Direct Operating Expenses (Historical Summary) of Bridgewater 19165: Marketplace for the period from January 1, 1999 through June 30, 1999. This 19166: Historical Summary is the responsibility of the management of Inland Retail Real 19167: Estate Trust, Inc. Our responsibility is to express an opinion on the Historical 19168: Summary based on our audit.

19169:

19170:

We conducted our audit in accordance with generally accepted 19171: auditing standards. Those standards require that we plan and perform the audit 19172: to obtain reasonable assurance about whether the Historical Summary is free of 19173: material misstatement. An audit includes examining, on a test basis, evidence 19174: supporting the amounts and disclosures in the Historical Summary. An audit also 19175: includes assessing the accounting principles used and significant estimates made 19176: by management, as well as evaluating the overall presentation of the Historical 19177: Summary. We believe that our audit provides a reasonable basis for our opinion.

19178:

19179:

The accompanying Historical Summary was prepared for the 19180: purpose of complying with the rules and regulations of the Securities and 19181: Exchange Commission and for inclusion in the Post Effective Amendment No. 2 to 19182: Form S-11 of Inland Retail Real Estate Trust, Inc., as described in note 2. The 19183: presentation is not intended to be a complete presentation of Bridgewater 19184: Marketplace's revenues and expenses.

19185:

19186:

In our opinion, the Historical Summary referred to above 19187: presents fairly, in all material respects, the gross income and direct operating 19188: expenses described in note 2 of Bridgewater Marketplace for the period from 19189: January 1, 1999 through June 30, 1999, in conformity with generally accepted 19190: accounting principles.

19191:

19192:

KPMG LLP

19193:

19194:

Chicago, Illinois

19195:

August 26, 1999

19196:

19197:

19198:

19199:

19200:

19201:

19202:

19203:

19204:

19205:

Bridgewater Marketplace
19206: Historical Summary of Gross Income and Direct Operating Expenses
19207: For the period from January 1, 1999 through June 30, 1999

19208:

19209:

19210: 19211: 19212: 19213: 19215: 19216: 19217: 19218: 19220: 19222: 19223: 19224: 19226: 19228: 19229: 19230: 19231: 19232: 19233: 19234: 19236: 19238: 19239: 19240: 19241: 19242: 19243: 19244: 19246: 19247: 19248: 19249: 19251: 19253: 19254: 19255: 19257: 19259: 19260: 19261: 19263: 19265: 19266: 19267: 19269: 19271: 19272: 19273: 19275: 19277: 19278: 19279: 19280: 19281: 19282: 19283: 19285: 19287: 19288: 19289: 19290: 19291: 19292: 19293: 19295: 19297: 19298: 19299: 19300: 19301: 19302:
19214: Gross income:
19219: Base rental income	19221: $ 200,353
19225: Operating expense and real estate tax recoveries	19227: 54,048

19235: Total gross income	19237: 254,401

19245: Direct operating expenses:
19250: Operating expenses	19252: 27,269
19256: Real estate taxes	19258: 35,000
19262: Insurance	19264: 3,401
19268: Management fees	19270: 9,130
19274: Interest expense	19276: 152,635

19284: Total direct operating expenses	19286: 227,435

19294: Excess of gross income over direct operating expenses	19296: $ 26,966

19303: 19304:

19305:

19306:

See accompanying notes to historical summary of gross income and direct 19307: operating expenses.

19308:

19309:

19310:

19311:

19312:

19313:

19314:

19315:

19316:

19317:

19318:

19319:

19320:

19321:

19322:

19323:

19324:

19325:

19326:

19327:

19328:

19329:

19330:

19331:

19332:

19333:

19334:

Bridgewater Marketplace
19335: Notes to Historical Summary of Gross Income and Direct Operating Expenses
19336: For the period from January 1, 1999 through June 30, 1999

19337:

19338:
  19339:
  Business
  19340:

  Bridgewater Marketplace (Bridgewater) is located in 19341: Orlando, Florida. It consists of approximately 58,000 square feet of gross 19342: leasable area and was 94% leased and 86% occupied at June 30, 1999. 19343: Approximately 76% of Bridgewater is leased to one tenant, Winn-Dixie, 19344: representing approximately 88% of base rental income. Inland Retail Real 19345: Estate Trust, Inc. has signed a sale and purchase agreement for the purchase 19346: of Bridgewater from an unaffiliated third-party.

  19347:

  19348:

  Bridgewater was under development throughout the majority 19349: of 1998 with significant operations commencing January 1, 1999. As such, the 19350: period from January 1, 1999 through June 30, 1999 represents the operating 19351: results of the property subsequent to development and is representative of 19352: future anticipated operations.

  19353:
  Basis of Presentation
  19354:

  The Historical Summary of Gross Income and Direct Operating 19355: Expenses (Historical Summary) has been prepared for the purpose of complying 19356: with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and 19357: for inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland 19358: Retail Real Estate Trust, Inc. and is not intended to be a complete 19359: presentation of Bridgewater's revenues and expenses. The Historical Summary 19360: has been prepared on the accrual basis of accounting and requires management 19361: of Bridgewater to make estimates and assumptions that affect the reported 19362: amounts of the revenues and expenses during the reporting period. Actual 19363: results may differ from those estimates.

  19364:
  Gross Income
  19365:

  Bridgewater leases retail space under various lease 19366: agreements with its tenants. All leases are accounted for as operating leases. 19367: The leases include provisions under which Bridgewater is reimbursed for common 19368: area costs, real estate taxes, insurance costs and management fees. Certain of 19369: the leases contain renewal options for various periods at various rental 19370: rates.

  19371:

  19372:

  Base rentals are reported as income over the lease term as 19373: they become receivable under the lease provisions. However, when rentals vary 19374: from a straight-line basis due to short-term rent abatements or escalating 19375: rents during the lease term, the income is recognized based on effective 19376: rental rates. Related adjustments decreased base rental income by $3,697 for 19377: the six months ended June 30, 1999.

  19378:

  19379:

  19380:

  19381:

  19382:

  19383:

  19384:

  19385:

  19386:

  19387:

  19388:

  Bridgewater Marketplace
  19389: Notes to Historical Summary of Gross Income and Direct Operating Expenses
  19390: For the period from January 1, 1999 through June 30, 1999

  19391:

  19392:

  Minimum rents to be received from tenants under operating leases in effect 19393: at June 30, 1999, are as follows:

  19394:   19395:

  19396: 19397: 19398: 19400: 19402: 19403: 19404: 19405: 19406: 19407: 19408: 19410: 19412: 19413: 19414: 19416: 19418: 19419: 19420: 19422: 19424: 19425: 19426: 19428: 19430: 19431: 19432: 19434: 19436: 19437: 19438: 19440: 19442: 19443: 19444: 19445: 19446: 19447: 19448: 19449: 19451: 19452: 19453: 19454: 19455: 19456:
19399: Year	19401: Amount

19409: 1999	19411: $ 260,935
19415: 2000	19417: 534,587
19421: 2001	19423: 534,587
19427: 2002	19429: 519,315
19433: 2003	19435: 508,063
19439: Thereafter	19441: 5,637,199

19450: $ 7,994,686

  19457:
  19458:
  Direct Operating Expenses
  19459:

  Direct operating expenses include only those costs expected 19460: to be comparable to the proposed future operations of Bridgewater. Costs such as 19461: depreciation, amortization, and professional fees are excluded from the 19462: Historical Summary.

  19463:

  19464:

  Bridgewater is managed pursuant to the terms of a management 19465: agreement for an annual fee of 4% of rent collection (as defined). Subsequent to 19466: the sale of Bridgewater (note 1), the current management will cease. Any new 19467: management agreement may cause future management fees to differ from the amounts 19468: reflected in the Historical Summary.

  19469:

  19470:

  As Bridgewater was under development during 1998, the 19471: property is subject to reassessment for real estate taxes. The amount included 19472: in the financial statements represents management's best estimate of the 1999 19473: real estate tax liability.

  19474:

  19475:

  Inland Retail Real Estate Trust, Inc. will assume certain 19476: outstanding mortgage debt (note 5) related to Bridgewater of approximately 19477: $4,450,000 in connection with the acquisition. The assumed debt, which 19478: originated February 1998 and matures February 2000, has an annual interest rate 19479: of 6.86% and requires interest only payments (note 5).

  19480:
  Pro Forma Adjustment (unaudited)
  19481:
19482: 19483:

In connection with the acquisition of Bridgewater by Inland 19484: Retail Real Estate Trust, Inc. (note 1), the original debt (note 4) will be 19485: modified. The principal balance will be increased to approximately $4,780,000 19486: and the annual interest rate will be based on LIBOR plus 1.75% (6.99% at June 19487: 30, 1999). Approximately $1,792,500 of the $4,780,000 will be due one year 19488: from the date of closing and the remainder will be due six years thereafter. 19489: The additional interest expense associated with the modification, which will 19490: occur at the closing of the acquisition, was excluded from the Historical 19491: Summary.

19492:

19493:

19494:

19495:

19496:

19497:

19498:

19499:

19500:

19501:

19502:

19503:

19504:

19505:

19506:

19507: 19508: 19509:

Independent Auditors' Report

19510: 19511:

19512:

The Board of Directors

19513:

Inland Retail Real Estate Trust, Inc.:

19514:

19515:

We have audited the accompanying Historical Summary of Gross 19516: Income and Direct Operating Expenses (Historical Summary) of Bartow Marketplace 19517: for the year ended December 31, 1998. This Historical Summary is the 19518: responsibility of the management of Inland Retail Real Estate Trust, Inc. Our 19519: responsibility is to express an opinion on the Historical Summary based on our 19520: audit.

19521:

19522:

We conducted our audit in accordance with generally accepted 19523: auditing standards. Those standards require that we plan and perform the audit 19524: to obtain reasonable assurance about whether the Historical Summary is free of 19525: material misstatement. An audit includes examining, on a test basis, evidence 19526: supporting the amounts and disclosures in the Historical Summary. An audit also 19527: includes assessing the accounting principles used and significant estimates made 19528: by management, as well as evaluating the overall presentation of the Historical 19529: Summary. We believe that our audit provides a reasonable basis for our opinion.

19530:

19531:

The accompanying Historical Summary was prepared for the 19532: purpose of complying with the rules and regulations of the Securities and 19533: Exchange Commission and for inclusion in the Post Effective Amendment No. 2 to 19534: Form S-11 of Inland Retail Real Estate Trust, Inc., as described in note 2. The 19535: presentation is not intended to be a complete presentation of Bartow 19536: Marketplace's revenues and expenses.

19537:

19538:

In our opinion, the Historical Summary referred to above 19539: presents fairly, in all material respects, the gross income and direct operating 19540: expenses described in note 2 of Bartow Marketplace for the year ended December 19541: 31, 1998, in conformity with generally accepted accounting principles.

19542:

19543:

KPMG LLP

19544:

19545:

Chicago, Illinois

19546:

August 30, 1999

19547:

19548:

19549:

19550:

19551:

19552:

19553:

19554:

19555:

19556:

19557:

19558:

Bartow Marketplace
19559: Historical Summary of Gross Income and Direct Operating Expenses
19560: Year ended December 31, 1998

19561:

19562:

19563: 19564: 19565: 19566: 19568: 19569: 19570: 19571: 19573: 19575: 19576: 19577: 19579: 19581: 19582: 19583: 19585: 19587: 19588: 19589: 19590: 19591: 19592: 19593: 19595: 19597: 19598: 19599: 19600: 19601: 19602: 19603: 19605: 19606: 19607: 19608: 19610: 19612: 19613: 19614: 19616: 19618: 19619: 19620: 19622: 19624: 19625: 19626: 19628: 19630: 19631: 19632: 19633: 19634: 19635: 19636: 19638: 19640: 19641: 19642: 19643: 19644: 19645: 19646: 19648: 19650: 19651: 19652: 19653: 19654: 19655:
19567: Gross income:
19572: Base rental income	19574: $2,331,129
19578: Percentage rental income	19580: 50,529
19584: Operating expense and real estate tax recoveries	19586: 59,114

19594: Total gross income	19596: 2,440,772

19604: Direct operating expenses:
19609: Operating expenses	19611: 22,796
19615: Real estate taxes	19617: 22,408
19621: Insurance	19623: 2,081
19627: Utilities	19629: 10,664

19637: Total direct operating expenses	19639: 57,949

19647: Excess of gross income over direct operating expenses	19649: $2,382,823

19656: 19657:

19658:

19659:

See accompanying notes to historical summary of gross income and direct 19660: operating expenses.

19661:

19662:

19663:

19664:

19665:

19666:

19667:

19668:

19669:

19670:

19671:

19672:

19673:

19674:

19675:

19676:

19677:

19678:

19679:

19680:

19681:

19682:

19683:

19684:

19685:

19686:

19687:

19688:

Bartow Marketplace
19689: Notes to Historical Summary of Gross Income and Direct Operating Expenses
19690: Year ended December 31, 1998

19691:

19692:
  19693:
  Business
  19694:

  Bartow Marketplace (Bartow) is located in Bartow County, 19695: Georgia. It consists of approximately 375,800 square feet of gross leasable 19696: area and was 100% leased and occupied at December 31, 1998. Approximately 90% 19697: of Bartow is leased to two tenants representing approximately 81% of base 19698: rental income. Inland Retail Real Estate Trust, Inc. has signed a sale and 19699: purchase agreement for the purchase of Bartow from an unaffiliated third 19700: party.

  19701:
  Basis of Presentation
  19702:

  The Historical Summary of Gross Income and Direct Operating 19703: Expenses (Historical Summary) has been prepared for the purpose of complying 19704: with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and 19705: for inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland 19706: Retail Real Estate Trust, Inc. and is not intended to be a complete 19707: presentation of Bartow's revenues and expenses. The Historical Summary has 19708: been prepared on the accrual basis of accounting and requires management of 19709: Bartow to make estimates and assumptions that affect the reported amounts of 19710: the revenues and expenses during the reporting period. Actual results may 19711: differ from those estimates.

  19712:
  Gross Income
  19713:

  Bartow leases retail space under various lease agreements 19714: with its tenants. All leases are accounted for as operating leases. Certain of 19715: the leases include provisions under which Bartow is reimbursed for common area 19716: costs, real estate taxes, and insurance costs. Certain of the leases contain 19717: renewal options for various periods at various rental rates. Certain of the 19718: leases contain additional rental income based on a stated percentage of gross 19719: sales over the tenant's annual break point.

  19720:

  19721:

  Base rentals are reported as income over the lease term as 19722: they become receivable under the lease provisions. However, when rentals vary 19723: from a straight-line basis due to short-term rent abatements or escalating 19724: rents during the lease term, the income is recognized based on effective 19725: rental rates. Related adjustments decreased base rental income by $4,431 for 19726: the year ended December 31, 1998.

  19727:

  19728:

  19729:

  19730:

  19731:

  19732:

  19733:

  19734:

  19735:

  19736:

  19737:

  19738:

  19739:

  19740:

  19741:

  Bartow Marketplace
  19742: Notes to Historical Summary of Gross Income and Direct Operating Expenses
  19743: Year ended December 31, 1998

  19744:

  19745:

  Minimum rents to be received from tenants under operating leases in effect 19746: at December 31, 1998 are as follows:

  19747:   19748:

  19749: 19750: 19751: 19753: 19755: 19756: 19757: 19758: 19759: 19760: 19761: 19763: 19765: 19766: 19767: 19769: 19771: 19772: 19773: 19775: 19777: 19778: 19779: 19781: 19783: 19784: 19785: 19787: 19789: 19790: 19791: 19793: 19795: 19796: 19797: 19798: 19799: 19800: 19801: 19802: 19804: 19805: 19806: 19807: 19808: 19809:
19752: Year	19754: Amount

19762: 1999	19764: $ 2,329,189
19768: 2000	19770: 2,334,265
19774: 2001	19776: 2,152,889
19780: 2002	19782: 2,081,141
19786: 2003	19788: 2,083,304
19792: Thereafter	19794: 22,835,586

19803: $33,816,374

  19810:
  19811:
  Direct Operating Expenses
  19812:
19813: 19814:

Direct operating expenses include only those costs expected 19815: to be comparable to the proposed future operations of Bartow. Costs such as 19816: mortgage interest, depreciation, amortization, and professional fees are 19817: excluded from the Historical Summary.

19818:

19819:

Two tenants, leasing approximately 90% of gross leasable 19820: area, pay their operating expenses, including real estate taxes, directly. As 19821: such, the amounts are excluded from the Historical Summary.

19822:

19823:

Bartow is currently managed by the seller and is not 19824: charged an annual management fee. Subsequent to the sale of Bartow (note 1), 19825: Inland Retail Real Estate Trust, Inc. will execute a management agreement with 19826: the tenants in which an annual management fee would be charged. A new 19827: management agreement may cause future operating expenses to differ from the 19828: amounts reflected in the Historical Summary.

19829:

19830:

19831:

19832:

19833:

19834:

19835:

19836:

19837:

19838:

19839:

19840:

19841:

19842:

19843:

19844:

19845:

19846:

19847:

19848:

19849:

19850:

19851:

19852:

19853:

19854:

19855:

19856: 19857: 19858:

Independent Auditors' Report

19859: 19860:

19861:

The Board of Directors

19862:

Inland Retail Real Estate Trust, Inc.:

19863:

19864:

We have audited the accompanying Historical Summary of Gross 19865: Income and Direct Operating Expenses (Historical Summary) of Countryside 19866: Shopping Center for the year ended December 31, 1998. This Historical Summary is 19867: the responsibility of the management of Inland Retail Real Estate Trust, Inc. 19868: Our responsibility is to express an opinion on the Historical Summary based on 19869: our audit.

19870:

19871:

We conducted our audit in accordance with generally accepted 19872: auditing standards. Those standards require that we plan and perform the audit 19873: to obtain reasonable assurance about whether the Historical Summary is free of 19874: material misstatement. An audit includes examining, on a test basis, evidence 19875: supporting the amounts and disclosures in the Historical Summary. An audit also 19876: includes assessing the accounting principles used and significant estimates made 19877: by management, as well as evaluating the overall presentation of the Historical 19878: Summary. We believe that our audit provides a reasonable basis for our opinion.

19879:

19880:

The accompanying Historical Summary was prepared for the 19881: purpose of complying with the rules and regulations of the Securities and 19882: Exchange Commission and for inclusion in the Post Effective Amendment No. 2 to 19883: Form S-11 of Inland Retail Real Estate Trust, Inc., as described in note 2. The 19884: presentation is not intended to be a complete presentation of Countryside 19885: Shopping Center's revenues and expenses.

19886:

19887:

In our opinion, the Historical Summary referred to above 19888: presents fairly, in all material respects, the gross income and direct operating 19889: expenses described in note 2 of Countryside Shopping Center for the year ended 19890: December 31, 1998, in conformity with generally accepted accounting principles.

19891:

19892:

KPMG LLP

19893:

19894:

Chicago, Illinois

19895:

October 15, 1999

19896:

19897:

19898:

19899:

19900:

19901:

19902:

19903:

19904:

19905:

19906:

19907:

Countryside Shopping Center
19908: Historical Summary of Gross Income and Direct Operating Expenses
19909: Year ended December 31, 1998

19910:

19911:

19912: 19913: 19914: 19915: 19917: 19918: 19919: 19920: 19922: 19924: 19925: 19926: 19928: 19930: 19931: 19932: 19934: 19936: 19937: 19938: 19939: 19940: 19941: 19942: 19944: 19946: 19947: 19948: 19949: 19950: 19951: 19952: 19954: 19955: 19956: 19957: 19959: 19961: 19962: 19963: 19965: 19967: 19968: 19969: 19971: 19973: 19974: 19975: 19977: 19979: 19980: 19981: 19983: 19985: 19986: 19987: 19989: 19991: 19992: 19993: 19994: 19995: 19996: 19997: 19999: 20001: 20002: 20003: 20004: 20005: 20006: 20007: 20009: 20011: 20012: 20013: 20014: 20015: 20016:
19916: Gross income:
19921: Base rental income	19923: $ 778,507
19927: Operating expense and real estate tax recoveries	19929: 183,010
19933: Other income	19935: 1,698

19943: Total Gross Income	19945: 963,215

19953: Direct operating expenses:
19958: Operating expenses	19960: 152,504
19964: Real estate taxes	19966: 67,117
19970: Insurance	19972: 15,508
19976: Management fees	19978: 31,848
19982: Utilities	19984: 5,450
19988: Interest expense	19990: 336,092

19998: Total direct operating expenses	20000: 608,519

20008: Excess of gross income over direct operating expenses	20010: $ 354,696

20017: 20018:

20019:

20020:

See accompanying notes to historical summary of gross income and direct 20021: operating expenses.

20022:

20023:

20024:

20025:

20026:

20027:

20028:

20029:

20030:

20031:

20032:

20033:

20034:

20035:

20036:

20037:

20038:

20039:

20040:

20041:

20042:

20043:

20044:

20045:

20046:

20047:

Countryside Shopping Center
20048: Notes to Historical Summary of Gross Income and Direct Operating Expenses
20049: Year ended December 31, 1998

20050:

20051:
  20052:
  Business
  20053:

  Countryside Shopping Center (Countryside) is located in 20054: Naples, Florida. It consists of approximately 74,000 square feet of gross 20055: leasable area and was 98% leased and occupied at December 31, 1998. 20056: Approximately 70% of Countryside is leased to one tenant representing 20057: approximately 50% of base rental income. An Affiliate of Inland Retail Real 20058: Estate Trust, Inc. purchased Countryside from an unaffiliated third party 20059: (seller) on behalf of Inland Retail Real Estate Trust, Inc. on March 31, 1998. 20060: Inland Retail Real Estate Trust, Inc. will acquire Countryside from this 20061: affiliate at their cost upon receipt of proceeds from an equity offering.

  20062:
  Basis of Presentation
  20063:

  The Historical Summary of Gross Income and Direct Operating 20064: Expenses (Historical Summary) has been prepared for the purpose of complying 20065: with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and 20066: for inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland 20067: Retail Real Estate Trust, Inc. and is not intended to be a complete 20068: presentation of Countryside's revenues and expenses. The Historical Summary 20069: has been prepared on the accrual basis of accounting and requires management 20070: of Countryside to make estimates and assumptions that affect the reported 20071: amounts of the revenues and expenses during the reporting period. Actual 20072: results may differ from those estimates.

  20073:
  Gross Income
  20074:

  Countryside leases retail space under various lease 20075: agreements with its tenants. All leases are accounted for as operating leases. 20076: Certain of the leases include provisions under which Countryside is reimbursed 20077: for common area costs, real estate taxes, management fees and insurance costs. 20078: Certain of the leases contain renewal options for various periods at various 20079: rental rates.

  20080:

  20081:

  Base rentals are reported as income over the lease term as 20082: they become receivable under the lease provisions. However, when rentals vary 20083: from a straight-line basis due to short-term rent abatements or escalating 20084: rents during the lease term, the income is recognized based on effective 20085: rental rates. Related adjustments increased base rental income by 20086: approximately $16,900 for the year ended December 31, 1998.

  20087:

  20088:

  20089:

  20090:

  20091:

  20092:

  20093:

  20094:

  20095:

  20096:

  20097:

  20098:

  20099:

  20100:

  Countryside Shopping Center
  20101: Notes to Historical Summary of Gross Income and Direct Operating Expenses
  20102: Year ended December 31, 1998

  20103:

  20104:

  Minimum rents to be received from tenants under operating leases in effect 20105: at December 31, 1998, are as follows:

  20106:   20107:

  20108: 20109: 20110: 20112: 20114: 20115: 20116: 20117: 20118: 20119: 20120: 20122: 20124: 20125: 20126: 20128: 20130: 20131: 20132: 20134: 20136: 20137: 20138: 20140: 20142: 20143: 20144: 20146: 20148: 20149: 20150: 20152: 20154: 20155: 20156: 20157: 20158: 20159: 20160: 20161: 20163: 20164: 20165: 20166: 20167: 20168:
20111: Year	20113: Amount

20121: 1999	20123: $ 797,855
20127: 2000	20129: 802,466
20133: 2001	20135: 802,466
20139: 2002	20141: 700,625
20145: 2003	20147: 609,485
20151: Thereafter	20153: 6,181,488

20162: $ 9,894,385

  20169:
  20170:
  Direct Operating Expenses
  20171:

  Direct operating expenses include only those costs expected 20172: to be comparable to the proposed future operations of Countryside. Costs such as 20173: depreciation, amortization and professional fees are excluded from the 20174: Historical Summary.

  20175:

  20176:

  The seller provided management services to Countryside 20177: through March 31, 1998 and did not charge an annual management fee. Subsequent 20178: to the sale of Countryside to the affiliate (note 1), a new management agreement 20179: was executed with an annual management fee of 4.5% of gross revenues (as 20180: defined).

  20181:

  20182:

  Inland Retail Real Estate Trust, Inc. will assume the 20183: outstanding mortgage debt related to Countryside of approximately $6,720,000 in 20184: connection with the acquisition. The assumed debt, which originated March 31, 20185: 1998 and matures March 31, 2001, has an annual interest rate of 1.75% over LIBOR 20186: (6.8% at December 31, 1998) and requires monthly interest only payments.

  20187:
  Pro Forma Adjustment (unaudited)
  20188:
20189: 20190:

The interest expense associated with the assumed debt 20191: discussed in note 4, would have been approximately $480,000 if the related 20192: debt had been in existence since January 1, 1998.

20193:

20194:

20195:

20196:

20197:

20198:

20199:

20200:

20201:

20202:

20203:

20204:

20205:

20206:

20207:

20208:

20209:

20210:

20211:

20212:

20213:

20214:

20215: 20216: 20217:

Independent Auditors' Report

20218: 20219:

20220:

The Board of Directors

20221:

Inland Retail Real Estate Trust, Inc.:

20222:

20223:

We have audited the accompanying Historical Summary of Gross 20224: Income and Direct Operating Expenses (Historical Summary) of Casselberry Commons 20225: for the year ended December 31, 1998. This Historical Summary is the 20226: responsibility of the management of Inland Retail Real Estate Trust, Inc. Our 20227: responsibility is to express an opinion on the Historical Summary based on our 20228: audit.

20229:

20230:

We conducted our audit in accordance with generally accepted 20231: auditing standards. Those standards require that we plan and perform the audit 20232: to obtain reasonable assurance about whether the Historical Summary is free of 20233: material misstatement. An audit includes examining, on a test basis, evidence 20234: supporting the amounts and disclosures in the Historical Summary. An audit also 20235: includes assessing the accounting principles used and significant estimates made 20236: by management, as well as evaluating the overall presentation of the Historical 20237: Summary. We believe that our audit provides a reasonable basis for our opinion.

20238:

20239:

The accompanying Historical Summary was prepared for the 20240: purpose of complying with the rules and regulations of the Securities and 20241: Exchange Commission and for inclusion in the Post Effective Amendment No. 3 to 20242: Form S-11 of Inland Retail Real Estate Trust, Inc., as described in note 2. The 20243: presentation is not intended to be a complete presentation of Casselberry 20244: Common's revenues and expenses.

20245:

20246:

In our opinion, the Historical Summary referred to above 20247: presents fairly, in all material respects, the gross income and direct operating 20248: expenses described in note 2 of Casselberry Commons for the year ended December 20249: 31, 1998, in conformity with generally accepted accounting principles.

20250:

20251:

KPMG LLP

20252:

20253:

Chicago, Illinois

20254:

April 27, 1999

20255:

20256:

20257:

20258:

20259:

20260:

20261:

20262:

20263:

20264:

20265:

20266:

Casselberry Commons
20267: Historical Summary of Gross Income and Direct Operating Expenses
20268: Year ended December 31, 1998

20269:

20270:

20271: 20272: 20273: 20274: 20276: 20277: 20278: 20279: 20281: 20283: 20284: 20285: 20287: 20289: 20290: 20291: 20293: 20295: 20296: 20297: 20298: 20299: 20300: 20301: 20303: 20305: 20306: 20307: 20308: 20309: 20310: 20311: 20313: 20314: 20315: 20316: 20318: 20320: 20321: 20322: 20324: 20326: 20327: 20328: 20330: 20332: 20333: 20334: 20336: 20338: 20339: 20340: 20342: 20344: 20345: 20346: 20347: 20348: 20349: 20350: 20352: 20354: 20355: 20356: 20357: 20358: 20359: 20360: 20362: 20364: 20365: 20366: 20367: 20368: 20369:
20275: Gross income:
20280: Base rental income	20282: $1,004,516
20286: Operating expense and real estate tax recoveries	20288: 239,293
20292: Percentage rent	20294: 53,653

20302: Total Gross Income	20304: 1,297,462

20312: Direct operating expenses:
20317: Real estate taxes	20319: 132,310
20323: Operating expenses	20325: 172,099
20329: Management fees	20331: 71,482
20335: Insurance	20337: 29,935
20341: Utilities	20343: 39,219

20351: Total direct operating expenses	20353: 445,045

20361: Excess of gross income over direct operating expenses	20363: $ 852,417

20370: 20371:

20372:

20373:

See accompanying notes to historical summary of gross income and direct 20374: operating expenses.

20375:

20376:

20377:

20378:

20379:

20380:

20381:

20382:

20383:

20384:

20385:

20386:

20387:

20388:

20389:

20390:

20391:

20392:

20393:

20394:

20395:

20396:

20397:

20398:

20399:

20400:

20401:

Casselberry Commons
20402: Notes to Historical Summary of Gross Income and Direct Operating Expenses
20403: For the Year ended December 31, 1998

20404:

20405:
  20406:
  Business
  20407:

  Casselberry Commons (Casselberry) is located in Orlando, 20408: Florida. It consists of approximately 227,700 square feet of gross leasable 20409: area and was 89% leased and occupied at December 31, 1998. Approximately 46% 20410: of Casselberry is leased to four tenants representing approximately 44% of 20411: base rental income. An Affiliate of Inland Retail Real Estate Trust, Inc. has 20412: purchased Casselberry from an unaffiliated third party on behalf of Inland 20413: Retail Real Estate Trust, Inc. Inland Retail Real Estate Trust, Inc. will 20414: acquire Casselberry from this affiliate at their cost upon receipt of proceeds 20415: from an equity offering.

  20416:
  Basis of Presentation
  20417:

  The Historical Summary of Gross Income and Direct Operating 20418: Expenses (Historical Summary) has been prepared for the purpose of complying 20419: with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and 20420: for inclusion in the Post Effective Amendment No. 3 to Form S-11 of Inland 20421: Retail Real Estate Trust, Inc. and is not intended to be a complete 20422: presentation of Casselberry's revenues and expenses. The Historical Summary 20423: has been prepared on the accrual basis of accounting and requires management 20424: of Casselberry to make estimates and assumptions that affect the reported 20425: amounts of the revenues and expenses during the reporting period. Actual 20426: results may differ from those estimates.

  20427:
  Gross Income
  20428:

  Casselberry leases retail space under various lease 20429: agreements with its tenants. All leases are accounted for as operating leases. 20430: The leases include provisions under which Casselberry is reimbursed for common 20431: area costs, real estate taxes and insurance costs. Operating expenses and real 20432: estate tax recoveries reflected in the Historical Summary include amounts for 20433: 1998 expenses for which tenants have not yet been billed. Certain leases 20434: contain renewal options for various periods at various rental rates.

  20435:

  20436:

  Base rentals are reported as income over the lease term as 20437: they become receivable under the lease provisions. However, when rentals vary 20438: from a straight-line basis due to short-term rent abatements or escalating 20439: rents during the lease term, the income is recognized based on effective 20440: rental rates. Related adjustments increased base rental income by $18,056 for 20441: the year ended December 31, 1998.

  20442:

  20443:

  20444:

  20445:

  20446:

  20447:

  20448:

  20449:

  20450:

  20451:

  20452:

  20453:

  20454:

  Casselberry Commons
  20455: Notes to Historical Summary of Gross Income and Direct Operating Expenses
  20456: For the Year ended December 31, 1998

  20457:

  20458:

  Minimum rents to be received from tenants under operating leases in effect 20459: at December 31, 1998, are as follows:

  20460:   20461:

  20462: 20463: 20464: 20466: 20468: 20469: 20470: 20471: 20472: 20473: 20474: 20476: 20478: 20479: 20480: 20482: 20484: 20485: 20486: 20488: 20490: 20491: 20492: 20494: 20496: 20497: 20498: 20500: 20502: 20503: 20504: 20506: 20508: 20509: 20510: 20511: 20512: 20513: 20514: 20515: 20517: 20518: 20519: 20520: 20521: 20522:
20465: Year	20467: Amount

20475: 1999	20477: $ 1,545,278
20481: 2000	20483: 1,511,405
20487: 2001	20489: 1,447,929
20493: 2002	20495: 1,362,923
20499: 2003	20501: 982,041
20505: Thereafter	20507: 3,529,552

20516: $10,379,128

  20523:
  20524:
  Direct Operating Expenses
  20525:
20526: 20527:

Direct operating expenses include only those costs expected 20528: to be comparable to the proposed future operations of Casselberry. Costs such 20529: as mortgage interest, depreciation, amortization and professional fees are 20530: excluded from the Historical Summary.

20531:

20532:

Casselberry is managed by an affiliate of the seller 20533: pursuant to the terms of a management agreement for an annual fee of 5% of 20534: cash receipts. Subsequent to the sale of Casselberry (note 1), the current 20535: management agreement will cease. Any new management agreement may cause future 20536: management fees to differ from the amounts reflected in the Historical 20537: Summary.

20538:

20539:

20540:

20541:

20542:

20543:

20544:

20545:

20546:

20547:

20548:

20549:

20550:

20551:

20552:

20553:

20554:

20555:

20556:

20557:

20558:

20559:

20560:

20561:

20562:

20563:

20564:

20565:

20566:

20567: 20568: 20569:

Independent Auditors' Report

20570: 20571:

20572:

The Board of Directors

20573:

Inland Retail Real Estate Trust, Inc.:

20574:

20575:

We have audited the accompanying Historical Summary of Gross 20576: Income and Direct Operating Expenses (Historical Summary) of Conway Plaza for 20577: the year ended December 31, 1999. This Historical Summary is the responsibility 20578: of the management of Inland Retail Real Estate Trust, Inc. Our responsibility is 20579: to express an opinion on the Historical Summary based on our audit.

20580:

20581:

We conducted our audit in accordance with generally accepted 20582: auditing standards. Those standards require that we plan and perform the audit 20583: to obtain reasonable assurance about whether the Historical Summary is free of 20584: material misstatement. An audit includes examining, on a test basis, evidence 20585: supporting the amounts and disclosures in the Historical Summary. An audit also 20586: includes assessing the accounting principles used and significant estimates made 20587: by management, as well as evaluating the overall presentation of the Historical 20588: Summary. We believe that our audit provides a reasonable basis for our opinion.

20589:

20590:

The accompanying Historical Summary was prepared for the 20591: purpose of complying with the rules and regulations of the Securities and 20592: Exchange Commission and for inclusion in the Current Report on Form 8-K/A of 20593: Inland Retail Real Estate Trust, Inc., as described in note 2. The presentation 20594: is not intended to be a complete presentation of Conway Plaza's revenues and 20595: expenses.

20596:

20597:

In our opinion, the Historical Summary referred to above 20598: presents fairly, in all material respects, the gross income and direct operating 20599: expenses described in note 2 of Conway Plaza for the year ended December 31, 20600: 1999, in conformity with generally accepted accounting principles.

20601:

20602:

KPMG LLP

20603:

20604:

Chicago, Illinois

20605:

February 1, 2000

20606:

20607:

20608:

20609:

20610:

20611:

20612:

20613:

20614:

20615:

20616:

20617:

Conway Plaza
20618: Historical Summary of Gross Income and Direct Operating Expenses
20619: Year ended December 31, 1999

20620:

20621:

20622: 20623: 20624: 20625: 20627: 20628: 20629: 20630: 20632: 20634: 20635: 20636: 20638: 20640: 20641: 20642: 20644: 20646: 20647: 20648: 20649: 20650: 20651: 20652: 20654: 20656: 20657: 20658: 20659: 20660: 20661: 20662: 20664: 20665: 20666: 20667: 20669: 20671: 20672: 20673: 20675: 20677: 20678: 20679: 20681: 20683: 20684: 20685: 20687: 20689: 20690: 20691: 20693: 20695: 20696: 20697: 20698: 20699: 20700: 20701: 20703: 20705: 20706: 20707: 20708: 20709: 20710: 20711: 20713: 20715: 20716: 20717: 20718: 20719: 20720:
20626: Gross income:
20631: Base and percentage rental income	20633: $ 483,054
20637: Operating expense and real estate tax recoveries	20639: 96,237
20643: Other Income	20645: 2,377

20653: Total Gross Income	20655: 581,668

20663: Direct operating expenses:
20668: Operating expenses	20670: 67,609
20674: Real estate taxes	20676: 77,772
20680: Management fees	20682: 25,929
20686: Insurance	20688: 23,006
20692: Utilities	20694: 4,321

20702: Total direct operating expenses	20704: 198,637

20712: Excess of gross income over direct operating expenses	20714: $ 383,031

20721: 20722:

20723:

20724:

See accompanying notes to historical summary of gross income and direct 20725: operating expenses.

20726:

20727:

20728:

20729:

20730:

20731:

20732:

20733:

20734:

20735:

20736:

20737:

20738:

20739:

20740:

20741:

20742:

20743:

Conway Plaza
20744: Notes to Historical Summary of Gross Income and Direct Operating Expenses
20745: For the Year ended December 31, 1999

20746:

20747:
  20748:
  Business
  20749:

  20750:

  Conway Plaza (Conway) is located in Orlando, Florida. It 20751: consists of approximately 119,000 square feet of gross leasable area and was 20752: 90% occupied at December 31, 1999. Inland Retail Real Estate Trust, Inc. has 20753: signed a sale and purchase agreement for the purchase of Conway from an 20754: unaffiliated third party with an anticipated closing date of February 2000.

  20755:
  Basis of Presentation
  20756:

  The Historical Summary of Gross Income and Direct Operating 20757: Expenses (Historical Summary) has been prepared for the purpose of complying 20758: with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and 20759: for inclusion in the Current Report on Form 8-K/A of Inland Retail Real Estate 20760: Trust, Inc. and is not intended to be a complete presentation of Conway's 20761: revenues and expenses. The Historical Summary has been prepared on the accrual 20762: basis of accounting and requires management of Conway to make estimates and 20763: assumptions that affect the reported amounts of the revenues and expenses 20764: during the reporting period. Actual results may differ from those estimates.

  20765:
  Gross Income
  20766:

  Conway leases retail space under various lease agreements 20767: with its tenants. All leases are accounted for as operating leases. Certain of 20768: the leases include provisions under which Conway is reimbursed for common area 20769: costs, real estate taxes, and insurance costs. Certain of the leases contain 20770: renewal options for various periods at various rental rates. Certain of the 20771: leases contain additional rental income based on a stated percentage of gross 20772: sales over the tenant's annual break point. Percentage rental income of 20773: $17,626 is included in Base and Percentage Rental Income.

  20774:

  20775:

  Base rentals are reported as income over the lease term as 20776: they become receivable under the lease provisions. However, when rentals vary 20777: from a straight-line basis due to short-term rent abatements or escalating 20778: rents during the lease term, the income is recognized based on effective 20779: rental rates. Related adjustments increased base rental income by $17,337 for 20780: the year ended December 31, 1999.

  20781:

  20782:

  Beginning January 1, 1999, Conway's anchor tenant, 20783: occupying approximately 32% of the gross leasable area, underwent significant 20784: renovations. During the construction, the tenant ceased operations and payment 20785: of base rent and recoveries. As a result of the construction, another 20786: significant tenant, occupying approximately 10% of the gross leasable area, 20787: ceased base rent payments, as stipulated in their lease. Construction 20788: concluded during November 1999. As a result, future base rent and recovery 20789: income may differ from the amounts reflected in the Historical Summary.

  20790:

  20791:

  20792:

  20793:

  20794:

  20795:

  20796:

  20797:

  20798:

  20799:

  Conway Plaza
  20800: Notes to Historical Summary of Gross Income and Direct Operating Expenses
  20801: For the Year ended December 31, 1999

  20802:

  20803:

  Minimum rents to be received from tenants under operating leases in effect 20804: or executed at December 31, 1999, are as follows:

  20805:   20806:

  20807: 20808: 20809: 20811: 20813: 20814: 20815: 20816: 20817: 20818: 20819: 20821: 20823: 20824: 20825: 20827: 20829: 20830: 20831: 20833: 20835: 20836: 20837: 20839: 20841: 20842: 20843: 20845: 20847: 20848: 20849: 20851: 20853: 20854: 20855: 20856: 20857: 20858: 20859: 20860: 20862: 20863: 20864: 20865: 20866: 20867:
20810: Year	20812: Amount

20820: 2000	20822: $ 810,059
20826: 2001	20828: 670,901
20832: 2002	20834: 557,366
20838: 2003	20840: 531,109
20844: 2004	20846: 515,924
20850: Thereafter	20852: 4,695,117

20861: $ 7,780,476

  20868:
  20869:
  Direct Operating Expenses
  20870:
20871: 20872:

Direct operating expenses include only those costs expected 20873: to be comparable to the proposed future operations of Conway. Costs such as 20874: mortgage interest, depreciation, amortization and professional fees are 20875: excluded from the Historical Summary.

20876:

20877:

Conway is managed pursuant to the terms of a management 20878: agreement for an annual fee of 4% of base rent collection (as defined). 20879: Subsequent to the sale of Conway (note 1), Inland Retail Real Estate Trust, 20880: Inc. will execute a management agreement with an affiliate in which an annual 20881: management fee would be charged. A new management agreement may cause future 20882: operating expenses to differ from the amounts reflected in the Historical 20883: Summary.

20884:

20885:

20886:

20887:

20888:

20889:

20890:

20891:

20892:

20893:

20894:

20895:

20896:

20897:

20898:

20899:

20900:

20901:

20902:

20903:

20904: 20905:

Conway Plaza
20906: Historical Summary of Gross Income and Direct Operating Expenses
20907: Six months ended June 30, 2000
20908: (unaudited)

20909:

20910:

20911: 20912: 20913: 20914: 20916: 20917: 20918: 20919: 20920: 20922: 20924: 20926: 20927: 20928: 20930: 20931: 20933: 20934: 20935: 20937: 20938: 20940: 20941: 20942: 20943: 20944: 20945: 20946: 20947: 20949: 20950: 20952: 20953: 20954: 20955: 20956: 20957: 20958: 20959: 20961: 20962: 20963: 20964: 20965: 20967: 20968: 20970: 20971: 20972: 20974: 20975: 20977: 20978: 20979: 20981: 20982: 20984: 20985: 20986: 20988: 20989: 20991: 20992: 20993: 20995: 20996: 20998: 20999: 21000: 21001: 21002: 21003: 21004: 21005: 21007: 21008: 21010: 21011: 21012: 21013: 21014: 21015: 21016: 21017: 21019: 21021: 21023: 21024: 21025: 21026: 21027: 21029: 21030:
20915: Gross income:
20921: Base and percentage rental income	20923: $	20925: 397,020
20929: Operating expense and real estate tax recoveries		20932: 111,415
20936: Other income		20939: 11,770

20948: Total Gross Income		20951: 520,205

20960: Direct operating expenses:
20966: Operating expenses		20969: 73,752
20973: Real estate taxes		20976: 40,830
20980: Management fees		20983: 23,409
20987: Insurance		20990: 11,000
20994: Utilities		20997: 5,495

21006: Total direct operating expenses		21009: 154,486

21018: Excess of gross income over direct operating expenses	21020: $	21022: 365,719
21028: =========
21031: 21032:

21033:

21034:

See accompanying notes to historical summary of gross income and direct 21035: operating expenses.

21036:

21037:

21038:

21039:

21040:

21041:

21042:

21043:

21044:

21045:

21046:

21047:

21048:

21049:

21050:

21051:

21052:

21053:

Conway Plaza
21054: Notes to Historical Summary of Gross Income and Direct Operating expenses
21055: Six months ended June 30, 2000

21056:

(unaudited)

21057:

21058:

21059:
  21060:
  Basis of Presentation
  21061:
21062: 21063:

The Historical Summary of Gross Income and Direct Operating Expenses for 21064: the period ended June 30, 2000 has been prepared from operating statements 21065: provided by the owners of the property during that period and requires 21066: management of Conway Plaza to make estimates and assumptions that affect the 21067: amounts of the revenues and expenses during that period. Actual results may 21068: differ from those estimates.

21069:

In the opinion of management, all normal recurring adjustments necessary 21070: for a fair presentation of results for the unaudited interim period presented 21071: have been reflected. Certain information in footnote disclosures included in 21072: financial statements prepared in accordance with generally accepted accounting 21073: principles have been condensed or omitted.

21074:

21075:

21076:

21077:

21078:

21079:

21080: 21081: 21082:

Independent Auditors' Report

21083: 21084:

21085:

The Board of Directors

21086:

Inland Retail Real Estate Trust, Inc.:

21087:

21088:

We have audited the accompanying Historical Summary of Gross 21089: Income and Direct Operating Expenses (Historical Summary) of Pleasant Hill 21090: Shopping Center for the year ended December 31, 1999. This Historical Summary is 21091: the responsibility of the management of Inland Retail Real Estate Trust, Inc. 21092: Our responsibility is to express an opinion on the Historical Summary based on 21093: our audit.

21094:

21095:

We conducted our audit in accordance with generally accepted 21096: auditing standards. Those standards require that we plan and perform the audit 21097: to obtain reasonable assurance about whether the Historical Summary is free of 21098: material misstatement. An audit includes examining, on a test basis, evidence 21099: supporting the amounts and disclosures in the Historical Summary. An audit also 21100: includes assessing the accounting principles used and significant estimates made 21101: by management, as well as evaluating the overall presentation of the Historical 21102: Summary. We believe that our audit provides a reasonable basis for our opinion.

21103:

21104:

The accompanying Historical Summary was prepared for the 21105: purpose of complying with the rules and regulations of the Securities and 21106: Exchange Commission and for inclusion in the Post Effective Amendment No. 4 to 21107: Form S-11 of Inland Retail Real Estate Trust, Inc., as described in note 2. The 21108: presentation is not intended to be a complete presentation of Pleasant Hill's 21109: revenues and expenses.

21110:

21111:

In our opinion, the Historical Summary referred to above 21112: presents fairly, in all material respects, the gross income and direct operating 21113: expenses described in note 2 of Pleasant Hill Shopping Center for the year ended 21114: December 31, 1999, in conformity with generally accepted accounting principles.

21115:

21116:

KPMG LLP

21117:

21118:

Chicago, Illinois

21119:

April 15, 2000

21120:

21121:

21122:

21123:

21124:

Pleasant Hill Shopping Center
21125: Historical Summary of Gross Income and Direct Operating Expenses
21126: Year ended December 31, 1999

21127:

21128:

21129: 21130: 21131: 21132: 21134: 21135: 21136: 21137: 21139: 21141: 21142: 21143: 21145: 21147: 21148: 21149: 21150: 21151: 21152: 21153: 21155: 21157: 21158: 21159: 21160: 21161: 21162: 21163: 21165: 21166: 21167: 21168: 21170: 21172: 21173: 21174: 21176: 21178: 21179: 21180: 21182: 21184: 21185: 21186: 21188: 21190: 21191: 21192: 21193: 21194: 21195: 21196: 21198: 21200: 21201: 21202: 21203: 21204: 21205: 21206: 21208: 21210: 21211: 21212: 21213: 21214: 21215:
21133: Gross income:
21138: Base rental income	21140: $2,345,409
21144: Operating expense and real estate tax recoveries	21146: 430,874

21154: Total Gross Income	21156: 2,776,283

21164: Direct operating expenses:
21169: Operating expenses	21171: 217,693
21175: Management fees	21177: 72,079
21181: Real estate taxes	21183: 266,331
21187: Insurance	21189: 11,437

21197: Total direct operating expenses	21199: 567,540

21207: Excess of gross income over direct operating expenses	21209: $2,208,743

21216: 21217:

21218:

21219:

See accompanying notes to historical summary of gross income and direct 21220: operating expenses.

21221:

21222:

21223:

21224:

21225:

21226:

21227:

21228:

21229:

21230:

21231:

21232:

21233:

21234:

21235:

21236:

21237:

21238:

21239:

21240:

21241:

21242:

21243:

21244:

21245:

21246:

21247:

21248:

21249:

Pleasant Hill Shopping Center
21250: Notes to Historical Summary of Gross Income and Direct Operating Expenses
21251: For the Year ended December 31, 1999

21252:

21253:
  21254:
  Business
  21255:

  Pleasant Hill Shopping Center (Pleasant Hill) is located in 21256: Duluth, Georgia. It consists of approximately 221,400 square feet of gross 21257: leasable area and was 97% leased and occupied at December 31, 1999. Pleasant 21258: Hill has 20 tenant spaces and seven anchor tenants occupying 80% of the total 21259: leasable area. Inland Retail Real Estate Trust, Inc. has signed a sale and 21260: purchase agreement for the purchase of Pleasant Hill from an unaffiliated 21261: third party with an anticipated closing date of May 2000.

  21262:
  Basis of Presentation
  21263:

  The Historical Summary of Gross Income and Direct Operating 21264: Expenses (Historical Summary) has been prepared for the purpose of complying 21265: with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and 21266: for inclusion in the Post Effective Amendment No. 4 to Form S-11 of Inland 21267: Retail Real Estate Trust, Inc. and is not intended to be a complete 21268: presentation of Pleasant Hill's revenues and expenses. The Historical Summary 21269: has been prepared on the accrual basis of accounting and requires management 21270: of Pleasant Hill to make estimates and assumptions that affect the reported 21271: amounts of the revenues and expenses during the reporting period. Actual 21272: results may differ from those estimates.

  21273:
  Gross Income
  21274:

  Pleasant Hill leases retail space under various lease 21275: agreements with its tenants. All leases are accounted for as operating leases. 21276: Certain of the leases include provisions under which Pleasant Hill is 21277: reimbursed for common area costs, real estate taxes, trash removal, water 21278: & sewer and insurance costs. Certain of the leases contain renewal options 21279: for various periods at various rental rates.

  21280:

  21281:

  Base rentals are reported as income over the lease term as 21282: they become receivable under the lease provisions. However, when rentals vary 21283: from a straight-line basis due to short-term rent abatements or escalating 21284: rents during the lease term, the income is recognized based on effective 21285: rental rates. Related adjustments increased base rental income by $65,758 for 21286: the year ended December 31, 1999.

  21287:

  21288:

  21289:

  21290:

  21291:

  21292:

  21293:

  21294:

  21295:

  21296:

  21297:

  21298:

  21299:

  21300:

  21301:

  21302:

  Pleasant Hill Shopping Center
  21303: Notes to Historical Summary of Gross Income and Direct Operating Expenses
  21304: For the Year ended December 31, 1999

  21305:

  21306:

  Minimum rents to be received from tenants under operating leases in effect 21307: or executed at December 31, 1999, are as follows:

  21308:   21309:

  21310: 21311: 21312: 21314: 21316: 21317: 21318: 21319: 21320: 21321: 21322: 21324: 21326: 21327: 21328: 21330: 21332: 21333: 21334: 21336: 21338: 21339: 21340: 21342: 21344: 21345: 21346: 21348: 21350: 21351: 21352: 21354: 21356: 21357: 21358: 21359: 21360: 21361: 21362: 21363: 21365: 21366: 21367: 21368: 21369: 21370:
21313: Year	21315: Amount

21323: 2000	21325: $ 2,566,188
21329: 2001	21331: 2,529,609
21335: 2002	21337: 2,484,992
21341: 2003	21343: 2,373,780
21347: 2004	21349: 2,384,905
21353: Thereafter	21355: 10,748,781

21364: $23,088,255

  21371:
  21372:
  Direct Operating Expenses
  21373:
21374: 21375:

Direct operating expenses include only those costs expected 21376: to be comparable to the proposed future operations of Pleasant Hill. Costs 21377: such as mortgage interest, depreciation, amortization and professional fees 21378: are excluded from the Historical Summary.

21379:

21380:

Pleasant Hill is managed pursuant to the terms of a 21381: management agreement for an annual fee of 4% to 6% of gross revenues (as 21382: defined). Subsequent to the sale of Pleasant Hill (note 1), the current 21383: management agreement will cease. Any new management agreement may cause future 21384: management fees to differ from the amounts reflected in the Historical 21385: Summary.

21386:

21387:

21388:

21389:

21390:

21391:

21392:

21393:

21394:

21395:

21396:

21397:

21398:

21399:

21400: 21401:

Pleasant Hill Shopping Center
21402: Historical Summary of Gross Income and Direct Operating Expenses
21403: Six months ended June 30, 2000

21404:

(unaudited)

21405:

21406: 21407: 21408: 21409: 21411: 21412: 21413: 21414: 21415: 21417: 21419: 21421: 21422: 21423: 21425: 21426: 21428: 21429: 21430: 21431: 21432: 21433: 21434: 21435: 21437: 21438: 21440: 21441: 21442: 21443: 21444: 21445: 21446: 21447: 21449: 21450: 21451: 21452: 21453: 21455: 21456: 21458: 21459: 21460: 21462: 21463: 21465: 21466: 21467: 21469: 21470: 21472: 21473: 21474: 21476: 21477: 21479: 21480: 21481: 21484: 21487: 21490: 21491: 21492: 21494: 21495: 21497: 21498: 21499: 21500: 21501: 21502: 21503: 21504: 21506: 21508: 21510: 21511: 21512: 21513: 21514: 21516: 21517:
21410: Gross income:
21416: Base and percentage rental income	21418: $	21420: 1,432,387
21424: Operating expense and real estate tax recoveries		21427: 215,382

21436: Total Gross Income		21439: 1,647,769

21448: Direct operating expenses:
21454: Operating expenses		21457: 94,596
21461: Management fees		21464: 73,362
21468: Real estate taxes		21471: 139,800
21475: Insurance		21478: 12,700
21482: 21483:	21485: 21486:	21488: 21489:
21493: Total direct operating expenses		21496: 320,458

21505: Excess of gross income over direct operating expenses	21507: $	21509: 1,327,311
21515: ========
21518: 21519:

21520:

21521:

See accompanying notes to historical summary of gross income and direct 21522: operating expenses.

21523:

21524:

21525:

21526:

21527:

21528:

21529:

21530:

21531:

21532:

21533:

21534:

21535:

21536:

21537:

21538:

21539:

21540:

Pleasant Hill Shopping Center
21541: Notes to Historical Summary of Gross Income and Direct Operating expenses
21542: Six months ended June 30, 2000

21543:

(unaudited)

21544:
  21545:
  Basis of Presentation
  21546:
21547: 21548:

The Historical Summary of Gross Income and Direct Operating Expenses for 21549: the period ended June 30, 2000 has been prepared from operating statements 21550: provided by the owners of the property during that period and requires 21551: management of Pleasant Hill Shopping Center to make estimates and assumptions 21552: that affect the amounts of the revenues and expenses during that period. 21553: Actual results may differ from those estimates.

21554:

In the opinion of management, all normal recurring adjustments necessary 21555: for a fair presentation of results for the unaudited interim period presented 21556: have been reflected. Certain information in footnote disclosures included in 21557: financial statements prepared in accordance with generally accepted accounting 21558: principles have been condensed or omitted.

21559:

21560:

21561:

21562:

21563:

21564:

21565:

21566: 21567: 21568:

Independent Auditors' Report

21569: 21570:

The Board of Directors

21571:

Inland Retail Real Estate Trust, Inc.

21572:

We have audited the accompanying Historical Summary of Gross Income and 21573: Direct Operating Expenses (Historical Summary) of Gateway Market Center for the 21574: year ended December 31, 1999. This Historical summary is the responsibility of 21575: the management of Inland Retail Real Estate Trust, Inc. Our responsibility is to 21576: express an opinion on the Historical Summary based on our audit.

21577:

We conducted our audit in accordance with generally accepted auditing 21578: standards. Those standards require that we plan and perform the audit to obtain 21579: reasonable assurance about whether the Historical Summary is free of material 21580: misstatement. An audit includes examining, on a test basis, evidence supporting 21581: the amounts and disclosures in the Historical Summary. An audit also includes 21582: assessing the accounting principles used and significant estimates made by 21583: management, as well as evaluating the overall presentation of the Historical 21584: Summary. We believe that our audit provides a reasonable basis for our opinion.

21585:

The accompanying Historical Summary was prepared for the purpose of complying 21586: with the rules and regulations of the Securities and Exchange Commission and for 21587: inclusion in the Current Report on Form 8-K of Inland Retail Real Estate Trust, 21588: Inc., as described in note 2. The presentation is not intended to be a complete 21589: presentation of Gateway Market Center's revenues and expenses.

21590:

In our opinion, the Historical Summary referred to above presents fairly, in 21591: all material respects, the gross income and direct operating expenses described 21592: in note 2 of Gateway Market Center for the year ended December 31, 1999, in 21593: conformity with generally accepted accounting principles.

21594:

21595:

Chicago, Illinois

21596:

June 26, 2000

21597:

21598:

21599:

21600:

21601:

21602:

Gateway Market Center

21603:

Historical Summary of Gross Income and Direct Operating 21604: Expenses

21605:

Year ended December 31, 1999

21606:

21607:

21608: 21609: 21610: 21611: 21613: 21614: 21615: 21616: 21618: 21620: 21621: 21622: 21624: 21626: 21627: 21628: 21630: 21632: 21633: 21634: 21635: 21636: 21637: 21638: 21640: 21642: 21643: 21644: 21645: 21646: 21647: 21648: 21650: 21651: 21652: 21653: 21655: 21657: 21658: 21659: 21661: 21663: 21664: 21665: 21667: 21669: 21670: 21671: 21672: 21673: 21674: 21675: 21677: 21679: 21680: 21681: 21682: 21683: 21684: 21685: 21687: 21689: 21690:
21612: Gross income:
21617: Base rental income	21619: $ 777,273
21623: Operating expense and real estate tax recoveries	21625: 241,003
21629: Other income	21631: 21,812

21639: Total gross income	21641: 1,040,088

21649: Direct operating expenses:
21654: Operating expenses	21656: 138,495
21660: Management fees	21662: 51,157
21666: Real estate taxes	21668: 168,116

21676: Total direct operating expenses	21678: 357,768

21686: Excess of gross income over direct operating expenses	21688: $ 682,320
21691: 21692:

21693:

21694:

21695:

21696:

21697:

21698:

21699:

21700:

See accompanying notes to historical summary of gross income and direct 21701: operating expense.

21702:

21703:

21704:

21705:

21706:

21707:

21708:

21709:

21710:

21711:

21712:

21713:

21714:

21715:

21716:

21717:

21718:

21719:

21720:

21721:

21722:

21723:

21724:

21725:

21726:

Gateway Market Center

21727:

Historical Summary of Gross Income and Direct Operating 21728: Expenses

21729:

Year ended December 31, 1999

21730:

21731:
  21732:
  Business
  21733:

  Gateway Market Center (Gateway) is located in St. Petersburg, Florida. It 21734: consists of approximately 231,500 square feet of gross leasable area and was 21735: 99% leased and 82% leased and occupied at December 31, 1999. Gateway has four 21736: anchor tenants, which occupy 68% of the gross leasable area. Inland Retail 21737: Real Estate Trust, Inc. has signed a sale and purchase agreement for the 21738: purchase of Gateway from an unaffiliated third party with an anticipated 21739: closing in July 2000.

  21740:

  21741:
  Basis of Presentation
  21742:

  The Historical Summary of Gross Income and Direct Operating Expense 21743: (Historical Summary) has been prepared for the purpose of complying with Rule 21744: 3-14 of the Securities and Exchange Commission Regulation S-X and for 21745: inclusion in the Current Report on Form 8-K of Inland Retail Real Estate 21746: Trust, Inc. and is not intended to be complete presentation of Gateway's 21747: revenues and expenses. The Historical Summary has been prepared on the accrual 21748: basis of accounting and requires management of Gateway to make estimates and 21749: assumptions that affect the reported amounts of the revenues and expenses 21750: during the reporting period. Actual results may differ from those estimates.

  21751:

  21752:
  Gross Income
  21753:

  Gateway leases retail space under various lease agreements with its 21754: tenants. All leases are accounted for as operating leases. Certain of the 21755: leases include provisions under which Gateway is reimbursed for common area 21756: costs, real estate taxes, trash removal, water & sewer and insurance 21757: costs. Certain of the leases contain renewal options for various periods at 21758: various rental rates. Certain of the leases contain additional rental income 21759: based on a stated percentage of gross sales over the tenant's break point. 21760: Such amounts totaled approximately $22,000 for the year ended December 31, 21761: 1999.

  21762:

  Base rentals are reported as income over the lease term as they become 21763: receivable under the lease provisions. However, when rentals vary from a 21764: straight-line basis due to short-term rent abatements or escalating rents 21765: during the lease term, the income is recognized based on effective rental 21766: rates. Related adjustments increased base rental income by approximately 21767: $14,300 for the year ended December 31, 1999.

  21768:

  Several tenants, including two anchor tenants, executed leases during 1999 21769: for new or additional space. In addition, one additional anchor tenant 21770: executed a new lease with anticipated occupancy to occur in 2000. As a result, 21771: subsequent years base rent and recovery income may differ from the amounts 21772: reflected in the Historical Summary.

  21773:

  21774:

  21775:

  21776:

  Gateway Market Center

  21777:

  Historical Summary of Gross Income and Direct Operating 21778: Expenses

  21779:

  Year ended December 31, 1999

  21780:

  21781:   21782:

  21783:   21784:

  Minimum rents to be received from tenants under operating leases in effect at 21785: December 31, 1999 are as follows:

  21786:   21787:

  21788: 21789: 21790: 21792: 21794: 21795: 21796: 21797: 21798: 21799: 21800: 21802: 21804: 21805: 21806: 21808: 21810: 21811: 21812: 21814: 21816: 21817: 21818: 21820: 21822: 21823: 21824: 21826: 21828: 21829: 21830: 21832: 21834: 21835: 21836: 21837: 21838: 21839: 21840: 21841: 21843: 21844:
21791: Year	21793: Amount

21801: 2000	21803: $ 1,824,667
21807: 2001	21809: 1,998,020
21813: 2002	21815: 1,958,682
21819: 2003	21821: 1,962,449
21825: 2004	21827: 1,933,352
21831: Thereafter	21833: 18,014,650

21842: $27,691,820
  21845:
  21846:

  21847:
  Direct Operating Expenses
  21848:
21849: 21850:

Direct operating expenses include only those costs expected to be 21851: comparable to the proposed future operations of Gateway. Costs such as 21852: mortgage interest, depreciation, amortization, and professional fees are 21853: excluded from the Historical Summary.

21854:

Gateway was management pursuant to the terms of a management agreement for 21855: an annual fee of 5% of gross revenues (as defined). Subsequent to the sale of 21856: Gateway (note 1), the current management agreement will cease. Any new 21857: management agreement may cause future management fees to differ from the 21858: amounts reflected in the Historical Summary.

21859:

21860: 21861:

Gateway Market Center
21862: Historical Summary of Gross Income and Direct Operating Expenses
21863: Six months ended June 30, 2000

21864:

(unaudited)

21865:

21866: 21867: 21868: 21869: 21871: 21872: 21873: 21874: 21875: 21877: 21879: 21881: 21882: 21883: 21885: 21886: 21888: 21889: 21890: 21891: 21892: 21893: 21894: 21895: 21897: 21898: 21900: 21901: 21902: 21903: 21904: 21905: 21906: 21907: 21909: 21910: 21911: 21912: 21913: 21915: 21916: 21918: 21919: 21920: 21922: 21923: 21925: 21926: 21927: 21929: 21930: 21932: 21933: 21934: 21937: 21940: 21943: 21944: 21945: 21947: 21948: 21950: 21951: 21952: 21953: 21954: 21955: 21956: 21957: 21959: 21961: 21963: 21964: 21965: 21966: 21967: 21969: 21970:
21870: Gross income:
21876: Base and percentage rental income	21878: $	21880: 882,939
21884: Operating expense and real estate tax recoveries		21887: 174,043

21896: Total Gross Income		21899: 1,056,982

21908: Direct operating expenses:
21914: Operating expenses		21917: 102,460
21921: Management fees		21924: 47,564
21928: Real estate taxes		21931: 90,921
21935: 21936:	21938: 21939:	21941: 21942:
21946: Total direct operating expenses		21949: 240,945

21958: Excess of gross income over direct operating expenses	21960: $	21962: 816,037
21968: =========
21971: 21972:

21973:

21974:

See accompanying notes to historical summary of gross income and direct 21975: operating expenses.

21976:

21977:

21978:

21979:

21980:

21981:

21982:

21983:

21984:

21985:

21986:

21987:

21988:

21989:

21990:

21991:

21992:

21993:

Gateway Market Center
21994: Notes to Historical Summary of Gross Income and Direct Operating expenses
21995: Six months ended June 30, 2000

21996:

(unaudited)

21997:

21998:

21999:
  22000:
  Basis of Presentation
  22001:
22002: 22003:

The Historical Summary of Gross Income and Direct Operating Expenses for 22004: the period ended June 30, 2000 has been prepared from operating statements 22005: provided by the owners of the property during that period and requires 22006: management of Gateway Market Center to make estimates and assumptions that 22007: affect the amounts of the revenues and expenses during that period. Actual 22008: results may differ from those estimates.

22009:

In the opinion of management, all normal recurring adjustments necessary 22010: for a fair presentation of results for the unaudited interim period presented 22011: have been reflected. Certain information in footnote disclosures included in 22012: financial statements prepared in accordance with generally accepted accounting 22013: principles have been condensed or omitted.

22014:

22015: 22016:

22017: 22018: 22019:

APPENDIX A
22020: PRIOR PERFORMANCE TABLES

22021:

The following prior performance tables contain information concerning public 22022: real estate programs sponsored by Affiliates of the Advisor (collectively, the 22023: "Partnerships" or the "Programs", and individually, the 22024: "Partnership" or the "Program"). This information has been 22025: summarized, in part, in narrative form in this Supplement under "Prior 22026: Performance of Our Affiliates." The purpose of the tables is to provide 22027: information on the performance of those partnerships in evaluating the 22028: experience of the Affiliates of the Advisor as sponsors of such programs. 22029: However, the inclusion of these tables does not imply that we will make 22030: investments comparable to those reflected in the tables or that investors in our 22031: Shares will experience returns comparable to those experienced in the programs 22032: referred to in these tables. Persons who purchase our Shares in the Company will 22033: not thereby acquire any ownership in any of the partnerships to which these 22034: tables relate. The tables consist of:

22035: 22036:

22037: 22038: 22039: 22041: 22043: 22044: 22045: 22047: 22049: 22050: 22051: 22053: 22055: 22056: 22057: 22059: 22061: 22062: 22063: 22065: 22067: 22068: 22069: 22071: 22073: 22074: 22075: 22077: 22079: 22080: 22081: 22083: 22085: 22086: 22087: 22089: 22091: 22092: 22093: 22095: 22097: 22098: 22099: 22101: 22103: 22104:
22040: Table I	22042: Experience in Raising and Investing Funds
22046:	22048:
22052: Table II	22054: Compensation to IREIC and Affiliates
22058:	22060:
22064: Table III	22066: Operating Results of Prior Programs
22070:	22072:
22076: Table IV	22078: Results of Completed Programs
22082:	22084:
22088: Table V	22090: Sales or Disposals of Properties
22094:	22096:
22100: Table VI	22102: Acquisition of Properties by Programs*
22105:
22106:

22107: *  Prospective investors in the Company may obtain copies of Table VI 22108: by contacting the Advisor.

22109:

22110: Table VI is included in Post Effective Amendment No. 7 to this Registration 22111: Statement filed with the SEC. Upon written request to us or the Advisor, any 22112: prospective investor may obtain, without charge, a copy of Table VI. See also 22113: "Additional Information" for information on examining at, or obtaining 22114: copies from, offices of the SEC.

22115:

22116: Upon written request, any potential investor may obtain, without charge, the 22117: most recent Annual Report on Form 10-K filed with the SEC by any public program 22118: sponsored by any of the Inland Affiliated Companies which has reported to the 22119: SEC within the last 24 months. Copies of any exhibits to such Annual Reports 22120: shall be provided, upon request, for a reasonable fee.

22121:

22122: Except with respect to Inland Land Appreciation Fund, L.P., Inland Land 22123: Appreciation Fund II, L.P., and Inland Capital Fund, L.P., the partnerships 22124: presented in the tables are public real estate limited partnership formed 22125: primarily to acquire, operate and sell existing residential and commercial real 22126: properties. Generally, the investment objectives of those partnerships were as 22127: follows:

22128:
  22129:
  Capital appreciation; and
  22130:
  Cash distributions for limited partners.
  22131:
22132:

Our investment objectives are to: (i) provide regular Distributions to 22133: Stockholders in amounts which may exceed our taxable income due to the non-cash 22134: nature of depreciation expense and, to such extent, will constitute a tax- 22135: deferred return of capital, but in no event less than 95% of our taxable income, 22136: pursuant to the REIT Requirements; (ii) provide a hedge against inflation by 22137: entering into leases which contain clauses for scheduled rent escalations or 22138: participation in the growth of tenant sales, permitting us to increase 22139: Distributions and provide capital appreciation; and (iii) preserve Stockholders' 22140: capital.

22141:

22142: 22143:

TABLE I
22144:
22145: EXPERIENCE IN RAISING AND INVESTING FUNDS

22146: 22147:

Table I presents information on a dollar and percentage basis showing the 22148: experience of Inland Real Estate Investment Corporation ("IREIC"), of 22149: which the Advisor is a wholly owned subsidiary, in raising and investing funds 22150: in prior programs where the offering closed in the three years prior to December 22151: 31, 1999. The Table particularly focuses upon the dollar amount available for 22152: investment in properties expressed as a percentage of total dollars raised.

22153:

22154:
22155:
22156:
22157:
22158:
22159:
22160:
22161:
22162:
22163:
22164:
22165:
22166:
22167:

22168: 22169:

TABLE I-(Continued)
22170:
22171: EXPERIENCE IN RAISING AND INVESTING FUNDS (A)
22172: (000's omitted)

22173: 22174: 22175: 22176: 22178: 22180: 22182: 22183: 22184: 22186: 22188: 22190: 22191: 22192: 22194: 22196: 22198: 22199: 22200: 22202: 22204: 22206: 22207: 22208: 22210: 22212: 22214: 22215: 22216: 22218: 22220: 22222: 22223: 22224: 22226: 22228: 22230: 22231: 22232: 22234: 22236: 22238: 22239: 22240: 22242: 22244: 22246: 22247: 22248: 22250: 22252: 22254: 22255: 22256: 22258: 22260: 22262: 22263: 22264: 22266: 22268: 22270: 22271: 22272: 22274: 22276: 22278: 22279: 22280: 22282: 22284: 22286: 22287: 22288: 22290: 22292: 22294: 22295: 22296: 22298: 22300: 22302: 22303: 22304: 22306: 22308: 22310: 22311: 22312: 22314: 22316: 22318: 22319: 22320: 22322: 22324: 22326: 22327: 22328: 22330: 22332: 22334: 22335: 22336: 22338: 22340: 22342: 22343: 22344: 22346: 22348: 22350: 22351: 22352: 22354: 22356: 22358: 22359: 22360: 22363: 22365: 22367: 22368:
22177:	22179: Inland Real Estate Corporation	22181:
22185:	22187:	22189:
22193:	22195: 1 Program	22197:
22201:	22203:	22205:
22209: Dollar amount offered (B)	22211: $ 647,000	22213:
22217: Dollar amount raised	22219: 571,937	22221: 100.00%
22225: Less offering expenses:	22227:	22229:
22233: Syndication fees (C)	22235: 52,219	22237: 9.13
22241: Other fees (D)	22243: 6,597	22245: 1.15
22249: Organizational fees	22251: 37	22253: 0.00
22257: Reserves (E)	22259: 5,719	22261: 1.00
22265:	22267:	22269:
22273: Available for investment	22275: $ 943,478	22277: 88.71%
22281:	22283:	22285:
22289: Acquisition costs:	22291:	22293:
22297: Cash down payments (F)	22299: $ 939,751	22301:
22305: Other cash expenditures capitalized	22307: 5,055	22309:
22313:	22315:	22317:
22321: Total acquisition costs	22323: $ 944,806	22325:
22329:	22331:	22333:
22337: Percent leverage (G)	22339:	22341: 46.65%
22345: Date offerings commenced	22347:	22349: (H)
22353: Length of offering	22355:	22357: (H)
22361: Months to invest 90% of amount available for investment (measured from 22362: beginning of offering)	22364:	22366: (H)
22369: 22370:

22371:

22372: 22373:

TABLE I-(Continued)
22374:
22375: EXPERIENCE IN RAISING AND INVESTING FUNDS (A)
22376: (000's omitted)

22377:

NOTES TO TABLE I
22378:
22379:

22380:
  22381:
  The figures in this table are cumulative and are as of December 31, 1999. 22382: The dollar amount raised represents the cash proceeds collected by the 22383: program. The Table reflects payments made or to be made from investor 22384: capital contributions upon receipt. The Table reflects experience for Inland 22385: Real Estate Corporation ("IREC") , a REIT which closed in 1998.
  22386:
  Does not reflect Shares offered for distribution to Stockholders 22387: participating in the IREC's distribution reinvestment program.
  22388:
  Syndication fees are paid by the program to an affiliate, Inland 22389: Securities Corporation, or unaffiliated third parties commissions for the 22390: sale of Shares. All of these syndication fees were utilized to pay 22391: commissions and expenses of the offerings.
  22392:
  Other fees are paid by the program to unaffiliated parties and consist 22393: principally of printing, selling and registration costs.
  22394:
  Generally, a working capital reserve is established to fund, among other 22395: things, anticipated future cash flow deficits.
  22396:
  Cash down payments include amounts paid at closing and projected amounts 22397: to be paid from working capital reserves at mortgage balloon dates. Actual 22398: amounts paid at the balloon dates will depend upon the operating results of 22399: the partnerships.
  22400:
  Represents mortgage financing at December 31, 1999 divided by the total 22401: acquisition costs including such mortgage financing.
  22402:
  On October 14, 1994, the program commenced an initial public offering, on 22403: a best effort basis, ("Initial Offering") of 5,000,000 shares of 22404: common stock ("Shares") at $10.00 per share. On July 24, 1996, the 22405: program commenced an offering of an additional 10,000,000 Shares at $10.00 22406: per Share, on a best efforts basis, (the "Second Offering"). On 22407: July 14, 1997, the program commenced an offering of an additional 20,000,000 22408: Shares at $10.00 per Share, on a best efforts basis, (the "Third 22409: Offering"). On April 7, 1998, the program commenced an offering of an 22410: additional 27,000,000 Shares at $11.00 per Share, on a best efforts basis, 22411: (the "Fourth Offering"). In order to maximize flexibility in 22412: evaluating strategic alternatives, the program's board of directors decided 22413: to terminate the Fourth Offering on December 31, 1998. As of December 31, 22414: 1998, the program had received subscriptions for a total of 16,642,397 22415: Shares in the Fourth Offering. As of December 31, 1999, substantially all 22416: proceeds available for investment from the offerings were invested in real 22417: properties.
  22418:
22419:

22420:
22421:
22422:
22423:
22424:
22425:

22426: 22427:

TABLE II
22428:
22429: COMPENSATION TO IREIC AND AFFILIATES (A)

22430: 22431:

Table II summarizes the amount and type of compensation paid to IREIC and its 22432: Affiliates during the three most recent years in connection with the prior 22433: partnerships and program.

22434:

Some partnerships acquired their properties from Affiliates of the Advisor 22435: which had purchased such properties from unaffiliated third parties.

22436:

22437: 22438:

TABLE II
22439:
22440: COMPENSATION TO IREIC AND AFFILIATES (A)
22441: (000's omitted)

22442: 22443: 22444: 22445: 22447: 22449: 22451: 22453: 22454: 22455: 22457: 22459: 22461: 22463: 22464: 22465: 22467: 22469: 22471: 22473: 22474: 22475: 22477: 22479: 22481: 22483: 22484: 22485: 22487: 22489: 22491: 22493: 22494: 22495: 22497: 22499: 22501: 22503: 22504: 22505: 22507: 22509: 22511: 22513: 22514: 22515: 22518: 22520: 22522: 22524: 22525: 22526: 22528: 22530: 22532: 22534: 22535: 22536: 22538: 22540: 22542: 22544: 22545: 22546: 22548: 22550: 22552: 22554: 22555: 22556: 22558: 22560: 22562: 22564: 22565: 22566: 22570: 22572: 22574: 22576: 22577: 22578: 22580: 22582: 22584: 22586: 22587: 22588: 22591: 22593: 22595: 22597: 22598: 22599: 22601: 22603: 22605: 22607: 22608: 22609: 22611: 22613: 22615: 22617: 22618: 22619: 22621: 22623: 22625: 22627: 22628: 22629: 22631: 22633: 22635: 22637: 22638: 22639: 22641: 22643: 22645: 22647: 22648: 22649: 22651: 22653: 22655: 22657: 22658: 22659: 22661: 22663: 22665: 22667: 22668: 22669: 22671: 22673: 22675: 22677: 22678: 22679: 22681: 22683: 22685: 22687: 22688: 22689: 22691: 22693: 22695: 22697: 22698: 22699: 22701: 22703: 22705: 22707: 22708: 22709: 22711: 22713: 22715: 22717: 22718: 22719: 22722: 22724: 22726: 22728: 22729: 22730: 22732: 22734: 22736: 22738: 22739: 22740: 22742: 22744: 22746: 22748: 22749: 22750: 22752: 22754: 22756: 22758: 22759: 22760: 22763: 22765: 22767: 22769: 22770: 22771: 22773: 22775: 22777: 22779: 22780: 22781: 22783: 22785: 22787: 22789: 22790: 22791: 22793: 22795: 22797: 22799: 22800:
22446:	22448:	22450: Public Programs	22452: Inland Real Estate Corporation
22456:	22458:	22460:	22462:
22466:	22468:	22470: 6 Programs	22472: 1 Program
22476:	22478:	22480:	22482:
22486: Date offering commenced	22488:	22490: -	22492: 10/14/94
22496: Dollar amount raised	22498: $	22500: 172,241	22502: $ 571,937
22506:	22508:	22510:	22512:
22516: Amounts paid or payable to general partner or affiliates from proceeds 22517: of offerings:	22519:	22521:	22523:
22527: Selling commissions and underwriting fees	22529: $	22531: 5,885(B)	22533: 49,869(C)
22537: Other offering expenses (D)	22539:	22541: 2,310	22543: 2,350
22547: Acquisition cost and expense	22549:	22551: 10,088(E)	22553: 925
22557:	22559:	22561:	22563:
22567: Dollar amount of cash available (deficiency) from operations before 22568: deducting (adding) payments to (from) general partner or 22569: affiliates (F)	22571: $	22573: 118,854	22575:
22579:	22581:	22583:	22585:
22589: Amounts paid to (received from) general partner or affiliates related 22590: to operations:	22592:	22594:	22596:
22600: Property management fees (G)	22602: $	22604: 732	22606: 8,769
22610: Partnership subsidies received	22612:	22614: 0	22616: 0
22620: Accounting services	22622:	22624: 203	22626: 210
22630: Data processing service	22632:	22634: 155	22636: 280
22640: Legal services	22642:	22644: 235	22646: 29
22650: Mortgage servicing fees	22652:	22654: 0	22656: 245
22660: Mortgage interest expense	22662:	22664: 0	22666: 196
22670: Acquisition costs expensed	22672:	22674: 0	22676: 811
22680: Other administrative services	22682:	22684: 703	22686: 546
22690: Property upgrades	22692:	22694: 1,352	22696: 0
22700: Property operating expenses	22702:	22704: 0	22706: 0
22710:	22712:	22714:	22716:
22720: Dollar amount of property sales and refinancings before payments to 22721: general partner and affiliates (H):	22723:	22725:	22727:
22731: Cash	22733: $	22735: 34,526	22737: 0
22741: Equity in notes and undistributed sales proceeds	22743:	22745: 12,802	22747: 0
22751:	22753:	22755:	22757:
22761: Dollar amounts paid or payable to general partner or affiliates from 22762: sales and refinancings (I):	22764:	22766:	22768:
22772: Sales commissions	22774: $	22776: 267	22778: 0
22782: Mortgage brokerage fee	22784:	22786: 0	22788: 0
22792: Participation in cash distributions	22794:	22796: 425	22798: 0
22801: 22802:

22803: 22804:

TABLE II
22805:
22806: COMPENSATION TO IREIC AND AFFILIATES (A)
22807: (000's omitted)

22808: 22809:

NOTES TO TABLE II

22810:
  22811:
  The figures in this Table II relating to proceeds of the offerings are 22812: cumulative and are as of December 31, 1999 and the figures relating to cash 22813: available from operations are for the three years ending December 31, 1999. 22814: The dollar amount raised represents the cash proceeds collected by the 22815: partnerships or program. Amounts paid or payable to IREIC or affiliates from 22816: proceeds of the offerings represent payments made or to be made to IREIC and 22817: affiliates from investor capital contributions.
  22818:
  The total amount of selling commissions paid to an affiliate includes 22819: approximately $2,712,000, which was in turn paid to third party soliciting 22820: dealers.
  22821:
  The total amount of selling commissions paid to an affiliate includes 22822: approximately $42,500,000, which was in turn paid to third party soliciting 22823: dealers.
  22824:
  Consists of legal, accounting, printing and other offering expenses, 22825: including amounts to be paid to Inland Securities Corporation to be used as 22826: incentive compensation to its regional marketing representatives and amounts 22827: for reimbursement of the general partner for marketing, salaries and direct 22828: expenses of its employees while directly engaged in registering and 22829: marketing the Units and other marketing and organization expenses.
  22830:
  Represents initial cash down payments and future principal payments and 22831: prepaid items and fees paid to IREIC and its affiliates in connection with 22832: the acquisition of properties less amounts paid to unaffiliated third 22833: parties to acquire such properties. Cash down payments include amounts 22834: received at closing.
  22835:   22836: 22837: 22838: 22840: 22842: 22844: 22845: 22846: 22848: 22850: 22852: 22853: 22854: 22856: 22858: 22860: 22861: 22862: 22864: 22866: 22868: 22869: 22870: 22872: 22874: 22876: 22877: 22878: 22881: 22883: 22885: 22886: 22887: 22889: 22891: 22893: 22894: 22895: 22897: 22899: 22901: 22902: 22903: 22905: 22907: 22909: 22910: 22911: 22913: 22915: 22917: 22918:
22839:	22841:	22843: Public Programs
22847:	22849:	22851:
22855:	22857:	22859: 6 Programs
22863:	22865:	22867:
22871: Acquisition fees	22873: $	22875: 9,975
22879: Reimbursement (at cost) for upgrades and acquisition due 22880: diligence	22882:	22884: 113
22888: Partnership down payments	22890:	22892: 38,745
22896: Inland down payments	22898:	22900: (38,745)
22904:	22906:	22908:
22912: Acquisition cost and expense	22914: $	22916: 10,088
  22919: 22920:
  See Note (B) to Table III.
  22921:
  An affiliate provides property management services for all properties 22922: acquired by the partnerships or program. Management fees have not exceeded 22923: 4.5% of the gross receipts from the properties managed. With respect to Inland 22924: Capital Fund, L.P., Inland Land Appreciation Fund II, L.P. and Inland Land 22925: Appreciation Fund, L.P., IREIC receives an annual asset management fee equal 22926: to one-quarter of 1% of the original cost to the partnership of undeveloped 22927: land, limited to a cumulative total over the life of the partnership of 2% of 22928: the land's original cost to the partnership.
  22929:
  See Table V and Notes thereto regarding sales and disposals of properties.
  22930:
  Real estate sales commissions and participations in cash distributions are 22931: paid or payable to IREIC and/or its affiliates in connection with the sales of 22932: properties. Payments of all amounts shown are subordinated to the receipt by 22933: the limited partners of their original capital investment. See Table V and 22934: Notes thereto.
  22935:
22936: 22937:

TABLE III
22938:
22939: OPERATING RESULTS OF PRIOR PROGRAMS

22940: 22941:

Table III presents operating results for programs, the offerings of which 22942: closed during each of the five years ended prior to December 31, 1999. The 22943: operating results consist of:

22944:
  22945:
    22946:
    The components of taxable income (loss);
    22947:
    Taxable income or loss from operations and property sales;
    22948:
    Cash available and source, before and after cash distributions to 22949: investors; and
    22950:
    Tax and distribution data per $1,000 invested.
    22951:
  22952:
22953:

22954:

22955: 22956:

TABLE III
22957:
22958: OPERATING RESULTS OF PRIOR PROGRAMS
22959: (000's omitted, except for amounts presented per $1,000 invested)

22960: 22961:

  22962: 22963: 22964: 22967: 22968: 22969: 22971: 22973: 22975: 22977: 22979: 22981: 22983: 22984: 22985: 22987: 22989: 22991: 22993: 22995: 22997: 22999: 23000: 23001: 23003: 23005: 23007: 23009: 23011: 23013: 23015: 23016: 23017: 23019: 23021: 23023: 23025: 23027: 23029: 23031: 23032: 23033: 23035: 23037: 23039: 23041: 23043: 23045: 23047: 23048: 23049: 23051: 23053: 23055: 23057: 23059: 23061: 23063: 23064: 23065: 23067: 23069: 23071: 23073: 23075: 23077: 23079: 23080: 23081: 23083: 23085: 23087: 23089: 23091: 23093: 23095: 23096: 23097: 23099: 23101: 23103: 23105: 23107: 23109: 23111: 23112: 23113: 23115: 23117: 23119: 23121: 23123: 23125: 23127: 23128: 23129: 23131: 23133: 23135: 23137: 23139: 23141: 23143: 23144: 23145: 23147: 23149: 23151: 23153: 23155: 23157: 23159: 23160: 23161: 23163: 23165: 23167: 23169: 23171: 23173: 23175: 23176: 23177: 23179: 23181: 23183: 23185: 23187: 23189: 23191: 23192: 23193: 23195: 23197: 23199: 23201: 23203: 23205: 23207: 23208: 23209: 23211: 23213: 23215: 23217: 23219: 23221: 23223: 23224: 23225: 23227: 23229: 23231: 23233: 23235: 23237: 23239: 23240: 23241: 23243: 23245: 23247: 23249: 23251: 23253: 23255: 23256: 23257: 23259: 23261: 23263: 23265: 23267: 23269: 23271: 23272: 23273: 23275: 23277: 23279: 23281: 23283: 23285: 23287: 23288: 23289: 23291: 23293: 23295: 23297: 23299: 23301: 23303: 23304: 23305: 23307: 23309: 23311: 23313: 23315: 23317: 23319: 23320: 23321: 23323: 23325: 23327: 23329: 23331: 23333: 23335: 23336:
22965: Inland Real Estate 22966: Corporation
22970:	22972:	22974:	22976:	22978:	22980:	22982:
22986:	22988:	22990: 1999	22992: 1998	22994: 1997	22996: 1996	22998: 1995
23002:	23004:	23006:	23008:	23010:	23012:	23014:
23018: Gross revenues	23020: $	23022: 123,788	23024: 73,302	23026: 29,422	23028: 6,328	23030: 1,180
23034: Profit on sale of properties	23036:	23038: 0	23040: 0	23042: 0	23044: 0	23046: 0
23050:	23052:	23054:	23056:	23058:	23060:	23062:
23066: Less:	23068:	23070:	23072:	23074:	23076:	23078:
23082: Operating expenses	23084:	23086: 40,303	23088: 21,017	23090: 8,863	23092: 1,873	23094: 327
23098: Interest expense	23100:	23102: 25,654	23104: 13,422	23106: 5,655	23108: 597	23110: 164
23114: Program expenses	23116:	23118: 7,298	23120: 3,114	23122: 1,576	23124: 449	23126: 22
23130: Depreciation & amortization	23132:	23134: 20,361	23136: 11,663	23138: 4,681	23140: 957	23142: 170
23146:	23148:	23150:	23152:	23154:	23156:	23158:
23162: Net income (loss)-GAAP basis	23164: $	23166: 30,172	23168: 24,086	23170: 8,647	23172: 2,452	23174: 497
23178:	23180:	23182:	23184:	23186:	23188:	23190:
23194: Taxable income (loss) (A):	23196:	23198:	23200:	23202:	23204:	23206:
23210:	23212:	23214:	23216:	23218:	23220:	23222:
23226: Total from operations	23228:	23230: 0	23232: 0	23234: 0	23236: 0	23238: 0
23242: From gain on sale	23244:	23246: 0	23248: 0	23250: 0	23252: 0	23254: 0
23258:	23260:	23262:	23264:	23266:	23268:	23270:
23274: Cash available (deficiency) from operations (B)	23276:	23278: 54,479	23280: 39,999	23282: 15,218	23284: 5,180	23286: 978
23290: Cash available from sales (C)	23292:	23294: 0	23296: 0	23298: 0	23300: 0	23302: 0
23306: Cash (deficiency) from Financings	23308:	23310: 145,814	23312: 166,352	23314: 43,926	23316: 25,670	23318: 0
23322: Total cash available before distributions and special items	23324:	23326: 203,293	23328: 206,351	23330: 59,144	23332: 30,850	23334: 978
23337: 23338:

23339:

23340: 23341:

TABLE III
23342:
23343: OPERATING RESULTS OF PRIOR PROGRAMS
23344: (000's omitted, except for amounts presented per $1,000 invested)

23345: 23346:

  23347: 23348: 23349: 23352: 23353: 23354: 23356: 23358: 23360: 23362: 23364: 23366: 23368: 23369: 23370: 23372: 23374: 23376: 23378: 23380: 23382: 23384: 23385: 23386: 23388: 23390: 23392: 23394: 23396: 23398: 23400: 23401: 23402: 23404: 23406: 23408: 23410: 23412: 23414: 23416: 23417: 23418: 23420: 23422: 23424: 23426: 23428: 23430: 23432: 23433: 23434: 23436: 23438: 23440: 23442: 23444: 23446: 23448: 23449: 23450: 23452: 23454: 23456: 23458: 23460: 23462: 23464: 23465: 23466: 23468: 23470: 23472: 23474: 23476: 23478: 23480: 23481: 23482: 23484: 23486: 23488: 23490: 23492: 23494: 23496: 23497: 23498: 23500: 23502: 23504: 23506: 23508: 23510: 23512: 23513: 23514: 23516: 23518: 23520: 23522: 23524: 23526: 23528: 23529: 23530: 23532: 23534: 23536: 23538: 23540: 23542: 23544: 23545: 23546: 23548: 23550: 23552: 23554: 23556: 23558: 23560: 23561: 23562: 23565: 23567: 23569: 23571: 23573: 23575: 23577: 23578: 23579: 23581: 23583: 23585: 23587: 23589: 23591: 23593: 23594: 23595: 23597: 23599: 23601: 23603: 23605: 23607: 23609: 23610: 23611: 23613: 23615: 23617: 23619: 23621: 23623: 23625: 23626: 23627: 23629: 23631: 23633: 23635: 23637: 23639: 23641: 23642: 23643: 23645: 23647: 23649: 23651: 23653: 23655: 23657: 23658: 23659: 23661: 23663: 23665: 23667: 23669: 23671: 23673: 23674: 23675: 23677: 23679: 23681: 23683: 23685: 23687: 23689: 23690: 23691: 23693: 23695: 23697: 23699: 23701: 23703: 23705: 23706: 23707: 23709: 23711: 23713: 23715: 23717: 23719: 23721: 23722: 23723: 23725: 23727: 23729: 23731: 23733: 23735: 23737: 23738: 23739: 23741: 23743: 23745: 23747: 23749: 23751: 23753: 23754: 23755: 23757: 23759: 23761: 23763: 23765: 23767: 23769: 23770: 23771: 23773: 23775: 23777: 23779: 23781: 23783: 23785: 23786: 23787: 23789: 23791: 23793: 23795: 23797: 23799: 23801: 23802: 23803: 23805: 23807: 23809: 23811: 23813: 23815: 23817: 23818: 23819: 23821: 23823: 23825: 23827: 23829: 23831: 23833: 23834: 23835: 23837: 23839: 23841: 23843: 23845: 23847: 23849: 23850: 23851: 23853: 23855: 23857: 23859: 23861: 23863: 23865: 23866: 23867: 23869: 23871: 23873: 23875: 23877: 23879: 23881: 23882: 23883: 23886: 23888: 23890: 23892: 23894: 23896: 23898: 23899: 23900: 23902: 23904: 23906: 23908: 23910: 23912: 23914: 23915: 23916: 23918: 23920: 23922: 23924: 23926: 23928: 23930: 23931: 23932: 23934: 23936: 23938: 23940: 23942: 23944: 23946: 23947: 23948: 23950: 23952: 23954: 23956: 23958: 23960: 23962: 23963: 23964: 23966: 23968: 23970: 23972: 23974: 23976: 23978: 23979: 23980: 23983: 23985: 23987: 23989: 23991: 23993: 23995: 23996: 23997: 23999: 24001: 24003: 24005: 24007: 24009: 24011: 24012: 24013: 24015: 24017: 24019: 24021: 24023: 24025: 24027: 24028: 24029: 24031: 24033: 24035: 24037: 24039: 24041: 24043: 24044:
23350: Inland Real Estate 23351: Corporation
23355:	23357:	23359: 1999	23361: 1998	23363: 1997	23365: 1996	23367: 1995
23371: Less distributions to investors:	23373:	23375:	23377:	23379:	23381:	23383:
23387: From operations	23389:	23391: 48,773	23393: 33,454	23395: 11,899	23397: 3,286	23399: 607
23403: From sales and refinancings	23405:	23407: 0	23409: 0	23411: 0	23413: 0	23415: 0
23419: From return of capital	23421:	23423: 0	23425: 0	23427: 0	23429: 0	23431: 0
23435: From supplemental capital contribution (return on capital)	23437:	23439: 0	23441: 0	23443: 0	23445: 0	23447: 0
23451:	23453:	23455:	23457:	23459:	23461:	23463:
23467: Less distributions to general partner:	23469:	23471:	23473:	23475:	23477:	23479:
23483: From operations	23485:	23487: 0	23489: 0	23491: 0	23493: 0	23495: 0
23499: From sales and refinancings	23501:	23503: 0	23505: 0	23507: 0	23509: 0	23511: 0
23515: Cash available after distributions before special items	23517:	23519: 154,520	23521: 172,897	23523: 47,245	23525: 27,564	23527: 371
23531:	23533:	23535:	23537:	23539:	23541:	23543:
23547: Special items:	23549:	23551:	23553:	23555:	23557:	23559:
23563: Advances (repayments) from (to) general partner or 23564: affiliates	23566:	23568: 0	23570: 0	23572: 0	23574: 0	23576: 0
23580: Repurchase of shares (D)	23582:	23584: (3,723)	23586: (1,317)	23588: (421)	23590: (30)	23592: (27)
23596: Use of partnership reserves	23598:	23600: 0	23602: 0	23604: 0	23606: 0	23608: 0
23612: Use of cash available for offering purposes	23614:	23616: 0	23618: 0	23620: 0	23622: 0	23624: 0
23628: Cash available after distributions and special items	23630: $	23632: 150,797	23634: 171,580	23636: 46,824	23638: 27,534	23640: 344
23644:	23646:	23648:	23650:	23652:	23654:	23656:
23660: Tax data per $1,000 invested (A):	23662:	23664:	23666:	23668:	23670:	23672:
23676:	23678:	23680:	23682:	23684:	23686:	23688:
23692: Federal income tax results:	23694:	23696:	23698:	23700:	23702:	23704:
23708: Ordinary income (loss):	23710:	23712: 0	23714:	23716:	23718:	23720:
23724: From operations	23726:	23728: 0	23730: 0	23732: 0	23734: 0	23736: 0
23740: From recapture	23742:	23744: 0	23746: 0	23748: 0	23750: 0	23752: 0
23756: Capital gain	23758:	23760: 0	23762: 0	23764: 0	23766: 0	23768: 0
23772:	23774:	23776:	23778:	23780:	23782:	23784:
23788: Distribution date per $1,000 invested:	23790:	23792:	23794:	23796:	23798:	23800:
23804:	23806:	23808:	23810:	23812:	23814:	23816:
23820: Cash distributions to investors:	23822:	23824:	23826:	23828:	23830:	23832:
23836: Source (on GAAP basis):	23838:	23840:	23842:	23844:	23846:	23848:
23852: Investment income	23854:	23856: 89	23858: 88	23860: 86	23862: 82	23864: 78
23868: Return of capital	23870:	23872: 0	23874: 0	23876: 0	23878: 0	23880: 0
23884: Supplemental capital contributions (return on 23885: capital)	23887:	23889: 0	23891: 0	23893: 0	23895: 0	23897: 0
23901: Source (on cash basis):	23903:	23905:	23907:	23909:	23911:	23913:
23917: Sales	23919:	23921: 0	23923: 0	23925: 0	23927: 0	23929: 0
23933: Refinancings	23935:	23937: 0	23939: 0	23941: 0	23943: 0	23945: 0
23949: Operations (E)	23951:	23953: 89	23955: 88	23957: 86	23959: 82	23961: 78
23965: Return of capital	23967:	23969: 0	23971: 0	23973: 0	23975: 0	23977: 0
23981: Supplemental capital contributions (return on 23982: capital)	23984:	23986: 0	23988: 0	23990: 0	23992: 0	23994: 0
23998:	24000:	24002:	24004:	24006:	24008:	24010:
24014: Percent of properties remaining unsold (F)	24016:	24018: 100.00%	24020:	24022:	24024:	24026:
24030:	24032:	24034:	24036:	24038:	24040:	24042:
24045: 24046:

24047: 24048:

TABLE III--(Continued)

24049:

OPERATING RESULTS OF PRIOR PROGRAMS
24050: (000's included)

24051:

NOTES TO TABLE III

24052:
  24053: 24054:

    24055:

  The Program qualified as a real estate investment trust ("REIT") 24056: under the Code for federal income tax purposes commencing with the tax year 24057: ending December 31, 1995. Since the Program qualified for taxation as a REIT, 24058: the Program generally will not be subject to federal income tax to the extent 24059: it distributes its REIT taxable income to its stockholders. If the Program 24060: fails to qualify as a REIT in any taxable year, the Program will be subject to 24061: federal income tax on its taxable income at regular corporate tax rates. Even 24062: if the Program qualifies for taxation as a REIT, the Program may be subject to 24063: certain state and local taxes on its income and property and federal income 24064: and excise taxes on its undistributed income.
  24065:
  "Cash Available (Deficiency) from Operations," represents all cash 24066: revenues and funds received by the partnerships, including but not limited to 24067: operating income less operating expenses, and interest income. These amounts 24068: do not include payments made by the partnerships from offering proceeds nor do 24069: they include proceeds from sales or refinancings. These amounts also exclude 24070: advances from or repayments to IREIC and affiliates which are disclosed 24071: elsewhere in the table and include principal payments on long-term debt. For 24072: example:
  24073:

  24074:

  Inland Real Estate Corporation

  24075:   24076: 24077: 24078: 24080: 24082: 24084: 24086: 24088: 24090: 24092: 24093: 24094: 24096: 24098: 24100: 24102: 24104: 24106: 24108: 24109: 24110: 24113: 24115: 24117: 24119: 24121: 24123: 24125: 24126: 24127: 24129: 24131: 24133: 24135: 24137: 24139: 24141: 24142: 24143: 24145: 24147: 24149: 24151: 24153: 24155: 24157: 24158: 24159: 24161: 24163: 24165: 24167: 24169: 24171: 24173: 24174: 24175: 24177: 24179: 24181: 24183: 24185: 24187: 24189: 24190: 24191: 24193: 24195: 24197: 24199: 24201: 24203: 24205: 24206:
24079:	24081:	24083: 1999	24085: 1998	24087: 1997	24089: 1996	24091: 1995
24095:	24097:	24099:	24101:	24103:	24105:	24107:
24111: Net cash provided by operating activities per the Form 10-K 24112: annual report or 10-Q quarterly report	24114: $	24116: 59,201	24118: 42,775	24120: 15,924	24122: 5,530	24124: 978
24128: Principal payments on long-term debt	24130:	24132: (88)	24134: (74)	24136: (67)	24138: -	24140: -
24144: Payments for deferred loan fees	24146:	24148: (1,634)	24150: (2,702)	24152: (639)	24154: (350)	24156: -
24160:	24162:	24164:	24166:	24168:	24170:	24172:
24176:	24178: $	24180: 57,479	24182: 39,999	24184: 15,218	24186: 5,180	24188: 978
24192:	24194:	24196:	24198:	24200:	24202:	24204:
  24207: 24208:
  See Table V and Notes thereto regarding sales and disposals of properties.
  24209:
  The program established a share repurchase program which provides liquidity 24210: to investors. These funds were utilized by the program to repurchase shares, 24211: pursuant to the terms of the related prospectus.
  24212: 24213:

  TABLE III--(Continued)

  24214:

  OPERATING RESULTS OF PRIOR PROGRAMS
  24215: (000's included)

  24216:

  NOTES TO TABLE III

  24217:   24218:
  Distributions by the IREC to the extent of its current and accumulated 24219: earnings and profits for federal income tax purposes are taxable to 24220: stockholders as ordinary income. Distributions in excess of these earnings and 24221: profits generally are treated as a non-taxable reduction of the stockholder's 24222: basis in the shares to the extent thereof, and thereafter as taxable gain (a 24223: return of capital). These Distributions in excess of earnings and profits will 24224: have the effect of deferring taxation of the amount of the Distribution until 24225: the sale of the stockholder's shares.
  24226:   24227: 24228: 24229: 24230: 24231: 24232: 24233: 24234: 24235: 24236: 24237: 24239: 24241: 24243: 24245: 24247: 24249: 24250: 24251: 24253: 24255: 24257: 24259: 24261: 24263: 24264: 24265: 24267: 24269: 24271: 24273: 24275: 24277: 24278: 24279: 24281: 24283: 24285: 24287: 24289: 24291: 24292: 24293: 24295: 24297: 24299: 24301: 24303: 24305: 24306: 24307: 24309: 24311: 24313: 24315: 24317: 24319: 24320: 24321: 24323: 24325: 24327: 24329: 24331: 24333: 24334:

24238:	24240: 1999	24242: 1998	24244: 1997	24246: 1996	24248: 1995
24252:	24254:	24256:	24258:	24260:	24262:
24266: % of Distribution representing:	24268:	24270:	24272:	24274:	24276:
24280: Ordinary income	24282: 73.67	24284: 76.22	24286: 74.19	24288: 83.50	24290: 94.24
24294: Return of Capital	24296: 26.33	24298: 23.78	24300: 25.81	24302: 16.50	24304: 5.76
24308:	24310:	24312:	24314:	24316:	24318:
24322:	24324: 100.00	24326: 100.00	24328: 100.00	24330: 100.00	24332: 100.00
  24335: 24336:
  Percent of properties remaining unsold represents original total acquisition 24337: costs of properties retained divided by original total acquisition cost of all 24338: properties in the program, plus the total of uninvested offering proceeds (if 24339: any).
  24340:
24341:

24342:

24343:

24344: 24345:

TABLE IV
24346:
24347: RESULTS OF COMPLETED PROGRAMS
24348:
24349: (000's omitted, except for amounts presented per $1,000 invested)

24350: 24351:

Table IV is a summary of operating and disposition results of prior public 24352: partnerships sponsored by Affiliates of the Advisor, which during the five years 24353: ended prior to December 31, 1999 have sold their properties and either hold 24354: notes with respect to such sales or have liquidated. One public partnership, 24355: Inland Real Estate Growth Fund, L.P., has disposed of all its properties during 24356: the five years ended prior to December 31, 1999.

24357:

24358: 24359: 24360: 24361: 24363: 24365: 24366: 24367: 24369: 24371: 24372: 24373: 24375: 24377: 24378: 24379: 24381: 24383: 24384: 24385: 24387: 24389: 24390: 24391: 24393: 24395: 24396: 24397: 24399: 24401: 24402: 24403: 24405: 24407: 24408: 24409: 24411: 24413: 24414: 24415: 24417: 24419: 24420: 24421: 24423: 24425: 24426: 24427: 24429: 24431: 24432: 24433: 24435: 24437: 24438: 24439: 24441: 24443: 24444: 24445: 24447: 24449: 24450: 24451: 24453: 24455: 24456: 24457: 24459: 24461: 24462: 24463: 24465: 24467: 24468: 24469: 24471: 24473: 24474: 24475: 24477: 24479: 24480: 24481: 24483: 24485: 24486: 24487: 24489: 24491: 24492:
24362:	24364: Inland Real Estate
24368: Program Name	24370: Growth Fund, L.P.
24374:	24376:
24380: Dollar amount raised	24382: 9,465
24386: Number of properties purchased	24388: 2
24392: Date of closing of offering	24394: 08/21/87
24398: Date property sold	24400: Various
24404:	24406:
24410: Tax and distribution data per $1,000 invested (A):	24412:
24416: Federal income tax results:	24418:
24422: Ordinary income (loss):	24424:
24428: Operations	24430: (1,245)
24434: Recapture	24436: 0
24440: Capital Gain	24442: 1,537
24446:	24448:
24452: Deferred Gain:	24454:
24458: Capital	24460: 0
24464: Ordinary	24466: 0
24470:	24472:
24476: Cash distributions to investors (cash basis):	24478:
24482: Sales	24484: 1,093
24488: Operations	24490: 196
24493:
  24494: 24495:
  Data per $1,000 invested is presented as of December 31, 1999. See Table V 24496: and Notes thereto regarding sales and disposals of properties.
  24497:
24498:

24499:

24500: 24501:

TABLE V
24502:
24503: SALES OR DISPOSALS OF PROPERTIES

24504: 24505:

Table V presents information on the results of the sale or disposals of 24506: public partnership properties during the three years ended prior to December 24507: 31, 1999. Since January 1, 1997, partnerships sponsored by Affiliates of the 24508: Advisor had 37 sales transactions. The table provides certain information to 24509: evaluate property performance over the holding period such as:

24510:
  24511:
  Sales proceeds received by the partnerships in the form of cash down 24512: payments at the time of sale after expenses of sale and secured notes 24513: received at sale;
  24514:
  Cash invested in properties;
  24515:
  Cash flow (deficiency) generated by the property;
  24516:
  Taxable gain (ordinary and total); and
  24517:
  Terms of notes received at sale.
  24518:
24519:

24520:

24521: 24522:

TABLE V (Continued)
24523:
24524: SALES OR DISPOSALS OF PROPERTIES (A)
24525: (000's omitted)

24526: 24527: 24528: 24529: 24531: 24533: 24535: 24537: 24539: 24541: 24543: 24545: 24547: 24549: 24551: 24552: 24553: 24555: 24557: 24559: 24561: 24563: 24565: 24567: 24569: 24571: 24573: 24575: 24576: 24577: 24579: 24581: 24583: 24585: 24587: 24589: 24591: 24593: 24595: 24597: 24599: 24600: 24601: 24603: 24605: 24607: 24609: 24611: 24613: 24615: 24617: 24619: 24621: 24623: 24624: 24625: 24627: 24629: 24631: 24633: 24635: 24637: 24639: 24641: 24643: 24645: 24647: 24648: 24649: 24651: 24653: 24655: 24657: 24659: 24661: 24663: 24665: 24667: 24669: 24671: 24672: 24673: 24675: 24677: 24679: 24681: 24683: 24685: 24687: 24689: 24691: 24693: 24695: 24696: 24697: 24699: 24701: 24703: 24705: 24707: 24709: 24711: 24713: 24715: 24717: 24719: 24720: 24721: 24723: 24725: 24727: 24729: 24731: 24733: 24735: 24737: 24739: 24741: 24743: 24744: 24745: 24747: 24749: 24751: 24753: 24755: 24757: 24759: 24761: 24763: 24765: 24767: 24768: 24769: 24771: 24773: 24775: 24777: 24779: 24781: 24783: 24785: 24787: 24789: 24791: 24792: 24793: 24795: 24797: 24799: 24801: 24803: 24805: 24807: 24809: 24811: 24813: 24815: 24816: 24817: 24819: 24821: 24823: 24825: 24827: 24829: 24831: 24833: 24835: 24837: 24839: 24840: 24841: 24843: 24845: 24847: 24849: 24851: 24853: 24855: 24857: 24859: 24861: 24863: 24864: 24865: 24867: 24869: 24871: 24873: 24875: 24877: 24879: 24881: 24883: 24885: 24887: 24888: 24889: 24891: 24893: 24895: 24897: 24899: 24901: 24903: 24905: 24907: 24909: 24911: 24912: 24913: 24915: 24917: 24919: 24921: 24923: 24925: 24927: 24929: 24931: 24933: 24935: 24936: 24937: 24939: 24941: 24943: 24945: 24947: 24949: 24951: 24953: 24955: 24957: 24959: 24960: 24961: 24963: 24965: 24967: 24969: 24971: 24973: 24975: 24977: 24979: 24981: 24983: 24984: 24985: 24987: 24989: 24991: 24993: 24995: 24997: 24999: 25001: 25003: 25005: 25007: 25008: 25009: 25011: 25013: 25015: 25017: 25019: 25021: 25023: 25025: 25027: 25029: 25031: 25032: 25033: 25035: 25037: 25039: 25041: 25043: 25045: 25047: 25049: 25051: 25053: 25055: 25056: 25057: 25059: 25061: 25063: 25065: 25067: 25069: 25071: 25073: 25075: 25077: 25079: 25080: 25081: 25083: 25085: 25087: 25089: 25091: 25093: 25095: 25097: 25099: 25101: 25103: 25104: 25105: 25107: 25109: 25111: 25113: 25115: 25117: 25119: 25121: 25123: 25125: 25127: 25128: 25129: 25131: 25133: 25135: 25137: 25139: 25141: 25143: 25145: 25147: 25149: 25151: 25152: 25153: 25155: 25157: 25159: 25161: 25163: 25165: 25167: 25169: 25171: 25173: 25175: 25176: 25177: 25179: 25181: 25183: 25185: 25187: 25189: 25191: 25193: 25195: 25197: 25199: 25200: 25201: 25203: 25205: 25207: 25209: 25211: 25213: 25215: 25217: 25219: 25221: 25223: 25224: 25225: 25227: 25229: 25231: 25233: 25235: 25237: 25239: 25241: 25243: 25245: 25247: 25248: 25249: 25251: 25253: 25255: 25257: 25259: 25261: 25263: 25265: 25267: 25269: 25271: 25272: 25273: 25275: 25277: 25279: 25281: 25283: 25285: 25287: 25289: 25291: 25293: 25295: 25296: 25297: 25299: 25301: 25303: 25305: 25307: 25309: 25311: 25313: 25315: 25317: 25319: 25320: 25321: 25323: 25325: 25327: 25329: 25331: 25333: 25335: 25337: 25339: 25341: 25343: 25344: 25345: 25347: 25349: 25351: 25353: 25355: 25357: 25359: 25361: 25363: 25365: 25367: 25368: 25369: 25371: 25373: 25375: 25377: 25379: 25381: 25383: 25385: 25387: 25389: 25391: 25392: 25393: 25395: 25397: 25399: 25401: 25403: 25405: 25407: 25409: 25411: 25413: 25415: 25416: 25417: 25419: 25421: 25423: 25425: 25427: 25429: 25431: 25433: 25435: 25437: 25439: 25440: 25441: 25443: 25445: 25447: 25449: 25451: 25453: 25455: 25457: 25459: 25461: 25463: 25464: 25465: 25467: 25469: 25471: 25473: 25475: 25477: 25479: 25481: 25483: 25485: 25487: 25488:
24530:	24532: Date Acquired	24534: Date of Sale	24536: Cash Received, net of Closing Costs(B)	24538: Selling Commissions paid or payable to Inland	24540: Mortgage at Time of Sale	24542: Secured Notes Received at Sale (C)	24544: Net Selling Price	24546: Original Mortgage Financing	24548: Partnership Capital Invested (D)	24550: Total
24554:	24556:	24558:	24560:	24562:	24564:	24566:	24568:	24570:	24572:	24574:
24578: Monthly Income Fund I-	24580:	24582:	24584:	24586:	24588:	24590:	24592:	24594:	24596:	24598:
24602: Yorkville Living Center, Lot #11	24604: 01/29/88	24606: 09/12/97	24608: 40	24610: 0	24612: 0	24614: 0	24616: 40	24618: 0	24620: 25	24622: 25
24626: Land I 2.081 Acres of Parcel #13	24628: 11/07/89	24630: 09/18/97	24632: 26	24634: 0	24636: 0	24638: 0	24640: 26	24642: 0	24644: 6	24646: 6
24650: Land I 81.216 Acres of Parcel #1	24652: 01/19/89	24654: Var 97	24656: 31	24658: 0	24660: (3,580)(G)	24662: 2,170(F)	24664: 5,781	24666: 0	24668: 5,668	24670: 5,668
24674: Land I 5.468 Acres of Parcel #15	24676: 01/03/90	24678: Var 97	24680: 491	24682: 0	24684: 0	24686: 0	24688: 491	24690: 0	24692: 173	24694: 173
24698: Land II 12.6506 Acres of Parcel #7	24700: 04/22/91	24702: Var 97	24704: 1,133	24706: 0	24708: 0	24710: 0	24712: 1,027	24714: 0	24716: 746	24718: 746
24722: Land II 2.61 Acres of Parcel #23	24724: 10/30/92	24726: Var 97	24728: 477	24730: 0	24732: 0	24734: 0	24736: 477	24738: 0	24740: 352	24742: 352
24746: Capital Fund 8.6806 Ac. of Parcel #2	24748: 11/09/93	24750: Var 97	24752: 686	24754: 0	24756: 0	24758: 0	24760: 686	24762: 0	24764: 255	24766: 255
24770: Capital Fund 2.305 Ac. of Parcel #4	24772: 03/30/94	24774: Var 97	24776: 642	24778: 0	24780: 0	24782: 0	24784: 642	24786: 0	24788: 70	24790: 70
24794: Land I Lots of Parcel #15	24796: 01/03/90	24798: Var 98	24800: 645	24802: 0	24804: 0	24806: 1,968	24808: 2,613	24810: 0	24812: 2,366	24814: 2,366
24818: Land I Lots of Parcel #21	24820: 03/08/90	24822: Var 98	24824: 650	24826: 0	24828: (450)	24830: 2,449	24832: 3,549	24834: 0	24836: 2,358	24838: 2,358
24842: Land I 30 Acres of Parcel #16	24844: 01/29/90	24846: Var 98	24848: 61	24850: 0	24852: 0	24854: 1,362	24856: 1,423	24858: 0	24860: 816	24862: 816
24866: Land II Parcel #15	24868: 09/04/91	24870: Var 98	24872: (6)	24874: 0	24876: 0	24878: 2,750	24880: 2,744	24882: 0	24884: 1,043	24886: 1,043
24890: Land II Lots Parcel #23	24892: 10/30/92	24894: Var 98	24896: 2,142	24898: 0	24900: 0	24902: 0	24904: 2,142	24906: 0	24908: 1,455	24910: 1,455
24914: Land II Lots Parcel #7	24916: 04/22/91	24918: Var 98	24920: 1,402	24922: 0	24924: 0	24926: 0	24928: 1,402	24930: 0	24932: 997	24934: 997
24938: Capital Fund Easement Parcel #5	24940: 04/01/94	24942: Var 98	24944: 63	24946: 0	24948: 0	24950: 0	24952: 63	24954: 0	24956: 7	24958: 7
24962: Capital Fund Lots Parcel #2	24964: 11/09/93	24966: Var 98	24968: 143	24970: 0	24972: 0	24974: 0	24976: 143	24978: 0	24980: 58	24982: 58
24986: Capital Fund Lots Parcel #6	24988: 05/11/94	24990: Var 98	24992: 109	24994: 0	24996: 0	24998: 1,125	25000: 1,234	25002: 0	25004: 1,215	25006: 1,215
25010: Capital Fund Lots Parcel #13	25012: 10/06/94	25014: Var 98	25016: 1,290	25018: 0	25020: 0	25022: 0	25024: 1,290	25026: 0	25028: 1,147	25030: 1,147
25034: Capital Fund Lots Parcel #4	25036: 03/30/94	25038: Var 98	25040: 681	25042: 0	25044: 0	25046: 0	25048: 681	25050: 0	25052: 121	25054: 121
25058: Capital Fund Lots Parcel #18	25060: 11/02/95	25062: Var 98	25064: 1,410	25066: 0	25068: 0	25070: 0	25072: 1,410	25074: 0	25076: 1,062	25078: 1,062
25082: Growth Fund I - Scottsdale Sierra	25084: 12/31/85	25086: 05/06/98	25088: 7,255	25090: 0	25092: (375)	25094: 0	25096: 7,630	25098: 3,283	25100: 3,755	25102: 7,038
25106: Monthly Income Fund II-Eurofresh Plaza	25108: 12/31/90	25110: 11/30/99	25112: 2,540	25114: 0	25116: 0	25118: 0	25120: 2,540	25122: 0	25124: 2,186	25126: 2,186
25130: Land I 10.391 Acres of Parcel #16	25132: 01/29/90	25134: 12/15/99	25136: 1,494	25138: 0	25140: 0	25142: 0	25144: 1,494	25146: 0	25148: 291	25150: 291
25154: Land I 27.51 Acres of Parcel #17	25156: 01/29/90	25158: 01/29/99	25160: 484	25162: 0	25164: 0	25166: 0	25168: 484	25170: 0	25172: 321	25174: 321
25178: Land I 96.29 Acres of Parcel #23	25180: 05/08/90	25182: 08/26/99	25184: 589	25186: 0	25188: 0	25190: 750	25192: 1,339	25194: 0	25196: 1,309	25198: 1,309
25202: Land II 19.6296 Acres of Parcel #7	25204: 04/22/91	25206: Var 99	25208: 1,866	25210: 0	25212: 0	25214: 0	25216: 1,866	25218: 0	25220: 1,390	25222: 1,390
25226: Land II 20.138 Acres of Parcel #20	25228: 01/31/92	25230: 06/30/99	25232: 1,265	25234: 0	25236: 0	25238: 0	25240: 1,265	25242: 0	25244: 1,250	25246: 1,250
25250: Land II 1 Acre of Parcel #21	25252: 05/26/92	25254: 03/16/99	25256: 49	25258: 0	25260: 0	25262: 0	25264: 49	25266: 0	25268: 19	25270: 19
25274: Land II 2.4 Acres of Parcel #22	25276: 10/30/92	25278: 07/27/99	25280: 295	25282: 0	25284: 0	25286: 0	25288: 295	25290: 0	25292: 26	25294: 26
25298: Land II 5.8752 Acres of Parcel #23	25300: 10/30/92	25302: Var 99	25304: 1,096	25306: 0	25308: 0	25310: 0	25312: 1,096	25314: 0	25316: 821	25318: 821
25322: Land II 2.108 Acres of Parcel #26	25324: 03/10/93	25326: Var 99	25328: 629	25330: 0	25332: 0	25334: 228	25336: 857	25338: 0	25340: 626	25342: 626
25346: Capital Fund 13.503 Acres of Parcel #2	25348: 11/09/93	25350: Var 99	25352: 871	25354: 0	25356: 0	25358: 0	25360: 871	25362: 0	25364: 433	25366: 433
25370: Capital Fund Parcel #3	25372: 03/04/94	25374: 02/04/99	25376: 2,594	25378: 0	25380: 0	25382: 0	25384: 2,594	25386: 0	25388: 1,362	25390: 1,362
25394: Capital Fund 1.0331 Acres of Parcel #4	25396: 03/30/94	25398: 08/19/99	25400: 348	25402: 0	25404: 0	25406: 0	25408: 348	25410: 0	25412: 70	25414: 70
25418: Capital Fund 188.9 Acres of Parcel #5	25420: 04/01/94	25422: 10/07/99	25424: 733	25426: 0	25428: 0	25430: 0	25432: 773	25434: 0	25436: 613	25438: 613
25442: Capital Fund 2.977 Acres of Parcel #10	25444: 09/16/94	25446: 11/03/99	25448: 87	25450: 0	25452: 0	25454: 0	25456: 87	25458: 0	25460: 39	25462: 39
25466: Capital Fund 10.643 Acres of Parcel #14	25468: 10/26/94	25470: 06/21/99	25472: 175	25474: 0	25476: 0	25478: 0	25480: 175	25482: 0	25484: 8686	25486: 8,686
25489: 25490:

25491:

TABLE V (Continued)
25492:
25493: SALES OR DISPOSALS OF PROPERTIES (A)
25494: (000's omitted)

25495: 25496: 25497: 25498: 25500: 25503: 25505: 25507: 25509: 25511: 25512: 25513: 25515: 25517: 25519: 25521: 25523: 25525: 25526: 25527: 25529: 25531: 25533: 25535: 25537: 25539: 25540: 25541: 25543: 25545: 25547: 25549: 25551: 25553: 25554: 25555: 25557: 25559: 25561: 25563: 25565: 25567: 25568: 25569: 25571: 25573: 25575: 25577: 25579: 25581: 25582: 25583: 25585: 25587: 25589: 25591: 25593: 25595: 25596: 25597: 25599: 25601: 25603: 25605: 25607: 25609: 25610: 25611: 25613: 25615: 25617: 25619: 25621: 25623: 25624: 25625: 25627: 25629: 25631: 25633: 25635: 25637: 25638: 25639: 25641: 25643: 25645: 25647: 25649: 25651: 25652: 25653: 25655: 25657: 25659: 25661: 25663: 25665: 25666: 25667: 25669: 25671: 25673: 25675: 25677: 25679: 25680: 25681: 25683: 25685: 25687: 25689: 25691: 25693: 25694: 25695: 25697: 25699: 25701: 25703: 25705: 25707: 25708: 25709: 25711: 25713: 25715: 25717: 25719: 25721: 25722: 25723: 25725: 25727: 25729: 25731: 25733: 25735: 25736: 25737: 25739: 25741: 25743: 25745: 25747: 25749: 25750: 25751: 25753: 25755: 25757: 25759: 25761: 25763: 25764: 25765: 25767: 25769: 25771: 25773: 25775: 25777: 25778: 25779: 25781: 25783: 25785: 25787: 25789: 25791: 25792: 25793: 25795: 25797: 25799: 25801: 25803: 25805: 25806: 25807: 25809: 25811: 25813: 25815: 25817: 25819: 25820: 25821: 25823: 25825: 25827: 25829: 25831: 25833: 25834: 25835: 25837: 25839: 25841: 25843: 25845: 25847: 25848: 25849: 25851: 25853: 25855: 25857: 25859: 25861: 25862: 25863: 25865: 25867: 25869: 25871: 25873: 25875: 25876: 25877: 25879: 25881: 25883: 25885: 25887: 25889: 25890: 25891: 25893: 25895: 25897: 25899: 25901: 25903: 25904: 25905: 25907: 25909: 25911: 25913: 25915: 25917: 25918: 25919: 25921: 25923: 25925: 25927: 25929: 25931: 25932: 25933: 25935: 25937: 25939: 25941: 25943: 25945: 25946: 25947: 25949: 25951: 25953: 25955: 25957: 25959: 25960: 25961: 25963: 25965: 25967: 25969: 25971: 25973: 25974: 25975: 25977: 25979: 25981: 25983: 25985: 25987: 25988: 25989: 25991: 25993: 25995: 25997: 25999: 26001: 26002: 26003: 26005: 26007: 26009: 26011: 26013: 26015: 26016: 26017: 26019: 26021: 26023: 26025: 26027: 26029: 26030: 26031: 26033: 26035: 26037: 26039: 26041: 26043: 26044:
25499:	25501: Excess (deficiency) of property operating cash receipts over cash 25502: expenditures (E)	25504: Amount of subsidies included in operating cash receipts	25506: Total Taxable Gain from Sale	25508: Ordinary Income from Sale	25510: Capital Gain
25514:	25516:	25518:	25520:	25522:	25524:
25528: Monthly Income Fund I-Yorkville Living Center, Lot #11	25530: (23)	25532: 0	25534: 15	25536: 0	25538: 15
25542: Land I 2.081 Acres of Parcel #13	25544: 0	25546: 0	25548: 20	25550: 0	25552: 20
25556: Land I 81.216 Acres of Parcel #1	25558: 0	25560: 0	25562: (193)	25564: 0	25566: (193)
25570: Land I 5.468 Acres of Parcel #15	25572: 0	25574: 0	25576: 309	25578: 0	25580: 309
25584: Land II 12.6506 Acres of Parcel #7	25586: 0	25588: 0	25590: 387	25592: 0	25594: 387
25598: Land II 2.61 Acres of Parcel #23	25600: 0	25602: 0	25604: 125	25606: 0	25608: 125
25612: Capital Fund 8.6806 Ac. of Parcel #2	25614: 0	25616: 0	25618: 431	25620: 0	25622: 431
25626: Capital Fund 2.305 Ac. of Parcel #4	25628: 0	25630: 0	25632: 572	25634: 0	25636: 572
25640: Land I Lots of Parcel #15	25642: 0	25644: 0	25646: 71	25648: 0	25650: 71
25654: Land I Lots of Parcel #21	25656: 0	25658: 0	25660: 742	25662: 0	25664: 742
25668: Land I 30 Acres of Parcel #16	25670: 0	25672: 0	25674: 1,058	25676: 0	25678: 1,058
25682: Land II Parcel #15	25684: 0	25686: 0	25688: 1,701	25690: 0	25692: 1,701
25696: Land II Lots Parcel #23	25698: 0	25700: 0	25702: 521	25704: 0	25706: 521
25710: Land II Lots Parcel #7	25712: 0	25714: 0	25716: 297	25718: 0	25720: 297
25724: Capital Fund Easement Parcel #5	25726: 0	25728: 0	25730: 57	25732: 0	25734: 57
25738: Capital Fund Lots Parcel #2	25740: 0	25742: 0	25744: 78	25746: 0	25748: 78
25752: Capital Fund Lots Parcel #6	25754: 0	25756: 0	25758: 11	25760: 0	25762: 11
25766: Capital Fund Lots Parcel #13	25768: 0	25770: 0	25772: 144	25774: 0	25776: 144
25780: Capital Fund Lots Parcel #4	25782: 0	25784: 0	25786: 561	25788: 0	25790: 561
25794: Capital Fund Lots Parcel #18	25796: 0	25798: 0	25800: 348	25802: 0	25804: 348
25808: Growth Fund I - Scottsdale Sierra	25810: 822	25812: 0	25814: 4,356	25816: 0	25818: 4,356
25822: Monthly Income Fund II-Eurofresh Plaza	25824: 1,291	25826: 0	25828: 514	25830: 0	25832: 514
25836: Land I 10.391 Acres of Parcel #16	25838: 0	25840: 0	25842: 1,202	25844: 0	25846: 1,202
25850: Land I 27.51 Acres of Parcel #17	25852: 0	25854: 0	25856: 163	25858: 0	25860: 163
25864: Land I 96.29 Acres of Parcel #23	25866: 0	25868: 0	25870: (102)	25872: 0	25874: (102)
25878: Land II 19.6296 Acres of Parcel #7	25880: 0	25882: 0	25884: 352	25886: 0	25888: 352
25892: Land II 20.138 Acres of Parcel #20	25894: 0	25896: 0	25898: 15	25900: 0	25902: 15
25906: Land II 1 Acre of Parcel #21	25908: 0	25910: 0	25912: 31	25914: 0	25916: 31
25920: Land II 2.4 Acres of Parcel #22	25922: 0	25924: 0	25926: 270	25928: 0	25930: 270
25934: Land II 5.8752 Acres of Parcel #23	25936: 0	25938: 0	25940: 202	25942: 0	25944: 202
25948: Land II 2.108 Acres of Parcel #26	25950: 0	25952: 0	25954: 174	25956: 0	25958: 174
25962: Capital Fund 13.503 Acres of Parcel #2	25964: 0	25966: 0	25968: 420	25970: 0	25972: 420
25976: Capital Fund Parcel #3	25978: 0	25980: 0	25982: 1,232	25984: 0	25986: 1,232
25990: Capital Fund 1.0331 Acres of Parcel #4	25992: 0	25994: 0	25996: 278	25998: 0	26000: 278
26004: Capital Fund 188.9 Acres of Parcel #5	26006: 0	26008: 0	26010: 160	26012: 0	26014: 160
26018: Capital Fund 2.977 Acres of Parcel #10	26020: 0	26022: 0	26024: 48	26026: 0	26028: 48
26032: Capital Fund 10.643 Acres of Parcel #14	26034: 0	26036: 0	26038: 89	26040: 0	26042: 89
26045: 26046:

TABLE V - (Continued)
26047:
26048: SALES OR DISPOSALS OF PROPERTIES
26049: (000's omitted)
26050:
26051: NOTES TO TABLE V

26052:
  26053: 26054:
  The table includes all sales of properties by the partnerships during the 26055: three years ended December 31, 1999. All sales have been made to parties 26056: unaffiliated with the partnership.
  26057:
  Consists of cash payments received from the buyers and the assumption of 26058: certain liabilities by the buyers at the date of sale, less expenses of sale.
  26059:
  The stated principal amount of the notes is shown in the table under 26060: "Secured Notes Received at Sale." All sales with notes received at 26061: sale are being reported for tax purposes on the installment basis.
  26062:
  Amounts represent the dollar amount raised from the offerings of limited 26063: partnership units, less sales commissions and other offering expenses.
  26064:
  Represents "Cash Available (Deficiency) from Operations (including 26065: subsidies)" as adjusted for applicable "Fixed Asset Additions" 26066: through the year of sale.
  26067:
  As a result of the sale of the remaining approximately 81 acres of Parcel 1 26068: on December 29, 1997, the Partnership received mortgage loans receivable 26069: totaling $2,170,089, of which $575,000 accrued interest at 9% per annum and 26070: had a maturity date of July 1, 1998 and was paid in full. The remaining 26071: $1,595,089 accrues interest at 9% per annum and has a maturity date of 26072: December 30, 2000.
  26073:
  As a result of the sale of the remaining approximately 81 acres of Parcel 1 26074: on December 29, 1997, the buyer assumed the current mortgage note held by the 26075: Partnership which had a balance of $3,325,515 at that time.
  26076:
26077:

26078:

 26079: 26080:

INLAND RETAIL REAL ESTATE TRUST, INC.

26081:

STICKER SUPPLEMENT FOR PENNSYLVANIA RESIDENTS ONLY

26082: 26083:

This Supplement No. 1 to the Company's Prospectus dated February 11, 1999 modifies certain information in the Prospectus on the cover page, under the captions "Who May Invest" and "Plan of Distribution-- Escrow Conditions" and "--Representations and Warranties in the Subscription Agreement," and the form of the Subscription Agreement included as Appendix C, and shall only apply to residents of Pennsylvania. Unless otherwise defined capitalized terms used herein shall have the same meaning as in the Prospectus.

26084: 26085:

PENNSYLVANIA INVESTORS: Subscribers residing in Pennsylvania may not be admitted as Stockholders to the Company until subscriptions have been received and accepted for 2,500,000 Shares ($25,000,000) from all sources (the "Pennsylvania Minimum Offering"). The funds representing subscriptions for Shares from Pennsylvania residents will be placed in an escrow until subscriptions for Shares for Gross Offering Proceeds of at least $25,000,000 have been obtained. If the Pennsylvania Minimum Offering has not been obtained by the end of 120-day escrow periods (with the initial 120-day escrow period commencing upon the effectiveness of this Offering), the Company shall notify the Pennsylvania subscribers in writing by certified mail within 10 calendar days after the end of each such 120-day escrow period that they have a right to have their investment returned to them. If a subscriber residing in Pennsylvania requests the return of such subscription funds within 10 calendar days after receipt of the notification, the Company will return those funds, together with any interest earned thereon for the time those funds remain in escrow subsequent to the initial 120-day escrow period, to the subscriber within 15 calendar days after receipt of the subscriber's request.

26086: 26087:

Funds received from subscribers residing in Pennsylvania will be released to the Company from the escrow immediately after subscriptions for at least $25,000,000 have been received from all sources. Subscriptions from Pennsylvania residents may be included in determining whether subscriptions for the Pennsylvania Minimum Offering have been obtained.

26088: 26089:

Because the Minimum Offering is less than $50,000,000, Pennsylvania investors are cautioned to carefully evaluate the Company's ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of the Company's subscription proceeds.

26090: 26091:

Subscribers residing in Pennsylvania must sign a Subscription Agreement wherein they acknowledge receipt of this Sticker Supplement in addition to making the other representations and warranties contained in the form of the Subscription Agreement included as Appendix C to the Prospectus.

26092:

26093:

 26094: 26095: 26097: 26099: 26100: 26102: 26104: 26105:
26096: Filed Pursuant to Rule 424(b)(1)	26098: Registration No. 333-64391
26101: PROSPECTUS	26103: 200,000 SHARES OF COMMON STOCK--MINIMUM OFFERING
26106: 26107:

26108:

INLAND RETAIL REAL ESTATE TRUST, INC.
26109:

26110: 26111: 26113: 26115: 26116:
26112: $10.00 PER SHARE*	26114: MINIMUM INITIAL PURCHASE--300 SHARES (100 SHARES FOR TAX-EXEMPT ENTITIES)*
26117: 26118: 26119:

    Inland Retail Real Estate Trust, Inc. (the "Company") is a Maryland corporation which intends to operate as a REIT, and shall, through entities owned or controlled directly or indirectly by the Company, acquire and manage real estate improved primarily as shopping centers or single-user retail properties leased on a triple-net lease basis by creditworthy tenants. Of the gross proceeds of the offering, approximately 83.5% are expected to be available for the purchase of one shopping center if the minimum offering is sold, and approximately 87% are expected to be available for the purchase of properties if the maximum offering is sold. See "Estimated Use of Proceeds," "Investment Objectives and Policies" and "Real Property Investments."

26120: 26121:

    An investment in the Company involves a high degree of risk. See "Risk Factors" beginning on page 19 for a discussion of the following and other risks which should be considered in connection with an investment in shares of the Company:

26122: 26123: 26124:
  26125:
  There is no public market for the Shares;
26126: 26127: 26128: 26129:
  26130:
  The Shares are illiquid and suitable only for those able to make a long-term investment;
26131: 26132: 26133: 26134:
  26135:
  There are restrictions on the transferability of the Shares;
26136: 26137: 26138: 26139:
  26140:
  Only three properties have been identified for investment;
26141: 26142: 26143: 26144:
  26145:
  The minimum offering would provide sufficient funds to acquire only one of the identified properties;
26146: 26147: 26148: 26149:
  26150:
  Investments are primarily limited to retail properties located in states east of the Mississippi River (initially focused in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina);
26151: 26152: 26153: 26154:
  26155:
  Certain provisions in the Company's organizational documents and of Maryland law may deter takeovers, discourage acquisition proposals or force a stockholder to forfeit the benefit of Share ownership;
26156: 26157: 26158: 26159:
  26160:
  Failure to qualify as a REIT would materially affect distributions on the Shares;
26161: 26162: 26163: 26164:
  26165:
  There are conflicts of interest between the Company, its Board of Directors and certain of its affiliates;
26166: 26167: 26168: 26169:
  26170:
  There is authorization for payment of substantial fees to affiliates of the Company; and
26171: 26172: 26173: 26174:
  26175:
  The Company's management has limited experience in operating retail properties in some of its designated geographical area for investments.
26176: 26177:

26178:

(CONTINUED ON FOLLOWING PAGE)

26179: 26180: 26181: 26182: 26184: 26186: 26188: 26189: 26190: 26192: 26194: 26196: 26197: 26199: 26201: 26203: 26205: 26206: 26208: 26210: 26212: 26214: 26215: 26217: 26219: 26221: 26223: 26224: 26226: 26228: 26230: 26232: 26233:
	26183: PRICE TO	26185: SELLING	26187: PROCEEDS TO
	26191: PUBLIC(1)	26193: COMMISSIONS(2)	26195: COMPANY(3)
26198: Per Share	26200: $10.00	26202: $0.95	26204: $9.05
26207: Minimum Purchase--300 Shares	26209: $3,000.00	26211: $285.00	26213: $2,715.00
26216: Total Minimum Offering	26218: $2,000,000.00	26220: $190,000.00	26222: $1,810,000.00
26225: Total Maximum Offering(4)	26227: $538,000,000.00	26229: $47,500,000.00	26231: $490,500,000.00
26234: 26235: 26236:

26237:
  26238: 26239:
  * The minimum initial purchase requirements, minimum financial suitability standards and the price per Share may be different in certain instances. See "Who May Invest" and "Plan of Distribution." Volume and other permitted discounts are not reflected in the above table.
  26240: 26241:
  Except for certain sales described herein, the Company will pay the Dealer Manager cash selling commissions of 7%, a marketing contribution of 2%, and a due diligence expense allowance of up to 0.5%, of the gross proceeds of the Shares sold by the Dealer Manager and the Soliciting Dealers; and offer to sell to the Dealer Manager a Soliciting Dealer Warrant to purchase one Share for every 25 Shares sold. See "Plan of Distribution--Compensation Payable by the Company for the Sale of the Shares" for an explanation of the compensation payable for the sale of the offered Shares and "Description of Securities--Soliciting Dealer Warrants" for the terms of the Soliciting Dealer Warrants, which are part of such compensation. This table includes and assumes the maximum cash selling commissions, marketing contribution and due diligence expense allowance, but does not include any amount attributable to the Soliciting Dealer Warrants which may be issued (such attributable amount is approximately $0.90 per Warrant or an aggregate of approximately $1,800,000, assuming the maximum offering of 50,000,000 Shares is fully subscribed and the maximum of 2,000,000 Soliciting Dealer Warrants are issued). See "Plan of Distribution--Indemnification" for information regarding the Company's agreement to indemnify the Dealer Manager and the Soliciting Dealers against certain liabilities including liabilities under the Securities Act of 1933, as amended.
  26242: 26243:
  Before deducting certain organization and offering expenses, estimated at $14 million if the maximum offering is sold (of which $110,000 will be paid if the minimum offering is sold). However, if the minimum offering is not sold, none of the offering proceeds will be used to reimburse an affiliate of the Company for advancing these expenses. Does not include any proceeds from the issuance or exercise of any Soliciting Dealer Warrants. See "Compensation Table--Nonsubordinated Payments--For And In Connection With The Offering" for an explanation of the organization and offering expenses at specific levels which are payable by the Advisor.
  26244: 26245:
  Includes 4,000,000 Shares which may be issued pursuant to the Company's Distribution Reinvestment Program.
26246: 26247: 26248:

THE DATE OF THIS PROSPECTUS IS FEBRUARY 11, 1999.

26249: 26250:

(CONTINUED FROM PREVIOUS PAGE)

26251: 26252:

    Investors purchasing Shares must sign a Subscription Agreement (the form of which is included as Appendix C to this Prospectus), wherein they make certain representations and warranties. See "Plan of D istribution--Representation and Warranties in the Subscription Agreement."

26253: 26254:

    The Company will be the general partner of Inland Retail Real Estate Limited Partnership, an Illinois limited partnership ("the Operating Partnership"), which is expected to hold, directly or indirectly, the interests in substantially all of the real property acquired by the Company.

26255: 26256:

    See "Descriptions of Securities--Restrictions on Ownership and Transfer" and "Federal Income Tax Considerations--Taxation of the Company--Share Ownership Tests," for certain restrictions on ownership and transferability of Shares.

26257: 26258:

    Except for certain Shares which may be sold directly by the Company, Inland Securities Corporation will act as the Company's agent and will manage this offering as the "Dealer Manager." The "Soliciting Dealers" are those securities dealers who are members of the NASD and who are designated by the Dealer Manager to participate in this offering. See "Plan of Distribution--Compensation Payable by the Company for the Sale of the Shares" for an explanation of direct sales by the Company. Other than those Shares sold directly by the Company, the Shares offered hereby will be sold through the Dealer Manager and the Soliciting Dealers. No Shares will be sold unless subscriptions for at least 200,000 Shares ($2,000,000) have been obtained within six months after the initial date of this Prospectus (the "Minimum Offering"). Subscription proceeds received from investors initially will be held in escrow in an interest-bearing account at LaSalle National Bank, N.A. (the "Escrow Agent"), until the first of the following to occur: (i) subscription funds for the Company's Shares total at least $2,000,000 (in which event such funds will be released to the Company) or (ii) six months after the initial date of this Prospectus without such subscription funds totalling at least $2,000,000 (in which event such funds will be promptly refunded to subscribers, together with the interest earned thereon). If the Minimum Offering is sold and this offering continues, subscription proceeds thereafter will be held by the Escrow Agent only until release to the Company. If the Minimum Offering is sold and this offering continues, the offering will terminate on or before February 11, 2000, unless the Company elects to extend it to a date no later than February 11, 2001, in states that permit such extension. For additional information regarding the escrow, see "Plan of Distribution--Escrow Conditions."

26259: 26260:

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

26261: 26262:

    THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

26263: 26264:

    The Company is not a mutual fund or an investment company within the meaning of the Investment Company Act of 1940, as amended, and, therefore, investors will not have the benefit of the protections provided by the Investment Company Act of 1940, as amended.

26265: 26266:

    The use of forecasts in connection with this offering is prohibited. Any representations to the contrary and, any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequences which may flow from an investment in the Company, are prohibited.

26267: 26268:

    You should rely only on the information contained or referenced in this document. The Company has not authorized anyone to provide you with additional information or information that is different.

26269: 26270:

26271:

26272:

WHO MAY INVEST

26273: 26274:

    An investment in Shares involves certain risks and is suitable only as a long-term investment for Persons (which is defined to mean any individual, corporation, business trust, estate, trust, partnership, limited liability company, association, two or more persons having a joint or common interest, or any other legal or commercial entity) of adequate financial means who have no immediate need for liquidity in their investment and who can bear the loss of their investment. Shares will be sold only to Persons who initially purchase a minimum of 300 Shares ($3,000) or Tax-Exempt Entities (which are defined to mean generally any investor that is exempt from federal income taxation, including a pension, profit-sharing, retirement, IRA or other employee benefit plan which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code of 1986, as amended, and the Regulations thereunder (collectively the "Code"), an endowment fund or a charitable, religious, scientific or education organization; and each such plan which is so qualified under Section 401 of the Code is defined as a "Qualified Plan") which purchase a minimum of 100 Shares ($1,000), except for investors resident in the State of Iowa where the minimum investment for IRAs will be 300 Shares ($3,000) and for investors resident in the State of Minnesota where the minimum investment for IRAs and other Qualified Plan accounts will be 200 Shares ($2,000). In addition, the Company has established financial suitability standards for investors who purchase Shares. These standards require investors to have either: (i) a minimum annual gross income of $45,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $45,000; or (ii) a minimum net worth (determined with the foregoing exclusions) of $150,000.

26275: 26276:

    There are higher financial suitability standards for residents of certain states. If the investor is a resident of Massachusetts, Missouri or Tennessee, the investor must have either: (i) a minimum net worth (excluding home, home furnishings and automobiles) of $225,000; or (ii) a minimum annual gross income of $60,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $60,000. If the investor is a resident of Maine, the investor must have either: (i) a minimum net worth (excluding home, home furnishings and automobiles) of $200,000; or (ii) a minimum annual gross income of $50,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $50,000.

26277: 26278:

    In addition, suitability standards may be higher or different in certain states. For example, if the investor is a resident of Ohio or Pennsylvania, the investment also may not exceed 10% of the investor's liquid net worth.

26279: 26280:

    In the case of sales to fiduciary accounts, these minimum standards must be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Shares if the donor or the grantor is the fiduciary.

26281: 26282:

    In the case of gifts to minors, the suitability standards must be met by the custodian account or by the donor. By acceptance of the confirmation of the purchase or delivery of the Shares, an investor represents that he satisfies any applicable suitability standards.

26283: 26284:

    Investors must meet all of the applicable requirements set forth in the Subscription Agreement relating to the Shares (the "Subscription Agreement"). A specimen copy of the Subscription Agreement, including instructions for completing the Subscription Agreement, is contained in Appendix C to this Prospectus. Under the laws of certain states, an investor may transfer his or her Shares only to Persons who meet similar standards, and the Company may require certain assurances that these standards are met. Investors should carefully read the requirements in connection with resales of Shares set forth in the Subscription Agreement and under "Description of Securities--Restrictions on Ownership and Transfer." The Subscription Agreement contains representations and warranties which are explained under "Plan of Distribution--Representations and Warranties in the Subscription Agreement."

26285: 26286:

    In purchasing Shares, custodians or trustees of employee pension benefit plans or IRAs may be subject to the fiduciary duties imposed by the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or other applicable laws and to the prohibited transaction rules prescribed by ERISA

26287: 26288:

26289: 26290:

and related provisions of the Code. In addition, prior to purchasing Shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and under applicable law. See "Federal Income Tax Considerations--Taxation of Stockholders--Taxation of Tax-Exempt Stockholders"; and "ERISA Considerations."

26291: 26292:

    The agreements between the Dealer Manager and each of the Soliciting Dealers requires each Soliciting Dealer to make diligent inquiries as required by law of all prospective purchasers in order to ascertain whether a purchase of Shares is suitable and appropriate based upon information provided by the prospective purchaser regarding his financial situation and investment objectives and to transmit promptly to the Company the fully completed subscription documentation and any other supporting documentation reasonably required by the Company. By executing the Subscription Agreement, by tendering payment for Shares and by accepting confirmation of purchase or delivery of the Shares, an investor represents that it, he or she satisfies any applicable suitability standards.

26293: 26294:

    In addition, each Soliciting Dealer will, by completing the Subscription Agreement, acknowledge its determination that the Shares are a suitable and appropriate investment for the subscriber, and will be required to represent and warrant his or her compliance with applicable laws requiring the determination of the suitability and appropriateness of the Shares as an investment for the subscriber. The Company will, in addition to the foregoing, coordinate the processes and procedures utilized by the Dealer Manager and Soliciting Dealers and, where necessary, implement such additional reviews and procedures deemed necessary to assure the adherence by registered representatives to the suitability standards set forth herein.

26295: 26296:

    See "Plan of Distribution--Volume Discounts" and "--Other Discounts" for information regarding discounts available to certain investors.

26297: 26298:

    See "How to Subscribe" and the Subscription Agreement contained in Appendix C to this Prospectus for instructions regarding how to subscribe for Shares.

26299: 26300:

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

26301:

26302:
26303: iv

26304:

26305:

TABLE OF CONTENTS

26306: 26307: 26308: 26309: 26311: 26312: 26313: 26314: 26315: 26317: 26319: 26320: 26322: 26324: 26325: 26327: 26329: 26330: 26332: 26334: 26335: 26337: 26339: 26340: 26342: 26344: 26345: 26347: 26349: 26350: 26352: 26354: 26355: 26357: 26359: 26360: 26362: 26364: 26365: 26367: 26369: 26370: 26372: 26374: 26375: 26377: 26379: 26380: 26382: 26384: 26385: 26387: 26389: 26390: 26392: 26394: 26395: 26397: 26399: 26400: 26402: 26404: 26405: 26407: 26409: 26410: 26412: 26414: 26415: 26417: 26419: 26420: 26422: 26424: 26425: 26427: 26429: 26430: 26432: 26434: 26435: 26437: 26439: 26440: 26442: 26444: 26445: 26447: 26449: 26450: 26452: 26454: 26455: 26457: 26459: 26460: 26462: 26464: 26465: 26467: 26469: 26470: 26472: 26474: 26475: 26477: 26479: 26480: 26482: 26484: 26485: 26487: 26489: 26490: 26492: 26494: 26495: 26497: 26499: 26500: 26502: 26504: 26505: 26507: 26509: 26510: 26512: 26514: 26515: 26517: 26519: 26520: 26522: 26524: 26525: 26527: 26529: 26530:
26310: PAGE

26316: WHO MAY INVEST	26318: iii
26321: PROSPECTUS SUMMARY	26323: 1
26326: The Company	26328: 1
26331: Inland Affiliated Companies	26333: 1
26336: The Types of Real Estate That the Company Intends to Acquire and Manage	26338: 1
26341: Summary Risk Factors	26343: 2
26346: Investment Risks	26348: 2
26351: Company Risks	26353: 4
26356: Risks of Real Estate Ownership	26358: 4
26361: Tax Risks	26363: 5
26366: Conflicts of Interest	26368: 5
26371: Compensation to be Paid to the Advisor and its Affiliates	26373: 6
26376: Offering Stage	26378: 6
26381: Acquisition Stage	26383: 6
26386: Operational Stage	26388: 6
26391: Liquidation Stage	26393: 7
26396: The Company's Primary Business Objective and Strategies	26398: 7
26401: Acquisitions	26403: 7
26406: Operations	26408: 7
26411: Shares Outstanding Before the Offering	26413: 8
26416: Shares To Be Outstanding Upon Completion of the Offering	26418: 8
26421: Terms of the Offering	26423: 8
26426: Investment Objectives And Policies	26428: 9
26431: Structure and Formation of the Company	26433: 11
26436: Organizational Chart	26438: 12
26441: Formation Transactions	26443: 14
26446: Benefits of the Formation Transactions to Affiliates of the Company	26448: 15
26451: Real Property Investments	26453: 17
26456: Prior Offerings Summary	26458: 18
26461: Distribution Reinvestment and Share Repurchase Programs	26463: 18
26466: Annual Valuations	26468: 18
26471: RISK FACTORS	26473: 19
26476: 1. Investment Risks	26478: 19
26481: Share Price/Limited Liquidity	26483: 19
26486: Investors Do Not Know What Properties May Be Acquired in the Future	26488: 19
26491: Insufficient Offering Proceeds and Possible Resulting Lack of Diversification	26493: 20
26496: Competition with Others for the Acquisition of Properties	26498: 20
26501: Competition with Other Real Estate Investment Programs Sponsored by TIGI Affiliated Companies	26503: 20
26506: Mortgage Indebtedness and Other Borrowings May Increase the Company's Business Risks	26508: 21
26511: Working Capital Reserves May Be Insufficient	26513: 22
26516: Limitation on Types of Properties Which the Company Intends to Acquire and the Area in Which the Company May Acquire Retail Centers	26518: 22
26521: Limited Experience of Management in Acquiring and Managing Properties Within the Primary Geographical Area of Investment	26523: 22
26526: Limitation on Borrowing Could Cause Adverse Business Consequences	26528: 23
26531: 26532: 26533:

26534:

v

26535: 26536:

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26540: PAGE

26546:

Limits on Share Accumulation and Provisions in the Organizational Documents of the Company and the   Operating Partnership and the Maryland General Corporation Law May Have an Anti-Takeover Effect and    Inhibit a Change in Control of the Company

26548: 23
26551: Ownership Limits and Restrictions on Transferability and Ownership in the Articles	26553: 23
26556: Certain Provisions in the Articles, Bylaws, Operating Partnership Agreement, and Maryland General Corporation Law	26558: 23
26561: The Articles	26563: 23
26566: The Operating Partnership Agreement	26568: 24
26571: MGCL--Business Combinations	26573: 24
26576: MGCL--Control Shares	26578: 24
26581: Investment Return May Be Affected by Availability of Properties to Be Acquired within One Year of the Termination of the Offering	26583: 25
26586: Distributions to Stockholders Affected by Many Factors	26588: 25
26591: Possible Adverse Effects on Share Price Arising from Shares Eligible for Future Sale	26593: 26
26596: Fluctuations in Market Interest Rates or Equity Markets Affect Raising Capital	26598: 26
26601: Stockholders Have Limited Control over Changes in Policies	26603: 27
26606: Objectives of Joint Venture Partners May Conflict with the Company's Objectives	26608: 27
26611: Seller Financing by Company May Delay Liquidation or Reinvestment	26613: 27
26616: Possible Loss on Dissolution and Termination	26618: 27
26621: 2. Company Risks	26623: 27
26626: Dependence on the Directors and Advisor	26628: 27
26631: Conflicts of Interest Between the Company and Its Affiliates and Payments to Affiliates	26633: 28
26636: Prices Paid for Properties Acquired from Affiliates May Exceed Prices That Would Have Been Paid by Non-Affiliates	26638: 29
26641: All Stockholders Bound by Vote of Majority	26643: 29
26646: Company's and Stockholders' Rights Against the Directors and the Advisor are Limited	26648: 29
26651: Dilution	26653: 30
26656: Risks of Investments in Securities Related to Real Estate	26658: 30
26661: Year 2000 Risks	26663: 31
26666: 3. Risks of Real Estate Ownership	26668: 31
26671: General	26673: 31
26676: The Initial Properties Will Face Competition and Changing Economic Conditions	26678: 32
26681: Dependence on Geographical Region and Retail Industry	26683: 32
26686: Rising Expenses Could Reduce Cash Flows and Funds Available For Future Acquisitions	26688: 32
26691: Inability of Tenants to Meet Their Obligations or Their Election Not to Extend a Lease Upon its Expiration	26693: 32
26696: Reliance on Certain Tenants	26698: 32
26701: Potential Additional Costs in Connection with Acquiring Single-User Retail Properties	26703: 33
26706: Competition for Tenants and Customers	26708: 33
26711: Restrictions on Re-leasing Space	26713: 33
26716: Sale of Properties	26718: 33
26721: Uninsured Losses; Unavailability of Insurance	26723: 34
26726: Real Estate Related Taxes	26728: 34
26731: Effect of Bankruptcy of Tenants	26733: 34
26736: Environmental Laws and Certain Other Governmental Laws and Regulations	26738: 35
26741: Costs Associated with Complying with the Americans with Disabilities Act	26743: 35
26746: Risk of Recharacterization of Sale and Leaseback Transactions	26748: 36
26751: Potential Additional Costs in Connection with Acquiring Newly Constructed Properties	26753: 36
26756: Risks Associated with Investments in Unimproved Real Property	26758: 36
26761: Construction and Development Risks	26763: 36
26766: 26767: 26768:

26769: 26770:

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26774: PAGE

26780: The Company May Acquire Properties with Lock-Out Provisions	26782: 37
26785: 4. Tax Risks	26787: 37
26790: General	26792: 37
26795: Risks Regarding REIT Qualification and Consequences of the Failure to so Qualify	26797: 37
26800: Risk of Failing to Qualify as a REIT under the Code	26802: 37
26805: Adverse Effects of REIT Minimum Distribution Requirements	26807: 38
26810: Limitations on Share Ownership	26812: 39
26815: Limitations on Opinion of Counsel	26817: 39
26820: Risks Regarding Partnership Qualification and Consequences of Failure to Qualify as a Partnership	26822: 40
26825: Miscellaneous Tax Risks	26827: 40
26830: Other Tax Liabilities	26832: 40
26835: Tax Liability on Reinvested Distributions	26837: 40
26840: 5. ERISA Risks	26842: 40
26845: Suitability of the Company's Investments for Qualified Pension and Profit-Sharing Trusts	26847: 40
26850: Annual Statement of Value is an Estimate	26852: 41
26855: CONFLICTS OF INTEREST	26857: 41
26860: 1. Competition for the Time and Service of the Advisor and Its Affiliates	26862: 41
26865: 2. Process for Resolving Conflicting Investment Opportunities	26867: 42
26870: 3. Acquisition from Affiliates	26872: 43
26875: 4. The Company may Purchase Properties from Persons with whom Affiliates of the Advisor have Prior Business Relationships	26877: 43
26880: 5. Property Management Services are being Rendered by an Entity owned Principally by Individuals Who are Affiliates of Inland	26882: 43
26885: 6. Receipt of Commissions, Fees and Other Compensation by the Advisor and Its Affiliates	26887: 43
26890: 7. Non-Arm's-Length Agreements	26892: 44
26895: 8. The Company and the Advisor Have the Same Legal Counsel	26897: 44
26900: 9. Inland Securities Corporation Is Participating as Dealer Manager in the Sale of the Shares	26902: 44
26905: 10. The Advisor may have Conflicting Fiduciary Obligations in the Event the Company Acquires Properties with Affiliates	26907: 44
26910: 11. The Business of the Advisor and the Management Agent May be Acquired by the Company Without Further Action by the Company's Stockholders	26912: 45
26915: COMPENSATION TABLE	26917: 46
26920: Nonsubordinated Payments	26922: 46
26925: For and in Connection With the Offering	26927: 46
26930: Acquisition Stage	26932: 48
26935: Operational Stage	26937: 49
26940: Liquidation Stage	26942: 50
26945: Subordinated Payments	26947: 51
26950: Operational Stage	26952: 51
26955: Liquidation Stage	26957: 52
26960: Compensation to Officers and Directors	26962: 52
26965: ESTIMATED USE OF PROCEEDS	26967: 55
26970: PRIOR PERFORMANCE OF THE COMPANY'S AFFILIATES	26972: 58
26975: Prior Investment Programs	26977: 58
26980: Summary Information	26982: 58
26985: Publicly Registered Real Estate Investment Trust	26987: 60
26990: Publicly Registered Limited Partnerships	26992: 60
26995: Private Partnerships	26997: 63
27000: Private Placement Real Estate Equity Program	27002: 64
27005: 27006: 27007:

27008:

27009: 27010:

 27011: 27012: 27013: 27015: 27016: 27017: 27018: 27019: 27021: 27023: 27024: 27026: 27028: 27029: 27031: 27033: 27034: 27036: 27038: 27039: 27041: 27043: 27044: 27046: 27048: 27049: 27051: 27053: 27054: 27056: 27058: 27059: 27061: 27063: 27064: 27066: 27068: 27069: 27071: 27073: 27074: 27076: 27078: 27079: 27081: 27083: 27084: 27086: 27088: 27089: 27091: 27093: 27094: 27096: 27098: 27099: 27101: 27103: 27104: 27106: 27108: 27109: 27111: 27113: 27114: 27116: 27118: 27119: 27121: 27123: 27124: 27126: 27128: 27129: 27131: 27133: 27134: 27136: 27138: 27139: 27141: 27143: 27144: 27146: 27148: 27149: 27151: 27153: 27154: 27156: 27158: 27159: 27161: 27163: 27164: 27166: 27168: 27169: 27171: 27173: 27174: 27176: 27178: 27179: 27181: 27183: 27184: 27186: 27188: 27189: 27191: 27193: 27194: 27196: 27198: 27199: 27201: 27203: 27204: 27206: 27208: 27209: 27211: 27213: 27214: 27216: 27218: 27219: 27221: 27223: 27224: 27226: 27228: 27229: 27231: 27233: 27234: 27236: 27238: 27239: 27241: 27243: 27244: 27246: 27248: 27249: 27251: 27253: 27254: 27256: 27258: 27259: 27261: 27263: 27264:
27014: PAGE

27020: Private Placement Mortgage and Note Programs	27022: 64
27025: Loan Modifications and Work-Outs	27027: 66
27030: Effects of Property Exchanges on Investors	27032: 69
27035: Additional Information	27037: 69
27040: Summary Tables	27042: 71
27045: MANAGEMENT	27047: 72
27050: Inland Affiliated Companies	27052: 72
27055: General Management of the Company	27057: 75
27060: Directors and Executive Officers of the Company	27062: 77
27065: Committees of the Board of Directors	27067: 79
27070: Compensation of Directors and Officers	27072: 80
27075: Independent Director Stock Option Plan	27077: 80
27080: The Advisor	27082: 81
27085: The Advisory Agreement	27087: 82
27090: The Management Agent and the Management Agreement	27092: 85
27095: Inland Securities Corporation	27097: 87
27100: Other Services	27102: 89
27105: CERTAIN RESPONSIBILITIES OF DIRECTORS AND THE ADVISOR; INDEMNIFICATION	27107: 90
27110: General	27112: 90
27115: Limitation of Liability and Indemnification	27117: 90
27120: PRINCIPAL STOCKHOLDERS	27122: 92
27125: STRUCTURE AND FORMATION OF THE COMPANY	27127: 92
27130: Structure of the Company	27132: 92
27135: Ownership Chart	27137: 93
27140: Formation Transactions	27142: 94
27145: Benefits of the UPREIT Structure	27147: 96
27150: Advantages and Disadvantages of the Formation Transactions to Unaffiliated Stockholders	27152: 96
27155: Benefits of the Formation Transactions and the Offering to Inland and its Affiliates	27157: 96
27160: SELECTED FINANCIAL DATA	27162: 97
27165: INVESTMENT OBJECTIVES AND POLICIES	27167: 98
27170: 1. General	27172: 98
27175: 2. Distributions	27177: 98
27180: 3. Types of Investments	27182: 98
27185: 4. Acquisition Standards	27187: 100
27190: 5. Description of Leases	27192: 101
27195: 6. Property Acquisition	27197: 101
27200: 7. Borrowing	27202: 102
27205: 8. Sale or Disposition of Properties	27207: 103
27210: 9. Change in Investment Objectives and Policies	27212: 103
27215: 10. Certain Investment Limitations	27217: 103
27220: 11. Appraisals	27222: 104
27225: 12. Return of Uninvested Proceeds	27227: 104
27230: 13. Additional Offerings and Exchange Listing	27232: 104
27235: 14. Joint Ventures	27237: 104
27240: 15. Construction and Development Activities	27242: 105
27245: 16. Other Policies	27247: 105
27250: REAL PROPERTY INVESTMENTS	27252: 106
27255: General	27257: 106
27260: Insurance Coverage on Properties	27262: 107
27265: 27266: 27267:

27268: 27269:

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27273: PAGE

27279: Initial Properties	27281: 107
27284: Tenants	27286: 110
27289: Tenant Lease Expirations	27291: 111
27294: Additional Information Regarding the Initial Properties	27296: 111
27299: Merchants Square Shopping Center, Zephyrhills, Florida	27301: 111
27304: Lake Olympia Square, Ocoee, Florida	27306: 115
27309: Lake Walden Square, Plant City, Florida	27311: 120
27314: CAPITALIZATION	27316: 124
27319: MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE FINANCIAL CONDITION OF THE COMPANY	27321: 124
27324: Liquidity	27326: 125
27329: Results of Operations	27331: 125
27334: Initial Properties	27336: 125
27339: Capital Resources	27341: 126
27344: Impact of Accounting Principles	27346: 127
27349: Inflation	27351: 127
27354: Year 2000 Issues	27356: 127
27359: DESCRIPTION OF SECURITIES	27361: 128
27364: Authorized Stock	27366: 129
27369: Common Stock	27371: 129
27374: Preferred Stock	27376: 130
27379: Soliciting Dealer Warrants	27381: 130
27384: Issuance of Additional Securities and Debt Instruments	27386: 131
27389: Restrictions on Issuance of Certain Securities	27391: 131
27394: Restrictions on Ownership and Transfer	27396: 132
27399: Certain Provisions of Maryland Law and of the Articles of Incorporation and Bylaws	27401: 134
27404: Business Combinations	27406: 134
27409: Control Share Acquisition	27411: 135
27414: Meetings of Stockholders	27416: 135
27419: Certain Responsibilities and Indemnification	27421: 135
27424: SHARES ELIGIBLE FOR FUTURE SALE	27426: 135
27429: Shares to be Outstanding or Issuable upon Exercise or Conversion of Other Outstanding Securities	27431: 135
27434: Securities Act Restrictions	27436: 136
27439: Independent Director Stock Option Plan	27441: 136
27444: Soliciting Dealer Warrants	27446: 137
27449: Effect of Availability of Shares on Market Price of Shares	27451: 137
27454: Conversion and Redemption Rights	27456: 137
27459: Registration Rights	27461: 138
27464: SUMMARY OF THE ORGANIZATIONAL DOCUMENTS	27466: 138
27469: Certain Articles of Incorporation and By-law Provisions	27471: 138
27474: Stockholders' Meetings	27476: 138
27479: Board of Directors	27481: 139
27484: Stockholder Voting Rights	27486: 139
27489: Stockholder Lists; Inspection of Books and Records	27491: 140
27494: Amendment of the Organizational Documents	27496: 140
27499: Dissolution or Termination of the Company	27501: 140
27504: Advance Notice of Director Nominations and New Business	27506: 141
27509: Restrictions on Certain Conversion Transactions and Roll-Ups	27511: 141
27514: Limitation on Total Operating Expenses	27516: 143
27519: 27520: 27521:

27522:

27523: 27524:

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27527: 27528:	27530: PAGE

27536: Transactions with Affiliates	27538: 143
27541: Restrictions on Borrowing	27543: 144
27546: Restrictions on Investments	27548: 144
27551: OPERATING PARTNERSHIP AGREEMENT	27553: 147
27556: Description of Partnership Units	27558: 147
27561: Management of the Operating Partnership	27563: 148
27566: Indemnification	27568: 149
27571: Transferability of Interests	27573: 149
27576: Extraordinary Transactions	27578: 149
27581: Issuance of Additional Units	27583: 150
27586: Capital Contributions	27588: 150
27591: Distributions	27593: 150
27596: Operations	27598: 151
27601: Limited Partner Conversion Rights	27603: 151
27606: Limited Partner Redemption Rights	27608: 152
27611: Tax Matters	27613: 153
27616: Duties and Conflicts	27618: 153
27621: Term	27623: 153
27626: Lock Out Policy	27628: 153
27631: FEDERAL INCOME TAX CONSIDERATIONS	27633: 154
27636: General	27638: 154
27641: Opinion of Tax Counsel	27643: 155
27646: Taxation of the Company	27648: 155
27651: Overview	27653: 155
27656: REIT Qualification Tests	27658: 156
27661: Ownership of a Partnership Interest	27663: 157
27666: Ownership of a Qualified REIT Subsidiary	27668: 157
27671: Share Ownership Tests	27673: 158
27676: Asset Tests	27678: 158
27681: 75% Asset Test	27683: 158
27686: 25% Asset Test	27688: 159
27691: Gross Income Tests	27693: 159
27696: 75% Gross Income Test	27698: 159
27701: 95% Gross Income Test	27703: 161
27706: Annual Distribution Requirements	27708: 161
27711: Failure to Qualify	27713: 162
27716: Prohibited Transactions	27718: 162
27721: Tax Aspects of the Company's Investments in Partnerships	27723: 163
27726: Partnership Classification	27728: 163
27731: Partnership Anti-Abuse Regulations	27733: 164
27736: Income Taxation of the Partnerships and Their Partners	27738: 165
27741: Contributions of Property	27743: 165
27746: Determination of Initial Basis and Adjusted Basis in Units	27748: 165
27751: Partners, not Partnership, Subject to Tax	27753: 165
27756: Partnership Allocations	27758: 166
27761: Tax Allocations with respect to the Properties	27763: 166
27766: Depreciation Deductions Available to the Operating Partnership	27768: 167
27771: Other Deductible Expenses of the Operating Partnership	27773: 167
27776: Tax Consequences of Distributions	27778: 168
27781: Tax Consequences of Dispositions of Units Generally	27783: 168
27786: 27787:

x

27788: 27789:

 27790: 27791: 27792: 27794: 27795: 27796: 27797: 27798: 27800: 27802: 27803: 27805: 27807: 27808: 27810: 27812: 27813: 27815: 27817: 27818: 27820: 27822: 27823: 27825: 27827: 27828: 27830: 27832: 27833: 27835: 27837: 27838: 27840: 27842: 27843: 27845: 27847: 27848: 27850: 27852: 27853: 27855: 27857: 27858: 27860: 27862: 27863: 27865: 27867: 27868: 27870: 27872: 27873: 27875: 27877: 27878: 27880: 27882: 27883: 27885: 27887: 27888: 27890: 27892: 27893: 27895: 27897: 27898: 27900: 27902: 27903: 27905: 27907: 27908: 27910: 27912: 27913: 27915: 27917: 27918: 27920: 27922: 27923: 27925: 27927: 27928: 27930: 27932: 27933: 27935: 27937: 27938: 27940: 27942: 27943: 27945: 27947: 27948: 27950: 27952: 27953: 27955: 27957: 27958: 27960: 27962: 27963: 27965: 27967: 27968: 27970: 27972: 27973: 27975: 27977: 27978: 27980: 27982: 27983: 27985: 27987: 27988: 27990: 27992: 27993: 27995: 27997: 27998:
27793: PAGE

27799: Tax Consequences of Exercise of Conversion Right	27801: 169
27804: Tax Consequences of Exercise of Redemption Right	27806: 169
27809: Tax Consequences of Termination of the Operating Partnership	27811: 170
27814: Tax Consequences of the Liquidation of the Operating Partnership	27816: 170
27819: Taxation Of Stockholders	27821: 170
27824: Taxation of Taxable Domestic Stockholders	27826: 170
27829: Capital Gains and Losses	27831: 171
27834: Termination of REIT Status	27836: 172
27839: Backup Withholding	27841: 172
27844: Taxation of Tax-Exempt Stockholders	27846: 172
27849: Taxation of Foreign Stockholders	27851: 173
27854: Other Tax Considerations	27856: 175
27859: Company's Purchase of Properties with Shares	27861: 175
27864: Distribution Reinvestment Program	27866: 175
27869: State and Local Taxes	27871: 175
27874: Legislative Developments	27876: 175
27879: ERISA CONSIDERATIONS	27881: 177
27884: PLAN OF DISTRIBUTION	27886: 178
27889: General	27891: 178
27894: Escrow Conditions	27896: 179
27899: Advisor's Company Contribution and Advisor's Partnership Contribution	27901: 179
27904: Subscription Process	27906: 180
27909: Representations and Warranties in the Subscription Agreement	27911: 180
27914: Determination of Investor Suitability	27916: 181
27919: Compensation Payable by the Company for the Sale of the Shares	27921: 181
27924: Volume Discounts	27926: 182
27929: Other Discounts	27931: 184
27934: Transfer of Shares	27936: 184
27939: Indemnification	27941: 185
27944: HOW TO SUBSCRIBE	27946: 185
27949: SALES LITERATURE.	27951: 186
27954: DISTRIBUTION REINVESTMENT AND SHARE REPURCHASE PROGRAMS	27956: 186
27959: Distribution Reinvestment Program	27961: 186
27964: Share Repurchase Program	27966: 187
27969: REPORTS TO STOCKHOLDERS	27971: 188
27974: LEGAL MATTERS	27976: 189
27979: EXPERTS	27981: 190
27984: ADDITIONAL INFORMATION	27986: 190
27989: GLOSSARY	27991: 191
27994: INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENTS	27996: F-i
27999: 28000: 28001: 28002: 28004: 28005: 28006: 28008: 28010: 28011: 28013: 28015: 28016: 28018: 28020: 28021:
28003: APPENDICES:
28007: PRIOR PERFORMANCE TABLES	28009: A-1
28012: DISTRIBUTION REINVESTMENT PROGRAM	28014: B-1
28017: SUBSCRIPTION AGREEMENT	28019: C-1
28022: 28023: 28024:

28025:

28026:

28027:

PROSPECTUS SUMMARY

28028: 28029:

    This summary highlights some information from this Prospectus. It is Intended for quick reference only. Because this is a summary, it does not contain all the information that may be important to you. You should read this entire Prospectus and its appendices carefully before you decide to invest in the Shares. Unless the context otherwise requires, all references to the "Company" in this Prospectus include Inland Retail Real Estate Trust, Inc. and those entities owned or controlled directly or indirectly by the Company, including Inland Retail Real Estate Limited Partnership (the "Operating Partnership"), and any entities owned or controlled by the Operating Partnership. Capitalized terms used in this Prospectus and not fully defined in the text are defined in the "Glossary" beginning on page 191.

28030: 28031: 28032: 28034: 28036: 28037: 28038: 28039: 28040: 28041: 28043: 28044: 28045: 28046: 28047: 28049: 28051: 28052: 28053: 28054: 28055: 28057: 28059: 28060:
28033: The Company	28035:

The Company is a Maryland corporation formed in September 1998, which intends to operate as a real estate investment trust (commonly known as a "REIT") for federal and state income tax purposes. See generally "Federal Income Tax Considerations."

28042: The Company's principal executive offices are located at 2901 Butterfield Road, Oak Brook, Illinois 60523 and its telephone number is (630) 218-8000.

28048: Inland Affiliated Companies	28050:

The Inland Group, Inc. ("Inland" or "TIGI"), a Delaware corporation, together with its subsidiaries and its and their Affiliates (collectively, the "Inland Affiliated Companies," or "TIGI Affiliated Companies" or the "Inland Organization"), is a fully-integrated real estate company providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, syndication, renovation, construction, finance and other related services. Inland Real Estate Investment Corporation, a Delaware corporation ("IREIC"), a subsidiary of Inland, and one of the Inland Affiliated Companies, is the Sponsor and organizer of the Company. As of June 30, 1998, IREIC had an audited net worth of approximately $95.8 million, much of which is illiquid. Inland Retail Real Estate Advisory Services, Inc., an Illinois corporation (the "Advisor"), is a wholly owned subsidiary of IREIC. Inland Securities Corporation ("ISC"), another of the Inland Affiliated Companies, is the Dealer Manager of this offering, except for Shares sold directly by the Company. Inland's, IREIC's, the Advisor's and ISC's principal executive offices are located at 2901 Butterfield Road, Oak Brook, Illinois 60523 and their telephone number is (630) 218-8000. See "--Organizational Chart" in this Prospectus Summary and "Management."

28056: The Types of Real Estate That the Company Intends to Acquire and Manage	28058:

The Company intends, through entities owned or controlled directly or indirectly by the Company, to acquire and manage real estate primarily (i) improved for use as retail establishments, principally multi-tenant shopping centers, with gross leasable area ("GLA") ranging from 10,000 to 300,000 square feet, but also including single-user retail facilities; or (ii) improved with other commercial facilities which provide goods or services (all of the foregoing, collectively "Retail Centers" or individually a "Retail Center"). The Retail Centers will be located mainly in the states east of the Mississippi River (the Company's "Primary Geographical Area of Investment"), but initially will be focused in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. The Company may also, through entities owned or controlled directly or indirectly by the Company, acquire, among other real estate, single-user commercial properties located anywhere throughout the United States if they are leased on a basis pursuant to which a creditworthy tenant is responsible for the base rent and all costs and expenses

28061: 28062: 28063:

28064: 28065:

 28066: 28067: 28069: 28071: 28072: 28073: 28074: 28075: 28077: 28079: 28080: 28081: 28082: 28083: 28085: 28087: 28088: 28089: 28090: 28091: 28093: 28095: 28096: 28097: 28098: 28099: 28101: 28103: 28104: 28105: 28106: 28107: 28109: 28112: 28113: 28114: 28115: 28116: 28118: 28121: 28122: 28123: 28124: 28125: 28127: 28130: 28131: 28132: 28133: 28134: 28136: 28139: 28140: 28141: 28142: 28143: 28145: 28148: 28149:
28068:	28070:

in connection with and related to property taxes, insurance, repairs and maintenance applicable to the leased space (a "Triple-Net Lease Basis"), including such properties acquired in sale and leaseback transactions ("Triple-Net Single-User Retail Properties Outside the Primary Geographical Area of Investment"). The Retail Centers in the Primary Geographical Area of Investment and the Triple-Net Single-User Retail Properties Outside the Primary Geographical Area of Investment are collectively referred to as the Company's "Primary Property Investments."

28076:	28078:

Each real property and improvements thereon acquired, or considered or proposed to be acquired, by the Company, directly or indirectly, is referred to as a "Property" and all of such properties are collectively referred to as the "Properties."

28084:	28086:

See "Real Property Investments" for more detailed information on the diversified types of Properties that the Company intends to acquire and manage and for information regarding the three Properties that the Company has rights to acquire and intends to acquire with the net proceeds from the offering, provided that the net proceeds are sufficient to make such acquisitions. Those three Properties are collectively referred to as the "Initial Properties." The Merchants Square Shopping Center ("Merchants Square"), one of the Initial Properties, will be the first Property purchased if the Minimum Offering is sold.

28092: Summary Risk Factors	28094:

Investment in shares of the Company's common stock (the "Shares") involves various risks which are described in the "Risk Factors" section of the Prospectus, which begins on page 19. The following is a summary of the risks which the Company believes are the most relevant to an investment in the Shares.

28100:	28102: INVESTMENT RISKS:

28108:	28110: • 28111: There is currently no public trading market for the Shares, and, therefore, the Shares constitute an illiquid investment and are suitable only as a long-term investment.

28117:	28119:

• 28120: The offering price of the Shares was determined by the Company's Board of Directors (the "Board") and may not be indicative of the price at which the Shares may trade if they were listed on an exchange or traded in over-the-counter markets, nor of the proceeds that a Stockholder may receive if the Company were liquidated or dissolved.

28126:	28128:

• 28129: There is no assurance that the Shares will ever be listed on a national stock exchange or included for quotation on a national market system. The failure to have the Shares so listed or included could have an adverse affect on the value of the Shares and the likelihood of takeover offers, and will affect the liquidity of the Shares.

28135:	28137:

• 28138: Except for the Initial Properties, the Company has not identified any additional Properties for acquisition. Therefore, investors must rely on the Company to locate and acquire suitable Properties and will be unable to evaluate the manner in which the net proceeds of the offering are to be invested or the economic merit of particular Properties prior to their acquisition. Furthermore, there is no assurance that the net proceeds of the offering will be sufficient to acquire any of the Initial Properties or any other Properties.

28144:	28146:

• 28147: If only the Minimum Offering is sold, the Company will acquire only one Property, and will not have any diversification of its investments. The lack of diversification will increase the potential adverse effect on the Company from that Property's unperforming tenants, if any, and from adverse economic conditions affecting the area in which that Property will be located.

28150: 28151: 28152:

28153:

28154:

28155: 28156:

 28157: 28158: 28160: 28163: 28164: 28165: 28166: 28167: 28169: 28172: 28173: 28174: 28175: 28176: 28177: 28180: 28181: 28182: 28183: 28184: 28185: 28188: 28189: 28190: 28191: 28192: 28193: 28196: 28197: 28198: 28199: 28200: 28201: 28204: 28205: 28206: 28207: 28208: 28209: 28212: 28213:
28159:	28161:

• 28162: Adverse economic conditions affecting the Company's Primary Geographical Area of Investment could affect the Company's ability to acquire, lease and dispose of Retail Centers in that area, as well as the ability of tenants to make lease payments, and, hence, could affect the Company's results of operations and financial condition, including the Company's ability to make cash distributions to Stockholders arising from their interest in the Company ("Distributions").

28168:	28170:

• 28171: There are limitations on ownership of Shares and certain other provisions in the Articles of Incorporation of the Company, as amended (the "Articles"), the Bylaws of the Company, as amended (the "Bylaws"), and the Operating Partnership Agreement of the Operating Partnership, as well as certain provisions in the Maryland General Corporation Law (the "MGCL"), which may discourage, impede or prevent certain mergers, tender offers or proxy contests, even if such an event would be favorable to the interests of Stockholders. In addition, certain of such limitations and provisions may (i) compel a Stockholder or its transferee, as of the date any of these limitations is violated, to involuntarily dispose of Shares in excess of such limitations and, as a result, to forfeit as of such date any voting and dividend rights and the right to realize any further appreciation in the value of the Shares causing the violation; or (ii) discourage a person from acquiring Shares.

28178:

• 28179: The Company will compete for the acquisition of Properties with many other entities engaged in real estate investment activities, including existing and future real estate investment programs sponsored by the Inland Affiliated Companies, which may result in the Company being unable to acquire Properties that it desires. This may also have an adverse impact on the Company's business.

28186:

• 28187: The Company intends to purchase certain Properties (including all of the Initial Properties) directly from Affiliates of the Advisor, who purchased those Properties from unaffiliated third parties on behalf of the Company. Even though the Company will be paying such Affiliates' acquisition costs of those Properties, such acquisitions may be on terms less favorable to the Company than if the Company conducted arm's-length transactions directly with an unaffiliated seller. Accordingly, such acquisitions may result in concessions as to price or otherwise, including payment of financing costs to Affiliates or others, which may be less advantageous to the Company than a direct arm's-length transaction.

28194:

• 28195: Real estate financing risks, including the potential inability to refinance mortgage indebtedness upon its maturity, or defaults on secured indebtedness, may result in foreclosure on the Company's assets, which could result in the Company losing its investment in the Properties securing such indebtedness.

28202:

• 28203: The Company may borrow funds to maintain operations of one or more of its Properties or to enable it to maintain its REIT status, thus increasing the Company's indebtedness and the risks associated therewith.

28210:

• 28211: Although the Company intends to establish a working capital reserve with 1% of the Gross Offering Proceeds from this offering (which is defined to mean generally the total proceeds from the sale of the 50,000,000 Shares in the best efforts offering during the public offering period before deducting the expenses relating to the organization of the Company and associated with this offering (the "Organization and Offering Expenses")), which it believes should be adequate, that amount may be insufficient to meet the cash needs of the Company and the Company may have to obtain financing

28214: 28215: 28216:

28217:

28218: 28219:

28220:

 28221: 28222: 28223: 28225: 28226: 28227: 28228: 28229: 28230: 28233: 28234: 28235: 28236: 28237: 28238: 28241: 28242: 28243: 28244: 28245: 28246: 28248: 28249: 28250: 28251: 28252: 28253: 28256: 28257: 28258: 28259: 28260: 28261: 28263: 28264: 28265: 28266: 28267: 28268: 28271: 28272: 28273: 28274: 28275: 28276: 28279: 28280: 28281: 28282: 28283:
28224: from either affiliated or unaffiliated sources. Additional financing would increase the Company's indebtedness and the risks associated therewith.

28231:

• 28232: The Articles include a provision limiting the amount of aggregate borrowing in relation to the Company's assets that the Company may incur. Such limitation could have adverse consequences such as (i) freezing the Company's ability to purchase additional Properties, (ii) causing the Company to lose its REIT status if borrowing was necessary to pay the required minimum amount of cash Distributions to Stockholders to qualify as a REIT, (iii) causing operational problems if there are cash flow shortfalls for working capital purposes, or (iv) resulting in the loss of a Property if, for example, financing was necessary to cure a default on a mortgage. As Stockholder approval is required to change this limitation, there will be a delay before such approval can be obtained, if it can be obtained at all. It is possible that even if the approval is obtained, it may not be obtained in sufficient time to avoid the adverse consequences of not having the funding when it is needed.

28239:

• 28240: The Company may authorize the issuance of Shares or other securities (E.G., Preferred Stock) in addition to Shares issued pursuant to this Offering, thereby diluting the interest of existing Stockholders, including investors in this Offering, none of whom have preemptive rights. Shares, together with Preferred Stock, are hereinafter collectively referred to as "Equity Stock." Depending upon the preferences, powers and rights of the Preferred Stock, the issuance of Preferred Stock could have the effect of delaying or preventing a change of control of the Company that might involve a premium price for holders of Shares or otherwise be in their best interest.

28247: COMPANY RISKS:

28254:

• 28255: The Company's ability to achieve its goals will depend, to a large extent, on the quality of management provided by Inland Southeast Property Management Corp. (the "Management Agent"), which will manage the Company's Properties, the Advisor, which will manage the Company's day to day operations, and Affiliates of the Advisor. During the 10-year period ending September 30, 1998, Affiliates of the Advisor have sponsored one REIT, six public and one private real estate equity programs, and nine private placement note and mortgage programs. Certain of these programs have experienced setbacks, such as tenant defaults or move-outs, and defaults by mortgagees under mortgages. These negative events, which vary by program, have had the effect of reducing the benefits which investors in those programs have received. Some tax-shelter private partnerships programs that invested primarily in apartments had to work out reduced or restructured debt with unaffiliated lenders resulting from the adverse effects of 1986 tax law changes and the weakening of apartment markets in the late 1980s, and tax-deferred property exchanges were utilized to mitigate those adverse effects. See "Prior Performance of the Company's Affiliates" and Appendix A--"Prior Performance Tables."

28262: RISKS OF REAL ESTATE OWNERSHIP:

28269:

• 28270: All equity real estate investments are subject to some degree of general economic risks, including lease defaults, which could adversely affect the Company's results of operations and financial condition, including the Company's ability to make Distributions.

28277:

• 28278: Adverse trends for the types of Properties included in the Company's Primary Property Investments or adverse economic developments in general or within the Primary Geographical Area of Investment in particular

28284: 28285: 28286:

28287:

28288: 28289:

28290:

 28291: 28292: 28293: 28295: 28296: 28297: 28298: 28299: 28300: 28302: 28303: 28304: 28305: 28306: 28307: 28310: 28311: 28312: 28313: 28314: 28315: 28318: 28319: 28320: 28321: 28322: 28323: 28325: 28326: 28327: 28328: 28329: 28331: 28334: 28335: 28336: 28337: 28338: 28339: 28342: 28343:
28294: could have an adverse effect on the Company's results of operations and financial condition, including the Company's ability to make Distributions.

28301: TAX RISKS:

28308:

• 28309: The Company's qualification as a REIT depends upon its ability to meet numerous requirements through actual operations. There can be no assurance that the Company will be able to satisfy these requirements. If the Company fails to qualify as a REIT, its Distributions would not be deductible to the Company. This would increase the Company's tax liability and substantially reduce the funds available to make Distributions to Stockholders. In addition, the actions and transactions the Company will undertake to maintain its REIT status may not produce the highest economic profit.

28316:

• 28317: Although Wildman, Harrold, Allen & Dixon ("Counsel") has rendered its opinion (as described in this Prospectus) as to certain federal income tax matters, such opinion is based on various assumptions and factual representations made by the Company and by the Advisor to Counsel. See "Risk Factors--Tax Risks--Risks Regarding REIT Qualifications and Consequences of the Failure to so Qualify--Limitations on Opinion of Counsel," "Federal Income Tax Considerations" and "ERISA Considerations." Counsel will not review compliance with the requirements for qualification as a REIT on a continuing basis after the initial effective date of the registration statement (of which this Prospectus is a part) filed with the United States Securities and Exchange Commission (the "Commission" or "SEC") for this offering (the "Registration Statement"). An opinion of Counsel represents its legal judgment based on the law in effect as of the date of this Prospectus, is not binding on the Internal Revenue Service (the "Service") and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to the federal income tax laws (or the interpretation thereof), any of which could be applied retroactively.

28324:

The failure to manage the impact of the foregoing risks effectively may impair the Company's ability to meet its investment objectives and may reduce or entirely eliminate the benefits to the Stockholders from their investment in the Company. See "Risk Factors," "Prior Performance of the Company's Affiliates," and Appendix A--"Prior Performance Tables."

28330: Conflicts of Interest	28332:

• 28333: There are conflicts of interest between the Company and its Affiliates. These include: (i) competition for the time and services of personnel of the Advisor and its Affiliates; (ii) receipt by the Advisor and its Affiliates of substantial compensation from the Company for their various services which may not be on market terms and is payable, in most cases, whether or not Stockholders receive Distributions; (iii) possible conflicting investment opportunities; (iv) acquisition of Properties from Affiliates; and (v) the possibility that the Company may do business with entities that have pre-existing relationships with the Advisor or its Affiliates which may result in a conflict between the ongoing business relationship between the Advisor or its Affiliates and the Company's business. Such conflicts of interest may also arise in connection with the potential sale or refinancing of Properties or the enforcement of certain agreements. See "Conflicts of Interest," commencing on page 41, for a fuller description of these and other conflicts of interest.

28340:

• 28341: The Management Agent is owned principally by individuals who are Affiliates of Inland. The Company has the option to cause the business conducted by the Advisor and/or the Management Agent to be acquired by or consolidated into the Company at any time after three years from the date of this Prospectus for Shares in an amount determined in accordance with a prescribed formula. See paragraph 11 under "Conflicts of Interest" and "Management--The Advisory Agreement."

28344: 28345:

28346: 5

28347: 28348:

 28349: 28350: 28352: 28354: 28355: 28356: 28357: 28358: 28360: 28362: 28363: 28364: 28365: 28366: 28368: 28370: 28371: 28372: 28373: 28374: 28376: 28378: 28379: 28380: 28381: 28382: 28384: 28386: 28387: 28388: 28389: 28390: 28392: 28394: 28395: 28396: 28397: 28398: 28400: 28402: 28403:
28351: Compensation to be Paid to the Advisor and its Affiliates	28353: The Advisor and its Affiliates will be paid substantial amounts for managing the Company's business. The most significant items of compensation are:

28359:	28361:

OFFERING STAGE: Except for certain sales, the Company will generally pay to the Dealer Manager (i) cash selling commissions of 7%, (ii) a contribution of 2% in lieu of reimbursement of specific expenses associated with marketing (the "Marketing Contribution"), and (iii) an allowance of up to 0.5% for BONA FIDE due diligence expenses (the "Due Diligence Expense Allowance"), of the Gross Offering Proceeds. The cash selling commissions, Marketing Contribution and Due Diligence Expense Allowance may be retained by the Dealer Manager or reallowed to Soliciting Dealers. Generally, no portion of the Marketing Contribution will be reallowed to Soliciting Dealers unless they reach prescribed minimum annual sales volumes.

28367:	28369:

Except for certain sales, and in certain cases, the Company will offer to sell to the Dealer Manager one Soliciting Dealer Warrant for each 25 Shares sold during the Offering, some or all of which that are issued may be retained or reallowed to the Soliciting Dealers who sold such Shares. See "Description of Securities--Soliciting Dealer Warrants."

28375:	28377:

ACQUISITION STAGE: The Advisor and its Affiliates will be reimbursed by the Company for actual out-of-pocket Acquisition Expenses which are estimated to be equal to 0.5% of the aggregate of the (i) Gross Offering Proceeds from the sale of 54,000,000 Shares (including 4,000,000 Shares under the DRP), and (ii) gross proceeds from the issuance and exercise of the Soliciting Dealer Warrants.

28383:	28385:

OPERATIONAL STAGE: An annual "Advisor Asset Management Fee" of not more than 1% of the average of the aggregate book value of the Company's assets invested, directly or indirectly, in Properties or loans secured by real estate, before reserves for depreciation or other non-cash reserves (the Company's "Average Invested Assets") will be payable quarterly to the Advisor. Payment of this fee is subordinated on an annual basis to the payment of Distributions to Stockholders in an amount equal to a non-cumulative, non-compounded return equal to 7% per annum on Invested Capital (the "Current Return"). "Invested Capital" is the net amount that a Stockholder has invested, being the amount paid for the Shares less the Distributions received on those Shares from the sale or financing of the Company's Properties. Furthermore, this fee is subject to reimbursement to the Company to the extent in any calendar year it and all other operating expenses of the Company paid in that year exceed the greater of 2% of the Company's Average Invested Assets, or 25% of the Company's net income, for that year.

28391:	28393:

The Management Agent will receive a fee for management of the Company's Properties (the "Property Management Fee") equal to not more than 90% of the fee which would be payable to an unrelated party providing such services, which fee shall initially be 4.5% of the gross revenues of each of the Company's Properties, payable monthly.

28399:	28401:

Inland Mortgage Servicing Corporation ("IMSC"), one of the TIGI Affiliated Companies, will receive a fee for servicing the Company's mortgage loans. Such fee will be equal to no more than .08% of the principal amount of the loans serviced, up to the first $100 million in aggregate loan balances, and a lesser percentage on a sliding scale basis thereafter, which will be prorated on an annual basis and, be payable monthly.

28404: 28405: 28406:

28407:

28408: 28409:

28410:

 28411: 28412: 28414: 28416: 28417: 28418: 28419: 28420: 28421: 28423: 28424: 28425: 28426: 28427: 28429: 28431: 28432: 28433: 28434: 28435: 28436: 28438: 28439: 28440: 28441: 28442: 28443: 28446: 28447: 28448: 28449: 28450: 28451: 28454: 28455: 28456: 28457: 28458: 28459: 28462: 28463: 28464: 28465: 28466: 28467: 28470: 28471: 28472: 28473: 28474: 28475: 28477: 28478: 28479: 28480: 28481: 28482: 28485: 28486:
28413:	28415:

LIQUIDATION STAGE: A fee will be payable to the Advisor or its Affiliates when a Property is sold (the "Property Disposition Fee"), equal to the lesser of: (i) 3% of the sale price of a Property; or (ii) 50% of the commission customarily paid to third parties. In addition, after receipt by the Stockholders of a cumulative, non-compounded 7% per annum return on Invested Capital (the "Cumulative Return") and a return of their Invested Capital, an "Incentive Advisory Fee" will be payable equal to 15% of the net proceeds from the sale of a Property.

28422:

The Advisor and its Affiliates may receive a number of other incidental fees for services or expense reimbursement during the operational and liquidation stages of the Company. For an explanation of such other fees and expense reimbursements and a fuller discussion of the above fees, see generally, "Compensation Table," "Management--Other Services" and "Plan of Distribution--Compensation Payable by the Company for the Sale of the Shares."

28428: The Company's Primary Business Objective and Strategies	28430:

The Company's primary business objective is to enhance the performance and value of its Properties through management strategies designed to address the needs of an evolving retail marketplace. Key elements of the Company's strategy are:

28437: ACQUISITIONS:

28444: • 28445: Selectively acquiring diversified types and well-located Properties of the type described as the Company's Primary Property Investments.

28452:

• 28453: Acquiring Properties usually on an all-cash basis to provide the Company with a competitive advantage over potential purchasers who must secure financing. The Company may, however, acquire Properties subject to existing indebtedness if it believes this is in its best interest. The Initial Properties will be acquired subject to the unpaid amount of the existing first mortgage debt.

28460:

• 28461: Diversifying geographically within the Primary Geographical Area of Investment by acquiring Properties primarily located in major consolidated metropolitan statistical areas ("CMSAs") in order to minimize the potential adverse impact of economic downturns in certain markets.

28468:

• 28469: Use the Company's UPREIT structure to acquire Properties for cash, Shares, limited partnership interests ("LP Common Units") of the Operating Partnership, preferred limited partnership interests of the Operating Partnership ("LP Preferred Units") (LP Common Units and LP Preferred Units are collectively referred to as "LP Units"), equity interests ("Interests") in a Property Partnership (as defined below), or a combination thereof, thereby deferring some or all of a seller's potential taxable gain, and enhancing the ability of the Company to consummate transactions and to structure more competitive acquisitions than competitors that may lack the Company's ability to acquire Properties for cash, Shares, LP Units, Interests, or a combination thereof. A "Property Partnership" (collectively the "Property Partnerships") may be an entity such as a limited liability company, a general or limited partnership, or a trust, that owns one or more of the Properties, and which will be owned or controlled directly or indirectly by the Operating Partnership.

28476: OPERATIONS:

28483: • 28484: Actively manage costs and minimize operating expenses by centralizing all management, leasing, marketing, financing, accounting, renovation and data processing activities.
28487: 28488: 28489:

28490:

28491: 28492:

28493:

 28494: 28495: 28496: 28499: 28500: 28501: 28502: 28503: 28504: 28507: 28508: 28509: 28510: 28511: 28512: 28515: 28516: 28517: 28518: 28519: 28520: 28523: 28524: 28525: 28526: 28527: 28529: 28531: 28532: 28533: 28534: 28535: 28537: 28539: 28540: 28541: 28542: 28543: 28545: 28547: 28548: 28549: 28550: 28551: 28552: 28554: 28555: 28556: 28557: 28558: 28559: 28561: 28562:
28497: • 28498: Improve rental income and cash flow by aggressively marketing rentable space.

28505: • 28506: Emphasize regular maintenance and periodic renovation to meet the needs of tenants and to maximize long-term returns.

28513: • 28514: Maintain a diversified tenant base at its Retail Centers, consisting primarily of retail tenants providing consumer goods and services.

28521:

• 28522: In general, limit mortgage indebtedness to an aggregate amount not to exceed 55% of the combined fair market value of all of its Properties, and aggregate borrowings to 300% of the Company's Net Assets (which is defined to mean generally the Company's total assets (other than intangibles) at cost, before deducting depreciation and other non-cash reserves, less total liabilities, calculated at least quarterly). The proceeds from any such borrowings will be used primarily to allow the Company to acquire additional Properties.

28528: Shares Outstanding Before the Offering	28530:

There are 20,000 Shares outstanding as of the date of this Prospectus which were issued to the Advisor in connection with the organization of the Company for a purchase price of $10 per Share, an aggregate purchase price of $200,000 (the "Advisor's Company Contribution").

28536: Shares To Be Outstanding Upon Completion of the Offering	28538:

Assuming only the Minimum Offering is sold, the Company will have 220,000 Shares outstanding, and assuming the sale of all Shares offered on a best efforts basis, the Company will have 50,020,000 Shares outstanding, not taking into account issuance of Shares, if any (i) under the Company's DRP, (ii) upon exercise of the Soliciting Dealer Warrants to be issued and sold to the Dealer Manager, (iii) upon exercise of options granted and which may be granted under the Company's Independent Director Stock Option Plan, (iv) upon the conversion of the LP Common Units issued to the Advisor, (v) which might be issued directly for equity interests in Properties, or (vi) upon conversion of any LP Units (other than the Advisor's 200 LP Common Units) in the Operating Partnerships or of any Interests in a Property Partnership which might be issued for equity interests in Properties. Each holder of one or more Shares is hereinafter referred to as a "Stockholder."

28544: Terms of the Offering	28546:

The Company is offering a minimum of 200,000 Shares ($2,000,000) and a maximum of 56,000,000 Shares, of which (i) except for certain Shares which may be sold directly by the Company, 50,000,000 Shares are being offered on a best efforts basis through the Dealer Manager at $10.00 per Share, subject to discounts in certain cases (the "Offering"); (ii) up to 4,000,000 Shares will be issued for $9.50 per Share to purchasers of Shares who elect to participate in the Company's DRP; and (iii) up to 2,000,000 Shares, underlying 2,000,000 Soliciting Dealer Warrants (also offered hereby), will be issued upon the exercise of the Soliciting Dealer Warrants that may be issued and sold to the Dealer Manager for an exercise price of $12.00 per Share.

28553:

Reference is made to the cover page of this Prospectus for an explanation of the Minimum Offering and the terms of the escrow of the proceeds therefrom, and to "Plan of Distribution" for further information on such escrow and, generally, for a fuller description of the terms of the Offering.

28560:

An offering on a best efforts basis is one in which the securities dealers participating in the offering are under no obligation to purchase any of the securities being offered and, therefore, no specified number of securities are guaranteed to be sold and no specified amount of money is guaranteed to be raised from the offering.

28563: 28564: 28565:

28566:

28567: 28568:

28569:

 28570: 28571: 28573: 28575: 28576: 28577: 28578: 28579: 28580: 28583: 28584: 28585: 28586: 28587: 28588: 28590: 28591: 28592: 28593: 28594: 28595: 28598: 28599: 28600: 28601: 28602: 28603: 28606: 28607: 28608: 28609: 28610: 28612: 28614: 28615: 28616: 28617: 28618: 28620: 28622: 28623: 28624: 28625: 28626: 28628: 28630: 28631: 28632: 28633: 28634: 28636: 28638: 28639:
28572: Investment Objectives And Policies	28574: The Company's investment objectives are to:

28581:

• 28582: PROVIDE REGULAR DISTRIBUTIONS TO STOCKHOLDERS. In order for the Company to maintain its REIT status, the Company must generally make annual Distributions equal to not less than 95% of its REIT Taxable Income (which is defined to mean generally taxable income as computed for a corporation which is not a REIT, with certain adjustments applicable only to REITs). See generally "Federal Income Tax Considerations."

28589:

The maximum time that an investor should have to wait to receive the first Distribution is (i) if the investor was an accepted purchaser of Shares in the Minimum Offering, 30 days after the Minimum Offering is sold and the escrowed subscription funds therefrom are released to the Company, and (ii) if the investor purchases Shares after the Minimum Offering is completed and the escrowed subscription funds therefrom are released to the Company, 30 days following the end of the calendar quarter in which the investor's subscription was accepted by the Company.

28596:

• 28597: HEDGE AGAINST INFLATION. The Company intends to hedge against inflation by entering into leases with tenants which provide for scheduled rent escalations or participation in the growth of tenant sales designed to provide increased Distributions and capital appreciation.

28604:

• 28605: PRESERVE STOCKHOLDERS' CAPITAL. The Company intends to seek capital preservation by acquiring diversified types and well-located Properties of the type described as the Company's Primary Property Investments entirely for cash, or for Shares, LP Units, Interests, or a combination thereof. The Company will, in certain instances, utilize borrowing to acquire Properties.

28611:	28613: There can be no assurance the Company will achieve these objectives.

28619:	28621:

To the extent possible, the Company will seek to avoid fluctuations in Distributions which might result if Distributions were based on actual cash received during the Distribution period. To do this, the Company may use income earned during prior periods, or income earned subsequent to the Distribution declaration date but prior to the payment date, in order to distribute annualized Distributions consistent with the Distribution level established from time to time by the Board. The Company's ability to utilize this policy is dependent upon the availability of cash flow from operations (its "Cash Flow") and the REIT Requirements (the requirements for qualifying as a REIT under the Code). In addition, the accumulation of income for distribution in a later period may increase the federal taxes the Company must pay, even if it does not affect the status of the Company as a REIT.

28627:	28629:

The Company will seek, subject to the applicable REIT Requirements (including requirements regarding Distributions), to reinvest in additional Properties proceeds from the sale, financing, refinancing or other disposition of its Properties.

28635:	28637:

The Company initially intends to pay Distributions to its Stockholders on a quarterly basis, with daily record and Distribution declaration dates. However, the Company reserves the right, at any time, to commence paying Distributions on a monthly basis.

28640: 28641: 28642:

28643:

28644: 28645:

28646:

 28647: 28648: 28650: 28652: 28653: 28654: 28655: 28656: 28658: 28660: 28661: 28662: 28663: 28664: 28666: 28668: 28669: 28670: 28671: 28672: 28674: 28676: 28677: 28678: 28679: 28680: 28682: 28684: 28685:
28649:	28651:

In general, Distributions are treated as taxable dividends to the extent of current and accumulated earnings and profits. Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to Stockholders and are sheltered from current taxation to the extent of the Stockholder's adjusted basis in his or her Shares, and then as capital gain. However, the Company may designate a portion of its Distributions as capital gain Distributions to the extent of its net capital gain for the year.

28657:	28659:

The Company intends to acquire Properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each Property in cash or for Shares, LP Units, Interests, or a combination thereof. The Company may, however, utilize financing to acquire Properties where the Board deems it to be in the Company's best interest. In addition, the Company anticipates pledging selected or all Properties purchased on an all-cash basis (or for Shares, LP Units, Interests, or a combination thereof) to secure indebtedness incurred post-acquisition. The proceeds from these loans will be used primarily to acquire additional Properties. The Company may also incur indebtedness to finance improvements to its Properties.

28665:	28667:

The Company anticipates that, in general, aggregate borrowings secured by all of the Company's Properties will not exceed 55% of their combined fair market value. This anticipated amount of leverage will be achieved over time; however, initially, the aggregate borrowings on the Initial Properties will exceed 55% of their combined fair market value. The Articles provide that the aggregate amount of Company borrowings in relation to the Company's Net Assets shall, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, not exceed 300% of the Company's Net Assets. There is no prescribed limit on the amount of borrowings which may be secured by any one Property. Accordingly, the amount of leverage will vary from Property to Property, and is not expected to exceed, on average, the specified overall limitations. The Company does not anticipate incurring indebtedness to fund Distributions payable to Stockholders, unless necessary to maintain its status as a REIT. See "Investment Objectives and Policies--Borrowing" and "Summary of the Organizational Documents--Restrictions on Borrowing."

28673:	28675:

For federal income tax purposes, depreciation deductions will be computed using the straight-line method. Buildings, structural components and improvements thereto generally will be depreciated over 40 years. Certain improvements to land are depreciated over 15 years.

28681:	28683:

Proceeds from the Minimum Offering, along with first mortgage debt assumption, will be used to acquire Merchants Square, to pay Acquisition Expenses (defined generally to mean expenses related to the Company's selection, evaluation and acquisition of, and investment in, Properties) and to establish working capital reserves relating to the acquisition of Merchants Square, to pay certain Organization and Offering Expenses, and for other working capital purposes. Proceeds from the sale of any additional Shares will be used to acquire other

28686: 28687: 28688:

28689:

28690: 28691:

28692:

 28693: 28694: 28696: 28698: 28699: 28700: 28701: 28702: 28704: 28706: 28707: 28708: 28709: 28710: 28712: 28714: 28715:
28695:	28697:

Properties and to pay Organization and Offering Expenses and Acquisition Expenses, with the balance (but not less than 1% of Gross Offering Proceeds), to be applied to fund working capital reserves. See "Estimated Use of Proceeds."

28703: Structure and Formation of the Company	28705:

The Company is the general partner of the Operating Partnership. The Company has contributed the $200,000 of proceeds from the Advisor's Company Contribution and will contribute, as and when received, the proceeds of the offering to the Operating Partnership in exchange for general partnership interests in the Operating Partnership ("GP Common Units"). The Company currently intends to conduct substantially all of its business and to hold most of its interests in the Properties through the Operating Partnership or the Property Partnerships. However, the Company may in the future also conduct some of its business and hold some of its interests in Properties directly or through wholly-owned subsidiaries of the Company (each a "Qualified REIT Subsidiary" or a "QRS"). As the general partner of the Operating Partnership (the "General Partner"), the Company will have the exclusive power to manage and conduct the business of the Operating Partnership, subject to certain exceptions set forth in the Agreement of Limited Partnership of the Operating Partnership (the "Operating Partnership Agreement"). LP Common Units in the Operating Partnership valued at $2,000 have been issued to the Advisor in exchange for its capital contribution of $2,000 to the Operating Partnership (the "Advisor's Partnership Contribution"). Additional LP Common Units in the Operating Partnership may be issued in the future to owners of Properties in exchange for such Properties. See "Operating Partnership Agreement."

28711:	28713:

The following Organizational Chart depicts the services to be rendered to the Company by TIGI Affiliated Companies, and the organizational structure of the Company and the Operating Partnership upon completion of the Offering and the Formation Transactions (which are explained in the next section of this Summary). Because the Company does not intend to initially have any QRSs, none are shown on the following Organizational Chart.

28716: 28717: 28718:

28719:

28720:

28721:

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

28722: 28723:

28724:
28725: 11

28726:

28727:

ORGANIZATIONAL CHART

28728:

28729:

28730: 28732: 28733:
28731: THE INLAND GROUP, INC. ("INLAND" OR "TIGI")
28734:
28735: 28736: 28737: 28738: 28739: 28740: 28741: 28742: 28743: 28744: 28746: 28748: 28749: 28751: 28753: 28754: 28756: 28758: 28760: 28762: 28764: 28765: 28767: 28769: 28771: 28773: 28775: 28776: 28777: 28778: 28779: 28780: 28781: 28782:

28745: The Inland	28747: The Inland Property		28750: Inland Real Estate	28752: The Inland
28755: Construction	28757: Management Group,	28759: Inland Real Estate Investment	28761: Transactions	28763: Financial Group,
28766: Group, Inc.	28768: Inc. ("IPMGI")	28770: Corporation ("IREIC")	28772: Group, Inc.	28774: Inc.

28783: 28784: 28785: 28786: 28787: 28789: 28791: 28793: 28795: 28797: 28798: 28799: 28801: 28803: 28805: 28807: 28809: 28810: 28811: 28813: 28815: 28817: 28819: 28821: 28822: 28823: 28825: 28827: 28828: 28829: 28831: 28832: 28833: 28835: 28837: 28838: 28839: 28840: 28841:
28788: Inland Southeast	28790: Inland Retail	28792: Inland Securities	28794: Inland Real Estate	28796: Inland Mortgage
28800: Property	28802: Real Estate	28804: Corporation (the	28806: Acquisitions, Inc.	28808: Investment
28812: Management Corp.	28814: Advisory	28816: "Dealer Manager")	28818: ("IREA")	28820: Corporation
28824: (the "Management	28826: Services, Inc.			28830: ("IMIC")
28834: Agent")(1)	28836: (the "Advisor")
28842: 28843: 28844: 28845: 28847: 28849: 28851: 28853: 28855: 28857: 28858: 28860: 28862: 28864: 28866: 28868: 28870: 28871: 28873: 28875: 28877: 28879: 28881: 28883: 28884:
28846:	28848:	28850:	28852:	28854:	28856: Inland Mortgage
28859:	28861:	28863:	28865:	28867:	28869: Corporation
28872:	28874:	28876:	28878:	28880:	28882: ("IMC")
28885: 28886: 28887: 28888: 28889: 28890: 28891: 28892: 28893: 28895: 28896: 28898: 28900: 28902: 28904: 28906: 28908: 28909: 28911: 28913: 28915: 28917: 28919: 28921: 28922: 28924: 28926: 28928: 28929: 28931: 28933: 28934:
28894: Inland Mortgage
28897: Construction and	28899: Property	28901: Organization,	28903: Securities	28905: Property	28907: Servicing
28910: Development	28912: Management and	28914: Advisory and Real	28916: Sales	28918: Acquisition	28920: Corporation
28923: Services	28925: Related Services	28927: Estate Services		28930: Services	28932: ("IMSC")
28935: 28936: 28937: 28938: 28940: 28942: 28944: 28946: 28948: 28950: 28951: 28953: 28955: 28957: 28959: 28961: 28963: 28964:
28939:	28941:	28943:	28945:	28947:	28949: Mortgage Brokerage
28952:	28954:	28956:	28958:	28960:	28962: and Loan Servicing
28965: 28966: 28967:

28968: 28970: 28971: 28973: 28974: 28975: 28976: 28978: 28979: 28981: 28982: 28984: 28985: 28987: 28988: 28989: 28990: 28991: 28992: 28994: 28995: 28997: 28998:
28969: Inland Retail Real Estate Trust, Inc. (the "Company")
28972: The Company will be principally owned by Public Investors. Ownership will be represented by Shares of the Company.(2)

28977: Inland Retail Real Estate Limited Partnership (the "Operating Partnership")(3)
28980: The Company is the General Partner of the Operating Partnership and owner of the
28983: GP Common Units of the Operating Partnership.(4)
28986: The Advisor is a Limited Partner of the Operating Partnership and owner of LP Common Units (5)

28993: Potential Future Property Partnerships or Limited Partnerships
28996: or Limited Liability Companies (the "Property Partnerships")(6)
28999:
29000: 29001: 29002: 29003: 29004: 29006: 29008: 29010: 29012: 29013: 29014: 29016: 29018: 29020: 29022: 29023: 29024: 29026: 29028: 29030: 29032: 29033: 29034: 29036: 29038: 29040: 29042: 29043:
29005:	29007:	29009:	29011: Solid lines indicate 100% ownership,
29015:	29017:	29019:	29021: except for the Operating Partnership
29025:	29027:	29029:	29031: where it indicates control. (6) Broken
29035:	29037:	29039:	29041: lines indicate services.
29044: 29045: 29046:

(FOOTNOTES ON FOLLOWING PAGE)

29047: 29048:

29049:

29050:

29051:

29052:

29053:

29054:

29055:

29056: 29057:

(FOOTNOTES FROM PREVIOUS PAGE)

29058: 29059:
  29060: 29061:
  The Management Agent is owned principally by individuals who are Affiliates of Inland.
  29062: 29063:
  The Advisor has purchased from the Company 20,000 of the Company's Shares for $10 per Share, for an aggregate purchase price of $200,000, in connection with the organization of the Company. If only the Minimum Offering of 200,000 Shares is sold, such Shares will represent 90.9% of the issued and outstanding Shares, assuming no other Shares are issued and outstanding, and the Advisor's 20,000 Shares will then represent 9.1% of the issued and outstanding Shares. If 54,000,000 of the Shares offered by this Prospectus are sold, such Shares will represent 99.96% of the issued and outstanding Shares, assuming no other Shares are issued and outstanding, and the Advisor's 20,000 Shares will then represent only 0.04% of the issued and outstanding Shares.
  29064: 29065:
  The Company has contributed to the Operating Partnership the proceeds from the Advisor's purchase of 20,000 Shares from the Company and, as and when received, the Company will contribute the proceeds of the Offering to the Operating Partnership. The Advisor has also made a capital contribution to the Operating Partnership of $2,000 for 200 LP Common Units. Other LP Common Units or LP Preferred Units may be issued in the future to owners of Properties in exchange for such Properties.
  29066: 29067:
  GP Common Units have been issued for the Company's contribution to the Operating Partnership of the proceeds from the Advisor's purchase of 20,000 Shares from the Company (for which the Company has received 20,000 GP Common Units), and GP Common Units will be issued for the Company's contribution to the Operating Partnership of the proceeds of the Offering. Prior to this Offering, the Company's 20,000 GP Common Units represent 99.01%, and the Advisor's 200 LP Common Units represent 0.99%, of the outstanding Units of the Operating Partnership. The "Units" are defined as all the Units of partnership interests representing the equity in the Operating Partnership, being the LP Units and the GP Common Units collectively. If only the Minimum Offering of 200,000 Shares for gross offering proceeds of $2,000,000 is sold, the Company will receive 200,000 GP Common Units for contributing such proceeds to the Operating Partnership. Assuming no other Units are issued, the Company's 220,000 GP Common Units will then represent 99.9%, and the Advisor's 200 LP Common Units will then represent 0.1% of the outstanding Units. If 54,000,000 of the Shares offered by this Prospectus are sold for gross offering proceeds of $538,000,000 as set forth on the cover page of this Prospectus, the Company will receive 53,800,000 GP Common Units for contributing such proceeds to the Operating Partnership. Assuming no other Units are issued, the Company's 53,820,000 GP Common Units will then represent 99.9996%, and the Advisor's 200 LP Common Units will then represent only 0.0004%, of the outstanding Units.
  29068: 29069:
  The initial LP Common Units have been issued to the Advisor for the Advisor's $2,000 capital contribution to the Operating Partnership.
  29070: 29071:
  Property Partnerships have been formed for the acquisition of each of the Initial Properties. Other Property Partnership(s) may be formed for the acquisition of additional Properties. They will be owned or controlled directly or indirectly by the Operating Partnership. In the case of the Initial Properties, the Property Partnerships will be effectively owned 100% by the Operating Partnership. In other instances, there likely will be other investor(s) who would be the former owner(s) of Properties acquired for interests in such Property Partnerships.
29072: 29073: 29074:

29075: 29076:

29077:

 29078: 29079: 29081: 29083: 29084: 29085: 29086: 29087: 29089: 29092: 29093: 29094: 29095: 29096: 29098: 29101: 29102: 29103: 29104: 29105: 29107: 29110: 29111: 29112: 29113: 29114: 29116: 29119: 29120: 29121: 29122: 29123: 29125: 29128: 29129: 29130: 29131: 29132: 29134: 29137: 29138:
29080: Formation Transactions	29082: Except as indicated, the following transactions will be completed prior to or concurrently with the effectiveness of the Registration Statement (collectively, the "Formation Transactions"):

29088:	29090:

• 29091: The Company was formed as a corporation in Maryland. The Operating Partnership was formed as a limited partnership in Illinois. The Company is the General Partner of the Operating Partnership.

29097:	29099:

• 29100: The Advisor, an Affiliate of TIGI, purchased from the Company 20,000 Shares in connection with the organization of the Company for $10 per Share, for an aggregate purchase price of $200,000 (the "Advisor's Company Contribution"). The Advisor also contributed $2,000 to the Operating Partnership for 200 LP Common Units of the Operating Partnership valued at $2,000 (the "Advisor's Partnership Contribution"). The Advisor is the initial Stockholder of the Company and the initial Limited Partner of the Operating Partnership.

29106:	29108:

• 29109: Pursuant to the Offering, the Company will offer for sale to the public on a best efforts basis 50,000,000 Shares. In addition, 4,000,000 Shares will be offered by the Company to Stockholders who elect to participate in the Company's DRP, and up to 2,000,000 Shares will be issued upon exercise of the Soliciting Dealer Warrants.

29115:	29117:

• 29118: The Company has contributed the proceeds from the Advisor's Company Contribution and, as and when received, the Company will contribute the proceeds from the sale of the 56,000,000 Shares included in this Offering, to the Operating Partnership.

29124:	29126:

• 29127: The Company has acquired 20,000 GP Common Units of the Operating Partnership in exchange for the contribution to the Operating Partnership of $200,000 of proceeds from the Advisor's Company Contribution and, the Company will receive one GP Common Unit of the Operating Partnership in exchange for the contribution to the Operating Partnership of the proceeds of each of the 56,000,000 Shares sold pursuant to this Offering. The Company will own all of the GP Common Units of the Operating Partnership.

29133:	29135:

• 29136: Subject to certain conditions, the Operating Partnership anticipates acquiring all of the Initial Properties, provided that the Net Proceeds of the Offering are sufficient to make such acquisitions. Merchants Square will be acquired with the proceeds of the Minimum Offering, along with first mortgage debt assumption. However, the Company may not acquire any of the other two Initial Properties if the Company (i) determines that it is not in the best interests of the Company to purchase any or all of those Properties due to market conditions or tenancy matters at the time funds are available for such purchases, or (ii) locates other Properties which the Company determines to be more suitable for investment. See "Real Property Investments."

29139: 29140: 29141:

29142:

29143: 29144:

29145:

 29146: 29147: 29149: 29152: 29153: 29154: 29155: 29156: 29158: 29161: 29162: 29163: 29164: 29165: 29167: 29169: 29170: 29171: 29172: 29173: 29175: 29178: 29179:
29148:	29150:

• 29151: Provided that the Net Proceeds of the Offering are sufficient, the Operating Partnership anticipates acquiring the Initial Properties from certain Affiliates of TIGI (collectively, the "Initial Property Sellers"), for approximately $30 million in cash and first mortgage debt assumption (representing the total acquisition costs of the Initial Properties to the Initial Property Sellers). Of such total acquisition costs, approximately $5.7 million were incurred by the Initial Property Sellers to acquire Merchants Square, and approximately $1.4 million of the Net Proceeds of the Offering will be used by the Operating Partnership to acquire Merchants Square.

29157:	29159:

• 29160: When the Initial Properties were acquired by the Initial Property Sellers on behalf of the Company, they were subject to existing mortgage debt of approximately $20.6 million (the "Initial Mortgage Debt"), of which approximately $4.3 million relates to Merchants Square. In addition, the Initial Property Sellers borrowed approximately $9.4 million from an Affiliate of TIGI in connection with their acquisition of the Initial Properties (the "Affiliates' Acquisition Debt"), of which approximately $1.4 million relates to Merchants Square. When the Initial Properties are acquired by the Company, they will be subject to an expected unpaid Initial Mortgage Debt (depending on when each acquisition occurs) of approximately $20.3 million (of which approximately $4.3 million will be attributable to Merchants Square), leaving approximately $9.4 million of the purchase price to be paid in cash from the Net Proceeds of the Offering (of which approximately $1.4 million will be paid to acquire Merchants Square). The Company's approximately $9.4 million cash payment to the Initial Property Sellers to acquire the Initial Properties will be used by the Initial Property Sellers to retire in full, as of the date of the Company's closing of such purchases, the Affiliates' Acquisition Debt relating to the Initial Property acquired. Also, as each of the Initial Properties is acquired, the Company will use a portion of the Net Proceeds of the Offering to pay Acquisition Expenses and to establish working capital reserves relating to the Initial Property acquired. In addition, the Company will reimburse IREIC, an affiliate of TIGI, for certain Organization and Offering Expenses which IREIC advanced. To the extent that there are additional Net Proceeds of the Offering available, after establishing working capital reserves, such proceeds will be used to acquire additional Properties or to further reduce the Initial Mortgage Debt on the Initial Properties. See "Estimated Use of Proceeds."

29166: Benefits of the Formation Transactions to Affiliates of the Company	29168: The consummation of the Formation Transactions will result in benefits to certain officers, members of the Board ("Directors") and Affiliates of the Company, which include the following:

29174:	29176:

• 29177: Robert D. Parks, who is a director of TIGI and an officer and director of various Affiliates of TIGI, and Barry L. Lazarus, who previously was associated with the TIGI Affiliated Companies, have agreed to serve on the Board of Directors of the Company. In

29180: 29181: 29182:

29183:

29184: 29185:

29186:

 29187: 29188: 29190: 29192: 29193: 29194: 29195: 29196: 29198: 29201: 29202: 29203: 29204: 29205: 29207: 29210: 29211: 29212: 29213: 29214: 29216: 29219: 29220:
29189:	29191:

addition, Mr. Parks will be Chairman and Chief Executive Officer, and Mr. Lazarus will be President and Chief Operating Officer, of the Company. Messrs. Parks and Lazarus will not receive any Director fees. Mr. Parks will not receive any compensation for his services as an officer of the Company. Mr. Lazarus will receive an annual salary of $35,000 from the Company for his services as an officer of the Company, and reimbursement for his out-of-pocket expenses incurred on behalf of the Company.

29197:	29199:

• 29200: As each of the Initial Properties is acquired, the Initial Property Sellers, who are Affiliates of TIGI, will be relieved of principal debt obligations and interest costs relating to that Property. The total of such principal debt obligations, as of the proposed dates of acquisition of the Initial Properties, is expected to be approximately $29.7 million (of which approximately, $9.4 million will be attributable to the Affiliates' Acquisition Debt) and the total of such interest costs is approximately $215,000 per month (of which approximately $39,500 per month relates to Merchants Square). In addition, certain Inland Affiliated Companies will be released from guarantees of certain obligations (not the principal or interest) relating to the Initial Mortgage Debt and approximately $9.4 million of Affiliates' Acquisition Debt.

29206:	29208:

• 29209: The Advisor will enter into an agreement with the Company pursuant to which it will receive substantial fees from the Company for its advisory services. Such fees include the Advisor Asset Management Fee of not more than 1% of the Company's Average Invested Assets. If only the Minimum Offering is sold, and if all of the $1,670,000 of estimated Net Proceeds from the Offering to be available for investment in Properties is so utilized, and assuming such proceeds approximate the average book value of the Properties purchased, then thereafter the Advisor Asset Management Fee is estimated to be approximately $16,700 annually. If the Maximum Offering is sold, and if all of the $468,430,000 of estimated Net Proceeds from the Offering to be available for investment in Properties is so utilized, and assuming such proceeds approximate the average book value of the Properties purchased, then thereafter the Advisor Asset Management Fee is estimated to be approximately $4,684,300 annually. However, payment of the Advisor Asset Management Fee is subordinated on an annual basis to the payment of the Current Return to Stockholders. In addition, this fee is subject to reimbursement to the Company to the extent in any calendar year it and all other operating expenses exceed the greater of 2% of the Company's Average Invested Assets, or 25% of the Company's net income for that year.

29215:	29217:

• 29218: The Management Agent will enter into an agreement with the Company pursuant to which it will receive a Property Management Fee from the Company for its property management services. The Property Management Fee initially will be equal to 4.5% of the gross revenues of each of the Company's Properties.

29221: 29222: 29223:

29224:

29225: 29226:

29227:

 29228: 29229: 29231: 29234: 29235: 29236: 29237: 29238: 29240: 29243: 29244: 29245: 29246: 29247: 29249: 29252: 29253: 29254: 29255: 29256: 29258: 29260: 29261: 29262: 29263: 29264: 29266: 29268: 29269: 29270: 29271: 29272: 29274: 29276: 29277:
29230:	29232:

• 29233: The Company has the option to cause the business conducted by the Advisor and/or the Management Agent to be acquired by or consolidated into the Company for Shares according to a prescribed formula based on their net income.

29239:	29241:

• 29242: Certain TIGI Affiliated Companies will no longer be liable as a general partner of the Property Partnerships that own the Initial Properties, and other TIGI Affiliated Companies will be paid approximately $9.4 million of advancements represented by the Affiliates' Acquisition Debt, of which approximately $1.4 million relates to Merchants Square.

29248:	29250:

• 29251: The Dealer Manager, one of the TIGI Affiliated Companies, will receive, if the entire offering is sold and there are no special sales, cash selling commissions of up to $35,000,000, a marketing contribution of up to $10,000,000, a due diligence expense allowance of up to $2,500,000, and Soliciting Dealer Warrants, which it may retain or reallow to certain Soliciting Dealers. If only the Minimum Offering is sold, the Dealer Manager will receive cash selling commissions of up to $140,000, a marketing contribution of up to $40,000 and a due diligence expense allowance of up to $10,000.

29257:	29259:

For further information on the compensation and reimbursements payable to the Advisor, the Management Agent and the Dealer Manager, and on other compensation to be paid to other Affiliates, see "Compensation Table" and "Estimated Use of Proceeds." For additional information regarding these and other benefits, see "Structure and Formation of the Company--Benefits of the Formation Transactions to Affiliates of the Company."

29265: Real Property Investments	29267:

The Initial Properties contain an aggregate of approximately 417,000 square feet of GLA, are located in the State of Florida. Of the Initial Properties, two are Neighborhood Centers (defined as shopping centers that are leased primarily to one or more retail tenants providing for the sale of convenience goods and personal services for the day-to-day living needs of the immediate neighborhood, with GLA ranging from 10,000 to 100,000 square feet) and one is a Community Center (defined as shopping centers leased primarily to retail tenants providing for the sale of soft lines and hard lines, in addition to the convenience goods and personal services provided by a Neighborhood Center, with GLA ranging from 100,000 to 300,000 or more square feet).

29273:	29275:

The Company has approximately $200,000 available for investment in Properties (from the Advisor's Company Contribution) as of the date of this Prospectus, but will have an additional approximately $1,670,000 of Net Proceeds from the Offering available if the Minimum Offering is sold, and approximately $468,430,000 of Net Proceeds from the Offering (including the Net Proceeds from the Minimum Offering) available if this Offering is fully sold, to acquire the Initial Properties and other Properties or to further reduce the Initial Mortgage Debt on the Initial Properties.

29278: 29279: 29280:

29281:

29282: 29283:

29284:

 29285: 29286: 29288: 29290: 29291: 29292: 29293: 29294: 29296: 29298: 29299: 29300: 29301: 29302: 29304: 29307: 29308: 29309: 29310: 29311: 29313: 29316: 29317: 29318: 29319: 29320: 29322: 29324: 29325:
29287: Prior Offerings Summary	29289:

The Inland Organization, during the 10-year period ending September 30, 1998, has sponsored six public and one private real estate equity programs which have raised $147,350,520 from 13,965 investors. In addition, IREIC sponsored one other REIT, which through September 30, 1998, has raised $477,717,785 from approximately 20,000 investors. Also, the TIGI Affiliated Companies have sponsored nine private placement mortgage and note programs during the mentioned 10 year period which have raised $22,641,000 from 545 investors. See "Prior Performance of the Company's Affiliates."

29295: Distribution Reinvestment and Share Repurchase Programs	29297: The Company provides the following programs to facilitate investment in Shares and to provide limited liquidity for Stockholders:

29303:	29305:

• 29306: THE DISTRIBUTION REINVESTMENT PROGRAM (the "DRP") allows Stockholders who purchase Shares in this Offering to automatically reinvest Distributions by purchasing additional Shares from the Company, subject to the limitations on Share ownership contained in the Articles. These purchases may be made at a 5% discount of the price at which Shares are being offered for sale by the Company to the public (initially purchases under the DRP may be made at $9.50 per Share), reflecting lower costs associated with the issuances of these Shares. See "Distribution Reinvestment and Share Repurchase Programs--Distribution Reinvestment Program."

29312:	29314:

• 29315: THE SHARE REPURCHASE PROGRAM (the "SRP") allows, subject to certain restrictions, Stockholders to sell Shares back to the Company, initially at a price equal to $9.05 per Share (a reduction of $0.95 from the $10.00 initial Offering price per share, reflecting selling commissions and the Marketing Contribution and Due Diligence Expense Allowance). The Company repurchases Shares under the SRP on a first come, first served basis, subject to certain limits. See "Distribution Reinvestment and Share Repurchase Programs-- Share Repurchase Program."

29321: Annual Valuations	29323:

Stockholders that are subject to ERISA will be provided with an annual statement of value reporting the value of each Share based upon an estimated amount they would receive if the Company's assets were sold as of the close of the Company's fiscal year and if such proceeds (without reduction for selling expenses) and all the other funds of the Company were distributed in liquidation of the Company; provided, however, the Net Asset Value of each Share will be deemed to be $10.00 per Share for the first three annual statements of value following the termination of the Offering. See "Risk Factors--ERISA Risks" and "ERISA Considerations."

29326: 29327: 29328:

29329:

29330:

29331:

RISK FACTORS

29332: 29333:

    In addition to the other information presented in this Prospectus, prospective purchasers should carefully consider the following risk factors before purchasing Shares in the Offering. These factors could adversely affect the Stockholder's investment and the return on such investment.

29334: 29335:

    This prospectus contains "forward-looking statements", which represent the Company's expectations or beliefs, including, but not limited to, statements concerning industry performance, the acquisition, financing or leasing of Properties, and the Company's operations, performance, financial condition, plans, strategies, growth and prospects. Any statements contained in this Prospectus that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, such statements can be identified by the use of forward-looking terminology such as "may," "will," "could," "should," "expect," "anticipate," "estimate," or "continue" or the negative thereof or other variations thereon or comparable terminology. The cautionary statements set forth under the captions "Risk Factors" and "Conflicts of Interest" and elsewhere in the Prospectus identify important factors with respect to such forward-looking statements, including certain known and unknown risks, uncertainties and other factors, that could cause actual results, performance or achievements to be materially different from those expressed or implied in such forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the Company's control, and actual results may differ materially depending on a variety of important factors, including those described below under the captions "Risk Factors" and "Conflicts of Interest" and elsewhere in this Prospectus.

29336: 29337:
  29338: 29339:
  INVESTMENT RISKS
  29340: 29341:

      SHARE PRICE/LIMITED LIQUIDITY. The offering price of the Shares was determined by the Board in the exercise of its business judgment after considering (i) the offering price of the earlier REIT organized by IREIC, (ii) the range of offering prices of other REITs that do not have a public trading market, and (iii) the recommendation of the Dealer Manager based on its consultations with likely Soliciting Dealers. However, the offering price of the Shares may not be indicative of the price at which Shares may trade if they were listed on an exchange or actively traded by brokers nor of the proceeds that a Stockholder may receive if the Company were liquidated or dissolved. Further, there is currently no public trading market for the Shares and no assurance exists that one will develop. The Shares may not ever be listed for trading on a national stock exchange or included for quotation on a national market system. However, the Company anticipates that within five years from the date of this Prospectus, the Board will determine whether it is in the best interests of the Company to apply to have the Shares so listed or included, provided that the Company meets the then applicable listing requirements. See "Investment Objectives and Policies--Additional Offerings and Exchange Listing." The failure of a public trading market to develop could adversely affect the price of the Shares and the likelihood of takeover offers. As a result, an investor may not be able to liquidate his or her investment on favorable terms, if at all. Because an investment in the Shares is illiquid, it is suitable only for those able to make a long-term investment.

  29342: 29343:

      INVESTORS DO NOT KNOW WHAT PROPERTIES MAY BE ACQUIRED IN THE FUTURE. The Company intends to initially acquire Merchants Square with the net proceeds from the Minimum Offering, and thereafter, subject to certain conditions, two other Retail Centers comprising the Initial Properties, provided that the Net Proceeds of the Offering are sufficient to make such acquisitions. All of the Initial Properties will be acquired from Affiliates of TIGI who purchased the Initial Properties from unaffiliated third parties on behalf of the Company. These Initial Properties will be acquired at the Affiliates' cost with the approval of a majority of the Directors (including a majority of the then Independent Directors). Although this Prospectus describes the parameters the Company will use to acquire additional Properties, as of the date of this Prospectus no Properties have been specified for acquisition by the Company other than the Initial Properties. Accordingly, no information is available as to the identification, location, operating histories, lease terms or other relevant economic and financial data of any Properties to be purchased by the

  29344: 29345:

  29346: 29347:

  Company other than the Initial Properties. As a result, investors must rely on the Company to locate and acquire suitable Properties and will be unable to evaluate the manner in which the Net Proceeds of the Offering are invested or the economic merit of particular Properties prior to their acquisition. There may be a delay between the sale of the Shares and the Company's purchase of Properties other than the Initial Properties (assuming that the Net Proceeds of the Offering are sufficient to acquire the Initial Properties), which could result in a delay in making the expected amount of Distributions to Stockholders.

  29348: 29349:

      The Advisor evaluates potential additional Property acquisitions and Inland Real Estate Acquisitions, Inc. ("IREA"), one of the TIGI Affiliated Companies, engages in discussions with sellers on behalf of the Company. During the pendency of the Offering, as soon as the Advisor believes a reasonable probability exists that a Property will be acquired on specified terms upon completion of due diligence, which includes review of the title insurance commitment, an appraisal and an environmental analysis, the Company will issue a supplement to this Prospectus setting forth certain details concerning the proposed acquisition. Investors should be aware, however, that proposed acquisitions at this stage require negotiation of final binding agreements and there can be no assurance that a Property will be acquired on the same terms as described in the relevant supplement or other disclosure document prepared with respect thereto. In addition, Properties which are identified for potential acquisition by the Company prior to the termination of the Offering may not be acquired unless sufficient Shares are sold. Investors should be aware that audited financial statements of prior operations of existing Properties acquired by the Company, or of the lessees or of the Property or guarantor of the underlying leases, generally will not be available until after a supplement to this Prospectus describing the acquisition has been provided to potential investors, and financial statements for recently constructed Properties may not be available at all.

  29350: 29351:

      INSUFFICIENT OFFERING PROCEEDS AND POSSIBLE RESULTING LACK OF DIVERSIFICATION. This offering is being made on a best efforts basis and is conditioned on the sale of at least 200,000 Shares for $2,000,000 (the "Minimum Offering"). Because this Offering will be made on a best efforts basis, the potential profitability of the Company and its ability to diversify its investments, both geographically and by type of Property, will be limited by the amount of funds it has to invest. If only the Minimum Offering is sold, the Company will be able to acquire only one of the specified Initial Properties, Merchants Square, as approximately $1,430,000 will be required to pay the cash portion of the purchase price, and to pay Acquisition Expenses and establish working capital reserves, relating to the acquisition of that Property. As a result, there would not be any diversification of the Company's investments. This lack of diversification will increase the potential adverse effect on the Company if Merchants Square experiences unperforming tenants or if the area in which Merchants Square is located experiences adverse economic conditions. There can be no assurance that the Company will sell the minimum number of Shares and, in such event, all proceeds from subscribers will be returned to them together with the interest earned thereon. See "Investment Objectives and Policies--Return of Uninvested Proceeds" and "Plan of Distribution--Escrow Conditions" for explanations of when uninvested proceeds and escrowed funds will be returned to investors.

  29352: 29353:

      COMPETITION WITH OTHERS FOR THE ACQUISITION OF PROPERTIES. The Company competes with many other entities engaged in real estate investment activities, some of which have greater resources than the Company. Larger, national REITs may enjoy significant competitive advantages that accrue from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds available for investment in Properties of a type suitable for investment by the Company may increase, resulting in increased competition for such investments and possible increases in the prices paid therefor. All of these factors could have a material adverse effect on the Company's results of operations, financial condition and prospects.

  29354: 29355:

      COMPETITION WITH OTHER REAL ESTATE INVESTMENT PROGRAMS SPONSORED BY TIGI AFFILIATED COMPANIES. TIGI Affiliated Companies have previously sponsored another REIT, private real estate equity programs and private placement mortgage and note programs, and TIGI Affiliated Companies in the future may sponsor other real estate investment programs. The Company will compete with such existing and future real estate

  29356: 29357:

  29358: 29359:

  investment programs for the acquisition of Properties of a type suitable for investment by the Company, for the time and services of personnel of the Advisor and Affiliates of the Advisor in connection with the operation of the Company and the management of its assets, and for obtaining and retaining investors for its Shares. See "Conflicts of Interest" and "Prior Performance of the Company's Affiliates."

  29360: 29361:

      MORTGAGE INDEBTEDNESS AND OTHER BORROWINGS MAY INCREASE THE COMPANY'S BUSINESS RISKS. The Company intends to usually acquire Properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each Property in cash, or with Shares, LP Units, Interests, or a combination of the foregoing. However, if it is determined to be in the best interests of the Company, the Company may, in certain instances, utilize either existing or new borrowings to acquire Properties. The Initial Properties will be acquired subject to the unpaid amount of the existing first mortgage debt. Furthermore, the Company intends to incur or increase mortgage indebtedness by obtaining loans secured by selected or all of the Properties. The proceeds from these loans will be used to acquire additional Properties. The Company may incur indebtedness if necessary to satisfy the requirement that the Company distribute at least 95% of its REIT Taxable Income (as defined in the Code), or otherwise as is necessary or advisable to assure that the Company maintains its qualification as a REIT for federal income tax purposes. The Company anticipates that, in general, aggregate borrowings secured by all of the Company's Properties will not exceed 55% of their combined fair market value. This anticipated amount of leverage will be achieved over time; however, initially, the aggregate borrowings on the Initial Properties will exceed 55% of their combined fair market value. The Articles include a provision limiting the aggregate amount of borrowing in relation to the Company's Net Assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, to 300% of Net Assets. Any excess in borrowing over such 300% of Net Assets level shall be (i) approved by a majority of the Independent Directors, (ii) disclosed to Stockholders in the Company's next quarterly report to Stockholders, along with justification for such excess, and (iii) subject to approval of the Stockholders.

  29362: 29363:

      In deciding upon the appropriate limitation on borrowings in relation to fair market value, the Company studied the range of the limitations utilized by publicly traded REITs. The Company wanted to adopt a leverage limitation within the industry norm so that it would be accepted in the marketplace. The Company concluded that 55% of the fair market value of Properties was an acceptable level of leverage within the REIT industry. The 300% of Net Assets limitation on borrowings is prescribed by the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association, Inc. (the "NASAA REIT Statement"), which many states require non-listed REITs (such as the Company) to comply with in order to sell their securities in that state.

  29364: 29365:

      The Company does not intend to incur mortgage debt on a particular Property unless the Property's projected cash flow is sufficient to service the mortgage debt. However, if there is a shortfall in interest coverage, then the amount available for Distributions may be affected. In addition, incurring mortgage indebtedness increases the risk of loss since defaults on indebtedness secured by the Properties may result in foreclosure actions initiated by the lenders and loss by the Company of the Property securing the loan which is in default. For tax purposes, any such foreclosure would be treated as a sale of the Property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds the Company's basis in the Property, the Company would recognize taxable income on foreclosure, but would not receive any cash proceeds. The Company will seek to limit its indebtedness to "non-recourse" indebtedness, meaning that the lender may look only to the Property or Properties securing the mortgage indebtedness for satisfaction of the indebtedness. See "Investment Objectives and Policies--Borrowing" and "Real Property Investments." However, in the event any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one Property may be affected by a default.

  29366: 29367:

      There are risks of (i) potential unavailability of permanent financing, either initially or after the acquisition of a Property, (ii) an inability to refinance mortgage indebtedness upon its maturity, or (iii) an inability to refinance mortgage indebtedness on advantageous terms. Furthermore, there is a risk of a potential increase in interest cost resulting from increases in market interest rates upon the refinancing of a mortgage indebtedness. To the extent the

  29368: 29369:

  29370: 29371:

  29372:

  Company's exposure to increases in interest rates is not eliminated through interest rate protection or cap agreements, such increases will adversely affect the Company's Net Income, Funds from Operations and cash available for Distributions and, thus may affect the amount of Distributions the Company can make to Stockholders, as well as inhibit the Company's ability to raise capital and issue equity securities in public and private markets.

  29373: 29374:

      WORKING CAPITAL RESERVES MAY BE INSUFFICIENT. The Company will establish working capital reserves equal to 1% of the Gross Offering Proceeds from this Offering, which it believes should be adequate. However, if these reserves prove insufficient to meet the Company's cash needs (including satisfying cash redemption rights of Limited Partners of the Operating Partnership), the Company may have to obtain financing from either affiliated or unaffiliated sources to fund its cash requirements. There is no assurance that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to the Company. Additional borrowing for working capital purposes will increase the Company's interest expense, and adversely affect the Company's (i) Net Income (defined for purposes of this Prospectus to mean generally revenues less expenses other than depreciation and other non-cash reserves and excluding gain from the sale of assets; such definition is prescribed by the NASAA REIT Statement; however, such definition is not in accordance with generally accepted accounting principles in the United States ("GAAP") because, for GAAP purposes, depreciation and other non-cash reserves are deducted in determining net income), (ii) Funds from Operations (defined to mean generally net income, excluding the effects of debt restructuring and sales of Properties, plus depreciation of real property and amortization), and (iii) cash available for Distributions.

  29375: 29376:

      LIMITATION ON TYPES OF PROPERTIES WHICH THE COMPANY INTENDS TO ACQUIRE AND THE AREA IN WHICH THE COMPANY MAY ACQUIRE RETAIL CENTERS. The Company will primarily acquire and manage Retail Centers. Acquisition of Retail Centers (but not Single-User Retail Properties Outside the Primary Geographical Area of Investment) is limited primarily to the Company's Primary Geographical Area of Investment and will initially be focused in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. Adverse economic conditions affecting that area could adversely affect the Company's profitability to a greater degree than if the Company diversified its investments to include other types of real estate over a larger geographic region. See also "--Risks of Real Estate Ownership--Dependence on Geographical Region and Retail Industry" in this Section.

  29377: 29378:

      LIMITED EXPERIENCE OF MANAGEMENT IN ACQUIRING AND MANAGING PROPERTIES WITHIN THE PRIMARY GEOGRAPHICAL AREA OF INVESTMENT. TIGI Affiliated Companies have sponsored one public REIT, six other public real estate equity programs, one private real estate equity program and nine private placement mortgage and note programs during the 10-year period ending September 30, 1998. During that period, Inland Real Estate Corporation ("IREC"), the IREIC-sponsored REIT, raised $477,717,785 from approximately 20,000 investors, the public and private real estate equity programs raised $147,350,520 from 13,965 investors, and the private placement mortgage and note programs raised $22,641,000 from 545 investors. IREC, and several of the prior investment programs sponsored by TIGI Affiliated Companies which have owned and operated retail properties, had investment objectives which were similar to those of the Company, except, however, they invested in geographical areas (principally within a 400-mile radius of Oak Brook, Illinois) different than what will be most of the Company's Primary Geographical Area of Investment. Also, the vast majority of the other investment programs sponsored by TIGI Affiliated Companies were dissimilar from the Company in that the programs owned apartment properties, pre-development land and whole or partial interests in mortgage loans. Therefore, there can be no assurance that the Company will attain its investment objectives since the Company's management, the Advisor and its Affiliates have limited experience in acquiring, as well as managing and operating, Properties within most of the Company's Primary Geographical Area of Investment.

  29379: 29380:

  29381:

  29382:

  29383:

  29384:

  29385:

  29386:

  29387: 29388:

      LIMITATION ON BORROWING COULD CAUSE ADVERSE BUSINESS CONSEQUENCES. As explained above under "--Mortgage Indebtedness and Other Borrowings May Increase the Company's Business Risks" in this Section, the Articles include a provision limiting the amount of aggregate Company borrowing, in the absence of a satisfactory showing that a higher level is appropriate, to 300% of the Company's Net Assets. That limitation could have adverse business consequences such as (i) freezing the Company's ability to purchase additional Properties, (ii) causing the Company to lose its REIT status if borrowing was necessary to pay the required minimum amount of cash Distributions to Stockholders to qualify as a REIT, (iii) causing operational problems if there are cash flow shortfalls for working capital purposes, or (iv) resulting in the loss of a Property if, for example, financing was necessary to cure a default on a mortgage. As Stockholder approval is required to change this limitation, there will be a delay before such approval can be obtained, if it can be obtained at all. It is possible that even if the approval is obtained, it may not be obtained in sufficient time to avoid the adverse consequences of not having the funding when it is needed.

  29389: 29390:

      LIMITS ON SHARE ACCUMULATION AND PROVISIONS IN THE ORGANIZATIONAL DOCUMENTS OF THE COMPANY AND THE OPERATING PARTNERSHIP AND THE MARYLAND GENERAL CORPORATION LAW MAY HAVE AN ANTI-TAKEOVER EFFECT AND INHIBIT A CHANGE IN CONTROL OF THE COMPANY. Provisions which may have an anti-takeover effect and inhibit a change in control of the Company include:

  29391: 29392:

      • 29393: OWNERSHIP LIMITS AND RESTRICTIONS ON TRANSFERABILITY AND OWNERSHIP IN THE ARTICLES. In order for the Company to qualify as a REIT, no more than 50% of the outstanding Shares may be beneficially owned (as defined in the Code), directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year (other than the first taxable year for which the election to be treated as a REIT has been made). To ensure that the Company will not fail to qualify as a REIT under this test, the Articles provide that, commencing July 1, 2000, subject to certain exceptions, no person may beneficially own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (the "Ownership Limit") of the number or value of the issued and outstanding Shares and/or Preferred Stock of the Company. The Board, upon receipt of a ruling from the Service, an opinion of counsel or other evidence satisfactory to the Board, and upon such other conditions as the Board may establish, may exempt a proposed transferee from such Ownership Limit; provided that such exemption would not result in the termination of the Company's status as a REIT. The Articles place additional restrictions on Share ownership and transfer. See "Description of Securities--Restrictions on Ownership and Transfer."

  29394: 29395:

      These restrictions may: (i) have the effect of delaying, deferring or preventing a tender offer, other transaction or a change in control of the Company that might involve a premium price for the Shares or otherwise be in the best interest of the Stockholders; (ii) limit the opportunity for Stockholders to receive a premium for their Shares in the event an investor is making purchases of Shares in order to acquire a block of Shares in excess of such restrictions or to otherwise effect a change in control; or (iii) compel a Stockholder or its transferee, as of the date the restriction is violated, to involuntarily dispose of Shares in excess of such restrictions and, as a result, to forfeit as of such date any voting and dividend rights and the right to realize any further appreciation in the value of the Shares causing the violation of the restriction; or (iv) discourage someone from acquiring Shares.

  29396: 29397:

      • 29398: CERTAIN PROVISIONS IN THE ARTICLES, OPERATING PARTNERSHIP AGREEMENT, AND MARYLAND GENERAL CORPORATION LAW. Certain provisions contained in the Articles, the Operating Partnership Agreement and the MGCL may have the effect of discouraging a third party from making an acquisition proposal for the Company or the removal of existing management and, as a result, could prevent Stockholders from being paid a premium for their Shares over then-prevailing market prices.

  29399: 29400:

  THE ARTICLES. The Articles permit the Board to issue up to 10 million shares of Preferred Stock, issuable in one or more classes or series. The Board may classify or reclassify any unissued Preferred Stock and establish the preferences and rights (including the right to participate in

  29401: 29402:

  29403:

  29404: 29405:

  earnings and to convert into Shares) of any such Preferred Stock. Thus, the Board could authorize the issuance of Preferred Stock with terms and conditions which could have the effect of discouraging a takeover or other transaction in which holders of some or a majority of the Shares might receive a premium for their Shares over the then-prevailing market price of such Shares.

  29406: 29407:

  THE OPERATING PARTNERSHIP AGREEMENT. A Limited Partner in the Operating Partnership has the option to convert his or her LP Common Units for Shares in the Company, subject to the Company's right to deliver cash instead of Shares under certain circumstances, according to specific terms in the Operating Partnership Agreement. Those conversion rights are generally not exercisable until the Limited Partner has held those LP Common Units for more than one year. However, in the event the Company or the Operating Partnership proposes to engage in any merger, consolidation or other combination with or into another Person or a sale of all or substantially all of its assets, or a liquidation, or any reclassification, recapitalization or change of Equity Stock into which an LP Common Unit may be converted (each a "Business Combination"), the Company is required to send to each LP Common Unit holder advance notice of the proposed Business Combination, and each holder of an LP Common Unit shall have the right to exercise the conversion right prior to the Stockholder vote on the transaction, even if the Limited Partner has held his or her LP Common Units for less than one year. Accordingly, LP Common Unit holders who timely convert their Units prior to the record date for the Stockholder vote on any such Business Combination shall be entitled to vote their Shares with respect to the Business Combination. The additional Shares that might be outstanding as a result of such conversions of LP Common Units may deter an acquisition proposal. See "Operating Partnership Agreement-- Extraordinary Transactions" for a description of such rights.

  29408: 29409:

  MGCL--BUSINESS COMBINATIONS. Under the MGCL certain Business Combinations (including certain issuances of equity securities) between the Company and any Person who (i) owns 10% or more of the voting power of the Shares or (ii) is an affiliate or associate of the Company which, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the Company (any of the Persons specified in the preceding clauses (i) and (ii), an "Interested Stockholder"), or between the Company and an affiliate of an Interested Stockholder, are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such Business Combination must be approved by the Board and a super-majority Stockholder vote unless, among other things, the holders of Shares receive a minimum price (as defined in the MGCL) for their Shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its Shares. As permitted by the MGCL, the Articles provide that the Business Combinations provisions of the MGCL do not apply to any Business Combination involving the Company and TIGI or any of its Affiliates. Accordingly, the five-year prohibition and the super-majority Stockholder vote requirement will not apply to any Business Combinations between TIGI or any of its Affiliates and the Company. As a result, TIGI or any of its Affiliates may be able to enter into Business Combinations with the Company, which may or may not be in the best interests of the Stockholders, without the super-majority Stockholder approval and with only approval of a majority of outstanding Shares. Further, the Business Combinations statute could have the effect of discouraging offers from third parties to acquire the Company and increasing the difficulty of consummating any such offer. See "Description of Securities-- Certain Provisions of Maryland Law and of the Articles of Incorporation and Bylaws--Business Combinations."

  29410: 29411:

  MGCL--CONTROL SHARES. Maryland law provides that Control Shares (as defined below) of a Maryland corporation acquired in a Control Share Acquisition (as defined hereinafter) have no voting rights except to the extent approved by a vote of two-thirds of the votes eligible under the

  29412: 29413:

  29414:

  29415: 29416:

  statute to be cast on the matter. "Control Shares" are voting shares of stock or beneficial interest which, when added to all other such shares of stock or beneficial interest previously acquired by the acquirer, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority or (iii) a majority of all voting power. A "Control Share Acquisition" means the acquisition of Control Shares, subject to certain exceptions. If voting rights for the Control Shares are not approved at a meeting of Stockholders then, subject to certain conditions and limitations, the Company may redeem any or all of the Control Shares (except those for which voting rights have previously been approved) for fair value. If voting rights for Control Shares are approved at a Stockholders' meeting and the acquirer becomes entitled to vote a majority of the Shares entitled to vote, all other Stockholders may exercise appraisal rights. The Bylaws contain a provision exempting only TIGI or any of its Affiliates from the Control Share Acquisition statute. The Control Share Acquisition statute could have the effect of discouraging offers to acquire the Company and of increasing the difficulty of consummating any such offer by, in each case, Persons other than TIGI or any of its Affiliates, and may permit TIGI or any of its Affiliates to make acquisitions of Control Shares which may or may not be in the best interests of the Stockholders. See "Description of Securities--Certain Provisions of Maryland Law and of the Articles of Incorporation and Bylaws--Control Share Acquisition."

  29417: 29418:

      INVESTMENT RETURN MAY BE AFFECTED BY AVAILABILITY OF PROPERTIES TO BE ACQUIRED WITHIN ONE YEAR OF THE TERMINATION OF THE OFFERING. In order to maintain the Company's exemption from regulation under the Investment Company Act, the Investment Company Act requires, among other things, that the Company be engaged primarily in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate, within one year of the termination of the Offering. If the Company does not invest a significant portion of the Net Proceeds of this Offering in Properties within one year of the termination of the Offering, the Company may decide to temporarily invest any unused proceeds in certain government securities that could yield lower returns than other investments in order to avoid registering as an investment company. Such lower returns will adversely affect the Company's ability to pay the Current Return. It is impossible to determine as of the date of this Prospectus when the Offering will be terminated as that will depend principally on when all the Shares being offered are sold, if all of them are sold. However, see the cover page of this Prospectus for the latest possible date for termination of the Offering.

  29419: 29420:

      DISTRIBUTIONS TO STOCKHOLDERS AFFECTED BY MANY FACTORS. Distributions by the Company to its Stockholders will be based principally on cash available for Distributions from the Properties. Cash available for Distributions will be based on many factors, including but not limited to, the ability of the Company to make additional acquisitions, investment of the Net Proceeds of this Offering, and the anticipated operating expense levels (which may not prove accurate). Actual cash available for Distributions may vary substantially from estimates. Some of the factors are beyond the control of the Company, and a change in any factor could affect the Company's ability to pay future Distributions. Contractual increases in rent under the leases of the Properties or the receipt of rental revenue in connection with future acquisitions will increase the Company's cash available for Distribution to Stockholders. However, in the event of a default or a lease termination by a tenant, there could be a decrease or cessation of rental payments and thereby a decrease in cash available for Distributions. Also, cash available for Distributions may be affected by the necessity to expend funds to correct defects or to make improvements to Properties. In addition, cash available to make Distributions may decrease if Properties yield lower than expected returns.

  29421: 29422:

      No assurance can be given as to the Company's ability to pay or maintain Distributions. Neither is there an assurance that the level of Distributions will increase over time, that there will be contractual increases in rent under the leases of the Properties or that the receipt of rental revenue in connection with future acquisitions of Properties will increase the Company's cash available for Distributions to Stockholders.

  29423: 29424:

  29425:

  29426:

  29427: 29428:

      The distribution requirements for REITs under federal income tax laws may limit the Company's ability to finance future developments, acquisitions and/or expansions without additional debt or equity financing. If the Company incurs additional indebtedness in the future, it will require additional funds to service such indebtedness and as a result cash available for Distributions may decrease. Distributions by the Company will also be dependent on a number of other factors, including the Company's financial condition, any decision to reinvest funds rather than to distribute such funds, capital expenditures, the annual distribution requirements under the REIT Requirements and such other factors as the Company deems relevant. In addition, the Company may issue from time to time additional Shares, Units or Interests in connection with the acquisition of Properties or in certain other circumstances. No prediction can be made as to the number of such Shares, Units or Interests which may be issued, if any, and, if issued, the effect on cash available for Distributions on a per Share basis to holders of Shares. Such issuances, if any, will have a dilutive effect on cash available for Distributions on a per Share basis to holders of Shares. The possibility exists that actual results of the Company may differ from the assumptions used by the Board in establishing the initial distribution rate to Stockholders.

  29429: 29430:

      The Company intends to make Distributions to its Stockholders to comply with the distribution requirements of the Code and to eliminate, or at least minimize, exposure to federal income taxes and the nondeductible excise tax. Differences in timing between the receipt of income and the payment of expenses in arriving at taxable income and the effect of required debt amortization payments could require the Company to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. Such borrowing would increase interest expense, and adversely affect Net Income and Funds from Operations. See "Investment Objectives and Policies--Distributions."

  29431: 29432:

      POSSIBLE ADVERSE EFFECTS ON SHARE PRICE ARISING FROM SHARES ELIGIBLE FOR FUTURE SALE. No prediction can be made as to the effect, if any, of future sales of Shares, or the availability of Shares for future sales, on the market price of the Shares. Sales of substantial amounts of Shares (including Shares issuable upon the exchange of LP Units or Interests, exercise of options granted to Independent Directors under the Independent Director Stock Option Plan, and exercise of the Soliciting Dealer Warrants), or the perception that such sales could occur, may adversely affect prevailing market prices, if any, for the Shares. The issuance of additional Shares, LP Units or Interests in private offerings not registered under the Securities Act of 1933, as amended (the "Act"), will be deemed to be "restricted securities" within the meaning of Rule 144 under the Act and may not be transferred unless such Shares, LP Units or Interests have been registered under the Act or an exemption from registration is available, including any exemption from registration provided under Rule 144. Holders of restricted Shares will be eligible to sell such Shares pursuant to Rule 144 at prescribed times and subject to the manner of sale, volume, notice and information restrictions of Rule 144. In general, upon satisfaction of certain conditions, Rule 144 permits the sale of certain amounts of restricted securities one year following the date of acquisition of the restricted securities from the Company and, after two years, permits unlimited sales by persons unaffiliated with the Company.

  29433: 29434:

      The Company may issue from time to time additional Shares, LP Units or Interests in connection with the acquisition of Properties. The Company anticipates that it will file a registration statement with respect to the Shares issuable upon exercise of options under the Independent Director Stock Option Plan following or concurrent with the completion of this Offering. Such registration statement generally will allow Shares covered thereby to be transferred or resold with fewer restrictions under the Act.

  29435: 29436:

      FLUCTUATIONS IN MARKET INTEREST RATES OR EQUITY MARKETS AFFECT RAISING CAPITAL. Fluctuations in market interest rates and equity markets have to be expected over time. If these fluctuations, or the financial condition of the Company, lead prospective Stockholders to demand higher yields from their investments, it may adversely affect the Company's ability to sell Shares for $10 per Share to raise capital to finance future Property acquisitions, developments and improvements, and the Company may have to sell Shares for less than $10 per Share. On the other hand, conditions may be such that the Company could sell Shares

  29437: 29438:

  29439:

  29440:

  29441:

  29442: 29443:

  for in excess of $10 per Share. One of the factors that may influence the price of the Shares in the future will be the annual yield on the price paid for Shares from Distributions made by the Company.

  29444: 29445:

      STOCKHOLDERS HAVE LIMITED CONTROL OVER CHANGES IN POLICIES. The major policies of the Company, including its policies with respect to implementing its investment objectives or policies, financing, growth, debt capitalization, REIT qualification and Distributions, are determined by the Board. Although it has no present intention to do so, the Board may amend or revise these and other policies from time to time without a vote of the Stockholders. Accordingly, Stockholders will have limited control over changes in policies of the Company.

  29446: 29447:

      OBJECTIVES OF JOINT VENTURE PARTNERS MAY CONFLICT WITH THE COMPANY'S OBJECTIVES. The Company may, from time to time, make investments in joint ventures or other partnership arrangements between the Company and Affiliates of the Advisor or with third parties unaffiliated with the Advisor or its Affiliates. Investments in joint ventures which own Properties may involve risks not otherwise present when the Company purchases Properties directly. For example, the Company's co-venturer may file for bankruptcy protection, may have economic or business interests or goals which are inconsistent with the interests or goals of the Company or may take actions contrary to the Company's instructions, requests, policies or objectives. Among other things, actions by such co-venturer might subject Properties owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture or other adverse consequences. See "Investment Objectives and Policies--Joint Ventures."

  29448: 29449:

      SELLER FINANCING BY COMPANY MAY DELAY LIQUIDATION OR REINVESTMENT. If the Company decides to sell any of its Properties, it intends to use its best efforts to sell for cash. However, the Company may sell its Properties by providing financing to purchasers. When the Company provides financing, it will bear the risk of default by the borrower and will be subject to remedies provided by law. A purchase money obligation secured by a mortgage may be taken as part payment and there are no limitations or restrictions on the Company taking such purchase money obligations. The terms of payment to the Company will be affected by custom in the area where the Property being sold is located and the then prevailing economic conditions. To the extent the Company receives promissory notes or other property in lieu of cash from Property sales, the distribution of the proceeds of such sales to the Stockholders, or their reinvestment in other Properties, will be delayed until such time as the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In some cases, the Company may receive initial down payments (cash and other property) in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. See "Investment Objectives and Policies-- Sale or Disposition of Properties."

  29450: 29451:

      POSSIBLE LOSS ON DISSOLUTION AND TERMINATION. At the date of dissolution or termination of the Company, the undistributed proceeds realized from the liquidation of assets, if any, will be distributed to Stockholders after satisfying claims of creditors. Accordingly, a Stockholder's ability to recover all of his or her investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom. There can be no assurance that any proceeds will be available after satisfying the claims of creditors and paying the expenses of liquidation.

  29452: 29453:
  COMPANY RISKS
  29454: 29455:

      Many of the risk factors identified and discussed in this "--Company Risks" section involve potential conflicts of interest between and among the Company, the Sponsor, the Advisor and/or Affiliates of the Company, the Sponsor and/or the Advisor. For a more extensive explanation of such potential conflicts of interest, see generally "Conflicts of Interest."

  29456: 29457:

      DEPENDENCE ON THE DIRECTORS AND ADVISOR. The Board has supervisory control over all aspects of the Company's operations. The Company's ability to achieve its investment objectives will depend to a large extent on the Board's ability to oversee, and the quality of, the management provided by the Advisor, the

  29458: 29459:

  29460:

  29461:

  29462: 29463:

  Management Agent, their Affiliates and employees for day-to-day operations. Therefore, the Company is dependent, in large part, on the ability of the Advisor and its Affiliates to retain the services of each of its executive officers and key employees; however, none of these individuals has an employment agreement with the Advisor or its Affiliates. The loss of any of these individuals could have a materially adverse effect on the Company. The Company does not currently maintain key man life insurance policies on any of the individuals employed by the Advisor or its Affiliates. See "Management."

  29464: 29465:

      CONFLICTS OF INTEREST BETWEEN THE COMPANY AND ITS AFFILIATES AND PAYMENTS TO AFFILIATES. The operation and management of the Company may be influenced or affected by conflicts of interest arising out of the Advisor's relationship with its Affiliates on the one hand, and the Company on the other hand. For example, the Company will compete with the Affiliates for the time and services of personnel of the Advisor and of certain Affiliates of the Advisor. There is no requirement that the personnel of the Advisor dedicate a specified amount of time to management of the Company's affairs.

  29466: 29467:

      Further, the due diligence investigation of the Company by the Dealer Manager, also an Affiliate, cannot be considered to be an independent review of the Company and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker. Additionally, except for certain sales (which are explained and defined as "Special Sales" under "Compensation Table-- Nonsubordinated Payments--For and in Connection With the Offering"), a substantial portion of the proceeds of the Offering will be paid to the Dealer Manager, an Affiliate, for managing the Offering, including cash selling commissions of 7% of the Gross Offering Proceeds ($140,000 if only the Minimum Offering is sold; and $35,000,000 assuming the Offering is fully subscribed and there are no Special Sales), a marketing contribution of 2% of Gross Offering Proceeds and a due diligence expense allowance of up to 0.5% of Gross Offering Proceeds (collectively, $50,000 if only the Minimum Offering is sold; and up to $12,500,000 for the Marketing Contribution and Due Diligence Expense Allowance, assuming the Maximum Offering is sold and there are no Special Sales). The selling commissions and Marketing Contribution and Due Diligence Expense Allowance are payable only on the 50,000,000 Shares sold through the Dealer Manager on a best efforts basis (and generally excluding the Special Sales), all of which the Dealer Manager may retain or reallow to Soliciting Dealers. The Dealer Manager has served as the dealer manager for four offerings of shares of common stock of another REIT sponsored by IREIC. The last of such offerings concluded as of December 31, 1998.

  29468: 29469:

      IREIC, one of the TIGI Affiliated Companies, will be reimbursed for costs related to the organization of the Company and the offering of the Shares for sale, which are estimated to be $110,000 if only the Minimum Offering is sold; and $14,000,000 (excluding the selling commissions, Marketing Contribution and Due Diligence Expense Allowance) if the Maximum Offering is sold. An Affiliate of TIGI will also be reimbursed for actual out-of-pocket acquisition expenses of up to approximately 0.5% of Gross Offering Proceeds ($10,000 if only the Minimum Offering is sold; and $2,810,000 assuming all 50,000,000 Shares offered on a best efforts basis are sold, all 4,000,000 Shares are sold under the DRP, and all of the 2,000,000 Soliciting Dealer Warrants are issued and exercised).

  29470: 29471:

      In addition, an Advisor Asset Management Fee of not more than 1% per annum of the Average Invested Assets will be paid quarterly to the Advisor. The Advisor will also receive a Property Disposition Fee equal to the lesser of (i)

  29472:

  3% of the sale price of a Property; or (ii) 50% of the commission customarily paid to third parties. After receipt by Stockholders of a cumulative noncompounded 7% per annum return on Invested Capital and a return of their Invested Capital, an Incentive Advisory Fee equal to 15% of the net proceeds from the sale of Properties will be paid to the Advisor.

  29473: 29474:

      Also, a Property Management Fee equal to not more than 90% of the fee which would be payable to an unrelated party providing such services, which fee shall initially be 4.5% of the gross income earned from each of the Properties, will be paid on a monthly basis to the Management Agent, which is owned principally by individuals who are Affiliates of TIGI, which fee is dependent upon results of operations.

  29475: 29476:

  29477:

  29478:

  29479:

  29480: 29481:

      The Advisor and its Affiliates will provide other property-level services to the Company and may receive compensation for such services, such amounts received will be dependent upon results of operations and, therefore cannot be determined at the present time. The fees received by the Advisor may cause the Advisor to delay the sale of Properties or liquidation of the Company.

  29482: 29483:

      The Advisor, the Management Agent and their Affiliates will receive substantial fees and payments for services rendered to the Company irrespective (except for the Advisor Asset Management Fee and Incentive Advisory Fee) of whether Stockholders receive Distributions or the Current Return or the cumulative, non-compounded return of 7% per annum on the investor's Invested Capital commencing upon acceptance of the investor's subscription (the "Cumulative Return"). These fees may result in greater costs to the Company than if the Company was self-administered and performed these services in-house. If an Affiliate breaches its fiduciary obligations to the Company, or does not resolve conflicts of interest in the manner described in the section of this Prospectus titled "Conflicts of Interest--Process for Resolving Conflicting Investment Opportunities," the Company may not meet its investment objectives.

  29484:

  See "Compensation Table," and "Management--The Advisory Agreement" and "--The Management Agent," and "Certain Responsibilities of Directors and the Advisor; Indemnification."

  29485: 29486:

      See also "Conflicts of Interests" for additional discussion of various conflicts of interest, including the Company's option to have the business conducted by the Advisor and/or the Management Agent acquired by or consolidated into the Company.

  29487: 29488:

      PRICES PAID FOR PROPERTIES ACQUIRED FROM AFFILIATES MAY EXCEED PRICES THAT WOULD HAVE BEEN PAID BY NON-AFFILIATES. A majority of the Directors (including a majority of the then Independent Directors) approved the Company's intended purchases of the Initial Properties. However, there can be no assurance that the prices paid for Properties which may in the future be acquired from Affiliates would not exceed that which would be paid by an unaffiliated buyer. The Articles provide that the Company may not purchase any Property from an Affiliate unless: (i) a majority of the Directors (including a majority of the Independent Directors) not interested in the transaction approve the purchase as fair and reasonable to the Company; and (ii) the price to the Company is no greater than the cost of the asset to the Affiliate (such cost would include the purchase price paid plus any cost associated with the purchase plus any capital improvements made by the Affiliate plus any loan fees or points or any fee of a similar nature, however designated, paid by the Affiliate in connection with financing for the Property) unless substantial justification for a greater price exists and the additional price is reasonable. In no event may the cost to the Company exceed the Property's appraised value at the time of its acquisition by the Company. See also "Conflicts of Interest-- Acquisition from Affiliates."

  29489: 29490:

      ALL STOCKHOLDERS BOUND BY VOTE OF MAJORITY. The Articles require a majority of the outstanding voting Shares of Equity Stock to constitute a quorum to vote on those matters on which holders of voting Equity Stock are required to vote (such as elections of Directors) and a majority of a quorum can vote approval. Therefore, a substantial majority of the Stockholders may be bound by the decision of the holders of a minority of the outstanding shares of Equity Stock with respect to any matters submitted to a vote of the holders of voting Equity Stock other than those matters (such as mergers and sales of substantially all assets other than in the ordinary course of business) which require approval of a majority of all outstanding shares of Equity Stock.

  29491: 29492:

      COMPANY'S AND STOCKHOLDERS' RIGHTS AGAINST THE DIRECTORS AND THE ADVISOR ARE LIMITED. The MGCL provides that a Director who performs his duties in good faith and in a manner he or she reasonably believes to be in the best interests of the Company and with the care that an ordinarily prudent person in a like position would use under similar circumstances has no liability by reason of being or having been a Director. The Articles, in the case of the Directors, officers, employees and agents of the Company, and the Advisory Agreement, in

  29493:

  the case of the Advisor, require the Company to indemnify the Directors, officers, employees and agents of the Company and the Advisor for certain actions taken by them in good faith and without negligence or misconduct. As a

  29494:

  result, the Company and the Stockholders may have

  29495: 29496:

  29497:

  29498:

  29499:

  29500: 29501:

  more limited rights against the Directors, officers, employees and agents of the Company, and the Advisor than they would otherwise have under common law and, furthermore, may be obligated to fund the defense costs incurred by the Directors, officers, employees and agents of the Company or the Advisor in certain cases. Neither the Directors, nor officers of the Company, nor the Advisor, may be held liable to the Company or the Stockholders for monetary damages unless: (i) it is proven that the person actually received an improper benefit or profit in money, property or services; and (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active or deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. See "Certain Responsibilities of Directors and the Advisor; Indemnification."

  29502: 29503:

      DILUTION. Stockholders have no preemptive rights, and therefore, in the event the Company: (i) issues its Shares or convertible debt or Preferred Stock pursuant to a subsequent public offering or a private placement thereof; or (ii) issues Preferred Stock or Shares (a) upon exercise of warrants or options or (b) to sellers of Properties acquired directly or indirectly (E.G., upon exchange of LP Units of the Operating Partnership or Interests in a Property Partnership) by the Company in lieu of or in addition to cash consideration, investors purchasing Shares in this Offering who do not participate in any future stock issuances, if any, will experience dilution in the percentage of the Company's issued and outstanding Equity Stock represented by their Shares. Stockholders should not experience any monetary dilution in their investment as a result of any such future stock issuances, provided that, as intended, the Company sells any subsequently issued Shares for cash or property having a net asset value not less than the then offering price or market price of the stock issued. The Soliciting Dealer Warrants to be issued to the Dealer Manager in connection with this Offering, options to purchase Shares to be issued to Independent Directors under the Company's Independent Director Stock Option Plan, and/or convertible securities, if any, likely would be exercised or converted at a time when the Company would be able to obtain needed capital through a new offering of its securities on terms more favorable than those provided by such securities. As long as such securities remain unexercised or unconverted, the terms on which the Company could raise additional capital may be adversely affected. See "--Investment Risks--Possible Adverse Effects on Share Price Arising From Shares Eligible for future Sale" in this Section and "Conflicts of Interest."

  29504: 29505:

      RISKS OF INVESTMENTS IN SECURITIES RELATED TO REAL ESTATE. The Company may (but has no current plans to) partially pursue its investment objectives through the ownership of securities of entities engaged in the ownership of real estate. Ownership of such securities may not entitle the Company to control the ownership, operation and management of the underlying real estate. In addition, the Company may have no ability to control the distributions from such securities, which may (i) reduce cash available for Distributions to Stockholders and (ii) cause the Company to realize non-cash income from such securities which will make it more difficult to satisfy the Distribution Test (generally, 95% of REIT Taxable Income minus certain excess non-cash items) of the REIT Requirements. However, the Company does not intend to rely on such distributions from investments in other entities in order to meet its own Distribution requirements. Furthermore, if the Company desires to control an issuer of securities, it may be prevented from doing so by the limitations on the assets and gross income tests which must be satisfied by the Company in order for the Company to qualify as a REIT for federal income tax purposes. The Company intends to operate its business in a manner that will not require the Company to register under the Investment Company Act and Stockholders will therefore not have the protection of the Investment Company Act.

  29506: 29507:

      The Company also may invest in mortgages or other debt instruments secured by real estate and may do so as a strategy for ultimately acquiring the underlying real estate. In general, investments in mortgages include the risk that borrowers may be unable to make debt service payments or pay principal when due, the risk that the value of the mortgaged property may be less than the principal amount of the mortgage note securing such property and the risk that interest rates payable on the mortgages may be lower than

  29508: 29509:

  29510:

  29511:

  29512:

  29513:

  29514:

  29515: 29516:

  the Company's cost of funds to acquire these mortgages. In any of these events, funds from operations and the Company's ability to make required Distributions to Stockholders could be adversely affected.

  29517: 29518:

      YEAR 2000 RISKS. Many computer operating systems and software applications were designed such that the year 1999 is the maximum date that can be processed accurately. In the conduct of its own business, the Company relies on computers and operating systems provided by equipment manufacturers, and also on application software developed internally and, to a limited extent, by outside software vendors.

  29519: 29520:

      The Company will test its internal information technology systems to determine Year 2000 compliance, and will survey proposed tenants, suppliers and other parties with whom the Company intends to do a significant amount of business to identify the Company's potential exposure in the event such parties are not year 2000 compliant in a timely manner.

  29521: 29522:

      Also, the Company will evaluate its potential exposure and costs if certain non-informational technology systems in certain equipment used to operate Properties are not Year 2000 compliant.

  29523: 29524:

      The Company believes that its information technology systems will be Year 2000 compliant. In addition, the Company is not currently aware of any material impact on its business, operations or financial condition due to year 2000 non-compliance by any of the Company's proposed tenants or suppliers or by non-informational technology systems in equipment used to operate Properties. Although the Company will test its critical systems, survey its proposed tenants and suppliers and evaluate certain non-informational technology systems in certain equipment used to operate Properties intended to be acquired, there is no assurance that the Company's information technology systems, or those of its tenants or suppliers, or such non-informational technology systems in equipment, will function correctly, if at all, after December 31, 1999. Any malfunction in the Company's information technology systems, or those of its tenants or suppliers or in such non-informational technology systems in equipment, could cause the Company to incur significant costs and adversely affect the Company's ability to make Distributions and acquire Properties.

  29525: 29526:

      "Management's Discussion and Analysis of the Financial Condition of the Company--Year 2000 Issues."

  29527: 29528:
  RISKS OF REAL ESTATE OWNERSHIP
  29529: 29530:

      GENERAL. All real property investments are subject to some degree of risk. Equity real estate investments are generally illiquid and, therefore, the Company's ability to promptly vary its portfolio in response to changing economic, financial and investment conditions is limited. Real property investments are also subject to adverse changes in general economic conditions or local conditions which reduce the demand for the goods or services of tenants, as well as other factors affecting real estate values, including: (i) possible federal, state or local regulations and controls affecting rents, prices of goods, fuel and energy consumption and prices, water and environmental restrictions; (ii) increasing labor and material costs; and (iii) the attractiveness of the Property to tenants in the neighborhood.

  29531: 29532:

      The yields available from equity investments in real estate depend in large part on the amount of rental income earned and capital appreciation generated, as well as the property operating and other expenses incurred. If the Company's Properties do not generate revenues sufficient to meet operating expenses, the Company may have to borrow amounts to cover fixed costs, and the Company's cash available for Distributions may be adversely affected.

  29533: 29534:

      The principal real estate related adverse effects experienced by prior investment programs sponsored by the Inland Affiliated Companies were mortgage defaults and restructuring of debt. Between 1990 and December 31, 1997, 40 of the Inland-sponsored partnerships owning 27 properties ceased making debt service payments to unaffiliated lenders which held the underlying financing on the properties. Seven of those partnerships, either directly or indirectly through newly formed partnerships, filed for financial reorganization in federal court. Only one of the seven properties was acquired by a lender through

  29535: 29536:

  29537:

  29538:

  29539: 29540:

  foreclosure, and the general partner replaced that property with a retail store leased on a Triple-Net Lease Basis. Most of the mortgage defaults and restructuring of debt resulted from the adverse effects of 1986 tax law changes and the weakening of apartment markets in the late 1980s. For a discussion of these adverse effects, see "Prior Performance of the Company's Affiliates--Loan Modifications and Work-Outs," "-- Effects of Property Exchanges on Investors" and "--Additional Information."

  29541: 29542:

      THE INITIAL PROPERTIES WILL FACE COMPETITION AND CHANGING ECONOMIC CONDITIONS. Each of the Initial Properties will be subject to competition from similar Retail Centers within their respective market areas, and their economic performance could be affected by changes in local economic conditions.

  29543: 29544:

      DEPENDENCE ON GEOGRAPHICAL REGION AND RETAIL INDUSTRY. The Company's Properties are to be located mainly in the states east of the Mississippi River in the United States, and will be initially focused in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. Such Properties primarily will be improved for use as retail establishments, principally multi-tenant shopping centers, or improved with other commercial facilities which provide goods and services. The Company's performance therefore is linked to economic conditions in this region and in the market for retail space generally. Therefore, to the extent that there are adverse economic conditions in this region and in the market for retail space generally that impact the market rents for retail space, such conditions could result in a reduction of Net Income, Funds from Operations and cash available for Distributions and, thus affect the amount of Distributions the Company can make to its Stockholders.

  29545: 29546:

      In addition, the Company intends to own and operate predominantly retail shopping centers catering to retail tenants. To the extent that the investing public has a negative perception of the retail sector, the value of Shares may be negatively impacted, thereby resulting in the Shares trading at a discount below the inherent value of the assets of the Company as a whole.

  29547: 29548:

      RISING EXPENSES COULD REDUCE CASH FLOW AND FUNDS AVAILABLE FOR FUTURE ACQUISITIONS. The Properties will be subject to operating risks common to commercial real estate in general, any or all of which may adversely affect the Company. If any Property is not occupied or if rent is not being paid or is being paid in an amount that is insufficient to cover operating expenses, the Company could be required to expend funds with respect to that Property for operating expenses. The Properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses. While some of the Properties may be leased on a Triple-Net Lease Basis or require the tenants to pay some of such expenses, renewals of leases or future leases may not be negotiated on that basis, in which event the Company will have to pay those costs. If the Company is unable to lease Properties on a Triple-Net Lease Basis or on a basis requiring the tenants to pay all or some of such expenses, or if the tenants fail to pay required tax, utility and other impositions, the Company could be required to pay those costs which could adversely affect funds available for future acquisitions or the Company's cash available for Distributions.

  29549: 29550:

      INABILITY OF TENANTS TO MEET THEIR OBLIGATIONS OR THEIR ELECTION NOT TO EXTEND A LEASE UPON ITS EXPIRATION. The Company is subject to the risk that tenants, as well as lease guarantors (a "Guarantor"), if any, may be unable to make their lease payments or may decline to extend a lease upon its expiration.

  29551:

  A default by a tenant, the failure of a Guarantor to fulfill its obligations or other premature termination of a lease, or a tenant's election not to extend a lease upon its expiration, could, depending on the size of the leased premises and the Advisor's ability to successfully find a suitable substitute tenant, have an adverse effect on the Company's results of operations and financial condition, including its ability to pay Distributions. See "Prior Performance of the Company's Affiliates--Loan Modifications and Work-Outs."

  29552: 29553:

      RELIANCE ON CERTAIN TENANTS. The Company's results of operations and financial condition and ability to make Distributions may be adversely affected by the bankruptcy or insolvency, or a downturn in the business, of (i) any tenant generally occupying approximately 30% or more of the GLA of a Retail Center, or (ii) the tenant of any of the Triple-Net Single-User Retail Properties Outside the Primary Geographical

  29554: 29555:

  29556: 29557:

  Area of Investment (each an "Anchor Tenant"), including the decision by an Anchor Tenant not to renew its lease. All of the Initial Properties have one or more tenants which individually occupy 30% or more of the GLA of such Properties and there are a total of seven Anchor Tenants in the Initial Properties. See "Real Property Investments." In addition, a lease termination by any Anchor Tenant could result in lease terminations or reductions in rent by other tenants whose leases permit cancellation or rent reduction in the event an Anchor Tenant's lease is terminated. In such event, the Company's ability to re-lease the vacated space could be adversely affected. Similarly, the leases of certain Anchor Tenants may permit the Anchor Tenant to transfer its lease to another retailer. The transfer to a new Anchor Tenant could adversely affect customer traffic in the Retail Center and thereby reduce the income generated by that Retail Center and could also allow other tenants to make reduced rental payments or to terminate their leases at the Retail Center.

  29558: 29559:

      POTENTIAL ADDITIONAL COSTS IN CONNECTION WITH ACQUIRING SINGLE-USER RETAIL PROPERTIES. Certain of the Properties or portions thereof may be designed or built primarily for a particular tenant or a specific type of use. If the tenant fails to renew its lease or defaults on its lease obligations, the Property may not be readily marketable to a new tenant without substantial capital improvements or remodeling which may adversely affect the Company's results of operation and financial condition.

  29560: 29561:

      COMPETITION FOR TENANTS AND CUSTOMERS. The Properties will be located in developed areas. Therefore, there will undoubtedly be numerous other retail properties within the market area of each of the Properties which will compete with the Company for tenants. The number of competitive properties could have a material effect on the Company's ability to rent space at the Properties and the amount of rents charged. The Company could be adversely affected if additional competitive types of properties are built in locations competitive with the Properties, causing increased competition for customer traffic and creditworthy tenants. This could result in decreased cash flow from tenants and may require the Company to make capital improvements to the Properties which it would not have otherwise made, thus affecting cash available for Distributions, and the amount of Distributions.

  29562: 29563:

      RESTRICTIONS ON RE-LEASING SPACE. In many cases, tenant leases contain provisions giving the tenant the exclusive right to sell certain types of merchandise or provide certain types of services within the particular Retail Center, or limit the ability of other tenants to sell such merchandise or provide such services. When re-leasing space after a vacancy occurs, these provisions may limit the number and types of prospective tenants for the vacant space. The failure to re-lease or to re-lease on satisfactory terms could result in a reduction of Net Income, Funds from Operations and cash available for Distributions and, thus affect the amount of Distributions.

  29564: 29565:

      SALE OF PROPERTIES. The Company may not be able to sell a Property if or when the Company decides to do so. The real estate market is affected by many factors, such as general economic downturns, availability of financing, interest rates and other factors, including supply and demand, that are beyond the control of the Company. The Company cannot predict whether it would be able to sell any Property for the price or on the terms set by the Company, or whether any price or other terms offered by a prospective purchaser would be acceptable to the Company. The Company cannot predict the length of time needed to find a willing purchaser and to close the sale of a Property.

  29566: 29567:

      The Company may be required to expend funds to correct defects or to make improvements before a Property can be sold. There is no assurance that the Company will have funds available to correct defects or to make improvements.

  29568: 29569:

      In connection with the acquisition of a Property, the Company may agree to restrictions that prohibit the sale of that Property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that Property. Such provisions would restrict the ability of the Company to sell a Property.

  29570: 29571:

  29572:

  29573:

  29574:

  29575: 29576:

      UNINSURED LOSSES; UNAVAILABILITY OF INSURANCE. Each lessee is responsible for insuring its goods and premises and, in certain circumstances, may be required to reimburse the Company for a share of the cost of acquiring comprehensive insurance for the Property, including casualty, liability, fire and extended coverage customarily obtained for similar properties in amounts which the Advisor determines are sufficient to cover reasonably foreseeable losses. Tenants of single-user properties leased on a Triple-Net Lease Basis typically are required to pay all insurance costs associated with those properties. There is no assurance that material losses in excess of insurance proceeds will not occur with respect to any Property. However, there are certain types of losses (generally of a catastrophic nature, such as losses due to wars, earthquakes, floods, hurricanes, pollution or environmental matters) which are either uninsurable or not economically insurable or may be insured subject to certain limitations, such as large deductibles or copayments. If such an event occurred to, or caused the destruction of, a Property owned by the Company, the Company could lose both its invested capital and anticipated profits from such Property. See "Investment Objectives and Policies--Description of Leases" and "Real Property Investments--Insurance Coverage on Properties."

  29577: 29578:

      REAL ESTATE RELATED TAXES. Certain local real property tax assessors may seek to reassess certain of the Properties as a result of the Company's acquisition thereof and, generally from time to time as property values or assessment rates change or for other reasons deemed relevant by the assessors. An increase in the assessed valuation of a Property for real estate tax purposes will result in an increase in the related real estate taxes on that Property. Although some tenant leases may permit the Company to pass through such tax increases to the tenants for payment, there is no assurance that renewal leases or future leases will be negotiated on the same basis. Increases not passed through to tenants will adversely affect the Company's Net Income, Funds from Operations, cash available for Distributions, and the amount of Distributions.

  29579: 29580:

      EFFECT OF BANKRUPTCY OF TENANTS. Any or all of the tenants (or a guarantor of the tenant's lease obligations, hereinafter a "Lease Guarantor") could be subject to a bankruptcy proceeding pursuant to the United States Bankruptcy Code, Title 11, United States Code. A bankruptcy filing would bar all efforts to collect pre-bankruptcy debts from these entities or their property, absent an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently.

  29581: 29582:

      Should a lease be assumed, all pre-bankruptcy balances owing thereunder must be paid in full. Should a lease be rejected, the rejection would be treated as a pre-bankruptcy breach, and the Company would have a general unsecured claim for damages resulting from the breach. This claim is capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% (but not more than three years) of the remaining term of the lease, plus rent already due but unpaid (hereinafter, the "Rejection Damages Cap"). This claim could only be paid to the extent that funds were available, and then only in the same percentage as that realized on other unsecured claims in the case.

  29583: 29584:

      If the bankruptcy is filed by or against a Lease Guarantor, but not by or against the underlying tenant, the whole range of remedies against the tenant will remain, and the automatic stay will not prevent the enforcement of these remedies (absent an affirmative order to the contrary by the bankruptcy court). However, the Rejection Damages Cap may still be applicable to claims asserted against the Lease Guarantor.

  29585: 29586:

      Following a bankruptcy filing, the tenant or its trustee generally has 60 days to decide whether to assume or reject a lease. Such deadline may be extended by the court, and there can be no assurances to what extent (if at all) the deadline may be deferred. Under some circumstances (going-out-of business sales and the like), a bankruptcy court may override certain non-monetary provisions of a lease.

  29587: 29588:

      In addition to assumption and rejection of a lease, a tenant has the option of assigning its lease. There can be no assurances as to how a specific request for assignment will be treated, or how such assignment (if approved) will affect

  29589:

  other tenants.

  29590: 29591:

  29592:

  29593:

  29594: 29595:

      In summary, a tenant or Lease Guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. Such an event could cause a reduction in the Company's cash flow and the amounts available for Distributions to its Stockholders. In the event of a bankruptcy, no assurance can be given that the tenant or its trustee will assume its lease. If a given lease (or guaranty of such lease) is not assumed, the Company's cash flow and the amounts available for Distributions to its Stockholders may be adversely affected.

  29596: 29597:

      ENVIRONMENTAL LAWS AND CERTAIN OTHER GOVERNMENTAL LAWS AND REGULATIONS. All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety, including those governing wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials and the remediation of contamination associated with such disposal. Certain of these laws and regulations may impose joint and several liability on certain statutory classes of persons including tenants, owners or operators, for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. Under various federal, state and local laws, ordinances and regulations, a current or previous owner, developer or operator of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances at, on, under or in its property. The costs of such removal or remediation could be substantial. In addition, the presence of such substances, or the failure to properly remediate such substances, may adversely affect the Company's ability to sell or rent such Property or to use such Property as collateral for its borrowings.

  29598: 29599:

      Certain laws and regulations, including those governing air emissions, underground and above-ground storage tanks, and solid waste management and disposal, have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations, stricter interpretation of existing laws or the future discovery of environmental contamination may require expenditures by the Company, some of which may be material. There can be no assurance that (i) future laws, ordinances or regulations will not impose any material environmental liability, or (ii) the current environmental condition of the Properties will not be affected by the operations of the tenants, by the existing condition of the land, or by operations in the vicinity of the Properties (such as the presence of underground storage tanks) or by the activities of unrelated third parties.

  29600: 29601:

      These laws typically allow liens to be placed on the affected property. In addition, there are various local, state and federal fire, health, life-safety and similar regulations which the Company may, under certain circumstances, be required to comply with, and be subject to liability in the form of fines or damages for noncompliance.

  29602: 29603:

      State and federal laws in this area are constantly evolving, and the Company intends to monitor these laws and take commercially reasonable steps to protect itself from the impact thereof, including obtaining environmental assessments of each Property acquired. No assurance can be given that such assessments will reveal all environmental liabilities or that a prior owner of a Property did not create a material environmental condition not known to the Company. The Company cannot predict what other environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted, or what environmental conditions may be found to exist in the future. However, there can be no assurance that the Company's business, assets, results of operations, liquidity or financial condition will not be adversely affected by these laws, which may adversely affect cash available for Distributions, and the amount of Distributions.

  29604: 29605:

      COSTS ASSOCIATED WITH COMPLYING WITH THE AMERICANS WITH DISABILITIES ACT. The Company's Properties will be subject to the Americans with Disabilities Act of 1990 (the "ADA"). Under the ADA, all places of public accommodation are required to comply with certain federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for "public accommodations" and "commercial facilities" but generally requires that buildings and services (including restaurants and retail

  29606: 29607:

  29608:

  29609:

  29610:

  29611: 29612:

  stores) be made accessible and available to people with disabilities. The ADA requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. The Company will attempt to acquire Properties which comply with the ADA or place the burden on the seller or other third party (such as a tenant) to ensure compliance with the ADA, although there can be no assurance that the Company will be able to acquire Properties or allocate responsibilities in this manner. To the extent that it cannot, Company funds utilized for ADA compliance may affect cash available for Distributions, and the amount of Distributions.

  29613: 29614:

      RISK OF RECHARACTERIZATION OF SALE AND LEASEBACK TRANSACTIONS. The Company may enter into sale and leaseback transactions, pursuant to which the Company would purchase a Property and then lease such Property to the Person from whom it was purchased. In the event of the bankruptcy of such a lessee, a transaction structured as a sale and leaseback may be recharacterized as either a financing or a joint venture, either of which outcomes could result in adverse consequences to the Company.

  29615: 29616:

      If the sale and leaseback were recharacterized as a financing, the Company might not be considered the owner of such Property, and as such would have the status of a creditor in relation to the lessee. In that event, the Company would no longer have the right to sell or encumber the fee simple interest in the Property. Instead, the Company would have a claim against the lessee for the amounts owed under the lease, with such claim arguably secured by the Property. The lessee/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, the Company could be bound by the new terms, and prevented from foreclosing its lien on the Property. These outcomes could adversely affect the Company's Cash Flow and the amount available for Distributions to its Stockholders.

  29617: 29618:

      If the sale and leaseback were recharacterized as a joint venture, the Company and its lessee could be treated as co-venturers with respect to the Property. As such, the Company could be held liable, under certain circumstances, for debts incurred by the lessee with respect to the Property. The imposition of such liability could adversely affect the Company's Cash Flow and the amount available for Distributions to its Stockholders.

  29619: 29620:

      POTENTIAL ADDITIONAL COSTS IN CONNECTION WITH ACQUIRING NEWLY CONSTRUCTED PROPERTIES. The Company intends primarily to acquire existing or newly constructed Properties. Although the Company presently intends to acquire newly constructed buildings only on a turnkey basis (which means the contractor completes the work of building and installation to the point of readiness for operation and occupancy at which time it is then acquired for a prearranged price), the builder's failure to perform may necessitate legal action by the Company to rescind its purchase of a Property, to compel performance or to sue for damages. Any such legal action may result in increased costs to the Company.

  29621: 29622:

      RISKS ASSOCIATED WITH INVESTMENTS IN UNIMPROVED REAL PROPERTY. The Company may invest up to 10% of its assets in Properties other than the Company's Primary Property Investments, which may include unimproved real property. Investment in unimproved properties, in addition to the risks of real estate investment in general, are also subject to risks and uncertainties associated with re-zoning the land for a higher use or development and environmental concerns of governmental entities and/or community groups. The Company does not intend to invest in any unimproved property not intended to be developed.

  29623: 29624:

      CONSTRUCTION AND DEVELOPMENT RISKS. Construction and development activities will expose the Company to certain risks such as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions and government regulation. Should the Company elect to engage in construction and development activities, in accordance with current pronouncements of the Service, and until there is a change in such pronouncements, the Company intends to have its employees only perform certain oversight and review functions, including reviewing the construction and tenant improvement design proposals, negotiating and contracting for feasibility studies and supervising compliance with local, state or federal laws and regulations, and the Company will retain

  29625: 29626:

  29627:

  29628: 29629:

  independent contractors to perform the actual physical construction work on tenant improvements, the installation of HVAC systems or the development of an entirely new project.

  29630: 29631:

      THE COMPANY MAY ACQUIRE PROPERTIES WITH LOCK-OUT PROVISIONS. Lock-out provisions may prohibit the Company from selling a Property (except in certain events, including certain transactions that would not result in the recognition of any gain for tax purposes), or may require the Company to maintain certain debt levels for a period of years on certain Properties. Thus, the lock-out provisions could materially restrict the Company from selling or otherwise disposing of or refinancing such Properties. The lock-out provisions may apply even if it would otherwise be in the best interests of the Stockholders for the Company to sell one or more of such Properties, reduce the outstanding indebtedness with respect to any of such Properties or not refinance such indebtedness on a nonrecourse basis at maturity, or increase the amount of indebtedness with respect to such Properties. Such lock-out provisions may restrict the ability of the Company to sell substantially all of its assets, even if such a sale would be in the best interests of its Stockholders.

  29632: 29633:

      The lock-out provisions could impair the ability of the Company to take actions during the lock-out period that would otherwise be in the best interests of the Stockholders and, therefore, may have an adverse impact on the value of the Shares (relative to the value that would result if the lock-out provisions did not exist). In particular, the lock-out provisions could preclude the Company from participating in certain major transactions that could result in a disposition of the Company's assets or a change in control of the Company even though that disposition or change in control might be in the best interests of the Stockholders.

  29634: 29635:

      The Company, as the General Partner of the Operating Partnership, will not permit the Operating Partnership to acquire Properties containing lock-out provisions if the lock-out period exceeds three years.

  29636: 29637:
  TAX RISKS
  29638: 29639:

      GENERAL. There are various federal income tax risks associated with investing in the Company. Although the provisions of the Code relevant to an investment in the Company are generally described in the Section of the Prospectus titled "Federal Income Tax Considerations," each potential investor is strongly urged to consult his or her own tax advisor concerning the effects of federal income tax law on an investment in the Company and on his or her individual tax situation.

  29640: 29641:

      Investors should recognize that many of the advantages and economic benefits of investing in the Company depend upon the continued treatment of the Company as a REIT for federal income tax purposes. If the Company were no longer taxed as a REIT, the Company would pay a corporate level tax on its income which would reduce its cash available to pay Distributions and the yield from investing in the Company. The continued treatment of the Company as a REIT is dependent on laws and regulations, and administrative and judicial interpretations thereof, all of which are subject to change, which changes may be applied retroactively, and on the Company's ability to continue to satisfy a variety of objective tests set forth in the Code.

  29642: 29643:

      RISKS REGARDING REIT QUALIFICATION AND CONSEQUENCES OF THE FAILURE TO SO QUALIFY. Among the various risks associated with the federal income tax aspects of the Offering of which investors should be aware are:

  29644: 29645:

  • 29646:     RISK OF FAILING TO QUALIFY AS A REIT UNDER THE CODE. The Company intends to operate its business so as to qualify as a REIT under the Code commencing with its taxable year ending December 31, 1999. Although the Company believes that it will be organized and will operate in such a manner, no assurance can be given that the Company will be able to operate in a manner so as to qualify or remain so qualified. For example, it is possible that future economic, market, legal, tax or other considerations may cause the Company to fail to qualify as a REIT or may cause the Board to revoke the Company's REIT election. Further, the Company's desire to maintain REIT status could cause it not to acquire certain Properties or undertake certain activities that could affect the return on an investment in the Shares.

  29647: 29648:

  29649: 29650:

      Qualification as a REIT involves the satisfaction of numerous requirements (some on an annual and others on a quarterly basis) established under highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations and involves the determination of various factual matters and circumstances not entirely within the Company's control. For example, in order to qualify as a REIT, at least 95% of the Company's gross income in any year must be derived from qualifying sources and the Company must make distributions to Stockholders aggregating annually at least 95% of its REIT Taxable Income (determined without regard to the dividends paid deduction and by excluding net capital gains). The complexity of these provisions and of the applicable Treasury Regulations that have been promulgated under the Code is greater in the case of a REIT that holds its assets through a partnership, as the Company intends to do through the Operating Partnership. In addition, no assurance can be given that new legislation, regulations, administrative interpretations or court decisions, which could apply retroactively, will not significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification. The Company, however, is not aware of any pending tax legislation that would adversely affect the Company's ability to qualify or operate as a REIT. The Company has received an opinion of Counsel to the Company regarding the Company's ability to qualify as a REIT. However, see "--Limitations on Opinion of Counsel" below in this section and "Federal Income Tax Considerations--Opinion of Tax Counsel" and "--Other Tax Considerations--Legislative Developments".

  29651: 29652:

       Among the requirements for REIT qualification is that the value of any one issuer's securities held by a REIT may not exceed 5% of the value of the REIT's total assets on certain testing dates. In addition to the 5% limitation, a REIT is not permitted to own more than 10% of the voting securities of any particular issuer. If the Company fails to satisfy the 5% or 10% limitation or otherwise fails to qualify as a REIT in any taxable year, except as to certain failures for which there may be statutory relief or imposition of intermediate sanctions in the form of monetary penalties, or loses its REIT status for any other reason, its Distributions will not be deductible and its taxable income will be subject to federal income tax (including any applicable alternative minimum tax) at regular corporate rates. The resulting reduction in net earnings would reduce or eliminate the cash available for investment and for Distributions. In addition, the Company may be required to borrow funds, liquidate certain of its investments or take other steps which could affect its operating results due to this tax liability. Moreover, if the Company's REIT status is terminated because of the failure to meet a technical REIT test or it voluntarily revokes its election, the Company would be disqualified from electing treatment as a REIT for the four taxable years following the year in which REIT status is lost. If the Company loses its REIT status, Distributions would no longer be required to be made. See "Federal Income Tax Considerations--Taxation of the Company--Failure to Qualify" for a discussion of the consequences of the Company's failure to qualify as a REIT.

  29653: 29654:

      • 29655: ADVERSE EFFECTS OF REIT MINIMUM DISTRIBUTION REQUIREMENTS. The Company will be subject to income tax on any undistributed REIT Taxable Income and net capital gain, and to a 4% non-deductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income for the calendar year, (ii) 95% of its capital gain net income for such year, and (iii) 100% of its undistributed income from prior years.

  29656: 29657:

      The Company intends to make Distributions to its Stockholders to comply with the distribution provisions of the Code and to avoid federal income taxes and the non-deductible 4% excise tax payable at the Company level. The Company's income will consist primarily of its share of the income of the Operating Partnership, and the Company's cash flow will consist primarily of its share of distributions from the Operating Partnership. Differences in timing between the receipt of income and the payment of expenses in arriving at taxable income (of the Company or of the Operating Partnership), the effect of non-deductible capital expenditures, and the creation of reserves or required debt amortization payments could in the future require the Company to borrow funds on a short-term or long-term basis to meet the distribution requirements that are necessary to comply with the REIT Requirements. In such circumstances, the Company might need to borrow funds to avoid adverse tax consequences, even if management

  29658: 29659:

  29660: 29661:

  believes that the then prevailing market conditions generally are not favorable for such borrowings or that such borrowings would not be advisable in the absence of such tax considerations.

  29662: 29663:

      Distributions by the Operating Partnership are determined by the Company, as General Partner of the Operating Partnership, and are dependent on a number of factors, including the amount of cash available for distribution, the Operating Partnership's financial condition, any decision by the Company's Board to reinvest funds rather than to distribute such funds, the Operating Partnership's capital expenditure requirements, the annual distribution requirements under the REIT Requirements and such other factors as the Board deems relevant. There can be no assurance that the Company will be able to continue to satisfy the annual distribution requirement so as to avoid corporate income taxation of the earnings that it distributes.

  29664: 29665:

      • 29666: LIMITATIONS ON SHARE OWNERSHIP. In order for the Company to qualify as a REIT, no more than 50% of its outstanding Shares may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of the Company's taxable year. If the Company failed to satisfy this requirement and no relief provision is available or can be met, the Company's REIT status would terminate. See "Federal Income Tax Considerations--Taxation of the Company--Failure to Qualify" for a discussion of the consequences of the Company's failure to qualify as a REIT. However, this requirement does not apply until after the first taxable year for which an entity seeks REIT status. Because the Company intends to seek REIT status for the fiscal year ended December 31, 1999, this requirement would become applicable to the Company for its fiscal year commencing January 1, 2000. To ensure that the Company will not fail to qualify as a REIT under this test, the Articles provide that, commencing as of July 1, 2000, no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the number or value of the issued and outstanding stock of the Company. See "Description of Securities-- Restrictions on Ownership and Transfer."

  29667: 29668:

      • 29669: LIMITATIONS ON OPINION OF COUNSEL. The opinion of Counsel is based and conditioned on various assumptions and representations made by the Company and the Advisor to Counsel as to certain factual matters. As more fully set forth under "Federal Income Tax Considerations," Counsel has expressed its opinion based on the facts described in this Prospectus and the Articles and on certain factual representations made by the Company and the Advisor to Counsel that, as of the date of this Prospectus: (i) the Company has been organized in conformity with the requirements for qualification as a REIT beginning with its taxable year ending December 31, 1999, and that its prior, current and anticipated methods of operation have enabled and will enable the Company to satisfy the REIT Requirements; and (ii) distributions to a Stockholder which is a Tax-Exempt Entity will not constitute unrelated business taxable income ("UBTI") under current law (except for certain Tax-Exempt Entities described in paragraphs (7), (9), (17) and (20) of Section 501(c) of the Code, and organizations described in Section 501(c)(2) of the Code that support such organizations), unless: (a) such Stockholder has financed the acquisition of its Shares with "acquisition indebtedness" (within the meaning of the Code); or (b) a Qualified Plan owns more than 10% of the Shares and the Company is a "Pension-Held REIT." A "Pension-Held REIT" is defined generally to mean any REIT in which either (i) at least one Qualified Plan holds more than 25% (by value) of the outstanding stock of the REIT, or (ii) one or more Qualified Plans (each of which owns more than 10% (by value) of the outstanding stock of the REIT) hold an aggregate of more than 50% (by value) of the outstanding stock of the REIT. Counsel has not independently verified the factual assumptions and representations relied upon in rendering its opinion, but is not aware of any facts that would make such assumptions or representations false. Counsel will not review compliance with the REIT Requirements on an on-going basis after the initial effective date of the Registration Statement or issue additional opinions unless expressly requested to do so by the Company. Accordingly, no assurance can be given that the actual operating results of the Company will allow it to satisfy the REIT Requirements, or would not result in the recognition of UBTI by Tax-Exempt Entities. See "Federal Income Tax Considerations--Taxation of the Company--Failure to Qualify." In addition, these opinions represent Counsel's legal judgment. An opinion of counsel is not binding on the Service or a court and there can be no assurance that the Service or a court will not take a position different from that expressed by such opinion. These opinions are based on the Code and Treasury Regulations, and judicial and administrative interpretations thereof, in effect as of the date of this Prospectus, any of which are subject to change, possibly with retroactive effect.

  29670: 29671:

  29672: 29673:

  29674:

      RISKS REGARDING PARTNERSHIP QUALIFICATION AND CONSEQUENCES OF FAILURE TO QUALIFY AS A PARTNERSHIP. If the Service were to successfully challenge the status of the Operating Partnership as a partnership for federal income tax purposes, the Operating Partnership would be taxable as a corporation. In such event, the Company would cease to qualify as a REIT for federal income tax purposes. The imposition of a corporate tax on the Operating Partnership with a resulting loss of REIT status of the Company, would affect the character of the income received from the Operating Partnership, and would reduce substantially the amount of cash available for Distribution to the Company's Stockholders. In addition, in the event that any Property Partnerships were classified as an association taxable as a corporation for federal income tax purposes rather than as a partnership, it is unlikely that the Company could continue to satisfy the REIT Requirements. See "Federal Income Tax Considerations--Taxation of the Company--Failure to Qualify." In addition, classification as an association taxable as a corporation would affect the character of the income received from any Property Partnerships and subject profits of any such Property Partnerships to corporate double taxation. See "Federal Income Tax Considerations--Taxation of the Company--Partnership Classification."

  29675: 29676:

      MISCELLANEOUS TAX RISKS. Among various miscellaneous tax risks are the following:

  29677: 29678:

      • 29679: OTHER TAX LIABILITIES. Even if the Company qualifies as and maintains its status as a REIT, it may be subject to certain federal income taxes. For example, if the Company has net income from a "prohibited transaction," such income will be subject to a 100% tax. See "Federal Income Tax Considerations-- Taxation of the Company." In addition, the Company may be subject to state and local taxes on its income and property.

  29680: 29681:

      • 29682: TAX LIABILITY ON REINVESTED DISTRIBUTIONS. Stockholders that participate in the DRP will be deemed to have received, and will for income tax purposes be taxed on, the amount reinvested in Shares. Therefore, Stockholders (other than Tax-Exempt Entities) will have to use funds from other sources to pay their tax liability on the value of the Shares received. In addition, Stockholders who purchase Shares at a discount either through the DRP or another discount program offered by the Company may recognize additional taxable income equal to the amount of such discount. See "Federal Income Tax Considerations--Other Tax Considerations--Distribution Reinvestment Program."

  29683: 29684:

      In view of the complexity of the tax aspects of the Offering, particularly In light of the fact that certain of the tax aspects of the Offering will not be the same for all investors, prospective investors are strongly advised to consult their tax advisors with specific reference to their own tax situation prior to investment in the Company.

  29685:   29686:
  ERISA RISKS
29687: 29688: 29689:

    SUITABILITY OF THE COMPANY'S INVESTMENTS FOR QUALIFIED PENSION AND PROFIT-SHARING TRUSTS. When considering an investment in Shares of the Company, a fiduciary of a Qualified Plan should consider: (i) whether the investment satisfies the diversification requirements of Section 404(a)(3) of ERISA and other applicable standards imposed by ERISA; (ii) whether the investment is prudent and meets Plan liquidity requirements as there may be only a limited market in which to sell or otherwise dispose of the Shares; and (iii) is permissible under the Plan's governing instrument. The Company has not, and will not, evaluate whether an investment in the Shares is suitable for any particular plan, and will accept such entities as Stockholders if an entity otherwise meets the suitability standards. See "ERISA Considerations."

29690: 29691:

    If the Company is considered a Pension-Held REIT, an investment in the Company may also produce UBTI which may cause a Qualified Plan holding 10% or more of the Shares to pay a tax on a portion of

29692: 29693:

29694:

29695:

29696: 29697:

the income distributed to it by the Company. The determination of whether the Company will constitute a Pension-Held REIT will depend on the concentration of ownership by one or more Qualified Plans, a factor that is not within the control of the Company. The likelihood of a Qualified Plan holding 10% or more of the Shares is remote in view of the Share ownership limit of 9.8% of the outstanding Shares in the Articles; however, it is possible because the Board has the power to waive the limitation. See "Federal Income Tax Considerations" and "Description of Securities--Restrictions on Ownership and Transfer."

29698: 29699:

    In addition to considering their fiduciary responsibilities under ERISA and the prohibited transaction rules of ERISA and the Code, fiduciaries of Qualified Plans should also consider the effect of the "Plan Asset" regulations issued by the Department of Labor. See "ERISA Considerations."

29700: 29701:

    ANNUAL STATEMENT OF VALUE IS AN ESTIMATE. Stockholders subject to ERISA will be provided with an annual statement of value reporting the value of each Share based upon an estimated amount (as determined by the Company) they would receive if the Company's Properties were sold as of the close of the Company's fiscal year and if such proceeds (without reduction for selling expenses), together with the other funds of the Company, were distributed in liquidation of the Company; provided, however, the Net Asset Value of each Share will be deemed to be $10 for the first three years following the termination of this Offering. This annual valuation may be revised by the Company from time to time. There can be no assurance that: (i) such value could actually be realized by the Company or by Stockholders upon liquidation (in part because estimates of value do not necessarily indicate the price at which assets could be sold, and because no attempt will be made to estimate the expenses of selling any asset of the Company); (ii) Stockholders could realize such value if they were to attempt to sell their Shares; or (iii) such value would comply with the ERISA requirements. Should the Shares become listed for trading on a national stock exchange or included for quotation on a national market system, the Company will no longer provide such valuations.

29702: 29703:

CONFLICTS OF INTEREST

29704: 29705:

    The Company is subject to various conflicts of interest arising out of its relationship with the Sponsor, the Advisor or its Affiliates. All agreements and arrangements, including those relating to compensation, between the Company and the Advisor and its Affiliates are not the result of arm's-length negotiations. The limitations on the Advisor described below have been adopted to control when the Company enters into transactions with the Advisor and its Affiliates. With respect to the conflicts of interest described herein, the Advisor and its Affiliates will endeavor to balance the interests of the Company with the interests of the Advisor and its Affiliates in making any determination. However, to the extent that the Advisor or its Affiliates take actions that are more favorable to other entities than to the Company, such actions could have a negative impact on the Company's financial performance and, consequently, on Distributions to Stockholders. These conflicts of interest are not listed in any order of priority.

29706: 29707:

    1. COMPETITION FOR THE TIME AND SERVICE OF THE ADVISOR AND ITS AFFILIATES. The Company relies on the Advisor and its Affiliates for the daily operation of the Company and the management of its assets. Personnel of the Advisor and Affiliates of the Advisor have conflicts of interest in allocating management time, services and functions among various existing real estate investment programs and any future real estate investment programs or other entities which they may organize or serve, as well as other business ventures in which they are involved. The Advisor and its Affiliates believe they have sufficient staff to be fully capable of discharging their responsibilities in connection with various real estate programs and other business ventures.

29708: 29709:

    The Company believes that the compensation payable to the Advisor and its Affiliates pursuant to the Advisory Agreement and the Management Agreement is on terms no less favorable to the Company than those customary for similar services performed by independent firms in the relevant geographic area. See "Compensation Table" and "Management--The Advisory Agreement" and "--The Management Agent and the Management Agreement."

29710: 29711:

29712: 29713:

    2. PROCESS FOR RESOLVING CONFLICTING INVESTMENT OPPORTUNITIES. Affiliates of the Advisor and Inland have sponsored publicly and privately offered entities and may in the future sponsor publicly and privately offered REITs or other entities which may have investment objectives very similar to the Company's. The Advisor and its Affiliates could, therefore, be subject to conflicts of interest between the Company and other real estate investment programs in connection with the acquisition of properties. To the extent possible, the resolution of conflicting investment opportunities between the Company and other investment entities advised or managed by the Advisor and its Affiliates will, as a general rule, be resolved by giving priority to the investment entity whose primary geographic area of investment is the area where the prospective Property is located.

29714: 29715:

    An agreement (the "Property Acquisition Service Agreement") among the Company, the Advisor, IREC (another REIT sponsored by IREIC), Inland Real Estate Advisory Services, Inc. ("IREAS," the advisor to IREC), and Inland Real Estate Acquisitions, Inc. ("IREA," one of the Inland Affiliated Companies), has been entered into to resolve these conflicting opportunities. Subject to the exception described below, the Property Acquisition Service Agreement grants the Company the first opportunity to purchase a prospective Property in the Company's Primary Geographical Area of Investment placed under contract by IREA, the Advisor or the Affiliates of the Advisor, provided the Company is able to close the purchase of the prospective Property within 60 days. Similarly, IREC is granted the first opportunity to purchase a prospective Property in its primary geographic area of investment (a 400 mile radius of TIGI's headquarters in Oak Brook, Illinois), provided it is able to close the purchase of the prospective Property within 60 days. However, if the prospective Property is located in both the Company's and IREC's primary geographic area of investment, and both the Company and IREC have funds available to make the purchase, the prospective Property will first be offered to IREC. If IREC does not purchase the prospective Property, it will then be offered to the Company.

29716: 29717:

    If (i) the prospective Property is outside the primary geographic area of investment of both the Company and IREC, (ii) the Company, IREC and any other real estate investment program sponsored by IREIC have funds available to make the purchase, and (iii) the prospective Property meets each of their respective acquisition criteria, then the prospective Property will (x) first be offered to IREC, (y) if IREC does not purchase the prospective Property, it will then be offered to the Company, and (z) if the Company does not purchase the prospective Property, it will then be offered to such other real estate investment program.

29718: 29719:

    Other factors which may be considered in connection with evaluating the suitability of the prospective Property for investment by a particular entity include: (i) the effect of the acquisition on the diversification of each entity's portfolio; (ii) the amount of funds available for investment; (iii) cash flow; and (iv) the estimated income tax effects of the purchase and subsequent disposition.

29720: 29721:

    The Company has been informed that IREC is not currently offering any of its securities having completed its last offering of securities as of December 31, 1998, and expects to have all of its anticipated funds available for investment from its last offering of securities fully invested by September 1999. Accordingly, material conflicting investment opportunities between IREC and the Company are not currently expected after that date. In addition, the Company plans to initially focus its purchase of Retail Centers in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina, which is outside IREC's primary geographic area of investment. However, if any conflicts do arise, they will be resolved as provided in the Property Acquisition Service Agreement.

29722: 29723:

    The Independent Directors must, by a majority vote, approve all actions by the Advisor or its Affiliates which present potential conflicts with the Company. See "Management--The Advisory Agreement."

29724: 29725:

    The Company believes that these factors, together with the obligations of the Advisor and the Affiliates to present the Company with any investment opportunity which could be suitable for the Company, will help to lessen the competition or conflicts with respect to the purchase of Properties by other entities and the Company.

29726: 29727:

29728:

29729:

29730: 29731:

29732:

    3. ACQUISITION FROM AFFILIATES. The Company intends to acquire all of its Initial Properties from the Initial Property Sellers (who are Affiliates of TIGI) and may acquire other Properties from Affiliates. The purchase prices for the Initial Properties were not, and the purchase prices of such other Properties which may be purchased from Affiliates will not be, the subject of arm's-length negotiations. Such acquisitions may be on terms less favorable to the Company than arm's length transactions and may result in concessions as to price or otherwise which may be less advantageous to the Company than an arm's length transaction. However, the Articles provide that the purchase price of any Property acquired from an Affiliate: (i) may not exceed its fair market value as determined by a competent independent appraiser who is a member in good standing of the Appraisal Institute; and (ii) must be approved by a majority of the Directors (including a majority of the Independent Directors) not interested in the transaction as being fair and reasonable to the Company and at a price to the Company no greater than the cost of the asset to such Affiliate, or if the price to the Company is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. A majority of the Directors (including a majority of the then Independent Directors) approved the acquisition of the Initial Properties; however, there can be no assurance that the prices to be paid to the Affiliates will not exceed those which would have been paid by an unaffiliated purchaser.

29733: 29734:

    4. THE COMPANY MAY PURCHASE PROPERTIES FROM PERSONS WITH WHOM AFFILIATES OF THE ADVISOR HAVE PRIOR BUSINESS RELATIONSHIPS. The Company may purchase Properties from third parties who have sold Properties in the past or who may sell Properties in the future to the Advisor or its Affiliates. In the event the Company purchases Properties from these third parties, the Advisor will experience a conflict between the current interests of the Company and its interests in preserving any ongoing business relationship. Nevertheless, the Advisor will not consummate purchases in a manner which would cause it to breach its fiduciary obligations to the Company. See "Management."

29735: 29736:

    5. PROPERTY MANAGEMENT SERVICES ARE BEING RENDERED BY AN ENTITY OWNED PRINCIPALLY BY INDIVIDUALS WHO ARE AFFILIATES OF INLAND. The Management Agent, which is owned principally by individuals who are Affiliates of Inland, provides property management services to the Company on a competitive basis in a manner consistent with customary business practices. See "Compensation Table--Nonsubordinated Payments-- Operational Stage." The Advisor and the Management Agent believe that the Management Agent has sufficient personnel and other required resources to discharge all responsibilities to the Company. Pursuant to the property management services agreement between the Company and the Management Agent (the "Management Agreement"), the Company pays the Management Agent a monthly management fee of no greater than 90% of the fee which would be payable to an unrelated party providing such services, which fee shall initially be 4.5% of gross income for the month for which the payment is made. There will be a separate Management Agreement for each Property for an initial term ending as of December 31 in the year in which the Property is acquired, and each Management Agreement will be subject to three successive three-year renewals unless, 30 days prior to the expiration of the initial or renewed term of the agreement, the Management Agent notifies the Company in writing that it elects to terminate the agreement. The Company's right to terminate will be limited so that the Management Agreement will be terminable by the Company only in the event of gross negligence, willful misconduct or deliberate malfeasance on the part of the Management Agent. Such termination by the Company shall become effective 30 days following delivery of proper notice thereof. The Management Agent may, in certain instances, subcontract the required property management services for an amount that may be less than the fee provided for in the Management Agreement. See "Management--The Management Agent and the Management Agreement."

29737: 29738:

    6. RECEIPT OF COMMISSIONS, FEES AND OTHER COMPENSATION BY THE ADVISOR AND ITS AFFILIATES. The Advisor and its Affiliates will receive the compensation described in the "Compensation Table." Certain compensation is payable notwithstanding the lack of cash available to make Distributions to the Stockholders.

29739: 29740:

29741:

29742: 29743:

To that extent, the Advisor and its Affiliates benefit from the Company's retaining ownership of its Properties and leveraging its Properties, while Stockholders may be better served by sale or disposition or not incurring indebtedness secured by the Properties. Furthermore, the receipt and retention of certain fees and reimbursements is dependent upon the Company continuing to invest in Properties. Therefore, the interest of the Advisor and its Affiliates in receiving such fees may conflict with the interest of the Stockholders in earning income on their investment in Shares. The Advisor and its Affiliates recognize that they have a fiduciary duty to the Company and the Stockholders, and have represented to the Company that their actions and decisions will be made in the manner most favorable to the Company and its Stockholders, so as not to breach their respective fiduciary duties. See also "Risk Factors--Company Risks--Dilution" regarding issuance of Soliciting Dealer Warrants to the Dealer Manager.

29744: 29745:

    7. NON-ARM'S-LENGTH AGREEMENTS. The agreements and arrangements, including those relating to compensation, between the Company and the Advisor or any of its Affiliates are not the result of arm's-length negotiations, but the Company believes that these agreements and arrangements approximate the terms of arm's-length transactions.

29746: 29747:

    While the Company does not make loans to the Advisor or its Affiliates, the Company may borrow money from the Advisor or its Affiliates for various purposes including funding working capital requirements, but only on terms as to interest rate, security, fees and other charges at least as favorable to the Company as determined by a majority of the Directors (including a majority of the Independent Directors) as those charged by unaffiliated lending institutions in the same locality on comparable loans for the same purpose. Any money borrowed from an Affiliate is expected to be repaid within 90 days.

29748: 29749:

    The Advisor and its Affiliates may provide services to, and otherwise deal or do business with, persons who deal with the Company, although there are no present arrangements with respect to any such services. However, no rebates or "give-ups" may be received by the Advisor or its Affiliates, nor may the Advisor or any such Affiliates participate in any reciprocal business arrangements which would have the effect of circumventing any provision of the Advisory Agreement.

29750: 29751:

    8. THE COMPANY AND THE ADVISOR HAVE THE SAME LEGAL COUNSEL. Wildman, Harrold, Allen & Dixon ("Counsel") serves as general legal counsel to the Company, as well as to the Advisor. Wildman, Harrold, Allen & Dixon is not acting as legal counsel for the Stockholders or any potential investor. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession in effect in Illinois, Counsel may be precluded from representing any one or all of these parties. If any situation arises in which the interests of the Company appear to be in conflict with those of the Advisor or its Affiliates, additional counsel may be retained by one or more of the parties to assure adequate protection of their respective interests.

29752: 29753:

    9. INLAND SECURITIES CORPORATION IS PARTICIPATING AS DEALER MANAGER IN THE SALE OF THE SHARES. Inland Securities Corporation, a securities dealer and one of the TIGI Affiliated Companies, is the Dealer Manager of the Offering and is entitled to selling commissions, a Marketing Contribution, a Due Diligence Expense Allowance, and Soliciting Dealer Warrants, some or all of which may be retained or reallowed to Soliciting Dealers. See "Risk Factors--Company Risks--Dilution," "Compensation Table--Nonsubordinated Payments--For and in Connection With the Offering" and "Plan of Distribution--Compensation" regarding such compensation and allowances and the issuance of the Soliciting Dealer Warrants to the Dealer Manager. The Dealer Manager may be subject to a conflict of interest, which may arise out of its participation in the Offering and its affiliation with the Advisor, in performing its "due diligence" obligations which arise under the Act. However, the Dealer Manager has informed the Company that it believes it has properly performed and will properly perform these "due diligence" activities. Further, the Dealer Manager is currently serving as the dealer manager for IREC's offering of its shares of common stock.

29754: 29755:

    10. THE ADVISOR MAY HAVE CONFLICTING FIDUCIARY OBLIGATIONS IN THE EVENT THE COMPANY ACQUIRES PROPERTIES WITH AFFILIATES. The Advisor may cause the Company to acquire an interest in a Property through a joint

29756: 29757:

29758: 29759:

venture with an Affiliate of the Advisor. In such instance, the Advisor will have a fiduciary duty to both the Company and the Affiliate participating in the joint venture. In order to minimize the conflict between these fiduciary duties, the Advisory Agreement provides guidelines for investments in joint ventures with Affiliates. In addition, the Articles require a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction to determine that the transaction is fair and reasonable to the Company and is on terms and conditions no less favorable than from unaffiliated third parties to the Company entering into the venture. See "Investment Objectives and Policies--Joint Ventures."

29760: 29761:

    11. THE BUSINESS OF THE ADVISOR AND THE MANAGEMENT AGENT MAY BE ACQUIRED BY THE COMPANY WITHOUT FURTHER ACTION BY THE COMPANY'S STOCKHOLDERS. During the term of the Company's agreements with the Advisor and the Management Agent, the Company has the option to cause the business conducted by the Advisor and/or the Management Agent (including all of their assets) to be acquired by or consolidated into the Company, without any consent of the Stockholders, the Advisor or the Management Agent or their respective Board of Directors or shareholders. The Company may elect to exercise such right at any time after three years from the date of this Prospectus. The Company's decision to exercise such right will be determined by a vote of a majority of the Directors not otherwise interested in the transaction (including a majority of the Independent Directors). The Advisor and the Management Agent and/or their respective shareholders will receive in connection with such an acquisition and in exchange for the transfer of all of the stock or assets of the Advisor and/or the Management Agent, as the case may be, and for terminating their contractual relationships with the Company and the release or waiver of all their fees payable under the provisions of those contractual arrangements until their stated termination, but not paid, a determinable number of Shares. The Company will be obligated to pay any fees accrued under such contractual arrangements for services rendered through the closing of such acquisitions. See "Management--The Advisory Agreement" for an explanation of how such number of Shares will be determined. In the event such an acquisition transaction is structured as a purchase of assets by the Company or a share exchange in which the Company is the acquiring corporation, the Company's Articles and the MGCL permit the Company to enter into and to consummate such a transaction without obtaining the approval of the Stockholders. The Company does not presently intend to seek such Stockholder approval if it is not then required by the MGCL or the Articles. Any such transaction will occur, if at all, only if the Board obtains a fairness opinion from a recognized financial advisor or institution providing valuation services to the effect that the consideration to be paid therefor is fair, from a financial point of view, to the Stockholders.

29762: 29763:

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

29764:

29765: 29766:

29767:

29768:

29769:

29770:

29771:

29772:

29773:

29774:

29775:

29776:

29777:

29778:

29779:

29780:

29781:

29782:

29783:

29784:

29785:

29786:

29787:

COMPENSATION TABLE

29788: 29789:

    The compensation arrangements between the Company and the Advisor and its Affiliates (being TIGI Affiliated Companies) were not determined by arm's-length negotiations. See "Conflicts of Interest." The following table discloses the compensation which may be received by the Advisor and its Affiliates from the Company. In those instances in which there are maximum amounts or ceilings on the compensation which may be received by the Advisor and its Affiliates for services rendered to the Company, the Advisor and its Affiliates may not recover any excess amounts for those services by reclassifying such services under a different compensation or fee category. See "Conflicts of Interest--Receipt of Commissions, Fees and Other Compensation by the Advisor and its Affiliates" and "Management--The Advisory Agreement" and "--The Management Agent and the Management Agreement."

29790: 29791:

Nonsubordinated Payments

29792: 29793:

    The following aggregate amounts of compensation, allowances and fees payable to the Advisor and its Affiliates by the Company are not subordinated to the Current Return or Cumulative Return to the Stockholders.

29794: 29795: 29796: 29798: 29800: 29802: 29803: 29805: 29807: 29809: 29810: 29811: 29812: 29813: 29814: 29816: 29817: 29818: 29819: 29820: 29821: 29822: 29823: 29825: 29827: 29829: 29830: 29832: 29834: 29836: 29837: 29839: 29841: 29843: 29844: 29846: 29848: 29850: 29851: 29853: 29855: 29857: 29858: 29860: 29862: 29864: 29865: 29867: 29869: 29871: 29872: 29874: 29876: 29878: 29879: 29881: 29883: 29885: 29886: 29888: 29890: 29892: 29893: 29895: 29897: 29899: 29900: 29902: 29904: 29906: 29907: 29909: 29911: 29912: 29913: 29915: 29917: 29918: 29919: 29921: 29923: 29924: 29925: 29927: 29929: 29930: 29931: 29933: 29935: 29936: 29937: 29939: 29941: 29942: 29943: 29945: 29946: 29947: 29948: 29950: 29952: 29953: 29954: 29956: 29958: 29959: 29960: 29962: 29964: 29965: 29966: 29968: 29970: 29971: 29972: 29973: 29975: 29976: 29977: 29979: 29981: 29982: 29983: 29985: 29987: 29988: 29989: 29991: 29993: 29994: 29995: 29997: 29999: 30000: 30001: 30003: 30005: 30006: 30007: 30009: 30011: 30012: 30013:
29797:	29799:	29801: Estimated Maximum
29804: Type Of Compensation	29806: Method Of Compensation	29808: Dollar Amount

29815: For And In Connection With The Offering:

29824: Selling Commissions (payable to the	29826: Except for Special Sales (which are	29828: The actual amount depends
29831: Dealer Manager and Soliciting	29833: defined in the following paragraph, the	29835: upon the number of Shares
29838: Dealers)	29840: Dealer Manager will receive $0.70 per	29842: sold. If only the Minimum
29845:	29847: Share for each of the 50,000,000 Shares	29849: Offering is sold and there
29852:	29854: sold on the best efforts basis and, under	29856: are no Special Sales, a total
29859:	29861: certain circumstances, one Soliciting	29863: of $140,000 in selling
29866:	29868: Dealer Warrant for each 25 Shares sold,	29870: commissions will be paid. A
29873:	29875: provided that the Company will not	29877: total of $35,000,000 in
29880:	29882: issue more than 2,000,000 Soliciting	29884: selling commissions will be
29887:	29889: Dealer Warrants. If only the Minimum	29891: paid if the Maximum Offering
29894:	29896: Offering is sold, the Company will not	29898: is sold and there are no
29901:	29903: issue more than 8,000 Soliciting Dealer	29905: Special Sales.
29908:	29910: Warrants. The Dealer Manager will
29914:	29916: reallow the selling commissions and,
29920:	29922: subject to applicable federal and
29926:	29928: state securities laws, the Soliciting
29932:	29934: Dealer Warrants, to Soliciting
29938:	29940: Dealers for each Share they sell.
29944:
29949:	29951: No selling commissions will be
29955:	29957: payable (i) for the sale of Shares,
29961:	29963: in connection with the performance
29967:	29969: of services, to employees, Directors
29974: and associates of the Company and
29978:	29980: its Affiliates, the Advisor, Affiliates
29984:	29986: of the Advisor, the Dealer-Manager
29990:	29992: or their respective officers and
29996:	29998: employees and certain of their
30002:	30004: Affiliates, (ii) for Shares purchased
30008:	30010: under
30014: 30015: 30016:

30017: 30018:

 30019: 30020: 30022: 30024: 30026: 30027: 30029: 30031: 30033: 30034: 30035: 30036: 30037: 30038: 30040: 30042: 30043: 30044: 30045: 30046: 30047: 30048: 30050: 30052: 30054: 30055: 30057: 30059: 30061: 30062: 30064: 30066: 30068: 30069: 30071: 30073: 30075: 30076: 30078: 30080: 30082: 30083: 30085: 30087: 30089: 30090: 30092: 30094: 30096: 30097: 30099: 30101: 30103: 30104: 30106: 30108: 30110: 30111: 30113: 30115: 30117: 30118: 30120: 30122: 30124: 30125: 30127: 30129: 30131: 30132: 30134: 30136: 30138: 30139: 30141: 30143: 30145: 30146: 30148: 30150: 30152: 30153: 30155: 30157: 30158: 30159:
30021:	30023:	30025: Estimated Maximum
30028: Type Of Compensation	30030: Method Of Compensation	30032: Dollar Amount

30039:	30041:

the DRP, because those Shares will be purchased at a reduced price to reflect decreased administrative costs; (iii) in connection with the issuance of the Soliciting Dealer Warrants or the Shares issuable upon exercise thereof; (iv) for the sale of Shares to one or more of the Soliciting Dealers and to their respective officers and employees and certain of their respective affiliates who request and are entitled to purchase Shares net of selling commissions; (v) for the sale of Shares to certain investors whose contracts for investment advisory and related brokerage services include a fixed or "wrap" fee feature; or (vi) for Shares credited to an investor as a result of a volume discount; and, reduced selling commissions will be payable with respect to sales of Shares which are entitled to volume discounts, all of which transactions are collectively referred to as the "Special Sales." (1)

30049: Marketing Contribution and	30051: An amount equal to 2% of the	30053: The actual amount depends
30056: Due Diligence Expense	30058: Gross Offering Proceeds will	30060: upon the number of Shares
30063: Allowance (payable to the	30065: be paid to the Dealer	30067: sold. If only the Minimum
30070: Dealer Manager and Soliciting	30072: Manager, all or some portion	30074: Offering is sold and there
30077: Dealers)	30079: of which may be reallowed to	30081: are no Special Sales, a total
30084:	30086: Soliciting Dealers, in lieu	30088: of $50,000 will be paid for
30091:	30093: of reimbursement of specific	30095: the Marketing Contribution
30098:	30100: expenses associated with	30102: and the Due Diligence Expense
30105:	30107: marketing (collectively, the	30109: Allowance. A total of
30112:	30114: "Marketing Contribution"). An	30116: $12,500,000 will be paid for
30119:	30121: additional 0.5% of the Gross	30123: the Marketing Contribution
30126:	30128: Offering Proceeds may be paid	30130: and the Due Diligence Expense
30133:	30135: to the Dealer Manager, which	30137: Allowance if the Maximum
30140:	30142: may be reallowed to the	30144: Offering is sold and there
30147:	30149: Soliciting Dealers, for bona fide	30151: are no Special Sales.
30154:	30156:

due diligence expenses (the "Due Diligence Expense Allowance"). The Marketing Contribution and Due Diligence Expense Allowance will not be payable in connection with any Special Sales except those described in clauses (iv),

30160: 30161: 30162:

30163:

30164:

30165: 30166:

 30167: 30168: 30169: 30171: 30173: 30174: 30176: 30178: 30180: 30181: 30182: 30183: 30184: 30185: 30186: 30188: 30189: 30190: 30191: 30192: 30193: 30194: 30196: 30198: 30200: 30201: 30203: 30205: 30207: 30208: 30210: 30212: 30214: 30215: 30216: 30218: 30220: 30221: 30222: 30224: 30226: 30227: 30228: 30230: 30232: 30233: 30234: 30236: 30238: 30239: 30240: 30242: 30244: 30245: 30246: 30248: 30250: 30251: 30252: 30254: 30256: 30257: 30258: 30260: 30262: 30263: 30264: 30266: 30268: 30269: 30270: 30272: 30274: 30275: 30276: 30278: 30280: 30281: 30282: 30284: 30286: 30287: 30288: 30290: 30292: 30293: 30294: 30296: 30298: 30299: 30300: 30302: 30304: 30305: 30306: 30308: 30310: 30311: 30312: 30314: 30316: 30317: 30318: 30320: 30322: 30323: 30324: 30326: 30328: 30329: 30330: 30332: 30334: 30335: 30336: 30338: 30340: 30341: 30342: 30344: 30346: 30347: 30348: 30350: 30352: 30353: 30354: 30355: 30357: 30358: 30359: 30360: 30362: 30363: 30364: 30365: 30366: 30367: 30369: 30370: 30371: 30372: 30373: 30374: 30375: 30376: 30378: 30380: 30382: 30383: 30385: 30387: 30389: 30390: 30392: 30394: 30396: 30397: 30399: 30401: 30403: 30404: 30406: 30408: 30410: 30411: 30413: 30415: 30417: 30418: 30420: 30422: 30424: 30425: 30427: 30429: 30431: 30432: 30434: 30436: 30438: 30439: 30441: 30443: 30445: 30446: 30448: 30449: 30451: 30452: 30453: 30454: 30456: 30457:
	30170:	30172: Estimated Maximum
30175: Type Of Compensation	30177: Method Of Compensation	30179: Dollar Amount

30187: (v) and (vi) in the preceding paragraph and those receiving volume discounts.

30195: Reimbursable Expenses	30197: IREIC, one of the Inland Affiliated	30199: Reimbursable Expenses of
30202: (payable to the Advisor and	30204: Companies, has advanced Organization	30206: approximately $598,000 have
30209: its Affiliates)	30211: and Offering Expenses for the Company	30213: been advanced by IREIC
	30217: and will be reimbursed for actual costs	30219: through November 30, 1998 in
	30223: incurred in connection with the Offering	30225: connection with the Offering
	30229: on behalf of the Company, including	30231: (for Organization and
	30235: legal and accounting fees, registration	30237: Offering Expenses, but
	30241: and filing fees, printing costs and selling	30243: excluding selling commissions
	30247: expenses. However if the aggregate of	30249: and the Marketing Contribution
	30253: all Organization and Offering Expenses,	30255: and Due Diligence Expense
	30259: including selling commissions and the	30261: Allowance). If only the Minimum
	30265: Marketing Contribution and Due	30267: Offering is sold, a total of
	30271: Diligence Expense Allowance, exceeds	30273: $110,000 will be paid to IREIC in
	30277: 15% of the Gross Offering Proceeds, or	30279: reimbursement for Organization
	30283: if the aggregate of all Organization and	30285: and Offering Expenses advanced.
	30289: Offering Expenses excluding the selling	30291: It is estimated that approximately
	30295: expenses, exceeds 5.5% of the Gross	30297: $14,000,000 of Organization
	30301: Offering Proceeds, the Advisor or its	30303: and Offering Expenses (excluding
	30307: Affiliates will promptly pay such excess	30309: selling commissions and the
	30313: expenses and the Company will have no	30315: Marketing Contribution and Due
	30319: liability for such expenses at any time	30321: Diligence Expense Allowance)
	30325: thereafter. Furthermore, in the event that	30327: will be incurred if the Maximum
	30331: the Minimum Offering is not sold, then	30333: Offering is sold. In the event the
	30337: no portion of the proceeds of the	30339: Offering is not successful, then
	30343: Offering will be used to reimburse IREIC	30345: IREIC shall be solely responsible
	30349: for Organization and Offering Expenses.	30351: for the Organization and Offering
30356: Expenses to the extent it has not
30361: been reimbursed.

30368: Acquisition Stage:

30377: Acquisition Expenses for the costs	30379: An amount, for the expenses associated	30381: If only the Minimum Offering is
30384: and expenses of the acquisition of	30386: with Property acquisitions, estimated	30388: sold, Acquisition Expenses will
30391: Properties including surveys,	30393: to be in an aggregate amount up	30395: not exceed $10,000. If the
30398: appraisals, title insurance and escrow	30400: to 0.5% if (i) the Gross Offering	30402: Maximum Offering is sold and all
30405: fees, legal and accounting fees and	30407: Proceeds, (ii) the gross proceeds from the	30409: of the 4,000,000 Shares pursuant
30412: expenses, computer use related	30414: sale of up to 4,000,000 Shares pursuant t	30416: to the DRP are sold, and all of the
30419: expenses, architectural and	30421: to the DRP and (iii) the gross proceeds	30423: 2,000,000 Soliciting Dealer
30426: engineering reports, environmental	30428: from the issuance and exercise of	30430: Warrants are issued and exercised,
30433: and asbestos audits, travel and	30435: the 2,000,000 Soliciting	30437: Acquisition Expenses may not
30440: communication expenses and other	30442: Dealer Warrants. (2)	30444: exceed $2,810,000, however, the
30447: related expenses (payable to the		30450: the actual amounts cannot be
30455: determined at the present time. See
30458: 30459: 30460:

30461:

30462: 30463:

 30464: 30465: 30466: 30468: 30470: 30471: 30473: 30475: 30477: 30478: 30479: 30480: 30481: 30482: 30484: 30486: 30488: 30489: 30491: 30493: 30495: 30496: 30498: 30500: 30501: 30502: 30504: 30506: 30507: 30508: 30510: 30511: 30512: 30513: 30514: 30515: 30516: 30517: 30519: 30520: 30521: 30522: 30523: 30524: 30525: 30526: 30528: 30530: 30532: 30533: 30535: 30537: 30539: 30540: 30542: 30544: 30546: 30547: 30548: 30550: 30552: 30553: 30554: 30556: 30557: 30558: 30559: 30561: 30562: 30563: 30564: 30565: 30566: 30567: 30569: 30571: 30573: 30574: 30576: 30578: 30580: 30581: 30582: 30584: 30586: 30587: 30588: 30590: 30592: 30593: 30594: 30596: 30598: 30599: 30600: 30602: 30603: 30604: 30605: 30607: 30608: 30609: 30610: 30611: 30612: 30613: 30614: 30616: 30617: 30618:
	30467:	30469: Estimated Maximum
30472: Type Of Compensation	30474: Method Of Compensation	30476: Dollar Amount

30483: Advisor and its Affiliates).	30485: The Acquisition Expense for	30487: note (4) to the table under
30490: See the Glossary for a more	30492: any particular Property will	30494: "Estimated Use of Proceeds."
30497: complete explanation of what	30499: not exceed 6% of the purchase
30503: are included as Acquisition	30505: price of any single Property.
30509: Expenses.

30518: Operational Stage (3):

30527: Property Management Fee	30529: A Property Management Fee equal to not	30531: The actual amounts are dependent
30534: (payable to the Management	30536: more than 90% of the fee which would be	30538: upon results of operations and,
30541: Agent)	30543: payable to an unrelated party providing	30545: therefore, cannot be determined at
	30549: such services, which fee shall initially be	30551: the present time.
30555: 4.5% of the gross revenues from the
30560:

Properties, will be paid monthly to Inland Southeast Property Management Corp. (the "Management Agent"), which is owned principally by individuals who are Affiliates of Inland, in exchange for the Management Agent's services in connection with the rental, leasing, operation and management of the Properties. The Management Agent may in certain instances sub-contract its duties for a fee that may be less than the fee provided for in the Management Agreement. (4)

30568: Compensation for Other Property-	30570: An Affiliate of the Advisor will provide	30572: The actual amounts are depen-
30575: Level Services	30577: loan servicing services to the Company,	30579: dent upon the amount of loans
	30583: for which it will be paid fees, payable	30585: serviced and results of operations,
	30589: monthly, that for each full year will be	30591: and, therefore, cannot be
	30595: equal to no more than .08% of the	30597: determined at the present time.
30601: aggregate principal amount of the loans
30606: it is servicing for the Company during that year, up to the first $100 million in aggregate principal loan balances and a lesser percentage on a sliding scale basis thereafter.

30615:

In addition, the Affiliates of the Advisor may, from time to time, provide other property-level services to the Company, such as sales brokerage, construction management, loan origination, property tax reduction, and risk management services. Affiliates of the Advisor will provide such

30619: 30620: 30621:

30622:

30623: 30624:

 30625: 30626: 30628: 30630: 30632: 30633: 30635: 30637: 30639: 30640: 30641: 30642: 30643: 30644: 30646: 30648: 30649: 30650: 30651: 30652: 30653: 30654: 30656: 30658: 30660: 30661: 30663: 30665: 30667: 30668: 30669: 30671: 30673: 30674: 30676: 30677: 30679: 30680: 30682: 30684: 30685: 30686: 30687: 30688: 30689: 30690: 30692: 30693: 30694: 30695: 30696: 30697: 30698: 30699: 30701: 30703: 30705: 30706: 30708: 30710: 30712: 30713: 30715: 30717: 30719: 30720: 30722: 30724: 30726: 30727: 30729: 30731: 30733: 30734: 30736: 30738: 30740: 30741: 30743: 30745: 30746: 30747:
30627:	30629:	30631: Estimated Maximum
30634: Type Of Compensation	30636: Method Of Compensation	30638: Dollar Amount

30645:	30647:

services and will receive compensation therefor from the Company only if the parties agree upon the scope of such services. Any such compensation for these agreed upon services will not exceed 90% of that which would be paid to third parties for any such services and all such compensation must be approved by a majority of the Independent Directors. See "Management-- Other Services."

30655: Reimbursable Expenses (payable to	30657: Certain expenses of the Advisor and its	30659: The actual amounts are dependent
30662: the Advisor and its Affiliates	30664: its Affiliates will be reimbursed by the	30666: upon results of operations and,
	30670: Company. (5) (6)	30672: therefore, cannot be determined at
30675:		30678: the present time.
30681:	30683:

30691: Liquidation Stage:

30700: Property Disposition Fee	30702: A Property Disposition Fee, payable	30704: The actual amounts to be
30707: (payable to the Advisor and	30709: upon the sale of each of the Company's	30711: received depend upon the sale
30714: its Affiliates)	30716: Properties, may be paid to the Advisor	30718: price of Company Properties
30721:	30723: and its Affiliates in an amount equal to	30725: and, therefore, cannot be
30728:	30730: the lesser of (i) 3% of the contract sales	30732: determined at the present
30735:	30737: price of the Property, or (ii) 50% of the	30739: time.
30742:	30744:

commission which would be payable to a third party which is reasonable, customary and competitive in light of the size, type and location of such Property ("Competitive Real Estate Commission"). The amount paid, when added to the sums paid to unaffiliated parties, shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to 6% of the contracted for sales price. Payment of such fees shall be made only if the Advisor provides a substantial amount of services in connection with the sale of the Property. See "Management--The Advisory Agreement." (4)

30748: 30749: 30750:

30751:

30752: 30753:

Subordinated Payments

30754: 30755:

    The following additional fees payable to the Advisor by the Company will be payable only after specified returns have been paid to the Stockholders as set forth below:

30756: 30757:

 30758: 30759: 30761: 30763: 30765: 30766: 30768: 30770: 30772: 30773: 30774: 30775: 30776: 30777: 30779: 30780: 30781: 30782: 30783: 30784: 30785: 30786: 30788: 30790: 30792: 30793: 30795: 30797: 30799: 30800: 30802: 30804: 30806: 30807: 30809: 30811: 30813: 30814: 30816: 30818: 30820: 30821: 30823: 30825: 30826: 30827:
30760:	30762:	30764: Estimated Maximum
30767: Type Of Compensation	30769: Method Of Compensation	30771: Dollar Amount

30778: Operational Stage (3):

30787: Advisor Asset Management Fee	30789: An Advisor Asset Management Fee	30791: The actual amounts are depen-
30794: (payable to the Advisor)	30796: of not more than 1% of the Average	30798: dent upon results of
30801:	30803: Invested Assets will be paid to the	30805: operations and, therefore,
30808:	30810: Advisor. The fee will be payable	30812: cannot be determined at the
30815:	30817: quarterly in an amount equal to 1/4 of	30819: present time.
30822:	30824:

1% of the Average Invested Assets of the Company, as of the last day of the immediately preceding quarter, pursuant to the Advisory Agreement. For any year in which the Company qualifies as a REIT, the Advisor must reimburse the Company for (i) the amounts, if any, by which the Company's Total Operating Expenses (Advisor Asset Management Fee plus Other Operating Expenses) paid during the previous calendar year exceed the greater of (a) 2% of the Company's Average Invested Assets for that calendar year or (b) 25% of the Company's Net Income for that calendar year; plus (ii) an amount (subject however, to such amount not exceeding the amount of the Advisor Asset Management Fee for that year) equal to any deficit between the total amount of Distributions to Stockholders for that year and the Current Return. Excluded from the definition of "Total Operating Expenses" are such items as Organization and Offering Expenses, interest, taxes, non-cash expenditures, the Incentive Advisory Fee and Acquisition Expenses. See "Management-- The Advisory Agreement" for an explanation of circumstances where the excess specified in clause (i) of the preceding sentence may not need to be reimbursed.

30828: 30829: 30830:

30831: 30832:

 30833: 30834: 30836: 30838: 30840: 30841: 30843: 30845: 30847: 30848: 30849: 30850: 30851: 30852: 30854: 30855: 30856: 30857: 30858: 30859: 30860: 30861: 30863: 30865: 30867: 30868: 30870: 30872: 30874: 30875: 30877: 30879: 30881: 30882: 30884: 30886: 30888: 30889: 30891: 30893: 30895: 30896: 30898: 30900: 30901: 30902: 30904: 30906: 30907: 30908:
30835:	30837:	30839: Estimated Maximum
30842: Type Of Compensation	30844: Method Of Compensation	30846: Dollar Amount

30853: Liquidation Stage (3):

30862: Incentive Advisory Fee (payable to	30864: After the Stockholders have first	30866: The actual amounts to be received
30869: the Advisor)	30871: received: (i) their 7% Cumulative Return,	30873: depend upon the sale price of
30876:	30878: and (ii) a return of their Invested Capital,	30880: Company Properties and,
30883:	30885: an Incentive Advisory Fee equal to 15%	30887: therefore, cannot be determined
30890:	30892: of net proceeds from the sale of a	30894: at the present time.
30897:	30899: Property will be paid to the Advisor.
30903:	30905: If the business conducted by the Advisor is acquired by or consolidated into the Company, the Incentive Advisory Fee shall terminate at that time. (4)
30909: 30910: 30911:

Compensation To Officers And Directors

30912: 30913:

    The following items of compensation are payable by the Company to officers and directors of the Company:

30914: 30915: 30916: 30918: 30920: 30922: 30923: 30925: 30927: 30929: 30930: 30931: 30932: 30933: 30934: 30936: 30938: 30940: 30941: 30943: 30945: 30947: 30948: 30949: 30950: 30951: 30952: 30954: 30956: 30958: 30959: 30960: 30962: 30964: 30965: 30966: 30968: 30970: 30971: 30972: 30974: 30976: 30977: 30978: 30980: 30982: 30983: 30984: 30985: 30987: 30988: 30989: 30990: 30992: 30993: 30994: 30995: 30997: 30998: 30999: 31000: 31001: 31002: 31004: 31006: 31008: 31009: 31011: 31013: 31015: 31016: 31018: 31020: 31021: 31022:
30917:	30919:	30921: Estimated Maximum
30924: Type Of Compensation	30926: Method Of Compensation	30928: Dollar Amount

30935: Salaries	30937: Only one officer will receive	30939: An annual salary of $35,000 will
30942:	30944: compensation for services as an officer.	30946: be paid.

30953: Director Fees	30955: Independent Directors will receive an	30957: There will be aggregate annual
	30961: annual fee of $1,000 and a fee of $250	30963: fees of $3,000 for the three
	30967: for attending each meeting of the Board	30969: Independent Directors, plus fees
	30973: or a Committee thereof. The Affiliated	30975: for attending meetings. The actual
	30979: Directors do not receive Director fees.	30981: amounts to be received for
30986: meetings depends upon the
30991: number of meetings and their
30996: attendance and, therefore, cannot be determined at the present time.

31003: Stock Options to Independent	31005: Pursuant to the Company's Independent	31007: This form of compensation is
31010: Directors	31012: Director Stock Option Plan, each	31014: not paid in cash.
31017:	31019:

Independent Director will receive (i) an initial grant of an option to purchase 3,000 Shares at a price of $9.05 per Share, upon becoming an Independent Director (subject to certain conditions); and (ii) each year on the date of the annual meeting of the Company's Stockholders, an additional grant of an option to purchase 500 Shares at an exercise price equal to the then fair market value per Share. For additional information on this option plan, see "Management--Independent Director Stock Option Plan".

31023: 31024:

31025: 31026:

31027:
  31028: 31029:
  Each Soliciting Dealer Warrant grants the holder a right to purchase one Share at a price of $12.00 per Share during the Exercise Period. No Soliciting Dealer Warrants will be exercisable until one year from the date of issuance. The exercise price of any unexercised Soliciting Dealer Warrants will be adjusted in the event the offering price of Shares pursuant to this Prospectus for this Offering is increased, which is not presently anticipated. The value attributable to the Soliciting Dealer Warrants is approximately $0.90 per Warrant or an aggregate of approximately $1,800,000, assuming the Maximum Offering of 50,000,000 Shares is fully subscribed and the maximum of 2,000,000 Soliciting Dealer Warrants are issued. See "Description of Securities--Soliciting Dealer Warrants" and "Plan of Distribution--Compensation Payable by the Company for the Sale of the Shares."
  31030: 31031:
  The total of all Acquisition Expenses paid by the Company in connection with the purchase of a Property by the Company may not exceed an amount equal to 6% of the amount actually paid or allocated to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Expenses (the "Contract Price for the Property"), unless a majority of the Directors (including a majority of the Independent Directors), not otherwise interested in the transaction, approve the transaction as being commercially competitive, fair and reasonable to the Company. Notwithstanding the foregoing, the total of all Acquisition Expenses paid by the Company in connection with the purchase of a Property by the Company from an Affiliate may not exceed 6% of the Contract Price for the Property. Acquisition Expenses will accrue and be paid on Properties purchased with the Gross Offering Proceeds, gross proceeds from Shares sold via the DRP pursuant to this Prospectus and gross proceeds received from the issuance and exercise of the Soliciting Dealer Warrants issued by the Company in connection with the Offering, as well as on the entire purchase price of all Properties including any acquisition financing related thereto.
  31032: 31033:
  The Advisor and its Affiliates assist the Company in determining the types of transactions entered into by the Company. The Advisor benefits, in the form of fees, by the Company retaining ownership of its Properties and leveraging its Properties, while Stockholders may be better served by the sale or disposition of the Properties or not incurring indebtedness secured by the Properties. Furthermore, the Advisor's ability to receive or retain certain fees and reimbursements is dependent upon the Company continuing to invest in Properties. Therefore, the interest of the Advisor in receiving such fees may conflict with the interest of the Stockholders to earn income on their investment in Shares and may result in the Company entering into transactions which may not be in the best interest of the Stockholders.
  31034: 31035:
  The business conducted by the Advisor and/or the Management Agent may be acquired by or consolidated into the Company and if either or both of such transactions occur, the Advisor and/or the Management Agent, as the case may be, and/or their respective shareholders, will receive in exchange for terminating their contractual relationship with the Company and the release and waiver of all their fees payable under the provisions of those contractual arrangements until their stated termination, but not paid, Shares in an amount determined in accordance with a prescribed formula. The Company will be obligated to pay any fees accrued under such contractual arrangements for services rendered through the closing of such acquisition. Upon consummation of any such transactions, the Advisory Agreement and/or the Management Agreement, as the case may be, would be terminated. See paragraph 11 under "Conflicts of Interest" and "Management--The Advisory Agreement" and "--The Management Agent and the Management Agreement."
  31036: 31037:
  (i) The Advisor and its Affiliates are reimbursed for: (a) the cost to the Advisor or its Affiliates of goods and services used for and by the Company and obtained from unaffiliated parties; and (b) administrative services related thereto. "Administrative services" include ministerial services such as typing, record keeping, preparing and disseminating Company reports, preparing and maintaining records regarding Stockholders, record keeping and administration of the DRP and Share Repurchase Programs, preparing and disseminating responses to Stockholder inquiries and other communications with Stockholders and any other record keeping required for the Company.
31038: 31039: 31040:

31041: 31042:

31043:
  31044: 31045:
  In extraordinary circumstances fully justified to the official or agency administering the state securities laws, the Advisor and its Affiliates may provide other goods and services to the Company if all of the following criteria are met: (a) the goods or services must be necessary to the prudent operation of the Company; (b) the compensation, price or fee must be equal to the lesser of 90% of the compensation, price or fee the Company would be required to pay to independent parties who are rendering comparable services or selling or leasing comparable goods on competitive terms in the same geographic location, or 90% of the compensation, price or fee charged by the Advisor or its Affiliates for rendering comparable services or selling or leasing comparable goods on competitive terms; and (c) if at least 95% of gross revenues attributable to the business of rendering such services or selling or leasing such goods are derived from persons other than Affiliates, the compensation, price or fee charged by an unaffiliated person who is rendering comparable services or selling or leasing comparable goods must be on competitive terms in the same geographic location. Extraordinary circumstances shall be presumed only when there is an emergency situation requiring immediate action by the Advisor or its Affiliates and the goods or services are not immediately available from unaffiliated parties. Services which may be performed in such extraordinary circumstances include emergency maintenance of Company properties, janitorial and other related services due to strikes or lock-outs, emergency tenant evictions and repair services which require immediate action, as well as operating and re-leasing properties with respect to which the leases are in default or have been terminated.
  31046: 31047:
  Permitted reimbursements include salaries and related salary expenses for non-supervisory services which could be performed directly for the Company by independent parties such as legal, accounting, transfer agent, data processing and duplication. The Advisor believes that its employees and the employees of its Affiliates who perform services for the Company for which reimbursement is allowed pursuant to clause (ii) above, or this clause (iii) will have the experience and educational background, in their respective fields of expertise, appropriate for the performance of such services.
  31048: 31049:
  The Total Operating Expenses of the Company (which are defined to mean generally the aggregate of expenses of every character paid or incurred as determined under GAAP, including Advisor Asset Management Fees, but excluding Organization and Offering Expenses, interest, taxes, non-cash expenditures, Incentive Advisory Fees and Acquisition Expenses) may not (in the absence of a satisfactory showing to the contrary) in any fiscal year exceed the greater of: (a) 2% of the Average Invested Assets; or (b) 25% of its Net Income for such year. The Independent Directors may, upon a finding of unusual and non-recurring factors which they deem sufficient, determine that a higher level of expenses is justified in any given year. There are certain additional restrictions on expenses that will be borne by the Company.
31050: 31051: 31052:
  31053: 31054:
  The compensation and reimbursements paid by the Company to the Advisor and its Affiliates shall be approved by a majority of the Directors (including a majority of the Independent Directors), as being fair and reasonable to the Company and not less favorable to the Company than would be available from an unaffiliated source.
31055: 31056:

31057:
31058:
31059:
31060:
31061:
31062:
31063:
31064:
31065:
31066:
31067:
31068:
31069:
31070:

31071:

31072:

31073:

ESTIMATED USE OF PROCEEDS

31074: 31075:

    The amounts set forth in the table below represent the Company's current estimates concerning the use of the Gross Offering Proceeds (as defined below), assuming that 200,000 Shares (the "Minimum Offering") and 54,000,000 Shares (the "Maximum Offering") are sold. All proceeds of the Offering will be held in escrow pending completion of the Minimum Offering, and will be used only for the purposes set forth below and will not be commingled with the accounts of the Advisor and its Affiliates. As of the date of this Prospectus, the Company (i) has rights to acquire three Initial Properties, all of which are Retail Centers (two Neighborhood Centers and one Community Center) and (ii) had approximately $200,000 (from the Advisor's Company Contribution) available for additional investments or other purposes. That $200,000 is not included in the table below. The Company estimates that, after establishing working capital reserves and providing for Acquisition Expenses, 83.5% in the case of the Minimum Offering, and 87.07% in the case of the Maximum Offering, of Gross Offering Proceeds will be contributed to the Operating Partnership and used to acquire Properties (including approximately $1.4 million in the case of the Minimum Offering, and $9.4 million in the case of the Maximum Offering, to acquire the Initial Properties and to retire in full the related Affiliates' Acquisition Debt). The Company estimates that, of all the selling commissions, Marketing Contribution and Due Diligence Expense Allowance and Organization and Offering Expenses, 11.35% in the case of the Minimum Offering and 8.56% in the case of the Maximum Offering, of the Gross Offering Proceeds will be utilized to pay selling commissions and due diligence expenses to unaffiliated third parties, and 3.65% in the case of the Minimum Offering, and 2.87% in the case of the Maximum Offering, of the Gross Offering Proceeds will be paid to the Advisor and its Affiliates to pay for all the Organization and Offering Expenses and a portion of the Marketing Contribution and Due Diligence Expense Allowance.

31076: 31077:

31078: 31080: 31082: 31083: 31085: 31087: 31088: 31090: 31092: 31093: 31095: 31097: 31099: 31101: 31103: 31104: 31105: 31106: 31107: 31108: 31109: 31110: 31112: 31114: 31116: 31118: 31120: 31121: 31122: 31123: 31124: 31125: 31126: 31127: 31129: 31130: 31131: 31132: 31133: 31134: 31136: 31138: 31140: 31142: 31144: 31145: 31147: 31149: 31151: 31153: 31155: 31156: 31158: 31160: 31162: 31164: 31166: 31167: 31168: 31169: 31170: 31171: 31172: 31173: 31175: 31177: 31179: 31181: 31183: 31184: 31185: 31186: 31187: 31188: 31189: 31190: 31192: 31194: 31196: 31198: 31200: 31201: 31202: 31203: 31204: 31205: 31206: 31207: 31209: 31211: 31213: 31215: 31217: 31218: 31220: 31222: 31224: 31226: 31228: 31229: 31230: 31231: 31232: 31233: 31234: 31235: 31237: 31239: 31241: 31243: 31245: 31246: 31247: 31249: 31251: 31253: 31255: 31256:
31079:	31081: Maximum Offering (Including Shares Sold Under The
31084: Minimum Offering	31086: Distribution Reinvestment
31089: 200,000 Shares(1)	31091: Program)(1)
31094:	31096: Amount	31098: Percent	31100: Amount	31102: Percent

31111: Gross Offering Proceeds(1):	31113: $2,000,000	31115: 100.0%	31117: $538,000,000	31119: 100.00%

31128: Less Expenses:
31135: Selling Commissions(2)	31137: 140,000	31139: 7.0%	31141: 35,000,000	31143: 6.51%
31146: Marketing Contribution and Due Diligence Expense Allowance(2)	31148: 50,000	31150: 2.5%	31152: 12,500,000	31154: 2.32%
31157: Organization and Offering Expenses(3)	31159: 110,000	31161: 5.5%	31163: 14,000,000	31165: 2.60%

31174: Total Public Offering Expenses	31176: 300,000	31178: 15.0%	31180: 61,500,000	31182: 11.43%

31191: Gross Amount Available for Investment	31193: 1,700,000	31195: 85.0%	31197: 476,500,000	31199: 88.57%

31208: Less: Acquisition Expenses(4)(5)	31210: 10,000	31212: 0.5%	31214: 2,690,000	31216: 0.50%
31219: Less: Working Capital Reserve(6)	31221: 20,000	31223: 1.0%	31225: 5,380,000	31227: 1.00%

31236: Net Cash Portion of Gross Offering Proceeds Available for the Purchase of Properties	31238: $1,670,000	31240: 83.5%	31242: $468,430,000	31244: 87.07%
	31248: ========	31250: ======	31252: =========	31254: =========
31257: 31258: 31259:

31260:

31261:

31262:

31263:

31264:

31265:
  31266: 31267:
  The amounts shown in this table represent the Company's current estimates of the uses of the Gross Offering Proceeds if (i) the Minimum Offering (200,000 Shares on a best efforts basis at $10.00 per Share) and (ii) the Maximum Offering (50,000,000 Shares on a best efforts basis at $10.00 per Share and 4,000,000 Shares pursuant to the DRP at $9.50 per Share, a 5% discount from the public offering price per Share for this Offering) are sold and there are no Special Sales (as assumed in this table) and, accordingly, may not accurately reflect the actual receipt or application of such proceeds. The proceeds from the issuance of up to 2,000,000 Soliciting Dealer Warrants ($.0008 per Soliciting Dealer Warrant or up to $1,600) and from the exercise of those Soliciting Dealer Warrants (at $12 per Soliciting Dealer Warrant or up to $24,000,000) are not included in the definition of Maximum Offering for purposes of this table nor included in the amounts shown for Gross Offering Proceeds in this table.
  31268: 31269:
  Except for Special Sales, the Company will pay the Dealer Manager cash selling commissions of 7% of the Gross Offering Proceeds or (i) $140,000 assuming only 200,000 Shares are sold, and (ii) $35,000,000 assuming all 50,000,000 Shares offered on a best efforts basis are sold, and there are no Special Sales and, under certain circumstances, one Soliciting Dealer Warrant for every 25 of those Shares sold, all or part of which compensation may, at the discretion of the Dealer Manager, be retained or reallowed to Soliciting Dealers; provided that the Company will not issue more than 2,000,000 Soliciting Dealer Warrants. Except for certain Special Sales, the Dealer Manager will also receive the Marketing Contribution of 2% of the Gross Offering Proceeds and a Due Diligence Expense Allowance of up to 0.5% of the Gross Offering Proceeds (or an aggregate Marketing Contribution and Due Diligence Expense Allowance of up to $50,000 for the Minimum Offering and up to $12,500,000 for the Maximum Offering, if there are no Special Sales) from the 50,000,000 Shares offered on the best efforts basis, some portion of which may, at the discretion of the Dealer Manager, be reallowed to Soliciting Dealers. This category of expense includes all amounts attributable to marketing and BONA FIDE due diligence expenses. Certain volume discounts, payable in Shares, may be given on single or certain combined orders of 25,000 Shares or more. The Company will not pay any (or reduced) selling commissions and no Marketing Contribution or Due Diligence Expense Allowance on certain Special Sales. A maximum of 4,000,000 Shares available for issuance under the DRP may be sold at a reduced price of $9.50 per Share due to decreased costs associated with these issuances (an aggregate of $38,000,000 of gross proceeds will be raised if all those Shares are sold). See "Conflicts of Interest," "Management's Discussion and Analysis of the Financial Condition of the Company," "Plan of Distribution" and "Distribution Reinvestment and Share Repurchase Programs--Distribution Reinvestment Program."
  31270: 31271:
  In the event that the Minimum Offering is not sold, neither IREIC nor the Advisor will be reimbursed for any of the Organization and Offering Expenses and the Company will not be responsible for payment of any of such expenses. The amount set forth for Organization and Offering Expenses reflects the Advisor's best estimate of legal, accounting, printing and other Offering expenses, including amounts to reimburse the Advisor for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Shares and other marketing and organization expenses. The Advisor has guaranteed payment of all public offering expenses (excluding selling commissions and the Marketing Contribution and Due Diligence Expense Allowance and assuming that all 2,000,000 of the Soliciting Dealer Warrants are issued and exercised) in excess of 5.5% of the Gross Offering Proceeds or all Organization and Offering Expenses (including such selling expenses) which together exceed 15% of the Gross Offering Proceeds. This guaranty is without recourse to or reimbursement by the Company.
  31272: 31273:

  31274:

  31275:

  31276: 31277:
  The Advisor will be reimbursed for actual out-of-pocket Acquisition Expenses in an amount estimated to be equal to 0.5% of the Gross Offering Proceeds plus the gross proceeds received from the issuance and exercise of the Soliciting Dealer Warrants (which amount would be $10,000 assuming the Minimum Offering is sold, and $2,690,000 assuming the Maximum Offering is sold, including Shares sold under the DRP; or $2,810,000, if the Maximum Offering is sold and all 2,000,000 of the Soliciting Dealer Warrants are issued and exercised). The additional $120,000 of reimbursable Acquisition Expenses which would be paid as a result of the issuance and exercise of all of the Soliciting Dealer Warrants is not included in the amount shown for Acquisition Expenses. To the extent that the purchase of any Properties includes acquisition financing, the reimbursement of Acquisition Expenses (including the 0.5% limitation) will be made on the basis of the entire purchase price (including acquisition financing relating thereto), not merely the Gross Offering Proceeds employed in the acquisitions. Acquisition Expenses include but are not limited to the costs and expenses incurred by the Advisor in selecting, evaluating, acquiring and investing in the Company's proposed Properties, whether or not acquired, including, but not limited to: surveys, appraisals, title insurance and escrow fees, non-refundable option payments, legal and accounting fees and expenses, computer use related expenses, architectural and engineering reports, environmental and asbestos audits, travel and communication expenses and personnel and miscellaneous expenses related to the selection and acquisition of Properties. The Acquisition Expense for any particular Property will not exceed 6% of the purchase price of any single Property.
  31278: 31279:
  The Advisor will not receive a fee for the acquisition of Properties. However, the seller of a Property may pay a real estate brokerage commission to a third party in connection with the Company's purchase of a Property. Since a seller may fix the selling price of a Property at an amount sufficient to cover the cost of a real estate commission, the Company, as purchaser, may indirectly pay such amount in the purchase price, which amount may be considered an acquisition fee. The Advisor will endeavor, whenever possible, to purchase Properties directly from sellers, without the involvement of a real estate broker. When a Property has been listed by a seller with a real estate broker, the Advisor will endeavor, whenever possible, to be allocated a portion of the real estate brokerage commission paid by the seller. All real estate brokerage commissions so allocated to the Advisor will then be remitted in their entirety to the Company by the Advisor.
  31280: 31281:
  The Company will allocate 1% of the Gross Offering Proceeds to its working capital reserve (which amounts will be $20,000 if the Minimum Offering is sold and $5,380,000 if the Maximum Offering is sold).
31282: 31283: 31284:

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

31285: 31286:

31287: 31288:

31289:

PRIOR PERFORMANCE OF THE COMPANY'S AFFILIATES

31290: 31291:

Prior Investment Programs

31292: 31293:

    During the 10-year period ending September 30, 1998, TIGI Affiliated Companies have sponsored one REIT, six public real estate equity programs, one private real estate equity program, and nine private placement mortgage and note programs, which have in the aggregate raised in excess of $647,700,000 from approximately 34,510 investors. During that 10-year period, those public real estate equity programs raised $145,075,520 from 13,880 investors; the private real estate equity program raised $2,275,000 from 85 investors; the private placement mortgage and note programs raised $22,641,000 from 545 investors; and IREC, a REIT sponsored by IREIC (one of the TIGI Affiliated Companies), has raised $477,717,785 from approximately 20,000 investors. IREC has investment objectives and policies similar to the Company and has invested principally in Neighborhood Centers, except however, IREC invests principally in a geographical area (a radius of 400 miles from Oak Brook, Illinois) different than most of the Company's Primary Geographical Area of Investment. See "--Publicly Registered Real Estate Investment Trust--Inland Real Estate Corporation" below in this Section. The investment objectives and policies of the Company are similar to those of several of the prior investment programs sponsored by TIGI Affiliated Companies which have owned and operated retail properties. However, the vast majority of the other investment programs sponsored by TIGI Affiliated Companies were dissimilar from the Company in that the programs owned apartment properties, pre-development land and whole or partial interests in mortgage loans.

31294: 31295:

    The information in this Section and in the Prior Performance Tables included in this Prospectus as Appendix A shows relevant summary information concerning real estate programs sponsored by the TIGI Affiliated Companies, the purpose of which is to provide information on the prior performance of these programs so that potential investors may evaluate the experience of the TIGI Affiliated Companies in sponsoring such programs. The following discussion is intended to briefly summarize the objectives and performance of the prior programs and to disclose any material adverse business developments sustained by them.

31296: 31297:

Summary Information

31298: 31299:

    The table below provides certain summarized information concerning prior programs sponsored by TIGI Affiliated Companies for the 10-year period ending September 30, 1998, and is qualified in its entirety by reference to the foregoing introductory discussion and the detailed information appearing in the Prior Performance Tables in Appendix A of this Prospectus. Investors should not construe inclusion of the succeeding tables, which cover the 10-year period ending September 30, 1998, as implying in any manner that the Company will have results comparable to those reflected in the tables; because the yield and cash available and other factors could be substantially different for the Company's Properties. Investors should note that by acquiring Shares in the Company, they will not be acquiring any interests in any prior programs.

31300: 31301:

31302:

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

31303: 31304:

31305: 31306:

 31307: 31308: 31309: 31310: 31312: 31314: 31315: 31316: 31318: 31320: 31322: 31323: 31324: 31326: 31328: 31330: 31331: 31332: 31334: 31336: 31338: 31339: 31341: 31343: 31345: 31347: 31348: 31350: 31352: 31354: 31356: 31357: 31359: 31361: 31363: 31365: 31366: 31368: 31370: 31372: 31374: 31375: 31377: 31379: 31381: 31383: 31384: 31386: 31388: 31390: 31392: 31393: 31395: 31397: 31399: 31401: 31402: 31404: 31405: 31406: 31407: 31408: 31410: 31411: 31412: 31413: 31414: 31416: 31418: 31420: 31422: 31423: 31425: 31427: 31429: 31431: 31432: 31434: 31436: 31438: 31440: 31441: 31443: 31445: 31447: 31449: 31450: 31452: 31454: 31456: 31458: 31459: 31461: 31463: 31465: 31467: 31468: 31470: 31472: 31474: 31476: 31477: 31479: 31481: 31483: 31485: 31486: 31488: 31490: 31492: 31494: 31495: 31497: 31499: 31501: 31503: 31504: 31505: 31506: 31507: 31508: 31509: 31511: 31512: 31513: 31514: 31515: 31517: 31519: 31521: 31523: 31524: 31526: 31528: 31530: 31532: 31533: 31535: 31537: 31539: 31541: 31542: 31544: 31546: 31548: 31550: 31551: 31553: 31555: 31557: 31558: 31559: 31561: 31563: 31565: 31567: 31568: 31570: 31572: 31574: 31576: 31577:
		31311: PRIOR PUBLIC	31313: Prior Private
	31317: Prior	31319: Real Estate	31321: Real Estate Equity
	31325: Reit	31327: Equity	31329: And Mortgage And Note
	31333: Program	31335: Programs	31337: Programs
31340: Number of programs sponsored	31342: 1	31344: 6	31346: 10
31349: Aggregate amount raised from investors	31351: $ 477,717,785	31353: $ 145,075,520	31355: $ 24,916,000
31358: Approximate aggregate number of investors	31360: 20,000	31362: 13,880	31364: 630
31367: Number of properties purchased	31369: 72	31371: 77	31373: 7
31376: Aggregate cost of properties (1)	31378: $ 487,633,000	31380: $ 119,292,939	31382: $ 1,951,930
31385: Number of mortgages/notes	31387: 0	31389: 7	31391: 517
31394: Principal amount of mortgages/notes	31396: 0	31398: $ 2,302,064	31400: $ 22,584,000
31403: Percentage of properties (based on cost) that were:
31409: Commercial--
31415: Retail	31417: 89.8%	31419: 1.9%	31421: 0.0%
31424: Single-user retail net-lease	31426: 10.2%	31428: 7.1%	31430: 0.0%
31433: Nursing homes	31435: 0.0%	31437: 6.3%	31439: 0.0%
31442: Offices	31444: 0.0%	31446: 0.0%	31448: 0.0%
31451: Industrial	31453: 0.0%	31455: 0.0%	31457: 0.0%
31460: Health clubs	31462: 0.0%	31464: 3.8%	31466: 0.0%
31469: Mini-storage	31471: 0.0%	31473: 0.0%	31475: 0.0%
31478: Total commercial	31480: 100.0%	31482: 19.1%	31484: 0.0%
31487: Multi-family residential	31489: 0.0%	31491: 3.4%	31493: 0.0%
31496: Land	31498: 0.0%	31500: 77.5%	31502: 100.0%

31510: Percentage of properties (based on cost) that were:
31516: Newly constructed (within a year of acquisition)	31518: 17.6%	31520: 0.0%	31522: 0.0%
31525: Existing	31527: 82.4%	31529: 100.0%	31531: 0.0%
31534: Construction	31536: 0.0%	31538: 0.0%	31540: 0.0%
31543: Number of properties sold	31545: 0	31547: 11	31549: 3
31552:	31554:	31556: 25.9%(2)
31560: Number of properties exchanged	31562: 0	31564: 0	31566: 0
31569: Number of mortgages/notes repaid	31571: 0	31573: 5	31575: 199
31578: 31579: 31580:
  31581: 31582:
  Includes purchase price and acquisition fees and expenses.
  31583: 31584:
  Based on costs of the properties sold and costs capitalized subsequent to acquisition at September 30, 1998, not including portions of land parcels.
31585: 31586: 31587:

    Of the programs included in the above table, the REIT and two of the six real estate equity programs have investment objectives similar to the Company. Those programs represent approximately 78% of the aggregate amount raised from investors, approximately 65% of the aggregate number of investors, approximately 51% of the properties purchased, and approximately 84% of the aggregate cost of the properties.

31588: 31589:

    During the three years prior to December 31, 1997, (i) IREC purchased 44 commercial properties, and (ii) another publicly registered investment program sponsored by IREIC purchased one parcel of land. Upon written request of the Company, any potential investor may obtain, without charge, a copy of Table VI filed with the Commission in Part II of the Company's Registration Statement of which this Prospectus is a part, which provides more detailed information concerning these acquisitions. See "Additional Information."

31590: 31591:

31592: 31593:

Publicly Registered Real Estate Investment Trust

31594: 31595:

    Inland Real Estate Corporation ("IREC")--On October 14, 1994, IREC commenced an initial public offering (the "Initial Offering") of 5,000,000 shares of common stock at $10 per share. As of July 24, 1996, IREC had received subscriptions for a total of 5,000,000 shares, thereby completing the Initial Offering. On July 24, 1996, IREC commenced an offering of an additional 10,000,000 shares of common stock (the "Second Offering") at $10 per share. As of July 10, 1997, IREC had received subscriptions for a total of 10,000,000 shares, thereby completing the Second Offering. On July 14, 1997, IREC commenced an offering of an additional 20,000,000 shares of common stock (the "Third Offering") at $10 per share. As of March 19, 1998, IREC had received subscriptions for a total of 20,000,000 shares, thereby completing the Third Offering. On April 7, 1998, IREC commenced an offering of an additional 25,000,000 shares (the "Fourth Offering") at $11 per share. As of September 30, 1998, IREC had received subscriptions for a total of 10,054,469 shares from the Fourth Offering. In addition, as of September 30, 1998, IREC had distributed 1,737,836 shares of common stock through its Distribution Reinvestment Program. As of September 30, 1998, IREC had repurchased 86,119 shares of common stock through its Share Repurchase Program. As a result, IREC's gross offering proceeds totaled approximately $477,717,785 for all of such offerings, net of shares repurchased through its Share Repurchase Program, as of September 30, 1998. IREC's objective is to purchase Neighborhood Centers and Community Centers located within an approximate 400-mile radius of its headquarters in Oak Brook, Illinois, to provide, at a minimum, cash distributions on a quarterly basis and to provide a hedge against inflation through capital appreciation. IREC may also acquire single-user retail properties throughout the United States. It is IREC's intention, whenever possible, to acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each property in cash or shares of IREC's stock, although, IREC does, in certain instances, utilize borrowings to acquire properties. As of September 30, 1998 the properties owned by IREC were generating sufficient cash flow to cover operating expenses plus pay a monthly cash distribution of $0.88 per share.

31596: 31597:

    As of September 30, 1998, IREC raised $477,717,785 from approximately 20,000 investors. IREC has placed financing totaling approximately $178,100,000 on 51 of its 72 properties as of September 30, 1998. IREC's 72 properties, a total investment of $487,633,000 at September 30, 1998, were purchased with proceeds received from the above described offerings of shares of its common stock and financings. Through September 30, 1998, cash distributions have totaled $42,119,249, all of which were from operating cash flow. In the opinion of IREIC, IREC is substantially meeting its investment objective for cash flow.

31598: 31599:

Publicly Registered Limited Partnerships

31600: 31601:

    Inland Monthly Income Fund II, L.P. ("Monthly Income Fund II")--The offering period for Monthly Income Fund II began August 4, 1988 and ended August 4, 1990. The objectives were to invest in improved residential, retail, industrial and other income-producing properties on an all-cash basis to provide monthly cash distributions of at least 8% per annum through the first five years of the partnership and to provide a hedge against inflation through capital appreciation.

31602: 31603:

    Monthly Income Fund II raised $25,323,569 from more than 2,100 investors and purchased five properties, a net-leased Wholesale Club retail property in Indiana, a net-leased health club in Ohio, a net-leased nursing center in Illinois, a net-leased retail store in Arizona and the Euro-Fresh Market Plaza (formerly Eagle Plaza), a Neighborhood Center in Illinois, for a total acquisition cost of $21,224,542. Through September 30, 1998, cash distributions have been maintained at or above an 8% level and on an accrual basis have totaled $438.36 per $500 unit or $20,872,988, including $16,477,423 from operations and an additional $4,395,565 which constitutes the net proceeds from the sale of the Wholesale Club.

31604: 31605:

    One of Monthly Income Fund II's properties, which represents 35.44% of its total assets, as measured by its original purchase price, is a nursing center which is 100% leased to Elite Care Corporation ("Elite"). Monthly Income Fund II's lease with Elite became effective in February 1991, following the termination of a lease with Adventist Living Centers,

31606: 31607:

31608: 31609:

Inc. ("ALC"), the tenant which was in place when Monthly Income Fund II purchased the property. After ALC began experiencing financial difficulties, IREIC sought out Elite as a replacement nursing home operator/tenant. The net effect to Monthly Income Fund II was an 8% decrease in the effective rent from the nursing center facility over the term of the lease, from $77,368 per month when ALC was the tenant to $71,895 from Elite. Under the terms of the lease agreement for the nursing center, any sublease transaction requires the approval of the partnership. The partnership has approved a sublease transaction for this facility with no significant changes to the terms of the lease.

31610: 31611:

    In January 1991, Monthly Income Fund II sold its Wholesale Club property in Indiana for $4,400,000. Net sales proceeds of $4,395,565 were distributed to investors in February 1991. The property was purchased by Monthly Income Fund II in December 1988 for $3,427,278, which included acquisition fees of $275,013 and acquisition costs of $9,265. The gain on sale for financial reporting purposes was $847,467, which is net of selling expenses and commissions.

31612: 31613:

    In January 1994, Eagle Foods, the anchor tenant at Eagle Plaza, a Neighborhood Center, closed its store. In February 1994 and with the approval of the partnership, Eagle Foods assigned its lease to Certified Grocers Midwest, Inc. ("Certified"), which vacated in August 1995. During May 1996, Euro-Fresh Market ("Euro-Fresh") began its occupancy of the anchor store and the shopping center has been renamed Euro-Fresh Market Plaza.

31614: 31615:

    In the opinion of IREIC, the partnership is meeting its investment objective to provide a minimum 8% cash distribution and has, through an early and profitable sale of the Wholesale Club, achieved capital appreciation on 16% of the partnership's investment in properties.

31616: 31617:

    Inland Real Estate Growth Fund II, L.P. ("Growth Fund II")--The offering period for Growth Fund II began September 21, 1987 and ended September 21, 1989. The objectives were to invest in improved residential, retail, industrial and other income-producing properties on a moderately leveraged basis for capital appreciation through increases in property values, tax-sheltered quarterly cash distributions and the build-up of equity through reduction of mortgage indebtedness.

31618: 31619:

    Growth Fund II raised $4,038,250 from 336 investors and purchased two properties, a multi-family residential property in Illinois and a health club in Ohio. These properties were purchased for a total acquisition cost of $5,615,826. The health club is currently approximately 60% financed with 40% equity. Cash distributions to limited partners through September 30, 1998 totaled $1,164.14 per $1,000 unit or $4,639,228, including $970,457 from operations and $3,668,771 as a return of capital from the sale of the multi-family residential property in Illinois as 18 individual six-unit apartment buildings. All 18 of the six-unit buildings were sold to third-party buyers on an installment basis for from $245,334 to $250,000 per building or a total of $4,261,895 (net of selling expenses). Growth Fund II's cost basis in the buildings was $4,112,195. The partnership extended financing to buyers to allow buyers to make monthly interest payments to Growth Fund II for a period of not more than seven to ten years, at which time the balance of the purchase price would be due. However, as of December 31, 1995, 13 of the installment sale loans had been prepaid in full and five had been substantially pre-paid. In addition, since 1994 the limited partners have continued to receive double digit returns on their remaining invested capital. The remaining $80,000 owed on these loans, which were secured by second mortgages, was paid in full on June 5, 1998. In the opinion of IREIC, the sale of the multi-family property as individual six-unit apartment buildings has resulted in modest capital appreciation within a short holding period. IREIC is evaluating strategies to sell the partnership's remaining asset (the health club in Ohio) and bring the partnership to a profitable conclusion.

31620: 31621:

    Inland Land Appreciation Fund, L.P. ("Land Fund I")--The offering period for Land Fund I began October 12, 1988 and ended October 6, 1989. The objectives were to invest in pre-development land on an all-cash basis and realize appreciation of such land upon resale.

31622: 31623:

31624:

31625:

31626: 31627:

    Land Fund I raised $30,001,000 from 3,425 investors and purchased 25 land parcels, all in suburban counties surrounding Chicago, Illinois, for an aggregate purchase price of $25,187,069. As of September 30, 1998, Land Fund I has had multiple sales transactions involving all or portions of 16 parcels which generated $18,767,530 in net sales proceeds, including notes receivable of $7,202,935. Land Fund I's cost basis in the land parcels sold was $14,562,645 resulting in a gain, net of selling expenses and commissions, of $4,204,884 for financial reporting purposes. In the opinion of IREIC, the partnership is currently meeting its investment objectives and has, through completed sales transactions, realized significant capital appreciation on the assets sold. Cash distributions to limited partners through September 30, 1998 totaled $5,996,219, all from the sale of land parcels.

31628: 31629:

    Inland Land Appreciation Fund II, L.P. ("Land Fund II")--The offering period for Land Fund II began October 25, 1989 and ended October 24, 1991. The objectives were to invest in pre-development land on an all-cash basis and realize appreciation of such land upon resale.

31630: 31631:

    Land Fund II raised $50,476,170 from 5,055 investors and purchased, with the net proceeds available for investment, 27 land parcels and two buildings, all in suburban counties surrounding Chicago, Illinois, for an aggregate purchase price of $41,314,301. As of September 30, 1998, Land Fund II has had multiple sales transactions involving all or portions of nine parcels which generated $15,959,369 in net sales proceeds, including notes receivable of $2,750,000. Land Fund II's cost basis in the land parcels sold was $10,608,441 resulting in a gain, net of selling expenses and commissions, of $5,350,928 for financial reporting purposes. In the opinion of IREIC, the partnership is currently meeting its investment objectives and has, through completed sales transactions, realized significant capital appreciation on the assets sold. Cash distributions to limited partners through September 30, 1998 totaled $6,836,753, including $6,115,753 from sales and $721,000 from operations.

31632: 31633:

    Inland Capital Fund, L.P. ("Land Fund III")--The offering period for Land Fund III began December 13, 1991 and ended August 23, 1993. The objectives were to invest in pre-development land on an all-cash basis and realize appreciation of such land upon resale.

31634: 31635:

    Land Fund III raised $32,399,282 from 2,683 investors and purchased, with the net proceeds available for investment, 18 land parcels, one of which included a house and several outbuildings, for an aggregate purchase price of $25,945,989. As of September 30, 1998, Land Fund III has had multiple sales transactions involving the house and portions of seven parcels which generated $6,410,565 in net sales proceeds, including notes receivable of $1,083,366 . Land Fund III's cost basis in the land parcels sold was $4,285,403 resulting in a gain, net of selling expenses and commissions, of $2,125,163 for financial reporting purposes. In the opinion of IREIC, the partnership is currently meeting its investment objectives and has, through completed sales transactions, realized significant capital appreciation on the assets sold. Cash distributions to limited partners through September 30, 1998 totaled $1,646,334, all from the sale of land parcels.

31636: 31637:

    Inland Mortgage Investors Fund III ("Mortgage Fund III")--The offering period for Mortgage Fund III began January 9, 1989 and ended January 9, 1991. The objectives were to make or acquire loans secured by mortgages on improved income-producing properties, to provide investors with quarterly cash distributions of at least 8% per annum for the first five years of the partnership and to maximize cash distributions over the life of the partnership by participating in capital appreciation and increased cash flows of properties securing the partnership's loans.

31638: 31639:

    Mortgage Fund III raised $2,837,249 from 281 investors and originally funded seven mortgages totaling $2,302,064 between October 1990 and June 1992. As of September 30, 1998, the partnership has one mortgage loan receivable totaling $124,571 remaining. Cash distributions to limited partners through September 30, 1998 totaled $3,601,916, including $874,292 from operations, $306,874 in supplemental capital contributions from the general partner in order to meet the 8% per annum distribution requirement and $2,420,750 as a return of capital from the repayment of mortgage loans receivable and prepayment penalties.

31640: 31641:

31642:

31643:

31644: 31645:

    In the opinion of IREIC, the delay in locating suitable investment opportunities for the partnership, along with the small size of the partnership and its fixed expenses, has resulted in lower than anticipated earnings from operations. However, to date, the limited partners have received total distributions in excess of invested capital.

31646: 31647:

Private Partnerships

31648: 31649:

    Since inception and through September 30, 1998 (including the programs described below under "--Private Placement Real Estate Equity Program," and "--Private Placement Mortgage and Note Programs," in this Section), Affiliates of Inland have sponsored 514 private placement limited partnerships which have raised more than $524,201,000 from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes. Of the 522 properties purchased, 93% have been in Illinois. Approximately 90% of the funds were invested in apartment buildings, 6% in shopping centers, 2% in office buildings and 2% in other properties. Including sales to Affiliates, 301 partnerships have sold their original property investments. Officers and employees of IREIC and its Affiliates invested more than $17,000,000 in these private placement limited partnerships.

31650: 31651:

    From 1990 and through September 30, 1998, investors in Inland's private partnerships have received total distributions in excess of $188,045,800, consisting of cash flow from partnership operations, interest earnings, sales and refinancing proceeds and cash received during the course of property exchanges. Following a proposal by the former corporate general partner, which was an Affiliate of TIGI, investors in 301 private partnerships voted in 1990 to make IREIC the corporate general partner for those partnerships.

31652: 31653:

    Beginning in December 1993 and continuing into the first quarter of 1994, investors in 101 private limited partnerships for which IREIC is the general partner received letters from IREIC informing them of the possible opportunity to sell the 66 apartment properties owned by those partnerships to a to-be- formed REIT (the "Apartment REIT") in which Affiliates of IREIC would receive stock and cash and the limited partners would receive cash. In connection therewith, the underwriters for the Apartment REIT subsequently advised IREIC to sell to a third party its management and general partner's interests in those remaining limited partnerships not selling their apartment properties to the Apartment REIT (approximately 30% of the Inland-sponsored limited partnerships owning apartment buildings). The prospective third-party buyers of IREIC's interests in the remaining partnerships, however, would make no assurance to support those partnerships financially. As a result, in a March 1994 letter from IREIC, investors were informed of IREIC's decision not to go forward with the formation of the Apartment REIT. Following this decision, two investors filed a complaint in April 1994 in the Circuit Court of Cook County, Illinois, Chancery Division, purportedly on behalf of a class of other unnamed investors, alleging that IREIC had breached its fiduciary responsibility to those investors whose partnerships would have sold apartment properties to the Apartment REIT. The complaint sought an accounting of information regarding the Apartment REIT matter, an unspecified amount of damages and the removal of IREIC as general partner of the partnerships that would have participated in the sale of properties to the Apartment REIT. In August 1994, the court granted IREIC's motion to dismiss, finding that plaintiffs lacked standing to bring this case individually. Plaintiffs were granted leave to file an amended complaint. Thereafter, in August 1994, six investors filed an amended complaint, purportedly on behalf of a class of other investors, and derivatively on behalf of six limited partnerships of which IREIC is the general partner. The derivative counts sought damages from IREIC for alleged breach of fiduciary duty and breach of contract, and assert a right to an accounting. IREIC filed a motion to dismiss in response to the amended complaint. The suit was dismissed in March 1995 with prejudice. The plaintiffs filed an appeal in April 1996. After the parties briefed the issue, arguments were heard by the Appellate Court in February 1997. In September 1997, the Appellate Court affirmed the trial court decision in favor of IREIC.

31654: 31655:

31656:

31657:

31658:

31659:

31660:

31661:

31662: 31663:

Private Placement Real Estate Equity Program

31664: 31665:

    Wisconsin Capital Land Fund, L.P., an Illinois limited partnership ("Wisconsin Land Fund"), was formed in October 1992. The objectives were to invest in pre-development land in the Madison, Wisconsin area on an all-cash basis and realize appreciation of such land upon resale. The offering period for units in this privately offered partnership began in October 1992 and ended on June 14, 1993 with the maximum amount, $2,275,000, raised. Seven parcels of land in the Madison, Wisconsin, area were purchased with the proceeds of the offering.

31666: 31667:

    Parcel 5, which consists of 63 improved lots in the Village of Mount Horeb, Wisconsin, has had 37 lot sales since 1995 for total gross sales proceeds of $1,459,300. Twenty-six remaining lots continue to be marketed for sale. On October 1, 1997, Parcel 6, located in Windsor, Wisconsin, was sold for $566,597, which amount is 191% of the original parcel capital.

31668: 31669:

    On March 19, 1998, parcels 3 and 7 were sold for a total of $2,150,000, of which $1,900,000 was returned in cash to investors. To date, the entire amount raised of $2,275,000 has been distributed to the limited partners.

31670: 31671:

    As of September 30, 1998, the partnership's remaining assets consists of parcels 1, 2 and 4 and the 26 remaining lots in parcel 5.

31672: 31673:

    Intervest Midwest Real Estate Corporation, of which Barry L. Lazarus (President, Chief Operating Officer and an Affiliated Director of the Company) is President, currently provides property zoning, development and disposition services to this partnership. See "Management--Directors and Executive Officers of the Company."

31674: 31675:

Private Placement Mortgage And Note Programs

31676: 31677:

    During 1992 and in 1993, IREIC or its Affiliates sponsored nine private placement securities offerings, including seven mortgage and note programs, which are described below.

31678: 31679:

    Triple Security Fund, L.P., an Illinois limited partnership, was formed in May 1992. The principal investment objectives of the partnership were to invest in participations in third-party mortgage loans owned by an Affiliate of IREIC and thereby return investors' capital within five years, and to provide a 10% annual return on invested capital during the life of the partnership. The return of capital and the 10% annual return were guaranteed by IREIC. The offering period for interests in this privately offered partnership began in May 1992 and ended in June 1992 with the maximum amount of $3,000,000 raised. All of the offering proceeds were used to invest in participations in 14 wraparound mortgage loans and first mortgage loans, secured by condominium, multi-family residential and commercial properties located in the Chicago metropolitan area. Limited partners received their first monthly cash distribution in July 1992. Cash distributions to limited partners through September 30, 1996 totaled $4,294,216, including $1,226,419 from operations, subsidy income of $67,797 from IREIC, pursuant to the guarantee for that program, and $3,000,000 was a return of capital resulting from a payoff by the Affiliate. This partnership was liquidated in 1996.

31680: 31681:

    10% Income Fund, L.P., an Illinois limited partnership offering investments in promissory notes, was formed in May 1992. The offering period for the purchase of notes began in May 1992 and ended in June 1992 with the maximum amount of $2,000,000 raised. Notes with a term of five years and providing a 10% annual return for the first four years and 10.5% in the fifth year were issued by the partnership. The return of capital to noteholders and the specified annual returns were guaranteed by IREIC. 10% Income Fund, L.P. invested in loans made to an Affiliate of IREIC, which were secured by collateral assignments of third-party mortgage loans owned by the Affiliate. Noteholders received their first monthly interest distribution in July 1992. Cash distributions to noteholders through November 30, 1996 totaled $2,878,335, of which $861,051 was interest earnings, $17,284 was from working capital reserves, and $2,000,000 was a return of capital resulting from a payoff by the Affiliate. This partnership was liquidated in 1996.

31682: 31683:

31684:

31685:

31686: 31687:

    9% Income Junior Mortgage Fund, L.P., an Illinois limited partnership, was formed in July 1992. The principal investment objectives of the partnership were to invest in third-party junior mortgage loans owned by an Affiliate of Inland and thereby return investors' capital within six years, and to provide a 9% annual return on invested capital during the life of the partnership. The return of capital and the 9% annual return were guaranteed by IREIC. The offering period for interests in this privately offered partnership began in July 1992 and ended in September 1992 with the maximum amount of $1,000,000 raised. All of the offering proceeds were used to invest in third-party junior mortgage loans owned by the Affiliate, secured by condominium, multi-family residential and commercial properties located in the Chicago metropolitan area. Limited partners received their first monthly cash distribution in September 1992. Cash distributions through September 30, 1998 totaled $619,061, of which $493,316 was interest earnings, $112,851 was a return of capital resulting from the amortization of mortgage loans and $12,894 was a loan from IREIC, pursuant to the distribution guarantee for that program.

31688: 31689:

    Inland Employee Appreciation Fund, L.P., an Illinois limited partnership offering investments in promissory notes, was formed in December 1992. The offering period for the purchase of Notes began in December 1992 and ended in February 1993 with the maximum amount of $400,000 raised. Notes were offered only to Illinois residents who were employees of IREIC and its Affiliates. Notes with a term of four years and providing 10% annual interest were issued by the partnership. The return of capital to noteholders and the specified annual return was guaranteed by IREIC. Inland Employee Appreciation Fund, L.P. invested in a loan made to an Affiliate of IREIC, which was secured by collateral assignments of third-party investor loans owned by the Affiliate. Noteholders received their first monthly interest distribution in March 1993. Cash distributions through May 31, 1996 totaled $502,198, of which $99,769 was interest earnings and $2,429 was subsidy income from IREIC, pursuant to the guarantee for that program. The balance of $400,000 was a return of capital. This partnership was liquidated in 1996.

31690: 31691:

    9% Monthly Cash Fund, L.P., an Illinois limited partnership offering investments in promissory notes to accredited investors, was sponsored by IREIC in February 1993. The offering period for this program began February 1, 1993 and ended on May 17, 1993, when the maximum amount of $4,000,000 was raised. Notes maturing August 1, 1999 and providing a 9% annual return were issued by the partnership. 9% Monthly Cash Fund, L.P. invested in loans made to an Affiliate of IREIC secured by collateral assignments of third party mortgage loans owned by the Affiliate. The return of capital to noteholders and the 9% annual return are guaranteed by IREIC. Cash distributions through September 30, 1998 totaled $1,889,393, of which $1,885,083 was interest earnings and $4,310 was from working capital reserves.

31692: 31693:

    9% Monthly Cash Fund II, L.P., an Illinois limited partnership offering investments in promissory notes to accredited investors, with investment objectives identical to those of 9% Monthly Cash Fund, L.P., was sponsored by IREIC in April 1993. The offering period for this program began April 5, 1993 and ended July 23, 1993, with the maximum amount of $4,000,000 raised. Notes maturing February 1, 2000 and providing a 9% annual return were issued by the partnership. 9% Monthly Cash Fund II, L.P. has invested in a loan made to an Affiliate of IREIC, secured by collateral assignments of third-party mortgage loans owned by the Affiliate. The return of capital to noteholders and the 9% annual return are guaranteed by IREIC. Cash distributions through September 30, 1998 totaled $1,827,616, of which $1,824,423 was interest earnings and $3,193 was from working capital reserves.

31694: 31695:

    IMC Note Issue #2 1993, offering investments in promissory notes was sponsored by Inland Mortgage Corporation, an Illinois corporation and an Affiliate of IREIC ("IMC"), in July 1993. The offering period for this program began August 25, 1993 and closed on June 13, 1994 after raising $6,800,000. Notes maturing December 31, 2003, providing for interest at the rate of 8% per annum and 100% return of principal guaranteed by IREIC, were issued by IMC. Proceeds of the offering have been used to invest in a mortgage loan secured by an apartment property in Manchester, New Hampshire, owned by an Affiliate of IREIC. Investors may also receive additional interest, dependent on the future sale of the property. An initial distribution to investors of escrow interest, totaling $13,685, was made in November 1993. Cash distributions through September 30, 1998 totaled $2,551,357, of which $2,531,901 was interest earnings and $19,456 was subsidy income from IREIC pursuant to the guarantee for that program.

31696: 31697:

31698:

31699:

31700: 31701:

    Inland Condominium Financing Fund, L.P., an Illinois limited partnership offering investment in promissory notes, was sponsored by IREIC in December 1993. The offering period for this program began December 15, 1993 and closed on June 30, 1994. This partnership offered notes in the principal amount of $1,031,000 maturing July 1, 2001, with interest at the rate of 10% per annum and 100% return of principal guaranteed by IREIC. The proceeds of the offering were used to make unsecured loans to limited partnerships which are Affiliates of IREIC, for the purposes of paying expenses relating to the conversion of apartment properties owned by those partnerships to condominiums, and conducting condominium unit sales and other partnership expenses. Cash distributions began in March 1994. Distributions through November 17, 1997 totaled $1,411,617, of which $380,617 was interest earnings and $1,031,000 was a return of capital. This partnership was liquidated in 1997 .

31702: 31703:

    Inland Junior Mortgage Fund, L.P., an Illinois limited partnership offering private placement securities, was sponsored by an Affiliate of IREIC in August 1988. The offering period for this program ended in May 1989 with $410,000 raised. All of the proceeds available for investment were used to purchase 82 second mortgages owned by Inland Mortgage Investment Corporation ("IMIC"), one of the TIGI Affiliated Companies, which were secured predominantly by condominium units located in the Chicago metropolitan area. In February 1996, 20 limited partners exercised their put option and IMIC bought their interests. Cash distributions through January 28, 1997 totaled $541,156, including $131,156 from interest earnings and $410,000 was a return of capital. All capital has been returned and the partnership was liquidated in 1997.

31704: 31705:

Loan Modifications And Work-Outs

31706: 31707:

    Between 1990 and December 31, 1997, 40 Inland-sponsored partnerships owning 27 properties ceased making debt service payments to unaffiliated lenders which held the underlying financing on the properties. These actions were taken with the objective of reducing or restructuring the debt to levels commensurate with the levels of performance of the operating properties. In the case of six of these partnerships, namely 14 W. Elm Limited Partnership, 1445 North State Parkway Limited Partnership, 5600 Sheridan Limited Partnership, 5630 Sheridan Limited Partnership, 6030 Sheridan Limited Partnership and Oak Brook Commons Limited Partnership, the original asset of each of these partnerships was transferred to a new partnership which was 100% owned by the old partnership. IREIC believed that the new partnerships were better positioned to accomplish a work-out with the lender. In connection with the transfers of three of these properties to the new partnerships discussed above, the lender holding the first mortgages on these properties filed a separate proceeding against the general partner and its Affiliates, claiming contractual interference and other allegations. This complaint was withdrawn as part of a final settlement reached with the lender in February 1993.

31708: 31709:

    Each of these new partnerships filed for financial reorganization in federal court. In addition, 1036 N. Dearborn Limited Partnership also filed for financial reorganization in federal court. All of these filings for reorganization were an extension of negotiations with the lenders, with the objective of reducing or restructuring the debt on the properties owned by the partnerships. In the case of the filing for reorganization by each of the new partnerships owned by 1445 North State Parkway Limited Partnership, 5600 Sheridan Limited Partnership and 5630 Sheridan Limited Partnership, the reorganization proceedings were dismissed after each lender approved a tax-deferred exchange transaction between the new partnership and an unaffiliated third party. The general partner of the 1036 North Dearborn Limited Partnership was able to purchase the debt encumbering that property at a discount from the lender and the filing for reorganization of that partnership was dismissed. The 1036 North Dearborn property was subsequently refinanced with a third-party lender and then sold to a third party.

31710: 31711:

    The new partnerships owned by the 14 W. Elm, 6030 Sheridan and Oak Brook Commons Limited Partnerships participated with the general partner and its affiliates and with 16 other affiliated limited partnerships, all of whose properties were subject to first-mortgage loans from the same third-party lender, in a settlement agreement with that lender. Under the terms of the settlement agreement, the 16 other affiliated limited partnerships (note of which were

31712: 31713:

31714:

31715:

31716: 31717:

default on their mortgage loans) provided additional security to the lender with respect to each of their loans by transferring administration of property tax escrow accounts to the lender. The transfer of the escrow accounts had no financial impact on the 16 partnerships. Five of the 16 other partnerships also obtained favorable loan modifications from the lender.

31718: 31719:

    In the case of the new partnership owned by the 14 W. Elm Limited Partnership, the lender cooperated in a tax-deferred exchange of the partnership's real estate asset. That partnership assigned its interest in its property, subject to the existing indebtedness, to an unaffiliated third party in exchange for an assignment of the unaffiliated third party's interest in another property, subject to indebtedness in a principal amount similar to that on the 14 W. Elm property. This transaction was accomplished with the objective of avoiding the creation of any current income tax liability to the partnership or its limited partners. As a result of this tax-deferred exchange, the 14 W. Elm Limited Partnership owns a net-lease commercial property secured by a long-term lease with a creditworthy tenant. The debt service on the indebtedness used to acquire the exchange property is in the form of fully amortizing payments over the term of the store lease, with the net-lease payments received from the tenant equal to the required debt service payments. The possibility of cash flow distributions to the limited partners is, therefore, precluded. However, the expectation exists for equity accumulation through the amortization of the loan and, therefore, a distribution to the limited partners upon the disposition of the exchange property. IREIC believes that the limited partners of the 14 W. Elm Limited Partnership are in a better position to realize a return of their capital investment through the ultimate disposition of the exchange property.

31720: 31721:

    In the case of the new partnership owned by the Oak Brook Commons Limited Partnership, the lender acquired the property through foreclosure and the general partner has supplied the Oak Brook Commons Limited Partnership with a new property, an ownership interest in a retail store in Marshall, Minnesota, leased on a Triple-Net Lease Basis by Wal-Mart Stores, Inc.

31722: 31723:

    In the case of the new partnership owned by the 6030 Sheridan Limited Partnership, the lender agreed to permit a tax-deferred exchange of the partnership's property, similar to that completed by the 14 W. Elm Limited Partnership and subsequently the lender sold its mortgage to an unaffiliated party who then acquired the property. The new partnership acquired a replacement property similar to that acquired by the 14 W. Elm Limited Partnership, which property was then conveyed to the 6030 Sheridan Limited Partnership.

31724: 31725:

    Of the original partnerships discussed above, Mr. Daniel L. Goodwin, a Director and Chairman and President of Inland, and a Director of IREIC, served as individual general partner of all but the Oak Brook Commons Limited Partnership, in which Mr. G. Joseph Cosenza, a Director and a Vice Chairman of Inland, served as individual general partner. Prior to the filing for reorganization, and as part of the strategy thereof, Mr. Cosenza relinquished his position as individual general partner of the Oak Brook Commons Limited Partnership and Mr. Goodwin did the same for all except the 1036 N. Dearborn Limited Partnership, for which he continues to serve as individual general partner. These actions were taken upon the advice of counsel to reduce the chances of delay in the reorganization efforts. The corporate general partner of each partnership has elected to continue the business of each of the partnerships in which the individual general partner relinquished his position.

31726: 31727:

    Four of the 40 Inland-sponsored partnerships described in the first paragraph of this section owned four adjacent office buildings in Park Ridge, Illinois. These four operating partnerships were, in turn, owned by 21 other Inland-sponsored partnerships which had sold their original real estate assets and reinvested a portion of the proceeds from those sales in ownership units in the four operating partnerships. During 1991, the lenders which held the first mortgages encumbering the four office buildings acquired the deeds to the properties in lieu of foreclosure. The four operating partnerships were subsequently liquidated. The general partner of the 21 partnerships which had owned the four operating partnerships arranged for the transfer to each of the 21 partnerships of certain ownership interests in five net-lease commercial properties having long-term leases with Creditworthy Tenants. The debt service on the

31728: 31729:

31730:

31731:

31732: 31733:

indebtedness used to acquire the commercial properties consists of principal and interest payments which fully amortize the indebtedness over the term of the store leases, with the net-lease payments received from the tenants equal to the required debt service payments. The possibility of cash flow distributions to the limited partners in the 21 partnerships is, therefore, precluded. However, the expectation exists for equity accumulation through the amortization of the loan and, therefore, a future distribution to the limited partners upon the disposition of the commercial properties. The 21 partnerships experienced minimal adverse tax consequences from the liquidation of the four operating partnerships and their receipt of the ownership interests in the commercial properties. IREIC believes that the limited partners of the 21 partnerships are now positioned to realize a return of their capital investment through the ultimate disposition of the commercial properties.

31734: 31735:

    In the case of the 900 DeWitt and the Hoffman Ridge Limited Partnerships, two of the 40 limited partnerships mentioned in the first paragraph of this section, tax-deferred exchanges of the partnerships' properties were accomplished, in the same manner as described above. The partnerships acquired net-lease commercial properties. Subsequent to the exchanges, the 900 DeWitt and Hoffman Ridge properties were acquired by the first-mortgage lenders whose loans were secured by those properties.

31736: 31737:

    In the case of the Park Colony Limited Partnership, one of the 40 limited partnerships mentioned in the first paragraph of this section, the partnership defaulted on a loan secured by a second mortgage against the Park Colony property. The lender which owned the second-mortgage loan purchased the position of the lender which had funded the first mortgage loan secured by the property. The lender then sold the debt, at a substantial discount, to an Affiliate of the general partner of Park Colony Limited Partnership, and all legal actions associated with the loan default were dismissed. The partnership then refinanced the debt at the lower principal amount, retiring the debt owned by the Affiliate. IREIC believes that this debt reduction is of significant benefit to the partnership, which is now better positioned to realize its investment objectives.

31738: 31739:

    In 1990, the Inland New England Limited Partnership, acting as nominee for 14 Florida limited partnerships which own the Sunset Ridge Apartments in Manchester, New Hampshire, ceased making payments on the bond financing for that property, which bonds were issued by the New Hampshire Housing Finance Authority. In August 1993, an Affiliate of the general partner for those partnerships purchased the bonds and the interests of two savings and loan associations which had acted as bond credit-enhancers, at a substantial discount. The partnerships which own the property obtained refinancing funds to pay off the bonds and the amounts due to the Affiliate under the credit-enhancement instruments for approximately the discounted price paid by the Affiliate.

31740: 31741:

    In April 1993, the West Haven Limited Partnership ceased making payments on the first mortgage loan for that partnership's property. The general partner attempted to negotiate with the lender to modify the terms of the loan to a level commensurate with the operating performance of the West Haven property, but no agreement was reached. A tax-deferred exchange was accomplished and the partnership acquired an interest in a net-lease commercial property. The West Haven property was subsequently acquired by the lender whose loan was secured by a first mortgage against the property.

31742: 31743:

    In the case of the other partnerships referred to in the first paragraph of this section, subsequent to the acquisition of net-leased commercial properties via tax-deferred exchanges, the Townsgate, Riverdale, Northwoods and Bridgeview properties were acquired by the first-mortgage lenders whose loans were secured by the properties. The Covington Associates and Westbrooke Limited Partnerships' tax-deferred exchange property, Townsgate II, was acquired by the first mortgage lender and the two partnerships acquired net-lease commercial properties via second tax-deferred exchanges. In the case of the Bensenville Industrial Limited Partnership, subsequent to the acquisition of a replacement net-lease commercial property, the Bensenville property was acquired by the first-mortgage lender whose loan was secured by the property.

31744: 31745:

31746:

31747:

31748:

31749: 31750:

    In addition to the above-described developments, the corporate general partner of the Walton Place Limited Partnership and the Barrington Lakes Limited Partnership settled litigation with the lenders for the properties which resulted in the transfer of the properties and an agreement to make cash settlements by the partnerships to the lenders. In each case, the litigation resulted after the partnership ceased making debt service payments in an effort to bring about a renegotiation of the terms of the financing. The lenders agreed to permit a tax-deferred exchange of the partnerships' respective properties.

31751: 31752:

    In January 1995, the Timberlake Limited Partnership ceased making payments on the first mortgage loan for that partnership's property. IREIC attempted to negotiate with the lender to modify the terms of the loan to a level commensurate with the operating performance of the Timberlake property, but no agreement was reached. During August 1996, IREIC initiated a tax-deferred exchange whereby the partnership acquired an interest in a net-lease commercial property prior to the Timberlake property being acquired by the lender whose loan is secured by a first mortgage against the property.

31753: 31754:

    In October 1996, two limited partnerships owning contiguous apartment buildings in south suburban Chicago ceased making payments on their respective HUD-insured first mortgage loans. The Chateaux Versailles and Marseilles Limited Partnerships, through their general partner, are attempting to negotiate with HUD, as mortgagee, to modify the terms of the loans to levels commensurate with the operating performance of the properties. To date, no agreement has been reached.

31755: 31756:

Effects of Property Exchanges on Investors

31757: 31758:

    The Inland Organization has used a strategy of tax-deferred property exchanges to mitigate the adverse effects of 1986 tax law changes and the weakening of apartment markets in the late 1980s on Inland's tax-shelter private partnerships and investors in those partnerships. The loss of deficit-producing properties to foreclosure would otherwise have resulted in the loss of investors' capital, as well as substantial income tax liability for those investors. Through the exchange program, deficit-producing apartment properties have been disposed of, net-leased retail properties have been acquired, and most tax liability continues to be deferred. Gradually, through the amortization of debt secured by the new, net-leased properties owned by these partnerships, the partnerships and their investors are rebuilding equity which may be realized upon the future sale or refinancing of these properties. One of the primary investment objectives of these tax-shelter partnerships, the deferral of tax liability, continues to be met to a significant degree. However, no cash flow is being received by the investors in these partnerships. In addition, the tax-deferred exchanges have extended the expected term of these tax-shelter partnerships. If and when the net-leased properties are sold or refinanced, there is no assurance that investors will realize any profit or a complete return of capital. Because the duration of these partnerships has been extended, when the net-leased properties are sold or refinanced, the annual rate of appreciation realized by investors, if any, will be less than if the tax law had not been changed and apartment markets had not declined in the late 1980s.

31759: 31760:

Additional Information

31761: 31762:

    Through September 30, 1998, seven private partnerships sponsored by Affiliates of Inland have agreed to modifications of the original terms of the installment receivables. The impact of these modifications on the installment receivables includes reductions in net interest income during the first year or two following a modification (and corresponding decreases in distributions to limited partners during that period) and increases in interest income thereafter (and corresponding increases in distributions), as well as the deferral of some interest until maturity and, in the case of two partnerships, the extension of a maturity date. The decreases in distributions to limited partners range from 25% to 50% of the originally scheduled distributions for the initial one or two-year period of the modifications followed by similar increases over the originally scheduled distributions for the year or two following the modifications. Any interest deferred until maturity would result in a lower-than-originally-scheduled distribution until the maturity date, when such deferred amounts would be received from the borrowers. The distribution to investors of the principal proceeds due upon maturity would also be received at a later date, i.e. one to two years later, due to a negotiated extension of the original maturity date.

31763: 31764:

31765:

31766: 31767:

31768:

    During 1988, one private partnership sponsored by an Affiliate of IREIC transferred its property to the municipality in which it was located pursuant to an involuntary conversion proceeding. On March 1, 1989, the proceeds of the conversion were reinvested in a new property, a transaction intended to qualify as tax-deferred under the Code.

31769: 31770:

    Except for re-acquisitions of previously owned properties upon default by the purchaser, the transfer of a defaulted loan, the tax-deferred property exchanges and the disputes with lenders described herein, there have been no further major adverse business developments or conditions experienced by these prior partnerships which would be material to investors in the Company.

31771: 31772:

    Upon written request to the Company, any potential investor may obtain, without charge, the most recent Annual Report on Form 10-K filed with the Commission by any public program sponsored by any of the Inland Affiliated Companies which has reported to the Commission within the last 24 months. Copies of any exhibits to such Annual Reports shall be provided, upon request, for a reasonable fee.

31773: 31774:

31775:

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

31776:

31777:
31778:
31779:
31780:

31781:

31782: 31783:

Summary Tables

31784: 31785:

    The following summary tables set forth certain information concerning prior programs discussed above through September 30, 1998.

31786: 31787:

    Land Fund I, Land Fund II, Land Fund III, and Wisconsin Land Fund were formulated as pure capital appreciation investments. No current return (i.e., from rents or interest) was contemplated or available as capital was invested in non-income producing vacant land parcels. Distributions are received on an irregular basis, only as a result of a sale of the vacant land parcels. These distributions consist of both the return of the invested capital amount allocated to the purchase of the parcel or parcels sold plus the profit on the involved parcels as measured by the sale price (net of costs of the sale) minus the fully loaded purchase price (allocated capital). The method of measuring return on investment to date is on a sold parcel-by-parcel basis, as follows:

31788: 31789: 31790: 31791: 31793: 31794: 31796: 31797: 31799: 31801: 31803: 31804: 31806: 31808: 31810: 31812: 31814: 31816: 31818: 31820: 31821: 31822: 31823: 31824: 31825: 31826: 31827: 31828: 31829: 31830: 31832: 31834: 31835: 31837: 31838: 31840: 31842: 31844: 31845: 31846: 31847: 31848: 31849: 31850: 31851: 31852: 31853: 31854: 31856: 31858: 31859: 31861: 31862: 31864: 31866: 31868: 31869: 31870: 31871: 31872: 31873: 31874: 31875: 31876: 31877: 31878: 31880: 31882: 31883: 31885: 31886: 31888: 31890: 31892: 31893: 31894: 31895: 31896: 31897: 31898: 31899: 31900: 31901: 31902: 31904: 31906: 31907: 31909: 31910: 31912: 31914: 31916: 31917:
	31792: Net Sales Prices of Parcels		31795: Fully Loaded Purchase Price (Allocated Capital of Parcels Sold		31798: Net Profits on Parcels Sold	31800: Gross Return % (Net Profit/	31802: Average Annual Return on Allocated Capital (Gross Return %/Average Number of Years of
31805: Fund	31807: Sold To Date	31809: Less	31811: To Date)	31813: =	31815: To Date	31817: Allocated Capital)	31819: Capital Invested

31831: Land Fund I	31833: $ 5,996,219		31836: $3,883,452		31839: $ 2,112,767	31841: 54%	31843: 5.40%

31855: Land Fund II	31857: 10,602,689		31860: 7,184,802		31863: 3,417,887	31865: 48%	31867: 5.33%

31879: Land Fund III	31881: 1,974,816		31884: 819,423		31887: 1,155,393	31889: 141%	31891: 20.14%

31903: Wisconsin Land Fund	31905: 2,433,738		31908: 1,440,186		31911: 993,552	31913: 69%	31915: 11.50%
31918: 31919: 31920: 31921: 31922: 31924: 31925: 31926: 31927: 31928: 31929: 31930: 31931: 31932: 31934: 31935: 31936: 31938: 31939: 31940: 31942: 31943: 31945: 31947: 31948: 31949: 31951: 31953: 31955: 31957: 31959: 31961: 31963: 31964: 31965: 31966: 31967: 31968: 31969: 31970: 31971: 31972: 31973: 31975: 31977: 31979: 31981: 31983: 31985: 31987: 31989: 31990: 31991: 31992: 31993: 31994: 31995: 31996: 31997: 31998: 31999: 32001: 32003: 32005: 32007: 32009: 32011: 32013: 32015: 32016: 32017: 32018: 32019: 32020: 32021: 32022: 32023: 32024: 32025: 32027: 32029: 32031: 32033: 32035: 32037: 32039: 32041: 32042: 32043: 32044: 32045: 32046: 32047: 32048: 32049: 32050: 32051: 32053: 32055: 32057: 32059: 32061: 32063: 32065: 32067: 32068: 32070: 32072: 32074: 32076: 32078: 32080: 32082: 32084: 32085: 32087: 32089: 32091: 32093: 32095: 32097: 32099: 32101: 32102: 32104: 32106: 32108: 32110: 32112: 32114: 32116: 32118: 32119: 32121: 32123: 32125: 32127: 32129: 32131: 32133: 32135: 32136: 32138: 32140: 32142: 32144: 32146: 32148: 32150: 32152: 32153: 32155: 32157: 32159: 32161: 32163: 32165: 32167: 32169: 32170: 32172: 32174: 32176: 32178: 32180: 32182: 32184: 32186: 32187: 32189: 32191: 32193: 32195: 32197: 32199: 32201: 32203: 32204:
31923: Cumulative Distributions To Limited Partners
31933: Return On
	31937: Capital			31941: Return Of		31944: Return On	31946: Investment
	31950: Raised	31952: Total	31954: =	31956: Investment	31958: +	31960: Investment	31962: Per Year

31974: Monthly Income Fund II	31976: $25,323,569	31978: $20,872,988	31980:	31982: $ 4,395,565	31984:	31986: $ 16,477,423	31988: 8.00%

32000: Growth Fund II	32002: 4,038,250	32004: 4,639,228	32006:	32008: 3,668,772	32010:	32012: 970,456	32014: 5.11%

32026: Mortgage Fund III	32028: 2,837,249	32030: 3,601,916	32032:	32034: 2,420,750	32036:	32038: 1,181,166	32040: 6.25%

32052: Triple Security Fund, L.P.	32054: 3,000,000	32056: 4,294,216	32058:	32060: 3,000,000	32062:	32064: 1,294,216	32066: 10.00%
32069: Employee Appreciation Fund, L.P.*	32071: 400,000	32073: 502,198	32075:	32077: 400,000	32079:	32081: 102,198	32083: 10.00%
32086: Inland Junior Mortgage Fund, L.P.*	32088: 410,000	32090: 541,156	32092:	32094: 410,000	32096:	32098: 131,156	32100: 6.97%
32103: Inland Condominium Financing Fund, L.P.	32105: 1,031,000	32107: 1,411,617	32109:	32111: 1,031,000	32113:	32115: 380,617	32117: 10.00%
32120: 10% Income Fund, L.P.	32122: 2,000,000	32124: 2,878,335	32126:	32128: 2,000,000	32130:	32132: 878,335	32134: 10.00%
32137: 9% Income Junior Mortgage Fund, L.P.*	32139: 1,000,000	32141: 619,061	32143:	32145: 112,851	32147:	32149: 506,210	32151: 9.00%
32154: 9% Monthly Cash Fund, L.P.	32156: 4,000,000	32158: 1,889,393	32160:	32162: 0	32164:	32166: 1,889,393	32168: 9.00%
32171: 9% Monthly Cash Fund II, L.P.	32173: 4,000,000	32175: 1,827,616	32177:	32179: 0	32181:	32183: 1,827,616	32185: 9.00%
32188: IMC Note Issue #2 1993	32190: 6,800,000	32192: 2,551,357	32194:	32196: 0	32198:	32200: 2,551,357	32202: 8.00%
32205: 32206: 32207:

*  Returns of Capital prior to Final Distribution.

32208: 32209:

32210:

32211:

MANAGEMENT

32212: 32213:

Inland Affiliated Companies

32214: 32215:

    The Inland Organization is a fully-integrated real estate and financial organization, providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, syndication, renovation, construction, finance and other related services. The first of the Inland Affiliated Companies was started by a group of Chicago school teachers in 1967, and incorporated the following year. The founders of Inland all remain actively involved in overseeing these companies. The businesses of these Inland Affiliated Companies are still centered in the Chicago metropolitan area. Over the past 30 years, the Inland Affiliated Companies have experienced significant growth. The Inland Affiliated Companies, in the aggregate, in April 1998 were ranked by CRAIN'S CHICAGO BUSINESS as the 39th largest privately held business group headquartered in the Chicago area. Among the Inland Affiliated Companies is the largest property management firm in Illinois and one of the largest commercial real estate and mortgage banking firms in the Midwest.

32216: 32217:

    The Inland Affiliated Companies have approximately 700 employees. The senior management of the Company includes executives of the Inland Affiliated Companies. The Company's management personnel have substantial experience in a full range of real estate services. The top seven senior executives of the Company have an average of 25 years experience in the real estate industry.

32218: 32219:

    The Advisor and the Dealer Manager are Inland Affiliated Companies. The relevant skills and experience of each of the Inland Affiliated Companies, developed over the course of 30 years in business, primarily in the Chicago metropolitan area, is available to the Company in the conduct of its business.

32220: 32221:

    As of September 30, 1998, limited partnerships for which Inland Real Estate Investment Corporation ("IREIC"), one of the Inland Affiliated Companies, is the general partner own in excess of 8,200 acres of pre-development land in the Chicago area, as well as 9,550,000 square feet of commercial property in Chicago and nationwide.

32222: 32223:

    The Inland Affiliated Companies developed expertise in real estate financing as it bought and sold properties over the years. In 1977, Inland Mortgage Corporation, an Illinois corporation ("IMC"), was incorporated. IMC, during its history, has originated more than $1 billion in financing, including loans to third parties and affiliated entities.

32224: 32225:

    Further delineation of functions and duties associated with financing occurred in 1990, with the separate incorporation of Inland Mortgage Investment Corporation ("IMIC") and Inland Mortgage Servicing Corporation ("IMSC"). IMIC, as of September 30, 1998, owned a $122,486,000 loan portfolio, and IMSC serviced a loan portfolio of 454 loans exceeding approximately $641,494,000.

32226: 32227:

    As of September 30, 1998, The Inland Property Management Group, Inc. ("IPMGI"), one of the Inland Affiliated Companies, and its Affiliates manage approximately 13,400 multi-family units, principally located in the Chicago metropolitan area, which IPMGI believes is more than any other firm in that market. In December 1998 IPMGI was ranked by CRAIN'S CHICAGO BUSINESS as the 11th largest commercial property management firm in the six-county Chicago area based on its 12.4 million square feet of commercial properties managed in that area at the end of 1997. The Management Agent was incorporated in 1998 to segregate responsibility for management of the Company's Properties from IPMGI's growing management portfolio of commercial properties. The Management Agent will be responsible for collecting rent, leasing and maintaining the commercial properties which it manages, which are intended to primarily be the Company's Properties in the Company's Primary Geographical Area of Investment. The Management Agent is owned primarily by individuals who are Affiliates of Inland.

32228: 32229:

    In August 1988, IPMGI and its Affiliates owned or managed 1.3 million square feet of retail property. That figure has grown to over 15 million square feet by September 30, 1998, of which 5.3 million square feet is represented by properties owned by IREC.

32230: 32231:

32232: 32233:

    IPMGI and its Affiliates are responsible for collecting rent and leasing and maintaining the commercial properties which they manage. As of September 30, 1998, a substantial portion of the portfolio of IPMGI and its Affiliates, approximately 8.8 million square feet, consists of properties leased on a Triple-Net Lease Basis to Creditworthy Tenants, which means the tenant operates and maintains the property and pays rent which is net of property taxes, insurance and operating expenses.

32234: 32235:

    Inland Real Estate Acquisitions, Inc. ("IREA"), one of the Inland Affiliated Companies, has extensive experience in acquiring real estate for investment. Over the years, IREA and its Affiliates have acquired approximately 755 properties.

32236: 32237:

    See also "Prior Performance of the Company's Affiliates" and Appendix A--"Prior Performance Tables" for information concerning over $647,000,000 raised from approximately 34,510 investors in connection with one other REIT, six public real estate equity programs, one private real estate equity program and nine private placement mortgage and note programs sponsored by Inland Affiliated Companies during the 10-year period ending September 30, 1998, and the prior performance of those programs.

32238: 32239:

    The following sets forth certain information with respect to the directors and principal executive officers of Inland:

32240: 32241: 32242: 32244: 32246: 32248: 32249: 32250: 32251: 32252: 32253: 32255: 32257: 32259: 32260: 32261: 32262: 32263: 32264: 32266: 32268: 32270: 32271: 32272: 32273: 32274: 32275: 32277: 32279: 32281: 32282: 32283: 32284: 32285: 32286: 32288: 32290: 32292: 32293: 32294: 32295: 32296: 32297: 32299: 32301: 32303: 32304:
32243: Name	32245: Age*	32247: Position And Office With Inland

32254: Daniel L. Goodwin	32256: 55	32258: Chairman, President and Director

32265: Robert H. Baum	32267: 55	32269: Vice Chairman, Executive Vice President-General Counsel and Director

32276: G. Joseph Cosenza	32278: 55	32280: Vice Chairman and Director

32287: Robert D. Parks	32289: 55	32291: Director

32298: Norbert J. Treonis	32300: 48	32302: Director
32305: 32306: 32307:

*   As of January 1, 1999

32308: 32309:

Messrs. Goodwin, Baum, Cosenza and Parks were the founders of Inland.

32310: 32311:

    Daniel L. Goodwin is a Director, Chairman of the Board of Directors and President of Inland. He has been with The Inland Group, Inc. and its Affiliates since 1968 and is one of the four original principals.

32312: 32313:

    Mr. Goodwin has served as Director of the Avenue Bank of Oak Park, as Director of the Continental Bank of Oakbrook Terrace, and as Chairman of the bank holding company of American National Bank of DuPage. Currently he is the Chairman of the Board of Inland Mortgage Investment Corporation, one of the Inland Affiliated Companies.

32314: 32315:

    Housing. Mr. Goodwin has been in the housing industry for more than 28 years, and has demonstrated a lifelong interest in housing-related issues. He is a licensed real estate broker and a member of the National Association of Realtors. Mr. Goodwin has developed thousands of housing units in the Midwest, New England, Florida, and the Southwest. He is also the author of a nationally recognized real estate reference book for the management of residential properties.

32316: 32317:

    Mr. Goodwin has served on the Board of the Illinois State Affordable Housing Trust Fund for the past six years. He is an advisor for the Office of Housing Coordination Services of the State of Illinois, and a member of the Seniors Housing Committee of the National Multi-Housing Council. Recently, Illinois Governor Jim Edgar appointed Mr. Goodwin as Chairman of the Housing Production Committee for the Illinois State Affordable Housing Conference. He also served as a member of the Cook County Commissioner's Economic Housing Development Committee, and he was the Chairman of the DuPage County Affordable Housing Task Force. The 1992 Catholic Charities Award was

32318: 32319:

32320: 32321:

presented to Mr. Goodwin for his work in addressing affordable housing needs. The City of Hope designated him as work in addressing affordable housing needs. The City of Hope designated him as the Man of the Year in 1980 for the Illinois construction industry. In 1989, the Chicago Metropolitan Coalition on Aging presented Mr. Goodwin with an award in recognition of his efforts in making housing more affordable to Chicago's Senior Citizens. In 1995, PADS, Inc. (Public Action to Deliver Shelter) presented Mr. Goodwin with an award, recognizing Inland as the leading corporate provider of transitional housing for the homeless people of DuPage County. Mr. Goodwin also serves as Chairman of New Directions Housing Corporation, a leading provider of affordable housing in northern Illinois.

32322: 32323:

    Education. Mr. Goodwin is a product of Chicago-area schools, and obtained his Bachelor's and Master's Degrees from Illinois Universities. Following graduation, he taught for five years in the Chicago Public Schools. His commitment to education has continued through his work with the BBF Family Services' Pilot Elementary School in Chicago, and the development of the Inland Vocational Training Center for the Handicapped located at Little City in Palatine, Illinois. He personally established an endowment which funds a perpetual scholarship program for inner-city disadvantaged youth. In 1990 he received the Northeastern Illinois University President's Meritorious Service Award. Mr. Goodwin holds a Master's Degree in Education from Northern Illinois University, and in 1986, he was awarded an Honorary Doctorate from Northeastern Illinois University College of Education. More than 12 years ago, under Mr. Goodwin's direction, Inland instituted a program to educate disabled students about the workplace. Most of those original students are still employed at Inland today, and Inland continues as one of the largest employers of the disabled in DuPage County. Mr. Goodwin has served as a member of the Board of Governors of Illinois State Colleges and Universities, and he is currently a trustee of Benedictine University. He was elected Chairman of the Northeastern Illinois University Board of Trustees in January 1996.

32324: 32325:

    Acknowledgments. Mr. Goodwin served as a member of Illinois Governor Jim Edgar's Transition Team. In 1988 he received the Outstanding Business Leader Award from the Oak Brook Jaycees and has been the General Chairman of the National Football League Players Association Mackey Awards for the benefit of inner-city youth. He served as the recent Chairman of the Speakers Club of the Illinois House of Representatives. In March 1994 he won the Excellence in Business Award from the DuPage Area Association of Business and Industry. Additionally, he was honored by Little Friends in 1995 for rescuing their Parent-Handicapped Infant Program when they lost their lease. He was the recipient of the 1995 March of Dimes Life Achievement Award and was recognized as the 1997 Corporate Leader of the Year by the Oak Brook Area Association of Commerce and Industry.

32326: 32327:

    Robert H. Baum has been with The Inland Group, Inc. and its Affiliates since 1968 and is one of the four original principals. Mr. Baum is a Director, Vice Chairman and Executive Vice President-General Counsel of The Inland Group, Inc. In his capacity as General Counsel, Mr. Baum is responsible for the supervision of the legal activities of the Inland Affiliated Companies. This responsibility includes the supervision of The Inland Group, Inc. Law Department and serving as liaison with outside counsel. Mr. Baum has served as a member of the North American Securities Administrators Association Real Estate Advisory Committee and as a member of the Securities Advisory Committee to the Secretary of State of Illinois. He is a member of the American Corporation Counsel Association and

32328:

has also been a guest lecturer for the Illinois State Bar Association. Mr. Baum has been admitted to practice before the Supreme Court of the United States, as well as the bars of several federal courts of appeals and federal district courts and the State of Illinois. He has served as a director of American National Bank of DuPage and currently serves as a director of Westbank. Mr. Baum also is a member of the Governing Council of Wellness House, a charitable organization that provides emotional support for cancer patients and their families.

32329: 32330:

    G. Joseph Cosenza has been with The Inland Group, Inc. and its Affiliates since 1968 and is one of the four original principals. Mr. Cosenza is a Director and Vice Chairman of The Inland Group, Inc. and oversees, coordinates and directs the Inland Organization's many enterprises. In addition, Mr. Cosenza immediately supervises a staff of nine

32331: 32332:

32333: 32334:

persons who engage in property acquisitions. Mr. Cosenza has been a consultant to other real estate entities and lending institutions on property appraisal methods.

32335: 32336:

    Mr. Cosenza received his B.A. Degree from Northeastern Illinois University and his M.S. Degree from Northern Illinois University. From 1967 to 1968, he taught in the La Grange Illinois School District and, from 1968 to 1972, he served as Assistant Principal and taught in the Wheeling, Illinois School District. Mr. Cosenza has been a licensed real estate broker since 1968 and an active member of various national and local real estate associations, including the National Association of Realtors and the Urban Land Institute.

32337: 32338:

    Mr. Cosenza has also been Chairman of the Board of American National Bank of DuPage, and has served on the Board of Directors of Continental Bank of Oakbrook Terrace. He is presently a director of Westbank in Westchester and Hillside, Illinois.

32339: 32340:

    Robert D. Parks has been with The Inland Group, Inc. and its Affiliates since 1968 and is one of the four original principals. He is a Director of The Inland Group, Inc.; as well as Chairman of Inland Real Estate Investment Corporation ("IREIC"); and President, Chief Executive Officer, Chief Operating Officer and an Affiliated Director of Inland Real Estate Corporation, a REIT sponsored by IREIC.

32341: 32342:

    Mr. Parks is responsible for the ongoing administration of existing investment programs, corporate budgeting and administration for IREIC. He oversees and coordinates the marketing of all investments and investor relations.

32343: 32344:

    Prior to joining Inland, Mr. Parks was a school teacher in Chicago's public schools. He received his B.A. Degree from Northeastern Illinois University and his M.A. Degree from the University of Chicago. He is a registered Direct Participation Program Limited Principal with the National Association of Securities Dealers, Inc. He is also a member of the Real Estate Investment Association, as well as a member of the National Association of Real Estate Investment Trusts, Inc. ("NAREIT").

32345: 32346:

    Mr. Parks has been Chairman, Chief Executive Officer and an Affiliated Director of the Company since its formation.

32347: 32348:

    Norbert J. Treonis joined The Inland Group, Inc. and its Affiliates in 1975 and he is currently a Director of The Inland Group, Inc., as well as Chairman and Chief Executive Officer of Inland Property Management Group, Inc. and Chairman of the Board of Directors of Inland Commercial Property Management, Inc. He serves on the Board of Directors of all Inland subsidiaries involved in property management, acquisitions and maintenance of real estate, including in addition to those mentioned in the preceding sentence, Mid-America Management Corp., Metropolitan Construction Services, Inc. and American Building Services, Inc. Mr. Treonis is charged with the responsibility of the overall management and leasing of all apartment units, retail, industrial and commercial properties nationwide for the Inland Affiliated Companies.

32349: 32350:

    Mr. Treonis is a licensed real estate broker. He is a past member of the Board of Directors of American National Bank of DuPage, the Apartment Building Owners and Managers Association of Illinois, the National Apartment Association and the Chicagoland Apartment Association.

32351: 32352:

General Management Of The Company

32353: 32354:

    The Company operates under the direction of the Board that is responsible for the overall management and control of the Company's affairs. However, the Board has retained the Advisor to manage the Company's day-to-day affairs, subject to the Board's supervision.

32355: 32356:

    Investment policies of the Company, as well as fees and expenses of the Company, have been established by the Board and are reviewed and approved by the Directors (including a majority of the Independent Directors) with sufficient frequency (but not less than annually) to ensure that the policies being followed are in the best interest of the Stockholders. All Directors are responsible, as a result of their fiduciary duties, for determining the reasonableness of

32357: 32358:

32359: 32360:

the Company's total fees and expenses in light of the Company's investment experience and the fees and expenses of companies performing comparable services. Each determination, along with the supporting rationale, is set forth in the minutes of the meetings of the Board.

32361: 32362:

    The Independent Directors are required to determine, from time to time, but not less than annually, that the compensation paid by the Company to the Advisor is reasonable in relation to the nature and quality of the services performed and within the limits prescribed by applicable state regulatory authorities. The Independent Directors are also required to supervise the Advisor's performance and the compensation paid to it by the Company to determine that the provisions of the Advisory Agreement are being carried out. Each such determination must be based on at least the factors set forth below and other factors that the Independent Directors may deem relevant. The findings of the Independent Directors on each such factor must be recorded in the minutes of the meetings of the Board. These factors include: (i) the size of the fee paid to the Advisor in relation to the size, composition and profitability of the portfolio of the Company; (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (iii) the rates charged to other REITs and to investors other than REITs by advisors performing similar services; (iv) additional revenues realized by the Advisor and any Affiliate through their relationship with the Company, including loan administration, underwriting or brokerage commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and (vii) the quality of the portfolio of the Company in relationship to the investments generated by the Advisor for its own account. See "Certain Responsibilities of Directors and the Advisor; Indemnification" and "--The Advisory Agreement" in this Section.

32363: 32364:

    The Board will be comprised of from three to eleven individuals, a majority of whom are deemed to be independent of the Company (the "Independent Directors"). An Independent Director is defined to mean generally Directors who (i) are not affiliated and have not been affiliated within the two years prior to their becoming an Independent Director of the Company, directly or indirectly, with the Company, the Sponsor, the Advisor or any of their Affiliates through ownership, employment, being an officer or director or having a material business or professional relationship, (ii) do not serve as a director or trustee for more than two other REITs organized by the Company, the Sponsor or the Advisor or advised by the Advisor, and (iii) perform no other services for the Company. See "Glossary" for a more expansive definition of "Independent Directors." Election of Board members is conducted on an annual basis. Each individual elected to the Board serves a one-year term or until his or her successor is elected. See "Summary of the Organizational Documents."

32365: 32366:

    The Company does not have any policy limiting any of its officers, directors, Stockholders or Affiliates from engaging for their own account in business activities of the types to be conducted by the Company. However, the Company does have policies relating to when the Company may enter into a transaction with such Persons. See "Summary of Organizational Documents--Transactions with Affiliates."

32367: 32368:

[THE BALANCE OF THIS PAGES IS INTENTIONALLY LEFT BLANK]

32369: 32370:

32371:

32372: 32373:

Directors and Executive Officers of the Company

32374: 32375:

    The following table sets forth certain information with respect to the Company's Directors and executive officers. The biography of Mr. Parks, who has been Chairman, Chief Executive Officer and an Affiliated Director of the Company since its formation, is set forth above under "--Inland Affiliated Companies" in this Section:

32376: 32377:

32378: 32380: 32382: 32384: 32385: 32387: 32389: 32391: 32392: 32394: 32396: 32398: 32399: 32401: 32403: 32405: 32406: 32408: 32410: 32412: 32413: 32415: 32417: 32419: 32420: 32422: 32424: 32426: 32427: 32429: 32431: 32433: 32434: 32436: 32438: 32440: 32441: 32443: 32445: 32447: 32448:
32379: Name	32381: Age*	32383: Position And Office With The Company
32386: Robert D. Parks	32388: 55	32390: Chairman, Chief Executive Officer and Affiliated Director
32393: Barry L. Lazarus	32395: 52	32397: President, Chief Operating Officer and Affiliated Director
32400: Roberta S. Matlin	32402: 54	32404: Vice President--Administration
32407: Steven D. Sanders	32409: 50	32411: Vice President--Acquisitions
32414: Samuel A. Orticelli	32416: 45	32418: Secretary
32421: Kelly Tucek	32423: 36	32425: Treasurer and Chief Financial Officer
32428: Daniel K. Deighan	32430: 58	32432: Independent Director
32435: Michael S. Rosenthal	32437: 41	32439: Independent Director
32442: Kenneth E. Masick	32444: 53	32446: Independent Director
32449: 32450: 32451:

*  As of January 1, 1999

32452: 32453:

    Barry L. Lazarus has been President, Chief Operating Officer and an Affiliated Director of the Company since its formation. After a brief career in public accounting, Mr. Lazarus joined Inland in 1973 as its original controller and was later promoted to Treasurer. From 1973 to 1979 he supervised all corporate and partnership accounting and tax matters, and managed corporate financial affairs. In 1979 Mr. Lazarus relocated to Phoenix, Arizona and formed The Butterfield Company, a development and contracting firm, while also serving as a consultant to investors in several commercial ventures. Between 1979 and 1987 the Butterfield Company successfully completed several projects in conjunction with national real estate firms, including Inland. From 1988 until October 1990 Mr. Lazarus was Vice President of Finance for UDC Homes, Inc., then a New York Stock Exchange Company and the largest home builder in the state of Arizona. His duties included obtaining financing for numerous development and construction projects in the Southeastern and Southwestern United States, as well as maintaining investor relations.

32454: 32455:

    Mr. Lazarus rejoined Inland in October 1990 and became President of Intervest Midwest Real Estate Corporation ("Intervest"), then one of the Inland Affiliated Companies. Intervest, which has its principal office in Atlanta, Georgia, has been active in land acquisition, development, financing and disposition of real estate assets in the Midwest and Southeast, for its own account and for others. Mr. Lazarus solely owns Wisconsin and Southern Land Company, Inc., of which he has been President and Director since December 1993. Wisconsin and Southern Land Company, Inc., which has its office in Atlanta, Georgia, is a holding company that acquired Intervest from the Inland Organization in 1994. Intervest, pursuant to a service agreement, currently provides property zoning, development and disposition services to Wisconsin Capital Land Fund, L.P. ("Wisconsin Land Fund"), a private placement real estate equity program sponsored by IREIC. Intervest earned approximately $80,000 of deferred compensation for 1997, and anticipates earning approximately $165,000 in 1998, for its services rendered and to be rendered to Wisconsin Land Fund. See "Prior Performance of the Company's Affiliates--Private Placement Real Estate Equity Program." Mr. Lazarus continues to serve as President of Intervest.

32456: 32457:

    From September 1994 until recently, Mr. Lazarus was President of Inland Shelter Group, LLC, Atlanta, Georgia, which was engaged in the development of apartment buildings in the state of Georgia. He received his B.B.A. Degree from the University of Wisconsin, is a certified public accountant and holds real estate broker licenses in the states of Wisconsin and Georgia.

32458: 32459:

32460:

32461:

32462:

32463: 32464:

    Roberta S. Matlin has been Vice President--Administration of the Company since its formation in 1998. Ms. Matlin joined Inland in 1984 as Director of Investor Administration and currently serves as Senior Vice President--Investments of IREIC, directing IREIC's day-to-day internal operations. She has also been Vice President-Administration of Inland Real Estate Corporation, a REIT, since March 1995. Ms. Matlin is a Director of IREIC, Inland Securities Corporation and Inland Real Estate Advisory Services, Inc. Prior to joining Inland, she spent 11 years with the Chicago Region of the Social Security Administration of the United States Department of Health and Human Services. Ms. Matlin received her B.A. Degree from the University of Illinois. She is registered with the NASD as a general securities principal and investment advisor.

32465: 32466:

    Steven D. Sanders has been involved in the real estate industry, continuously, since 1970. His real estate career began with Carlsberg Financial Corporation, in Los Angeles, California, a sponsor of national real estate limited partnerships that acquired office, industrial, multi-family, manufactured home parks and retail properties throughout the United States. As Regional Director of Acquisitions, Mr. Sanders' responsibilities included identification, analysis, negotiations and closings of properties in the eastern United States, on behalf of Carlsberg Financial Corporation sponsored partnerships.

32467: 32468:

    In 1979 and 1980, Mr. Sanders worked for R&B Development, Los Angeles, California, as Director of Acquisitions for multi-family properties acquired for ultimate conversions to condominiums. In 1981, he formed Irvine Properties, Inc. which offered real estate consultation, brokerage and management services to local and national investors. In 1984, Mr. Sanders joined Univest Real Estate Corporation, Tampa, Florida, an Affiliate of Inland, and spearheaded the acquisition of multi-family properties throughout the state of Florida.

32469: 32470:

    In 1988, he formed Florida Country Clubs, Inc., which acquired and operated three golf and country clubs located in Orlando, Florida. In 1991, Mr. Sanders acquired interests in additional golf and country clubs on the east and west coasts of Florida. In 1993 he rejoined Inland at its Oak Brook, Illinois headquarters with the primary responsibility of acquiring shopping centers for IREC. Through September 30, 1998, Mr. Sanders was directly responsible for acquiring 49 shopping centers at an aggregate purchase price in excess of $302,000,000.

32471: 32472:

    He has been Vice President--Acquisitions of the Company since its formation.

32473: 32474:

    Samuel A. Orticelli has been Secretary of the Company since its formation. Mr. Orticelli joined the Inland Affiliated Companies in 1984. He is a Vice President of Inland, Senior Counsel with The Inland Group, Inc. Law Department and serves as legal counsel for IREIC, with responsibilities relating to securities law and real estate transactions. Mr. Orticelli has been Assistant Secretary of Inland Real Estate Corporation, a REIT, since its formation in 1994. He received his B.S. Degree in accounting from Marquette University and his law degree from DePaul University. Prior to joining Inland, Mr. Orticelli worked for the Chicago law firm of Katz, Randall & Weinberg, specializing in real estate transactions. He is a member of the Illinois State Bar Association and served on the Corporate Law Departments Section Council (1995-1998) and the Real Estate Law Section Council (1989-1994). He is a past president of the Justinian Society of Lawyers (DuPage Chapter).

32475: 32476:

    Kelly Tucek has been Treasurer and Chief Financial Officer of the Company since its formation. Ms. Tucek joined Inland in 1989 and is an Assistant Vice President of IREIC. Ms. Tucek is responsible for the Investment Accounting Department of IREIC, which includes the accounting for the Company and all IREIC public limited partnership accounting functions, along with quarterly and annual SEC filings. She has also been Secretary and Treasurer of Inland Real Estate Corporation, a REIT, since October 1996. Prior to joining Inland, Ms. Tucek was on the audit staff of Coopers and Lybrand since 1984. She received her B.A. Degree in Accounting and Computer Science from North Central College.

32477: 32478:

    Daniel K. Deighan is an appraiser, who holds the MAI designation from the American Institute of Real Estate Appraisers (the predecessor to the Appraisal Institute), and has 27 years of appraisal experience. He has testified as an expert witness in numerous counties throughout Florida, and in some courts in New York in eminent domain and other appraisal matters. Mr. Deighan is President of Florida Property Consultants Group, which has its office in Port St.

32479: 32480:

32481: 32482:

Lucie, Florida. That firm is successor to Deighan Appraisal Associates, Inc. and its predecessors, which Mr. Deighan formed in 1971. Its business is the providing of expert appraisal, consulting and eminent domain services throughout Florida.

32483: 32484:

    Mr. Deighan has also been President of Southern Real Estate Group, Inc. since August 1998, a commercial real estate brokerage firm. In addition, since February 1996, he has been Vice-President of Southern Property Consultants, Inc., a firm which specializes in real estate tax appeals, and a principal of Florida Residential Consultants, Inc., which provides appraisal services. All of the companies mentioned in this paragraph have their offices in Port St. Lucie, Florida.

32485: 32486:

    Deighan Appraisal Associates, Inc. was honored as the "Business of the Year" in 1990 by the Port St. Lucie Chamber of Commerce. Mr. Deighan is Vice Chairman of the Martin County Industrial Development Agency and a past President of the Tri-County Tec Foundation and the Economic Council of Martin County, Florida. He received his B.A. Degree from Sienna College, Albany, New York.

32487: 32488:

    Michael S. Rosenthal is an attorney who has been in private practice since 1984. He has been a shareholder of the Atlanta, Georgia law firm of Wagner, Johnston & Rosenthal, P.C. since September 1996. From January 1991 through August 1996, Mr. Rosenthal was President and a shareholder of the Atlanta, Georgia law firm of Weinstein, Rosenthal & Tobin, P.C. That law firm's predecessor conducted business as a partnership under the name of Weinstein, Rosenthal & Tobin from 1986 through December 1990, and Mr. Rosenthal served as its managing partner. He represents primarily service industry clients, providing day-to-day business counseling and advice, and services in the areas of mergers and acquisitions, real estate acquisitions and financings, as well as litigation when necessary. Mr. Rosenthal received both his B.A. Degree and his law degree from the University of Florida.

32489: 32490:

    Kenneth E. Masick has been a partner of Wolf & Company LLP, certified public accountants, since its formation in 1978. That firm, one of the largest in the Chicagoland area, specializes in audit, tax and consulting services to privately owned businesses. Mr. Masick currently is partner-in-charge of the firm's audit and accounting department and is responsible for the firm's quality control. His accounting experience also includes forecasts and projections, feasibility studies and due diligence activities on acquisitions.

32491: 32492:

    Mr. Masick has been in public accounting since his graduation from Southern Illinois University in 1967. He is also licensed as a General Securities Representative. Mr. Masick is a member of the American Institute of Certified Public Accountants and the Illinois CPA Society.

32493: 32494:

    He also serves as president and director of Wolf Capital Corporation, a firm specializing in mergers and acquisitions, business valuations and financial consulting, and as a director of Oak Brook Investor Advisory Services, Inc., a securities broker dealer firm. All of the mentioned entities with which Mr. Masick is affiliated have their offices in Oak Brook, Illinois.

32495: 32496:

Committees of the Board of Directors

32497: 32498:

    Audit Committee. The Company's Bylaws provide for the Board to designate an Audit Committee consisting of at least two Independent Directors. The Board has designated the three current Independent Directors as the members of the Audit Committee. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews the plans and results of the audit engagement with the independent public accountants, approves professional services provided by, and the independence of, the independent public accountants, considers the range of audit and non-audit fees and consults with the independent public accountants regarding the adequacy of the Company's internal accounting controls.

32499: 32500:

    Executive Committee. The Board may establish an Executive Committee consisting of three Directors, including two Independent Directors. The Executive Committee would likely exercise all powers of the Directors except for those which require actions by all of the Directors or the Independent Directors under the Articles or Bylaws or under applicable law.

32501: 32502:

32503: 32504:

    Executive Compensation Committee. The Board may establish an Executive Compensation Committee consisting of three Directors, including two Independent Directors, to establish compensation policies and programs for the Company's executive officers. The Executive Compensation Committee will exercise all powers of the Board in connection with establishing and implementing compensation matters, including incentive compensation and benefit plans.

32505: 32506:

Compensation of Directors and Officers

32507: 32508:

    The Company pays its Independent Directors an annual fee of $1,000. In addition, Independent Directors receive $250 for attending (in person or by telephone) each meeting of the Board or a committee thereof, and reimbursement for their out-of-pocket expenses incurred. The Affiliated Directors (Messrs. Parks and Lazarus) do not receive Director fees.

32509: 32510:

    Each Independent Director will be granted an option to purchase 3,000 Shares at a price of $9.05 per Share under the Company's Independent Director Stock Option Plan; subject however, to the condition that options may not be granted at any time when the grant (along with the grants to be made at the same time to other Independent Directors) would exceed 10% of the issued and outstanding Shares of the Company. Accordingly, the initial grants to the Independent Directors will not be made until the Company has 90,000 Shares issued and outstanding. In addition, each year on the date of the annual meeting of the Company's Stockholders, each Independent Director then in office will receive an additional grant of an option to purchase 500 Shares at an exercise price equal to the then fair market value per Share, as determined in accordance with the Independent Director Stock Option Plan. See "--Independent Director Stock Option Plan" in this Section.

32511: 32512:

    With the exception of Barry L. Lazarus, the officers of the Company will not receive any compensation from the Company for their services as such officers, but instead will receive compensation from Inland, IREIC or one of their Affiliates. Mr. Lazarus will receive an annual salary of $35,000 from the Company, and reimbursement for his out-of-pocket expenses incurred on behalf of the Company. His "at will" employment is based on an oral agreement. Mr. Lazarus will devote most of his time to the Company's business; however, he will continue to devote some time to Intervest Midwest Real Estate Corporation, of which he is President.

32513: 32514:

Independent Director Stock Option Plan

32515: 32516:

    The Company has an Independent Director Stock Option Plan (the "Independent Director Stock Option Plan") under which "Non-Employee Directors," as defined under Rule 16b-3 of the Exchange Act, are eligible to participate.

32517: 32518:

    A total of 75,000 Shares have been authorized and reserved for issuance under the Independent Director Stock Option Plan. If the number of outstanding Shares is increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Company through a reorganization or merger in which the Company is the surviving entity, or through a combination, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, an appropriate adjustment will be made in the number and kind of shares that may be issued pursuant to options. A corresponding adjustment to the exercise price of the options granted prior to any change will also be made. Any such adjustment, however, will be made without change in the total payment, if any, applicable to the portion of the options not exercised but with a corresponding adjustment in the exercise price for each Share.

32519: 32520:

    Subject to certain conditions, the Independent Director Stock Option Plan provides for the grant of non- qualified stock options to purchase 3,000 Shares to each Independent Director following such individuals becoming Independent Directors (the "Initial Options"), and for subsequent grants of options to purchase 500 Shares on the date of each annual Stockholder's meeting to each Independent Director then in office (the "Subsequent Options," collectively with the Initial Options referred to herein as an "Option" or the "Options"). However, options may not be granted at any time when the grant (along with the grants to be made at the same time to other Independent Directors) would exceed 10% of the issued and outstanding Shares of the Company. Accordingly, as of when, and if, the Company has 90,000 Shares issued and outstanding, Initial Options to purchase an aggregate of 9,000 Shares at $9.05 per Share (the "Option Price") will be granted (Initial Options to purchase 3,000 Shares as to each of the three Independent Directors), all of

32521: 32522:

32523: 32524:

which Initial Options will vest in the current Independent Directors upon their granting. The Option Price for subsequent Options will be equal to the fair market value of a Share on the last business day preceding the annual meeting of Stockholders, and shall be $9.05 per Share until the earlier of (i) the termination of this Offering or (ii) two years after the commencement of this Offering.

32525: 32526:

    One-third of the Initial Options are exercisable beginning on the date of their grant, one-third of the Initial Options will first become exercisable on the first anniversary of the date of their grant, and the remaining one-third of the Initial Options will first become exercisable on the second anniversary of the date of their grant. The Subsequent Options granted under the Independent Director Stock Option Plan will become fully exercisable on the second anniversary of the date of their grant.

32527: 32528:

    Options granted under the Independent Director Stock Option Plan are exercisable until the first to occur of (i) the tenth anniversary of the date of grant, (ii) the removal for cause of the Independent Director as an Independent Director, or (iii) three months following the date the Independent Director ceases to be an Independent Director for any other reason except death or disability, and may be exercised by payment of cash or through the delivery of Shares. Options granted under the Independent Director Stock Option Plan are generally exercisable in the case of death or disability for a period of one year after death or the disabling event, provided that the death or disabling event occurs while the person is an Independent Director and prior to his or her removal for cause, resignation or ceasing to be an Independent Director for any other reason; provided however, if the Option is exercised within the first six months after it becomes exercisable, any Shares issued pursuant to such exercise may not be sold until the six month anniversary of the date of the grant of the Option. Notwithstanding any other provisions of the Independent Director Stock Option Plan to the contrary, no option issued pursuant thereto may be exercised if such exercise would jeopardize the Company's status as a REIT under the Code.

32529: 32530:

    No option may be sold, pledged, assigned or transferred by an Independent Director in any manner otherwise than by will or by the laws of descent or distribution.

32531: 32532:

    Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon sale of all or substantially all of the Company's property, the Independent Director Stock Option Plan will terminate, and any outstanding unexercised options will terminate and be forfeited. However, holders of options may exercise any options that are otherwise exercisable immediately prior to the dissolution, liquidation, consolidation or merger. Notwithstanding the foregoing, the Board may provide in writing in connection with, or in contemplation of, any such transaction for any or all of the following alternatives (separately or in combinations): (i) for the assumption by the successor corporation of the Options theretofore granted or the substitution by such corporation for such Options of options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices; (ii) for the continuance of the Independent Director Stock Option Plan by such successor corporation in which event the Independent Director Stock Option Plan and the Options will continue in the manner and under the terms so provided; or (iii) for the payment in cash or Shares in lieu of and in complete satisfaction of such Options.

32533: 32534:

The Advisor

32535: 32536:

    The Advisor, an Illinois corporation, is a wholly owned subsidiary of IREIC. The following table sets forth information regarding the executive officers and directors of the Advisor, all of whom have held their positions and offices with the Advisor since its formation in 1998. The biographies of Messrs. Parks, Cosenza and Treonis are

32537: 32538:

32539:

32540:

32541:

32542:

32543: 32544:

set forth above under "--Inland Affiliated Companies," and the biography of Mr. Orticelli is set forth under "--Directors and Executive Officers of the Company," in this Section.

32545: 32546:

32547: 32549: 32551: 32553: 32554: 32556: 32558: 32560: 32561: 32563: 32565: 32567: 32568: 32570: 32572: 32574: 32575: 32577: 32579: 32581: 32582: 32584: 32586: 32588: 32589: 32591: 32593: 32595: 32596:
32548: Name	32550: Age*	32552: Position and Office with the Advisor
32555: Robert D. Parks	32557: 55	32559: Chairman of the Board and President
32562: G. Joseph Cosenza	32564: 55	32566: Director
32569: Norbert J. Treonis	32571: 48	32573: Director
32576: Patricia A. Challenger	32578: 46	32580: Vice President--Asset Management
32583: Catherine L. Lynch	32585: 40	32587: Treasurer
32590: Samuel A. Orticelli	32592: 45	32594: Secretary
32597: 32598: 32599:

* As of January 1, 1999

32600: 32601:

    Patricia A. Challenger joined Inland in 1985. Ms. Challenger is currently a Senior Vice President of IREIC in charge of the Asset Management Department, where she is responsible for developing operating and disposition strategies for properties owned by IREIC related entities. She has also been Assistant Secretary of Inland Real Estate Corporation, a REIT, since March 1995. Ms. Challenger received her B.S. Degree from George Washington University and her Master's Degree from Virginia Tech University. She was selected and served from 1980 to 1984 as a Presidential Management Intern, where she was part of a special government-wide task force to eliminate waste, fraud and abuse in government contracting, and also served as Senior Contract Specialist responsible for capital improvements in 109 governmental properties. Ms. Challenger is a licensed real estate broker, NASD registered securities sales representative and is a member of the Urban Land Institute.

32602: 32603:

    Catherine L. Lynch joined the Inland Organization in 1989 and is the Treasurer of Inland Real Estate Investment Corporation ("IREIC") and Inland Securities Corporation. Ms. Lynch is responsible for managing the Corporate Accounting Department of IREIC. Prior to joining the Inland Organization, Ms. Lynch worked in the field of public accounting for KPMG Peat Marwick LLP since 1980. She received her B.S. Degree in Accounting from Illinois State University. Ms. Lynch is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society. She is registered with the NASD as a Financial Operations Principal.

32604: 32605:

The Advisory Agreement

32606: 32607:

    Under the terms of the Advisory Agreement, the Advisor generally has responsibility for the day-to-day operations of the Company, administers the Company's bookkeeping and accounting functions, serves as the Company's consultant in connection with policy decisions to be made by the Board, manages or causes to be managed by another party, the Company's Properties and renders other services as the Board deems appropriate. The Advisor is subject to the supervision of the Board and has only such functions as are delegated to it by the Board.

32608: 32609:

    The Advisor bears the expenses it incurs in connection with performing its duties under the Advisory Agreement, including employee expenses; certain travel and other expenses of its directors, officers and employees; rent; telephone; and equipment expenses to the extent such expenses relate to the office maintained by both the Company and the Advisor and miscellaneous administrative expenses incurred in supervising, monitoring and inspecting real property or other investments of the Company or relating to its performance under the Advisory Agreement. The Advisor is reimbursed for the cost to the Advisor and its Affiliates of goods and services used for and by the Company and obtained from unaffiliated parties and administrative services related thereto. The Company bears its own expenses for functions not required to be performed by the Advisor under the Advisory Agreement, which generally include capital raising and financing activities, corporate governance matters and other activities not directly related to the Company's Properties.

32610: 32611:

32612:

32613: 32614:

    The Advisory Agreement, which was entered into by the Company with the approval of a majority of the Directors (including a majority of the Independent Directors), has an initial term of one year and is renewable for successive one-year terms upon the mutual consent of the parties. The Advisory Agreement may be terminated by either party, or by mutual consent of the parties or by a majority of the Independent Directors or the Advisor, as the case may be, upon 60 days' written notice without cause or penalty. If the Advisory Agreement is terminated, the Advisor is required to cooperate with the Company and to take all reasonable steps requested by the Board to assist it in making an orderly transition of the advisory function.

32615: 32616:

    The Advisory Agreement provides for the Advisor to be paid an (i) Advisor Asset Management Fee, (ii) a Property Disposition Fee, and (iii) after the Stockholders have first received an 7% Cumulative Return and a return of their Invested Capital, an Incentive Advisory Fee from the net proceeds of a sale of a Property. All of such fees are described under "Compensation Table."

32617: 32618:

    If the Advisor or its Affiliates perform services that are outside of the scope of the Advisory Agreement, the Company will compensate the Advisor or the Affiliate at such rates and in such amounts as agreed upon by the Advisor and the Independent Directors. See "Compensation Table."

32619: 32620:

    For any year in which the Company qualifies as a REIT, the Advisor must reimburse the Company for the amounts, if any: (i) by which the Company's Total Operating Expenses) (Advisor Asset Management Fee plus Other Operating Expenses) paid during the previous calendar year exceed the greater of (a) 2% of the Company's Average Invested Assets for that calendar year or (b) 25% of the Company's Net Income for that calendar year; PLUS (ii) an amount (subject however, to such amount not exceeding the amount of the Advisor Asset Management Fee for that year) equal to any deficit between the total amount of Distributions to Stockholders for such year and the Current Return. The Advisor is also obligated to pay Organization and Offering Expenses in excess of specified levels. See "Compensation Table." Provided however, only so much of the excess specified in clause (i) above will be required to be reimbursed as the Board (including a majority of the Independent Directors) shall determine should justifiably be reimbursed in light of such unanticipated, unusual or non-recurring factors as may have occurred within 60 days after the end of the quarter for which the excess occurred. In such event, the Stockholders will be sent a written disclosure of such fact and an explanation of the factors the Independent Directors considered in arriving at the conclusion that the higher Total Operating Expenses were justified. The Directors shall determine that any successor Advisor possesses sufficient qualifications to perform the advisory function for the Company and to justify the compensation it will be entitled to receive pursuant to its contract with the Company.

32621: 32622:

    The "Property Acquisition Service Agreement" among the Company, the Advisor, IREC, IREAS (the advisor to IREC), and Inland Real Estate Acquisitions, Inc. ("IREA"), subject to the exception described below, grants the Company the first opportunity to purchase a prospective Property in the Company's Primary Geographical Area of Investment placed under contract by IREA, the Advisor or its Affiliates, provided the Company is able to close the purchase of the Property within 60 days. Similarly, IREC is granted the first opportunity to purchase a prospective Property in its primary geographic area of investment (a 400 mile radius of TIGI's headquarters in Oak Brook, Illinois), provided it is able to close the purchase of the Property within 60 days. However, if the prospective Property is located in both the Company's and IREC's primary geographic area of investment, and both the Company and IREC have funds available to make the purchase, the prospective Property will first be offered to IREC. If IREC does not purchase the prospective Property, it will then be offered to the Company.

32623: 32624:

    If (i) the prospective Property is outside the primary geographic area of investment of both the Company and IREC, (ii) both the Company, IREC and any other real estate investment program sponsored by IREIC have funds available to make the purchase, and (iii) the prospective Property meets each of their respective acquisition criteria, then the prospective Property will (x) first be offered to IREC, (y) if IREC does not purchase the prospective Property, it will then be offered to the Company, and (z) if the Company does not purchase the prospective Property, it will then be offered to such other real estate investment program.

32625: 32626:

32627:

32628: 32629:

    Other factors which may be considered in connection with evaluating the suitability of the prospective Property for investment by a particular entity include: (i) the effect of the acquisition on the diversification of each entity's portfolio; (ii) the amount of funds available for investment; (iii) cash flow; and (iv) the estimated income tax effects of the purchase and subsequent disposition.

32630: 32631:

    The Company has been informed that IREC is not currently offering any of its securities and expects to have all of its anticipated funds available for investment from its last offering of securities (which terminated as of December 31, 1998) fully invested by September 1999. Accordingly, material conflicting investment opportunities between IREC and the Company are not currently expected after that date. In addition, the Company plans to initially focus its purchase of Retail Centers in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina, which is outside IREC's primary geographic area of investment. However, if any conflicts do arise, they will be resolved as provided in the Property Acquisition Service Agreement.

32632: 32633:

    Many REITs which are listed on a national stock exchange or included for quotation on a national market system are considered "self-administered," since the employees of such a REIT perform all significant management functions. In contrast, REITs that are not self-administered, like the Company, typically engage a third-party, such as an advisor (like the Advisor), to perform management functions on its behalf. If for any reason the Independent Directors determine that the Company should become self-administered, the Advisory Agreement permits the business conducted by the Advisor (including all of its assets) to be acquired by or consolidated into the Company. A similar provision is included in the Management Agreement permitting acquisition of the business conducted by the Management Agent (including all of its assets). See paragraph 11 under "Conflicts of Interest."

32634: 32635:

    If the businesses conducted by the Advisor and/or the Management Agent are acquired by or consolidated into the Company, the Advisor and/or the Management Agent and/or their respective stockholders will receive in connection with such an acquisition and in exchange for terminating the Advisory Agreement and/or the Management Agreement and the release and waiver of all fees payable under the provisions of the Advisory Agreement and/or the Management Agreement until their stated termination, but not paid, a determinable number of Shares. The Company will be obligated to pay any fees accrued under such contractual arrangements for services rendered through the closing of such acquisitions.

32636: 32637:

    The number of Shares to be issued by the Company to the Advisor and/or the Management Agent, as the case may be, shall be determined as follows. The Company shall first send notice (the "Election Notice") to the Advisor and/or the Management Agent, as the case may be, of its election to proceed with such a transaction. Next, the net income of the Advisor and/or the Management Agent, as the case may be, for the six month period immediately preceding the month in which the Election Notice is delivered, as determined by an independent audit conducted in accordance with generally accepted auditing standards, shall be annualized. (The Advisor or the Management Agent, as the case may be, shall bear the cost of any such audit.) Such amount shall then be multiplied by 90% and then divided by the "Funds from Operations per Weighted Average Share" of the Company. "Funds from Operations per Weighted Average Share" shall be equal to the annualized Funds from Operations (I.E., four times the Funds from Operations for the quarter immediately preceding the delivery of the Election Notice) per weighted average Share for the Company for such quarter, all based upon the quarterly report of the Company delivered to Stockholders for such quarter. The resulting quotient shall constitute the number of Shares to be issued by the Company to the Advisor or the Management Agent, or their respective shareholders, as the case may be, with delivery thereof and the closing of the transaction to occur within 90 days of delivery of the Election Notice. "Funds from Operations" means generally net income (computed in accordance with GAAP), excluding gains or losses from debt restructuring and sales of Properties, plus depreciation of real property and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

32638: 32639:

32640:

32641:

32642:

32643: 32644:

    Under certain circumstances, such a transaction can be entered into and consummated without seeking specific Stockholder approval. See paragraph 11 under "Conflicts of Interest." Any such transaction will occur, if at all, only if the Board obtains a fairness opinion from a recognized financial advisor or institution providing valuation services to the effect that the consideration to be paid therefor is fair, from a financial point of view, to the Stockholders. In the event the Advisory Agreement is terminated for any reason other than the Company's acquisition of the business conducted by the Advisor, all obligations of the Advisor and its Affiliates to offer Properties to the Company for purchase will also terminate.

32645: 32646:

    Under the Advisory Agreement, the Company is required to indemnify the Advisor and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding with respect to acts or omissions of the Advisor, provided that: (i) the Advisor determined, in good faith, that the course of conduct which caused a loss or liability was in the best interest of the Company; (ii) the Advisor was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of misconduct on the part of the Advisor; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company's net assets and not from the assets of the Stockholders.

32647: 32648:

    The Company will advance amounts to persons entitled to indemnification for legal and other expenses only if: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the indemnified party; (ii) the legal action is initiated by a third party and a court of competent jurisdiction specifically approves such advancement; and (iii) the indemnified party receiving such advances undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in the event such party is found not to be entitled to indemnification.

32649: 32650:

The Management Agent and the Management Agreement

32651: 32652:

    The Management Agent is a Delaware corporation, which is owned principally by individuals who are Affiliates of Inland, some of whom are affiliated with IPMGI. See "--Inland Affiliated Companies" above in this Section.

32653: 32654:

    The Management Agent will conduct its activities initially from a satellite office at 4812 South Tamiami in Sarasota, Florida, with supervision and monitoring being performed from its principal executive office at 2901 Butterfield Road in Oak Brook, Illinois. The satellite office will initially be staffed with four full-time property management personnel. The Initial Properties are located between one and two hours driving time from the Sarasota office.

32655: 32656:

    The staff of the satellite office will be responsible for the collection and bank deposit of rents, day-to-day maintenance of the Properties, leasing and tenant relations, and will submit approved vendor invoices to the home office in Oak Brook for payment. The home office will also review and pay the approved vendor invoices, and monitor the payment of rents by tenants, as well as the collection of reimbursements from tenants for common area maintenance, property taxes and insurance. Data concerning payments, collections and other Property operations will be entered into a computer data bank located in Oak Brook, which will be linked by modem to the Sarasota office. The staff in Florida will be supervised from the home office.

32657: 32658:

    It is anticipated that additional personnel and satellite offices will be added by the Management Agent as needed, as the Company's portfolio of Properties grows.

32659: 32660:

    The Management Agent provides property management services to the Company pursuant to the terms of the Management Agreement. Without limiting the generality of the following description, the Management Agent has agreed to provide services in connection with the rental, leasing, operation and management of the Properties. In consideration of such services, the Company has agreed to pay the Management Agent a monthly management fee in an amount no greater than 90% of the fee which would be payable to an unrelated party providing such services, which fee shall initially be 4.5% of Gross Income (as defined in the Management Agreement) from the Properties managed for the month for which the payment is made. In addition, the Company has agreed to compensate the Management

32661: 32662:

32663:

32664: 32665:

Agent in the event the latter provides the Company with services other than those specified in the Management Agreement. There will be a separate Management Agreement for each Property for an initial term ending as of December 31 in the year in which the Property is acquired, and each Management Agreement will be subject to three successive three-year renewals, unless either party notifies the other in writing of its intent to terminate the Management Agreement 30 days prior to the expiration of the initial or renewal term. The Company's right to terminate will be limited so that the Management Agreement will be terminable by the Company only in the event of gross negligence or malfeasance on the part of the Management Agent. The Management Agent may in certain instances subcontract the required property management services for less than the management fee provided in the Management Agreement. See "Compensation Table--Nonsubordinated Payments--Operational Stage."

32666: 32667:

    See "--The Advisory Agreement" above in this Section and paragraph 11 under "Conflicts of Interest" for a discussion of the Company's option to cause the business conducted by the Management Agent to be acquired by or consolidated into the Company.

32668: 32669:

    The following sets forth certain information with respect to the executive officers and directors of the Management Agent. The biography of Mr. Sanders is set forth above under "--Directors and Executive Officers of the Company" in this Section.

32670: 32671:

32672: 32674: 32675: 32677: 32678: 32680: 32682: 32684: 32685: 32687: 32689: 32691: 32692: 32694: 32696: 32698: 32699: 32701: 32703: 32705: 32706: 32708: 32710: 32712: 32713: 32715: 32717: 32719: 32720:
32673:		32676: Position and Office
32679: Name	32681: Age*	32683: with the Management Agent
32686: Stephen D. Sanders	32688: 50	32690: President
32693: Robert M. Barg	32695: 45	32697: Secretary and Treasurer
32700: D. Scott Carr	32702: 33	32704: Director
32707: Alan F. Kremin	32709: 53	32711: Director
32714: Thomas P. McGuinness	32716: 43	32718: Director
32721: 32722: 32723:

*   As of January 1, 1999

32724: 32725:

    Robert M. Barg has been the Secretary and Treasurer of the Management Agent since its formation in 1998. Mr. Barg joined the Inland Organization in January 1986 and is currently Treasurer of IPMGI and Secretary and Treasurer of Inland Commercial Property Management, Inc. ("ICPM"), one of the Inland Affiliated Companies and a subsidiary of IPMGI. He is also Vice President and Treasurer of Mid-America Management Corp., a company which is owned principally by individuals who are Affiliates of Inland. Prior to joining the Inland Organization, Mr. Barg was an Accounting Manager for the Charles H. Shaw Co. He received his B.S. Degree in Business Administration from the University of Illinois at Chicago and a Master's Degree from Western Illinois University. Mr. Barg is a Certified Public Accountant and is a member of the Illinois CPA Society. He holds a real estate sales license and is registered with the NASD as a securities sales representative.

32726: 32727:

    D. Scott Carr has been a director of the Management Agent since its formation in 1998. Mr. Carr joined the Inland Organization in 1987. He was Vice President and Secretary of ICPM from July 1994 until July 1995 when he was appointed President of ICPM. Mr. Carr has responsibility for the portfolio of commercial properties managed by ICPM, including management and leasing. ICPM is the property manager for IREC. He is a licensed real estate broker. Mr. Carr is a Certified Shopping Center Manager, Certified Property Manager candidate with the Institute of Real Estate Management, and a member of the International Council of Shopping Centers.

32728: 32729:

    Alan F. Kremin joined the Inland Organization in 1982. Mr. Kremin was promoted to Treasurer of Inland, IPMGI and various other Inland subsidiaries in March 1991. In his current capacity as the Chief Financial Officer of Inland, a position he has held since 1991, his responsibilities include preparation of consolidated federal and state corporate tax returns, cash budgeting for the consolidated group and serving as a Director for various Inland subsidiaries, which he

32730: 32731:

32732:

32733: 32734:

also serves as Treasurer. Prior to his current position, Mr. Kremin was Treasurer of IREIC from 1986 to 1990. In that capacity, he supervised the daily operations of IREIC's accounting department which encompasses corporate accounting for the general partner of the IREIC-sponsored limited partnership investment programs. Prior to joining Inland, Mr. Kremin served for one year as a Controller of CMC Realty and three years as Assistant Controller of JMB Realty Corporation. Prior to his real estate experience, Mr. Kremin worked eight years in the field of public accounting, including four years at Arthur Young & Company. He received his B.S. Degree in accounting from Loyola University. Mr. Kremin is a Certified Public Accountant, holds securities and insurance licenses and is a licensed real estate broker.

32735: 32736:

    Thomas P. McGuinness joined the Inland Organization in 1982 and became President of Mid-America Management Corp. in July 1990 and is also President of Inland Property Management, Inc. Mr. McGuinness is a licensed real estate broker. He is past President of the Chicagoland Apartment Association, and past Regional Vice President of the National Apartment Association. Mr. McGuinness is currently on the Board of Directors of Apartment Building Owners and Managers Association, and is a Trustee of the Service Employees' Local No. 1 Health and Welfare Fund, as well as its Pension Fund.

32737: 32738:

Inland Securities Corporation

32739: 32740:

    Inland Securities Corporation ("ISC"), the Dealer Manager, is one of the Inland Affiliated Companies. It was formed in 1984, is registered under the applicable federal and state securities laws, and is qualified to do business as a securities broker-dealer throughout the United States. Since its formation, ISC has provided the marketing function for distribution of the investment products sponsored by IREIC. It does not render such services to anyone other than the Inland Affiliated Companies, and it does not focus its efforts on the retail sale side of the securities business. ISC is a member firm of the NASD.

32741: 32742:

    The following sets forth information regarding the officers, directors and principal employees of ISC involved in national sales and marketing activities. The biography of Ms. Matlin is set forth above under "--Directors and Officers of the Company," the biography of Ms. Lynch is set forth above under "--The Advisor," and the biography of Mr. Parks is set forth above under "--Inland Affiliated Companies," in this Section.

32743: 32744:

32745: 32747: 32749: 32751: 32752: 32754: 32756: 32758: 32759: 32761: 32763: 32765: 32766: 32768: 32770: 32772: 32773: 32775: 32777: 32779: 32780: 32782: 32784: 32786: 32787: 32789: 32791: 32793: 32794: 32796: 32798: 32800: 32801: 32803: 32805: 32807: 32808: 32810: 32812: 32814: 32815: 32817: 32819: 32821: 32822: 32824: 32826: 32828: 32829: 32831: 32833: 32835: 32836:
32746: Name	32748: Age*	32750: Position and Office with the Dealer Manager
32753: Brenda G. Gujral	32755: 56	32757: President, Chief Operating Officer and Director
32760: Roberta S. Matlin	32762: 54	32764: Vice President and Director
32767: Mark Zalatoris	32769: 41	32771: Vice President, Secretary and Director
32774: Catherine L. Lynch	32776: 40	32778: Treasurer
32781: Robert D. Parks	32783: 55	32785: Director
32788: Martel Day	32790: 49	32792: Senior Vice President-National Sales and Marketing
32795: Glenn Agnew	32797: 55	32799: Senior Vice President
32802: Gregory R. Hill	32804: 47	32806: Senior Vice President
32809: Fred C. Fisher	32811: 55	32813: Senior Vice President
32816: John Cunningham	32818: 40	32820: Regional Representative for the Western Region
32823: Ralph Rudolph	32825: 36	32827: Regional Representative for the Midwest Region
32830: L.E. "Lee" Frush	32832: 35	32834: Regional Representative for the Southeast Region
32837: 32838: 32839:

*   As of January 1, 1999

32840: 32841:

    Brenda G. Gujral is President and Chief Operating Officer and a Director of Inland Real Estate Investment Corporation ("IREIC"), the parent company of the Advisor. She is also President and Chief Operating Officer and a Director of ISC.

32842: 32843:

    Mrs. Gujral has overall responsibility for the operations of IREIC, including the distribution of checks to over 50,000 investors, the review of periodic communications to those investors, the filing of quarterly and annual reports

32844: 32845:

32846: 32847:

for IREIC-sponsored publicly registered investment programs with the SEC, compliance with other SEC and NASD securities regulations both for IREIC and ISC, review of asset management activities, and marketing and communications with the independent broker-dealer firms selling current and prior IREIC-sponsored investment programs. She works with internal and outside legal counsel in structuring IREIC's investment programs, and in connection with the preparation of the offering documents therefor and registering the related securities with the SEC and state securities commissions.

32848: 32849:

    Mrs. Gujral has been with the Inland Organization for 18 years, becoming an officer in 1982. Prior to joining the Inland Organization, she worked for the Land Use Planning Commission establishing an office in Portland, Oregon, to implement land use legislation for that state.

32850: 32851:

    She is a graduate of California State University. She holds Series 7, 22, 39 and 63 licenses from the NASD and is a member of NAREIT.

32852: 32853:

    Mark Zalatoris joined the Inland Organization in 1985 and currently serves as Vice President of Inland Real Estate Investment Corporation, the parent company of the Advisor. He is also a Director, Vice President and Secretary of ISC. His responsibilities include the coordination of due diligence activities by selling broker-dealers and limited partnership asset management, with special emphasis on the mortgage funds. Mr. Zalatoris is a graduate of the University of Illinois where he received a Bachelor's Degree in Finance and a Master's Degree in Accounting and Taxation. He is a Certified Public Accountant and holds a General Securities License with ISC. Mr. Zalatoris is a member of NAREIT.

32854: 32855:

    Martel Day is Senior Vice President--National Sales and Marketing for Inland Securities Corporation. He joined ISC in 1984 as a Regional Representative in the southeast. Since then, he has served as Regional Vice President, Senior Vice President, and as National Marketing Director. Mr. Day is currently responsible for expanding ISC's selling group and working closely with broker-dealers in the selling group to maximize sales.

32856: 32857:

    Mr. Day has developed and presented numerous motivational and sales training workshops over the past 20 years. He graduated with an engineering degree from the Georgia Institute of Technology. Mr. Day holds General Securities and Registered Investment Advisor licenses from the NASD, and is an associate member of NAREIT. He is a Director of Inland Investment Advisors, Inc., one of the Inland Affiliated Companies.

32858: 32859:

    Glenn Agnew is Senior Vice President of ISC. Mr. Agnew joined ISC in 1988 and is responsible for raising capital in the western part of the United States. He has 10 years previous experience in wholesale support, including oil and gas drilling, income, land, health care facility and real estate syndication. Mr. Agnew received his Bachelor's Degree from East Central State University in Ada, Oklahoma. He holds Series 7, 22, 63 and 65 licenses with the NASD.

32860: 32861:

    Gregory R. Hill is Senior Vice President of ISC. Mr. Hill joined ISC in 1986 and is responsible for the eastern region of the United States. He received his Bachelor's Degree from Brown University. Mr. Hill has been actively involved in the securities business since 1978, specializing in real estate exclusively since 1981. Prior to his affiliation with ISC, he worked for a New York Stock Exchange member company. Mr. Hill holds General Securities and Registered Investment Advisor licenses with NASD.

32862: 32863:

    Fred C. Fisher, Senior Vice President of ISC, joined ISC in 1984. Mr. Fisher began his career with ISC as Regional Vice President for the Midwest region. In 1994, he was promoted to Senior Vice President. Mr. Fisher received his Bachelor's Degree from John Carroll University. Before joining ISC, he spent nine years as a regional sales manager for the S.S. Pierce Company. Mr. Fisher holds Series 7, 22 and 63 licenses with the NASD.

32864: 32865:

    John Cunningham joined the Inland Affiliated Companies in January 1995 as a commercial real estate broker. In March 1997, Mr. Cunningham was hired by ISC as a Regional Representative for the Western Region. He graduated from Governors State University with a B.S. Degree in Business Administration, concentrating in marketing. Before joining the Inland Affiliated Companies, Mr. Cunningham owned and operated his own business and developed real

32866: 32867:

32868: 32869:

estate. He holds Series 7 and Series 63 licenses with the NASD.

32870: 32871:

    Ralph Rudolph joined IREIC in June 1995 as a marketing coordinator. In December 1996, he was promoted to Regional Representative of ISC for the Midwest region. Mr. Rudolph attended Illinois State University where he majored in marketing. Before joining Inland, he worked as a securities broker for a regional broker-dealer. Mr. Rudolph holds Series 7 and Series 63 licenses with the NASD.

32872: 32873:

    L.E. "Lee" Frush joined ISC in September 1998 as a Regional Representative for the Southeast region. He is a graduate of Stetson University and holds a B.B.A. degree in finance. Before joining ISC, Mr. Frush spent 10 years in the securities industry and has experience in product marketing, recruiting, due diligence and compliance. He holds Series 7, 63 and 24 licenses with the NASD.

32874: 32875:

Other Services

32876: 32877:

    In addition to the services described above, Affiliates of the Advisor may provide other property-level services to the Company and may receive compensation for such services, including sales brokerage, construction management, loan origination and servicing, property tax reduction and risk management services. However, under no circumstances will such compensation exceed 90% of that which would be paid to third parties providing such services and all such compensation must have the prior approval of a majority of the Board, including a majority of the Independent Directors. See "Compensation Table."

32878: 32879:

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

32880:

32881:

32882:
32883:
32884:
32885:
32886:
32887:
32888:
32889:
32890:
32891:
32892:
32893:
32894:
32895:
32896:
32897:
32898:
32899:
32900:
32901:
32902:
32903:
32904:
32905:
32906:
32907:
32908:

32909:

32910:

32911:

CERTAIN RESPONSIBILITIES OF DIRECTORS AND

32912:

THE ADVISOR; INDEMNIFICATION

32913: 32914:

General

32915: 32916:

    Consistent with the duties and obligations of, and limitations on, the Directors as set forth in the Articles and under the laws of the State of Maryland, the Directors are required to perform their duties in good faith and in a manner each Director reasonably believes to be in the best interest of the Company and its Stockholders, with such care as an ordinarily prudent person in a like position would use under similar circumstances. The Maryland General Corporation Law ("MGCL") and the Articles provide that a person who performs his or her duties in accordance with such standards has no liability by reason of being or having been a Director. In addition, the Independent Directors must review at least annually the relationship of the Company with the Advisor and the Advisor's performance of its duties under the Advisory Agreement, and must determine that the compensation paid to the Advisor is reasonable in relation to the nature and quality of the services performed. The Advisor also has a fiduciary duty to the Company and the Stockholders.

32917: 32918:

    The Articles provide that the Advisor and the Directors of the Company are deemed to be in a fiduciary relationship to the Company and the Stockholders and that the Directors have a fiduciary duty to the Stockholders to supervise the relationship of the Company with the Advisor.

32919: 32920:

Limitation of Liability and Indemnification

32921: 32922:

    The liability of the Directors, officers, employees, and agents of the Company and the Advisor and its Affiliates is limited to the fullest extent permitted by the MGCL. Accordingly, under the Articles the Directors, officers, employees and agents of the Company and the Advisor and its Affiliates may not be held liable to the Company or its Stockholders for monetary damages unless: (a) it is proven that the person actually received an improper benefit or profit in money, property or services; and (b) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

32923: 32924:

    The Company's Articles authorize and direct the Company, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with Section 2-418 of the MGCL, to indemnify and pay or reimburse reasonable expenses to: (a) any Director, officer, employee or agent of the Company, and (b) the Advisor and its Affiliates (each individually an "Indemnified Party"), provided, that, as long as the Company qualifies as a REIT: (i) the Indemnified Party has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company; (ii) the Indemnified Party was acting on behalf of or performing services on the part of the Company; (iii) such liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party, except that in the event the Indemnified Party is or was an Independent Director, such liability or loss shall not have been the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to be held harmless is recoverable only out of the assets of the Company and not from the assets of the Stockholders.

32925: 32926:

    As long as the Company qualifies as a REIT, the Company may not indemnify an Indemnified Party for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Commission and the published position of any state securities regulatory authority in which securities of the Company were offered and sold as to indemnification for securities law violations.

32927: 32928:

32929:

32930: 32931:

    The Company shall advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with Section 2-418 of the MGCL and, as long as the Company qualifies as a REIT, only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party for or on behalf of the Company; (ii) the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement; and (iii) the Indemnified Party receiving these advances undertakes in writing to repay the advanced funds to the Company, together with interest at the applicable legal rate thereon, if the Indemnified Party is found not to be entitled to indemnification.

32932: 32933:

    The Company may purchase and maintain insurance or provide similar protection on behalf of an Indemnified Party against any liability asserted which was incurred in any such capacity with the Company or arising out of such status; PROVIDED, HOWEVER, that the Company may not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under the Articles. The Company may enter into any contract for indemnity and advancement of expenses with any officer, employee or agent who is not a Director to such further extent consistent with law as may be determined by the Board. As of the date of this Prospectus, the Company has not purchased any insurance on behalf of, nor entered into any contract of indemnity with, an Indemnified Party.

32934: 32935:

    The Company intends to enter into separate indemnification agreements with each of the Company's Directors and certain of its executive officers. The indemnification agreements will require, among other things, that the Company indemnify its Directors and officers to the fullest extent permitted by law, and advance to the Directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company also must indemnify and advance all expenses incurred by Directors and officers seeking to enforce their rights under the indemnification agreements and cover Directors and officers under the Company's Directors' and officers' liability insurance, if any. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Articles and the Bylaws, it provides greater assurance to Directors and officers that indemnification will be available, because as a contract, it cannot be unilaterally modified by the Board or by the Stockholders to eliminate the rights it provides.

32936: 32937:

    The Bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the Articles or the Bylaws will apply to or affect, in any respect, the Indemnitee's right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption.

32938: 32939:

    To the extent that the indemnification may apply to liabilities arising under the Act, the Company has been advised that, in the opinion of the Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

32940: 32941:

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

32942: 32943:

32944:
32945:
32946:
32947:
32948:
32949:
32950:
32951:
32952:
32953:
32954:
32955:

32956:

32957:

32958:

PRINCIPAL STOCKHOLDERS

32959: 32960:

    As of the date of this Prospectus, no Director or executive officer of the Company beneficially owns any Shares, and there is no Stockholder of the Company who beneficially owns any Shares, other than the Advisor which purchased 20,000 Shares for $10 per Share, for an aggregate purchase price of $200,000, in connection with the organization of the Company. There are 200 Shares reserved for issuance to the Advisor upon the exercise of its right to exchange its 200 LP Common Units of the Operating Partnership therefor. The Advisor received its 200 LP Common Units for a cash contribution of $2,000 to the Operating Partnership.

32961: 32962:

    See "Management--Independent Director Stock Option Plan" for information regarding Options to purchase an aggregate of 9,000 Shares which will be issued to the Independent Directors when, and if, the Company has 90,000 Shares issued and outstanding.

32963: 32964:

STRUCTURE AND FORMATION OF THE COMPANY

32965: 32966:

    The Company was formed in September 1998 as a Maryland corporation. The Operating Partnership was formed in September 1998 as an Illinois limited partnership.

32967: 32968:

Structure of the Company

32969: 32970:

    The Company is the General Partner of the Operating Partnership. The Company has contributed the $200,000 of proceeds from the Advisor's Company Contribution and, as and when received, the Company will contribute the proceeds of the Offering to the Operating Partnership. The Company is and will be the only holder of GP Common Units in the Operating Partnership. Initially, the only other partner in the Operating Partnership will be the Advisor, as a Limited Partner, who holds 200 LP Common Units valued at $2,000 for its $2,000 capital contribution. The Company currently intends to conduct substantially all of its business, and currently intends to hold most of its interests in the Properties through the Operating Partnership or in separate entities (the "Property Partnerships") that will be controlled directly or indirectly by the Operating Partnership. A REIT may conduct some of its business and hold some of its interests in Properties in Qualified REIT Subsidiaries (each a "QRS"), which must be owned 100% by the REIT. Although the Company does not intend to initially have any QRSs, it may in the future decide to conduct some business or hold some of its interests in Properties in QRSs. As the General Partner of the Operating Partnership, the Company will have the exclusive power to manage and conduct the business of the Operating Partnership, subject to certain exceptions set forth in the Operating Partnership Agreement. See "Operating Partnership Agreement."

32971: 32972:

    See "Prospectus Summary--Organizational Chart" for a diagram depicting the services to be rendered by the TIGI Affiliated Companies to the Company, as well as the proposed organization structure of the Company and the Operating Partnership. The following diagram depicts only the ownership structure of the Company and the Operating Partnership upon completion of the Offering and the Formation Transactions. Because the Company does not intend to initially have any QRSs, none are shown on the following Ownership Chart.

32973: 32974:

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

32975: 32976:

32977:
32978:
32979:
32980:
32981:
32982:
32983:
32984:
32985:
32986:

32987:

32988:

32989:

OWNERSHIP CHART

32990: 32991:

32992: 32994: 32995: 32997: 32998: 33000: 33001: 33003: 33004: 33005: 33006: 33007: 33009: 33010: 33012: 33013: 33015: 33016: 33018: 33019: 33021: 33022: 33024: 33025: 33027: 33028: 33029: 33030: 33031: 33033: 33034: 33036: 33037: 33039: 33040: 33042: 33043:
32993: INLAND RETAIL REAL ESTATE TRUST, INC.
32996: (THE "COMPANY")
32999: The Company will be principally owned by Public Investors.
33002: Ownership will be represented by Shares of the Company.(1)

33008: INLAND RETAIL REAL ESTATE LIMITED PARTNERSHIP
33011: (THE "OPERATING PARTNERSHIP")(2)
33014: The Company is the General Partner of the Operating Partnership
33017: and owner of the GP Common Units of the Operating Partnership.(3)
33020: Inland Retail Real Estate Advisory Services, Inc. (the "Advisor")
33023: is a Limited Partner of the Operating Partnership and owner
33026: of LP Common Units of the Operating Partnership.(4)

33032: POTENTIAL FUTURE PROPERTY PARTNERSHIPS
33035: OR LIMITED PARTNERSHIPS
33038: OR LIMITED LIABILITY COMPANIES
33041: (THE "PROPERTY PARTNERSHIPS")(5)
33044:
33045: 33046: 33047:

33048: 33050: 33051: 33053: 33054:
33049: Solid lines indicate 100% ownership, except for the
33052: operating partnership where it indicates control.(5)
33055:
33056: 33057: 33058:
  33059: 33060:
  The Advisor has purchased from the Company 20,000 of the Company's Shares for $10 per Share, for an aggregate purchase price of $200,000, in connection with the organization of the Company. If only the Minimum Offering of 200,000 Shares is sold, such Shares will represent 90.9% of the issued and outstanding Shares, assuming no other Shares are issued and outstanding, and the Advisor's 20,000 Shares will then represent 9.1% of the issued and outstanding Shares. If 54,000,000 of the Shares offered by this Prospectus are sold, such Shares will represent 99.96% of the issued and outstanding Shares, assuming no other Shares are issued and outstanding, and the Advisor's 20,000 Shares will then represent only 0.04% of the issued and outstanding Shares.
  33061: 33062:
  The Company has contributed to the Operating Partnership the proceeds from the Advisor's purchase of 20,000 Shares from the Company and, as and when received, the Company will contribute the proceeds of the Offering to the Operating Partnership. The Advisor has also made a capital contribution to the Operating Partnership of $2,000 for 200 LP Common Units. Other LP Common Units or LP Preferred Units might be issued in the future to owners of Properties in exchange for such Properties.
  33063: 33064:
  GP Common Units have been issued for the Company's contribution to the Operating Partnership of the proceeds from the Advisor's purchase of 20,000 Shares from the Company (for which the Company has received 20,000 GP Common Units), and GP Common Units will be issued for the Company's contribution to the Operating Partnership of the proceeds of the Offering to the Operating Partnership. Prior to this Offering, the Company's 20,000 GP Common Units represents 99.01%, and the Advisor's 200 LP Common Units represents 0.99%, of the outstanding Units of the Operating Partnership. If only the Minimum Offering of 200,000 Shares for gross offering proceeds of $2,000,000 is sold, the Company will receive 200,000 GP Common Units for contributing such proceeds to the Operating Partnership. Assuming no other Units are issued, the Company's 220,000 GP Common Units will then represent 99.9%, and the Advisor's 200 LP Common Units will then represent 0.1%, of the outstanding Units. If 54,000,000 of the Shares offered by this Prospectus are sold for gross offering proceeds of
  33065: 33066:

  33067: 33068:

  $538,000,000 as set forth on the cover page of this Prospectus, the Company will receive 53,800,000 GP Common Units for contributing such proceeds to the Operating Partnership. Assuming no other Units are issued, the Company's 53,820,000 GP Common Units will then represent 99.9996%, and the Advisor's 200 LP Common Units will then represent only 0.0004%, of the outstanding Units.

  33069: 33070:
  (4) The initial LP Common Units have been issued to the Advisor for the Advisor's $2,000 capital contribution to the Operating Partnership.
  33071: 33072:
  (5) Property Partnerships have been formed for the acquisition of each of the Initial Properties. Other Property Partnership(s) may be formed for the acquisition of additional Properties. They will be owned or controlled directly or indirectly by the Operating Partnership. In the case of the Initial Properties, the Property Partnerships will be effectively owned 100% by the Operating Partnership. In other instances, there likely will be other investor(s) who would be the former owner(s) of Properties acquired for interests in such Property Partnerships.
33073: 33074: 33075:

Formation Transactions

33076: 33077:

    Except as indicated, prior to or concurrently with the effectiveness of the Registration Statement, the Company, Affiliates of the Company, the Operating Partnership and certain third parties will engage in the Formation Transactions designed to enable the Company to acquire and manage its Properties, consolidate the ownership interests in the Initial Properties, facilitate the Offering and enable the Company to qualify as a REIT for federal income tax purposes commencing with its taxable year ending December 31, 1999.

33078: 33079:

    The Company, Affiliates of the Company and the Operating Partnership will engage in the following series of transactions (collectively, the "Formation Transactions"):

33080: 33081: 33082:
  33083:
  The Company was formed as a corporation in Maryland. The Operating Partnership was formed as a limited partnership in Illinois. The Company is the General Partner of the Operating Partnership.
33084: 33085: 33086: 33087:
  33088:
  Inland Retail Real Estate Advisory Services, Inc. (the "Advisor"), an Affiliate of TIGI, purchased 20,000 Shares in connection with the organization of the Company for $10 per Share, an aggregate purchase price of $200,000 (the "Advisor's Company Contribution"). The Advisor has also contributed $2,000 to the Operating Partnership for 200 LP Common Units of the Operating Partnership valued at $2,000 (the "Advisor's Partnership Contribution"). The Advisor is the initial Stockholder of the Company and the initial Limited Partner of the Operating Partnership.
33089: 33090: 33091: 33092:
  33093:
  The Company has contributed the $200,000 of proceeds from the Advisor's Company Contribution to the Operating Partnership and, as and when received, the Company will contribute the proceeds of the sale of the 56,000,000 Shares offered pursuant to this Prospectus to the Operating Partnership.
33094: 33095: 33096: 33097:
  33098:
  The Company has acquired 20,000 GP Common Units of the Operating Partnership in exchange for the $200,000 of proceeds from the Advisor's Company Contribution, and the Company will acquire one additional GP Common Unit of the Operating Partnership in exchange for the proceeds of each of the 56,000,000 Shares sold pursuant to the Offering. The Company will own all of the GP Common Units of the Operating Partnership.
33099: 33100: 33101: 33102:
  33103:
  The Company will commence an offering on a best efforts basis to the public of 50,000,000 Shares at $10 per Share (except for certain Special Sales). In addition, 4,000,000 Shares will be offered by the Company at $9.50 per Share to Stockholders who elect to participate in the Company's DRP, and up to 2,000,000 Soliciting Dealer Warrants will be issued, allowing the holders thereof, upon exercise of those Warrants during the Exercise Period, to purchase up to 2,000,000 Shares for not less than $12 per Share.
33104: 33105: 33106:

33107: 33108:
  33109:
  33110:
  If the Minimum Offering is fully subscribed and accepted, the Operating Partnership will initially acquire Merchants Square, one of the Initial Properties, with the proceeds from the Minimum Offering, along with first mortgage debt assumption. Thereafter, if the Offering continues, provided that the Net Proceeds of the Offering are sufficient, and subject to certain conditions, the Operating Partnership anticipates acquiring the other Initial Properties. The Operating Partnership's aggregate purchase price for all the Initial Properties will be approximately $30 million in cash and first mortgage debt assumption. Approximately $1.4 million in cash and $4.3 million in first mortgage debt assumption will be needed to acquire Merchants Square, the Initial Property to be acquired with Net Proceeds from the Minimum Offering. The Initial Properties will be acquired from the Initial Property Sellers (who are Affiliates of TIGI), who purchased the Initial Properties from unaffiliated third parties on behalf of the Company. The purchase prices paid for the Initial Properties by the Initial Property Sellers were in each case negotiated in arm's-length transactions by IREA, an Affiliate of TIGI, with unrelated third parties (who owned those Properties) based on a multiple of the net operating income of each of the Initial Properties and appraisals of such Properties. See "Estimated Use of Proceeds" and "Real Property Investments."
33111: 33112: 33113: 33114:
  33115:
  When the Initial Properties were acquired by the Initial Property Sellers, they were subject to existing mortgage debt of approximately $20.6 million (the "Initial Mortgage Debt") (of which approximately $4.3 million relates to Merchants Square). In addition, the Initial Property Sellers borrowed approximately $9.4 million (of which approximately $1.4 million relates to Merchants Square) from an Affiliate of TIGI in connection with their acquisition of the Initial Properties (the "Affiliates' Acquisition Debt"). Initially, if the Minimum Offering is sold, the Company will use net proceeds therefrom to (i) pay the Initial Property Sellers the difference between their total acquisition costs for Merchants Square and the balance of the Initial Mortgage Debt relating to Merchants Square at the time of its acquisition by the Company (and the Initial Property Sellers will use such payment to retire in full, as of the date of the Company's closing of such purchase, the Affiliates' Acquisition Debt relating to Merchants Square) and (ii) pay Acquisition Expenses and establish working capital reserves relating to the acquisition of Merchants Square. Thereafter, assuming there are additional Net Proceeds of the Offering, as to those other Initial Properties acquired, if any, the Company will use a portion of the Net Proceeds of the Offering to (i) pay the Initial Property Sellers the difference between their total acquisition costs for the Initial Property being acquired and the balance of the Initial Mortgage Debt relating to the Initial Property being acquired at the time of its acquisition by the Company (and the Initial Property Sellers will use such payment to retire in full, as of the date of the Company's closing of such purchases, the Affiliates' Acquisition Debt relating to the Initial Property being acquired), and (ii) pay Acquisition Expenses and establish working capital reserves relating to the acquisition of such other Initial Properties. In addition, the Company will pay IREIC, an Affiliate of TIGI, Organization and Offering Expenses which were advanced by IREIC ($110,000 if only the Minimum Offering is sold and an estimated approximately $14 million if the Maximum Offering is sold). To the extent that there are additional Net Proceeds of the Offering available after establishing working capital reserves, such proceeds will be used to acquire additional Properties or to reduce the Initial Mortgage Debt on the Initial Properties. See "Estimated Use of Proceeds."
33116: 33117: 33118:

    As a result of the foregoing transactions, among other things: (i) the Company will own all the GP Common Units in the Operating Partnership, (ii) the Advisor will own 200 LP Common Units in the Operating Partnership, (iii) the Company will be the General Partner of the Operating Partnership and, as General Partner, will retain management control over the Operating Partnership, (iv) the Advisor will be a Limited Partner in the Operating Partnership and, initially, the only Limited Partner, and (v) the Company, through the Operating Partnership, will acquire and own the Initial Properties.

33119: 33120:

33121: 33122:

Benefits of the UPREIT Structure

33123: 33124:

    The benefits of the Company's REIT status and UPREIT structure include the following:

33125: 33126: 33127:
  33128:
  Access to Capital. The Company's structure will, in the Company's judgment, provide it with access to capital for refinancing and growth. Sources of capital include the Shares sold in the Offering and possible future issuances of debt or equity through public offerings or private placements. The anticipated financial strength of the Company should enable it to obtain financing at advantageous rates and on acceptable terms.
33129: 33130: 33131: 33132:
  33133:
  Growth of the Company. The Company's structure will allow Stockholders through their ownership of Shares, the Limited Partners through their ownership of LP Common Units, and the holders of Interests, an opportunity to participate in the growth of the real estate market through an ongoing business enterprise. In addition to the portfolio of Initial Properties, the Company gives Stockholders an interest in all future investments in additional Properties.
33134: 33135: 33136: 33137:
  33138:
  Tax Deferral. The Operating Partnership structure will provide future Limited Partners who transfer their Properties to the Company the opportunity to defer the tax consequences that would arise from a sale of their Properties and other assets to the Company or to a third party. This will allow the Company to acquire Properties without using its cash and may allow it to acquire Properties that the owner would otherwise be unwilling to sell because of tax considerations .
33139: 33140: 33141:

Advantages and Disadvantages of the Formation Transactions to Unaffiliated Stockholders

33142: 33143:

    The potential advantages of the Formation Transactions to unaffiliated Stockholders of the Company include their ability to participate, through ownership in the Company, in the cash flow of the Initial Properties acquired by the Company and all future Property acquisitions and developments by the Company. The potential disadvantages of such transactions to unaffiliated Stockholders of the Company may be several, including the impact of Shares available for future sale, and the lack of arm's-length negotiations to determine the terms of the transfers of certain of the Properties to the Company and the Operating Partnership. See "Risk Factors" and "Conflicts of Interest." See also the general benefits set forth above under "--Benefits of the UPREIT Structure" in this Section.

33144: 33145:

Benefits of the Formation Transactions and the Offering to Inland and its Affiliates

33146: 33147:

    TIGI and certain of its Affiliates will receive certain material benefits in connection with the Formation Transactions and the Offering, including the following:

33148: 33149: 33150:
  33151:
  Assuming that each LP Common Unit held by the Advisor has a value equal to the initial offering price of a Share and all of the 200 LP Common Units issued in the Formation Transactions to the Advisor are exchanged for Shares, the Advisor would eventually receive 200 Shares for its $2,000 cash contribution to the Operating Partnership, in addition to the 20,000 Shares it purchased from the Company for $200,000. The Advisor initially will be the Limited Partner of the Operating Partnership.
33152: 33153: 33154: 33155:
  33156:
  Certain TIGI Affiliated Companies will no longer be liable as a general partner of the Property Partnerships that own the Initial Properties and other TIGI Affiliated Companies will be paid approximately $9.4 million of advancements, represented by the Affiliates' Acquisition Debt, of which approximately $1.4 million relates to Merchants Square.
33157: 33158: 33159: 33160:
  33161:
  As each of the Initial Properties is acquired, the Initial Property Sellers, who are Affiliates of TIGI, will be relieved of principal debt obligations and interest costs relating to that Property. The total of such principal debt obligations, as of the proposed dates of acquisition of the Initial Properties, is expected to be approximately $29.7 million (of which approximately $9.4 million is attributable to the Affilates'
33162: 33163: 33164:

33165: 33166: 33167: 33168:

Acquisition Debt) and the total of such interest costs is approximately $215,000 per month (of which approximately $39,500 per month relates to Merchants Square). In addition, certain Inland Affiliated Companies will be released from guarantees of certain obligations (not the principal or interest) relating to the Initial Mortgage Debt and approximately $9.4 million of Affiliates' Acquisition Debt.

33169: 33170: 33171: 33172: 33173:
  33174:
  If the Maximum Offering is sold, the Company will pay on behalf of IREIC, or reimburse IREIC for, an estimated approximately $14 million of expenses incurred by or on behalf of the Company in connection with the organization of the Company and for the Offering. In the event only the Minimum Offering is sold, the Company will reimbuse IREIC for only $110,000 of such expenses.
33175: 33176: 33177: 33178:
  33179:
  Robert D. Parks, an Affiliate of TIGI, and Barry L. Lazarus, who was formerly an Affiliate of TIGI, each have been elected an Affiliated Director of the Company. In addition, Mr. Parks will be Chairman and Chief Executive Officer, and Mr. Lazarus will be President and Chief Operating Officer, of the Company. See "Management--Compensation of Directors and Officers" for the compensation to be paid for such services.
33180: 33181: 33182: 33183:
  33184:
  The Advisor and the Management Agent will enter into the Advisory Agreement and the Management Agreement, respectively, with the Company, pursuant to which they will receive substantial fees from the Company for their respective advisory and property management services. The Company will have the option to cause the business conducted by the Advisor and/or the Management Agent to be acquired by or consolidated into the Company for Shares according to a prescribed formula. See paragraph 11 under "Conflicts of Interest" and "Management--The Advisory Agreement" for an explanation of the details of such an acquisition, including how the number of Shares to be received by the Advisor and the Management Agent and/or their respective shareholders will be determined.
33185: 33186: 33187: 33188:
  33189:
  For serving as the Dealer Manager of the Offering, the Dealer Manager, one of the TIGI Affiliated Companies, will receive cash selling commissions, a Marketing Contribution, a Due Diligence Expense Allowance, and Soliciting Dealer Warrants, which it may retain or reallow to certain Soliciting Dealers.
33190: 33191: 33192:

    For further information on the compensation and reimbursement payable to the Advisor, the Management Agent and the Dealer Manager, and on other compensation to be paid to other Affiliates, see "Compensation Table" and "Estimated Use of Proceeds."

33193: 33194:

SELECTED FINANCIAL DATA

33195: 33196:

    As of the date of this Prospectus, the Company has not yet had any operations. Therefore, it has not had any income, Cash Flow, Funds from Operations, or funds available for Distributions, nor has it declared any Distributions or issued any Shares to public investors. The Company has sold 20,000 Shares to the Advisor for an aggregate purchase price of $200,000, and has contributed the proceeds from that sale to the Operating Partnership, for which the Company acquired 20,000 GP Common Units of the Operating Partnership. The Advisor has also made a capital contribution of $2,000 to the Operating Partnership, for which the Advisor acquired 200 LP Common Units of the Operating Partnership. See "Management's Discussion and Analysis of the Financial Condition of the Company," and the financial statements of the Company and related notes thereto appearing elsewhere in this Prospectus.

33197: 33198:

33199:

33200:

INVESTMENT OBJECTIVES AND POLICIES

33201: 33202:
  33203: 33204:
  GENERAL. The Company's investment objectives are to: (i) make regular Distributions to the Stockholders, which may be in amounts which may exceed the Company's taxable income due to the non-cash nature of depreciation expense and, to such extent, will constitute a tax-deferred return of capital, but in no event less than 95% of the Company's taxable income; (ii) provide a hedge against inflation by entering into leases which contain clauses for scheduled rent escalations or participation in the growth of tenant sales, permitting the Company to increase Distributions and realize capital appreciation; and (iii) preserve Stockholders' capital. Leases representing approximately 44% of the total GLA of the Initial Properties provide for scheduled rent escalations. It is the Company's policy to acquire Properties primarily for income as distinguished from primarily for possible capital gain.
  33205: 33206:
  DISTRIBUTIONS. Federal income tax law requires that a REIT distribute annually at least 95% of its REIT Taxable Income. See "Federal Income Tax Considerations--Taxation of the Company--Annual Distribution Requirements." Under certain circumstances, in order to qualify for REIT status the Company may be required to make Distributions in excess of cash available therefor. See "Risk Factors-- Tax Risks--Risks Regarding REIT Qualification and Consequences of the Failure to so Qualify--Risk of Failing to Qualify as a REIT under the Code" and "--Adverse Effects of REIT Minimum Distribution Requirements." For a discussion of the tax treatment of Distributions to holders of Shares, see "Federal Income Tax Considerations--Taxation of Stockholders."
  33207: 33208:

      The Company intends to pay regular quarterly Distributions to its Stockholders. However, the Company reserves the right to pay Distributions on a monthly basis out of Cash Flow, in an amount determined by the Board. The Properties to be owned by the Company are expected to generate sufficient Cash Flow to cover operating expenses of the Company plus pay a quarterly Distribution. Distributions will be at the discretion of the Board. The Company's ability to pay Distributions and the size of these Distributions will depend upon a variety of factors. There can be no assurance that Distributions will be made or that any particular level of Distributions established in the future, if any, will be maintained by the Company.

  33209: 33210:

      To the extent possible, the Company seeks to avoid the fluctuations in Distributions which might result if Distributions were based on actual cash received during the Distribution period. To avoid fluctuation, the Company may use Cash Flow received during prior periods, or Cash Flow received subsequent to the Distribution period and prior to the payment date for such Distribution, in order to pay annualized Distributions consistent with the Distribution level established from time to time by the Board. The Company's ability to maintain this policy is dependent upon the Company's Cash Flow and the applicable REIT Requirements. There can be no assurance that there will be Cash Flow available to pay Distributions, or that Distribution amounts will not fluctuate. Quarterly Distributions will be calculated with daily record and Distribution declaration dates. However, the Board could, at any time, elect to pay Distributions monthly, and later switch back to quarterly, to reduce administrative costs. As a matter of policy, the Company, subject to applicable REIT Requirements, seeks to reinvest proceeds from the sale, financing, refinancing or other disposition of its Properties through the purchase of additional Properties. See "--Sale or Disposition of Properties" in this Section. See "Federal Income Tax Considerations--Taxation of Stockholders" for a discussion of the federal income tax consequences of the receipt of Distributions.

  33211: 33212:

      The Company believes that the foundation for growth in Cash Flow in future years will be from a number of sources, including contractual rent escalations in existing leases, the quality and strategic location of the Initial Properties, the acquisition of additional Properties, the strengthening of the economy in the Company's Primary Geographical Area of Investment, the development of new Retail Centers when market conditions warrant such new development and the knowledge and experience of its senior management team.

  33213: 33214:
  Types of Investments. The Company was formed to acquire and manage a diversified (by geographical location and by types of Retail Centers) portfolio of real estate primarily improved for use as retail
  33215: 33216:

  33217: 33218:

  establishments, principally multi-tenant Shopping Centers, or improved with other commercial facilities which provide goods or services. Such real estate will be located mainly in the states east of the Mississippi River in the United States but initially will be focused in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. The Company will endeavor to acquire multiple Properties within the markets where Properties are acquired to facilitate efficient Property management operations. See "Real Property Investments--General."

  33219: 33220:

      Most of these Properties will be subject to "net" leases. "Net" leases typically require tenants to pay a share, either pro rata or fixed, of all or a majority of the operating expenses, including real estate taxes, special assessments, utilities, insurance, common area maintenance and building repairs related to the Property, as well as base rent payments.

  33221: 33222:

      The Company may also acquire, among other Properties, single-user retail properties located anywhere throughout the United States if they are leased on a Triple-Net Lease Basis by Creditworthy Tenants (as defined below in this paragraph). Such leases are long-term (typically 15 to 25 years, but generally not less than 10 years) and require the lessee to pay a base minimum annual rent with periodic increases. A "Creditworthy Tenant" is defined as a tenant with a minimum net worth of $10 million or ten times one year's rental payments required under the terms of the lease or, alternatively, a tenant for whom payments under the lease are guaranteed by an affiliate of such tenant having a minimum net worth of $10 million. The Company may enter into sale and leaseback transactions, pursuant to which the Company will purchase a Property and lease the Property to the seller thereof. The Company believes that it can draw upon the extensive experience of its executives and employees to create a strategic advantage in competing for future development and acquisition opportunities.

  33223: 33224:

      To provide the Company with a competitive advantage over potential purchasers of Properties who must secure financing, the Company intends to acquire Properties free and clear of permanent mortgage indebtedness by paying the entire purchase price in cash or for Shares, LP Units, Interests or a combination thereof. The Company may incur indebtedness to acquire Properties where the Board determines that incurring such indebtedness is in the Company's best interest. In addition, from time to time, the Company intends to acquire certain Properties on an all-cash basis (or for Shares, LP Units, Interests, or a combination thereof) and later incur mortgage indebtedness secured by selected or all such Properties if favorable financing terms are available. The proceeds from such loans will be used to acquire additional Properties. See "Borrowing" in paragraph 7 of this Section for a further explanation of borrowing intentions and limitations.

  33225: 33226:

      In some cases, the Company may commit to purchase Properties subject to completion of construction in accordance with terms and conditions specified by the Company. In such cases, the Company will be obligated to purchase the Property at the completion of construction, provided the construction conforms to definitive plans, specifications and costs approved by the Company and embodied in the construction contract, as well as, in most instances, satisfaction that agreed upon percentages of the Property are leased. The Company will receive a certificate of an architect, engineer or other appropriate party, stating that the Property complies with all plans and specifications. The Company is permitted to construct or develop Properties, and to render certain services in connection with such development or construction, subject to the Company's compliance with the REIT Requirements. Construction and development activities will expose the Company to certain risks such as cost overruns, carrying costs of projects under construction and development, availability and costs of materials and labor, weather conditions, and government regulation.

  33227: 33228:

      Before purchasing a Property, IREA examines and evaluates the potential value of the site, the financial condition and business history of the Property, the demographics of the area in which the Property is located or to be located, the proposed purchase price, geographic and market diversification and potential sales. In evaluating a Property for acquisition, IREA requires the seller to provide a current Phase I environmental report and, if necessary, a Phase II environmental report. In a sale-leaseback situation since the seller of the Property

  33229: 33230:

  33231: 33232:

  generally is assuming the operating risk, the price paid for the Property by the Company may be greater than if it was not leased back to the seller. All acquisitions from Affiliates must be approved by a majority of the Directors, including a majority of the Independent Directors.

  33233: 33234:

      The Advisor and its Affiliates may purchase Properties in their own name, assume loans in connection therewith and temporarily hold title thereto for the purpose of facilitating acquisition or financing by the Company, the completion of construction of the Property or any other purpose related to the business of the Company.

  33235: 33236:

      See paragraph 10 of this Section and "Summary of the Organizational Documents--Restrictions on Investments" for certain investment limitations.

  33237: 33238:
  Acquisition Standards. Through its experience gained through the acquisition of approximately 755 properties by TIGI Affiliated Companies, the Advisor believes IREA and its Affiliates have the ability to identify quality Properties capable of meeting the Company's investment objectives. In evaluating potential acquisitions, the Company considers a number of factors, including a Property's: (i) geographic location and type; (ii) construction quality and condition; (iii) current and projected cash flow; (iv) potential for capital appreciation; (v) rent roll, including the potential for rent increases; (vi) potential for economic growth in the tax and regulatory environment of the community in which the Property is located; (vii) potential for expanding the physical layout of the Property and/or the number of sites; (viii) occupancy and demand by tenants for Properties of a similar type in the same geographic vicinity; (ix) prospects for liquidity through sale, financing or refinancing of the Property; (x) competition from existing properties and the potential for the construction of new properties in the area; and (xi) treatment under applicable federal, state and local tax and other laws and regulations.
  33239: 33240:

      The Company's Primary Geographical Area of Investment or target acquisition area is the states east of the Mississippi River in the United States. However, the Company will initially focus its Property acquisitions in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. That target area for acquisitions contains a wide range of real estate markets. In general, the Company will seek to acquire Properties in markets with growing or stable, well-diversified local economies. By acquiring a geographically diversified portfolio of Properties, the Company will seek to mitigate the adverse effects which could result from an economic downturn in any single regional market. Also, acquiring multiple Properties within the markets where Properties are acquired should facilitate efficient Property management operations.

  33241: 33242:

      The following information under this "Acquisition Standards" section is from 1998 MSA Profile, Metropolitan Area Forecasts to 2020, a publication of Woods & Poole Economics, Inc. ("Woods & Poole"), a Washington, D.C.-based independent research firm that specializes in long-term county economic and demographic forecasts. Woods & Poole does not guarantee the accuracy of its data, analysis, forecasts and projections, and notes that forecasts and projections are uncertain and future data may differ substantially from the forecasts and projections. Woods & Poole's definition of the Southeast includes those states falling within the Company's initial target acquisition area (Florida, Georgia, North Carolina and South Carolina) as well as many southeastern states not included in the Company's initial target acquisition area.

  33243: 33244:

      Woods & Poole expects: (i) the rate of increase in population, jobs, retail sales and per capita income in the Southeast region of the United States will exceed that of the nation as a whole through the year 2020; (ii) most of the employment growth will be centered in Florida, North Carolina and Georgia; (iii) the Southeast to create 14.1 million jobs from 1995 to 2020, and the population of the region to increase by 19.1 million people; (iv) the population of Florida to grow at an average annual rate of 1.5% from 1996 to 2020, a slowdown from the 1970 to 1996 growth of 2.9%, but twice the national average, and the fourth fastest projected rate for any state; and (v) the Atlanta, Georgia Metropolitan Statistical Area ("MSA") to generate more jobs than any other MSA in the Southeast over the next two decades, and total employment in Atlanta to increase from 2.2 million in 1995 to 3.4

  33245: 33246:

  33247: 33248:

  million in 2020, the second largest gain projected for any MSA in the nation.

  33249: 33250:

      The following table, excerpted from Woods & Poole's data, shows projections for the years 1995-2020 for the United States, the Southeast region and for selected metropolitan areas in the Southeast where the Company may acquire Retail Centers. All earnings, personal income and retail sales data are presented in inflation-adjusted 1992 "constant" dollars.

  33251:   33252: 33253: 33254: 33256: 33258: 33260: 33262: 33263: 33265: 33267: 33269: 33271: 33273: 33274: 33275: 33276: 33277: 33278: 33279: 33280: 33282: 33284: 33286: 33288: 33290: 33291: 33293: 33295: 33297: 33299: 33301: 33302: 33304: 33306: 33308: 33310: 33312: 33313: 33315: 33317: 33319: 33321: 33323: 33324: 33326: 33328: 33330: 33332: 33334: 33335: 33337: 33339: 33341: 33343: 33345: 33346: 33348: 33350: 33352: 33354: 33356: 33357:
	33255: Annual Population	33257: Annual Job	33259: Total % Growth	33261: Total % Growth Per
33264:	33266: Growth Rate	33268: Growth Rate	33270: Retail Sales	33272: Capita Income

33281: United States	33283: 0.82%	33285: 1.15%	33287: 49%	33289: 37%
33292: Southeast	33294: 1.06%	33296: 1.35%	33298: 58%	33300: 40%
33303: Atlanta, GA	33305: 1.60%	33307: 1.63%	33309: 76%	33311: 35%
33314: Naples, FL	33316: 1.97%	33318: 2.17%	33320: 98%	33322: 48%
33325: Orlando, FL	33327: 2.42%	33329: 2.28%	33331: 119%	33333: 39%
33336: Sarasota/Bradenton, FL	33338: 1.84%	33340: 2.23%	33342: 84%	33344: 52%
33347: Tampa/St. Petersburg/Clearwater, FL	33349: 1.49%	33351: 1.72%	33353: 70%	33355: 49%
  33358: 33359: 33360:
  Description of Leases. When spaces become vacant or existing leases expire, the Company anticipates entering into "net" leases which require lessees to pay a share, either pro rata or fixed, of all or a majority of the operating expenses, including real estate taxes, special assessments, insurance, utilities, common area maintenance and building repairs related to the Properties, as well as base rent payments. The Company intends to include provisions which increase the amount of base rent payable at certain points during the lease term and/or provide for the payment of additional rent calculated as a percentage of a tenant's gross sales above predetermined thresholds in most of its leases. The leases with most Anchor Tenants generally have initial terms of 10 to 25 years, with one or more renewal options available to the lessee. By contrast, smaller tenant leases typically have three- to five-year terms.
  33361: 33362:

      Leases entered into on a Triple Net Lease Basis generally have a term of 15 to 25 years (typically not less than 10 years). In addition, the Creditworthy Tenant of a lease on a Triple Net Lease Basis is responsible for the base rent in addition to the costs and expenses in connection with and related to property taxes, insurance, repairs and maintenance applicable to the leased space.

  33363: 33364:

      Each "net" lease tenant is required to pay its share of the cost of the liability insurance covering the Property in which it is a tenant. The third-party liability coverage insures, among others, the Company, Advisor and the Management Agent. Typically, each tenant is required to obtain, at its own expense, property insurance naming the Company as the insured party for fire and other casualty losses in an amount equal to the full value of its premises and the contents thereof. All such insurance must be approved by the Management Agent. In general, the "net" lease may be assigned or subleased with the Company's prior written consent, but the original tenant must remain liable under the lease unless the assignee meets certain income and net worth tests.

  33365: 33366:

      In connection with sale and leaseback transactions, the tenant, which is a Creditworthy Tenant, is responsible for paying a predetermined minimum annual rent generally based upon the Company's cost of purchasing the land and building. In addition to the base rent, such tenants are generally responsible for the costs and expenses in connection with and related to property taxes, insurance, repairs and maintenance applicable to the leased space.

  33367: 33368:
  Property Acquisition. The Company, through the Operating Partnership, anticipates acquiring fee interests in Properties, although other methods of acquiring a Property may be utilized if it is deemed to be advantageous to the Company. For example, the Company, through the Operating Partnership, may acquire Properties through a joint venture or the acquisition of substantially all of the interests of an entity which in turn owns the real property. The Company may also use separate Property Partnerships or limited liability companies
  33369: 33370:

  33371: 33372:

  to acquire a Property. Such Property Partnerships or limited liability companies will be formed solely for the purpose of acquiring a Property or Properties. See "--Joint Ventures" in this Section and "Federal Income Tax Cons iderations--Taxation of the Company--Ownership of a Partnership Interest" and "--Ownership of a Qualified REIT Subsidiary."

  33373: 33374:

      The Company has rights to acquire three Retail Centers, being the Initial Properties, all of which are intended to be acquired from Affiliates who purchased the Properties from unaffiliated third parties on behalf of the Company. The prices to be paid for each of these Initial Properties were not the subject of arm's-length negotiations. Under the Articles, the Company is prohibited from purchasing a Property from an Affiliate unless a majority of the Directors (including a majority of the Independent Directors) not interested in the transaction approve the purchase as fair and reasonable to the Company and at a price to the Company no greater than the cost of the asset to such Affiliate. However, the price to the Company may be greater than such cost if a substantial justification for the excess exists and such excess is reasonable. The Company's policy currently provides that in no event may the cost of the asset to the Company exceed its appraised value at the time of the acquisition of the Property by the Company. A majority of the Directors (including a majority of the then Independent Directors) approved the purchases of the Initial Properties as being fair and reasonable to the Company, which Initial Properties will be purchased at a price to the Company not in excess of the Affiliate's acquisition cost thereof. There can be no assurance, however, that the prices paid to the Affiliates for the Initial Properties or for future acquisitions of Properties from Affiliates, if any, did not or would not exceed that which would be paid by an unaffiliated buyer. See "Real Property Investments."

  33375: 33376:

      If remodeling is required prior to the purchase of a Property, the Company will pay a negotiated maximum amount either upon completion or in installments commencing prior to completion. The price will be based on the estimated cost of remodeling. In such instances, the Company will also have the right to review the tenant's books during and following completion of the remodeling to verify actual costs. In the event of substantial disparity between estimated and actual costs, an adjustment in the purchase price may be negotiated. If remodeling is required after the purchase of a Property, an Affiliate of the Advisor may serve as construction manager for a fee no greater than 90% of the fee a third party would charge for such services.

  33377: 33378:
  Borrowing. Generally, the Company intends to acquire Properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each Property in cash or for Shares, LP Units, Interests, or a combination of the foregoing. However, if it is determined to be in the best interest of the Company, the Company will, in certain instances, incur indebtedness to acquire Properties. With respect to Properties purchased on an all-cash basis (or for Shares, LP Units, Interests, or a combination thereof), the Company may later incur mortgage indebtedness by obtaining loans secured by selected Properties, if favorable financing terms are available. The proceeds from such loans would be used to acquire additional Properties. The Company may also incur indebtedness to finance improvements to its Properties. The Company anticipates that, in general, aggregate borrowings secured by all of the Company's Properties will not exceed 55% of their combined fair market value. This anticipated amount of leverage will be achieved over time; however, initially, the aggregate borrowings on the Initial Properties will exceed 55% of their combined fair market value. The Articles provide that the aggregate amount of borrowing in relation to the Company's Net Assets shall, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, not exceed 300% of Net Assets. Any excess in borrowing over such 300% of Net Assets level shall be (i) approved by a majority of the Independent Directors, (ii) disclosed to Stockholders in the Company's next quarterly report to Stockholders, along with justification for such excess, and (iii) subject to approval of the Stockholders.
  33379: 33380:

      If the Company does incur indebtedness secured by its Properties, it intends to do so only on a non-recourse basis, which means that a lender's rights on default will generally be limited to foreclosing on the Property which secured the obligation. The Company will not borrow funds from a program sponsored by the Advisor or its Affiliates which makes or invests in mortgage loans. The Company also seeks to obtain level payment

  33381: 33382:

  33383: 33384:

  financing, meaning that the amount of debt service payable would be substantially the same each year, although some mortgages might provide for a so-called "balloon" payment or provide for variable interest rates. There are no prescribed limits on the number or amount of mortgages which may be placed on any one Property. Any mortgages secured by a Property will comply with the restrictions set forth by the Commissioner of Corporations of the State of California.

  33385: 33386:

      See "Summary of the Organizational Documents--Restrictions on Borrowing."

  33387: 33388:
  Sale or Disposition of Properties. The Board will determine whether a particular Property should be sold or otherwise disposed of after considering the relevant factors, including performance or projected performance of the Property and market conditions, with a view toward achieving the principal investment objectives of the Company.
  33389: 33390:

      In general, the Company intends to hold its Properties prior to sale, for a minimum of four years. See "Federal Income Tax Considerations--Taxation of the Company--Prohibited Transactions." Furthermore, the Company generally intends to reinvest proceeds from the sale, financing, refinancing or other disposition of its Properties into additional Properties or use these proceeds to fund maintenance or repair of existing Properties or to increase reserves for such purposes. The objective of reinvesting the sale, financing and refinancing proceeds in new Properties is to increase the real estate assets owned by the Company, and the Company's Net Income, which the Board believes will enhance the Company's chances of having the Company's Shares traded in a public trading market. Notwithstanding this policy, the Board, in its discretion, may distribute to Stockholders all or part of the proceeds from the sale, financing, refinancing or other disposition of all or any of the Company's Properties. In determining whether to distribute these proceeds to Stockholders, the Board will consider, among other factors, the desirability of Properties available for purchase, real estate market conditions, the likelihood of the listing of the Company's Shares on a national stock exchange or including the Shares for quotation on a national market system and compliance with the REIT Requirements. Because the Company may reinvest the proceeds from the sale, financing or refinancing of its Properties, the Company could hold Stockholders' capital indefinitely. However, the affirmative vote of the Stockholders, controlling a majority of the Shares, will force the Company to liquidate its assets and dissolve. See "Summary of the Organizational Documents-- Dissolution or Termination of the Company."

  33391: 33392:

      In selling a Property, the Company generally intends to seek to obtain an all-cash sale price. However, a purchase money obligation secured by a mortgage on the Property may be taken as partial payment, and there are no limitations or restrictions on the Company taking such purchase money obligations. The terms of payment to the Company will be affected by custom in the area in which the Property being sold is located and the then prevailing economic conditions. To the extent the Company receives notes and other property instead of cash from sales, such proceeds (other than any interest payable thereon) will not be available for Distributions until and to the extent the notes or other property are actually paid, sold, refinanced or otherwise disposed of and, therefore, the distribution of the proceeds of a sale to the Stockholders may be delayed until such time. In such cases, the Company will receive payments (cash and other property) in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. See "Federal Income Tax Considerations."

  33393: 33394:
  Change in Investment Objectives and Policies. The Stockholders have no voting rights with respect to implementing the investment objectives and policies of the Company, all of which are the responsibility of the Board. The Board may not, however, make any material changes regarding the restrictions on investments set forth in the Articles without amending the Articles, which requires the affirmative vote of Stockholders holding a majority of the outstanding Shares. See "Summary of the Organizational Documents--Restrictions on Investments."
  33395: 33396:
  Certain Investment Limitations. The Company will not: (i) invest more than 10% of its total assets in unimproved real property (and will only invest in unimproved real property intended to be developed) or in mortgage loans on unimproved real property; (ii) invest in commodities or commodity future contracts;
  33397: 33398:

  33399: 33400:

  (iii) issue redeemable Shares; (iv) issue Shares on a deferred payment basis or other similar arrangement; and (v) operate in such a manner as to be classified as an "investment company" for purposes of the Investment Company Act. See "Summary of the Organizational Documents--Restrictions on Investments" for additional investment limitations.

  33401: 33402:

      The Company does not engage in hedging or like activities and therefore does not have any material exposure to risk due to financial instruments, derivative financial instruments or derivative commodity instruments.

  33403: 33404:

      The Company has no plans to invest any proceeds from the Offering, or other funds, in the securities of other issuers for the purpose of exercising control over such other issuers.

  33405: 33406:
  Appraisals. All real property acquisitions made and to be made by the Company have been or will be supported by an appraisal prepared by a competent, independent appraiser who is a member-in-good standing of the Appraisal Institute prior to the purchase of the Property. The Company's policy currently provides that the purchase price of each Property will not exceed its appraised value at the time of acquisition of the Property by the Company. Appraisals are, however, estimates of value and should not be relied on as measures of true worth or realizable value. The appraisal will be maintained in the Company's records for at least five years, and copies of each appraisal will be available for review by Stockholders upon their request.
  33407: 33408:
  Return of Uninvested Proceeds. In the event the Minimum Offering is not sold within six months from the original effective date of this Prospectus, all funds received from subscribers will be promptly returned to them, together with interest earned thereon. Any of the proceeds of this Offering allocable to investments in real property which have not been invested in real property or committed for investment within the later of: (i) 24 months from the original effective date of this Prospectus; or (ii) 12 months from the termination of the Offering, will be returned by the Company to the Stockholders. All funds received by the Company out of the escrow account will be available for the general use of the Company from the time of receipt until expiration of the period discussed above and, in addition to acquiring Properties, may be used for, among other purposes, (a) to fund expenses incurred to operate the Properties which have been acquired, (b) to reimburse the Advisor for certain expenses of the Company, to the extent allowable under the Advisory Agreement, (c) to pay the Advisor its compensation under the Advisory Agreement, and (d) to pay the Management Agent its Property Management Fee under the Management Agreement; except however, if the Minimum Offering is sold within the prescribed time period and the Escrow Agent releases the proceeds from such sales to the Company, such proceeds will be used to acquire Merchants Square. See "Estimated Use of Proceeds," "Plan of Distribution--Escrow Conditions" and "Real Property Investments." Funds will not be segregated or held separate from other funds of the Company pending investment, and interest will be payable to the Stockholders if uninvested funds are returned to them.
  33409: 33410:
  Additional Offerings and Exchange Listing. The Company anticipates that within five years from the date of this Prospectus, the Board will determine (i) when, and if, to apply to have the Shares listed for trading on a national stock exchange or included for quotation on a national market system, provided that the Company meets the then applicable listing requirements; and/or (ii) whether to commence subsequent offerings after completion of this Offering. The Company believes that an exchange listing or inclusion of the Shares in a national market system may allow the Company to increase its size, portfolio diversity, Stockholder liquidity, access to capital and stability, and decrease its operating costs through economies of scale. However, there is no assurance that such listing or inclusion will ever occur. If listing of the Shares or their inclusion in a national market system is not feasible within five years from the date of this Prospectus, the Board may decide to: (i) sell the Company's assets individually; (ii) list the Shares at a future date; or (iii) liquidate the Company within 10 years of the date thereof.
  33411: 33412:
  Joint Ventures. The Company is permitted to invest in joint venture arrangements with other public real estate programs formed by the Advisor or any of its Affiliates if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approve the transaction as being
  33413: 33414:

  33415: 33416:

  fair and reasonable to the Company and the investment by each such joint venture partner is substantially on the same terms and conditions as those received by other joint venturers.

  33417: 33418:

      The Company is also permitted to invest in general partnerships or joint venture arrangements with Affiliates as co-owners of a Property. The general partnership or joint venture agreement for such investments will provide that the Company will be able to increase its equity participation in such entity as additional proceeds of the Offering are received by the Company with the result that the Company will end up with up to a 100% equity ownership of the Property; provided however, that the affiliated general or joint venture partner will not be entitled to any profit or other benefit on such sale of its equity participation to the Company. Once the Company owns, directly or indirectly, 100% of the ownership interests in such general partnership or joint venture entity, the Company will determine whether the continued existence of that entity is necessary. For example, the Company may determine to continue the existence of the entity in order to minimize expenses or to meet lender requirements.

  33419: 33420:

      Investors should consider the potential risk of the Company and its joint venture partner being unable to agree on a matter material to the joint venture. Furthermore, there can be no assurance that the Company will have sufficient financial resources to exercise any right of first refusal.

  33421: 33422:

      In addition, the Company may enter into joint venture or partnership arrangements with unaffiliated third parties. Therefore, the Company may enter into acquisitions with sellers who are desirous of transactions in tax advantaged structures such as arrangements typically referred to as "Down REITs." See "Risk Factors--Investment Risks--Objectives of Joint Venture Partners May Conflict with the Company's Objectives."

  33423: 33424:

      The Company is unable to estimate the proportion of its assets that may be invested in joint venture interests.

  33425: 33426:
  Construction and Development Activities. From time to time, the Company may attempt to enhance certain investment opportunities by undertaking construction and development activities and rendering services in connection therewith. The Advisor has advised the Company that, in its view, the Company may be able to reduce overall purchase costs if the Company were to undertake construction and development rather than merely being limited to purchasing Properties subject to completion of construction by a third party. Although the construction and development activities would expose the Company to certain risks such as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions and government regulation, the Company nevertheless has concluded that its investment prospects would be enhanced by permitting it to engage in construction and development activities so long as such activities did not cause the Company to lose its status as a REIT under the Code. To comply with the REIT Requirements, and until the Service changes its pronouncements with regard thereto, the Company intends to limit its construction and development activities to the performance of oversight and review functions, including reviewing the construction and tenant improvement design proposals, negotiating and contracting for feasibility studies and supervising compliance with local, state or federal laws and regulations. The Company will retain independent contractors to perform the actual physical construction work on tenant improvements, the installation of HVAC systems or the development of an entirely new project.
  33427: 33428:
  Other Policies. In determining whether to purchase a particular Property, the Company may first obtain an option to purchase the Property. The amount paid for the option, if any, usually would be surrendered if the Property was not purchased and normally would be credited against the purchase price if the Property was purchased.
33429: 33430: 33431:

    The Company does not intend to invest in any primarily (i) single family or multi-family residential properties; (ii) industrial properties; (iii) hotels or motels; (iv) leisure home sites; (v) farms; (vi) ranches; (vii) timberlands; (viii) unimproved properties not intended to be developed; (ix) mining properties; (x) office properties; or (xi) Super Regional Centers (which are defined to mean generally shopping centers that provide

33432: 33433:

33434: 33435:

for an extensive variety in general merchandise, apparel, furniture and home furnishings, as well as a variety of services and recreational facilities; are built around three or more full-line department stores of generally not less than 100,000 square feet each; and have GLA ranging from 600,000 to more than 1,500,000 square feet); provided however, the Company may invest in an office property or a residential property if it has a significant retail or commercial use component as its primary purpose. The aggregate purchase price of real property investments that are not the Company's Primary Property Investments will not exceed 10% of the aggregate purchase price of all of the Company's Primary Property Investments anticipated to be acquired by the Company. Assuming the Maximum Offering is sold, the Company does not intend to invest more than approximately 20% of the anticipated proceeds in any one Property.

33436: 33437:

    The Company holds all funds, pending investment in Properties, in assets which will allow the Company to continue to qualify as a REIT. These investments are highly liquid and provide for appropriate safety of principal and may include, but are not limited to, investments such as GNMA bonds and real estate mortgage investment conduits ("REMICs"). See "Federal Income Tax Considerations--Taxation of the Company--REIT Qualification Tests."

33438: 33439:

    The Company will not make distributions-in-kind, except for: (i) distributions of readily marketable securities; (ii) distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles; or (iii) distributions of in-kind property which meet all of the following conditions: (a) the Directors advise each Stockholder of the risks associated with direct ownership of the in-kind property; (b) the Directors offer each Stockholder the election of receiving in-kind property distributions; and (c) the Directors distribute in-kind property only to those Stockholders who accept the Directors' offer.

33440: 33441:

    Although the Company's Organizational Documents (its Articles and Bylaws) do not prohibit the following, the Company has no current plans to (i) make loans, other than through the possible purchase of any publicly distributed bonds or other debt securities, to any other Persons; (ii) underwrite the securities of other issuers; (iii) invest in real estate mortgages; (iv) invest any of its assets in the securities of, or interests in, other Persons engaged in real estate activities; or (v) invest the proceeds of the Offering, other than on a temporary basis, in non-real estate related investments. It is possible that the Company would change such current plans as to the activities described in clauses (iii) and (iv) if the Board determines that it would be in the best interests of the Stockholders to engage in any such transactions.

33442: 33443:

    Although the Company is authorized to issue senior securities, it has no current plans to do so. See "Description of Securities--Preferred Stock," "--Issuance of Additional Securities and Debt Instruments," and "--Restrictions on Issuance of Certain Securities."

33444: 33445:

REAL PROPERTY INVESTMENTS

33446: 33447:

General

33448: 33449:

    The Company intends to acquire and manage a diversified (by geographical location and by types of Retail Centers) portfolio of real estate primarily (i) improved for use as retail establishments, principally multi-tenant shopping centers that are (a) leased primarily to one or more retail tenants providing for the sale of convenience goods and personal services for the day-to-day living needs of the immediate neighborhood, with gross leaseable area ("GLA") ranging from 10,000 to 100,000 square feet (a "Neighborhood Center"), or (b) leased primarily to retail tenants providing for the sale of soft lines and hard lines, in addition to the convenience goods and personal services provided by a Neighborhood Center, with GLA ranging from 100,000 to 300,000 or more square feet (a "Community Center"), but also including single-user retail facilities; or (ii) improved with other commercial facilities which provide goods or services (all of the foregoing, collectively "Retail Centers" or individually a "Retail Center"). See the "Glossary" for more expansive definitions of "Neighborhood Center," "Community Center," and "Retail Center."

33450: 33451:

33452: 33453:

    The Retail Centers will be located mainly in the states east of the Mississippi River in the United States (the Company's "Primary Geographical Area of Investment"). It is anticipated that the Company will initially focus on acquiring Properties in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. The Company will endeavor to acquire multiple Properties within those markets where Property acquisitions are made to facilitate efficient Property management operations. The Company may also acquire, among other real estate, single-user commercial properties located anywhere throughout the United States if they are leased on a basis pursuant to which a Creditworthy Tenant is responsible for the base rent and all costs and expenses in connection with and related to property taxes, insurance, repairs and maintenance applicable to the leased space (a "Triple-Net Lease Basis"), including such Properties acquired in sale and leaseback transactions ("Triple-Net Single-User Retail Properties Outside the Primary Geographical Area of Investment"). The Retail Centers in the Primary Geographical Area of Investment and the Triple-Net Single-User Retail Properties Outside the Primary Geographical Area of Investment are collectively referred to as the "Company's Primary Property Investments."

33454: 33455:

    The Company does not intend to invest in any primarily (i) single-family or multi-family residential properties; (ii) industrial properties; (iii) hotels or motels; (iv) leisure home sites; (v) farms; (vi) ranches; (vii) timberlands; (viii) unimproved properties not intended to be developed; (ix) mining properties; (x) office properties; or (xi) Super Regional Centers; provided however, the Company may invest in an office property or a residential property if it has a significant retail or commercial use component as its primary purpose. Subject to compliance with the REIT Requirements, the Company may undertake certain construction and development activities and render services in connection therewith.

33456: 33457:

    The aggregate purchase price of real property investments that are not the Company's Primary Property Investments will not exceed 10% of the aggregate purchase price of all of the Company's Primary Property Investments anticipated to be acquired by the Company. Assuming the Maximum Offering is sold, the Company does not intend to invest more than approximately 20% of the Net Proceeds of the Offering in any one Property.

33458: 33459:

    Each real property and improvements thereon acquired, or considered or proposed to be acquired, by the Company, directly or indirectly, as described above in this "--General" section, is referred to as a "Property" and all of such properties are collectively referred to as the "Properties."

33460: 33461:

    See "Investment Objectives and Policies" generally pertaining to the types of Properties that the Company intends to acquire and its policies relating to the maintenance, operation and disposition thereof.

33462: 33463:

Insurance Coverage on Properties

33464: 33465:

    The Company intends to carry comprehensive general liability coverage and umbrella liability coverage on all of its Properties with limits of liability which the Company deems adequate to insure against liability claims and provide for the costs of defense. Similarly, the Company intends to be insured against the risk of direct physical damage in amounts the Company estimates to be adequate to reimburse the Company on a replacement cost basis for costs incurred to repair or rebuild each Property, including loss of rental income during the reconstruction period. In addition, the Company intends to insure its Properties against loss caused by earthquake and flood if deemed necessary and economically justified. The form of Management Agreement for each Property specifically provides for the Company to procure and carry public liability, fire and extended coverage, burglary and theft, rental interruption, flood (if appropriate) and boiler (if appropriate) insurance. The cost of such insurance is passed through to tenants whenever possible.

33466: 33467:

Initial Properties

33468: 33469:

    The Company has rights to acquire three Retail Centers, being the Initial Properties, of which two are Neighborhood Centers and one is a Community Center. If sufficient funds are raised in the Offering, the Company, through the Operating Partnership, intends, subject to certain conditions, to acquire the Initial

33470: 33471:

33472: 33473:

Properties from Affiliates of the Advisor. If the Minimum Offering is sold, the Merchants Square Shopping Center ("Merchants Square"), one of the Initial Properties, will be the first Property purchased with the proceeds from the Minimum Offering. Although the Company presently intends to acquire the other Initial Properties, it is not obligated to do so. The Company may not purchase those Properties if it (i) determines that it is not in the best interests of the Company to purchase any or all of those Properties due to market conditions or tenancy matters at the time funds are available for such purchases, or (ii) locates other Properties which the Company determines to be more suitable for investment at the time. The Affiliates, who purchased the Initial Properties from unaffiliated third parties on behalf of the Company, incurred financing costs with other Affiliates in order to pay the purchase price to the sellers of those Properties. When the Company has cash available to purchase Properties free and clear of indebtedness, it can avoid paying the added expense of financing costs paid to Affiliates that is part of the purchase price which will be payable by the Company to acquire the Initial Properties. The Company's rights to acquire Merchants Square, Lake Olympia Square and Lake Walden Square terminate on the first to occur of: (i) February 1, 2002 or (ii) a date which is one year following the termination of this Offering.

33474: 33475:

    The Company believes that the Initial Properties are well-located, have excellent roadway access, attract high-quality tenants, are well-maintained and have been professionally managed. The Initial Properties will be subject to competition from similar Retail Centers within their market areas, and their economic performance could be affected by changes in local economic conditions.

33476: 33477:

    The Initial Properties have a diverse and stable base of tenants and have historically provided steadily increasing rents which the Company believes is due to the quality of the Initial Properties, the existence of leases with contractual rent escalations and the strength of the markets in which the Initial Properties are located. As of September 30, 1998, approximately 42% of the leases for the Initial Properties, in terms of Annualized Net Rent, had contractual rent increases, of which approximately 25% of the Annualized Net Rent was attributable to leases with specified contractual rent increases and approximately 17% of the Annualized Net Rent was attributable to leases with contractual rent increases related to the CPI. Furthermore, as of September 30, 1998, approximately 38% of the Annualized Net Rent is derived from leases scheduled to expire during the next five years. The three largest tenants in the Initial Properties, in terms of Annualized Net Rent, are Winn-Dixie, a supermarket, K-Mart, a discount department store, and Kash N' Karry, a supermarket. As of September 30, 1998, the 10 largest tenants (based upon Annualized Net Rent) in the Initial Properties had leased their space (or other space in the Initial Properties) for an average of 14.5 years, and accounted for 66% of Annualized Net Rent.

33478: 33479:

    As will be the Company's policy with regard to the acquisition of any Property, the Company will have received an appraisal of the fair market value of each Initial Property prior to acquiring it. The purchase price of each of the Initial Properties does not exceed its last appraised value and will not exceed its appraised value as of when the Company acquires the Property. Appraisals are, however, estimates of value and should not be relied on as a measure of true worth or realizable value. The terms of the leases for each of the Initial Properties vary depending upon tenant size, but in many cases contain contractual provisions which automatically increase the amount of base rent payable at certain points during the term of the lease. These leases may also contain provisions which provide for the payment of additional rent calculated as a percentage of a tenant's gross sales above pre-determined thresholds.

33480: 33481:

    Prior to the purchase of the Initial Properties, a majority of the Directors, including a majority of the Independent Directors, will approve these acquisitions as being fair and reasonable to the Company and at a purchase price to the Company which does not exceed the appraised value of each Initial Property at the time of the Company's acquisition thereof. Of the Initial Properties, and assuming no other Properties were acquired by the Company, each of the Initial Properties would account for more than 10% of the book value of the Company's total assets or expected gross revenues for the Company's first fiscal year to end December 31, 1999.

33482: 33483:

33484: 33485:

    The following tables describe the Company's Initial Properties and tenants at those Properties:

33486: 33487:

Property Mix

33488:

(at September 30, 1998)

33489: 33490:

 33491: 33492: 33493: 33494: 33497: 33499: 33501: 33503: 33504: 33505: 33507: 33509: 33511: 33513: 33515: 33516: 33517: 33518: 33519: 33520: 33521: 33522: 33523: 33525: 33527: 33529: 33531: 33533: 33535: 33536: 33538: 33540: 33542: 33544: 33546: 33548: 33549: 33550: 33551: 33552: 33553: 33554: 33555: 33556: 33557: 33559: 33561: 33563: 33565: 33567: 33568: 33569: 33571: 33573: 33575: 33577: 33579: 33580:
		33495: Gross 33496: Leasable Area	33498: % of Total GLA of all Initial	33500: Annualized Base Rental	33502: % of Total Base Rental Revenue of All Initial
	33506: Number	33508: (Sq. Ft.)	33510: Properties	33512: Revenue	33514: Properties

33524: Neighborhood Centers	33526: 2	33528: 160,625	33530: 38.54%	33532: $ 1,418,704	33534: 49.07%
33537: Community Center	33539: 1	33541: 256,155	33543: 61.46%	33545: $ 1,472,216	33547: 50.93%

	33558: 3	33560: 416,780	33562: 100.00%	33564: $ 2,890,920	33566: 100.00%
	33570: =	33572: ======	33574: ======	33576: ========	33578: ======
33581: 33582: 33583: 33584: 33585: 33587: 33589: 33591: 33593: 33595: 33597: 33599: 33601: 33603: 33604: 33606: 33608: 33610: 33612: 33614: 33616: 33618: 33620: 33622: 33624: 33625: 33626: 33627: 33628: 33629: 33630: 33631: 33632: 33633: 33634: 33635: 33636: 33638: 33639: 33640: 33641: 33642: 33643: 33644: 33645: 33646: 33647: 33648: 33650: 33651: 33652: 33653: 33654: 33655: 33656: 33657: 33658: 33659: 33660: 33662: 33663: 33664: 33665: 33666: 33667: 33668: 33669: 33670: 33671: 33672: 33674: 33676: 33678: 33680: 33682: 33684: 33686: 33688: 33690: 33692: 33693: 33694: 33695: 33696: 33697: 33698: 33699: 33700: 33701: 33702: 33704: 33705: 33706: 33707: 33708: 33709: 33710: 33711: 33712: 33713: 33714: 33715: 33716: 33718: 33719: 33720: 33721: 33722: 33723: 33724: 33725: 33726: 33727: 33728: 33730: 33732: 33734: 33736: 33738: 33740: 33742: 33744: 33746: 33748: 33749: 33750: 33751: 33752: 33753: 33754: 33755: 33756: 33757: 33758: 33760: 33761: 33762: 33763: 33764: 33765: 33766: 33767: 33768: 33769: 33770: 33771: 33772: 33774: 33775: 33776: 33777: 33778: 33779: 33780: 33781: 33782: 33783: 33784: 33786: 33787: 33788: 33789: 33790: 33791: 33792: 33793: 33794: 33795: 33796: 33798: 33800: 33802: 33804: 33806: 33808: 33810: 33812: 33814: 33816: 33817: 33818: 33819: 33820: 33821: 33822: 33823: 33824: 33825: 33826: 33828: 33829: 33830: 33831: 33832: 33833: 33834: 33835: 33836: 33837: 33838: 33840: 33841: 33842: 33843: 33845: 33846: 33848: 33850: 33851: 33853: 33854: 33855: 33856: 33857: 33858: 33860: 33861: 33863: 33865: 33866: 33868: 33869: 33870: 33871:
	33586: Proposed Date of	33588: Affiliates' Acquisition	33590: Year	33592: Gross Leasable Area	33594: Percent of Total GLA of all Initial	33596: Percent of GLA Leased as	33598: Annualized Base Rental	33600: Number of Tenants as	33602: Major
33605: Property	33607: Acquisition (1)	33609: Cost (2)	33611: Built	33613: (Sq. Ft.)	33615: Properties	33617: of 9/30/98	33619: Revenue (3)	33621: of 9/30/98	33623: Tenants (4)

33637: Neighborhood Centers:
33649: Merchants Square Shopping
33661: Center
33673: Zephyrhills, Florida	33675: 6/99	33677: $5,714,401	33679: 1993	33681: 74,849	33683: 17.96%	33685: 100%	33687: $586,858	33689: 13	33691: Kash N' Karry
33703: Fashion Bug

33717: Lake Olympia Square
33729: Ocoee, Florida	33731: 8/99	33733: 9,710,136	33735: 1995	33737: 85,776	33739: 20.58%	33741: 95%	33743: 831,846	33745: 17	33747: Winn-Dixie
33759: Tutor Time Child Care Systems

33773: Community Center:
33785: Lake Walden Square
33797: Plant City, Florida	33799: 9/99	33801: 14,528,757	33803: 1992	33805: 256,155	33807: 61.46%	33809: 90%	33811: 1,472,216	33813: 27	33815: Kash N' Karry
33827: K-Mart
33839: Carmike Cinemas
		33844: $29,953,294		33847: 416,780	33849: 100.00%		33852: $2,890,920
		33859: =========		33862: =======	33864: ========		33867: =========
33872: 33873: 33874:
  33875: 33876:
  Assumes that sufficient proceeds from the Minimum Offering and the Maximum Offering will be available by the dates shown, and if not, they will be acquired as soon thereafter as practicable when sufficient proceeds from the Offering are available; subject however, to the conditions specified above in the first paragraph under "--Initial Properties" in this Section.
  33877: 33878:
  The "Affiliates' Acquisition Cost" for the Initial Properties consists of the purchase prices paid, plus any Acquisition Expenses and, plus any financing costs (including expenses such as loan fees or points or any fee of a similar nature, however designated, but not including interest on any loans) paid by the Initial Property Sellers to either Affiliates of TIGI or to third parties.
  33879: 33880:
  Annualized Base Rental Revenue is the annualized contractual base rent as of January 1, 1998 under existing leases.
  33881: 33882:
  Major Tenants only include tenants leasing more than 10% of the gross leasable area of the Property.
33883: 33884: 33885:

    As shown by the above table, the acquisition cost of the Initial Properties to the Initial Property Sellers was approximately $30 million (the "Affiliates' Acquisition Cost"). The Initial Properties were subject to aggregate mortgage debt of approximately $20.6 million as of the acquisition of the Initial Properties by the Initial Property Sellers (the "Initial Mortgage Debt").

33886:

33887: 33888:

    In connection with their acquisition of the Initial Properties, the Initial Property Sellers borrowed approximately $9.4 million from an Affiliate of TIGI (the "Affiliates' Acquisition Debt") to pay the difference between the Affiliates' Acquisition Cost and the Initial Mortgage Debt, of which approximately $1.4 million was attributable to Merchants Square.

33889: 33890:

    When the Initial Properties are acquired by the Company, they will be subject to an expected unpaid Initial Mortgage Debt (depending on when each acquisition occurs) of approximately $20.3 million (of which approximately $4.3 million will be attributable to Merchants Square), leaving approximately $9.4 million to be paid in cash by the Company from the Net Proceeds of the Offering to acquire the Initial Properties, approximately $1.4 million of which is to be paid to acquire Merchants Square. The Company's approximate $9.4 million cash payment to the Initial Property Sellers will be used by the Initial Property Sellers to retire in full, as of the date of the Company's closing of such purchases, the Affiliates' Acquisition Debt relating to the Initial Property acquired. In addition, Net Proceeds of the Offering will be used to pay Acquisition Expenses and to establish working capital reserves related to the acquisition of the Initial Properties. See "Additional Information Regarding the Initial Properties" for a fuller discussion of the formulation of the purchase prices to be paid for the Initial Properties and the outstanding indebtedness relating to the Initial Properties.

33891: 33892:

    The Company will not be paying or assuming any debt incurred by Affiliates for operational purposes. In addition, the Company will not be paying for any expenses paid or incurred by the Initial Property Sellers during the period of time the Initial Properties are owned by the Initial Property Sellers for management and operation of the Initial Properties or for servicing the related debt (E.G., interest payments on loans) represented by the Initial Mortgage Debt and the Affiliates' Acquisition Debt. Also, the Company will not be receiving any of the cash flow from the Initial Properties, nor will the Company reimburse the Initial Property Sellers for any negative cash flow of the Initial Properties, during the period of time when the Initial Properties are owned by the Initial Property Sellers.

33893: 33894:

Tenants

33895: 33896:

    The following table sets forth, at September 30, 1998, information regarding space leased at the Initial Properties, which, in each case, individually account for more than 1% of the 1998 total Annualized Base Rental Revenues from all of the Initial Properties.

33897: 33898: 33899: 33900: 33902: 33904: 33906: 33908: 33910: 33911: 33913: 33915: 33917: 33919: 33921: 33923: 33924: 33926: 33928: 33930: 33932: 33934: 33936: 33937: 33939: 33941: 33943: 33945: 33947: 33949: 33950: 33952: 33954: 33956: 33958: 33960: 33962: 33963: 33965: 33967: 33969: 33971: 33973: 33975: 33976: 33978: 33980: 33982: 33984: 33986: 33988: 33989: 33991: 33993: 33995: 33997: 33999: 34001: 34002: 34004: 34006: 34008: 34010: 34012: 34014: 34015: 34017: 34019: 34021: 34023: 34025: 34027: 34028: 34030: 34032: 34034: 34036: 34038: 34040: 34041: 34043: 34045: 34047: 34049: 34051: 34053: 34054: 34056: 34058: 34060: 34062: 34064: 34066: 34067: 34069: 34071: 34073: 34075: 34077: 34079: 34080: 34082: 34084: 34086: 34088: 34090: 34092: 34093: 34095: 34097: 34099: 34101: 34103: 34105: 34106: 34108: 34110: 34112: 34114: 34116: 34118: 34119: 34121: 34123: 34125: 34127: 34129: 34131: 34132: 34134: 34136: 34138: 34140: 34142: 34144: 34145: 34146: 34147: 34148: 34149: 34150: 34151: 34152: 34153: 34155: 34157: 34159: 34161: 34163: 34164: 34165: 34167: 34169: 34171: 34173: 34175: 34176:
	33901: Total Number Of	33903: GLA	33905: Percent of Total GLA of all Initial	33907: Annualized Base Rental	33909: Percent of Aggregate Annualized Base Rental
33912: Lessee	33914: Stores	33916: (Sq. Ft.)	33918: Properties	33920: Revenue(1)	33922: Revenue
33925: Lake Olympia Dental	33927: 1	33929: 1,800	33931: 0.43%	33933: $ 33,738	33935: 1.17%
33938: Tampa Tribune	33940: 1	33942: 6,277	33944: 1.51%	33946: 31,385	33948: 1.09%
33951: Cici's Pizza	33953: 1	33955: 3,605	33957: 0.86%	33959: 39,294	33961: 1.36%
33964: Dollar Tree	33966: 2	33968: 10,120	33970: 2.43%	33972: 71,092	33974: 2.46%
33977: Home Choice	33979: 1	33981: 4,000	33983: 0.96%	33985: 32,000	33987: 1.11%
33990: Froggers	33992: 1	33994: 6,000	33996: 1.44%	33998: 115,175	34000: 3.98%
34003: Curtis Mathes Home Entertainment	34005: 1	34007: 3,084	34009: 0.74%	34011: 33,369	34013: 1.15%
34016: K-Mart	34018: 1	34020: 91,266	34022: 21.90%	34024: 383,317	34026: 13.26%
34029: Fashion Bug	34031: 1	34033: 9,040	34035: 2.17%	34037: 72,320	34039: 2.50%
34042: Movie Gallery	34044: 1	34046: 5,000	34048: 1.20%	34050: 61,250	34052: 2.12%
34055: AAMCO Transmissions	34057: 1	34059: 4,800	34061: 1.15%	34063: 34,800	34065: 1.20%
34068: Hao-Hao Chinese Restaurant	34070: 1	34072: 3,120	34074: 0.75%	34076: 40,560	34078: 1.40%
34081: Spec's Music and Movies	34083: 1	34085: 6,000	34087: 1.44%	34089: 72,000	34091: 2.49%
34094: Tutor Time Child Care Systems	34096: 1	34098: 10,000	34100: 2.40%	34102: 120,000	34104: 4.15%
34107: Winn-Dixie	34109: 1	34111: 44,000	34113: 10.56%	34115: 297,000	34117: 10.27%
34120: Kash N' Karry	34122: 2	34124: 94,255	34126: 22.62%	34128: 633,824	34130: 21.92%
34133: Carmike Cinemas	34135: 1	34137: 25,899	34139: 6.21%	34141: 215,220	34143: 7.44%

	34154: 19	34156: 328,266	34158: 76.60%	34160: $2,286,344	34162: 79.09%
	34166: ===	34168: ========	34170: =======	34172: =========	34174: =======
34177: 34178:

34179: 34180:

34181:
  34182: 34183:
  Amounts shown reflect 1998 Annualized Base Rental Revenue. Annualized Base Rental Revenue excludes: (a) percentage rents; (b) additional charges paid for by tenants including common area maintenance, real estate taxes and other expense requirements; and (c) future contractual rent escalations. Annualized Base Rental Revenue is the monthly contractual base rent as of January 1, 1998 under existing leases, multiplied by 12. See the separate description of each of the Initial Properties below in this Section under "--Additional Information Regarding the Initial Properties" for (i) the names of (a) each tenant that leases more than 10% of the GLA of each of the Initial Properties and (b) each of the tenants of each of the Initial Properties, irrespective of the amount of space leased, and (ii) certain information regarding the lease of each tenant.
34184: 34185: 34186:

Tenant Lease Expirations

34187: 34188:

    The following table sets forth certain information regarding tenant lease expirations for the next 10 years at the Initial Properties, assuming that no renewal options are exercised.

34189: 34190: 34191: 34193: 34195: 34197: 34199: 34201: 34203: 34205: 34207: 34208: 34210: 34212: 34214: 34216: 34218: 34220: 34222: 34224: 34225: 34226: 34227: 34228: 34229: 34230: 34231: 34232: 34233: 34234: 34236: 34238: 34240: 34242: 34244: 34246: 34248: 34250: 34251: 34253: 34255: 34257: 34259: 34261: 34263: 34265: 34267: 34268: 34270: 34272: 34274: 34276: 34278: 34280: 34282: 34284: 34285: 34287: 34289: 34291: 34293: 34295: 34297: 34299: 34301: 34302: 34304: 34306: 34308: 34310: 34312: 34314: 34316: 34318: 34319: 34321: 34323: 34325: 34327: 34329: 34331: 34333: 34335: 34336: 34338: 34340: 34342: 34344: 34346: 34348: 34350: 34352: 34353: 34355: 34357: 34359: 34361: 34363: 34365: 34367: 34369: 34370: 34372: 34374: 34376: 34378: 34380: 34382: 34384: 34386: 34387: 34389: 34391: 34393: 34395: 34397: 34399: 34401: 34403: 34404:
34192: Year Ending	34194: Number of Leases	34196: Approx. GLA of Expiring Leases	34198: Annual Base Rent of Expiring Leases	34200: Total Annual Base Rent(1)	34202: Average Base Rent Per Square Food Under Expiring Leases	34204: Percent of Total Properties GLA Represented by Expiring Leases	34206: Percent of Annual Base Rent Represented by Expiring Leases
34209: December 31	34211: Expiring	34213: (Sq. Ft.)	34215: ($)	34217: ($)	34219: ($)	34221: (%)	34223: (%)

34235: 1998	34237: 1	34239: 2,950	34241: 21,240	34243: 2,890,920	34245: 7.20	34247: 0.71	34249: 0.73
34252: 1999	34254: 7	34256: 8,017	34258: 94,677	34260: 2,878,751	34262: 11.81	34264: 1.92	34266: 3.29
34269: 2000	34271: 11	34273: 21,070	34275: 217,479	34277: 2,780,138	34279: 10.32	34281: 5.06	34283: 7.82
34286: 2001	34288: 11	34290: 22,391	34292: 272,601	34294: 2,611,207	34296: 12.17	34298: 5.37	34300: 10.44
34303: 2002	34305: 6	34307: 20,692	34309: 195,504	34311: 2,355,332	34313: 9.45	34315: 4.96	34317: 8.30
34320: 2003	34322: 9	34324: 22,764	34326: 207,319	34328: 2,166,022	34330: 9.11	34332: 5.46	34334: 9.57
34337: 2004	34339: 1	34341: 9,040	34343: 72,320	34345: 1,958,703	34347: 8.00	34349: 2.17	34351: 3.69
34354: 2005	34356: 2	34358: 3,100	34360: 45,900	34362: 1,886,383	34364: 14.81	34366: 0.74	34368: 2.43
34371: 2006	34373: 2	34375: 7,260	34377: 134,909	34379: 1,840,482	34381: 18.58	34383: 1.74	34385: 7.33
34388: 2007	34390: 2	34392: 35,899	34394: 348,170	34396: 1,705,573	34398: 9.70	34400: 8.61	34402: 20.41
34405: 34406: 34407:

111

34408:
  34409: 34410:
  No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates. Annualized Base Rental Revenue is the monthly contractual base rent as of January 1, 1998 under existing leases, multiplied by 12.
34411: 34412: 34413:

Additional Information Regarding the Initial Properties

34414: 34415:

MERCHANTS SQUARE SHOPPING CENTER, ZEPHYRHILLS, FLORIDA

34416: 34417:

    The Company has identified and intends to acquire the Merchants Square Shopping Center ("Merchants Square") by acquiring the interests of Inland Southeast Merchants Square Investment Corporation and Inland Southeast Acquisitions Corp. (collectively, the "Merchants Square Affiliated Partners"), both of which are Affiliates of the Advisor, in the Property Partnership known as Inland Southeast Merchants Square Limited Partnership (the "Merchants Square Property Partnership"). The Merchants Square Property Partnership owns the entire fee simple interest in Merchants Square, which is a Neighborhood Center located at the intersection of U.S. 301 North and Pretty Pond Road in Zephyrhills, Florida. Zephyrhills is located 25 miles north of Tampa, Florida city limits.

34418: 34419:

34420: 34421:

    The Merchants Square Property Partnership purchased Merchants Square on October 9, 1998, from an unaffiliated third party on behalf of the Company to be held until sufficient funds were raised by the Company to acquire the Property. The following tables describe the formulation of the purchase price to be paid by the Company for the interests of the Merchants Square Affiliated Partners in the Merchants Square Property Partnership. By acquiring 100% of the interests in the Merchants Square Property Partnership, the Company is in effect assuming the first mortgage debt and acquiring Merchants Square.

34422: 34423:

    Acquisition of Merchants Square by Merchants Square Property Partnership

34424: 34425:

34426: 34428: 34430: 34431: 34433: 34435: 34436: 34438: 34440: 34441: 34443: 34445: 34446: 34448: 34450: 34451: 34452: 34454: 34455:
34427: Purchase price paid by Merchants Square Property Partnership	34429: $5,600,000
34432: Acquisition costs paid to third parties	34434: 31,693
34437: Financing costs paid to Affiliate	34439: 37,073
34442: Financing costs paid to third parties	34444: 45,635
34447: Total Affiliates' Acquisition Cost	34449: $5,714,401(1)
34453: ============
34456:
34457: 34458: 34459:
  34460: 34461:
  The Merchants Square Property Partnership acquired Merchants Square for $5,714,401 plus prorations. This purchase was financed through first mortgage debt of $4,300,000 at the date of acquisition and certain Affiliates' Acquisition Debt ("Acquisition Debt"). This Acquisition Debt was evidenced by an installment note in favor of Inland Mortgage Investment Corporation, an Inland Affiliated Company, guaranteed by IREIC and secured by financing statements and two pledge and security agreements executed by the Merchants Square Affiliated Partners. This Acquisition Debt is payable at an interest rate of 10.9% per annum with a final balloon payment of the principal and all interest due October 8, 1999. The entire balance is prepayable in whole, or in part, at any time without penalty.
34462: 34463: 34464: 34465:

Acquisition of Merchants Square by the Company

34466: 34467: 34468: 34469: 34470: 34472: 34474: 34475: 34476: 34478: 34480: 34481: 34482: 34484: 34486: 34487: 34488: 34490: 34492: 34493: 34494: 34496: 34498: 34499: 34500: 34501: 34502: 34503: 34505: 34507: 34509: 34510: 34511: 34512: 34513: 34514: 34516: 34517: 34518: 34519: 34521: 34523: 34525: 34526: 34528: 34530: 34532: 34533: 34534: 34535: 34536: 34537: 34539: 34541: 34543: 34544: 34545: 34546: 34547: 34548: 34550: 34552: 34554: 34555: 34556: 34557: 34558: 34559: 34561: 34563: 34565: 34566: 34567: 34569: 34571: 34572:
	34471: Estimated	34473: Estimated
	34477: Balances	34479: Balances
	34483: as of	34485: as of
	34489: September 30,	34491: June 30,
	34495: 1998	34497: 1999 (1)

34504: Total Affiliates' Acquisition Cost	34506: $ 5,714,401	34508: $ 5,714,401

34515: Less:
34520: First mortgage debt at date of acquisition of Merchants Square Property Partnership	34522: 4,300,000	34524: 4,300,000
34527: Amortization of first mortgage debt	34529: -	34531: (22,762)

34538: Balance of assumed first mortgage debt	34540: 4,300,000	34542: 4,277,238

34549: Security deposits assumed	34551: 7,087	34553: 7,087

34560: Estimated cash amount due to Merchants Square Affiliated Partners in conjunction with the acquisition of Merchants Square by the Company	34562: $ 1,407,314	34564: $ 1,430,076
	34568: =========	34570: ==========
34573: 34574: 34575:

(1) Presented as of June 30, 1999, the proposed date of acquisition by the Company.

34576: 34577:

34578: 34579:

    Merchants Square was built in 1993 and is a one-story multi-user retail facility aggregating 74,849 leasable square feet. As of September 30, 1998, Merchants Square was 100% leased. In evaluating Merchants Square as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. The Company believes that the shopping center is located within a vibrant economic area. The Company did not consider any other factors materially relevant to the decision to acquire the Property.

34580: 34581:

    The Company does not anticipate making any significant repairs and improvements to Merchants Square over the next few years. A substantial portion of any monies spent on repairs and improvements would be paid by the tenants, pursuant to the terms of the existing leases.

34582: 34583:

    The Company believes that Merchants Square is well located, has excellent roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. Merchants Square will be subject to competition from similar Retail Centers within its market area, and its economic performance could be affected by changes in local economic conditions.

34584: 34585:

    The table below sets forth certain information with respect to the occupancy rate at Merchants Square expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot:

34586: 34587:

34588: 34589: 34591: 34592: 34593: 34594: 34596: 34598: 34599: 34600: 34602: 34604: 34605: 34607: 34609: 34611: 34612: 34614: 34616: 34618: 34619: 34621: 34623: 34625: 34626: 34628: 34630: 34632: 34633: 34635: 34637: 34639: 34640: 34642: 34644: 34646: 34647: 34649: 34651: 34653: 34654:
34590: Occupancy Rate
	34595: as of	34597: Effective
	34601: December 31,	34603: Annual Rental
34606: Year Ending	34608: Of Each Year	34610: Per Square Ft
34613: December 31,	34615: (%)	34617: ($)
34620: 1997	34622: 100	34624: 7.46
34627: 1996	34629: 100	34631: 7.36
34634: 1995	34636: 100	34638: 7.58
34641: 1994	34643: 100	34645: 7.56
34648: 1993	34650: 100	34652: 7.43*
34655: 34656: 34657:

*   Merchants Square was constructed in 1993.

34658: 34659:

    Two tenants lease more than 10% of the total gross leasable area of the Property: Kash N' Karry, a supermarket and Fashion Bug, a clothing store. The leases require the payment of base annual rent, payable monthly as follows:

34660: 34661: 34662: 34663: 34665: 34667: 34669: 34671: 34672: 34673: 34675: 34677: 34679: 34681: 34683: 34685: 34686: 34687: 34688: 34689: 34690: 34691: 34692: 34693: 34695: 34697: 34699: 34701: 34703: 34705: 34706: 34708: 34709: 34710: 34712: 34714: 34716: 34717: 34718: 34719: 34720: 34721: 34722: 34723: 34724: 34726: 34728: 34730: 34732: 34734: 34736: 34737: 34739: 34740: 34741: 34743: 34745: 34747: 34748:
	34664: Approx. GLA Leased	34666: % of Total GLA of	34668: Base Rent Per Square Foot Per Annum	34670: Lease Term
34674: Lessee	34676: (Sq. Ft.)	34678: The Property	34680: ($)	34682: Beginning	34684: To

34694: Kash N' Karry	34696: 47,955	34698: 64.07	34700: 6.70	34702: Currently	34704: 05/27/13
34707: Options (1)			34711: 6.70	34713: 05/28/13	34715: 05/27/43

34725: Fashion Bug	34727: 9,040	34729: 12.08	34731: 8.00	34733: Currently	34735: 01/31/04
34738: Options (2)			34742: 8.50 to 9.50	34744: 02/01/04	34746: 01/31/19
34749: 34750: 34751:

(1) There are six successive five-year renewal options at the same base rent per square foot per annum.

34752: 34753:

(2) There are three successive five-year renewal options. The base rent per square foot increases $.50 per square foot for each option.

34754: 34755:

    For federal income tax purposes, the Company's depreciable basis in Merchants Square will be approximately $4,350,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 and 15 years, respectively. Real estate taxes for the tax year ended 1997 (the most recent tax year for which information is generally available) were $97,147.

34756: 34757:

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

34758:

34759:

34760:

34761: 34762:

    On September 30, 1998, a total of 74,849 square feet was leased to 13 tenants at Merchants Square. The following tables set forth certain information with respect to the amount of and expiration of the leases at this Neighborhood Center:

34763: 34764: 34765: 34766: 34768: 34770: 34772: 34774: 34776: 34777: 34779: 34781: 34783: 34785: 34787: 34789: 34790: 34792: 34794: 34796: 34798: 34800: 34802: 34803: 34805: 34807: 34809: 34811: 34813: 34815: 34816: 34818: 34820: 34822: 34824: 34826: 34828: 34829: 34831: 34833: 34835: 34837: 34839: 34841: 34842: 34844: 34846: 34848: 34850: 34852: 34854: 34855: 34857: 34859: 34861: 34863: 34865: 34867: 34868: 34870: 34872: 34874: 34876: 34878: 34880: 34881: 34883: 34885: 34887: 34889: 34891: 34893: 34894: 34896: 34898: 34900: 34902: 34904: 34906: 34907: 34909: 34911: 34913: 34915: 34917: 34919: 34920: 34922: 34924: 34926: 34928: 34930: 34932: 34933: 34935: 34937: 34939: 34941: 34943: 34945: 34946: 34948: 34950: 34952: 34954: 34956: 34958: 34959:
	34767: Approx. GLA Leased	34769: Lease	34771: Renewal	34773: Current Annual Rent (1)	34775: Rent per Square Foot
34778: Lessee	34780: (Sq. Ft.)	34782: Ends	34784: Options	34786: ($)	34788: ($)
34791: Kash N' Karry	34793: 47,955	34795: 05/13	34797: 6/5 yr.	34799: 321,299	34801: 6.70
34804: Fashion Bug	34806: 9,040	34808: 01/04	34810: 3/5 yr.	34812: 72,320	34814: 8.00
34817: Dollar Tree	34819: 3,320	34821: 06/00	34823: 4/4 yr.	34825: 33,001	34827: 9.94
34830: Payless Shoe Source	34832: 2,800	34834: 03/03	34836: 2/5 yr.	34838: 26,600	34840: 9.50
34843: Beef O'Bradys	34845: 2,030	34847: 06/99	34849: 1/3 yr.	34851: 21,883	34853: 10.78
34856: L.G. Edwards Insurance	34858: 2,000	34860: 05/03	34862: -	34864: 23,500	34866: 11.75
34869: Sally Beauty Supply	34871: 1,600	34873: 04/03	34875: -	34877: 17,600	34879: 11.00
34882: Cuts, Curls & Color	34884: 1,200	34886: 05/99	34888: -	34890: 15,108	34892: 12.59
34895: Dr. Baldridge	34897: 1,120	34899: 07/03	34901: 2/5 yr.	34903: 14,112	34905: 12.60
34908: Postal Zone	34910: 1,197	34912: 01/01	34914: 2/3 yr.	34916: 11,970	34918: 10.00
34921: Concire Centers	34923: 1,009	34925: 04/99	34927: 1/2 yr.	34929: 11,351	34931: 11.25
34934: Nabers Jewelers	34936: 1,000	34938: 04/99	34940: -	34942: 12,600	34944: 12.60
34947: Bingham Realty	34949: 578	34951: 04/99	34953: 1/2 yr.	34955: 5,514	34957: 9.54
34960: 34961: 34962:
  34963: 34964:
  Each tenant also pays its proportionate share of real estate taxes, insurance and common area maintenance costs. In addition, Kash N' Karry, Fashion Bug, Dollar Tree, Payless Shoe Source, Beef O'Bradys, Sally Beauty Supply, Cuts, Curls & Color, Postal Zone and Nabers Jewelers pay, as additional rent, a percentage of gross sales in excess of a prescribed amount.
34965: 34966: 34967: 34968: 34970: 34972: 34974: 34976: 34978: 34980: 34982: 34984: 34985: 34987: 34989: 34991: 34993: 34995: 34997: 34999: 35001: 35002: 35004: 35006: 35008: 35010: 35012: 35014: 35016: 35018: 35019: 35021: 35023: 35025: 35027: 35029: 35031: 35033: 35035: 35036: 35038: 35040: 35042: 35044: 35046: 35048: 35050: 35052: 35053: 35055: 35057: 35059: 35061: 35063: 35065: 35067: 35069: 35070: 35072: 35074: 35076: 35078: 35080: 35082: 35084: 35086: 35087: 35089: 35091: 35093: 35095: 35097: 35099: 35101: 35103: 35104: 35106: 35108: 35110: 35112: 35114: 35116: 35118: 35120: 35121: 35123: 35125: 35127: 35129: 35131: 35133: 35135: 35137: 35138: 35140: 35142: 35144: 35146: 35148: 35150: 35152: 35154: 35155: 35157: 35159: 35161: 35163: 35165: 35167: 35169: 35171: 35172:
34969: Year Ending	34971: Number of Leases	34973: Approx. GLA of Expiring Leases	34975: Base Rent of Expiring Leases	34977: Total Annual Base Rent (1)	34979: Average Base Rent Per Square Foot Under Expiring Leases	34981: Percent of Total Building Represented by Expiring Leases	34983: Percent of Annual Base GLA Rent Represented by Expiring Leases
34986: December 31,	34988: Expiring	34990: (Sq. Ft.)	34992: ($)	34994: ($)	34996: ($)	34998: ($)	35000: ($)
35003: 1998	35005: -	35007: -	35009: -	35011: 586,858	35013: -	35015: -	35017: -
35020: 1999	35022: 5	35024: 5,817	35026: 66,456	35028: 586,858	35030: 11.42	35032: 7.77	35034: 11.32
35037: 2000	35039: 1	35041: 3,320	35043: 33,000	35045: 520,401	35047: 9.94	35049: 4.44	35051: 6.34
35054: 2001	35056: 1	35058: 1,197	35060: 11,970	35062: 487,401	35064: 10.00	35066: 1.60	35068: 2.46
35071: 2002	35073: -	35075: -	35077: -	35079: 475,431	35081: -	35083: -	35085: -
35088: 2003	35090: 4	35092: 7,520	35094: 81,812	35096: 475,431	35098: 10.88	35100: 10.05	35102: 17.21
35105: 2004	35107: 1	35109: 9,040	35111: 72,320	35113: 393,619	35115: 8.00	35117: 12.08	35119: 18.37
35122: 2005	35124: -	35126: -	35128: -	35130: 321,299	35132: -	35134: -	35136: -
35139: 2006	35141: -	35143: -	35145: -	35147: 321,299	35149: -	35151: -	35153: -
35156: 2007	35158: -	35160: -	35162: -	35164: 321,299	35166: -	35168: -	35170: -
35173: 35174: 35175:
  35176: 35177:
  No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates at the time of releasing.
35178: 35179: 35180:

    Merchants Square Property Partnership owns fee simple title to Merchants Square subject to a first mortgage and security agreement (the "Mortgage") in favor of First Union National Bank (the "Bank") and subject to an assignment of rents and leases, both securing an indebtedness evidenced by a promissory note (the "Note") in favor of the Bank in the amount of $4,300,000 as of October 9, 1998. Interest on the unpaid principal is calculated at the rate of 7.5% per annum, with principal and interest payable in monthly installments of $30,066, and with the unpaid principal balance of $2,061,270 due on November 1, 2008 (the "Maturity Date"). Those items for which the Merchants Square Property Partnership is personally liable under the Note and Mortgage have been indemnified and guaranteed by IREIC,

35181: 35182:

35183: 35184:

pursuant to an indemnity and guaranty agreement. The Note creates several opportunities for the prepayment of the Note in whole or in part, with or without a prepayment penalty, at various stages throughout the duration of the Note. Unless the prepayment conditions described below are specifically adhered to, the Note may not be prepaid, in whole or in part, at any time, and any amounts accelerated through default are also subject to prepayment penalties.

35185: 35186:

    The Note may be prepaid in whole, but not in part, without penalty, on any payment date occurring within three months prior to the Maturity Date, provided notice is timely given and all accrued interest and sums are paid. If notice is not timely given, the Bank may assess a prepayment penalty. Partial prepayments are permitted if they result from the Bank's election to apply insurance or condemnation proceeds to reduce the outstanding balance. No prepayment fee is due for such partial prepayments unless the Note is in default.

35187: 35188:

    The Note also provides for a one-time right, without penalty, to either (i) prepay a portion of the outstanding principal indebtedness or (ii) prepay the entire outstanding principal indebtedness, provided all conditions in the Note are satisfied to the satisfaction of the Bank. To prepay a portion of the balance, proper written notice must be delivered to the Bank, the amount of the prepayment must not result in a loan-to-value ratio of greater than 55% nor less than 25%, such prepayment must occur no later than November 1, 1999, and the loan cannot be in default. If the foregoing conditions for partial prepayment are satisfied, the Bank will reduce the interest rate of the Note to 7.25% per annum for the remaining term of the Note. Only interest shall be payable on each payment date from the prepayment date through November 1, 2003, with principal and interest again payable on each payment date after November 1, 2003, through the Maturity Date based on a 360-month amortization schedule. In order to prepay the entire balance, proper written notice must be delivered to the Bank, a prepayment fee of 2% of the amount being prepaid must be paid to the Bank on or before the prepayment date, such prepayment must occur between September 15, 1999 and November 1, 1999, and the loan cannot be in default.

35189: 35190:

    Defeasance is the sole option to have the Property released from the lien of the Mortgage. At any time after the earlier of (i) the fourth anniversary of the first payment date of the Note or (ii) the date two years after the startup day, within the meaning of Section 860G(a)(9) of the Internal Revenue Code of a real estate mortgage investment conduit (a "REMIC"), and provided there is no event of default, the Bank will cause the release of the Mortgage as a lien on the Property, provided that proper written notice is given, all accrued and unpaid interest is paid, and an additional sum of money is paid as provided in the Note.

35191: 35192:

LAKE OLYMPIA SQUARE, OCOEE, FLORIDA

35193: 35194:

    The Company has identified and intends to acquire the Lake Olympia Square Shopping Center ("Lake Olympia Square") by acquiring the interests of Inland Southeast Investment Corporation and Inland Southeast Acquisitions Corp. (collectively, the "Lake Olympia Affiliated Partners"), both of which are Affiliates of the Advisor, in the Property Partnerships known as Inland Southeast Lake Olympia Limited Partnership and Inland Southeast Lake Olympia Outparcel Limited Partnership (collectively, the "Lake Olympia Property Partnerships"). The Lake Olympia Property Partnerships collectively own the entire fee simple interest in Lake Olympia Square, which is a Neighborhood Center located at the southwest intersection of Silver Star Road and Clarke Road in Ocoee, Florida. Ocoee is located three miles west of the Orlando, Florida city limits.

35195: 35196:

35197:

35198:

35199: 35200:

    The Lake Olympia Property Partnerships purchased Lake Olympia Square on June 24, 1998, from an unaffiliated third party on behalf of the Company to be held until sufficient funds were raised by the Company to acquire the Property. The following table describes the formulation of the purchase price to be paid by the Company for the interests of the Lake Olympia Affiliated Partners in the Lake Olympia Property Partnership. By acquiring 100% of the interests in the Merchants Square Property Partnerships, the Company is in effect assuming the first mortgage debt and acquiring Lake Olympia Square.

35201: 35202:

35203: 35205: 35207: 35208: 35210: 35212: 35213: 35215: 35217: 35218: 35220: 35222: 35223: 35225: 35227: 35228: 35230: 35232: 35233: 35235: 35237: 35238: 35239: 35241: 35242:
35204: Purchase price paid by the Lake Olympia Property Partnerships	35206: $9,599,145
35209: Acquisition costs paid to third parties	35211: 30,168
35214: Financing costs paid to Affiliate	35216: 53,594
35219: Financing costs paid to third parties	35221: 27,229
35224: Total Affiliates' Acquisition Cost	35226: $9,710,136
35229: Less: Expected unpaid amount of first mortgage debt at the time of acquisition by the Company	35231: $5,932,943(1)
35234: Amount due to Lake Olympia Affiliated Partners in cash	35236: $3,777,193(1)
35240: ==========
35243:
35244: 35245: 35246:
  35247: 35248:
  The unpaid amount of the first mortgage debt at the time of acquisition by the Company may decrease as a result of amortization, depending on when the acquisition occurs. A decrease in the unpaid amount of the first mortgage debt would result in a corresponding increase in the amount due to the Lake Olympia Affiliated Partners in cash. The terms of the first mortgage debt are explained below.
35249: 35250: 35251:

    Lake Olympia Square was built in 1995 and consists of a one-story multi-tenant retail facility aggregating 85,776 leasable square feet and an outparcel adjacent to the shopping center. As of September 30, 1998, Lake Olympia Square was 95% leased (100% leased if the master lease, which lasts for one year, is considered). In evaluating Lake Olympia Square as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. The Company believes that the shopping center is located within a vibrant economic area. The Company did not consider any other factors materially relevant to the decision to acquire the Property.

35252: 35253:

    The Company does not anticipate making any significant repairs and improvements to Lake Olympia Square over the next few years. A substantial portion of any monies spent on repairs and improvements would be paid by the tenants, pursuant to the terms of the existing leases.

35254: 35255:

    The Company believes that Lake Olympia Square is well located, has excellent roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. Lake Olympia Square will be subject to competition from similar Retail Centers within its market area, and its economic performance could be affected by changes in local economic conditions.

35256: 35257:

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

35258: 35259:

35260:

35261:

35262:

35263: 35264:

    The table below sets forth certain information for the last five calendar years with respect to the occupancy rate at Lake Olympia Square expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot:

35265: 35266:

35267: 35269: 35271: 35273: 35274: 35276: 35278: 35280: 35281: 35283: 35285: 35287: 35288: 35290: 35292: 35294: 35295: 35297: 35299: 35301: 35302: 35304: 35306: 35308: 35309: 35311: 35313: 35315: 35316:
35268: Year Ending	35270: Occupancy Rate as of December 31, of Each Year	35272: Effective Annual Rental Per Square Foot
35275: December 31,	35277: (%)	35279: ($)
35282: 1997	35284: 98.7	35286: 11.03
35289: 1996	35291: 84.2	35293: 4.86
35296: 1995	35298: 62.3	35300: 1.85
35303: 1994	35305: *	35307: *
35310: 1993	35312: *	35314: *
35317: 35318: 35319:

*  Lake Olympia Square was not built until 1995.

35320: 35321:

    Two tenants lease more than 10% of the total gross leasable area of the Property: Winn-Dixie, a supermarket, and Tutor Time Child Care Systems, a childcare facility. The leases require the payment of base annual rent, payable monthly as follows:

35322: 35323: 35324: 35325: 35327: 35329: 35331: 35333: 35334: 35335: 35337: 35339: 35341: 35343: 35345: 35347: 35348: 35350: 35352: 35354: 35356: 35358: 35360: 35361: 35363: 35365: 35367: 35369: 35371: 35373: 35374: 35376: 35378: 35380: 35382: 35384: 35386: 35387: 35389: 35391: 35392: 35394: 35396: 35398: 35399:
	35326: Approx. GLA Leased	35328: % of Total GLA of the	35330: Base Rent Per Square Foot Per Annum	35332: Lease Term
35336: Lessee	35338: (Sq. Ft.)	35340: Property	35342: ($)	35344: Beginning	35346: To
35349: Winn-Dixie	35351: 44,000	35353: 49.01	35355: 6.75	35357: Currently	35359: 6/30/15
35362: Options(1)	35364: .	35366: .	35368: 6.75	35370: 7/1/15	35372: 6/30/40
35375: Tutor Time Child Care Systems	35377: 10,000	35379: 11.14	35381: 12.00	35383: Currently	35385: 1/31/07
35388: Options(2).	35390: .		35393: 12.00+	35395: 2/1/07	35397: 1/31/17
35400: 35401: 35402:

35403:
  35404: 35405:
  There are five successive five-year renewal options at the same base rent per square foot per annum.
  35406: 35407:
  There are two successive five-year renewal options with base rent per square foot per annum increases according to increases in the CPI.
35408: 35409: 35410:

    For federal income tax purposes, the Company's depreciable basis in Lake Olympia Square will be approximately $7,814,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 and 15 years, respectively. Real estate taxes for the tax year ended 1997 (the most recent tax year for which information is generally available) were $76,569.

35411: 35412:

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

35413: 35414:

35415:

35416:

35417:

35418:

35419:

35420:

35421:

35422:

35423:

35424: 35425:

    On September 30, 1998, a total of 81,250 square feet was leased to 17 tenants at Lake Olympia Square. The following tables set forth certain information with respect to the amount of and expiration of the leases at this Neighborhood Center:

35426: 35427: 35428: 35429: 35431: 35432: 35434: 35436: 35438: 35439: 35441: 35443: 35445: 35447: 35449: 35451: 35452: 35454: 35456: 35458: 35460: 35462: 35464: 35465: 35467: 35469: 35471: 35473: 35475: 35477: 35478: 35480: 35482: 35484: 35486: 35488: 35490: 35491: 35493: 35495: 35497: 35499: 35501: 35503: 35504: 35506: 35508: 35510: 35512: 35514: 35516: 35517: 35519: 35521: 35523: 35525: 35527: 35529: 35530: 35532: 35534: 35536: 35538: 35540: 35542: 35543: 35545: 35547: 35549: 35551: 35553: 35555: 35556: 35558: 35560: 35562: 35564: 35566: 35568: 35569: 35571: 35573: 35575: 35577: 35579: 35581: 35582: 35584: 35586: 35588: 35590: 35592: 35594: 35595: 35597: 35599: 35601: 35603: 35605: 35607: 35608: 35610: 35612: 35614: 35616: 35618: 35620: 35621: 35623: 35625: 35627: 35629: 35631: 35633: 35634: 35636: 35638: 35640: 35642: 35644: 35646: 35647: 35649: 35651: 35653: 35655: 35657: 35659: 35660: 35662: 35664: 35666: 35668: 35670: 35672: 35673: 35675: 35677: 35678: 35679: 35680: 35681: 35682:
	35430: Approx. GLA Leased		35433: Renewal	35435: Current Annual Rent	35437: Rent per Square Foot
35440: Lessee	35442: (Sq. Ft.)	35444: Lease Ends	35446: Options	35448: ($)	35450: ($)
35453: Winn-Dixie	35455: 44,000	35457: 06/15	35459: 5/5 yr.	35461: 297,000	35463: 6.75
35466: Beneficial Finance	35468: 1,600	35470: 12/05	35472: 1/5 yr.	35474: 22,400	35476: 14.00
35479: Froggers Restaurant	35481: 6,000	35483: 10/06	35485: 2/5 yr.	35487: 115,175	35489: 19.20
35492: Movie Gallery	35494: 5,000	35496: 08/01	35498: 2/3 yr.	35500: 61,250	35502: 12.25
35505: Preppy Puppy	35507: 900	35509: 10/01	35511: 1/3 yr.	35513: 13,500	35515: 15.00
35518: Countrywide Home Loans	35520: 2,290	35522: 10/01	35524: 2/3 yr.	35526: 28,000	35528: 12.23
35531: Lake Olympia Dental	35533: 1,800	35535: 08/00	35537: 1/5 yr.	35539: 33,738	35541: 18.74
35544: First Choice Restaurant	35546: 1,500	35548: 09/05	35550: 2/5 yr.	35552: 23,500	35554: 15.67
35557: Sylvan Learning Center	35559: 1,260	35561: 10/06	35563: 1/5 yr.	35565: 19,734	35567: 15.66
35570: Mailboxes, Etc.	35572: 1,200	35574: 09/00	35576: 1/5 yr.	35578: 17,547	35580: 14.62
35583: Harrison Chiropractic	35585: 1,200	35587: 01/02	35589: 3/5 yr.	35591: 18,000	35593: 15.00
35596: First Class Cleaners	35598: 900	35600: 09/00	35602: 2/5 yr.	35604: 14,175	35606: 15.75
35609: Hair Cuttery	35611: 900	35613: 09/01	35615: 1/5 yr.	35617: 14,700	35619: 16.33
35622: Tan Bodies & Nails	35624: 900	35626: 09/00	35628: 1/5 yr.	35630: 13,160	35632: 14.62
35635: Orlando Sentinel	35637: 900	35639: 11/99	35641: 1/5 yr.	35643: 14,155	35645: 15.73
35648: Allstate Insurance	35650: 900	35652: 07/00	35654: 2/3 yr.	35656: 13,500	35658: 15.00
35661: Tutor Time Child Care Systems	35663: 10,000	35665: 01/07	35667: 2/5 yr.	35669: 120,000	35671: 12.00
35674: Vacant	35676: 4,526
35683: 35684:

_____________

35685: 35686:
  35687: 35688:
  Each tenant also pays its proportionate share of real estate taxes, insurance and common area maintenance costs. In addition, Winn-Dixie pays, as additional rent, a percentage of gross sales in excess of a prescribed amount.
35689: 35690: 35691: 35692: 35694: 35696: 35698: 35700: 35702: 35704: 35706: 35708: 35709: 35711: 35713: 35715: 35717: 35719: 35721: 35723: 35725: 35726: 35728: 35730: 35732: 35734: 35736: 35738: 35740: 35742: 35743: 35745: 35747: 35749: 35751: 35753: 35755: 35757: 35759: 35760: 35762: 35764: 35766: 35768: 35770: 35772: 35774: 35776: 35777: 35779: 35781: 35783: 35785: 35787: 35789: 35791: 35793: 35794: 35796: 35798: 35800: 35802: 35804: 35806: 35808: 35810: 35811: 35813: 35815: 35817: 35819: 35821: 35823: 35825: 35827: 35828: 35830: 35832: 35834: 35836: 35838: 35840: 35842: 35844: 35845: 35847: 35849: 35851: 35853: 35855: 35857: 35859: 35861: 35862: 35864: 35866: 35868: 35870: 35872: 35874: 35876: 35878: 35879: 35881: 35883: 35885: 35887: 35889: 35891: 35893: 35895: 35896:
35693: Year Ending	35695: Number of Leases	35697: Approx. GLA of Expiring Leases	35699: Annual Base Rent of Expiring Leases	35701: Total Annual Base Rent (1)	35703: Average Base Rent Per Square Foot Under Expiring Leases	35705: Percent of Total Building GLA Represented by Expiring Leases	35707: Percent of Annual Base Rent Represented by Expiring Leases
35710: December 31,	35712: Expiring	35714: (Sq. Ft.)	35716: ($)	35718: ($)	35720: ($)	35722: (%)	35724: (%)
35727: 1998	35729: -	35731: -	35733: -	35735: 831,846	35737: -	35739: -	35741: -
35744: 1999	35746: 1	35748: 900	35750: 14,155	35752: 840,310	35754: 15.73	35756: 1.05	35758: 1.68
35761: 2000	35763: 5	35765: 5,700	35767: 79,187	35769: 814,731	35771: 13.89	35773: 1.05	35775: 9.72
35778: 2001	35780: 4	35782: 9,090	35784: 120,650	35786: 737,660	35788: 13.27	35790: 10.60	35792: 16.36
35795: 2002	35797: 1	35799: 1,200	35801: 19,200	35803: 617,010	35805: 16.00	35807: 1.40	35809: 3.11
35812: 2003	35814: -	35816: -	35818: -	35820: 597,810	35822: -	35824: -	35826: -
35829: 2004	35831: -	35833: -	35835: -	35837: 597,810	35839: -	35841: -	35843: -
35846: 2005	35848: 2	35850: 3,100	35852: 45,900	35854: 597,810	35856: 14.81	35858: 3.61	35860: 7.68
35863: 2006	35865: 2	35867: 7,260	35869: 134,909	35871: 551,909	35873: 18.58	35875: 8.46	35877: 24.44
35880: 2007	35882: 1	35884: 10,000	35886: 120,000	35888: 417,000	35890: 12.00	35892: 11.66	35894: 28.78
35897: 35898: 35899:

_________________

35900: 35901:

(1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates, at the time of releasing.

35902: 35903:

35904: 35905:

    The Lake Olympia Property Partnerships own fee simple title to Lake Olympia Square subject to a first mortgage (the "Mortgage") encumbering the retail parcel only in favor of LaSalle National Bank, as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1997-WF1, as successor (the "Bank"), and subject to a collateral assignment of leases, both securing an indebtedness evidenced by a promissory note (the "Note") in favor of the Bank in the principal amount of $6,200,000. Interest on the unpaid principal of the Note accumulates at the rate of 8.25% per annum. Principal and interest are payable on the first day of each month, beginning with May 1, 1997, in installments of $50,978. The principal balance of the Note was $6,040,532 as of September 30, 1998, and the balance due on April 1, 2007 (the "Maturity Date") will be $4,669,258. At any time after the third anniversary of the date of the Mortgage, March 26, 2000, and upon giving the holder of the Note 30 days prior written notice, the principal amount and accrued interest may be prepaid with a prepayment penalty.

35906: 35907:

    The Lake Olympia Property Partnerships incurred certain Affiliates' Acquisition Debt evidenced by an installment note (the "Retail Installment Note") in favor of Inland Mortgage Investment Corporation, an Inland Affiliated Company, which, when incurred, was in the principal amount of $3,481,449. The Retail Installment Note is guaranteed by IREIC and secured by financing statements and two pledge and security agreements executed by the Lake Olympia Affiliated Partners. The Retail Installment Note had a principal balance of $3,339,954, as of September 30, 1998, and interest only is payable monthly at the rate of 10.9% per annum. A final balloon payment of the principal amount and all interest will be due on July 1, 2000. Upon each one year anniversary of the Retail Installment Note, a loan fee equal to 1% of the outstanding principal balance is due. The entire balance may be prepaid in whole, or in part, at any time without penalty. The Retail Installment Note will be paid in full by the Lake Olympia Affiliated Partners at the time of acquisition by the Company of the interests of the Lake Olympia Affiliated Partners in the Lake Olympia Property Partnerships.

35908: 35909:

    The Lake Olympia Property Partnerships also incurred an additional Affiliates' Acquisition Debt evidenced by an installment note in favor of Inland Mortgage Investment Corporation (the "Outparcel Installment Note"), which, when incurred, was in the principal amount of $154,080. The Outparcel Installment Note is guaranteed by IREIC and secured by financing statements and two pledge and security agreements executed by the Lake Olympia Affiliated Partners. The Outparcel Installment Note had a principal balance of $151,714 as of September 30, 1998, and interest only is payable monthly at the rate of 10.9% per annum. A final balloon payment of the principal amount and all interest will be due on July 1, 2000. Upon each one year anniversary of the Outparcel Installment Note, a loan fee equal to 1% of the outstanding principal balance is due. The entire balance may be prepaid in whole, or in part, at any time without penalty. The Outparcel Installment Note will be paid in full by the Lake Olympia Affiliated Partners at the time of acquisition by the Company of the interests of the Lake Olympia Affiliated Partners in the Lake Olympia Property Partnerships.

35910: 35911:

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

35912: 35913:

35914:

35915:

35916:

35917:

35918:

35919:

35920:

35921:

35922:

35923:

35924:

35925:

35926:

35927:

35928:

35929:

35930:

35931:

35932:

35933:

LAKE WALDEN SQUARE, PLANT CITY, FLORIDA

35934: 35935:

    The Company has identified and intends to acquire the Lake Walden Square Shopping Center ("Lake Walden Square") by acquiring the interests of Inland Southeast Lake Walden Investment Corporation and Inland Southeast Acquisitions Corp. (collectively, the "Lake Walden Affiliated Partners"), both of which are Affiliates of the Advisor, in the Property Partnership known as Inland Southeast Lake Walden Limited Partnership (the "Lake Walden Property Partnership"). The Lake Walden Property Partnership owns the entire fee simple interest in Lake Walden Square, which is a Community Center located at the northwest intersection of Alexander Road and State Route 39 in Plant City, Florida. Plant City is located 15 miles east of the Tampa, Florida city limits.

35936: 35937:

    The Lake Walden Property Partnership purchased Lake Walden Square on May 6, 1998, from an unaffiliated third party on behalf of the Company to be held until sufficient funds were raised by the Company to acquire the Property. The following table describes the formulation of the purchase price to be paid by the Company for the interests of the Lake Walden Affiliated Partners in the Lake Walden Property Partnership. By acquiring 100% of the interests in the Lake Walden Property Partnership the Company is in effect assuming the first mortgage debt and acquiring Lake Walden Square.

35938: 35939:

35940: 35942: 35944: 35945: 35947: 35949: 35950: 35952: 35954: 35955: 35957: 35959: 35960: 35962: 35964: 35965: 35967: 35969: 35970: 35972: 35974: 35975: 35977: 35979: 35980: 35981: 35983: 35984:
35941: Purchase price paid by the Lake Walden Property Partnership	35943: $14,388,000
35946: Acquisition costs paid to Affiliate	35948: 23,242
35951: Acquisition costs paid to third parties	35953: 12,992
35956: Financing costs paid to Affiliate	35958: 68,760
35961: Financing costs paid to third parties	35963: 35,763
35966: Total Affiliates' Acquisition Cost	35968: $14,528,757
35971: Less: Expected unpaid amount of first mortgage debt at the time of acquisition by the Company	35973: $10,075,592(1)
35976: Amount due to Lake Walden Affiliated Partners in cash	35978: $4,453,165(1)
35982: ===========
35985:
35986: 35987: 35988:

______________

35989: 35990:
  35991: 35992:
  The unpaid amount of the first mortgage debt at the time of acquisition by the Company may decrease as a result of amortization, depending on when the acquisition occurs. A decrease in the unpaid amount of the first mortgage debt would result in a corresponding increase in the amount due to the Lake Walden Affiliated Partners in cash. The terms of the first mortgage debt are explained below.
35993: 35994: 35995:

    Lake Walden Square was built in 1992 and consists of two one-story multi-tenant retail facilities aggregating 256,155 leasable square feet and five outparcels adjacent to the shopping center. As of September 30, 1998, Lake Walden Square was 90% leased (100% leased if the master lease, which lasts for one year, is considered). In evaluating Lake Walden Square as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. The Company believes that the shopping center is located within a vibrant economic area. The Company did not consider any other factors materially relevant to the decision to acquire the Property.

35996: 35997:

    The Company does not anticipate making any significant repairs and improvements to Lake Walden Square over the next few years. A substantial portion of any monies spent on repairs and improvements would be paid by the tenants, pursuant to the terms of the existing leases.

35998: 35999:

    The Company believes that Lake Walden Square is well located, has excellent roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. Lake Walden Square will be subject to competition from similar Retail Centers within its market area, and its economic performance could be affected by changes in local economic conditions.

36000: 36001:

36002: 36003:

    The table below sets forth certain information for the last five calendar years with respect to the occupancy rate at Lake Walden Square expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot:

36004: 36005:

36006: 36008: 36010: 36012: 36013: 36015: 36017: 36019: 36020: 36022: 36024: 36026: 36027: 36029: 36031: 36033: 36034: 36036: 36038: 36040: 36041: 36043: 36045: 36047: 36048: 36050: 36052: 36054: 36055:
36007: Year Ending	36009: Occupancy Rate as of December 31, of Each Year	36011: Effective Annual Rental Per Square Foot
36014: December 31,	36016: (%)	36018: ($)
36021: 1997	36023: 84.5	36025: 5.89
36028: 1996	36030: 84.0	36032: 6.48
36035: 1995	36037: 87.0	36039: 6.56
36042: 1994	36044: 90.0	36046: 6.68
36049: 1993	36051: 80.0	36053: 5.76
36056:
36057: 36058: 36059:

    Three tenants lease more than 10% of the total gross leasable area of the Property: Kash N' Karry, a supermarket, K-Mart, a discount department store, and Carmike Cinemas, a movie theatre. The leases require the payment of base annual rent, payable monthly as follows:

36060: 36061:

36062: 36063: 36065: 36067: 36069: 36071: 36072: 36073: 36075: 36077: 36079: 36081: 36083: 36085: 36086: 36088: 36090: 36092: 36094: 36096: 36098: 36099: 36101: 36102: 36103: 36105: 36107: 36109: 36110: 36112: 36114: 36116: 36118: 36120: 36122: 36123: 36125: 36127: 36128: 36130: 36132: 36134: 36135: 36137: 36139: 36141: 36143: 36145: 36147: 36148: 36150: 36152: 36153: 36155: 36157: 36159: 36160: 36162: 36164: 36165: 36167: 36169: 36171: 36172: 36174: 36176: 36177: 36179: 36181: 36183: 36184:
	36064: Approx. GLA Leased	36066: % of Total GLA of the	36068: Base Rent Per Square Foot Per Annum	36070: Lease Term
36074: Lessee	36076: (Sq. Ft.)	36078: Property	36080: ($)	36082: Beginning	36084: To
36087: Kash N' Karry	36089: 46,300	36091: 18.15	36093: 6.75	36095: Currently	36097: 3/31/12
36100: Options(1)			36104: 6.75	36106: 4/1/12	36108: 3/31/42
36111: K-Mart	36113: 91,266	36115: 35.77	36117: 4.20	36119: Currently	36121: 3/31/17
36124: Options(2)	36126: .		36129: 4.20	36131: 4/1/17	36133: 5/31/67
36136: Carmike Cinemas	36138: 25,899	36140: 10.15	36142: 8.31	36144: Currently	36146: 3/31/07
36149: Option 1	36151: .		36154: 9.31	36156: 4/1/07	36158: 3/31/12
36161: Option 2	36163: .		36166: 9.81	36168: 4/1/12	36170: 3/31/17
36173: Option 3	36175: .		36178: 10.31	36180: 4/1/17	36182: 3/31/22
36185: 36186: 36187:

_________________

36188: 36189:
  36190: 36191:
  There are six successive five-year renewal options at the same base rent per square foot per annum.
  36192: 36193:
  There are ten successive five-year renewal options at the same base rent per square foot per annum.
36194: 36195: 36196:

    For federal income tax purposes, the Company's depreciable basis in Lake Walden Square will be approximately $10,954,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 and 15 years, respectively. Real estate taxes for the tax year ended 1997 (the most recent tax year for which information is generally available) were $169,230.

36197: 36198:

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

36199: 36200:

36201:

36202:

36203:

36204:

36205:

36206:

36207:

36208: 36209:

    On September 30, 1998, a total of 230,210 square feet was leased to 27 tenants at Lake Walden Square. The following tables set forth certain information with respect to the amount of and expiration of the leases at this Community Center:

36210: 36211: 36212: 36213: 36215: 36217: 36219: 36222: 36224: 36225: 36227: 36229: 36231: 36233: 36235: 36237: 36238: 36240: 36242: 36244: 36246: 36248: 36250: 36251: 36253: 36255: 36257: 36259: 36261: 36263: 36264: 36266: 36268: 36270: 36272: 36274: 36276: 36277: 36279: 36281: 36283: 36285: 36287: 36289: 36290: 36292: 36294: 36296: 36298: 36300: 36302: 36303: 36305: 36307: 36309: 36311: 36313: 36315: 36316: 36318: 36320: 36322: 36324: 36326: 36328: 36329: 36331: 36333: 36335: 36337: 36339: 36341: 36342: 36344: 36346: 36348: 36350: 36352: 36354: 36355: 36357: 36359: 36361: 36363: 36365: 36367: 36368: 36370: 36372: 36374: 36376: 36378: 36380: 36381: 36383: 36385: 36387: 36389: 36391: 36393: 36394: 36396: 36398: 36400: 36402: 36404: 36406: 36407: 36409: 36411: 36413: 36415: 36417: 36419: 36420: 36422: 36424: 36426: 36428: 36430: 36432: 36433: 36435: 36437: 36439: 36441: 36443: 36445: 36446: 36448: 36450: 36452: 36454: 36456: 36458: 36459: 36461: 36463: 36465: 36467: 36469: 36471: 36472: 36474: 36476: 36478: 36480: 36482: 36484: 36485: 36487: 36489: 36491: 36493: 36495: 36497: 36498: 36500: 36502: 36504: 36506: 36508: 36510: 36511: 36513: 36515: 36517: 36519: 36521: 36523: 36524: 36526: 36528: 36530: 36532: 36534: 36536: 36537: 36539: 36541: 36543: 36545: 36547: 36549: 36550: 36552: 36554: 36556: 36558: 36560: 36562: 36563: 36565: 36567: 36569: 36571: 36573: 36575: 36576: 36578: 36580: 36582: 36584: 36586: 36588: 36589: 36591: 36593: 36594: 36595: 36596: 36597: 36598:
	36214: Approx. GLA Leased	36216: Lease	36218: Renewal	36220: Current 36221: Annual Rent (1)	36223: Rent per Square Foot
36226: Lessee	36228: (Sq. Ft.)	36230: Ends	36232: Options	36234: ($)	36236: ($)
36239: Kash N' Karry	36241: 46,300	36243: 03/12	36245: 6/5 yr.	36247: 312,525	36249: 6.75
36252: K-Mar	36254: 91,266	36256: 03/17	36258: 10/5 yr.	36260: 383,317	36262: 4.20
36265: Carmike Cinemas	36267: 25,899	36269: 03/07	36271: 3/5 yr.	36273: 215,220	36275: 8.31
36278: Bookland	36280: 4,050	36282: 09/00	36284: -	36286: 25,000	36288: 6.17
36291: Amscot Insurance	36293: 1,400	36295: 06/01	36297: 1/5 yr.	36299: 14,000	36301: 10.00
36304: Curtis Mathes Home Entertainment Center	36306: 3,084	36308: 06/01	36310: -	36312: 33,369	36314: 10.82
36317: Mailboxes, Etc.	36319: 1,120	36321: 07/02	36323: 1/5 yr.	36325: 15,680	36327: 14.00
36330: Crescent Jewelers	36332: 1,300	36334: 08/01	36336: 1/5 yr.	36338: 14,300	36340: 11.00
36343: Queen Nails	36345: 1,300	36347: 12/99	36349: -	36351: 13,520	36353: 10.40
36356: Sally Beauty Supply	36358: 1,600	36360: 02/03	36362: -	36364: 16,800	36366: 10.50
36369: GTE Phone Mart	36371: 2,400	36373: 12/00	36375: 1/3 yr.	36377: 24,600	36379: 10.25
36382: Simply Fashions	36384: 2,800	36386: 05/00	36388: -	36390: 24,059	36392: 8.59
36395: The Associates	36397: 1,600	36399: 07/03	36401: 1/5 yr.	36403: 14,400	36405: 9.00
36408: Fantastic Sams	36410: 1,200	36412: 02/00	36414: 1/5 yr.	36416: 14,832	36418: 12.36
36421: Aamco Transmissions	36423: 4,800	36425: 07/02	36427: 2/5 yr.	36429: 34,800	36431: 7.25
36434: Domino's Pizza	36436: 1,295	36438: 03/02	36440: 2/5 yr.	36442: 10,360	36444: 8.00
36447: Spec's Music and Movies	36449: 6,000	36451: 02/02	36453: 1/5 yr.	36455: 72,000	36457: 12.00
36460: Edy's Ice Cream	36462: 1,244	36464: 10/03	36466: 1/5 yr.	36468: 14,928	36470: 12.00
36473: Dr. Longabach	36475: 1,600	36477: 09/00	36479: 1/3 yr.	36481: 16,800	36483: 10.50
36486: Hao-Hao Chinese Restaurant	36488: 3,120	36490: 06/01	36492: -	36494: 40,560	36496: 13.00
36499: U.S. Army	36501: 1,600	36503: 07/01	36505: -	36507: 12,000	36509: 7.50
36512: Sam's Mens Shop	36514: 2,950	36516: 12/98	36518: -	36520: 21,240	36522: 7.20
36525: Tampa Tribune	36527: 6,277	36529: 02/02	36531: 2/3 yr.	36533: 31,385	36535: 5.00
36538: Cici's Pizza	36540: 3,605	36542: 07/08	36544: 1/5 yr.	36546: 39,294	36548: 10.90
36551: Dollar Tree	36553: 6,800	36555: 06/03	36557: 2/5 yr.	36559: 38,091	36561: 5.60
36564: Home Choice	36566: 4,000	36568: 07/03	36570: 1/5 yr.	36572: 32,000	36574: 8.00
36577: Advance America Cash	36579: 1,600	36581: 11/01	36583: 1/3 yr.	36585: 16,000	36587: 10.00
36590: Vacant	36592: 25,945
36599: 36600: 36601:

__________________

36602: 36603:
  36604: 36605:
  Each tenant, with the exception of Bookland and Simply Fashions, also pays its proportionate share of real estate taxes, insurance and common area maintenance costs. In addition, Kash N' Karry, K-Mart, Crescent Jewelers, Sally Beauty Supply and Simply Fashions pay, as additional rent, a percentage of gross sales in excess of prescribed amounts.
36606: 36607: 36608:

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

36609: 36610:

36611:

36612:

36613:

36614:

36615:

36616:

36617:

36618:

36619: 36620:

 36621: 36622: 36624: 36626: 36628: 36630: 36632: 36634: 36636: 36638: 36639: 36641: 36643: 36645: 36647: 36649: 36651: 36653: 36655: 36656: 36658: 36660: 36662: 36664: 36666: 36668: 36670: 36672: 36673: 36675: 36677: 36679: 36681: 36683: 36685: 36687: 36689: 36690: 36692: 36694: 36696: 36698: 36700: 36702: 36704: 36706: 36707: 36709: 36711: 36713: 36715: 36717: 36719: 36721: 36723: 36724: 36726: 36728: 36730: 36732: 36734: 36736: 36738: 36740: 36741: 36743: 36745: 36747: 36749: 36751: 36753: 36755: 36757: 36758: 36760: 36762: 36764: 36766: 36768: 36770: 36772: 36774: 36775: 36777: 36779: 36781: 36783: 36785: 36787: 36789: 36791: 36792: 36794: 36796: 36798: 36800: 36802: 36804: 36806: 36808: 36809: 36811: 36813: 36815: 36817: 36819: 36821: 36823: 36825: 36826:
36623: Year Ending	36625: Number of Leases	36627: Approx. GLA of Expiring Leases	36629: Annual Base Rent of Expiring Leases	36631: Total Annual Base Rent (1)	36633: Average Base Rent Per Square Foot Under Expiring Leases	36635: Percent of Total Property Represented by Expiring Leases	36637: Percent of Annual Base Rent Represented by Expiring Leases
36640: December 31,	36642: Expiring	36644: (Sq. Ft.)	36646: ($)	36648: ($)	36650: ($)	36652: (%)	36654: (%)
36657: 1998	36659: 1	36661: 2,950	36663: 21,240	36665: 1,472,216	36667: 7.20	36669: 1.15	36671: 1.44
36674: 1999	36676: 1	36678: 1,300	36680: 14,066	36682: 1,451,583	36684: 10.82	36686: 0.51	36688: 0.97
36691: 2000	36693: 5	36695: 12,050	36697: 105,292	36699: 1,445,006	36701: 8.74	36703: 4.70	36705: 7.29
36708: 2001	36710: 6	36712: 12,104	36714: 139,981	36716: 1,386,146	36718: 11.56	36720: 4.73	36722: 10.01
36725: 2002	36727: 5	36729: 19,492	36731: 176,304	36733: 1,262,891	36735: 9.04	36737: 7.61	36739: 13.96
36742: 2003	36744: 5	36746: 15,244	36748: 125,507	36750: 1,092,781	36752: 8.23	36754: 5.95	36756: 11.49
36759: 2004	36761: -	36763: -	36765: -	36767: 967,274	36769: -	36771: -	36773: -
36776: 2005	36778: -	36780: -	36782: -	36784: 967,274	36786: -	36788: -	36790: -
36793: 2006	36795: -	36797: -	36799: -	36801: 967,274	36803: -	36805: -	36807: -
36810: 2007	36812: 1	36814: 25,899	36816: 228,170	36818: 967,274	36820: 8.81	36822: 10.11	36824: 23.59
36827: 36828: 36829:

___________________

36830: 36831:
  36832: 36833:
  No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates, at the time of releasing.
36834: 36835: 36836:

    The Lake Walden Property Partnership owns fee simple title to Lake Walden Square subject to a first mortgage and loan agreement (the "Mortgage") in favor of LaSalle National Bank as custodian or trustee for Amresco Commercial Mortgage Funding L.P., as successor (the "Bank"), and subject to an assignment of leases and rents, an environmental liabilities agreement, and financing statements, all securing an indebtedness evidenced by a promissory note (the "Note"), in favor of the Bank, for a principal sum of $10,250,000. The Note had a principal balance of $10,173,731 as of September 30, 1998, and accumulates interest on unpaid principal at the rate of 7.63% per annum, with principal and interest payable in monthly installments of $72,584.12 and ending on October 1, 2007. The final payment of the principal balance of $8,937,536 and interest accrued thereon will be payable on November 1, 2007 (the "Maturity Date"). The loan cannot be prepaid in whole or in part (except with respect to the application of casualty or condemnation proceeds) prior to the fifth loan year. During the fifth loan year, or at anytime thereafter, provided no event of default exists, the Note may be prepaid in whole, but not in part, on any payment date, provided proper notice is given and a prepayment penalty is paid. The Note may also be prepaid in whole without penalty on any payment date during the six months preceding the Maturity Date.

36837: 36838:

    The Lake Walden Property Partnership incurred certain Affiliates' Acquisition Debt evidenced by an installment note (the "Installment Note") in favor of Inland Mortgage Investment Corporation, an Inland Affiliated Company, which, when incurred, was in the principal amount of $4,287,723. The Installment Note is guaranteed by IREIC, and secured by financing statements and two pledge and security agreements executed by the Lake Walden Affiliated Partners. The Installment Note had a principal balance of $4,216,579 as of September 30, 1998, and interest only is payable monthly at the rate of 10.9% per annum. A final balloon payment of the principal amount and all interest will be due on April 30, 2000. Upon each one year anniversary of the Installment Note, a loan fee equal to 1% of the outstanding principal is due. The entire balance may be prepaid in whole, or in part, at any time without penalty. The Installment Note will be paid in full by the Lake Walden Affiliated Partners at the time of acquisition by the Company of the interests of the Lake Walden Affiliated Partners in the Lake Walden Property Partnership.

36839: 36840:

36841:

36842:

CAPITALIZATION

36843: 36844:

    The following table sets forth the historical capitalization of the Company as of September 30, 1998 and the pro forma capitalization of the Company as of that date as adjusted to give effect to the sale of the Minimum Offering as if 200,000 Shares were sold and the application of the estimated Net Proceeds therefrom as described in "Estimated Use of Proceeds." The information set forth in the following table should be read in conjunction with the historical financial statements of the Company included elsewhere in this Prospectus and the discussion set forth in "Management's Discussion and Analysis of Financial Condition of the Company--Liquidity" and "--Capital Resources."

36845: 36846: 36847: 36848: 36850: 36851: 36852: 36853: 36855: 36857: 36858: 36860: 36861: 36862: 36863: 36865: 36867: 36869: 36870: 36871: 36872: 36873: 36874: 36876: 36878: 36880: 36881: 36882: 36883: 36884: 36885: 36887: 36888: 36889: 36890: 36892: 36894: 36896: 36897: 36899: 36901: 36903: 36904: 36906: 36908: 36910: 36911: 36913: 36915: 36917: 36918: 36920: 36922: 36924: 36925: 36926: 36928: 36930: 36931:
36849: September 30, 1998
	36854: Historical	36856: Pro Forma
36859: DEBT:
36864: Mortgage notes payable	36866: $ 0	36868: $ 4,300,000

36875: MINORITY INTEREST IN PARTNERSHIP	36877: 2,000	36879: 2,000

36886: STOCKHOLDERS' EQUITY(2):
36891: Preferred Stock, $.01 par value, 10,000,000 authorized, none outstanding	36893: -	36895: -
36898: Common Stock, $.01 par value, 100,000,000 authorized, 20,000 Shares issued and outstanding historical; 220,000 Shares issued and outstanding pro forma(1)	36900: 200	36902: 2,200
36905: Paid-in Capital	36907: 199,800	36909: 1,897,800
36912: Total stockholders' equity	36914: 200,000	36916: 1,900,000
36919: Total capitalization	36921: $ 202,000	36923: $ 6,202,000
	36927: ========	36929: ==========
36932: 36933: 36934:

_______________

36935: 36936:
  36937: 36938:
  Does not include 200 Shares reserved for issuance on conversion of 200 outstanding LP Common Units of the Operating Partnership, or Shares issuable upon the exercise of options which may be, but have not been, granted under the Company's Independent Director Stock Option Plan, or Shares issuable upon the exercise of Soliciting Dealer Warrants which may be outstanding if the Minimum Offering is sold.
  36939: 36940:
  The Company was originally capitalized in 1998 through the cash contribution of $200,000 by the Advisor, for which the Advisor received 20,000 Shares, and through the cash contribution of $2,000 by the Advisor to the Operating Partnership, for which the Advisor received 200 LP Common Units of the Operating Partnership.
36941: 36942: 36943:

MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE

36944:

FINANCIAL CONDITION OF THE COMPANY

36945: 36946:

    Certain statements in this "Management's Discussion and Analysis of the Financial Condition of the Company" and elsewhere in this Prospectus constitute "forward-looking statements". These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include those discussed under "Risk Factors" and "Conflicts of Interest."

36947: 36948:

    As of the date of this Prospectus, the Company has not yet had any operations. The Company intends to utilize the proceeds of this Offering as set forth under "Estimated Use of Proceeds," principally to acquire Properties. The Company's primary business objective will be to enhance the performance and value of its Properties through management strategies designed to meet the needs of an evolving retail marketplace.

36949: 36950:

36951: 36952:

Liquidity

36953: 36954:

    The Net Proceeds of the Offering will provide funds to enable the Company to purchase Properties. It will be the policy of the Company to acquire Properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each Property in cash or for Shares, LP Units, Interests, or a combination thereof, and to selectively encumber all or certain Properties, if favorable financing terms are available, following acquisition. The proceeds from such loans shall be used to acquire additional Properties to increase cash flow and provide further diversity. The Company has specified three Properties (the "Initial Properties") for acquisition, which Initial Properties will be purchased from an Affiliate. In the event that the Offering is not fully sold, the Company's ability to diversify its investments may be diminished. The Advisor expects that the cash to be generated from operations of the Initial Properties, which the Company intends to acquire if sufficient proceeds are raised in the Offering, will be adequate to pay Total Operating Expenses and provide Distributions to Stockholders.

36955: 36956:

    Management of the Company will monitor the various qualification tests the Company must meet to maintain its status as a REIT. Large ownership of the Shares is tested upon purchase to determine that no more than 50% in value of the outstanding Shares is owned, directly or indirectly, by five or fewer persons or entities at any time. Management of the Company also determines, on a quarterly basis, that the Gross Income, Asset and Distribution Tests as described in the section of the Prospectus entitled "Federal Income Tax Considerations--Taxation of the Company--REIT Qualification Tests" are met. On an ongoing basis, as due diligence is performed by management of both the Company and the Advisor on potential purchases of Properties or temporary investment of uninvested capital, management of both entities will determine that the income from the new asset will qualify for REIT purposes. The Company intends to qualify as a REIT beginning with the year ended December 31, 1999.

36957: 36958:

Results of Operations

36959: 36960:

    The Advisor is not aware of any known trends or uncertainties, other than national economic conditions, which have had or which may be reasonably expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operation of real properties other than those referred to herein.

36961: 36962:

Initial Properties

36963: 36964:

    The Company has rights to acquire three Retail Centers, being the Initial Properties, of which two are Neighborhood Centers and one is a Community Center. If sufficient funds are raised in the Offering, the Company, through the Operating Partnership, will, subject to certain conditions, acquire the Initial Properties from Affiliates of the Advisor who purchased the Initial Properties from unaffiliated third parties on behalf of the Company.

36965: 36966:

    The Company believes that the Initial Properties are well-located, have excellent roadway access, attract high-quality tenants, are well-maintained and have been professionally managed.

36967: 36968:

    The Initial Properties have a diverse and stable base of tenants and have historically provided steadily increasing rents which the Company believes is due to the quality of the Initial Properties, the existence of leases with contractual rent escalations and the strength of the markets in which the Initial Properties are located. As of September 30, 1998, approximately 42% of the leases for the Initial Properties, in terms of Annualized Net Rent, had contractual rent increases, of which approximately 25% of the Annualized Net Rent was attributable to leases with specified contractual rent increases and approximately 17% of the Annualized Net Rent was attributable to leases with contractual rent increases related to the CPI. Furthermore, as of September 30, 1998, approximately 38% of the Annualized Net Rent is derived from leases scheduled to expire during the next five years. The three largest tenants in the Initial Properties, in terms of Annualized Net Rent, are Winn-Dixie, a supermarket, K-Mart, a discount department store, and Kash N' Karry, a supermarket. As of September 30, 1998, the 10 largest tenants (based upon Annualized Net Rent) in the Initial Properties

36969: 36970:

36971: 36972:

36973:

had leased their space (or other space in the Initial Properties) for an average of 14.5 years, and accounted for 66% of Annualized Net Rent.

36974: 36975:

    The acquisition cost of the Initial Properties to the Initial Property Sellers was approximately $30 million (the "Affiliates' Acquisition Cost"), of which approximately $5.7 million relates to Merchants Square. The Affiliates' Acquisition Cost includes the purchase prices paid, plus any Acquisition Expenses (including expenses for such things as legal, accounting, appraisal, survey, title, engineering reports and environmental audits; however, see the Glossary for a more complete explanation of what are included as Acquisition Expenses) and, plus any financing costs (including expenses such as loan fees or points or any fee of a similar nature, however designated, but not including interest on any loans) paid by the Initial Property Sellers to either Affiliates of TIGI or to third parties. The Initial Properties were subject to aggregate mortgage debt of approximately $20.6 million as of the acquisition of the Initial Properties by the Initial Property Sellers (the "Initial Mortgage Debt"), of which approximately $4.3 million relates to Merchants Square.

36976: 36977:

    In connection with their acquisition of the Initial Properties, the Initial Property Sellers borrowed approximately $9.4 million from an Affiliate of TIGI (the "Affiliates' Acquisition Debt"), of which approximately $1.4 million relates to Merchants Square, to pay the difference between the Affiliates' Acquisition Cost and the Initial Mortgage Debt. As each of the Initial Properties is acquired by the Company, the Initial Property Sellers will use the cash payment received from the Company to retire in full, as of the date of the Company's closing of such purchases, the Affiliates' Acquisition Debt relating to that Initial Property.

36978: 36979:

    The following is a list of approximate physical occupancy levels for the Initial Properties as of December 31, 1997 and September 30, 1998:

36980: 36981:

36982: 36983: 36985: 36987: 36988: 36990: 36992: 36994: 36995: 36997: 36998: 36999: 37000: 37002: 37004: 37006: 37007: 37009: 37010: 37011: 37012: 37014: 37015: 37016: 37017: 37019: 37021: 37023: 37024: 37026: 37027: 37028: 37029: 37030: 37031: 37032: 37033: 37035: 37036: 37037: 37038: 37040: 37042: 37044: 37045: 37047: 37048: 37049: 37050:
	36984: Percent of GLA Leased as of	36986: Percent of GLA Leased as of
36989: Property	36991: 12/31/97	36993: 9/30/98
36996: Neighborhood Centers:
37001: Merchants Square Shopping Center	37003: 100%	37005: 100%
37008: Zephyrhills, Florida
37013:
37018: Lake Olympia Square	37020: 99%	37022: 95%
37025: Ocoee, Florida

37034: Community Center:
37039: Lake Walden Square	37041: 84%	37043: 90%
37046: Plant City, Florida
37051:
37052: 37053: 37054:

    See "Real Property Investments" for a more detailed description of the Initial Properties.

37055: 37056:

Capital Resources

37057: 37058:

    As of the date of this Prospectus, the Company has identified only three Initial Properties in which to invest. If only the Minimum Offering is sold, only Merchants Square, one of the Initial Properties, will be acquired by the Company. The operations of the Initial Properties should provide Cash Flow to the Company, which it intends to use to meet its investment objective of the payment of regular Distributions to its Stockholders.

37059: 37060:

    The number of Properties to be acquired will depend upon the amount of the Net Proceeds of the Offering. The Advisor is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does it expect any material changes in the availability and relative cost of such capital resources, other than as referred to herein.

37061: 37062:

37063: 37064:

    The Advisor has guaranteed payment of all Organization and Offering Expenses (including selling commissions and the Marketing Contribution and the Due Diligence Expense Allowance) in excess of 15% of the Gross Offering Proceeds of the Offering and all Organization and Offering Expenses (excluding such selling expenses) in excess of 5.5% of the Gross Offering Proceeds. In addition, if the Minimum Offering is not sold, neither IREIC nor the Advisor will be reimbursed for any Organization and Offering Expenses.

37065: 37066:

    As of the date of this Prospectus, no subscriptions for Shares have been received from the public. The only funds received to date are from the Advisor's Company Contribution of $200,000 for 20,000 Shares and the Advisor's Partnership Contribution of $2,000 to the Operating Partnership for 200 LP Common Units in the Operating Partnership.

37067: 37068:

Impact of Accounting Principles

37069: 37070:

    Statement of Financial Accounting Standards No. 131, "Disclosure About Segments of an Enterprise and Related Information" was issued in 1997. The Statement is effective for fiscal years beginning after December 31, 1997. This Statement requires the Company to report financial and descriptive information about its reportable operating segments.

37071: 37072:

Inflation

37073: 37074:

    Inflation is likely to increase rental income from leases to new tenants and lease renewals, subject to market conditions, for any Retail Centers acquired by the Company. The Company's rental income and operating expenses for any Properties to be owned and operated on a Triple-Net Lease Basis are not likely to be directly affected by future inflation, since rents are or will be fixed under those leases and Property expenses are the responsibility of the tenants. The capital appreciation of Properties leased on Triple-Net Lease Basis is likely to be influenced by interest rate fluctuations. To the extent that inflation determines interest rates, future inflation may have an effect on the capital appreciation of Properties leased on Triple-Net Lease Basis.

37075: 37076:

Year 2000 Issues

37077: 37078:

    General. Throughout this section relating to "Year 2000 Issues," the term "Company" shall be deemed to include the Company, the Advisor and Affiliates of the Advisor. Many computer operating systems and software applications were designed such that the year 1999 is the maximum date that can be processed accurately. In conducting its business, the Company relies on computers and operating systems provided by equipment manufacturers, and also on application software developed internally and, to a limited extent, by outside software vendors. The Company has assessed its vulnerability to the so-called "Year-2000 Issue" with respect to its equipment and computer systems.

37079: 37080:

    State of Readiness. The Company has identified the following three areas for "Year-2000" compliance efforts:

37081: 37082: 37083: 37084:

    Business Computer Systems: The majority of the Company's information technology systems were developed internally and include accounting, lease management, investment portfolio tracking, and tax return preparation. The Company has rights to the source code for these applications and employs programmers who are knowledgeable regarding these systems. The Company has conducted tests of its internal systems to determine year 2000 compliance, and these tests have demonstrated that the Company should not experience any significant adverse effects to its business as a result of the Year-2000 Issue. The Company does not anticipate any material costs relating to its business computer systems regarding year 2000 compliance since the Company's critical hardware and software systems use four digits to represent the applicable year. Therefore, the Company is not currently planning any independent testing of its critical systems; however, should additional facts present themselves that would make it prudent for the Company to have independent testing conducted, the Company will do so. The Company does use various computers, so-called "PC's", that may run software that may not

37085: 37086:

37087:

 37088: 37089: 37090:

37091: 37092: 37093: 37094:

use four digits to represent the applicable year. The Company has tested the PC hardware to determine year 2000 compliance, and the results of these tests have demonstrated that the Company should not experience any significant adverse effects to its business as a result of the Year-2000 Issue. It should be noted that such PC's are incidental to the Company's critical systems.

37095: 37096:

    Tenants and Suppliers: The Company will survey proposed tenants, suppliers and other parties with whom the Company intends to do a significant amount of business to identify the Company's potential exposure in the event such parties are not year 2000 compliant. The survey will consist of a questionnaire, which will be sent to the significant tenants and suppliers of the Initial Properties by the end of February 1999. Responses to such questionnaires will be requested to be returned by the end of March 1999. Since this method involves parties over which the Company has no control, such as public utility companies, it is difficult, at best, to judge the status of the outside companies' year 2000 compliance. The Company will be working closely with all suppliers of goods and services in an effort to minimize the impact of the failure of any supplier to become year 2000 compliant by December 31, 1999. Currently, the Company is not aware of any material impact on its business, operations or financial condition due to year 2000 non-compliance by any of the Company's proposed tenants or suppliers.

37097: 37098:

    Non-Information Technology Systems: In the operation of its Properties, the Company will acquire equipment with embedded technology such as microcontrollers, which operate heating, ventilation, and air conditioning systems, fire alarms, security systems, telephones and other equipment utilizing time-sensitive technology. The Company will evaluate its potential exposure and costs if such non-information technology systems are not year 2000 compliant and expects to be able to complete its assessment during the second quarter of 1999.

37099: 37100: 37101: 37102:

    Year 2000 Costs. As of the date of this Prospectus, the Company's Advisor and its Affiliates estimate that costs to achieve year 2000 compliance will not exceed $50,000 for all such Affiliates. However, as of the date of this Prospectus, the Company's Advisor and its Affiliates anticipate that only approximately 3% of these costs will be directly allocated to and paid by the Company. The balance of the year 2000 compliance costs, approximately 97%, will be paid by the Advisor and its Affiliates. Total year 2000 compliance costs incurred by such Affiliates through September 30, 1998 are estimated at approximately $5,000.

37103: 37104:

    Year 2000 Risks. The most reasonable likely worst case scenario for the Company with respect to year 2000 non-compliance of its business computer systems would be the inability to access information which could result in the failure to issue financial reports. The most reasonable likely worst case scenario for the Company with respect to year 2000 non-compliance of its tenants is failure to receive rental income which could result in the Company being unable to meet cash requirements for monthly expenses and distributions. However, the Company is permitted to borrow funds to meet distribution requirements. The most reasonable likely worst case scenario for the Company with respect to year 2000 non-compliance of its suppliers is the failure to supply necessary utilities; including, but not limited to heating, as a result of a malfunctioning of non-information technology systems in some of the Company's Properties.

37105: 37106:

    Contingency Plan. The Company is in the process of formulating a contingency plan which will be developed by July 1999. The contingency plan may include printing copies of all computer records during December 1999 to ensure that such records are not lost in the event that the Company's internal computer systems become inoperative due to year 2000 non-compliance.

37107: 37108:

DESCRIPTION OF SECURITIES

37109: 37110:

    The Company was formed under the laws of the State of Maryland. Rights of Stockholders are governed by the MGCL, the Articles and the Bylaws. The following summary of the terms of shares of stock of the Company does not purport to be complete and is subject to and qualified in its entirety by reference to the Articles and Bylaws, copies of which are filed

37111: 37112:

37113: 37114:

as exhibits to the Registration Statement of which this Prospectus is a part.

37115: 37116:

Authorized Stock

37117: 37118:

    The Articles provide that the Company may issue up to 100,000,000 shares of voting Common Stock, par value $.01 per share (collectively, the "Shares"; individually, a "Share"), and 10,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"). Upon completion of the Offering and the consummation of the Formation Transactions, and subject to the assumptions and exclusions set forth under "Estimated Use of Proceeds," there will be 54,020,000 Shares issued and outstanding and no Preferred Stock issued and outstanding.

37119: 37120:

    As permitted by the MGCL, the Articles contain a provision permitting the Board, without any action by the Stockholders, to classify or reclassify any unissued Shares or Preferred Stock into one or more classes or series of shares of stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of such new class or series of shares of stock. The Company believes that the power of the Board to issue additional shares of stock will provide the Company with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional Shares, including possibly Preferred Stock, will be available for issuance without further action by the Company's Stockholders, unless action by the Stockholders is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company's securities may be listed or traded. Although the Board currently has no intention of doing so, it could authorize the Company to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for the Shares and might otherwise be in the best interests of the Stockholders.

37121: 37122:

Common Stock

37123: 37124:

    All of the Shares offered hereby will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of shares of stock and to the provisions of the Articles regarding the restriction on the transfer of shares of stock, holders of Shares will be entitled to receive distributions on Shares if, as and when authorized and declared by the Board out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to the Stockholders in the event of the liquidation, dissolution or winding-up of the Company after payment of, or adequate provision for, all known debts and liabilities of the Company.

37125: 37126:

    Subject to the provisions of the Articles regarding the restrictions on the transfer of shares of stock, each outstanding Share entitles the holder to one vote on all matters submitted to a vote of Stockholders, including the election of Directors. There is no cumulative voting in the election of Directors, which means that the holders of a majority of the outstanding Shares can elect all of the Directors then standing for election, and the holders of the remaining Shares will not be able to elect any Directors.

37127: 37128:

    Holders of Shares have no conversion, sinking fund, redemption, exchange or appraisal rights, and have no preemptive rights to subscribe for any securities of the Company. Subject to the provisions of the Articles regarding the restrictions on transfer of shares of stock, Shares have equal dividend, distribution, liquidation and other rights.

37129: 37130:

    Under the MGCL and the Articles, the Company cannot dissolve or liquidate, amend its Articles, merge or consolidate, participate in a share exchange, or sell all or substantially all its assets other than in the ordinary course of business, unless approved by the affirmative vote or written consent of Stockholders holding at least a majority of the shares of stock entitled to vote on the matter. Notwithstanding the previous sentence, share exchanges in which the Company is the acquiror and mergers of a 90 percent or more subsidiary into the Company or a merger in which the Company does not (i) reclassify or change its outstanding stock, (ii) amend its Articles, or (iii) issue in the merger more than 20 percent of its

37131: 37132:

37133: 37134:

existing stock, do not require Stockholder approval. The Company's Articles provide that the election of Directors requires a plurality of all the votes cast at a meeting of Stockholders of the Company at which a quorum is present, and that the affirmative vote of the holders of a majority of the outstanding voting shares of the Company may remove any Director with or without cause.

37135: 37136:

    The Company will act as its own registrar and transfer agent for the Shares.

37137: 37138:

Preferred Stock

37139: 37140:

    Shares of Preferred Stock may be issued from time to time, in one or more series, as authorized by the Board. Prior to the issuance of shares of each series, the Board is required by the MGCL and the Articles to fix for each series, subject to the provisions of the Articles, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption, as permitted by Maryland law. Because the Board has the power to establish the preferences, powers and rights of each series of Preferred Stock, it may afford the holders of any series of Preferred Stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of Shares. The issuance of Preferred Stock could have the effect of delaying or preventing a change of control of the Company that might involve a premium price for holders of Shares or otherwise be in their best interest. The Board has no present plans to issue any Preferred Stock.

37141: 37142:

    The Company represents that it will not offer Preferred Stock to IREIC, the Sponsor and organizer of the Company, or any of its Affiliates, except on the same terms as it is offered to all other existing Stockholders or to new Stockholders; or, the issuance of any such Preferred Stock will be approved by a majority of the Company's Independent Directors who do not have an interest in the transaction and who have access, at the Company's expense, to the Company's or independent legal counsel.

37143: 37144:

Soliciting Dealer Warrants

37145: 37146:

    In certain instances, the Company has agreed to offer to sell to the Dealer Manager, one warrant to purchase one Share for every 25 Shares sold by the Dealer Manager (the "Soliciting Dealer Warrants"), subject to federal and state securities laws and subject to the issuance of a maximum of 2,000,000 Soliciting Dealer Warrants to purchase an equivalent number of Shares. The Dealer Manager has agreed to pay the Company $0.0008 for each Soliciting Dealer Warrant or an aggregate of $1,600 if all 2,000,000 Soliciting Dealer Warrants are issued. These warrants will be issued on a quarterly basis commencing 60 days after the date on which the Shares are first sold pursuant to this Offering, but not until after the Minimum Offering is sold and the escrowed proceeds therefrom are released to the Company. The Dealer Manager may retain or reallow Soliciting Dealer Warrants to the Soliciting Dealers who sold the Shares, except where prohibited by either federal or state securities laws.

37147: 37148:

    The holder of a Soliciting Dealer Warrant will be entitled to purchase one Share from the Company at a price of $12 (120% of the initial public offering price per Share) during the time period beginning one year from the date of the first issuance of any of the Soliciting Dealer Warrants and ending five years from the effective date of this Offering (the "Exercise Period"). The exercise price of the Soliciting Dealer Warrants was set at 120% of the initial public offering price per Share because that is the minimum exercise price, for which the Company may issue Soliciting Dealer Warrants in all states permitting the issuance of such warrants in connection with the sale of Shares to residents of those states. If, at the time of any exercise of a Soliciting Dealer Warrant, the then offering price of Shares pursuant to this Prospectus for this Offering has been increased (which is not presently anticipated), then the exercise price of each unexercised warrant issued in connection with this Offering shall be adjusted to be equal to 120% of the then current offering price per Share of the Shares offered or sold pursuant to this Prospectus. Subject to certain limitations, the Soliciting Dealer Warrants may not be transferred, assigned, pledged or hypothecated for a period of one year following the effective date of the Offering. In addition, no Soliciting Dealer Warrant will be exercisable until one year from the date of issuance.

37149: 37150:

37151: 37152:

    A Soliciting Dealer Warrant may not be exercised unless the Shares to be issued upon the exercise of the Soliciting Dealer Warrant have been registered or are exempt from registration in the state of residence of the holder of the Soliciting Dealer Warrant or if a prospectus required under the laws of such state cannot be delivered to the buyer on behalf of the Company. In addition, holders of Soliciting Dealer Warrants may not exercise the Soliciting Dealer Warrants to the extent such exercise would jeopardize the Company's status as a REIT under the Code. The Company has previously issued no warrants.

37153: 37154:

    The terms of the Soliciting Dealer Warrants, including the exercise price and the number and type of securities issuable upon exercise of a Soliciting Dealer Warrant and the number of such Warrants, may be adjusted in the event of stock dividends, certain subdivisions, combinations and reclassification of Shares or the issuance to Stockholders of rights, options or warrants entitling them to purchase Shares or securities convertible into Shares. The terms of the Soliciting Dealer Warrants also may be adjusted if the Company engages in certain merger or consolidation transactions or if all or substantially all of the Company's assets are sold. Soliciting Dealer Warrants are not transferable or assignable except by the Dealer Manager, the Soliciting Dealers, their successors in interest, or to individuals who are both officers and directors of such a Person. Exercise of these Soliciting Dealer Warrants will be under the terms and conditions detailed in this Prospectus and in the Warrant Purchase Agreement, which is an exhibit to the Registration Statement.

37155: 37156:

    As holders of Soliciting Dealer Warrants, Persons do not have the rights of Stockholders, may not vote on Company matters and are not entitled to receive Distributions.

37157: 37158:

    Holders of the Soliciting Dealer Warrants have, at nominal cost, the opportunity to profit from a rise in the market price for the Shares without assuming the risk of ownership. Exercise of these warrants will dilute the percentage ownership interest of other security holders. Moreover, the holders of the Soliciting Dealer Warrants might be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain needed capital by a new offering of its securities on terms more favorable than those provided by the Soliciting Dealer Warrants.

37159: 37160:

Issuance of Additional Securities and Debt Instruments

37161: 37162:

    The Directors are authorized to issue additional Shares or convertible securities for cash, property or other consideration on such terms as they may deem advisable and to classify or reclassify any unissued shares of capital stock of the Company without approval of the holders of such outstanding securities. Subject to certain restrictions, the Directors may cause the Company to issue debt obligation, including debt with conversion privileges on more than one class of capital stock. The Directors may issue debt obligations, including debt with conversion privileges, on such terms and conditions as the Directors may determine, whereby the holders thereof may acquire Shares. Subject to certain restrictions, the Directors may also cause the Company to issue warrants, options and rights to buy Shares on such terms as they deem advisable (notwithstanding the possible dilution in the value of the outstanding Shares which may result from the exercise of such warrants, options or rights to buy Shares) as part of a ratable issue to Stockholders, as part of a financing arrangement, or pursuant to certain stock option plans.

37163: 37164:

RESTRICTIONS ON ISSUANCE OF CERTAIN SECURITIES

37165: 37166:

    The Articles provide that the Company shall not issue: (a) Shares which are redeemable at the option of the holder; (b) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known charges is sufficient to properly service the higher level of debt; (c) options or warrants to purchase Equity Stock to the Advisor, the Sponsor, any Director or Affiliates thereof except on the same terms as sold to the general public, provided that the Company may issue options or warrants to persons not affiliated with the Company at exercise prices not less than the fair market value of such securities on the date of grant and for consideration (which may include securities that in the judgment of the Independent Directors have a market value not less than the value of such option on the date of grant and does include issuance of options to Independent Directors under the Company's Independent Director Stock Option Plan); options or warrants issuable to the Advisor, the Sponsor, any Director or Affiliates thereof shall not

37167: 37168:

37169: 37170:

not exceed an amount equal to 10% of the outstanding Equity Stock on the date of grant of any options or warrants; or (d) Equity Stock on a deferred payment basis or similar arrangement;

37171: 37172:

Restrictions on Ownership and Transfer

37173: 37174:

    For the Company to qualify as a REIT under the Code, among other things, no more than 50% in value of its outstanding shares of stock may be beneficially owned (applying the ownership attribution rules of Sections 542(a)(2) and 544 of the Code, as modified by Section 856(h)(1)(B) of the Code), by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which the election to be taxed as a REIT has been made) or during a proportionate part of a shorter taxable year (the "Five or Fewer Requirement"). In addition, if the Company, or an owner of 10% or more of the Company, actually or "Constructively Owns" (under the applicable attribution rules of the Code; see the Glossary definition of "Constructively Owns" for the relevant provisions of the Code) 10% or more of a tenant of the Company, the rent received by the Company (either directly or through any partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. A REIT's stock must also be beneficially owned by 100 or more Persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be treated as a REIT has been made).

37175: 37176:

    Because the board believes it is essential for the Company to continue to qualify as a REIT, the Articles provide that, subject to certain exceptions described below, on or after July 1, 2000, no Person may beneficially own, or be deemed to beneficially own by virtue of the attribution provisions of the Code, Shares or Preferred Stock in excess of the Ownership Limit (9.8% in number of shares or value of the outstanding Equity Stock of the Company). The Articles further provide that (A) on or after July 1, 2000, any beneficial ownership, directly or indirectly, of Shares or Preferred Stock in excess of the Ownership Limit (whenever or however such Shares or Preferred Stock are acquired), shall be null and void, and (B) any transfer of Shares or Preferred Stock that would (i) on or after July 1, 2000, result in any Person beneficially owning, directly or indirectly, Shares or Preferred Stock in excess of the Ownership Limit, (ii) on or after January 1, 2000, result in the Shares and Preferred Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, or (iv) cause the Company to directly or Constructively Own 10% or more of the ownership interests in a tenant of the Company's or the Operating Partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code, shall be null and void (each a "Null Transfer"), and the intended transferee (the "Prohibited Owner") will not acquire any rights in such Shares or Preferred Stock attempted to be transferred in violation of the above-described restrictions in the Articles (the "Excess Shares").

37177: 37178:

    Subject to the exceptions described below, to the extent that on or after July 1, 2000, (i) any Person beneficially owns, directly or indirectly, Shares or Preferred Stock in excess of the Ownership Limit or (ii) an attempted transfer of Shares or Preferred Stock would result in a Null Transfer, the Shares or Preferred Stock so beneficially owned or attempted to be transferred in violation of the restrictions in the Articles would be designated as "Excess Shares" and automatically transferred under the provisions of the Articles to the Company as trustee of a trust (the "Share Trust") for the exclusive benefit of the Person or Persons to whom the Shares or Preferred Stock could be transferred without causing a Null Transfer. The Articles require the holder of the certificates representing the Excess Shares to surrender such certificates to the Company for registration in the name of the Share Trust; provided however, the failure to do so shall not affect the transfer of the Excess Shares to the Share Trust described in the preceding sentence.

37179: 37180:

    The Excess Shares would continue as issued and outstanding Shares or Preferred Stock of the Company. While the Excess Shares are held by the Share Trust, they would not have any voting rights, they would not be considered for purposes of any Stockholder vote or of determining a quorum for such a vote, and they would not be entitled to any dividends or other periodic distributions. As a result, the Prohibited Owner would be required to repay to the Company any dividends or other distributions received on the Excess Shares.

37181: 37182:

37183: 37184:

37185:

    The Prohibited Owner would have the right to direct the Share Trust to transfer the Excess Shares to any Person or Persons to whom the Excess Shares can be transferred without causing another Null Transfer. In addition, Excess Shares would be deemed to have been offered for sale to the Company or its designees for a 90-day period. The 90-day period begins on the later of the date the Prohibited Owner notifies the Company of its purported acquisition of the Excess Shares or the date the Board of Directors determines in good faith that a Null Transfer occurred if no such notice is provided. In the event the Excess Shares are purchased from the Share Trust, the Prohibited Owner is limited to receiving payment of a price not in excess of the Prohibited Owner's cost, whether the purchase is by a Beneficiary or the Company. In the event the Excess Shares were received by the Prohibited Owner as a gift (or in another transaction for no consideration), the Prohibited Owner is limited to receiving a price not in excess of (i) the Market Price (as defined in the next paragraph) on the date of the gift, in the case of a purchase by the Beneficiary, or (ii) the lesser of (x) the Market Price on the date of the gift or (y) the Market Price on the date of purchase by the Company, in the case of a purchase by the Company.

37186: 37187:

    "Market Price" on any date shall mean the average of the Closing Price (as defined below) per Share for the five consecutive Trading Days (as defined below) ending on such date. The "Closing Price" on any date shall mean the last sale price, regular way (as defined below), or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market, Inc. ("Nasdaq") or, if Nasdaq is no longer in use, the principal automated quotation system that may then be in use or, if the Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Shares selected by the Board or, if there is no professional market maker making a market in the Shares, the average of the last 10 sales pursuant to the Offering if the Offering has not concluded, or, if the Offering has concluded, the average of the last 10 purchases by the Company pursuant to its Share Repurchase Program (the "SRP"), and if there are fewer than 10 of such purchases under the SRP, then the average of such lesser number of purchases, or, if the SRP is not then in existence, the price at which the Company is then offering Shares to the public if the Company is then engaged in a public offering of Shares, or if the Company is not then offering Shares to the public, the price at which a Stockholder may purchase Shares pursuant to the Company's Distribution Reinvestment Program (the "DRP") if such DRP is then in existence, or if the DRP is not then in existence, the fair market value of the Shares as determined by the Company, in its sole discretion. "Trading Day" shall mean a day on which the principal national securities exchange or national automated quotation system on which the Shares are listed or admitted to trading is open for the transaction of business or, if the Shares are not listed or admitted to trading on any national securities exchange or national automated quotation system, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Illinois are authorized or obligated by law or executive order to close. The term "regular way" means a trade that is effected in a recognized securities market for clearance and settlement pursuant to the rules and procedures of the National Securities Clearing Corporation, as opposed to a trade effected "ex-clearing" for same-day or next-day settlement.

37188: 37189:

    Any person who beneficially acquires or attempts to acquire Shares or Preferred Stock in violation of the foregoing restrictions, or any Person who beneficially owned or constructively owned Shares or Preferred Stock that were transferred to a Share Trust, will be required (i) to give immediate written notice to the Company of such event and (ii) to provide to the Company such other information as the Company may request in order to determine the effect, if any, of such transfer on the Company's status as a REIT.

37190: 37191:

37192:

37193: 37194:

    The Articles require all Persons who beneficially own, directly or indirectly, more than 5% (or such lower percentages as required pursuant to regulations under the Code) of the outstanding Shares and Preferred Stock, within 30 days after January 1 of each year, to provide to the Company a written statement or affidavit stating the name and address of such direct or indirect beneficial owner, the number of Shares and Preferred Stock beneficially owned directly or indirectly, and a description of how such Shares are held. In addition, each such beneficial owner shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such beneficial ownership on the Company's status as a REIT and to ensure compliance with the Ownership Limit.

37195: 37196:

    The Ownership Limit generally will not apply to the acquisition of Shares or Preferred Stock by an underwriter that participates in a public offering of such Equity Stock. In addition, the Board, upon receipt of a ruling from the Service or an opinion of counsel and upon such other conditions as the Board may direct, may exempt a Person from the Ownership Limit under certain circumstances. However, the Board may not grant an exemption from the Ownership Limit to any proposed transferee whose beneficial ownership of Equity Stock of the Company in excess of the Ownership Limit would result in the termination of the Company's status as a REIT.

37197: 37198:

    The Ownership Limit could have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for the Shares or otherwise be in the best interest of the Stockholders of the Company, or of compelling a Stockholder to involuntarily dispose of Equity Stock held in excess of the Ownership Limit.

37199: 37200:

    All certificates representing any Shares or Preferred Stock will bear a legend referring to the restrictions described above.

37201: 37202:

Certain Provisions of Maryland Law and of the Articles of Incorporation and Bylaws

37203: 37204:

    The following paragraphs summarize certain provisions of Maryland law and of the Articles and the Bylaws of the Company. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL, the Articles and the Bylaws of the Company. The business combination provisions and the control share acquisition provisions of the MGCL, and the advance notice provisions of the Bylaws could have the affect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for holders of Shares or otherwise be in their best interest.

37205: 37206:

    Business Combinations. Under the MGCL, certain Business Combinations (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any Interested Stockholder (I.E., any Person who beneficially owns, directly or indirectly, 10% or more of the voting power of the Company's outstanding stock or is an affiliate or associate of the Company who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of such voting power) or any affiliate of an Interested Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such Business Combination must be recommended by the Board and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of the Company's outstanding voting stock, and (b) two-thirds of the votes entitled to be cast by holders of the Company's outstanding voting stock, other than shares held by the Interested Stockholder with whom or with whose Affiliate the Business Combination is to be effected, unless, among other conditions, the Company's common stockholders receive a minimum price (as defined in the MGCL) for their Shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of the MGCL do not apply, however, to Business Combinations that are approved or exempted by the Board prior to the time that the Interested Stockholder becomes an Interested Stockholder. As permitted by the MGCL, the Articles of Incorporation exempts any Business Combinations involving the issuance of Shares to TIGI or to any Affiliate of TIGI. Accordingly, the five-year prohibition and the super-majority vote requirement will not apply to any Business Combinations between any of the TIGI Affiliated Companies and the Company. As a result, any of the TIGI Affiliated Companies may be able to enter into Business Combinations with the Company, which may or may not be in the best interests of the Stockholders, without the super-majority Stockholder approval.

37207:

37208: 37209:

    Control Share Acquisition. As permitted by the MGCL, the Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by TIGI or any Affiliate of TIGI. There can be no assurance that such provision will not be amended or eliminated at any point in the future. With certain exceptions, the MGCL provides that "Control Shares" of a Maryland corporation acquired in a Control Share Acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiring Person (the "Acquiror") or by officers or trustees who are employees of the Company, and may be redeemed by the Company. "Control Shares" are voting shares which, if aggregated with all other such shares owned by the Acquiror or in respect of which the Acquiror is able to exercise or direct the exercise of voting power, would entitle the Acquiror to exercise voting power in electing Directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control Shares do not include shares the Acquiror is then entitled to vote as a result of having previously obtained Stockholder approval. A Control Share Acquisition means, subject to certain exceptions, the acquisition, directly or indirectly, by any Person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding Control Shares. A person who has made or proposes to make a Control Share Acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the Board to call a special meeting of Stockholders to be held within 50 days of demand to consider the voting rights of such Control Shares. If no request for a meeting is made, the Company may itself present the question at any Stockholders' meeting.

37210: 37211:

    Meetings of Stockholders. The Articles and Bylaws provide for annual meetings of Stockholders, commencing with the year 2000, to elect the Board and transact such other business as may properly be brought before the meeting. Special meetings of Stockholders may be called by the President, a majority of the Directors or a majority of the Independent Directors, and shall be called at the request in writing of the holders of 10% or more of the outstanding shares of the Company entitled to vote. See "Summary of the Organizational Documents--Stockholders' Meetings" for additional information regarding Stockholders' meetings, including notice requirements and certain costs payable by a Stockholder calling a special meeting. See "Summary of the Organizational Documents--Advance Notice of Director Nominations and New Business" for information concerning the advance notice provisions in the Bylaws.

37212: 37213:

    The Bylaws provide that any action required or permitted to be taken at a meeting of Stockholders may be taken without a meeting by unanimous written consent, if such consent sets forth such action and is signed by each Stockholder entitled to vote on the matter and a written waiver of any right to dissent is signed by each Stockholder entitled to notice of the meeting but not entitled to vote at such meeting.

37214: 37215:

    Certain Responsibilities and Indemnification. See "Certain Responsibilities of Directors and The Advisor; Indemnification" above for an explanation of certain responsibilities of Directors and the Advisor and limitations on their liability and indemnification.

37216: 37217:

SHARES ELIGIBLE FOR FUTURE SALE

37218: 37219:

Shares to be Outstanding or Issuable upon Exercise or Conversion of Other Outstanding Securities

37220: 37221:

    Upon the completion of the Offering and the consummation of the Formation Transactions, the Company will have outstanding 54,020,000 Shares, assuming all 50,000,000 Shares offered on a best efforts basis and all 4,000,000 Shares to be issued pursuant to the DRP are sold and that there is no exercise of options or warrants expected to be outstanding and exercisable. In addition, the Company has reserved (i) 2,000,000 Shares for issuance upon exercise of up to 2,000,000 Soliciting Dealer Warrants, (ii) 75,000 Shares for issuance upon exercise of options which may be granted pursuant to the Company's Independent Director Stock Option Plan, and (iii) 200 Shares for issuance upon the exchange of 200 LP Common Units of the Operating Partnership issued to the Advisor for the Advisor's Partnership Contribution. Subject to the provisions of the Articles, including the number of authorized shares of Equity Stock, the

37222: 37223:

37224:

37225:

37226: 37227:

Company could issue an undetermined number of Shares or Preferred Stock (i) directly for equity interests in Properties or (ii) upon exchange of any LP Units (other than the Advisor's 200 LP Common Units) in the Operating Partnership, or of any Interests in Property Partnerships, which might be issued for equity interests in Properties. All of the Shares sold in the Offering offered hereby will be freely tradable in the public market, if any, by persons other than "Affiliates" of the Company and Soliciting Dealers considered underwriters without restriction or limitation under the Securities Act of 1933, as amended (the "Act"), except however, they will be subject to the restrictions explained under "Description of Securities-- Restrictions on Ownership and Transfer."

37228: 37229:

Securities Act Restrictions

37230: 37231:

    The Shares owned by "Affiliates" of the Company and the Shares issuable upon exchange of LP Units (other than those issued pursuant to registration rights, as described below), will be subject to Rule 144 ("Rule 144") promulgated under the Act (if Rule 144 is then applicable to the proposed transactions involving the Shares) and may not be sold in the absence of registration under the Act unless an exemption from registration is available, including exemptions contained in Rule 144.

37232: 37233:

    In general, under Rule 144 as currently in effect, a Person (or Persons whose Shares are aggregated with them in accordance with Rule 144) who has beneficially owned "restricted securities" (defined generally as securities acquired from the issuer or an Affiliate of the issuer) for at least one year, and including the holding period of any prior owner unless such prior owner is an Affiliate, would be entitled to sell within any three-month period a number of Shares that does not exceed the greater of 1% of the then-outstanding number of Shares or the average weekly reported trading volume of the Shares on a national securities exchange or market during the four calendar weeks preceding each such sale. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. Any Person (or Persons whose Shares are aggregated with them in accordance with Rule 144) who is not deemed to have been an Affiliate of the Company at any time during the three months preceding a sale, and who has beneficially owned Shares for at least two years (including any period of ownership of preceding non-affiliated holders), would be entitled to sell such Shares under Rule 144(k) without regard to the volume limitations, manner of sale provisions, notice requirements or public information requirements. An "Affiliate" of the Company, for purposes of the Act, is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or under common control with, the Company.

37234: 37235:

Independent Director Stock Option Plan

37236: 37237:

    The Company has established the Independent Director Stock Option Plan for the purpose of attracting and retaining Independent Directors. See "Management--Independent Director Stock Option Plan." The Company will issue in the aggregate options to purchase 9,000 Shares to the Independent Directors (options to purchase 3,000 Shares as to each of the three Independent Directors) at the exercise price of $9.05 per Share, when, and if, the Company has 90,000 Shares issued and outstanding, one-third of which will be exercisable upon their grant. An additional 66,000 Shares will be available for future option grants under the Independent Director Stock Option Plan. See "Management--Independent Director Stock Option Plan" for additional information regarding the Independent Director Stock Option Plan. Rule 701 under the Act provides that Shares acquired on the exercise of outstanding options by Affiliates may be resold by them beginning 90 days after the date of this Prospectus, subject to all provisions of Rule 144 except its one-year minimum holding period. The Company intends to register the Shares to be issued under the Independent Director Stock Option Plan in a registration statement or statements on Form S-8.

37238: 37239:

37240:

37241:

37242:

37243:

37244:

37245:

37246:

37247: 37248:

Soliciting Dealer Warrants

37249: 37250:

    The Company will issue up to 2,000,000 Soliciting Dealer Warrants in connection with the Offering, which will allow the holders to purchase up to 2,000,000 Shares upon the terms specified in the Soliciting Dealer Warrants. See "Description of Securities--Soliciting Dealer Warrants" for a description of the Soliciting Dealer Warrants.

37251: 37252:

Effect of Availability of Shares on Market Price of Shares

37253: 37254:

    Prior to the date of this Prospectus, there has been no public market for the Shares. No assurance can be given that a public market for the Shares will develop. No prediction can be made as to the effect, if any, that future sales of Shares (including sales pursuant to Rule 144) or the availability of Shares for future sale will have on the market price, if any, prevailing from time to time. Sales of substantial amounts of Shares (including Shares issued upon the exercise of options or the exchange of LP Units or Interests), or the perception that such sales could occur, could adversely affect prevailing market prices of the Shares and impair the Company's ability to obtain additional capital through the sale of equity securities. See "Risk Factors--Investment Risks--Possible Adverse Effects on Share Price Arising from Shares Eligible for Future Sale." For a description of certain restrictions on transfers of Shares, see "Description of Securities--Restrictions on Ownership and Transfer." Also, see the following two paragraphs regarding conversion, redemption and registration rights pertaining to LP Common Units.

37255: 37256:

Conversion and Redemption Rights

37257: 37258:

    Pursuant to the terms of the Operating Partnership Agreement and subject to certain conditions, each LP Common Unit may be converted into that number of Shares which shall have a Market Price as of the date of conversion equal to the "Net Equity Value" of the Property or Properties (such Net Equity Value being as of the date of contribution of the Property or Properties) contributed by such holder divided by the total number of Units received by such holder for such Property or Properties (the "Conversion Shares"); provided, however, that at the option of the Company, the Company may satisfy the conversion right with respect to all or any portion of the Conversion Shares by delivering cash in lieu of such Conversion Shares in an amount equal to the Market Price on the date of conversion of such Conversion Shares. The decision to exercise this right shall be made by the Company on a case by case basis in its sole and absolute discretion. The "Net Equity Value" of a Property as of the date of contribution of the Property to the Operating Partnership, generally, will be the purchase price of the Property to the Operating Partnership (I.E., its fair market value), less the amount, as of the date of such contribution, of any liabilities (E.G., mortgages or other monetary encumbrances) to which the Property is subject or which are assumed by the Operating Partnership in connection with such contribution. It is contemplated that the Limited Partner contributing such Property and the General Partner of the Operating Partnership will agree upon the amount of the Net Equity Value at the time of such contribution.

37259: 37260:

    Pursuant to the terms of the Operating Partnership Agreement and subject to certain conditions, each holder of an LP Common Unit will have the right to have all or any portion of his LP Common Units redeemed. The redemption price for each LP Common Unit shall be equal to the Net Equity Value of the Property or Properties (on the date of contribution of the Property or Properties) contributed by such holder divided by the total number of Units received by such holder for such Property or Properties; provided, however, at the option of the Company, the Company may satisfy the redemption right with respect to all or any portion of the Units being offered for redemption by delivering Shares having a Market Price as of the date the holder exercises such redemption right equal to the amount of the redemption price for such Units. The decision to exercise this right shall be made by the Company on a case by case basis in its sole and absolute discretion.

37261: 37262:

    In order to protect the Company's status as a REIT, the Company and each holder of LP Units are prohibited from exchanging LP Units for Shares under certain circumstances. See "Operating Partnership Ag reement--Limited Partner

37263: 37264:

37265:

37266:

37267: 37268:

Conversion Rights "--Limited Partner Redemption Rights" for an explanation of those circumstances. See also "Operating Partnership Agreement--Extraordinary Transactions" for a discussion of conversion rights triggered by mergers and other major transactions.

37269: 37270:

    Similar conversion and redemption rights may be given to holders of other classes of Units in the Partnership and to holders of Interests in the Property Partnerships, if any.

37271: 37272:

Registration Rights

37273: 37274:

    Although there are no current agreements to do so, in the future the Company may grant Stockholders, if any, receiving Shares directly for their equity interests in Properties, Persons, if any, receiving Interests in any Property Partnership for their interests in Properties, and Limited Partners, if any, receiving LP Units in the Operating Partnership for their interests in Properties, certain "demand" and/or "piggyback" registration rights (collectively, the "Registration Rights") for registration under the Act of any Shares acquired by them directly or pursuant to the terms and conditions of the applicable Operating Partnership Agreement or Property Partnership agreement upon exchange of their Units in the Operating Partnership or their Interests in Property Partnerships. The terms and conditions of any agreements for Registration Rights will be negotiated and determined at such future time as the Company determines advisable in connection with the acquisition of one or more Properties.

37275: 37276:

SUMMARY OF THE ORGANIZATIONAL DOCUMENTS

37277: 37278:

    Each Stockholder is bound by and deemed to have agreed to the terms of the Organizational Documents by his, her or its election to become a Stockholder. The Organizational Documents, consisting of the Articles and Bylaws, were reviewed and ratified unanimously by the Directors (including all of the Independent Directors) at the first meeting of the Board. The following is a summary of certain provisions of the Organizational Documents and does not purport to be complete. This summary is qualified in its entirety by specific reference to the Organizational Documents filed as exhibits to the Company's Registration Statement of which this Prospectus is a part. See "Additional Information."

37279: 37280:

    The Articles in their present form became operative on February 3, 1999, when they were filed in Maryland, and provide for the Company to have perpetual existence. The Bylaws in their present form became operative on January 25, 1999, when the Board approved them. Neither the Articles nor the Bylaws have an expiration date. Accordingly, they will remain operative in their current form throughout the Company's existence, unless and until (i) the dissolution or termination of the Company pursuant to the procedures in the MGCL (see "--Dissolution or Termination of the Company" in this Section) or (ii) their amendment (see "--Amendment of the Organizational Documents" in this Section).

37281: 37282:

Certain Articles of Incorporation and Bylaw Provisions

37283: 37284:

    Stockholders' rights and related matters are governed by the Maryland General Corporation Law ("MGCL"), the Articles and Bylaws. Certain provisions of the Articles and Bylaws, which are summarized below, may make it more difficult to change the composition of the Board and may discourage or make more difficult any attempt by a Person or group to obtain control of the Company.

37285: 37286:

Stockholders' Meetings

37287: 37288:

    As provided in the Bylaws, an annual meeting of the Stockholders shall be held on the first Tuesday in May of each year or on such other day in May as the Board may determine; provided however, such meeting shall not be held less than 30 days after the delivery of the Company's annual report to the Stockholders. The purpose of each annual meeting of the Stockholders is to elect Directors and to transact such other business as may properly come before the meeting. A special meeting of the Stockholders may be called by the Chairman, the President, a majority of the Directors or a majority of the Independent Directors, and shall be called by the Secretary or another officer of the Company upon written request of the Stockholders holding in the aggregate not less than 10% of the outstanding

37289: 37290:

37291: 37292:

shares entitled to vote. Upon receipt of such a written request, either in person or by mail, stating the purpose(s) of the meeting and the matters to be acted upon, the Company shall inform the Stockholders making the request of the reasonably estimated cost of preparing and mailing a notice of such meeting. Upon payment to the Company of such costs, the Company shall provide all Stockholders, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request. Except as provided in the preceding sentence, notice of any annual or special meeting of Stockholders shall be given not less than 10 nor more than 90 days before the meeting and shall state the purpose of the meeting and the matters to be acted upon. At any meeting of the Stockholders, each Stockholder is entitled to one vote for each Share owned of record on the applicable record date. In general, the presence in person or by proxy of a majority of the outstanding Shares shall constitute a quorum, and the majority vote of the Stockholders will be binding on all Stockholders of the Company.

37293: 37294:

Board of Directors

37295: 37296:

    The Articles and Bylaws provide that the number of Directors of the Company may not be fewer than three nor more than eleven, a majority of which will be Independent Directors. A vacancy in the Board caused by the death, resignation or incapacity of a Director or by an increase in the number of Directors (within the limits described above) may be filled by the vote of a majority of the remaining Directors. With respect to a vacancy created by the death, resignation or incapacity of an Independent Director, the remaining Independent Directors must nominate a replacement. Vacancies occurring as a result of the removal of a Director by Stockholders must be filled by a majority vote of the Stockholders. Any Director may resign at any time and may be removed with or without cause by the Stockholders owning at least a majority of the outstanding Shares.

37297: 37298:

    A Director must have at least three years of relevant experience and demonstrate the knowledge required to successfully acquire and manage the type of assets being acquired by the Company. At least one of the Independent Directors shall have three years of relevant real estate experience.

37299: 37300:

Stockholder Voting Rights

37301: 37302:

    Each Share has one vote on each matter submitted to a vote of Stockholders. Shares do not have cumulative voting rights nor preemptive rights. Stockholders may vote in person or by proxy.

37303: 37304:

    All elections for Directors are decided by the affirmative vote of a majority of votes cast at a meeting, provided that a quorum was present when the meeting commenced (defined as a majority of the aggregate number of votes entitled to be cast thereon). Any or all Directors may be removed, with or without cause, by the affirmative vote of the holders of at least a majority of the outstanding voting shares of Equity Stock entitled to vote at an annual or special meeting. All other questions must be decided by a majority of the votes cast at a meeting. The MGCL provides that any action required or permitted to be taken at a meeting of Stockholders may be taken without a meeting by the unanimous written consent of all Stockholders.

37305: 37306:

    Without approval of a majority of the outstanding voting shares of Equity Stock, the Directors may not: (a) amend the Articles, (b) sell all or substantially all of the Company's assets other than in the ordinary course of the Company's business or in connection with liquidation and dissolution; (c) cause certain mergers, consolidations or share exchanges of the Company; or (d) dissolve or liquidate the Company. The Company shall deem, and the Articles provide, that a sale of two-thirds or more of the Company's assets, based on the total number of Properties and mortgages owned by the Company, or the current fair market value of such Properties and mortgages, as a sale of "substantially all of the Company's assets." See "Description of Securities--Common Stock" for an explanation of certain instances where Stockholder approval is not required.

37307: 37308:

37309: 37310:

    With respect to voting shares of Equity Stock owned by the Advisor, the Sponsor, the Directors or any Affiliate, neither the Advisor, the Sponsor, the Directors, nor any Affiliate may vote or consent on matters submitted to the Stockholders regarding the removal of the Advisor, the Sponsor, the Directors or any Affiliate or any transaction between the Company and any of them. In determining the requisite percentage and interest of Shares necessary to approve a matter on which the Advisor, the Sponsor, the Directors and any Affiliate may not vote or consent, any Shares owned by them shall not be included.

37311: 37312:

Stockholder Lists; Inspection of Books and Records

37313: 37314:

    Any Stockholder and any designated representative thereof shall be permitted access to all records of the Company at all reasonable times, and may inspect and copy any of them for the purposes specified below. An alphabetical list of names, record addresses and business telephone numbers (if any) of all Stockholders with the number of Shares held by each (the "Stockholder List"), is maintained as part of the books and records of the Company at the Company's principal office. The Stockholder List is updated at least quarterly and is open for inspection by a Stockholder or his designated agent upon such Stockholder's request. The purposes for which a Stockholder may request a copy of the Stockholder List include: matters relating to the Stockholder's voting rights and the exercise of the Stockholder's rights under federal proxy laws. The Stockholder List will also be mailed to any Stockholder requesting the list within 10 days of receipt of a request. The Company may impose a reasonable charge for expenses incurred in reproducing the Stockholder List.

37315: 37316:

    If the Advisor or the Directors of the Company neglect or refuse to exhibit, produce or mail a copy of the Stockholder List as requested in accordance with and as required by applicable law and the Articles, the Advisor and the Directors shall be liable to any Stockholder requesting the Stockholder List, for the costs, including reasonable attorneys' fees, incurred by that Stockholder for compelling the production of the Stockholder List, and for actual damages suffered by any Stockholder by reason of such refusal or neglect. It shall be a defense to such liability that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder List is to secure such list of Stockholders or other information for the purpose of selling such Stockholder List or copies thereof, or of using the same for a commercial purpose or other purpose not in the interest of the applicant as a Stockholder relative to the affairs of the Company. The Company may require the Stockholder requesting the Stockholder List to represent that the Stockholder List is not requested for a commercial purpose unrelated to the Stockholder's interest in the Company. The remedies provided hereunder to Stockholders requesting copies of the Stockholder List are in addition to, and shall not in any way limit, other remedies available to the Stockholders under federal law, or the laws of any state.

37317: 37318:

    In addition, the books and records of the Company are open for inspection by state securities administrators upon reasonable notice and during normal business hours at the principal place of business of the Company.

37319: 37320:

Amendment of the Organizational Documents

37321: 37322:

    The Articles may be amended by the affirmative vote of a majority of the then outstanding voting shares of Equity Stock. The Bylaws may be amended in a manner not inconsistent with the Articles by a majority vote of the Directors.

37323: 37324:

Dissolution or Termination of the Company

37325: 37326:

    The Company is a Maryland corporation which may be dissolved pursuant to the procedures set forth in the MGCL at any time with the approval of a majority of the outstanding shares of stock. However, the Company anticipates that, within five years of the date of this Prospectus, the Board will determine whether to: (i) apply to have the Shares listed for trading on a national stock exchange or included for quotation on a national market system, provided the Company

37327: 37328:

37329:

37330: 37331:

meets the then applicable listing requirements; and/or (ii) commence subsequent offerings after completion of this Offering. If listing of the Shares is not feasible by that time, the Board may decide to: (i) sell the Company's assets individually; (ii) list the Shares at a future date; or (iii) liquidate the Company within 10 years of the date thereof.

37332: 37333:

Advance Notice of Director Nominations and New Business

37334: 37335:

    The Bylaws provide that: (a) with respect to an annual meeting of Stockholders, nominations of persons for election to the Board and the proposal of business to be considered by Stockholders may be made only: (i) pursuant to the Company's notice of the meeting; (ii) by or at the direction of the Board; or (iii) by a Stockholder who is entitled to vote at the meeting and has delivered proper notice to the Secretary of the Company at the Company's principal executive offices, not less than 45 days before the date on which the Company first mailed its notice of meeting and any accompanying proxy materials for the prior year's annual meeting of Stockholders; and (b) with respect to special meetings of Stockholders, only the business specified in the Company's notice of meeting may be brought before the meeting of Stockholders, and nominations of persons for election to the Board may be made only: (i) pursuant to the Company's notice of the meeting; (ii) by or at the direction of the Board; or (iii) provided that the Board has determined that Directors shall be elected at such meeting, by a Stockholder who is entitled to vote at the meeting and has delivered proper notice to the Secretary of the Company at the Company's principal executive offices, not earlier than the 90th day prior to such special meeting, and not later than the close of business on the later of the 60th day prior to the special meeting or the tenth day following the first public announcement of the date of the special meeting and of the nominees for Directors proposed by the Board.

37336: 37337:

Restrictions on Certain Conversion Transactions and Roll-Ups

37338: 37339:

    The Articles require that, until the Board determines that it is no longer in the best interests of the Company to attempt, or continue, to qualify as a REIT, certain transactions involving the acquisition, merger, conversion or consolidation, directly or indirectly, of the Company in which the Stockholders receive securities in a surviving entity, called a "Roll-Up Entity," shall be approved by the holders of a majority of the Shares, except for any such transaction effected because of changes in applicable law, or to preserve tax advantages for a majority in interest of the Stockholders.

37340: 37341:

    In connection with a proposed Roll-Up, as defined below, an appraisal of all of the Company's assets must be obtained from a Person with no current or prior business or personal relationship with the Advisor or the Directors. Further, such Person must be engaged, to a substantial extent, in the business of rendering valuation opinions of assets held by the Company (an "Independent Expert"). The appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, as defined below, and filed with the Commission and the state regulatory commissions as an exhibit to the registration statement for the offering of the Roll-Up Entity's shares. Accordingly, an issuer using the appraisal will be subject to liability for violation of Section 11 of the Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. The Company's assets shall be appraised in a consistent manner and the appraisal shall: (i) be based on an evaluation of all relevant information, (ii) indicate the value of the Company's assets as of a date immediately prior to the announcement of the proposed Roll-Up transaction, and (iii) assume an orderly liquidation of the Company's assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Company and its Stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Stockholders in connection with a proposed Roll-Up. A "Roll-Up" is a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity, as defined below. A "Roll-Up" does not include: (i) a transaction involving securities of the Company that have been listed on a national securities exchange or traded through The Nasdaq Stock

37342: 37343:

37344:

37345:

37346: 37347:

Market--Nasdaq National Market for at least 12 months; or (ii) a transaction involving the conversion of the Company to trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (a) Stockholders' voting rights; (b) the term and existence of the Company; (c) Sponsor or Advisor compensation; or (d) the Company's investment objectives. A "Roll-Up Entity" is a partnership, REIT, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

37348: 37349:

    Notwithstanding the foregoing, the Company may not participate in any proposed Roll-Up which would:

37350: 37351:
  37352: 37353:
    37354: 37355:
    result in the Stockholders having rights to meetings less frequently or which are more restrictive to Stockholders than those provided in the Articles;
    37356: 37357:
    result in the Stockholders having voting rights that are less than those provided in the Articles;
    37358: 37359:
    result in the Stockholders having greater liability than as provided in the Articles;
    37360: 37361:
    result in the Stockholders having rights to receive reports that are less than those provided in the Articles;
    37362: 37363:
    result in the Stockholders having access to records that are more limited than those provided in the Articles;
    37364: 37365:
    include provisions which would operate to materially impede or frustrate the accumulation of Shares by any purchaser of the securities of the Roll-Up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity;
    37366: 37367:
    limit the ability of an investor to exercise the voting rights of its securities in the Roll-Up Entity on the basis of the number of the Shares held by that investor;
    37368: 37369:
    result in investors in the Roll-Up Entity having rights of access to the records of the Roll-Up Entity that are less than those provided in the Articles; or
    37370: 37371:
    place any of the costs of the transaction on the Company if the Roll-Up is not approved by the Stockholders;
  37372:
37373: 37374: 37375:

provided, however, that the Company may participate in a proposed Roll-Up if the Stockholders would have rights and be subject to restrictions comparable to those contained in the Articles, with the prior approval of a majority of the Stockholders.

37376: 37377:

Stockholders who vote "no" on the proposed Roll-Up shall have the choice of:

37378: 37379:
  37380: 37381:
  accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or
  37382: 37383:
  one of either:
  37384: 37385:
    37386: 37387:
    remaining as Stockholders of the Company and preserving their interests therein on the same terms and conditions as previously existed; or
    37388: 37389:
    receiving cash in an amount equal to the Stockholders' pro rata share of the appraised value of the net assets of the Company.
  37390:
37391: 37392: 37393:

    The foregoing provisions in the Articles, Bylaws and the MGCL could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the Shares might receive a premium for their Shares over the then prevailing market price or which these holders might believe to be otherwise in their best interests.

37394: 37395:

37396: 37397:

    The limitations and restrictions set forth below under "--Limitation on Total Operating Expenses," "--Transactions with Affiliates," and "--Restrictions on Borrowing" in this Section shall be effective until such time as the Board shall determine that it is no longer in the best interests of the Company or its Stockholders that the Company continue to operate as a REIT, or until such time as the Company shall fail to qualify as a REIT.

37398: 37399:

Limitation on Total Operating Expenses

37400: 37401:

    The Articles provides that, subject to the conditions described in the following paragraph, the annual Total Operating Expenses of the Company shall not exceed in any fiscal year the greater of 2% of the Average Invested Assets of the Company or 25% of the Company's Net Income. The Independent Directors have a fiduciary responsibility to limit the Company's annual Total Operating Expenses to amounts that do not exceed the limitations described above. The Independent Directors may, however, determine that a higher level of Total Operating Expenses is justified for such period because of unusual and non-recurring expenses. Any such finding by the Independent Directors and the reasons in support thereof shall be recorded in the minutes of the meeting of Directors. Within 60 days after the end of any fiscal quarter of the Company for which Total Operating Expenses (for the 12 months then ended) exceed 2% of Average Invested Assets or 25% of Net Income, whichever is greater, as described above, there shall be sent to the Stockholders a written disclosure of such fact. If the Independent Directors determine that such higher Total Operating Expenses are justified, such disclosure will also contain an explanation of the Independent Directors' conclusion. In the event the Total Operating Expenses exceed the limitations described above and if the Independent Directors are unable to conclude that such excess was justified then, within 60 days after the end of the Company's fiscal year, the Advisor shall reimburse the Company the amount by which the aggregate annual Total Operating Expenses paid or incurred by the Company exceed the limitation.

37402: 37403:

Transactions with Affiliates

37404: 37405:

    The Articles impose certain restrictions on transactions between the Company and the Advisor, the Sponsor, any Director or Affiliates thereof, as follows:

37406: 37407:
  37408: 37409:
  Sales and Leases to Company. The Company shall not purchase Property from the Sponsor, Advisor, Directors or any Affiliate thereof, unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair and reasonable to the Company and at a price to the Company no greater than the cost of the asset to such Sponsor, Adviser, Director or any Affiliate thereof, or if the price to the Company is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the cost of such Property to the Company exceed its appraised value at the time of its acquisition by the Company.
  37410: 37411:
  Sales and Leases to Sponsor, Advisor, Director or any Affiliate. A Sponsor, Advisor, Director or any Affiliate thereof shall not acquire assets from the Company unless approved by a majority of Directors (including a majority of Independent Directors), not otherwise interested in such transaction, as being fair and reasonable to the Company. The Company may lease assets to a Sponsor, Advisor, Director or any Affiliate thereof only if approved by a majority of the Directors (including a majority of Independent Directors), not otherwise interested in such transaction, as being fair and reasonable to the Company.
  37412: 37413:
  Loans. No loans may be made by the Company to the Sponsor, Advisor, Director or any Affiliate thereof except as provided in clauses (iv) and (vi) under "--Restrictions on Investments" below in this Section, or to wholly owned subsidiaries of the Company. The Company may not borrow money from the Sponsor, Advisor, Director or any Affiliate thereof, unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in such transactions, approve the transaction as being fair, competitive and commercially reasonable and no less favorable to the Company than loans between unaffiliated parties under the same circumstances.
  37414: 37415:

  37416:

  37417:
  37418:
  INVESTMENTS. The Company shall not invest in joint ventures with the Sponsor, Advisor, Director or any Affiliate thereof, unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in such transactions, approve the transaction as being fair and reasonable to the Company and on substantially the same terms and conditions as those received by the other joint ventures. The Company shall not invest in equity securities unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable.
  37419: 37420:
  OTHER TRANSACTIONS. All other transactions between the Company and the Sponsor, Advisor, Director or any Affiliate thereof, shall require approval by a majority of the Directors (including a majority of Independent Directors) not otherwise interested in such transactions as being fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.
37421: 37422: 37423:

Restrictions on Borrowing

37424: 37425:

    The Company may not incur indebtedness to enable it to make Distributions except as necessary to satisfy the requirement that the Company distribute at least 95% of its REIT Taxable Income, or otherwise as necessary or advisable to ensure that the Company maintains its qualification as a REIT for federal income tax purposes. The aggregate borrowings of the Company, secured and unsecured, shall be reasonable in relation to the Net Assets of the Company and reviewed by the Board at least quarterly. The Company anticipates that, in general, aggregate borrowings secured by all of the Company's Properties will not exceed 55% of their combined fair market value. This anticipated amount of leverage will be achieved over time; however, initially the aggregate borrowings on the Initial Properties will exceed 55% of their combined fair market value. The Articles provide that the aggregate amount of borrowing in relation to the Company's Net Assets shall, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, not exceed 300% of Net Assets. Any excess in borrowing over such 300% of Net Assets level shall be (i) approved by a majority of the Independent Directors, (ii) disclosed to Stockholders in the Company's next quarterly report to Stockholders, along with justification for such excess, and (iii) subject to approval of the Stockholders. See "Investment Objectives and Policies--Borrowing."

37426: 37427:

Restrictions on Investments

37428: 37429:

    The investment policies set forth in the Articles have been approved by a majority of Independent Directors. The Articles prohibits investments in: (i) any foreign currency or bullion; (ii) short sales; and (iii) any security in any entity holding investments or engaging in activities prohibited by the Articles.

37430: 37431:

    In addition to other investment restrictions imposed by the Directors from time to time consistent with the Company's objective to qualify as a REIT, the Company observes the following restrictions on its investments as set forth in its Articles:

37432: 37433:
  37434: 37435:
  Not more than 10% of the Company's total assets will be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, "unimproved real properties" does not include properties under construction, under contract for development or plan for development within one year. The Company does not intend to invest in any unimproved real property which is not intended to be developed;
  37436: 37437:
  The Company shall not invest in commodities or commodity future contracts. This limitation does not apply to interest rate futures when used solely for hedging purposes;
  37438: 37439:
  The Company shall not invest in contracts for the sale of real estate;
  37440: 37441:

  37442:

  37443:

  37444:

  37445:
  37446:
  The Company shall not invest in or make mortgage loans unless an appraisal of the underlying Property is obtained. Mortgage indebtedness on any Property shall not exceed the Property's appraised value. In cases in which the majority of Independent Directors so determine, and in all cases in which the mortgage loan involves the Advisor, the Sponsor, the Directors or any Affiliates, the appraisal must be obtained from an Independent Expert. The appraisal shall be maintained in the Company's records for at least five years, and shall be available for inspection and duplication by any Stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained. The Company may not invest in real estate contracts of sale otherwise known as land sale contracts;
  37447: 37448:
  The Company shall not make or invest in mortgage loans, including construction loans, on any one Property if the aggregate amount of all mortgage loans outstanding secured by the Property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the Property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria provided that such loans would in no event exceed the appraised value of the Property at the date of the loans;
  37449: 37450:
  The Company shall not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the Advisor, the Sponsor, any Director or Affiliates thereof;
  37451: 37452:
  The Company shall not invest in equity securities unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable. Investments in entities affiliated with the Advisor, the Sponsor, any Director or Affiliates thereof are subject to the restrictions on joint venture investments. Notwithstanding these restrictions, the Company may purchase its own securities, when traded on a national securities exchange or market, if a majority of the Directors (including a majority of the Independent Directors) determine such purchase to be in the best interests of the Company;
  37453: 37454:
  The Company shall not engage in any short sale or borrow on an unsecured basis, if such borrowing will result in an asset coverage of less than 300%;
  37455: 37456:
  To the extent the Company invests in Properties, a majority of the Directors (including a majority of the Independent Directors) shall determine that the consideration paid for such Properties is equal to fair market value of such Properties. If any Property is acquired from the Sponsor, the Advisor, any Director, or any Affiliate thereof, such fair market value shall be determined by a qualified independent real estate appraiser selected by the Independent Directors;
  37457: 37458:
  The Company shall not invest in indebtedness (herein called "Junior Debt") secured by a mortgage on real property which is subordinate to the lien of other indebtedness (herein called "Senior Debt"), except where the amount of the Junior Debt, plus the outstanding amount of the Senior Debt, does not exceed 90% of the appraised value of such real property, if after giving effect thereto, the value of all such investments of the Company (as shown on the books of the Company in accordance with generally accepted accounting principles, after all reasonable reserves but before provision for depreciation) would not then exceed 25% of the Company's tangible assets. The value of all investments in Junior Debt of the Company which does not meet these requirements shall be limited to 10% of the Company's tangible assets (which would be included within the 25% limitation);
  37459: 37460:
  The Company shall not engage in trading, as compared with investment, activities; and
  37461: 37462:
  The Company shall not engage in underwriting or the agency distribution of securities issued by others;
  37463: 37464:

  37465:

  37466:

  37467:
  37468:
  The Company shall not acquire securities in any entity holding investments or engaging in activities prohibited by the restrictions on investments set forth in the foregoing clauses (i) through (xii).
37469: 37470: 37471:

    Subject to the above restrictions and so long as the Company qualifies as a REIT, a majority of the Directors (including a majority of the Independent Directors) may alter the investment policies if they determine that a change is in the best interests of the Company.

37472: 37473:

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

37474: 37475:

37476:
37477:
37478:
37479:
37480:
37481:
37482:
37483:
37484:
37485:
37486:
37487:
37488:
37489:
37490:
37491:
37492:
37493:
37494:
37495:
37496:
37497:
37498:
37499:
37500:
37501:
37502:
37503:
37504:
37505:
37506:
37507:
37508:
37509:
37510:
37511:
37512:
37513:
37514:
37515:
37516:
37517:
37518:
37519: 146

37520:

37521:

OPERATING PARTNERSHIP AGREEMENT

37522: 37523:

    The following summary of the Agreement of Limited Partnership of Inland Retail Real Estate Limited Partnership (the "Operating Partnership Agreement"), and the descriptions of certain provisions thereof set forth elsewhere in this Prospectus, are qualified in their entirety by reference to the Operating Partnership Agreement, which is filed as an exhibit to the Company's Registration Statement of which this Prospectus is a part. See "Additional Information."

37524: 37525:

    Conducting the Company's operations through the Operating Partnership allows the sellers of Properties (each a "Seller") to contribute their respective Property interests to the Operating Partnership in exchange for LP Common Units rather than for cash or Shares, with the result that the Seller is able to defer some or all of the potential taxable gain on the transfer. There are also certain differences to the Sellers between the ownership of Shares and Units, some of which differences may be material to investors, including the form of business organization, distribution rights, voting rights, transferability of the equity interests received and federal income taxation.

37526: 37527:

Description of Partnership Units

37528: 37529:

    Partnership interests in the Operating Partnership are evidenced by "Units." Initially, the Operating Partnership will have two classes of Units: GP Common Units and LP Common Units. GP Common Units represent an interest as a General Partner in the Operating Partnership and will be held by the Company as General Partner of the Operating Partnership. LP Common Units represent an interest as a Limited Partner in the Operating Partnership. The General Partner may issue additional Units and classes of Units with rights different from and superior to those of GP Common Units or LP Common Units without the consent of the Limited Partners. LP Common Unit holders do not have any preemptive rights with respect to the issuance of additional Units.

37530: 37531:

    LP Common Unit holders generally will be required to contribute money or a Property with a net equity value equal to the Market Price of one Share on the date of contribution (subject to adjustment in the event of stock splits or other changes in the capital structure of the Company) for each LP Common Unit received. "Market Price" has the same meaning in the Operating Partnership Agreement as in the Articles. See "Description of Securities--Restrictions on Ownership and Transfer" for that definition. LP Common Unit holders will not be obligated to make additional capital contributions to the Operating Partnership. LP Common Unit holders will not have the right to make additional capital contributions to the Operating Partnership or to purchase additional Units without the consent of the General Partner. For further information on capital contributions, see "-- Capital Contributions" in this Section. Limited Partners who do not participate in the management of the Operating Partnership generally are not liable for the debts and liabilities of the Operating Partnership beyond the amount of their capital contributions by virtue of their status as Limited Partners. However, the Company, as the General Partner of the Operating Partnership, is liable for any such unpaid debts and liabilities.

37532: 37533:

    Limited Partners do not have the right to participate in the management of the Company. The voting rights of the Limited Partners are generally limited to approval of certain specific types of amendments to the Operating Partnership Agreement. With respect to such transactions, each LP Common Unit has one vote. See "--Management of the Operating Partnership" in this Section for a more detailed discussion of this subject.

37534: 37535:

    In general, each LP Common Unit will share equally in distributions from the Operating Partnership when and as such distributions may be declared by the General Partner in its sole discretion and will share equally in the assets of the Operating Partnership legally available for distribution upon liquidation of the Operating Partnership, in each case after payment of all liabilities and establishment of reserves, and after payment of the preferred return owed to holders of LP Preferred Units, if any. In addition, each LP Common Unit will be allocated a portion of the items of income, gain, loss and deduction of the Operating Partnership for federal income tax purposes, regardless of whether any distributions are made by the Operating Partnership. See "Federal Income Tax Considerations--Income Taxation of

37536: 37537:

37538:

37539: 37540:

the Partnerships and Their Partners--Partnership Allocations" for a description of the manner in which income, gain, loss and deduction are allocated under the Operating Partnership Agreement. There can be no assurance that cash distributions to an LP Common Unit holder will equal the amount of income allocated to such holder in any period or that such distributions, if any, will be sufficient to pay the taxes imposed on the income allocated to such holder. The General Partner may amend the allocation and distribution sections of the Operating Partnership Agreement to reflect the issuance of additional Units and classes of Units (which may have rights different from and superior to those of GP Common Units or LP Common Units) without the consent of the LP Common Unit holders. See "--Issuance of Additional Units" and "--Distributions" in this Section; and also see "Federal Income Tax Considerations--Income Taxation of the Partnerships and Their Partners--Partners, Not Partnership, Subject to Tax" for a more detailed explanation of these matters.

37541: 37542:

    LP Common Units generally may not be transferred without the consent of the General Partner. See "--Transferability of Interests" in this Section for a discussion of additional restrictions imposed by the Operating Partnership Agreement on such transfers. After owning an LP Common Unit for one year and subject to certain restrictions, an LP Common Unit holder generally may convert LP Common Units into Shares or require the Operating Partnership to redeem such Units for cash. See "--Limited Partner Conversion Rights" and "--Limited Partner Redemption Rights" in this Section for a description of these rights and the amount and types of consideration a Limited Partner is entitled to receive upon their exercise. Such conversion rights are accelerated in the case of certain extraordinary transactions. See "--Extraordinary Transactions" in this Section for an explanation of the conversion rights under those circumstances. For a description of registration rights which may in the future be granted to holders of LP Common Units, see "Shares Eligible for Future Sale--Registration Rights."

37543: 37544:

Management of the Operating Partnership

37545: 37546:

    The Operating Partnership is organized as an Illinois limited partnership pursuant to the terms of the Operating Partnership Agreement. The Company is the General Partner of the Operating Partnership. The Company anticipates that it will conduct substantially all of its business through the Operating Partnership, except for certain development, leasing and property management services, which will be conducted through Affiliates of TIGI in order to preserve the Company's REIT status and to minimize liabilities. Generally, pursuant to the Operating Partnership Agreement, the Company, as the General Partner of the Operating Partnership, will have full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership, including the ability to cause the Operating Partnership to enter into certain major transactions, including acquisitions, dispositions and refinancings, and to cause changes in the Operating Partnership's line of business and distribution policies. The General Partner may, without the consent of the Limited Partners, (i) file a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of the Operating Partnership's debts under the United States Bankruptcy Code Title 11 of the United States Code (or corresponding provisions of future laws) or any other federal or state insolvency law, or file an answer consenting to or acquiescing in any such petition; or (ii) cause the Operating Partnership to make an assignment for the benefit of its creditors or admit in writing its inability to pay its debts as they mature.

37547: 37548:

    The Limited Partners in their capacities as limited partners of the Operating Partnership will have no authority to transact business for, or participate in the management or decisions of, the Operating Partnership, except as provided in the Operating Partnership Agreement and as required by applicable law.

37549: 37550:

    The Company, as General Partner of the Operating Partnership, may amend the Operating Partnership Agreement without the consent of the Limited Partner; provided however, that any amendment which (i) subject to certain exceptions discussed below under "--Distributions" in this Section, alters or changes the distribution rights of any Limited Partners, (ii) alters or changes a Limited Partner's redemption rights or conversion rights, (iii) imposes on the Limited Partners any obligation to make additional capital contributions, or (iv) alters the terms of the Operating

37551: 37552:

37553:

37554:

37555: 37556:

Partnership Agreement regarding the rights of the Limited Partners with respect to certain extraordinary transactions or the indemnification provisions of the Operating Partnership Agreement, shall require the unanimous written consent of the affected Limited Partners holding more than 50% of the voting power in the Operating Partnership held by such affected Limited Partners. The Limited Partners have no right to remove the Company as the General Partner of the Operation Partnership.

37557: 37558:

Indemnification

37559: 37560:

    To the extent permitted by law, the Operating Partnership Agreement provides for indemnification of the Company, as General Partner, and its directors, officers and such other Persons as the Company may designate against damages and other liabilities under the same conditions and subject to the same restrictions applicable to the indemnification of officers, directors, employees and Stockholders under the Articles. See "Certain Responsibilities of Directors and the Advisor; Indemnification."

37561: 37562:

Transferability Of Interests

37563: 37564:

    The Operating Partnership Agreement provides that the Company may not withdraw from the Operating Partnership or transfer or assign all (but may assign less than all) of its general partnership interest in the Operating Partnership. Subject to certain limited exceptions, LP Common Unit holders may withdraw from the Operating Partnership and may transfer or encumber all or any part of their Units in the Operating Partnership only with the written consent of the General Partner and upon satisfaction of the other conditions set forth in the Operating Partnership Agreement. In addition, LP Common Units are not registered under the federal or state securities laws. As a result, the ability of a holder to transfer such Units may be restricted under such laws.

37565: 37566:

Extraordinary Transactions

37567: 37568:

    The Operating Partnership Agreement generally provides that either the Company or the Operating Partnership may engage in any authorized Business Combination without the consent of the Limited Partners. For this purpose, a Business Combination is any merger, consolidation or other combination with or into another Person, or the sale of all or substantially all of the assets of any entity, or any liquidation, or any reclassification, recapitalization or change in the terms of the Equity Stock into which a Unit may be converted. In the event of a proposed Business Combination, the Company is required to send to each LP Common Unit holder notice of the proposed Business Combination at least 30 days prior to the record date for the Stockholder vote on such Business Combination, if any, and at least 90 days before the effective date of such Business Combination. Generally, a Limited Partner may not exercise his or her conversion rights until the Limited Partner has held his or her Units for at least one year. However, in the case of a proposed Business Combination, each holder of an LP Common Unit in the Operating Partnership shall have the right to exercise the Limited Partner's conversion right prior to the Stockholder vote on the transaction, even if the Limited Partner has held his or her Units for less than one year. See "--Limited Partner Conversion Rights" in this Section for a description of such rights. Upon the Limited Partner's exercise of the conversion right in the case of a Business Combination, the Company has the right to pay the LP Common Unit holder in cash rather than in Shares only if the issuance of Shares to such holder would (i) violate the Ownership Limit, (ii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, (iii) cause the Company to own, directly or constructively, 10% or more of the ownership interests in a tenant of the Company's or the Operating Partnership's real property within the meaning of Section 856(d)(2)(B) of the Code, (iv) cause, in the opinion of counsel to the Company, the Company to no longer qualify (or, if in the opinion of counsel to the Company, there is a material risk that the Company would no longer qualify) as a REIT, or (v) cause the acquisition of Shares by such Limited Partner to be "integrated" with any other distribution of Shares for purposes of complying with the registration provisions of the Act. LP Common Unit holders who timely convert their Units prior to the record date for the Stockholder vote on such

37569: 37570:

37571:

37572:

37573: 37574:

Business Combination, if any, shall be entitled to vote their Shares in any Stockholder vote on the Business Combination. LP Common Unit holders who convert their Units after such record date shall not be entitled to vote their Shares in any Stockholder vote on the proposed Business Combination. The right of the LP Common Unit holders to exercise their right to convert without regard to whether such holder has held the Units for more than a year shall terminate upon the first to occur of the disapproval of the Business Combination by the Board of the Company, the disapproval of the Business Combination by the Stockholders, the abandonment of the Business Combination by any of the parties to the Business Combination, or the effective date of the Business Combination.

37575: 37576:

Issuance of Additional Units

37577: 37578:

    As General Partner of the Operating Partnership, the Company has the ability, without the consent of the Limited Partners, to cause the Operating Partnership to issue additional Units representing general or limited partnership interests in the Operating Partnership, including Preferred Units, which may have rights which are different and/or superior to those of GP Common Units and LP Common Units.

37579: 37580:

Capital Contributions

37581: 37582:

    The Operating Partnership Agreement provides that if the Operating Partnership requires additional funds at any time or from time to time in excess of funds available to the Operating Partnership from borrowings or prior capital contributions, the General Partner shall also have the right to raise additional funds required by the Operating Partnership by causing the Operating Partnership to borrow the necessary funds from third parties on such terms and conditions as the General Partner shall deem appropriate. As an alternative to borrowing funds required by the Operating Partnership, the Company may contribute the amount of such required funds as an additional capital contribution to the Operating Partnership. The Operating Partnership Agreement also provides that the Company will contribute cash or other property received in exchange for the issuance of Equity Stock to the Operating Partnership in exchange for Units. Upon the contribution of the cash or other property received in exchange for the issuance of a Share, the Company will receive one GP Common Unit. Upon the contribution of the cash or other property received in exchange for the issuance of each share of Equity Stock other than a Share, the Company shall receive one Unit with rights and preferences respecting distributions corresponding to the rights and preferences of such Equity Stock. If the Company so contributes additional capital to the Operating Partnership, the Company's partnership interest in the Operating Partnership will be increased on a proportionate basis. Conversely, the partnership interests of the Limited Partners will be decreased on a proportionate basis in the event of additional capital contributions by the Company.

37583: 37584:

Distributions

37585: 37586:

    The Operating Partnership Agreement sets forth the manner in which distributions from the Operating Partnership will be made to Unit holders. Distributions from the Operating Partnership are made at the times and in the amounts determined by the Company as the General Partner. Pursuant to the Operating Partnership Agreement, Preferred Units, if any, may entitle the holder of the Preferred Unit to distributions prior to the payment of distributions with respect to the Common Units. The Operating Partnership Agreement further provides that remaining amounts available for distribution after distributions on Preferred Units, if any, shall be distributed, at the times and in the amounts determined by the General Partner in its sole discretion, PARI PASSU, to the holders of the Common Units (and to the holders of Preferred Units, if any, which are entitled to share in the net profits of the Operating Partnership beyond, or in lieu of, the receipt of any preferred return). Liquidating distributions will generally be made in the same manner and amounts as operating distributions. The Operating Partnership Agreement also provides that the General Partner shall have the right to amend the distribution provisions of the Operating Partnership Agreement to reflect the issuance of additional classes of Units with rights different from, and possibly superior to, the rights of the holders of Common Units.

37587: 37588:

37589:

37590:

37591: 37592:

Operations

37593: 37594:

    The Operating Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable the Company to satisfy the requirements for being classified as a REIT and to avoid any federal income or excise tax liability, unless the Company otherwise ceases to qualify as a REIT and to ensure that the Partnership will not be classified as a publicly traded partnership under the Code. Pursuant to the Operating Partnership Agreement, the Operating Partnership will assume and pay when due, or reimburse the Company for payment of, all administrative and operating costs and expenses incurred by the Operating Partnership and those administrative costs and expenses of the Company that are incurred by the Company on behalf of, or for the benefit of, the Operating Partnership.

37595: 37596:

Limited Partner Conversion Rights

37597: 37598:

    Pursuant to the terms of the Operating Partnership Agreement and subject to certain conditions, each holder of an LP Common Unit will have the right to have all or any portion of his or her LP Common Units converted into that number of Shares which shall have an aggregate Market Price as of the date of conversion equal to the Net Equity Value of the Property or Properties (such Net Equity Value being as of the date of contribution of the Property or Properties) contributed by such holder (the "Conversion Shares"); provided, however, at the option of the Company (except only in limited circumstances, generally to protect the Company's qualification as a REIT, where the Limited Partner has elected to exercise his or her accelerated conversion rights in the case of a Business Combination), the Company may satisfy the conversion right by delivering cash in lieu of such Conversion Shares in an amount equal to the aggregate Market Price on the date of conversion of the Conversion Shares. Such decision to exercise the Company's right to satisfy the conversion right by delivering cash in lieu of the Conversion Shares shall be made by the Company on a case by case basis in the Company's sole and absolute discretion. The LP Common Units exchanged for cash or Shares will augment the General Partner's ownership percentage interest in the Operating Partnership. See "--Extraordinary Transactions" in this Section for a description of conversion rights in connection with mergers and other major transactions. However, no Limited Partner may convert any LP Common Units for Shares during the first year following the issuance of such Units (except in connection with a Business Combination) and no Limited Partner may convert any LP Common Units at any time if such Limited Partner's actual or constructive ownership of such Shares would (i) violate the Ownership Limit, (ii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, (iii) cause the Company to own, directly or constructively, 10% or more of the ownership interests in a tenant of the Company's or of the Operating Partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code, (iv) cause, in the opinion of counsel to the Company, the Company to no longer qualify (or if in the opinion of counsel to the Company there is a material risk that the Company no longer would qualify) as a REIT, or (v) cause the acquisition of Shares by such Limited Partner to be "integrated" with any other distribution of Shares for purposes of complying with the registration provisions of the Act. In addition, the General Partner shall not have the right to satisfy the conversion right by paying the Limited Partner seeking conversion, in lieu of the Conversion Shares, the amount of cash equal to the Market Price on the date of conversion of the Conversion Shares if, in the opinion of counsel to the General Partner, the General Partner would, as a result thereof, no longer qualify (or if there is a material risk that the General Partner no longer would qualify) as a REIT. See "Description of Securities--Restrictions on Ownership and Transfer." Any Shares issued to the Limited Partners upon exchange of their respective LP Common Units may be sold only pursuant to any effective registration under the Act or pursuant to any available exemption from such registration. See "Shares Eligible for Future Sale--Conversion and Redemption Rights" and "--Registration Rights."

37599: 37600:

    The General Partner shall have the right to grant similar conversion rights to holders of other classes of Units, if any, in the Operating Partnership, and to holders of equity interests in the Property Partnerships, if any.

37601: 37602:

37603:

37604:

37605:

37606:

37607: 37608:

    Exercise of conversion rights will be a taxable transaction in which gain or loss will be recognized by the Limited Partner exercising its right to convert its Units into Shares to the extent that the amount realized exceeds the Limited Partner's adjusted basis in the Units converted. See "Federal Income Tax Considerations--Income Taxation of Partnerships and their Partners--Tax Consequences of Exercise of Conversion Right."

37609: 37610:

Limited Partner Redemption Rights

37611: 37612:

    Pursuant to the terms of the Operating Partnership Agreement and subject to certain conditions, each holder of an LP Common Unit will have the right to have all or any portion of his or her LP Common Units redeemed. The cash redemption price for each LP Common Unit shall be equal to the Net Equity Value (on the date of contribution) of the Property or Properties contributed by such holder divided by the total number of Units received by such holder for such Property or Properties; provided, however, at the option of the Company, the Company may satisfy the redemption right with respect to all or any portion of the Shares offered for redemption (i) on behalf of the Operating Partnership or (ii) may satisfy the redemption right by delivering Shares having an aggregate Market Price as of the date the holder exercises such redemption right equal to the amount of the redemption price for all Units being redeemed by the holder in lieu of cash equal to the value of such Shares. The holder may not exercise this redemption right during the first year following the receipt of the LP Common Units (except in connection with a Business Combination), or if in the opinion of counsel to the Company, the Company would, as a result thereof, no longer qualify (or if in the opinion of counsel to the General Partner there is a material risk that the Company no longer would qualify) as a REIT. The Company may not exchange any Shares for Units if the Limited Partner's actual or constructive ownership of such Shares would (i) violate the Ownership Limit, (ii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, (iii) cause the Company to own, directly or constructively, 10% or more of the ownership interests in a tenant of the Company's or of the Operating Partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code, (iv) cause, in the opinion of counsel to the Company, the Company to no longer qualify (or that there is a material risk that the Company no longer would qualify) as a REIT, or (v) cause the acquisition of Shares by such Limited Partner to be "integrated" with any other distribution of Shares for purposes of complying with the registration provisions of the Act. See "Description of Securities--Restrictions on Ownership and Transfer." Any Shares issued to the Limited Partners upon redemption of their Units may be sold only pursuant to any effective registration under the Act or pursuant to any available exemption from such registration. See "Shares Eligible for Future Sale-- Conversion and Redemption Rights" and "--Registration Rights." The interest represented by the LP Common Units exchanged for cash or Shares will augment the General Partner's ownership percentage interest in the Operating Partnership. The cash necessary to redeem LP Common Units will come from any funds legally available to the Operating Partnership or the Company for such purposes. However, specific funds will not be specially set aside for such purposes, nor will an accounting reserve be established therefor. The necessary cash to satisfy the redemption right could come from Cash Flow not required to be distributed to Stockholders to maintain the Company's REIT status, fund operations, or acquire new Properties, or could come from borrowings. However, as explained above, the Company always has the option to satisfy the redemption right by the issuance of Shares, and the Company intends to reserve Shares for that purpose. The decision to exercise the Company's right to satisfy the redemption right by paying to the holder the redemption price or Shares having an aggregate Market Price on the date the holder exercises such redemption right equal to the redemption price for all Units being redeemed shall be made by the Company on a case by case basis in the Company's sole and absolute discretion.

37613: 37614:

    The General Partner shall have the right to grant similar redemption rights to holders of other classes of Units, if any, in the Operating Partnership, and to holders of equity interests in the Property Partnerships, if any.

37615:

37616:
37617:
37618:
37619:
37620:
37621:

37622:

37623: 37624:

    Exercise of redemption rights will be a taxable transaction in which gain or loss will be recognized by the Limited Partner exercising its right to have its LP Common Units redeemed to the extent that the amount realized exceeds the Limited Partner's adjusted basis in the LP Common Units redeemed. See "Federal Income Tax Considerations--Income Taxation of Partnerships and their Partners--Tax Consequences of Exercise of Redemption Right."

37625: 37626:

Tax Matters

37627: 37628:

    Pursuant to the Operating Partnership Agreement, the Company will be the "tax matters partner" of the Operating Partnership and, as such, will have authority to make certain tax decisions under the Code on behalf of the Operating Partnership. For a description of the allocation of the income and loss of the Operating Partnership, for federal income tax purposes, and other tax consequences stemming from the Company's investment in the Operating Partnership, see "Federal Income Tax Considerations--Taxation of Partnerships and Their Partners."

37629: 37630:

Duties and Conflicts

37631: 37632:

    Except as otherwise set forth under "Conflicts of Interest" and "Management," any Limited Partner may engage in other business activities outside the Operating Partnership, including business activities that directly compete with the Operating Partnership.

37633: 37634:

Term

37635: 37636:

    The Operating Partnership will continue in full force and effect until December 31, 2040 or until sooner dissolved and terminated upon the dissolution, bankruptcy, insolvency or termination of the Company, the election of the Company, the passage of 60 days after the sale or other disposition of all or substantially all of the assets of the Operating Partnership or by operation of law.

37637: 37638:

Lock Out Policy

37639: 37640:

    See "Risk Factors--Risks of Real Estate Ownership--the Company May Acquire Properties with Lock-Out Provisions" for an explanation of potential lock-out provisions that may, under certain circumstances, prohibit the Company from selling or reducing the debt level on a Property acquired and the possible consequences thereof. The Company will not permit the General Partner to acquire Properties containing lock-out provisions if the lock-out period exceeds three years.

37641: 37642:

[THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

37643:

37644:
37645:
37646:
37647:
37648:
37649:
37650:
37651:
37652:
37653:
37654:
37655:
37656:
37657:
37658:

37659:

37660:

37661:

FEDERAL INCOME TAX CONSIDERATIONS

37662: 37663:

    The following is a summary of the material federal income tax considerations that may be relevant to a prospective holder of Shares who purchases such Shares in the Offering. This summary should not be construed as tax advice. The summary does not address all aspects of federal income taxation that may be relevant to particular holders in light of their personal investment or tax circumstances, or to certain types of holders (including, without limitation, insurance companies, financial institutions, broker-dealers, Stockholders who hold an interest in the Company as part of a straddle, hedging or tax conversion transaction or, except as specifically described herein, tax-exempt entities and foreign persons) who are subject to special treatment under the federal income tax laws. In addition, this summary is generally limited to investors who will hold Shares in the Company as "capital assets" (generally property held for investment) within the meaning of Section 1221 of the Code.

37664: 37665:

    The statements in this summary are based on current provisions of the Code, the Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly with retroactive effect. The requirements for qualification as a REIT are highly technical and complex, and this summary is qualified in its entirety by the applicable REIT qualification provisions contained in the Code, the Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof. No assurance can be given that future legislative, judicial, or administrative actions or decisions will not affect the accuracy of any statements in this summary.

37666: 37667:

    For a discussion of pending legislative developments that may impact the federal income tax consequences of an investment in the Company. See "--Other Tax Considerations--Legislative Developments" in this Section.

37668: 37669:

    No ruling will be sought from the Internal Revenue Service (the "Service") with respect to any matter discussed herein, and there can be no assurance that the Service or a court will agree with the statements made herein.

37670: 37671:

    Each prospective purchaser of Shares, therefore, is urged to consult his tax advisor with respect to the federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of Shares which may be applicable to his or her particular tax situation, and of potential changes in applicable tax laws.

37672: 37673:

General

37674: 37675:

    The Company has been organized and intends to operate in a manner that will permit it to qualify as a REIT under the applicable provisions of the Code and Treasury Regulations (the "REIT Requirements") and to receive the beneficial tax treatment described below beginning with its taxable year ending December 31, 1999. However, no assurance can be given that the activities and operations of the Company will allow it to meet the REIT Requirements or continue to meet the REIT Requirements in future years.

37676: 37677:

    In general, a corporation that invests primarily in real estate can qualify as a REIT if it complies with the detailed REIT Requirements in Code Sections 856-860. As a REIT, a corporation can generally claim tax deductions for the dividends it pays to its stockholders. Such a corporation is, therefore, generally not taxed on its "REIT Taxable Income" to the extent such income is currently distributed to stockholders, thereby substantially eliminating the "double taxation" to which an ordinary corporation is generally subject. However, as discussed in greater detail below, the Company could be subject to tax in certain circumstances even if it qualifies as a REIT, and would likely suffer adverse consequences as a result, including a reduction in cash available for Distributions to its Stockholders. See "--Taxation of the Company--Failure to Qualify" in this Section for a discussion of those consequences. The Company represents that it will file the election to be recognized as a REIT with its tax return for its taxable year ending December 31, 1999, which tax return will be filed on a timely basis. The Company intends to operate in a manner

37678:

37679:
37680:

37681:

37682: 37683:

that will permit it to elect REIT status beginning with its taxable year ending December 31, 1999, and to continue to maintain this status in each taxable year thereafter so long as REIT status remains advantageous to the Company and the Stockholders. Management of the Company and the Advisor currently expect that the Company will operate in a manner that permits the Company to elect REIT status for its taxable year ending December 31, 1999, and each taxable year thereafter. There can be no assurance, however, that this expectation will be fulfilled, since qualification as a REIT depends on the Company's ability to continue to satisfy numerous asset, income and distribution tests described below, which in turn will be dependent in part on the Company's operating results.

37684: 37685:

Opinion of Tax Counsel

37686: 37687:

    Wildman, Harrold, Allen & Dixon ("Counsel") has acted as special tax counsel to the Company and is of the opinion, based on the assumptions and representations described in this Section and throughout the Prospectus, and on various factual representations made by the Company and the Advisor to Counsel as to certain factual matters, that as of the date of this Prospectus: (i) the Company has been organized in conformity with the requirements for qualification as a REIT beginning with its taxable year ending December 31, 1999, and that its prior, current and anticipated methods of operation have enabled and will enable the Company to satisfy the REIT Requirements; and (ii) Distributions to a Stockholder which is a Tax-Exempt Entity (other than certain Tax-Exempt Entities described in paragraphs (7), (9), (17) or (20) of Section 501(c) of the Code and organizations described in Section 501(c)(2) of the Code that support such organizations) will not constitute unrelated business taxable income ("UBTI") under current law, unless: (a) such Stockholder has financed the acquisition of its Shares with "acquisition indebtedness" (within the meaning of the Code); or (b) a Qualified Trust owns more than 10% of the Equity Stock (by value) of the Company and the Company is a "Pension-Held REIT." This opinion has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, and is based and conditioned on various assumptions and representations as to certain factual matters made by the Company and the Advisor to Counsel. The Company's qualification and taxation as a REIT will depend upon the Company's ability to meet the REIT Requirements through the operation of the Properties it acquires. Counsel has not independently verified the Company's representations and will not review compliance with these tests on a continuing basis after the initial effective date of the Registration Statement or issue additional opinions unless expressly requested to do so by the Company. Accordingly, no assurance can be given that the actual operating results of the Company will allow the Company to satisfy the REIT Requirements or to continue to satisfy the REIT Requirements, or would not result in the recognition of UBTI by Tax-Exempt Entities. See "--Taxation of the Company--Failure to Qualify" in this Section. In addition, these opinions represent counsel's legal judgment. An opinion of counsel is not binding on the Service or a court and there can be no assurance that the Service or a court will not take a position different from that expressed by these opinions. These opinions are based on the Code and Treasury Regulations, and judicial and administrative interpretations thereof, in effect as of the date of this Prospectus, any of which are subject to change, possibly with retroactive effect.

37688: 37689:

Taxation of the Company

37690: 37691:

    Overview. In any taxable year in which the Company qualifies as a REIT and has a valid election to be taxed as a REIT in effect, it would be entitled to claim a deduction for the dividends it pays to its Stockholders. As a result, the Company would generally not be subject to federal income tax on that portion of its ordinary income and net capital gain which are distributed to its Stockholders. The Company would be subject to federal income tax on any ordinary income and on any net capital gain which are not distributed. Accordingly, the Company generally should be able to eliminate or substantially reduce its federal income tax liability for any taxable year in which it qualifies as a REIT and has a valid election to be taxed as a REIT in effect by distributing its ordinary income and net capital gain to its Stockholders.

37692: 37693:

37694:
37695:
37696:

37697:

37698: 37699:

    Even if the Company maintains its status as a REIT, however, it could be subject to federal income tax in certain circumstances. First, if the Company fails to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (both of which are discussed below in this Section under "--Taxation of the Company-- Gross Income Tests"), but nonetheless maintains its REIT qualification because certain other requirements are met, the Company would be subject to a 100% tax on the greater of the amount by which it failed the 95% Gross Income Test or the amount by which it failed the 75% Gross Income Test multiplied by a fraction meant to reflect the Company's profitability. Second, the Company would be subject to a 100% tax on its net income from any "Prohibited Transaction." See "--Taxation of the Company-- Prohibited Transactions" in this Section. Third, if the Company fails to distribute annually at least the sum of: (i) 85% of its ordinary income for such year; (ii) 95% of its capital gain net income for such year; and (iii) any undistributed taxable income from prior years, it would be subject to an excise tax equal to 4% of the difference between the amount required to be distributed under such formula and the amount actually distributed or deemed to have been distributed. Fourth, the Company may be subject to the corporate alternative minimum tax. Fifth, the Company would be subject to tax at the highest corporate rate on any non-qualifying income from "Foreclosure Property." Any tax the Company pays due to any of the aforementioned provisions would reduce the cash available to make Distributions to the Stockholders.

37700: 37701:

    In addition, if the Company acquires any asset from a C corporation (generally, a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other property) in the hands of the transferor corporation, and the Company recognizes gain on the disposition of such an asset during the 10-year period beginning on the date on which such asset was acquired by the Company (the "Recognition Period"), then, pursuant to guidelines issued by the Service, the excess of the fair market value of the assets as of the beginning of the applicable Recognition Period over the Company's adjusted basis in such assets (the "Net Built-in Gain") at the beginning of such Recognition Period would be subject to tax at the highest regular corporate tax rates (currently 35%). Under Regulations which the Service has been instructed to issue, the Company would also be subject to tax on the Net Built-in Gain of any acquired corporation that becomes a qualified REIT subsidiary ("QRS") at the time the acquired corporation becomes a QRS. As discussed in more detail below under "--Taxation of the Company--Ownership of a Qualified REIT Subsidiary" in this Section, a QRS is generally any corporation that is wholly-owned by a REIT.

37702: 37703:

    If the Company invests in Properties in foreign countries, the Company's profits from such investments will generally be subject to tax in the countries where such Properties are located. The precise nature and amount of any such taxation would depend on the laws of the countries where the Properties are located. If the Company satisfies the Distribution Test for qualification as a REIT (discussed below) and is therefore not subject to federal corporate income tax on that portion of its ordinary income and capital gain that is currently distributed to its Stockholders, the Company will generally not be able to recover the cost of any foreign tax imposed on profits from its foreign investments by claiming foreign tax credits against its U.S. tax liability on such profits. See "--Taxation of the Company--Annual Distribution Requirements" in this Section. Moreover, a REIT is not able to pass foreign tax credits through to its stockholders. Accordingly, the Company and its Stockholders may be subject to effective double taxation on all or a portion of the Company's income from investments in Properties in foreign countries. Such foreign taxation would reduce the amount of cash the Company has available to make Distributions to its Stockholders. The Company does not currently intend to invest in Properties in foreign countries.

37704: 37705:

    REIT Qualification Tests. The Code defines a REIT as a corporation, trust or association:

37706:
  37707: 37708:
  that is managed by one or more trustees or directors;
  37709: 37710:
  the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;
  37711: 37712:
  that would be taxable as a domestic corporation but for its status as a REIT;
  37713:

  37714:
  37715:

  37716:

  37717:
  37718:
  that is neither a financial institution nor an insurance company;
  37719: 37720:
  the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a partial taxable year;
  37721: 37722:
  at all times during the second half of each taxable year, no more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (defined to include certain types of entities); and
  37723: 37724:
  with respect to which the Gross Income Tests, Asset Tests and Distribution Tests, described in greater detail below, are met.
37725: 37726: 37727:

    Conditions (i) through (iv) and (vii) above must be met during each taxable year for which REIT status is sought while conditions (v) and (vi) above do not have to be met until after the first taxable year for which a REIT election is made.

37728: 37729:

    Ownership of a Partnership Interest. The Company may in the future hold direct or indirect interests in one or more partnerships or joint ventures. For example, the Company will be the General Partner of the Operating Partnership. To satisfy the REIT Requirements, the Company will have to meet certain Asset Tests and Gross Income Tests. These tests are described in detail below in this Section under "--Taxation of the Company--Gross Income Tests," and "--Taxation of the Company--Asset Tests." For purposes of satisfying these Asset Tests and Gross Income Tests, the Company will be deemed to own directly an undivided interest in each asset and a share of each item of income, gain, loss, deduction and credit of a partnership corresponding to the Company's capital interest in the partnership. The assets and income of the partnership will have the same character as if the Company had held them or realized them directly rather than through the partnership. Accordingly, to the extent that any partnership owned by the Company is treated as a partnership for federal income tax purposes, the Company must take into account its proportionate share of the assets, liabilities, and items of income, gain, loss, deduction and credit of the partnership for purposes of the Asset Tests and Gross Income Tests. See "--Taxation of the Company--Tax Aspects of the Company's Investments in Partnerships" and "--Taxation of the Company--Partnership Classification" in this Section.

37730: 37731:

    Ownership of a Qualified REIT Subsidiary. A QRS is disregarded for federal income tax purposes, but may be subject to state and local tax in some jurisdictions. All of the assets, liabilities, and items of income, deduction and credit of a QRS are treated as assets, liabilities, and items of income, deduction and credit of the REIT. Accordingly, the assets, liabilities, and items of income, deduction and credit of any QRS must be taken into account in determining whether the Company satisfies the REIT Requirements.

37732: 37733:

    If the Company were to acquire a QRS by acquiring all of the stock of an existing corporation, the acquired corporation would be treated as if it had liquidated at the time of acquisition and then reincorporated. Under Regulations which the Service has been instructed to issue, the corporation's Net Built-in Gain would be subject to tax at the time the acquired corporation becomes a QRS. See "--Taxation of the Company--Overview" in this Section. In addition, all earnings and profits of the corporation that were accumulated before it was acquired by the Company would have to be distributed before the end of the Company's taxable year in which it acquired the corporation.

37734: 37735:

    In the event that a corporation that is a QRS ceases to meet the requirements for qualification as a QRS, the corporation is deemed to have liquidated and is treated as a new corporation that acquired all of its assets from the REIT in exchange for its stock.

37736: 37737:

    The Company does not intend to acquire or form a QRS, but may do so if it determines that ownership of a QRS would be in the Company's best interests.

37738:

37739:
37740:

37741:

37742: 37743:

    The Company, in satisfying the REIT qualification tests set forth above, must meet, among others, the following requirements:

37744: 37745:

    Share Ownership Tests. The Shares and any other Equity Stock the Company issues must be held by at least 100 persons (determined without attribution to the owners of any entity owning Equity Stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, at all times during the second half of each taxable year, no more than 50% in value of the Equity Stock may be owned, directly or indirectly, by five or fewer individuals (defined to include certain types of entities and determined with attribution to the owners of any entity owning Equity Stock) (the "Five or Fewer Requirement"). However, these two requirements do not apply until after the first taxable year an entity seeks REIT status. In addition, the Five or Fewer Requirement will be treated as having been met if: (i) the Company maintains records which disclose the actual ownership of the outstanding Equity Stock, and demands written statements each year from the record holders of 5% or more of the Equity Stock disclosing the beneficial owners thereof; and (ii) the Company does not know, or by exercising reasonable diligence would not have known, that it did not satisfy this requirement .

37746: 37747:

    The Company represents that it: (i) will issue sufficient Equity Stock pursuant to the Offering to allow the Company to satisfy these requirements; (ii) will not admit investors as Stockholders until the admission will allow there to be sufficient Stockholders to meet these requirements; and (iii) will thereafter admit only those Stockholders that allow the Company to continue to meet these requirements. In addition, the Company's Articles contain provisions restricting the transfer of Equity Stock, which provisions are intended to assist the Company in satisfying these requirements. The Company will also utilize computerized systems designed to prevent violations of these requirements. Furthermore, the Company's Distribution Reinvestment Program contains provisions that are intended to prevent its operations from causing a violation of these tests as do the terms of the options granted to the Independent Directors and the terms of the Soliciting Dealer Warrants. See "Distribution Reinvestment and Share Repurchase Programs." Moreover, the Company will maintain records which disclose the actual ownership of the outstanding Equity Stock, and the Company will demand written statements each year from each record holder of 5% or more of the Equity Stock disclosing the beneficial owners thereof. Those Stockholders failing or refusing to comply with the Company's written demand are required by the Code and the Articles to submit, with their tax returns, a similar statement disclosing the actual ownership of Equity Stock and certain other information. See "Description of Securities--Restrictions on Ownership and Transfer." These restrictions are intended to allow the Company to satisfy the Five or Fewer Requirement. However, there can be no assurance that these provisions will allow the Company to satisfy the Share ownership tests described above in any year. If the Company fails to satisfy the Share ownership tests described above, the Company's status as a REIT would terminate, and the Company would not be able to prevent such termination. See "--Taxation of the Company--Failure to Qualify" in this Section.

37748: 37749:

    Asset Tests. The Company must satisfy, on the last day of each calendar quarter, two tests based on the composition of its assets (the "Asset Tests"). After initially meeting the Asset Tests at the close of any quarter, the Company will not lose its status as a REIT for failure to satisfy the Asset Tests at the end of a later quarter if it did not acquire any additional assets and the failure is due solely to changes in the value of its existing assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. The Company intends to maintain adequate records of the value of its assets to insure compliance with the Asset Tests, and will take such other actions as may be required to cure any non-compliance. However, there can be no assurance that these measures will be sufficient to guarantee satisfaction of the Asset Tests. Failure to satisfy the Asset Tests would cause the Company's status as a REIT to terminate. See "--Taxation of the Company--Failure to Qualify" in this Section.

37750: 37751: 37752:
  37753:
  75% Asset Test. At least 75% of the value of the Company's total assets must be represented by "Real Estate Assets," cash, cash items (including receivables from the operations of the Company) and government securities (the 75% Asset Test"). "Real Estate Assets include Interests in Real Property (including undivided interests in real
37754: 37755:

37756:

37757:

37758: 37759:

property, leaseholds of land and improvements thereon, and options to acquire land and leaseholds of land and improvements thereon), interests in mortgages on real property (including interests in mortgages on leaseholds or improvements thereon), shares in other qualifying REITs and property attributable to certain temporary investments of new capital for a one-year period beginning on the date the REIT receives the new capital. Property will qualify as attributable to the temporary investment of new capital if the property is stock or a debt instrument and the money used to purchase such stock or debt instrument is received by the REIT in exchange for stock in the REIT (other than amounts received pursuant to a dividend reinvestment plan) or in a public offering of debt obligations which have a maturity of at least five years. In addition, regular and residual interests in a real estate mortgage investment conduit ("REMIC") and regular interests in financial asset securitization investment trusts ("FASIT") are considered "Real Estate Assets." However, if less than 95% of a REMIC's assets are Real Estate Assets, a REIT is treated as if it held its proportionate share of the assets and income of the REMIC directly.

37760: 37761:

    The Company represents that the purchase contracts for the Properties it will own will apportion in the aggregate no more than 5% of the purchase price of all Properties to property other than "real property," as defined in the Code, to reflect the fair market value of such non-real estate assets. The Company will maintain depreciation schedules to corroborate these representations. In addition, the Company has and will invest funds not used to acquire Properties in cash sources, GNMA certificates, REMIC interests, "new capital" investments (as defined below in this Section under "--Taxation of the Company--Gross Income Tests--75% Gross Income Test (the "75% Gross Income Test")") or other liquid investments which will allow it to qualify under the 75% Asset Test. Therefore, the Company's investment in the Properties will constitute "Real Estate Assets" and should allow the Company to meet the 75% Asset Test.

37762: 37763: 37764:
  37765:
  25% Asset Test. The remaining 25% of the Company's assets generally may be invested without restriction, although if invested in securities other than Real Estate Assets, such securities may not exceed either: (i) 5% of the value of the Company's total assets as to any one non-government issuer; or (ii) 10% of the outstanding voting securities of any one non-governmental issuer. A partnership interest held by a REIT and an interest in a QRS are not considered "securities" for purposes of these tests. The Company represents that as of the date hereof, it does not own any stock or securities of any other company, and will not acquire securities which would cause the Company to violate these limitations.
37766: 37767: 37768:

    Gross Income Tests. The Company must satisfy for each calendar year two separate tests based on the composition of its gross income, as determined under its method of accounting (the "Gross Income Tests"). There can be no assurance that the actual operating results of the Company will allow it to satisfy these tests. For purposes of determining whether the Company complies with the 75% Gross Income Test and 95% Gross Income Test, gross income does not include income from Prohibited Transactions. Failure to satisfy the Gross Income Tests would generally result in the loss of REIT status. See "--Taxation of the Company--Failure to Qualify" in this Section.

37769: 37770: 37771:
  37772:
  75% Gross Income Test (The "75% Gross Income Test"). At least 75% of the Company's gross income for the taxable year must constitute "Rents from Real Property" (as discussed below and as defined in the Glossary), interest on obligations secured by real property mortgages, gains from the sale of Interests in Real Property and real property mortgages (other than gain from property held primarily for sale to customers in the ordinary course of the Company's trade or business), dividends from other qualifying REITs, refunds and abatements of real property taxes, income and gain from the sale of Foreclosure Property (as discussed below and as defined in the Glossary), certain other investments relating to real property or mortgages thereon, and, for a limited time, income from the investment of new capital.
37773: 37774: 37775:

37776:
37777:
37778:
37779:
37780:
37781: 159

37782: 37783:

    Income attributable to a lease of real property will generally qualify as "Rents from Real Property" under the 75% Gross Income Test (and the 95% Gross Income Test described below) subject to the following rules:

37784: 37785:
  37786: 37787:
  Rent from a particular tenant will not qualify if the Company, or an owner of 10% or more of the stock of the Company, directly or indirectly owns 10% or more of the stock, assets or net profits of the tenant.
  37788: 37789:
  The portion of rent attributable to personal property rented with real property will not qualify unless the portion attributable to personal property is 15% or less of the total rent received under the lease.
  37790: 37791:
  Rent will not qualify if it is based in whole, or in part, on the income or profits of any person. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.
  37792: 37793:
  Rental income will not qualify if the Company furnishes or renders more than DE MINIMIS services to tenants, other than through an "independent contractor" from whom the Company derives no revenue. The "independent contractor" requirement, however, does not apply to the extent that the services provided by the Company are "usually or customarily rendered" in connection with the rental of space, and are not otherwise considered "rendered to the occupant."
37794: 37795: 37796:

    The Company has represented that:

37797: 37798:
  37799: 37800:
  The leases of tenants in the Initial Properties provided to Counsel represent the only arrangements between the Company and tenants with regard to the rental of the Initial Properties or any portion thereof;
  37801: 37802:
  It has not and will not directly or indirectly own 10% or more of any tenant that leases space in the Properties, and no person who owns more than 10% of the Equity Stock of the Company will own, directly or indirectly, 10% or more of any tenant that leases space in the Properties;
  37803: 37804:
  The portion of any payments received under each lease which are attributable to personal property constitutes less than 15% of the total rent received under such lease, and the depreciation schedules maintained for each Property will corroborate this representation;
  37805: 37806:
  It has not and will not charge rent that is based on the income or profits of any person in certain Properties and that the percentage rent clauses, if any, in its current and future leases are not intended to provide the Company with a prohibited share of income or profits;
  37807: 37808:
  In the case of any lease providing for rents based on a fixed percentage of receipts, such percentage will be fixed at the time the lease is entered into, the provisions will be consistent with normal business practices, and the arrangement will not be intended to provide the Company with a prohibited share of income or profits; and
  37809: 37810:
  Services received by tenants in connection with their leases of the Properties are usually or customarily rendered in connection with the rental of space, and therefore the provision of these services will not cause the rents received with respect to the Properties to fail to qualify as Rents from Real Property for purposes of the 75% Gross Income Test and the 95% Gross Income Test. The Company intends to hire "independent contractors" to render services which it believes are not "usually or customarily rendered" in connection with the rental of space, including physical development or redevelopment activities. The Company will not derive any revenue from such independent contractors. See "Investment Objectives and Policies--Construction and Development Activities."
37811: 37812: 37813:

37814: 37815:

    Income will qualify as attributable to the temporary investment of "new capital" if the income is attributable to the ownership of a stock or debt instrument, but only during the one year period beginning on the date the REIT receives such new capital. "New capital" is defined as amounts received in exchange for the issuance of stock (other than amounts received pursuant to a dividend reinvestment plan) or a public offering of debt obligations which have a maturity of at least five years. The Company represents that it will invest funds not otherwise invested in Properties in cash sources, GNMA certificates, REMIC interests, "new capital" investments or other liquid investments which will allow the Company to satisfy the 75% Gross Income Test.

37816: 37817: 37818:
  37819:
  95% Gross Income Test (The "95% Gross Income Test"). At least 95% of the Company's gross income for the taxable year must be derived from income that satisfies the 75% Gross Income Test, or from dividends, interest or gains from the sale of securities other than securities held as Dealer Property. Dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. The Company will invest funds not otherwise invested in Properties in cash sources, GNMA certificates, REMIC interests, "new capital" investments or other liquid investments which will allow the Company to qualify under the 95% Gross Income Test.
37820: 37821: 37822:

    Based upon the foregoing representations, the Company's share of income from the Properties will primarily give rise to rental income qualifying under the 75% Gross Income Test and the 95% Gross Income Test, and gains on sales of the Properties, substantially all of which should qualify under the 75% Gross Income Test and the 95% Gross Income Test. The Company's anticipated operations indicate that it is unlikely that the Company will have sufficient, if any, non-qualifying income to cause adverse consequences. However, no assurance can be given that the actual operations of the Company would allow it to satisfy the Gross Income Tests.

37823: 37824:

    If the Company fails to satisfy either the 75% Gross Income Test or the 95% Gross Income Test for any taxable year, it may retain its status as a REIT for such year if the failure was due to reasonable cause and not due to willful neglect, the Company attached to its return a schedule of the sources of its income, and any incorrect information on the schedules was not due to fraud. If this relief provision was available, the Company would remain subject to a 100% tax with respect to the greater of the excess net income that caused it not to comply with the 75% Gross Income Test or the 95% Gross Income Test.

37825: 37826:

    Should the potential amount of non-qualifying income in the future create a risk as to the qualification of the Company as a REIT, the Company intends to take action to avoid not qualifying as a REIT. However, there can be no assurance that such action would be successful in maintaining the Company's status as a REIT. In addition, such action could reduce the amount of cash available for Distributions to the Stockholders. See "--Taxation of the Company--Failure to Qualify" in this Section.

37827: 37828:

    Annual Distribution Requirements (The "Distribution Test"). To qualify as a REIT, the Company is required to distribute dividends (other than capital gain dividends) to the Stockholders each year in an amount at least equal to the difference between: (i) the sum of: (a) 95% of the Company's REIT Taxable Income (computed without regard to the dividends paid deduction and the Company's net capital gain); and (b) 95% of the net income (after tax), if any, from Foreclosure Property; and (ii) the sum of certain items of non-cash income. Subject to two exceptions, whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate. Under the first exception, dividends declared by the Company in October, November or December will be treated as having been paid on December 31 of such year so long as the dividends are actually paid during January of the following year. Under the second exception, a dividend is treated as paid in the prior taxable year if the Company declares the dividend and files an election before it timely files its tax return for such prior taxable year and the dividend is paid within the 12-month period following the close of the prior taxable year and not later than the date of the first regular dividend payment made after such declaration. A distribution which is not pro rata within a class of Equity Stock or which is not consistent with the rights to distributions between classes of Equity Stock is not taken into consideration

37829: 37830:

37831: 37832:

for purposes of satisfying the Distribution Test. If the Company fails to meet the Distribution Test as a result of an adjustment to the Company's tax return by the Service, the Company may cure the failure by paying a "deficiency dividend" (plus penalties and interest to the Service) within a specified period. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT Taxable Income, as adjusted, it will be subject to tax on the undistributed portion. Further, to the extent that the Company fails to distribute at least the sum of 85% of its REIT Taxable Income for such year, 95% of its capital gain net income, and any undistributed taxable income from prior taxable years, the Company would be subject to a 4% excise tax.

37833: 37834:

    A REIT is subject to tax on its net capital gain, but can reduce its capital gain tax liability by paying capital gain dividends to its stockholders. The amount of capital gain dividends that a REIT may pay for the year is limited to its net capital gain, calculated without taking into account any current net operating loss or net operating loss carryover. To the extent that a REIT elects to pay capital gain dividends in excess of its net income for the taxable year, it must increase its net operating loss carryover by such amount. In the alternative, a REIT may declare a capital gain dividend but elect to retain and pay tax on its net long-term capital gains. If the Company were to make such an election, the Stockholders would be required to report the amount of the capital gain dividend on their income tax returns, but would be entitled to claim a credit or refund for a proportionate amount of the tax paid by the Company and to increase their basis in the Shares by the excess of the amount of the capital gain they must report over the tax on that capital gain the Stockholder would be deemed to have paid.

37835: 37836:

    The Company intends to pay sufficient dividends each year to satisfy the Distribution Test. See "Investment Objectives and Policies--Distributions." It is possible that the Company may not have sufficient cash or other liquid assets to meet the Distribution Test due to tax accounting rules and other timing differences. The Company will closely monitor the relationship between its REIT Taxable Income and cash flow and, if necessary to comply with the Distribution Test, will borrow funds to provide cash flow needed to satisfy the Distribution Test. However, there can be no assurance that the Company's actual operations will generate sufficient liquid assets, or would allow it to borrow, sufficient cash to satisfy this requirement in any taxable year.

37837: 37838:

    Failure to Qualify. If the Company fails to qualify as a REIT in any taxable year and the relief provisions are not available or cannot be met, the Company will not be able to deduct its dividends and will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, thereby reducing cash available for Distributions. Unless entitled to relief under specific statutory provisions, the Company will not be eligible to elect REIT status for the four taxable years following the year during which qualification was lost. The loss of REIT status may also affect the character of Distributions received by the Stockholders because the Company will no longer be able to designate a portion of its Distributions as capital gain Distributions or be able to make deemed Distributions of its capital gain income. As a result, all Distributions to Stockholders will be treated as dividends and taxed as ordinary income to the extent that the Company has current or accumulated earnings and profits, and Stockholders will no longer be entitled to claim a credit for taxes paid by the Company on corporate capital gains deemed distributed to the Stockholders.

37839: 37840:

    Prohibited Transactions. The Company will be subject to a 100% tax on any net income from "Prohibited Transactions." Net income from a Prohibited Transaction arises from the sale or exchange by a REIT of Dealer Property unless such property is Foreclosure Property. In addition, there is an exception for certain sales of Dealer Property so long as the property sold: (i) is a Real Estate Asset under the 75% Asset Test; (ii) has been held for at least four years, (iii) has capitalized expenditures not in excess of 30% of the net sales price, (iv) was held for production of rental income for at least four years; and (v) when combined with other sales in the year, does not cause the REIT to have made more than seven sales of Dealer Property during the taxable year. Although the Company may eventually sell each of the Properties it acquires, its primary intention in acquiring and operating the Properties is the production of rental income and it does not expect to hold any Property as Dealer Property.

37841: 37842:

37843:

37844: 37845:

    Tax Aspects of the Company's Investments in Partnerships. The Company may hold direct or indirect interests in the one or more partnerships (the "Partnerships"), including the Operating Partnership. The Company anticipates that it will operate as an Umbrella Partnership Real Estate Investment Trust (an "UPREIT") holding an interest in the Operating Partnership directly and interests in one or more Property Partnerships through the Operating Partnership. The following discussion summarizes certain federal income tax considerations applicable solely to the Company's investments in the Partnerships. The discussion does not address state or local tax laws or any federal tax laws other than income tax laws.

37846: 37847:

    Partnership Classification. The Company is entitled to include in its income its distributive share of the income, and to deduct its distributive share of the losses, of each of the Partnerships only to the extent that each such Partnership is classified for federal income tax purposes as a partnership rather than as an association (or publicly-traded partnership) taxable as a corporation.

37848: 37849:

    Prior to January 1, 1997, an organization formed as a partnership was treated as a partnership for federal income tax purposes rather than a corporation only if it had no more than two of the four corporate characteristics that the Treasury Regulations in effect at that time used to distinguish a partnership from a corporation for tax purposes. These four characteristics were (i) continuity of life, (ii) centralization of management, (iii) limited liability and (iv) free transferability of interests. Under final Treasury Regulations which became effective January 1, 1997, the four factor test has been eliminated, and an entity with two or more members formed as a partnership or limited liability company under relevant state law will be taxed as a partnership for federal income tax purposes unless it specifically elects otherwise. The final Treasury Regulations also provide that the Service will not challenge the classification of an existing partnership for tax periods prior to January 1, 1997 so long as (i) the entity had a reasonable basis for its claimed classification, (ii) the entity and all its members recognized the federal income tax consequences of any changes in the entity's classification within the 60 months prior to January 1, 1997, and (iii) neither the entity nor any member of the entity had been notified in writing on or before May 8, 1996, that the classification of the entity was under examination by the Service.

37850: 37851:

    The Company believes that the Operating Partnership will be treated as a partnership for federal income tax purposes because it was formed as a partnership under state law after January 1, 1997, and will have two or more partners. Further, for each Property Partnership acquired by the Company that was formed prior to January 1, 1997, if any, the Company expects to determine prior to such acquisition that such Property Partnership was treated as a partnership for federal income tax purposes for the periods before January 1, 1997, and that such Partnership had a reasonable basis for its claimed classification.

37852: 37853:

    Additionally, the Company believes that none of the Partnerships will be treated as publicly traded partnerships within the meaning of Section 7704 of the Code, which are taxed as corporations for federal income tax purposes. The Company represents that none of the interests in the Partnerships are or will be registered under the Securities Act or traded on an established securities market and none of the Partnerships have more than 100 partners for purposes of Section 7704 of the Code (or will otherwise fall within one of the other "safe harbors" for the Partnership to avoid being treated as having interests which are "readily tradable on a secondary market (or the substantial equivalent thereof)." The Company further believes that none of the Partnerships will be treated as a publicly traded partnership on the basis that 90% or more of the annual gross income of such Partnerships will be from certain passive sources, such as Rents from Real Property, interest, and the sale or disposition of real property and capital assets, and that none of the Partnerships would be described as an investment company if it were a domestic corporation. However, the ability to satisfy the requirements of these safe harbors and avoid treatment as a publicly traded partnership will depend on the results of the actual operations of the Partnerships.

37854: 37855:

    If for any reason any of the Partnerships were taxable as a corporation or as a publicly traded partnership rather than as a partnership for federal income tax purposes, the character of the Company's assets and items of gross income would

37856:

37857:
37858:
37859:

37860:

37861: 37862:

change, and, as a result, the Company would most likely be unable to satisfy the Gross Income Tests and Asset Tests, which would thus prevent the Company from qualifying as a REIT. See "--Taxation of the Company--Failure to Qualify" in this Section. In addition, any change in the status for tax purposes of any of the Partnerships might be treated as a taxable event, in which case the Company could incur a tax liability without any related cash distribution. Further, if any of the Partnerships were treated as an association taxable as a corporation or as a publicly traded partnership, items of income, gain, loss, deduction and credit of such Partnership would be subject to corporate tax. The partners of any such Partnership would be treated for federal income tax purposes as stockholders, with distributions to such partners being treated as dividends. Finally, to the extent that the Company owned more than 10% of the interests of such Partnership, the Company would no longer satisfy the 25% Asset Test and therefore would no longer qualify as a REIT. See "--Taxation of the Company--Gross Income Tests" and "--Asset Tests" in this Section.

37863: 37864:

    Partnership Anti-Abuse Regulations. The Service has issued final anti-abuse Treasury Regulations under the partnership provisions of the Code (the "Partnership Provisions") that authorize the Service, in certain abusive transactions involving partnerships, to disregard the form of the transaction and recast it for federal tax purposes as the Service deems appropriate. The anti-abuse regulations apply where a partnership is formed or utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners' aggregate federal tax liability in a manner inconsistent with the intent of the Partnership Provisions. The anti-abuse regulations state that the Partnership Provisions are intended to permit taxpayers to conduct joint business (including investment) activities though a flexible arrangement that accurately reflects the partners' economic agreement and clearly reflects the partners' income without incurring any entity-level tax. The purposes for structuring a transaction involving a partnership are determined based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction. A reduction in the present value of the partners' aggregate federal tax liability through the use of a partnership does not, by itself, establish inconsistency with the intent of the Partnership Provisions.

37865: 37866:

    The anti-abuse regulations contain an example in which a corporation that elects to be treated as a REIT contributes substantially all of the proceeds from a public offering to a partnership in exchange for a general partnership interest. The limited partners of that partnership contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate basis in such property. In addition, some of the limited partners have the right, beginning two years after the formation of the partnership, to require the redemption of their limited partnership interests in exchange for cash or REIT stock (at the REIT's option) equal to the fair market value of their respective interests in the partnership at the time of the redemption. The example concludes that the use of the partnership is not inconsistent with the intent of the Partnership Provisions and, thus, cannot be recast by the Service. However, the redemption rights associated with the LP Common Units of the Operating Partnership will not conform in all respects to the redemption rights contained in the foregoing example. See "Operating Partnership Agreement--Limited Partner Redemption Rights" for a description of the redemption rights of holders of LP Common Units. Moreover, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all of the facts and circumstances. As a result, there can be no assurance that the Service will not attempt to apply the anti-abuse regulations to the Company. If the conditions of the anti-abuse regulations are met, the Service is authorized to take appropriate enforcement action, including disregarding the Operating Partnership for federal tax purposes or treating one or more of the partners as nonpartners. Any such action potentially could jeopardize the Company's status as a REIT and materially affect the tax consequences and economic return resulting from an investment in the Company.

37867:

37868:
37869:
37870:
37871:
37872:
37873:
37874:
37875:

37876:

37877: 37878:

Income Taxation of the Partnerships and Their Partners

37879: 37880:

    The following is a summary of the federal income tax consequences of the Company's investment in the Operating Partnership. This discussion should also generally be relevant to an investment by the Company in a Property Partnership.

37881: 37882:

    Contributions of Property. In general, no gain or loss will be recognized either by the contributing partner or by the Operating Partnership on the transfer of a Property in exchange for Units in the Operating Partnership. Gain (but not loss) may be recognized by the partner transferring the Property to the Operating Partnership if the partner receives consideration other than Units in exchange for the Property, if liabilities of the partner are assumed in connection with the transfer of the Property, if the transfer of the Property is treated as a disguised sale, and in certain other circumstances.

37883: 37884:

    Determination of Initial Basis and Adjusted Basis in Units. The initial basis of Units received in exchange for a contribution to the Operating Partnership is equal to the sum of (i) the amount of money contributed (or deemed contributed); (ii) the adjusted basis of any Property contributed; less (iii) the amount of any money distributed (or deemed distributed) by the Operating Partnership in connection with such contribution. Basis in Units acquired through other means is determined under other rules. In addition, other rules, such as the disguised sale rules, may affect the basis of the partner's Units. In general, and assuming that the Operating Partnership does not own any depletable property, the adjusted basis of the Units of a partner is increased to reflect (i) the partner's distributive share of the taxable income of the Operating Partnership, and (ii) the amount of any additional capital contributions made by such Partner. The adjusted basis of the Units of a partner is reduced to reflect (i) the amount of cash distributed to the partner (or deemed distributed); (ii) the adjusted basis of any partnership property distributed to the partner; and (iii) the partner's distributive share of the losses, deductions and nondeductible expenditures of the partnership not properly chargeable to capital account. For this purpose, the assumption of a partnership liability by a partner is treated as a deemed cash contribution by the partner and the assumption of a partner's liability by the partnership is treated as a deemed cash distribution to the partner. Finally, the basis of a Unit is adjusted to reflect the partner's share of the liabilities of the partnership under federal tax regulations that allocate liabilities to partners in a partnership. Allocations of partnership liabilities are solely for tax purposes and do not affect the limited liability of Limited Partners in the Operating Partnership.

37885: 37886:

    The adjusted basis of a partner in the Operating Partnership is important for a number of reasons. The amount of losses and deductions which can be allocated to a partner cannot exceed the partner's adjusted basis in the partner's Unit. Any excess loss or deduction allocated to a partner is suspended indefinitely until the partner has sufficient additional basis. In addition, the amount of gain or loss recognized on distributions to the partner, the adjusted basis of property distributed to the partner from the partnership, and the gain or loss recognized by a partner on the sale or other disposition of Units are all calculated based on the adjusted basis of the partner's interest in the partnership.

37887: 37888:

    Partners, not Partnership, Subject to Tax. A partnership (that is not a publicly traded partnership) is not subject to tax as an entity for federal income tax purposes. Rather, partners are allocated their proportionate share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. There can be no assurance that distributions from the Operating Partnership in any period will be sufficient to pay the tax liabilities of partners resulting from an investment in the Operating Partnership. The Company will be required to take into account its allocable share of the foregoing items of the Partnerships for purposes of the various REIT Gross Income Tests and Asset Tests, and in the computation of its REIT Taxable Income and federal income tax liability. See "--Taxation of the Company--Ownership of a Partnership Interest" in this Section.

37889:

37890:
37891:
37892:
37893:
37894:
37895:

37896:

37897: 37898:

    Partnership Allocations. Although a partnership agreement will generally determine the allocation of a partnership's income and losses among the partners, such allocations may be disregarded for tax purposes under Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If any allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Company believes that the allocations of taxable income and loss contained in the Operating Partnership Agreement comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

37899: 37900:

    The net profits of the Operating Partnership generally will be allocated for federal income tax purposes among the partners in the following order and priority. First, net profits shall be allocated to the holders of the LP Preferred Units, if any, until the amount of such net profits allocated to each such holder for the current and all prior taxable years equals the preferred return, if any, distributed to such holder for the current and all prior taxable years. Second, net profits shall be allocated to the holders of GP Common Units and LP Common Units (and to the holders of LP Preferred Units, if any, which are entitled to share in the profits of the Operating Partnership beyond, or in lieu of, the receipt of any preferred return), PARI PASSU, until the amount of such net profits allocated for the current year and all prior taxable years to each such holder equals the cumulative amount distributed to each such holder (other than distributions of the preferred return) for the current and all prior taxable years. Third, net profits shall be allocated to the holders of the LP Preferred Units, if any, until the amount of such net profits equals the amount of any accrued but unpaid preferred return, if any, for the current and all prior taxable years for which net profits have not been allocated previously. Fourth, any remaining amounts of net profits shall be allocated to the holders of the GP Common Units and the LP Common Units (and to the holders of LP Preferred Units, if any, which are entitled to share in the profits of the Operating Partnership beyond, or in lieu of, the receipt of any preferred return) in proportion to the number of Units owned by each such holder.

37901: 37902:

    Any net loss of the Operating Partnership generally will be allocated among the partners in accordance with their relative positive capital account balances. Losses in excess of such positive capital account balances will be allocated to the Company as the General Partner.

37903: 37904:

    In some cases, special allocations of net profits and net losses will be required to comply with the federal income tax principles governing tax allocations.

37905: 37906:

    Tax Allocations with respect to the Properties. Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated Property that is contributed to the Operating Partnership in exchange for Units in the Operating Partnership must be allocated for federal income tax purposes in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the Property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted basis of the Property at the time of contribution. These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

37907: 37908:

    The Partnerships will be formed by way of contributions, including contributions of appreciated Property by certain Limited Partners. Consequently, the Operating Partnership Agreement requires allocations of income, gain, loss and deduction attributable to such contributed Property to be made in a manner that is consistent with Section 704(c) of the Code.

37909: 37910:

    In general, these allocations tend to eliminate the book-tax differences over the life of the Partnerships by allocating to the Limited Partners who contribute appreciated Properties to the Operating Partnership, solely for tax purposes, lower amounts of depreciation deductions and increased taxable income and gain on the sale by the Partnerships of the Properties than would ordinarily be the case for economic or book purposes. However, these allocations may not always

37911: 37912:

37913:

37914: 37915:

entirely rectify book-tax differences on an annual basis or with respect to a specific taxable transaction such as a sale. As a result of the application of Section 704(c) of the Code, it is possible that the Company (i) may be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed Properties than if such Properties had a tax basis equal to their fair market value at the time of contribution, and (ii) may be allocated taxable gain in the event of a sale of such contributed Properties in excess of the economic profit allocated to the Company from such sale. This may cause the Company to recognize taxable income in excess of such proceeds and may affect the calculation of the Company's earnings and profits for purposes of determining whether a Distribution is a dividend. This may increase the portion of the Company's Distribution treated as a dividend and taxed as ordinary income to Stockholders. Moreover, the application of the principles of Section 704(c) of the Code in tiered partnership arrangements is not entirely clear. Accordingly, the Service may assert that a different allocation method than the one selected by the Operating Partnership should be used to eliminate any such book-tax differences.

37916: 37917:

    With respect to any Property purchased by any of the Partnerships subsequent to the formation of the Company, such Property will initially have a tax basis equal to its fair market value and Section 704(c) of the Code will not apply.

37918: 37919:

    Depreciation Deductions Available to the Operating Partnership. For federal income tax purposes, depreciation deductions will be computed using the straight-line method. Buildings, structural components and improvements thereto generally will be depreciated over 40 years. Certain improvements to land are depreciated over 15 years.

37920: 37921:

    Depreciation deductions with respect to Properties transferred to the Operating Partnership in exchange for LP Common Units must be calculated using the transferor's basis, recovery period and method of depreciation. Property acquired by a transferor prior to May 13, 1993, may be subject to depreciation using different methods and recovery periods. The effect of this rule is to continue the historical basis, placed in service dates and depreciation methods with respect to Property contributed to a partnership. In general, this will result in the Operating Partnership and the Property Partnerships claiming less depreciation than if the contributed Properties were purchased in a taxable transaction. Generally, the burden of lower depreciation deductions will fall first on the contributing partner, but may also reduce the depreciation allocated to the other partners.

37922: 37923:

    Gain on the sale or other disposition of depreciable property is characterized as ordinary income rather than as capital gain to the extent of any applicable depreciation recapture. Buildings and improvements depreciated using the straight-line method of depreciation generally are not subject to depreciation recapture unless held for less than one year. However, individuals, trusts and estates who hold Shares either directly or through one or more pass through entities may be subject to tax on long-term capital gain recognized on the disposition of such assets at a rate of 25%, rather than at the 20% rate normally applicable to capital gains of such Stockholders, to the extent that such assets have been depreciated. See "--Taxation of Stockholders" in this Section for a description of the tax consequences of distributions to Stockholders.

37924: 37925:

    Other Deductible Expenses of the Operating Partnership. Certain expenses incurred in the conduct of the Operating Partnership's activities may not be deductible in the year paid. To the extent that this occurs, the taxable income of the Operating Partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring Properties must generally be recovered through depreciation deductions over a number of years. The following are examples of other types of material expenses which may not be deductible in the year paid. To the extent that the Operating Partnership incurs expenses for prepaid interest in connection with a loan, such interest will be deducted in the year to which it relates rather than in the year in which it was paid. To the extent the Operating Partnership incurs other loan fees, such fees generally will have to be amortized over the term of the loan rather than deducted in the year paid. To the extent that the Operating Partnership prepays management fees, such fees generally

37926:

37927:
37928:
37929:
37930:

37931: 37932:

37933: 37934:

will be deductible in the year services are provided rather than in the year the payments are made.

37935: 37936:

    Tax Consequences of Distributions. A partner will recognize gain on distributions from the Operating Partnership only to the extent that the amount of any cash or marketable securities distributed to the partner exceeds the partner's adjusted basis in his or her Units. For this purpose, a reduction in the liabilities of the Operating Partnership allocated to such Unit holder for federal income tax purposes is treated as a deemed distribution of cash on which gain or loss may be recognized. See "--Income Taxation of the Partnerships and Their Partners--Determination of Initial Basis and Adjusted Basis in Units" in this Section for a discussion of the calculation of adjusted basis.

37937: 37938:

    In general, no gain is recognized on the distribution of property other than money or marketable securities to a partner. In the case of a distribution other than in complete liquidation of the partner's interest in the Operating Partnership, the partner's adjusted basis in such property is equal to the lesser of the Operating Partnership's adjusted basis in such property immediately before the distribution and the partner's adjusted basis in his or her Units, reduced by the amount of any money or marketable securities distributed to the partner. In the case of a distribution in complete liquidation of a partner's Units, the partner's aggregate adjusted basis in such property or properties distributed is equal to the partner's adjusted basis in his or her Units, reduced by the amount of any money or marketable securities distributed to such partner.

37939: 37940:

    A partner will not recognize loss as the result of a distribution except on the complete liquidation of his or her Units in which the partner receives only money, unrealized receivables and/or inventory, and then only to the extent the money and the adjusted basis of the property received exceed the partner's adjusted basis in his or her Units immediately before the distribution. See "--Income Taxation of the Partnerships and Their Partners--Determination of Initial Basis and Adjusted Basis in Units" in this Section for an explanation of the calculation of a partner's adjusted basis in his or her Units.

37941: 37942:

    Any gain or loss recognized as the result of a distribution to a partner will generally be capital gain or loss, but may be recharacterized as ordinary gain or loss to the extent that the Operating Partnership holds "unrealized receivables" or inventory. "Unrealized receivables" include rights to payment for services rendered or to be rendered (to the extent not previously included in the income of the Operating Partnership), as well as amounts that would be subject to recapture if the Operating Partnership had sold its assets at their fair market value at the time of a transfer of the Unit, such as unrecaptured prior depreciation deductions. See "--Income Taxation of the Partnerships and Their Partners--Depreciation Deductions Available to the Operating Partnership" in this Section for an explanation of depreciation recapture.

37943: 37944:

    Tax Consequences of Dispositions of Units Generally. If a Unit is sold or disposed of in a manner that is treated as a sale for federal income tax purposes, the holder of the Unit will generally recognize gain or loss based on the difference between the amount realized for tax purposes and the holder's adjusted basis in such Unit. See "--Income Taxation of the Partnerships and Their Partners--Determination of Initial Basis and Adjusted Basis in Units" in this Section for a description of the calculation of adjusted basis. The amount realized will be equal to the sum of the cash and the fair market value of other property received plus the amount of any liabilities of the Operating Partnership which are allocated to the Unit holder for federal income tax purposes. It is possible that the amount of gain recognized or the tax imposed on the disposition could exceed the amount of cash and/or value of any property received upon such disposition.

37945: 37946:

    In general, gain recognized on the sale or other taxable disposition of a Unit will be treated as gain from the sale or disposition of a capital asset and taxed as capital gain. To the extent that the amount realized on the sale or disposition is attributable to the Unit holder's share of substantially appreciated inventory or unrealized receivables of the Operating Partnership, such portion may be recharacterized as ordinary income.

37947:

37948:
37949:
37950:
37951:

37952:

37953: 37954:

    Tax Consequences of Exercise of Conversion Right. Subject to certain restrictions, the Operating Partnership gives holders of LP Common Units the right to convert their Units into Shares of the Company under certain circumstances, subject to the Company's right to elect (except in certain limited circumstances) to acquire such Units for cash rather than for Shares. See "Operating Partnership Agreement-- Limited Partner Conversion Rights" for a further explanation of such rights. The conversion of LP Common Units into Shares is treated as a taxable sale of the Units to the Company on which gain or loss is recognized by the LP Common Unit holder. The Company's adjusted basis in its Units will be increased by the amount of cash and the Market Price of the Shares used to acquire the Units, and will be adjusted to reflect changes in the liabilities of the Operating Partnership allocated to the Company for federal income tax purposes. See "--Income Taxation of the Partnerships and Their Partners--Determination of Initial Basis and Adjusted Basis in Units" in this Section for a discussion of how allocations of partnership liabilities affect a partner's adjusted basis in such partner's Units.

37955: 37956:

    Tax Consequences of Exercise of Redemption Right. Subject to certain restrictions, the Operating Partnership Agreement gives holders of LP Common Units the right to demand that their Units be redeemed by the Operating Partnership. Upon exercise of this right, the Company has the option of acquiring the LP Common Units to be redeemed either for Shares or for cash in lieu of having the Operating Partnership redeem such LP Common Units. See "Operating Partnership Agreement--Limited Partner Redemption Rights" for a fuller explanation of such rights.

37957: 37958:

    Exercise of the redemption right is a taxable transaction in which gain or loss is recognized by the LP Common Unit holder. No gain or loss will be recognized by the Operating Partnership (or by the Company in the event the Company exercises its right to acquire the Units for cash or for Shares). If the Company acquires the Units for cash or for Shares, its adjusted basis in its Units will be increased by the amount of cash and the Market Price of the Shares used to acquire the Units, and will be adjusted to reflect changes in the liabilities of the Operating Partnership allocated to the Company for federal income tax purposes. See "--Income Taxation of the Partnerships and Their Partners--Determination of Initial Basis and Adjusted Basis in Units" in this Section for a discussion of how allocations of partnership liabilities affect a partner's adjusted basis in such partner's Units.

37959: 37960:

    A redemption of Units by the Operating Partnership using funds contributed by the Company may be recharacterized by the Service as a sale of such Units to the Company with the tax consequences to the Company described in the preceding paragraph. In the event the transaction is not recharacterized by the Service as a sale of the Units to the Company, or in the event that the Operating Partnership redeems the LP Common Units for cash that is not contributed by the Company to the Operating Partnership for such purpose, the original transfer of a Property to the Partnership in exchange for the Units to be redeemed may be recharacterized as a disguised sale of such Property. The LP Common Unit holder would not be entitled to recognize loss on the transaction unless there was a complete redemption of all the holder's Units and the holder did not receive any property in the disposition other than cash, unrealized receivables or inventory. The amount and character of any gain or loss recognized on the redemption of the holder's LP Common Units are discussed under "--Income Taxation of the Partnerships and Their Partners--Tax Consequences of Dispositions of Units Generally" in this Section.

37961: 37962:

    If the Company contributes cash to enable the Operating Partnership to redeem the LP Common Units, the transaction may be recharacterized by the Service as a sale of such Units to the Company. If the transaction is not recharacterized as a sale of the LP Common Units, the tax consequences would be as described in the preceding paragraph. If the transaction is recharacterized by the Service as a sale of the LP Common Units to the Company, the tax consequences would be as described under "--Income Taxation of the Partnerships and Their Partners--Tax Consequences of Exercise of Conversion Right" in this Section. Recharacterization of the contribution of the Property in this manner could have a number of tax consequences for the Operating Partnership and for the Company and its Stockholders. First, items of income, gain, loss and deduction might have to be reallocated among the partners, including the Company, for federal income tax purposes. Second, the Operating Partnership's adjusted basis in the Property would have to be recalculated which could have

37963:

37964:
37965:

37966:

37967: 37968:

the effect of either increasing or decreasing the Operating Partnership's depreciation deductions with respect to the Property. Third, the transaction could be subject to the installment sale and original discount rules which could affect the amount and timing of the Company's deductions.

37969: 37970:

    Tax Consequences of Termination of the Operating Partnership. The Operating Partnership will be considered as having terminated for federal income tax purposes if either (i) no part of any business of the Operating Partnership continues to be carried on, or (ii) within a 12 month period there is a sale or exchange of Units representing 50 percent or more of the total ownership in the Operating Partnership. The Operating Partnership would be considered as having terminated solely for tax purposes and termination would not result in an actual liquidation of the Operating Partnership or dissolution of the Operating Partnership for state law purposes.

37971: 37972:

    The termination of the Operating Partnership will cause its taxable year to close. This may result in a bunching of income if the Operating Partnership's taxable year is different from that of its partners. Both the Operating Partnership and the Company intend to use the calendar year as its taxable year.

37973: 37974:

    Additional tax consequences may result if the termination of the Operating Partnership does not incur in connection with its liquidation. The Operating Partnership would be deemed to have distributed its Properties to its partners and immediately thereafter the partners would be deemed to have contributed the assets to a new partnership. See "--Income Taxation of the Partnerships and Their Partners-- Contributions of Property" and "--Tax Consequences of Distributions" in this Section for a discussion of the potential tax consequences of contributions and distributions . Because no actual cash would be distributed as a result of the termination, the tax on any gain recognized by the Company and the other Unit holders would have to be paid out of funds from other sources. The deemed distribution and recontribution resulting from a termination of the Operating Partnership may also impact the capital accounts of the partners, the adjusted basis of the Properties, and the adjusted basis of the partners' Units, all of which could result in further tax consequences following the termination.

37975: 37976:

    It is unlikely that the Operating Partnership would terminate as a result of a sale or exchange of Units representing 50 percent or more of the total ownership in the Operating Partnership. Provisions in the Operating Partnership Agreement specifically prohibit transfers of Units and any exercise of redemption or conversion rights that would cause a termination of the Operating Partnership.

37977: 37978:

    Tax Consequences of the Liquidation of the Operating Partnership. For a discussion of the tax consequences of liquidating distributions to partners in the Operating Partnership, see "--Income Taxation of the Partnerships and Their Partners--Tax Consequences of Distributions" in this Section.

37979: 37980:

Taxation Of Stockholders

37981: 37982:

    Taxation of Taxable Domestic Stockholders. As long as the Company qualifies as a REIT, Distributions paid to the Company's taxable domestic Stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or retained capital gains) will be ordinary dividend income to the Stockholder. Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the Stockholder, reducing the Stockholder's tax basis in its Equity Stock by the amount of such Distribution. The adjustment to tax basis will result in increased gain or a reduced loss on sales of the Stockholder's Equity Stock. Because earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each Distribution will constitute a tax-deferred return of capital. Distributions in excess of the Stockholder's tax basis are taxable as capital gains.

37983: 37984:

    Dividend income is characterized as "portfolio" income under the passive loss rules and cannot be offset by a Stockholder's current or suspended passive losses. Corporate Stockholders cannot claim the dividends received deduction for such dividends as long as the Company qualifies as a REIT. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain fo r

37985: 37986:

37987: 37988:

the taxable year). However, corporate Stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Although Stockholders generally recognize taxable income in the year that a Distribution is received, any Distribution declared by the Company in October, November or December of any year and payable to a Stockholder of record on a specific date in any such month shall be treated as both paid by the Company and received by the Stockholder on December 31 of the year it was declared if paid by the Company during January of the following calendar year. Because the Company is not a pass-through entity for tax purposes, Stockholders may not use any operating or capital losses, or foreign tax credits, of the Company to reduce their tax liabilities.

37989: 37990:

    In addition, taxable Distributions from the Company will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of Shares (or Distributions treated as such), however, will be treated as investment income only if the Stockholder so elects, in which case such capital gains will be taxed at ordinary income rates.

37991: 37992:

    Distributions made by the Company that are properly designated by the Company as capital gain dividends will be taxable to U.S. Stockholders as long-term capital gain for the taxable year (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the U.S. Stockholders has held its Shares or other Equity Stock. U.S. Stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

37993: 37994:

    The Company may elect to designate amounts retained as long-term capital gain income. As discussed above, the Company would be taxed at regular corporate capital gains tax rates on such amounts. See "--Taxation of the Company--Annual Distribution Requirements (the "Distribution Test")" in this Section. In that case, each Stockholder would include in income as long-term capital gain their proportionate share of the Company's long-term capital gain and would increase the adjusted basis in its Shares by the amount of the allocable long-term capital gains retained by the Company and would also receive a credit for a proportionate share of the tax paid by the Company. Each Stockholder would increase the adjusted basis in the Equity Stock owned by the Stockholder by the amount of the allocable long-term capital gain.

37995: 37996:

    In general, the sale of Equity Stock held for more than 12 months will produce long-term capital gain or loss, while all other sales will produce short-term gain or loss, in each case with the gain or loss equal to the difference between the amount of cash received from the sale and the Stockholder's adjusted tax basis in the Equity Stock sold. Sales of Equity Stock held directly or indirectly through one or more partnerships, S corporations, or other pass through entities, by individuals, estates or trusts for more than 12 months, may qualify for the 20% reduced capital gains rate. However, any loss from a sale or exchange of Equity Stock by a Stockholder who has held such Equity Stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of any Distributions from the Company that the Stockholder treated as long-term capital gain. In addition, Distributions to Stockholders in excess of earnings and profits that reduce a Stockholder's basis will increase the gain or reduce the loss recognized upon the sale of the Equity Stock. Distributions received by Stockholders upon the complete liquidation of the Company are treated as received from the sale of their Equity Stock and will generally result in the tax consequences described in the preceding paragraph.

37997: 37998:

    Capital Gains and Losses. A capital asset generally must be held for more than one year in order for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 39.6% (as of January 1, 1999). The maximum tax rate on net capital gains applicable to noncorporate taxpayers is 20% (as of January 1, 1999) for sales and exchanges of assets held for more than 12 months. The maximum tax rate applicable to noncorporate taxpayers on long-term capital gain from the sale of "Section 1250 property" (depreciable real property) is 25% (as of January 1, 1999) to the extent such gain would have been treated as ordinary income if the property were "Section 1245 property." With respect to Distributions designated by the Company as capital gain

37999:

38000:
38001:
38002:

38003:

38004: 38005:

dividends and deemed distributions of retained capital gains, the Company may designate (subject to certain limits) whether such a Distribution is taxable to Stockholders at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for individuals may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against an individual's ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

38006: 38007:

    Termination of REIT Status. If the Company fails to qualify as a REIT in any taxable year and the relief provisions are not available or cannot be met, the Company will not be able to deduct its dividends and will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, thereby reducing cash available for Distributions. Unless entitled to relief under specific statutory provisions, the Company will not be eligible to elect REIT status for the four taxable years following the year during which qualification was lost. The loss of REIT status may also affect the character of Distributions received by the Stockholders because the Company will no longer be able to designate a portion of its Distributions as capital gain Distributions or be able to make deemed Distributions of its capital gain income. As a result, all Distributions to Stockholders will be treated as dividends and taxed as ordinary income to the extent that the Company has current or accumulated earnings and profits, and Stockholders will no longer be entitled to claim a credit for taxes paid by the Company on corporate capital gains deemed distributed to the Stockholders.

38008: 38009:

    Backup Withholding. The Company will report to its domestic Stockholders and to the Service the amount of dividends paid during each calendar year, and the amount (if any) of tax it withheld. A Stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such Stockholder: (a) is a corporation or comes within other exempt categories; or (b) provides a taxpayer identification number, certifies as to no loss of exemption, and otherwise complies with applicable requirements. A Stockholder that does not provide the Company with its correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid as backup withholding can be credited against the Stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions made to any Stockholders who fail to certify their non-foreign status to the Company. See "--Taxation of Stockholders--Taxation of Foreign Stockholders" in this Section.

38010: 38011:

    Taxation of Tax-Exempt Stockholders. Distributions by the Company to a Stockholder that is a Tax-Exempt Entity should not constitute UBTI unless the Tax-Exempt Entity borrows funds to acquire its Shares (or otherwise incurs acquisition indebtedness within the meaning of the Code with respect to its acquisition of the Equity Stock), or the Shares are otherwise used in an unrelated trade or business of the Tax-Exempt Entity. However, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal service plans that are exempt from taxation under paragraphs (7), (9), (17) and (20), respectively, of Code Section 501(c), and organizations described in Section 501(c)(2) of the Code that support such organizations, are subject to different UBTI rules, which generally will require them to characterize Distributions from the Company as UBTI.

38012: 38013:

    Notwithstanding the foregoing, if the Company constitutes a "Pension-Held REIT," qualified plans exempt from tax under Section 401(a) of the Code ("Qualified Plans") that hold 10% or more of the Equity Stock (by value) could recognize UBTI. The Company will constitute a Pension-Held REIT if either: (i) at least one Qualified Plan holds more than 25% (by value) of the Equity Stock; or (ii) one or more Qualified Plans (each of which owns more than 10% by value of the Equity Stock) hold an aggregate of more than 50% (by value) of the Equity Stock. If the Company were a Pension-Held REIT, then a portion of the dividends received by any Qualified Plan that holds 10% or more of the Shares will

38014:

38015:
38016:
38017:
38018:
38019:

38020:

38021: 38022:

constitute UBTI based on the ratio that the Company's gross income (less allowable deductions) which would be considered UBTI if the REIT were a Qualified Plan bears to the Company's total gross income (less certain allowable deductions). The Ownership Limit contained in the Articles provides that no Stockholder, whether a Qualified Plan or otherwise, is permitted to own more than 9.8% (by number or by value) of the Shares without requesting and obtaining prior Board approval. The Ownership Limit should prevent the Company from unintentionally becoming a Pension-Held REIT; however, there can be no assurance that the Company will not be a Pension-Held REIT. The Company represents that the Board of Directors will not consent to allow anyone to acquire more than 9.8% of the Shares if doing so would cause the Company to be a Pension-Held REIT.

38023: 38024:

    In connection with the offering of the Shares pursuant to this Prospectus, Counsel has given its Opinion, based on the assumptions and representations made in this Section and throughout this Prospectus, and on various representations made by the Company and the Advisor to Counsel as to certain factual matters, that, as of the date of this Prospectus, Distributions to a Stockholder which is a Tax-Exempt Entity (other than certain Tax-Exempt Entities described in paragraphs (7), (9), (17), and (20) of Code Section 501(c) and organizations described in Section 501(c)(2) of the Code that support such organizations) will not constitute UBTI under current law, unless: (a) such Stockholder has financed the acquisition of its Shares with "acquisition indebtedness" (within the meaning of the Code); or (b) a Qualified Trust owns more than 10% of the Equity Stock and the Company is a Pension-Held REIT. The Opinion is subject to certain limitations and qualifications. See "Risk Factors--Tax Risks--Risks Regarding REIT Qualification and Consequences of Failure to So Qualify" and "--Limitations on Opinion of Counsel"; and "--Opinion of Tax Counsel" in this Section.

38025: 38026:

    Taxation of Foreign Stockholders. The following discussion is intended only as a summary of the rules governing income taxation of non-resident alien individuals, foreign corporations, foreign partnerships, and foreign trusts and estates (collectively, "Foreign Stockholders").

38027: 38028:

Prospective Foreign Stockholders should consult their own tax advisors to determine the impact of United States, state and local income tax laws on an investment in the Company, including any reporting requirements, as well as the tax consequences in other countries in which they are subject to tax.

38029: 38030:

    In general, Foreign Stockholders will be subject to regular U.S. income tax with respect to their investment in the Company if the investment is "effectively connected" with the conduct of a trade or business in the United States. A corporate Foreign Stockholder that receives income that is treated as effectively connected with a U.S. trade or business may also be subject to the "branch profits tax" under Section 884 of the Code. The following discussion applies to Foreign Stockholders whose investment in the Company is not considered "effectively connected."

38031: 38032:

    Generally, any Distribution that constitutes ordinary income for tax purposes will be subject to a U.S. tax equal to the lesser of 30% of the dividend or the rate in an applicable tax treaty, which tax will be withheld by the Company. A distribution in excess of the Company's earnings and profits is treated first as a return of capital that will reduce a Foreign Stockholder's basis in its Shares (but not below zero) and then as gain from the disposition of such Shares, subject to the rules discussed below for dispositions.

38033: 38034:

    Distributions by the Company that are attributable to gain from the sale or exchange of a United States real property interest (a "USRPI") are taxed to a Foreign Stockholder as if the Distributions were gains "effectively connected" with a United States trade or business. Accordingly, a Foreign Stockholder will be taxed at the capital gain rates applicable to a U.S. Stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). In addition, such Distributions may also be subject to branch profits tax when made to a corporate Foreign Stockholder that is not entitled to treaty exemptions.

38035:

38036:
38037:
38038:
38039:

38040:

38041: 38042:

    Although tax treaties may reduce the Company's withholding obligations, the Company will generally be required to withhold from dividends to Foreign Stockholders, and remit to the Service, 35% of designated capital gain dividends and 30% of ordinary dividends paid out of earnings and profits. The Company expects to withhold U.S. income tax at such rates unless (i) a lower treaty rate applies and any required form evidencing eligibility for the reduced rate is filed with the Company; (ii) the Foreign Stockholder files an IRS Form 4224 with the Company claiming that the Distribution is effectively connected income; or (iii) another exception applies and any required form evidencing eligibility for the exception is filed with the Company. Solely for purposes of calculating the applicable withholding tax rate, the Company will be deemed to have designated the largest portion of a distribution that could be designated as a capital gain dividend under the Code, regardless of the amount actually designated by the Company. Thus, the 35% withholding rate may apply to a portion of ordinary dividends in some cases. In addition, if the Company designates prior dividends as capital gain dividends, subsequent dividends, up to the amount of such prior dividends, will be treated as capital gain dividends for purposes of withholding. If the amount of tax withheld by the Company with respect to a distribution to a Foreign Stockholder exceeds its U.S. tax liability with respect to such distribution, the Foreign Stockholder may file for a refund of such excess from the Service. The 35% withholding tax rate on capital gain dividends currently corresponds to the maximum income tax rate applicable to corporations, but is higher than the 28% maximum rate on capital gains of individuals.

38043: 38044:

    Unless the Shares constitute a USRPI under Section 897 of the Code, a sale of Shares by a Foreign Stockholder generally will not be subject to U.S. income taxation. The Shares will not constitute a USRPI if the Company is a "Domestically Controlled REIT." A Domestically Controlled REIT is a REIT in which at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by Foreign Stockholders. It is currently anticipated that the Company will be a Domestically Controlled REIT, and therefore that the sale of Shares will not be subject to such taxation. However, because the Shares may be (but are not guaranteed to be) publicly traded, no assurance can be given that the Company will continue to be a Domestically Controlled REIT. Notwithstanding the foregoing, capital gain which is not subject to U.S. income taxation under these rules will be taxable to a Foreign Stockholder if the Foreign Stockholder is a non-resident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains. If the Company does not constitute a Domestically Controlled REIT, whether a Foreign Stockholder's sale of his or her Shares would be subject to tax as a sale of a U.S. real property interest would depend on whether the Shares were "regularly traded" on an established securities market and on the size of the selling Stockholder's interest in the Company. If the gain on the sale of Shares was subject to taxation under these rules, the Foreign Stockholder would be subject to the same treatment as a U.S. Stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). In addition, Distributions that are treated as gain from the disposition of Shares and are subject to tax under Section 897 of the Code may also be subject to a 30% branch profits tax when made to a corporate Foreign Stockholder that is not entitled to treaty exemptions. In the case of a sale of Shares by a Foreign Stockholder (or a Distribution treated as a sale), the purchaser will not be required to withhold on the purchase price if the purchased Shares are "regularly traded" on an established securities market or if the Company is a Domestically Controlled REIT. Otherwise, the purchaser of the Shares may be required to withhold 10% of the purchase price and remit this amount to the Service.

38045: 38046:

    If the proceeds of a disposition of Shares are paid by or through a U.S. office of a broker-dealer, the payment is subject to information reporting and to backup withholding unless the disposing Foreign Stockholder certifies as to his name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a non-U.S. office of a non-U.S. broker-dealer. U.S. information reporting requirements (but not backup withholding) will apply, however, to a payment of disposition proceeds outside the U.S. if (i) the payment is made through an office outside the U.S. of a broker-dealer that is either (a) a U.S. person, (b) a foreign person that derives 50% or more of its gross income

38047:

38048:
38049:
38050:

38051:

38052: 38053:

for certain periods from the conduct of a trade or business in the U.S. or (c) a "controlled foreign corporation" for U.S. federal income tax purposes, and (ii) the broker-dealer fails to initiate documentary evidence that the Stockholder is a Foreign Stockholder and that certain conditions are met or that the Foreign Stockholder otherwise is entitled to an exemption.

38054: 38055:

Other Tax Considerations

38056: 38057:

    Company's Purchase of Properties with Shares. If the Company acquires Properties with Equity Stock, the Company will not have any gain or loss on the issuance of its Equity Stock in exchange for such Properties, regardless of the tax consequences for the seller. If the transaction is structured as a tax-free transaction for the seller, such as a merger, the Company will take a carry-over basis for tax purposes in the Property. Such a carry-over basis will produce a lower basis for purposes of depreciation then would arise if the Company acquired the Property in a taxable transaction, in which event, the Company's basis in the acquired Property would be the same as if the Property was purchased outright. This lower basis will result in lower depreciation deductions on an annual basis which, all things equal, will increase the Company's income, and, therefore, increase the amount of Distributions the Company must pay in order to maintain its status as a REIT as compared to the effects on income and Distributions had the Property been acquired in a taxable transaction. In addition, if the Company acquires the Property in a tax-free transaction, the built-in gain on the asset will be subject to tax at the highest effective corporate rates if the Company sells such asset during the 10-year Recognition Period. See "--Taxation of the Company-- Overview" in this Section. The Company represents that it will acquire only those Properties which it intends to hold for more than 10 years.

38058: 38059:

    Distribution Reinvestment Program. Stockholders who purchase Shares in the Offering and participate in the Distribution Reinvestment Program will recognize taxable dividend income on the amount they would have received as Distributions had they not elected to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from the Company to the participating Stockholders and will retain the character and tax effects applicable to all dividends. In addition, the discount applicable to purchases under the DRP (and discounted purchases of Equity Stock under other programs operated by the Company) may constitute additional taxable income to the purchaser. See "--Taxation of Stockholders" in this Section. Shares received under the DRP will have a holding period beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed Distribution.

38060: 38061:

    State and Local Taxes. The Company and its Stockholders may be subject to state or local taxation in various jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its Stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective Stockholders should consult their own tax advisors regarding the effect of state and local tax laws on a investment in the Shares.

38062: 38063:

    Legislative Developments. On February 2, 1998, President Clinton introduced his Fiscal Year 1999 Budget Proposals. Those budget proposals contained a number of provisions which, if enacted, would affect the federal income tax treatment of REITs.

38064: 38065:

    First, the budget proposals provided for a freeze on the grandfathered status of "stapled" or "paired share" REITs. This proposal was enacted as part of the Internal Revenue Service Restructuring and Reform Act of 1998. The Company will not have stapled or paired shares and therefore will not be affected by this provision.

38066: 38067:

    Second, the budget proposals would amend the 25% Asset Test to prohibit a REIT from holding stock possessing more than 10% of the voting power or value of all classes of stock of a corporation. This proposal was not enacted but could be reproposed in future legislation.

38068:

38069:
38070:

38071:

38072: 38073:

    Third, the budget proposals included a provision that would impose an additional requirement for REIT qualification. The provision would specify that no person may own stock of a REIT possessing more than 50% of the total combined voting power of all classes of voting stock, or more than 50% of the total value of shares of all classes of stock. Certain attribution rules would be applied to determine a person's stock ownership. This proposal was not enacted but could be reproposed in future legislation. The restrictions on share ownership described above should prevent the Company from violating this requirement, if it should be enacted in the future. See "--Taxation of the Company--Share Ownership Tests" in this Section. However, there can be no assurance that these restrictions would permit the Company to satisfy this requirement. In the event that this provision is enacted in the future and the Company failed to satisfy its requirements, the Company would not qualify as a REIT. See "--Taxation of the Company-- Failure to Qualify" in this Section.

38074: 38075:

[THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

38076:

38077:
38078:
38079:
38080:
38081:
38082:
38083:
38084:
38085:
38086:
38087:
38088:
38089:
38090:
38091:
38092:
38093:
38094:
38095:
38096:
38097:
38098:
38099:
38100:
38101:
38102:
38103:
38104:
38105:
38106:
38107:
38108:
38109:
38110:
38111:
38112:
38113:
38114:
38115:

38116:

38117:

38118:

ERISA CONSIDERATIONS

38119: 38120:

    The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of ERISA and of Section 4975 of the Code that may be relevant to a prospective purchaser of the Shares. This discussion does not deal with all aspects of ERISA or Section 4975 of the Code or, to the extent not preempted, state law that may be relevant to particular employee benefit plan Stockholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Code, and governmental plans and church plans that are exempt from ERISA and Section 4975 of the Code but that may be subject to state law requirements) in light of their particular circumstances.

38121: 38122:

    A fiduciary making the decision to invest in shares on behalf of a prospective purchaser which is an ERISA Plan, a Tax-Qualified Retirement Plan, an IRA or other Employee Benefit Plan is advised to consult its own legal advisor regarding the specific considerations arising under ERISA, Section 4975 of the Code, and (to the extent not pre-empted) state law with respect to the purchase, ownership, or sale of Shares by such Plan or IRA. Plans should also consider the entire discussion under the preceding section entitled "Federal Income Tax Considerations," as material contained therein is relevant to any decision by a Plan to purchase the Shares.

38123: 38124:

    In considering whether to invest a portion of the assets of a pension, profit-sharing, retirement, IRA or other employee benefit plan ("Plan") in Shares, fiduciaries of the Plan should consider, among other things, whether the investment: (i) will be in accordance with the governing documents of the Plan and is authorized and consistent with their fiduciary responsibilities under ERISA; (ii) will allow the Plan to satisfy the diversification requirements of ERISA, if applicable; (iii) will result in UBTI to the Plan (see "Federal Income Tax Considerations--Taxation of Stockholders--Taxation of Tax-Exempt Stockholders"); (iv) will be sufficiently liquid; and (v) is prudent and in the best interests of the Plan, its participants and beneficiaries under ERISA standards.

38125: 38126:

    The fiduciary of an IRA, or of an employee benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees (a "Non-ERISA Plan"), should consider that such an IRA or Non-ERISA Plan may only make investments that are authorized by the appropriate governing documents, not prohibited under Section 4975 of the Code and permitted under applicable state law.

38127: 38128:

    In addition to imposing general fiduciary standards of investment prudence and diversification, ERISA and the corresponding provisions of the Code prohibit a wide range of transactions involving the assets of the Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA, "disqualified persons" within the meaning of the Code).

38129: 38130:

    A Prohibited Transaction may occur if the assets of the Company are deemed to be assets of a Plan (I.E., the "look-through rule") which invests in Shares and thereafter a "party in interest" or a "disqualified person" deals with the assets in a manner not permitted under ERISA or the Code. Under such circumstances, any person that exercises authority or control with respect to the management or disposition of Plan assets is a Plan fiduciary and, therefore, is a "party in interest" and a "disqualified person" capable of participating in a Prohibited Transaction with the Plan. Thus, the action of an employee of the Company in dealing with the assets of the Company can, under certain circumstances, cause a Plan which invests in the Shares to be a participant in a Prohibited Transaction. While "Plan assets" are not defined in ERISA or the Code, the United States Department of Labor ("DOL") has issued regulations (the "DOL Regulations") that provide guidance on the circumstances under which a Plan's investment in Shares will be subject to the "look-through rule" and thus turn the Company's assets into Plan assets. The DOL Regulations provide an exception to the "look-through rule" for a Plan which invests in a "publicly-offered security." This exception would apply to the Shares, if they are part of a class of securities that is "widely- held," "freely-transferable," and either registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement

38131:

38132:
38133:

38134:

38135: 38136:

under the Act, provided the class of securities of which the security is a part are registered under the Exchange Act within 120 days or such longer period as is allowed by the SEC after the end of the fiscal year of the issuer during which the offering occurred. The Shares are being sold in an offering registered under the Act and the Company represents that the class of securities of which the Shares are a part will be registered under the Exchange Act within applicable time limits.

38137: 38138:

    The DOL Regulations indicate that a security is "widely-held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely-held" because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the issuer's control. The Company represents that the Shares will be held by over 100 independent investors upon conclusion of the Offering and, therefore should be considered "widely-held."

38139: 38140:

    The DOL Regulations further provide that whether a security is "freely-transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations state that generally, when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this Offering, certain restrictions ordinarily will not, alone or in combination, affect the determination of the finding that such securities are "freely-transferable." The DOL Regulations indicate that a restriction or prohibition against a transfer or assignment which would result in a termination or reclassification of an entity for federal or state income tax purposes will not affect the determination of whether securities are "freely transferable." The Company believes that the Ownership Limits imposed under the Articles on the transfer of the Shares are designed to prevent violations of the Five or Fewer Requirement (which would cause a termination of REIT status for tax purposes) or are otherwise permitted under the DOL Regulations and, therefore, will not cause the Shares to not be "freely-transferable."

38141: 38142:

    The DOL Regulations are interpretive in nature and, therefore, no assurance can be given that the DOL and the United States Department of the Treasury will not conclude that the Shares are not "freely-transferable," or not "widely-held". However, the Company believes that the Shares will be "publicly offered securities" for purposes of the DOL Regulations and that (i) the assets of the Company will not be deemed to be "plan assets" of any Plan that invests in the Shares and (ii) any person who exercises authority or control with respect to the Company's assets should not be treated as a Plan fiduciary of any Plan that invests in the Shares, for purposes of the prohibited transaction rules of ERISA and Section 4975 of the Code.

38143: 38144:

    See "Risk Factors--ERISA Risks--Annual Statement of Value is an Estimate" for an explanation of the annual statement of value to be provided by the Company to Stockholders subject to ERISA.

38145: 38146:

PLAN OF DISTRIBUTION

38147: 38148:

General

38149: 38150:

    Of the 56,000,000 Shares offered by this Prospectus, except for certain Special Sales, the Company is offering 50,000,000 Shares through the Dealer Manager to the public on a best efforts basis at a purchase price of $10 per Share with a minimum initial investment of $3,000 ($1,000 in the case of Tax-Exempt Entities, except for Iowa where the minimum investment for IRAs will be $3,000 and for Minnesota where the minimum investment for IRAs and qualified plan accounts will be $2,000); 4,000,000 Shares at a purchase price of $9.50 per Share are being offered for issuance through the Distribution Reinvestment Program; 2,000,000 Soliciting Dealer Warrants to purchase 2,000,000 Shares and the 2,000,000 Shares underlying the Soliciting Dealer Warrants are also being offered. See "Description of Securities--Soliciting Dealer Warrants." A "best efforts" offering means that neither the Dealer Manager nor the Soliciting Dealers are under any obligation to purchase any of the Shares being offered and, therefore no specified number of Shares are guaranteed to be sold and no specified amount of money is guaranteed to be raised from the Offering. The Offering will commence as of the date of this Prospectus and if the Minimum Offering is sold and if this Offering continues thereafter,

38151: 38152:

38153:

38154: 38155:

the Offering will terminate on or before February 11, 2000, unless the Company elects to extend it to a date no later than February 11, 2001, in states that permit such extension. The Company reserves the right to terminate the Offering at any time.

38156: 38157:

    See "Compensation Table--Nonsubordinated Payments--For and in Connection With the Offering" and "--Volume Discounts" and "--Other Discounts" in this Section for an explanation of certain permitted sales of Shares for less than $10 per Share.

38158: 38159:

    See "Management--Inland Securities Corporation" for a description of the past activities of the Dealer Manager and of its key personnel.

38160: 38161:

Escrow Conditions

38162: 38163:

    Subscription proceeds for qualified subscriptions will be deposited in a segregated escrow account with the LaSalle National Bank, N.A., 120 South LaSalle Street, Chicago, Illinois (the "Escrow Agent"), and will be held in trust for the benefit of the subscribers pending release to the Company, and will not be commingled. None of the Shares offered by this Prospectus will be sold by the Company, no commissions or fees will be paid by it for any such sales, and the initial admission of investors as Stockholders will not take place unless paid subscriptions have been received and accepted for at least 200,000 Shares or $2,000,000 (the "Minimum Offering") within six months from the initial date of this Prospectus. If subscriptions for at least the Minimum Offering have not been received, accepted, and paid for within six months from the initial date of this Prospectus, all funds received will be promptly refunded in full, together with their pro rata share of any interest earned thereon. If such refund is made, IREIC will pay any escrow fees.

38164: 38165:

    The Escrow Agreement among the Company, the Dealer Manager, and the Escrow Agent provides that escrowed funds will be invested by the Escrow Agent in an interest-bearing account with the power of investment in short-term, highly liquid securities issued or guaranteed by the U.S. Government or other investments permitted under Rule 15c2-4 of the Securities Exchange Act of 1934, as amended, or upon receipt of subscription proceeds for at least 200,000 Shares, in other short-term, highly liquid investments with appropriate safety of principal. After the Minimum Offering has been raised, subscription proceeds are expected to be released to the Company as subscriptions are accepted. All subscriptions will be accepted or rejected within 10 days (and generally within 24 hours) after receipt by the Company, subject to the terms of the Escrow Agreement.

38166: 38167:

    The interest, if any, earned on subscription proceeds relating to the Minimum Offering prior to their release to the Company from escrow will be distributed to subscribers on a pro rata basis within 30 days after the end of the quarter during which the subscriber was admitted as a Stockholder. After the initial admission of Stockholders in connection with the sale of at least 200,000 Shares, Stockholders will not be entitled to interest earned on Company funds or to receive interest on their Invested Capital.

38168: 38169:

Advisor's Company Contribution and Advisor's Partnership Contribution

38170: 38171:

    The Advisor purchased 20,000 Shares in connection with the organization of the Company for $10 per Share, an aggregate purchase price of $200,000. The Advisor also made a capital contribution in the amount of $2,000 prior to the offering of Shares by the Company pursuant to this Prospectus, for which the Advisor received 200 LP Common Units in the Operating Partnership valued at $2,000. The Advisor may not sell or otherwise transfer these 20,000 Shares or the 200 LP Common Units (or the Shares for which they may be exchanged) while it remains the Advisor except to an Affiliate. The Advisor and its Affiliates may purchase Shares for their own accounts. However, at no time on or after July 1, 2000 will the Advisor own 9.8% or more of the total number or value of the Company's outstanding Shares. Any purchases of Shares by the Advisor during the Offering will be for investment purposes only and not with a view toward distribution.

38172:

38173:
38174:

38175:

38176: 38177:

Subscription Process

38178: 38179:

    Except for certain Special Sales, the Shares are being offered to the public through the Dealer Manager and the Soliciting Dealers. The form of Soliciting Dealers Agreement between the Dealer Manager and the Soliciting Dealers requires the Soliciting Dealers to make diligent inquiries, as required by law, of all prospective purchasers in order to ascertain whether a purchase of Shares is suitable for the person and to transmit promptly to the Company the completed subscription documentation and any supporting documentation reasonably required by the Company.

38180: 38181:

    The Shares are being sold when, as and if subscriptions therefor are received and accepted by the Company, subject to the satisfaction by the Company of certain other conditions (including the escrow conditions described above under "--Escrow Conditions" in this Section) and approval by counsel of certain legal matters. The Company has the unconditional right to accept or reject any subscription. A subscription will be accepted or rejected within 10 days (and generally within 24 hours) after the receipt by the Company of a copy of the Subscription Agreement, fully completed, and payment in good funds for the number of subscribed Shares and, until the Minimum Offering is fully subscribed, subject to the terms of the Escrow Agreement. If the subscription is accepted, a confirmation will be mailed not more than three business days after acceptance by the Company. A sale of the Shares may not be completed until at least five business days after the date the subscriber receives a Prospectus and, as may be required by certain state regulatory authorities, a copy of the Organizational Documents. If for any reason the subscription is rejected, the check and Subscription Agreement will be returned to the subscriber, without interest or deduction, within 10 days after receipt.

38182: 38183:

Representations and Warranties in the Subscription Agreement

38184: 38185:

    The Subscription Agreement requires each Stockholder to make certain factual representations, including the following:

38186: 38187:
  38188: 38189:
  The Stockholder's tax identification number set forth in the Subscription Agreement is accurate and the Stockholder is not subject to backup withholding;
  38190: 38191:
  The Stockholder has received a copy of the Prospectus not less than five business days prior to signing the Subscription Agreement, wherein restrictions on ownership and transfer of Shares are described;
  38192: 38193:
  The Stockholder meets the minimum income and net worth and any other applicable suitability standards established for investors in the Company;
  38194: 38195:
  The Stockholder is purchasing the Shares for his or her own account; and
  38196: 38197:
  The Stockholder acknowledges that the Shares are not liquid.
38198: 38199: 38200:

    Each of the above representations is included in the Subscription Agreement in order to help satisfy the Company's responsibility to make every reasonable effort to determine that the purchase of the Shares is a suitable and appropriate investment for each Stockholder and that appropriate income tax reporting information is obtained. The Company shall not sell any Shares to a potential investor, unless such investor agrees to the above factual representations by executing the Subscription Agreement. The Company would likely assert the above representations as a defense to claims that it had not made every reasonable effort to determine that the purchase of the Shares was a suitable and appropriate investment for each Stockholder and that appropriate income tax reporting information was obtained.

38201: 38202:

    In addition to the above representations, any Affiliate of the Company must represent that the Shares being purchased by such Affiliate are being purchased for investment purposes only and not with a view toward immediate resale, in order to comply with the federal and state securities laws.

38203:

38204:
38205:

38206:

38207: 38208:

    By executing the Subscription Agreement, the investor will not be waiving any rights under the federal securities laws.

38209: 38210:

Determination of Investor Suitability

38211: 38212:

    The Company, the Dealer Manager and each Soliciting Dealer will make reasonable efforts to determine that those persons being offered or sold the Shares satisfy the suitability standards set forth herein and that an investment in the Shares is an appropriate investment for the investor. The Soliciting Dealers must ascertain that the investors can reasonably benefit from an investment in the Company. In making the determination, the Soliciting Dealers will consider whether: (i) the investor has the capability of understanding the fundamental aspects of the Company based on the investor's employment experience, education, access to advice from qualified sources such as attorneys, accountants and tax advisors and prior experience with investments of a similar nature; (ii) the investor has apparent understanding of: (a) the fundamental risks and possible financial hazards of this type of investment; (b) the lack of liquidity of this investment; (c) the Advisor's role in directing or managing the investment; and (d) the tax consequences of the investment; and (iii) the investor has the financial capability to invest in the Company.

38213: 38214:

    By executing the Subscription Agreement, each Soliciting Dealer acknowledges its determination that the Shares are a suitable investment for the investor. Each Soliciting Dealer is required to represent and warrant that it has complied with all applicable laws in determining the suitability of the Shares as an investment for the subscriber. The Company and its Affiliates will coordinate the processes and procedures utilized by the Dealer Manager and Soliciting Dealers and, where necessary, implement such additional reviews and procedures deemed necessary to determine that investors meet the suitability standards set forth herein. The Dealer Manager and/or the Soliciting Dealers must maintain, for at least six years, a record of the information obtained to determine that an investor meets the suitability standards and a representation of the investor that the investor is investing for the investor's own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made met the suitability standards.

38215: 38216:

Compensation Payable by the Company for the Sale of the Shares

38217: 38218:

    Except for Special Sales, the Company will pay the Dealer Manager cash selling commissions of 7% on all of the 50,000,000 Shares sold on a best efforts basis for serving as the Dealer Manager of the Offering and for the sale of Shares through its efforts. A portion of these selling commissions may, at the discretion of the Dealer Manager, be retained or reallowed to Soliciting Dealers, as compensation for their services in soliciting and obtaining subscribers for the purchase of Shares. Except for certain Special Sales, an additional 2% of the Gross Offering Proceeds from the 50,000,000 Shares sold on a best efforts basis shall be paid to the Dealer Manager as a Marketing Contribution in lieu of reimbursement of certain expenses associated with marketing. In addition, except for certain Special Sales, the Dealer Manager may be reimbursed by the Company for BONA FIDE due diligence expenses of the Dealer Manager and the Soliciting Dealers not to exceed a maximum of 0.5% of the Gross Offering Proceeds from the 50,000,000 Shares sold on a best efforts basis (the Due Diligence Expense Allowance). All or any portion of the Marketing Contribution and Due Diligence Expense Allowance may, at the discretion of the Dealer Manager, be retained or reallowed to Soliciting Dealers. Generally, no portion of the Marketing Contribution will be reallowed to Soliciting Dealers unless they have a prescribed minimum annual sales volume of Shares. Marketing and due diligence costs paid by the Dealer Manager on behalf of, or to, the Soliciting Dealers, will be deducted from any Marketing Contribution or Due Diligence Expense Allowance otherwise payable to the Soliciting Dealers.

38219: 38220:

    The Company will offer to sell to the Dealer Manager one Soliciting Dealer Warrant (for a price of $.0008 per Soliciting Dealer Warrant) for each 25 Shares sold during the Offering, subject to federal and state securities laws and subject to the issuance of a maximum of 2,000,000 Soliciting Dealer Warrants. The Dealer Manager may retain or reallow the Soliciting Dealer Warrants to the Soliciting Dealer who sold the Shares. The holder of a Soliciting Dealer Warrant

38221:

38222:
38223:
38224:
38225: 181

38226: 38227:

will be entitled to purchase one Share from the Company at a price of $12.00 per Share for each Soliciting Dealer Warrant during the period commencing one year from the first date upon which any of the Soliciting Dealer Warrants are issued and ending five years after the effective date of the offering (the "Exercise Period"). See "Description of Securities-- Soliciting Dealer Warrants" for additional information regarding these warrants.

38228: 38229:

    The maximum compensation to be paid by the Company in connection with the Offering (assuming that there are no Special Sales) will not exceed: (i) a total of 7% of the Gross Offering Proceeds for selling commissions from the sale of the 50,000,000 Shares sold on a best efforts basis; and (ii) a total of 2% of the Gross Offering Proceeds as the Marketing Contribution from the sale of the 50,000,000 Shares sold on a best efforts basis. The aggregate of these commissions and expenses plus the value attributable to the Soliciting Dealer Warrants that may be issued to the Dealer Manager and the Soliciting Dealers will not exceed 10% of the Gross Offering Proceeds. The value attributable to the Soliciting Dealer Warrants is approximately $0.90 per warrant or an aggregate of approximately $1,800,000 for all the Soliciting Dealer Warrants, assuming the best efforts offering of 50,000,000 Shares is fully subscribed and the maximum of 2,000,000 Soliciting Dealer Warrants are issued. In addition, the Dealer Manager and the Soliciting Dealers may be reimbursed by the Company for BONA FIDE due diligence expenses not to exceed a maximum of 0.5% of the Gross Offering Proceeds from the sale of the 50,000,000 Shares sold on a best efforts basis, except for certain Special Sales.

38230: 38231:

    No selling commissions, marketing contribution or due diligence expense allowance will be paid in connection with (i) the sale of Shares, in connection with the performance of services, to employees, Directors and associates of the Company and its Affiliates, the Advisor, Affiliates of the Advisor, the Dealer Manager or their respective officers and employees and certain their affiliates, (ii) the purchase of Shares under the DRP, and (iii) the issuance of the Soliciting Dealer Warrants or the Shares issuable upon exercise thereof. Reduced selling commissions are payable on purchases of at least 25,000 Shares. No selling commissions will be paid in connection with (i) the sale of Shares to one or more Soliciting Dealers and to their respective officers and employees and certain of their respective affiliates who request and are entitled to purchase Shares net of selling commissions, (ii) the sale of Shares to certain investors whose contracts for investment advisory and related brokerage services include a fixed or "wrap" fee feature, and (iii) the Shares credited to an investor as a result of a volume discount. All of the transactions mentioned in this paragraph are collectively referred to as the "Special Sales."

38232: 38233:

    The Company may not pay or award, directly or indirectly, any commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the investor to purchase Shares; provided that nothing herein shall prohibit the registered broker-dealer or other properly licensed person from earning a sales commission in connection with a sale of the Shares.

38234: 38235:

Volume Discounts

38236: 38237:

    Subject to certain conditions and exceptions explained below, investors making an initial purchase of at least $250,010 worth of Shares (25,001 Shares) through the same Soliciting Dealer will be entitled to a reduction of the customary 7%

38238:

38239:
38240:
38241:
38242:
38243:
38244:
38245:
38246:
38247:
38248:
38249:
38250:

38251:

38252: 38253:

selling commission payable in connection with the purchase of those Shares in accordance with the following schedule:

38254: 38255:

38256: 38258: 38259: 38261: 38263: 38264: 38266: 38268: 38270: 38272: 38273: 38275: 38277: 38279: 38281: 38282: 38284: 38286: 38288: 38290: 38291: 38293: 38295: 38297: 38299: 38300: 38302: 38304: 38306: 38308: 38309: 38311: 38313: 38315: 38317: 38318: 38320: 38322: 38324: 38326: 38327:
38257: Amount of Purchaser's Investment		38260: Maximum Selling	38262: Amount Of
38265: From	38267: To	38269: Commission Per Share	38271: Volume Discount
38274: $ 250,010	38276: $ 500,000	38278: 6%	38280: 1%
38283: 500,010	38285: 1,000,000	38287: 5%	38289: 2%
38292: 1,000,010	38294: 2,500,000	38296: 4%	38298: 3%
38301: 2,500,010	38303: 5,000,000	38305: 3%	38307: 4%
38310: 5,000,010	38312: 10,000,000	38314: 2%	38316: 5%
38319: 10,000,010	38321: and over	38323: 1%	38325: 6%
38328:
38329: 38330: 38331:

    Any reduction in the amount of the selling commission in respect of volume discounts will be credited to the investor in the form of additional whole Shares or fractional Shares. As to sales of Shares which are entitled to volume discounts, the Company will pay the maximum selling commissions per Share set forth above.

38332: 38333:

    Certain purchases may be combined for the purpose of qualifying for a volume discount and crediting an investor with additional Shares for the volume discount, and for determining commissions payable to the Dealer Manager and reallowable to Soliciting Dealers so long as all such combined purchases are made through the same Soliciting Dealer. Purchases by spouses may be combined and purchases by any investor may be combined with other purchases of Shares to be held as a joint tenant or as tenant-in-common by such investor with others for purposes of computing amounts invested. Purchases by Tax-Exempt Entities may only be combined with purchases by other Tax-Exempt Entities for purposes of computing amounts invested if investment decisions are made by the same Person, provided that if the investment decisions are made by an independent investment adviser, that investment adviser may not have any direct or indirect beneficial interest in any of the Tax-Exempt Entities whose purchases are sought to be combined. The investor must mark the "Additional Investment" space on the Subscription Agreement Signature Page in order for purchases to be combined. The Company is not responsible for failing to combine purchases, where the investor fails to mark the "Additional Investment" space.

38334: 38335:

    If the Subscription Agreements for the purchases to be combined are submitted at the same time, then the additional Shares to be credited to the purchasers as a result of such combined purchases will be credited on a pro rata basis. If the Subscription Agreements for the purchases to be combined are not submitted at the same time, then any additional Shares to be credited as a result of such combined purchases will be credited to the last component purchase, unless the Company is otherwise directed in writing at the time of such submission; except however, the additional Shares to be credited to any Tax-Exempt Entities whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis based on the amount of the investment of each Tax-Exempt Entity and their combined purchases.

38336: 38337:

    Notwithstanding the preceding paragraphs, in no event shall any investor receive a discount greater than 5% on any purchase of Shares if such investor already owns, or may be deemed to already own, any Shares. This restriction may limit the amount of the volume discount available to a purchaser after the purchaser's initial purchase and the amount of additional Shares that may be credited to a purchaser as a result of the combination of purchases.

38338: 38339:

    In the event the dollar amount of commissions paid for such combined purchases exceeds the maximum commissions for such combined purchases (taking the volume discount into effect), the Dealer Manager will be obligated to forthwith return to the Company (and Soliciting Dealers will be obligated to return to the Dealer Manager) any excess commissions received. The Company (as to the Dealer Manager) and the Dealer Manager (as to the Soliciting Dealers) may adjust any future commissions due for any such excess commissions that have not been returned.

38340:

38341:
38342:

38343:

38344: 38345:

Other Discounts

38346: 38347:

    Due to lower administrative costs and in connection with the performance of services, employees, Directors and associates of the Company and its Affiliates, the Advisor, Affiliates of the Advisor, the Dealer Manager or their respective officers and employees and certain of their affiliates will be permitted to make initial and subsequent purchases of Shares directly from the Company net of selling commissions and the Marketing Contribution and Due Diligence Expense Allowance or for $9.05 per Share (based on the initial Offering price of $10 per Share). Any Shares purchased by the Advisor or its Affiliates will be purchased for investment purposes only and not with a view toward distribution.

38348: 38349:

    In consideration of the services rendered by the Soliciting Dealers and their registered representatives, the Soliciting Dealers and their respective officers and employees (E.G., registered representatives) and certain of their respective affiliates who request and are entitled to purchase Shares net of selling commissions will be permitted to make an initial purchase of Shares directly from the Company net of selling commissions or for $9.30 per Share (based on the initial Offering price of $10 per Share). Also, investors who have contracts for investment advisory and related brokerage services that include a fixed or "wrap" fee feature, may make an initial purchase of Shares through the Dealer Manager or a Soliciting Dealer net of selling commissions or for $9.30 per Share (based on the initial Offering price of $10 per Share). The Marketing Contribution and Due Diligence Expense Allowance will be allowed and paid with respect to the sales mentioned in this paragraph.

38350: 38351:

    However, any subsequent purchases of Shares made by (i) Soliciting Dealers and their respective officers and employees and certain of their respective affiliates who purchase Shares directly from the Company net of the 7% selling commission, and (ii) investors who have contracts for investment advisory and related brokerage services which include a fixed or "wrap" fee feature and who purchase Shares net of the 7% selling commission, are limited to a maximum discount of 5%.

38352: 38353:

    Any request to purchase Shares at a discount pursuant to the discounts which are discussed in this paragraph shall, upon the request of the Company, be in writing and set forth the basis for the request. Any such request will be subject to verification by the Company.

38354: 38355:

    Participants in the Company's DRP may purchase Shares for a reduced price of $9.50 per Share (based on the initial Offering price of $10 per Share) due to lower administrative costs.

38356: 38357:

Transfer of Shares

38358: 38359:

    A Stockholder may assign all or some of his Shares, subject to certain restrictions contained in the Articles. See "Description of Securities--Restrictions on Ownership and Transfer." An assignment will confer upon the assignee, the right to become a Stockholder in the following manner and subject to certain conditions, including the following: (i) an instrument of assignment executed by both the assignor and assignee of the Shares satisfactory in form to the Company must be delivered to the Company; (ii) reimbursement of the Company for reasonable expenses and filing costs incurred in connection with such transfer not to exceed $100; (iii) no assignment will be effective until the first day of the month following the month in which the Company actually receives the instrument of assignment which complies with the requirements of (i) and (ii) above; (iv) no assignment will be effective if such assignment would, in the opinion of counsel to the Company, result in the termination of the Company's status as a REIT under the Code; (v) an assignment may be rejected if it would cause 25% or more of the issued and outstanding Shares to be held by Tax-Exempt Entities that are considered "benefit plan investors" under ERISA or otherwise cause the assets of the Company to be Plan Assets; and (vi) no assignment will be effected if the assignment would, to the knowledge of the Company, violate the provisions of any applicable federal or state securities laws.

38360: 38361:

    The Shares will not initially be listed on a national stock exchange or included for quotation on a national market system. The Company will determine when and if to apply to have the Shares listed for trading on a national stock

38362: 38363:

38364: 38365:

exchange or included for quotation on a national market system, provided the Company meets the then applicable listing requirements. There is no assurance that the Company will apply for such listing or inclusion, even if it satisfies the appropriate listing or inclusion standards.

38366: 38367:

Indemnification

38368: 38369:

    The Company will indemnify the Dealer Manager and the Soliciting Dealers against certain liabilities, including liabilities under the Act; provided, however, that the Company will not indemnify the Dealer Manager or any Soliciting Dealer from any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court of competent jurisdiction has approved indemnification of the litigation costs; or (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court has approved indemnification of the litigation costs; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and approves indemnification of the settlement and related costs after being advised of the position of the Commission and the published opinions of any state securities regulatory authority in which securities of the Company were offered and sold respecting the availability and/or propriety of indemnification for securities law violations. The Soliciting Dealer will be required to indemnify the Company and the Advisor against certain such liabilities. In the opinion of the Commission, indemnification for liabilities arising under the Act is against public policy and, therefore, unenforceable. The Dealer Manager and each of the Soliciting Dealers may be deemed to be an "underwriter" as that term is defined in the Act.

38370: 38371:

HOW TO SUBSCRIBE

38372: 38373:

    Shares may be purchased by investors who meet the suitability standards described above under "Who May Invest" and "Plan of Distribution--Determination of Investor Suitability" by proceeding as follows:

38374: 38375:
  38376: 38377:
  Read the entire Prospectus and the current supplement(s), if any, accompanying the Prospectus.
  38378: 38379:
  Complete the execution copy of the Subscription Agreement. A specimen copy of the Subscription Agreement, including instructions for completing the Subscription Agreement, is included in the Prospectus as Appendix C.
  38380: 38381:
  Deliver a check for the full purchase price of the Shares being subscribed for, payable to "LNB/Escrow Agent for IRRET along with the completed Subscription Agreement to the Soliciting Dealer whose name appears on the Subscription Agreement.
  38382: 38383:
  By executing the Subscription Agreement and by paying the full purchase price for the Shares subscribed for, each investor attests that he or she meets the suitability standards as stated in the Subscription Agreement and agrees to be bound by all of the terms of the Subscription Agreement.
38384: 38385: 38386:

    A sale of the Shares may not be completed until at least five business days after receipt by the subscriber of the Prospectus. Within 10 days (and generally within 24 hours) of the Company's receipt of each completed Subscription Agreement, the Company will accept or reject the subscription. If the subscription is accepted, a confirmation will be mailed within three days. If for any reason the subscription is rejected, the check and Subscription Agreement will be promptly returned to the subscriber, without interest or deduction, within 10 days after receipt.

38387: 38388:

    Subscriptions made through IRAs, Keogh plans and 401(k) plans must be processed through and forwarded to the Company by an approved trustee. In the case of IRA, Keogh plans and 401(k) plan Stockholders, the confirmation will be sent to the trustee.

38389:

38390:

38391:

38392:

38393:

SALES LITERATURE

38394: 38395:

    In addition to and apart from this Prospectus, the Company may use certain supplemental sales material in connection with the Offering. This material, prepared by the Advisor, may consist of a brochure describing the Advisor and its Affiliates and the objectives of the Company and may contain pictures and summary descriptions of properties similar to those to be acquired by the Company that Affiliates of the Company have previously acquired. This material may also include audiovisual materials and taped presentations highlighting and explaining various features of the Offering, properties of prior real estate programs and real estate investments in general; and articles and publications concerning real estate. Business reply cards, introductory letters and seminar invitation forms may be sent to Soliciting Dealers and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than: (i) that described herein; and (ii) "tombstone" newspaper advertisements or solicitations of interest limited to identifying the Offering and the location of sources of further information.

38396: 38397:

    The use of any sales materials is conditioned upon filing with and, if required, clearance by appropriate regulatory agencies. Such clearance (if provided), however, does not indicate that the regulatory agency allowing the use of the materials has passed on the merits of the Offering or the adequacy or accuracy of the materials.

38398: 38399:

    This Offering is made only by means of this Prospectus. Except as described herein, the Company has not authorized the use of other supplemental literature or sales material in connection with this Offering.

38400: 38401:

DISTRIBUTION REINVESTMENT AND SHARE REPURCHASE PROGRAMS

38402: 38403:

Distribution Reinvestment Program

38404: 38405:

    The Distribution Reinvestment Program (the "DRP") provides the Company's Stockholders with an opportunity to purchase additional Shares by reinvesting Distributions. Stockholders who elect to take part in the DRP ("Participants") will authorize the Company to use Distributions payable to them to purchase additional Shares. A Participant will not be able to acquire Shares under the DRP to the extent such purchase would cause it to exceed the Ownership Limit or would violate any of the other Share ownership restrictions imposed by the Company's Articles.

38406: 38407:

    As further explained below, purchases under the DRP are made at a price (which initially will be $9.50 per Share) equal to 95% of the Market Price of a Share on the date of purchase until such time as the Company's Shares are listed on a national stock exchange or included for quotation on a national market system. This reduced price reflects a decrease in costs associated with these issuances. Participants in the DRP may also purchase fractional Shares, so that 100% of Distributions will be used to acquire Shares. Shares will be purchased under the DRP on the record date for the Distribution used to purchase the Shares. Distributions on Shares acquired under the DRP will be paid at the same time as Distributions are paid on Shares purchased outside the DRP and are calculated with a daily record and Distribution declaration date. Each Participant agrees that if, at any time prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

38408: 38409:

    Commencing with the first Distribution paid after the effective date of the Offering and continuing until the public offering price per Share in the Offering is increased from $10 per Share (if it is ever increased) or until the termination of the Offering, whichever first occurs, Participants will acquire Shares from the Company at a fixed price of $9.50 per Share. Thereafter, participants may acquire Shares from the Company at a price equal to 95% of the Market Price of a Share on the date of purchase until such time as the Company's Shares are listed on a national stock exchange or included for quotation on a national market system. In the event of such listing or inclusion, Shares purchased by the Company

38410:

38411:
38412:

38413:

38414: 38415:

for the DRP will be purchased on such exchange or market, at the prevailing market price, and will be sold to Stockholders at such price. The discount from the public offering price per Share is never intended to exceed 5% of the Market Price of a Share on the date of purchase. It is possible that a secondary market will develop for the Shares, and that Shares may be bought and sold on the secondary market at prices lower or higher than the price at which Shares may be purchased through the DRP. Neither the Company nor its Affiliates will receive a fee for selling Shares under the DRP. The Company does not warrant or guarantee that Participants will be acquiring Shares at the lowest possible price. A Participant may terminate participation in the DRP at any time without penalty, by delivering written notice to the Company. Prior to listing of the Shares on a national securities exchange or including the Shares for quotation on a national market system, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. Within 90 days after the end of the Company's fiscal year, the Company will: (i) issue certificates evidencing ownership of Shares purchased through the DRP during the prior fiscal year (ownership of these Shares will be in book-entry form prior to the issuance of certificates); and (ii) provide each Participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amount of Distributions received during the prior fiscal year. The individualized statement to Participants will include receipts and purchases relating to each Participant's participation in the DRP including the tax consequences relative thereto. The Directors by majority vote (including a majority of Independent Directors) may amend or terminate the DRP upon 30 days notice to Participants.

38416: 38417:

    Stockholders who participate in the DRP will recognize dividend income, taxable to the extent of the Company's current or accumulated earnings and profits, in the amount and as though they had received the cash rather than purchased Shares through the DRP. These deemed dividends will be treated as actual dividends from the Company to the participating Stockholders and will retain the character and tax effects applicable to all dividends. In addition, the 5% discount applicable to Shares purchased under the DRP will itself be treated as a deemed distribution to the purchaser. Shares received under the DRP will have a holding period, for tax purposes, beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed Distribution. See "Federal Income Tax Considerations--Taxation of Stockholders--Taxation of Taxable Domestic Stockholders" for a full discussion of the tax effects of dividend distributions.

38418: 38419:

    As explained under "Description of Securities--Restrictions on Ownership and Transfer," the certificates representing Shares purchased through the DRP will bear a legend referring to the restrictions on their ownership and transfer.

38420: 38421:

Share Repurchase Program

38422: 38423:

    The Share Repurchase Program ("SRP") may, subject to certain restrictions, provide eligible Stockholders with limited, interim liquidity by enabling them to sell Shares back to the Company at a price of $9.05 per Share (a reduction of $.95 from the $10 Offering price per Share, reflecting the elimination of selling commissions and the Marketing Contribution and Due Diligence Expense Allowance). In the event the Company changes such repurchase price (which is not presently anticipated), the Company will send a letter to Stockholders informing them of the change, and will disclose the change in quarterly reports filed with the Commission on Form 10-Q. The repurchase price is contemplated to be changed only if the Company is offering Shares to the public at a price different than $10 per Share. In such event, the repurchase price would likely be set at such public offering price, less the then applicable selling commissions, marketing contribution, due diligence expense allowance or similar types of offering expenses; however, the Company is not guaranteeing that it will ever increase the repurchase price.

38424: 38425:

    Repurchases under the SRP will be made quarterly by the Company on a first-come, first-served basis, and will be limited in the following manner: (i) not more than $500,000 worth of the outstanding Shares may be repurchased in any

38426:

38427:
38428:
38429:
38430:

38431:

38432: 38433:

given year; and (ii) the funds available for repurchase are limited to available proceeds received by the Company from the sale of Shares under the DRP. The determination of available funds from sales under the DRP will be made at the sole discretion of the Board. In making this determination, the Board will consider the need to use proceeds from the Share sales under the DRP for investment in additional Properties, or for maintenance or repair of existing Properties. Such Property-related uses are given priority over the need to allocate funds to the SRP. To be eligible to offer Shares for purchase to the SRP, the Stockholder must have beneficially held the Shares for at least one year.

38434: 38435:

    The Company cannot guarantee that funds will be available for repurchase. If no funds are available for the SRP at the time when repurchase is requested, the Stockholder could: (i) withdraw his or her request for repurchase; or (ii) ask that the Company honor the request at such time, if any, when funds are available. Such pending requests will be honored on a first come, first served basis. There is no requirement that Stockholders sell their Shares to the Company. The SRP is only intended to provide interim liquidity for Stockholders until a secondary market develops for the Shares. No such market presently exists and no assurance can be given that one will develop. The SRP will exist during the Offering period and will be terminated following the close of the Offering period: (i) at such time as a secondary market-maker quotes a bid and ask price for at least 30 continuous trading days; or (ii) upon the listing of the Shares on a national securities exchange or the inclusion of the Shares for quotation on a national market system.

38436: 38437:

    Shares purchased by the Company under the SRP will be canceled, and will have the status of authorized but unissued Shares. Shares acquired by the Company through the SRP will not be reissued unless they are first registered with the Commission under the Act and under appropriate state securities laws or otherwise issued in compliance with such laws.

38438: 38439:

REPORTS TO STOCKHOLDERS

38440: 38441:

    The Advisor will keep, or cause to be kept, full and true books of account on an accrual basis of accounting, in accordance with GAAP. All of such books of account, together with a copy of the Articles and any amendments thereto, will at all times be maintained at the principal office of the Company, and will be open to inspection, examination and duplication at reasonable times by the Stockholders or their agents.

38442: 38443:

    The Advisor will submit to each Stockholder audited annual reports of the Company within 120 days following the close of each fiscal year. The annual reports will contain the following: (i) audited financial statements; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of fees paid to the Advisor and any Affiliate of the Advisor by the Company and including fees or charges paid to the Advisor and to any Affiliate of the Advisor by third parties doing business with the Company; (iv) the Total Operating Expenses of the Company, stated as a percentage of the Average Invested Assets and as a percentage of Net Income; (v) a report from the Independent Directors that the policies being followed by the Company are in the best interests of its Stockholders and the basis for such determination; and (vi) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Company, the Directors, the Advisor and any Affiliate thereof occurring in the year for which the Annual Report is made. Independent Directors shall be specifically charged with the duty to examine and comment in the report on the fairness of such transactions.

38444: 38445:

    In addition, unaudited quarterly reports containing the information required by Form 10-Q will be submitted to each Stockholder within 60 days after the end of the first three fiscal quarters of each fiscal year.

38446: 38447:

    Concurrently with any Distribution, the Company shall provide Stockholders with a statement disclosing the source of the funds distributed. If such information is not available concurrently with the making of a Distribution, a statement setting forth the reasons why such information is not available shall be provided concurrently. In no event shall such

38448:

38449:
38450:
38451:
38452:

38453:

38454: 38455:

information be provided to Stockholders more than 60 days after making such Distribution.

38456: 38457:

    Within 60 days following the end of any calendar quarter during the period of the Offering in which the Company has closed an acquisition of a Property, a report will be submitted to each Stockholder containing: (i) the location and a description of the general character of the Property acquired during the quarter; (ii) the present or proposed use of such Property and its suitability and adequacy for such use; (iii) the terms of any material leases affecting the Property; (iv) the proposed method of financing, if any, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, "due-on-sale" or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan; and (v) a statement that title insurance has been or will be obtained on the Property acquired. In addition, a report will be sent to each Stockholder and submitted to prospective investors at such time as the Advisor believes a reasonable probability exists that a Property will be acquired: (i) on specified terms (i.e., upon completion of due diligence which includes review of the title insurance commitment, appraisal and environmental analysis); and (ii) involving the use of 10% or more, on a cumulative basis, of the Net Proceeds of the Offering.

38458: 38459:

    After the completion of the last acquisition, the Advisor shall, upon request, send to the Commissioner of Corporations of the State of California a schedule, verified under the penalty of perjury, reflecting: (i) each acquisition made; (ii) the purchase price paid for the Property; (iii) the aggregate of all Acquisition Expenses paid on each transaction; and (iv) a computation showing compliance with the Articles. The Company shall, upon request, submit to the Commissioner of Corporations of the State of California or to any of the various state securities administrators any report or statement required to be distributed to Stockholders pursuant to the Articles or any applicable law or regulation.

38460: 38461:

    The Company's federal tax return (and any applicable state income tax returns) will be prepared by the accountants regularly retained by the Company. Appropriate tax information will be submitted to the Stockholders within 30 days following the end of each fiscal year of the Company. A specific reconciliation between GAAP and income tax information will not be provided to the Stockholders; however, such reconciling information will be available in the office of the Company for inspection and review by any interested Stockholder. Concurrent with the dissemination of appropriate tax information to Stockholders, the Company will annually provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amounts of Distributions received during the prior fiscal year. The individualized statement to Stockholders will include any purchases of Shares under the DRP. Stockholders requiring individualized reports on a more frequent basis may request such reports. The Company will make every reasonable effort to supply more frequent reports, as requested, but the Company, at its sole discretion, may require payment of an administrative charge to be paid: (i) directly by the Stockholder; or (ii) through pre-authorized deductions from Distributions payable to the Stockholder making the request.

38462: 38463:

    See "Risk Factors--ERISA Risks--Annual Statement of Value is an Estimate" for an explanation of the annual statement of value to be provided by the Company to Stockholders subject to ERISA.

38464: 38465:

LEGAL MATTERS

38466: 38467:

    Legal matters in connection with the Company's status as a REIT for federal income tax purposes have been passed upon, on behalf of the Company, by Wildman, Harrold, Allen & Dixon, Chicago, Illinois (legal counsel to the Company). Wildman, Harrold, Allen & Dixon does not purport to represent Stockholders or potential investors who should consult their own legal counsel. See "Conflicts of Interest--The Company and the Advisor have the Same Legal Counsel." The legality of the Shares offered hereby will be passed upon for the Company by Brown & Wood LLP, Washington, D.C.

38468:

38469:
38470:
38471:
38472:
38473:

38474:

38475: 38476:

    The statements in the Section of the Prospectus titled "Federal Income Tax Considerations" and elsewhere as they relate to federal income tax matters and the statements in the section of the Prospectus titled "ERISA Considerations" have been reviewed by Wildman, Harrold, Allen & Dixon.

38477: 38478:

EXPERTS

38479: 38480:

    The balance sheet of Inland Retail Real Estate Trust, Inc. as of September 18, 1998, the Historical Summary of Gross Income and Direct Operating Expenses of Lake Walden Square for the year ended December 31, 1997, the Historical Summary of Gross Income and Direct Operating Expenses of Lake Olympia Square for the year ended December 31, 1997, and the Historical Summary of Gross Income and Direct Operating Expenses of Merchants Square Shopping Center for the year ended December 31, 1997, have been included herein and in the Registration Statement in reliance upon the reports of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing.

38481: 38482:

ADDITIONAL INFORMATION

38483: 38484:

    The Company has filed with the Commission a Registration Statement on Form S-11 under the Act, with respect to the Shares offered hereby (the "Registration Statement"). This Prospectus, which is part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and financial statements thereto. For further information with respect to the Company and the Shares, reference is made to the Registration Statement and such exhibits filed therewith. Any statements contained herein concerning the provisions of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference and the exhibits and schedules thereto.

38485: 38486:

    For further information with respect to the Company and the Shares, reference is made to the Registration Statement and such exhibits and schedules, copies of which may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and which will also be available for inspection and copying at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The Commission also maintains a web site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file documents electronically with the Commission, including the Company, and the address is http:// www.sec.gov.

38487: 38488:

    Following the closing of the Offering, the Company will be subject to the informational requirements of the Exchange Act, and will, therefore, be required to file reports, proxy and information statements and other information with the Commission pursuant to the reporting requirements of Section 13(a) of the Exchange Act, in addition to any other legal requirements. Such reports, statements and information can also be inspected and copied at the Commission's offices and web site referred to above.

38489: 38490:

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

38491:

38492:
38493:
38494:
38495:
38496:
38497:
38498:
38499:
38500:

38501:

38502: 38503:

38504:

GLOSSARY

38505: 38506:

    Unless the context otherwise requires, the following capitalized terms shall have the meanings set forth below for the purposes of this Prospectus:

38507: 38508:

    "Act" means the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder.

38509: 38510:

    "Acquisition Expenses" means expenses related to the Company's selection, evaluation and acquisition of, and investment in, Properties, whether or not acquired or made, including but not limited to legal fees and expenses, travel and communications expenses, cost of appraisals and surveys, non-refundable option payments on Property not acquired, accounting fees and expenses, computer use related expenses, architectural and engineering reports, environmental and asbestos audits, title insurance and escrow fees, loan fees or points or any fee of a similar nature, however designated, and personnel and miscellaneous expenses related to the selection and acquisition of Properties. Acquisition Expenses will accrue and be paid on Properties purchased with the Gross Offering Proceeds, proceeds of Shares sold via the Company's Distribution Reinvestment Program and proceeds received from the issuance and exercise of the Soliciting Dealer Warrants issued by the Company in connection with the Offering, as well as on the entire purchase price of all Properties including any acquisition financing related thereto.

38511: 38512:

    "ADA" means the Americans with Disabilities Act of 1990, as amended, and the Regulations promulgated under the authority conferred thereby.

38513: 38514:

    "Advisor" means the Person(s) responsible for directing or performing the day-to-day business affairs of the Company, including a Person to which an Advisor subcontracts substantially all such functions. The Advisor is Inland Retail Real Estate Advisory Services, Inc. or anyone which succeeds it in such capacity.

38515: 38516:

    "Advisor Asset Management Fee" means an amount equal to 1% of the Average Invested Assets, as provided in the Advisory Agreement.

38517: 38518:

    "Advisor's Company Contribution" means the $200,000 the Advisor paid to the Company for the purchase of 20,000 Shares in connection with the organization of the Company for a purchase price of $10 per Share.

38519: 38520:

    "Advisor's Partnership Contribution" means the $2,000 contributed to the Operating Partnership by the Advisor for 200 LP Common Units in the Operating Partnership valued at $2,000.

38521: 38522:

    "Advisory Agreement" means the agreement between the Company and the Advisor pursuant to which the Advisor will perform certain specified services to the Company.

38523: 38524:

    "Affiliate" means, with respect to any other Person: (i) any Person directly or indirectly owning, controlling or holding, with the power to vote 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

38525: 38526:

    "Affiliated Directors" means those Directors of the Company who are affiliated with the Company or its Affiliates.

38527: 38528:

    "Affiliates' Acquisition Cost" means the cost of the Initial Properties to the Initial Property Sellers consisting of the purchase prices paid, plus any Acquisition Expenses, including any financing costs (excluding interest on any loans) paid by the Initial Property Sellers to either Affiliates of TIGI or to third parties.

38529: 38530:

38531: 38532:

    "Affiliates' Acquisition Debt" means the amount borrowed by the Initial Property Sellers from an Affiliate of TIGI to pay the difference between the Affiliates' Acquisition Cost and the Initial Mortgage Debt for the Initial Properties.

38533: 38534:

    "Anchor Tenant" means tenants generally occupying approximately 30% or more of the GLA of a Retail Property, or the tenant of any single-user property.

38535: 38536:

    "Annualized Base Rental Revenue" is the annualized contractual base rent for all leases in effect as of January 1, 1998, which is determined by multiplying by 12 the monthly contractual base rents as of January 1, 1998 under existing leases. Base rent excludes: (a) percentage rents; (b) additional charges paid for by tenants including common maintenance, real estate taxes and other expense reimbursements; and (c) future contractual rent escalations.

38537: 38538:

    "Annualized Net Rent" means with respect to a lease, the monthly net rent due under the lease as determined in accordance with GAAP, annualized for all leases in effect as of January 1, 1998.

38539: 38540:

    "Articles" means the Company's Articles of Incorporation, as amended.

38541: 38542:

    "Asset Tests" means the 75% Asset Test and the 25% Asset Test.

38543: 38544:

    "Average Invested Assets" means, for any period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests and in loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

38545: 38546:

    "Board" means the Board of Directors of the Company.

38547: 38548:

    "Business Combination" means a merger, consolidation or other combination with or into another person or sale of all or substantially all of its assets, or any reclassification, recapitalization or change of outstanding Shares.

38549: 38550:

    "Bylaws" means the Bylaws of the Company, as amended.

38551: 38552:

    "Cash Flow" means, with respect to any period: (i) all cash receipts derived from investments made by the Company; plus (ii) cash receipts from operations (including any interest from temporary investments of the Company) without deduction for depreciation or amortization; less (iii) cash receipts used to pay operating expenses (including the Advisor Asset Management Fee).

38553: 38554:

    "CMSAs" means consolidated metropolitan statistical areas as defined by the United States Office of Management and Budget.

38555: 38556:

    "Code" means the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder (sometimes referred to as the "Treasury Regulations") or corresponding provisions of subsequent revenue laws.

38557: 38558:

    "Commission" or "SEC" means the United States Securities and Exchange Commission.

38559: 38560:

    "Common Units" means the LP Common Units and the GP Common Units of the Operating Partnership collectively.

38561: 38562:

    "Community Center" means any Shopping Center leased primarily to one or more retail tenants providing for the sale of soft lines (wearing apparel for men, women and children) and hard lines (hardware and appliances) in addition to the convenience goods and personal services provided by a Neighborhood Center, with GLA ranging from 100,000 to 300,000 or more square feet. A Community Center makes a greater variety of merchandise available--in sizes, styles, colors and prices--than a Neighborhood Center. Many are built around a junior department store, variety store or discount department store as the major tenant, in addition to a supermarket. Others are built around multiple

38563: 38564:

38565: 38566:

Anchor Tenants such as large superstores and off-price stores. A Community Center does not have a full line department store, though it may have a strong specialty store or stores.

38567: 38568:

    "Company" means Inland Retail Real Estate Trust, Inc., a Maryland corporation.

38569: 38570:

    "Competitive Real Estate Commission" means the real estate or brokerage commission paid for the purchase or sale of a Property which is reasonable, customary and competitive in light of the size, type and location of such Property.

38571: 38572:

    "Constructively Own" shall mean ownership of Equity Stock or options to acquire Equity Stock by a Person who would be treated as the owner of such Equity Stock either directly or indirectly through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code.

38573: 38574:

    "Contract Price For The Property" means the amount actually paid or allocated to the purchase, development, construction or improvement of a Property exclusive of Acquisition Expenses.

38575: 38576:

    "Control Shares" means voting shares of stock of a Maryland corporation which, if aggregated with all other such shares of stock previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by revocable proxy) would entitle the acquiror to exercise voting power in electing Directors within one of the following ranges of voting power: (i) 1/5 or more but less than 1/3; (ii) 1/3 or more but less than a majority; or (iii) a majority of all voting power. Control Shares do not include Shares the acquiror is then entitled to vote as a result of having previously obtained Stockholder approval.

38577: 38578:

    "Control Share Acquisition" means the acquisition of Control Shares, subject to certain exceptions.

38579: 38580:

    "Counsel" means the Chicago, Illinois law firm of Wildman, Harrold, Allen & Dixon.

38581: 38582:

    "CPI" means the Consumer Price Index, the economic index issued by the United States Department of Labor indicating price increases or decreases for the United States economy.

38583: 38584:

    "Creditworthy Tenant" means a tenant with a minimum net worth of $10 million or ten times one year's rental payments required under the lease or whose lease payments have been guaranteed by an Affiliate of such tenant (a "Guarantor") with a minimum net worth of $10 million.

38585: 38586:

    "Cumulative Return" means a cumulative, non-compounded return, equal to 7% per annum on Invested Capital commencing upon acceptance of the investor's subscription.

38587: 38588:

    "Current Return" means a non-cumulative, non-compounded return, equal to 7% per annum on Invested Capital.

38589: 38590:

    "Dealer Manager" means Inland Securities Corporation, one of the TIGI Affiliated Companies.

38591: 38592:

    "Dealer Property" means stock in trade of a taxpayer or other property of a kind which would properly be included in the inventory of the taxpayer if on hand at the close of the taxable year, or property held by the taxpayer primarily for sale to customers in the ordinary course of his trade or business, as described in Section 1221(1) of the Code.

38593: 38594:

    "Directors" means the members of the Board of Directors of the Company (including the Independent Directors).

38595: 38596:

    "Distributions" means any cash distributed to Stockholders arising from their interest in the Company.

38597: 38598:

    "Distribution Test" means the REIT Requirement that a REIT distribute annually to its Stockholders an amount at least equal to (i) the sum of (A) 95% of its REIT Taxable Income for the year (determined without regard to the dividends paid deduction and by excluding any net capital gain) and (B) 95% of the excess of its net income from Foreclosure Property over the taxes imposed on such income; minus (ii) certain excess non-cash items.

38599: 38600:

38601: 38602:

    "DOL" means the United States Department of Labor.

38603: 38604:

    "DOL Regulations" means final, temporary and proposed regulations promulgated by the DOL.

38605: 38606:

    "Domestically Controlled REIT" means, generally, a REIT in which at all times during a specific testing period less than 50% in value of its shares are held directly or indirectly by Foreign Stockholders.

38607: 38608:

    "DRP" means the Company's Distribution Reinvestment Plan.

38609: 38610:

    "Due Diligence Expense Allowance" means an amount up to 0.5% of the Gross Offering Proceeds from the sale of 50,000,000 Shares offered on a "best efforts" basis (except for certain Special Sales) paid to the Dealer Manager, a portion of which may, at the discretion of the Dealer Manager, be reallowed to Soliciting Dealers, to reimburse the Dealer Manager or Soliciting Dealers for BONA FIDE due diligence expenses.

38611: 38612:

    "Equity Stock" means stock that is either Shares and/or Preferred Stock of the Company.

38613: 38614:

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

38615: 38616:

    "Escrow Agent" means LaSalle National Bank, N.A., pursuant to that certain Escrow Agreement between the Company, the Escrow Agent and the Dealer Manager.

38617: 38618:

    "Excess Shares" means Shares or Preferred Stock of the Company which are automatically converted into an equal number of Excess Shares and transferred automatically to the Share Trust upon a purported transfer of such Shares or Preferred Stock which is violative of the applicable restrictions on transfer.

38619: 38620:

    "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the Rules and Regulations promulgated thereunder.

38621: 38622:

    "Exercise Period" means the period commencing one year after the first issuance of any of the Soliciting Dealer Warrants and ending five years after such first issuance, during which period the Soliciting Dealer Warrants may be exercised.

38623: 38624:

    "FASIT" means a financial asset securitization investment trust.

38625: 38626:

    "FIRPTA" means the Foreign Investment in Real Property Tax Act of 1980.

38627: 38628:

    "Five or Fewer Requirement" means the REIT Requirement that, at all times during the second half of each taxable year (other than its first taxable year), no more than 50% in value of the shares of a REIT may be owned, directly, indirectly, or by attribution, by five or fewer individuals (defined in the Code to include certain types of entities).

38629: 38630:

    "Foreclosure Property" means any real property or Interests in Real Property, and any personal property incident to such property, acquired by a REIT as a result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent, on a lease of such property or on an indebtedness which such property secured. "Foreclosure Property" does not include property acquired by a REIT as the result of indebtedness arising from the sale or other disposition of Dealer Property of the REIT which was not originally acquired as Foreclosure Property.

38631: 38632:

    "Foreign Stockholders" means non-resident alien individuals, foreign corporations, foreign partnerships, and foreign trusts and estates, as such terms are defined in the Code.

38633: 38634:

    "Formation Transactions" means those transactions relating to the organization and formation of the Company and the Operating Partnership, including (i) the formation of the Company and the Operating Partnership, (ii) the Advisor making the Advisor's Company Contribution and the Advisor's Partnership Contribution, (iii) the commencement of

38635:

38636: 38637:

the Offering, (iv) the contribution of the proceeds from the Advisor's Company Contribution and the proceeds of the Offering by the Company to the Operating Partnership, (v) the issuance of the GP Common Units to the Company in exchange for its contribution of the proceeds from the Advisor's Company Contribution and the proceeds of the Offering, (vi) the acquisition of the Initial Properties, provided that the Net Proceeds of the Offering are sufficient to make such acquisitions, (vii) the retirement in full of the Affiliates' Acquisition Debt, and the payment of other debt incurred in connection with organization of the Company, the payment of the expenses of the Offering and the reservation of funds for general working capital purposes and, to the extent that there are additional Net Proceeds of the Offering available, the acquisition of additional Properties or further reduction of the Initial Mortgage Debt on the Initial Properties, and (viii) the qualification of the Company as a REIT for federal income tax purposes for the taxable year ending December 31, 1999, all as described under "Structure and Formation of the Company--Formation Transactions."

38638: 38639:

    "Funds from Operations" means net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of Property, plus depreciation of real property and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.

38640: 38641:

    "GAAP" means generally accepted accounting principles in the United States.

38642: 38643:

    "General Partner" means the Company as the General Partner of the Operating Partnership.

38644: 38645:

    "GLA" means gross leasable area, which is that area in Shopping Centers for which tenants pay rent, and is the total floor area designed for tenants' occupancy and exclusive use, expressed in square feet.

38646: 38647:

    "GNMA" means Government National Mortgage Association.

38648: 38649:

    "GP Common Units" means Common Units representing the general partnership interest in the common equity of the Operating Partnership held by the Company.

38650: 38651:

    "Gross Income Tests" means the 95% Gross Income Test and the 75% Gross Income Test.

38652: 38653:

    "Gross Offering Proceeds" means the total proceeds from the sale of 50,000,000 Shares in the Offering during the public offering period before deductions for Organization and Offering Expenses. For purposes of calculating Gross Offering Proceeds, the purchase price for all Shares, including those for which volume discounts apply and other Special Sales, shall be deemed to be $10.00 per Share. Unless specifically included, Gross Offering Proceeds does not include any proceeds from the sale of up to 4,000,000 Shares under the DRP during the public offering period, the purchase price for which shall be $9.50 per Share, nor any proceeds from the issuance and exercise of the Soliciting Dealer Warrants.

38654: 38655:

    "Guarantor" means a Person with a minimum net worth of $10 million which has guaranteed the lease payments of a tenant which is an Affiliate.

38656: 38657:

    "ICPM" means Inland Commercial Property Management, Inc., a subsidiary of IPMGI, and one of the TIGI Affiliated Companies.

38658: 38659:

    "IMC" means Inland Mortgage Corporation, one of the TIGI Affiliated Companies.

38660: 38661:

    "IMIC" means Inland Mortgage Investment Corporation, one of the TIGI Affiliated Companies.

38662: 38663:

    "IMSC" means Inland Mortgage Servicing Corporation, one of the TIGI Affiliated Companies.

38664: 38665:

    "Incentive Advisory Fee" means an amount equal to 15% of the net proceeds from the sale of a Property after the Stockholders have first received: (i) their Cumulative Return; and (ii) a return of their Invested Capital.

38666:

38667: 38668:

    "Independent Directors" means the Directors who: (i) are not affiliated and have not been affiliated within the two years prior to their becoming an Independent Director, directly or indirectly, with the Company, the Sponsor, or the Advisor, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or as an officer or director of the Company, the Sponsor, the Advisor or any of their Affiliates; (ii) do not serve as a director or trustee for more than two other REITs organized by the Company or the Advisor or advised by the Advisor; and (iii) perform no other services for the Company, except as Directors. For this purpose, an indirect relationship shall include circumstances in which a member of the immediate family of a Director has one of the foregoing relationships with the Company, the Sponsor, the Advisor or any of their Affiliates. For purposes of determining whether or not the business or professional relationship is material, the aggregate gross revenue derived by the prospective Independent Director from the Company, the Sponsor, the Advisor and their Affiliates shall be deemed material PER SE if it exceeds 5% of the prospective Independent Directors: (i) annual gross revenue, derived from all sources, during either of the last two years; or (ii) net worth, on a fair market value basis.

38669: 38670:

    "Independent Director Stock Option Plan" means the Company's stock option plan for the benefit of its Independent Directors.

38671: 38672:

    "Independent Expert" means a Person with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged, to a substantial extent, in the business of rendering opinions regarding the value of assets of the type held by the Company.

38673: 38674:

    "Initial Mortgage Debt" means the aggregate mortgage debt to which the Initial Properties were subject as of the acquisition thereof by the Initial Property Sellers.

38675: 38676:

    "Initial Properties" means the four Retail Centers that the Company has rights to and intends to acquire, provided that the Net Proceeds of the Offering are sufficient to make such acquisitions.

38677: 38678:

    "Initial Property Sellers" means the Affiliates of TIGI which will sell their ownership interests in the Initial Properties to the Operating Partnership in the Formation Transactions.

38679: 38680:

    "Inland" or "TIGI" means The Inland Group, Inc., a Delaware corporation.

38681: 38682:

    "Inland Affiliated Companies" or the "Inland Organization" or "TIGI Affiliated Companies" means Inland and its subsidiaries and its and their Affiliates.

38683: 38684:

    "Interested Stockholder" means any Person (other than the Company or any subsidiary of the Company) that (a) is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding Equity Stock of the Company after the date on which the Company has 100 or more beneficial owners of its Equity Stock, or (b) is an Affiliate or associate of the Company and was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Equity Stock of the Company at any time within the two-year period immediately prior to the date in question and after the date on which the Company had 100 or more beneficial owners of its Equity Stock.

38685: 38686:

    "Interests" means equity interests in Property Partnerships, which might be issued to Persons for equity interests in Properties.

38687: 38688:

    "Interests in Real Property" means and includes fee ownership and co-ownership of undivided interests in land or improvements thereon, leaseholds of land or improvements thereon, options to acquire land or improvements thereon, and options to acquire leaseholds of land or improvements thereon, but does not include mineral, oil, or gas royalty interests

38689: 38690:

    "Invested Capital" means the original issue price paid for the Shares reduced by prior Distributions from the sale or financing of the Company's Properties.

38691: 38692:

38693: 38694:

    "Investment Company Act" means the Investment Company Act of 1940, as amended.

38695: 38696:

    "IPMGI" means The Inland Property Management Group, Inc., one of the TIGI Affiliated Companies.

38697: 38698:

    "IRA" means an individual retirement account established pursuant to Section 408 of the Code.

38699: 38700:

    "IREA" means Inland Real Estate Acquisitions, Inc., one of the TIGI Affiliated Companies.

38701: 38702:

    "IREAS" means Inland Real Estate Advisory Services, Inc., the advisor to IREC, one of the TIGI Affiliated Companies.

38703: 38704:

    "IREC" means Inland Real Estate Corporation, an IREIC-sponsored REIT.

38705: 38706:

    "IREIC" means Inland Real Estate Investment Corporation, Sponsor of the Company, and one of the TIGI Affiliated Companies.

38707: 38708:

    "ISC" means Inland Securities Corporation, the Dealer Manager, one of the TIGI Affiliated Companies.

38709: 38710:

    "Limited Partner" means a limited partner of the Operating Partnership.

38711: 38712:

    "LP Common Units" means common units representing limited partnership interests in the common equity of the Operating Partnership.

38713: 38714:

    "LP Preferred Units" means preferred units representing limited partnership interests in the common equity of the Operating Partnership.

38715: 38716:

    "LP Units" means LP Common Units and LP Preferred Units of the Operating Partnership collectively.

38717: 38718:

    "Management Agent" means an entity which provides Property rental, leasing, operation and management services to the Company pursuant to the Management Agreement. The Management Agent is Inland Southeast Property Management Corp., which is owned principally by individuals who are Affiliates of Inland, or anyone which succeeds it in such capacity.

38719: 38720:

    "Management Agreement" means the agreement between the Company and the Management Agent for the rental, leasing, operation and management of the Company's Properties.

38721: 38722:

    "Marketing Contribution" means the amount of 2% of the Gross Offering Proceeds from the sale of the 50,000,000 Shares offered on a "best efforts" basis (except for certain Special Sales) paid to the Dealer Manager, in lieu of reimbursement of specific expenses associated with marketing, a portion of which may, at the discretion of the Dealer Manager, be reallowed to Soliciting Dealers.

38723: 38724:

    "Market Price" means on any date the average of the Closing Price (as defined below) per Share for the five consecutive Trading Days (as defined below) ending on such date. The "Closing Price" on any date means the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market, Inc. ("Nasdaq"), or, if Nasdaq is no longer in use, the principal automated quotation system that may then be in use or, if the Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Shares selected by the Board, or if there is no professional market maker making a market in the Shares, the average of the last ten (10) sales pursuant to the Offering if the Offering has not concluded, or if the Offering has concluded, the average of the

38725: 38726:

38727: 38728:

last ten (10) purchases by the Company pursuant to its Share Repurchase Program (the "SRP"), and if there are fewer than ten (10) of such purchases under the SRP, then the average of such lesser number of purchases, or, if the SRP is not then in existence, the price at which the Company is then offering Shares to the public if the Company is then engaged in a public offering of Shares, or if the Company is not then offering Shares to the public, the price at which a Stockholder may purchase Shares pursuant to the Company's Distribution Reinvestment Program (the "DRP") if such DRP is then in existence, or if the DRP is not then in existence, the fair market value of the Shares as determined by the Company, in its sole discretion. "Trading Day" shall mean a day on which the principal national securities exchange or national automated quotation system on which the Shares are listed or admitted to trading is open for the transaction of business or, if the Shares are not listed or admitted to trading on any national securities exchange or national automated quotation system, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Illinois are authorized or obligated by law or executive order to close. The term "regular way" means a trade that is effected in a recognized securities market for clearance and settlement pursuant to the rules and procedures of the National Securities Clearing Corporation, as opposed to a trade effected "ex-clearing" for same-day or next-day settlement.

38729: 38730:

    "Maryland General Corporation Law" or "MGCL" means the General Corporation Law of Maryland, as amended from time to time.

38731: 38732:

    "Maximum Offering" means 50,000,000 Shares offered for sale on a best efforts basis, including any Special Sales (plus, where applicable and specified, 4,000,000 Shares available for sale under the DRP pursuant to this Prospectus, and plus only where applicable and specified, the 2,000,000 Soliciting Dealer Warrants and 2,000,000 Shares which may be issued upon the exercise of the Soliciting Dealer Warrants which may be issued and sold to the Dealer Manager, and which may, at the discretion of the Dealer Manager, be reallowed to Soliciting Dealers).

38733: 38734:

    "Minimum Initial Purchase" means the minimum amount which must be purchased by a Person who is not a Stockholder at the time of purchase.

38735: 38736:

    "Minimum Offering" means the sale of 200,000 Shares offered for sale on a best efforts basis for $2,000,000.

38737: 38738:

    "NAREIT" means the National Association of Real Estate Investment Trusts, Inc.

38739: 38740:

    "NASD" means the National Association of Securities Dealers, Inc.

38741: 38742:

    "NASDAQ" means The Nasdaq Stock Market, Inc.

38743: 38744:

    "Neighborhood Center" means any Shopping Center which is leased primarily to one or more retail tenants providing for the sale of convenience goods (foods, drugs and sundries) and personal services (laundry, dry cleaning, barbering, shoe repair, etc.) for the day-to-day living needs of the immediate neighborhood, with GLA ranging from 10,000 to 100,000 square feet.

38745: 38746:

    "Net Assets" or "Net Asset Value" means the total assets of the Company (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities of the Company, calculated at least quarterly on a basis consistently applied.

38747: 38748:

    "Net Built-in Gain" means (i) the excess of the fair market value of an asset acquired by a REIT from a C corporation in a transaction in which the basis of such asset in the REIT's hands is determined by reference to the basis of the asset (or any other property) in the hand of the transferor corporation, over the basis of such asset; (ii) the excess of the fair market value of the assets of a REIT on the first day it first qualifies as a REIT over the adjusted basis of such assets; (iii) the excess of the fair market value of the assets of an acquired QRS over the adjusted basis of such assets on the date of acquisition.

38749: 38750:

38751: 38752:

    "Net Equity Value" of a Property as of the date of contribution of the Property to the Operating Partnership, generally, will be the purchase price of the Property to the Operating Partnership (I.E., its fair market value), less the amount, as of the date of such contribution, of any liabilities (e.g., mortgages or other monetary encumbrances) to which the Property is subject or which are assumed by the Operating Partnership in connection with such contribution.

38753: 38754:

    "Net Income" means, for any period, total revenues applicable to such period, less the expenses applicable to such period other than additions to or allowances for reserves for depreciation, amortization or bad debts or other similar non-cash reserves; provided, however, that Net Income shall not include the gain from the sale of the Company's assets.

38755: 38756:

    "Net Proceeds of the Offering" means the proceeds received by the Company with respect to the sale of Shares less Organization and Offering Expenses.

38757: 38758:

    "95% Gross Income Test" means the REIT Requirement that at least 95% of a REIT's gross income, excluding gross income from prohibited transactions, be derived from:

38759: 38760:
  38761: 38762:
  dividends;
  38763: 38764:
  interest;
  38765: 38766:
  Rents from Real Property;
  38767: 38768:
  gain from the sale or other disposition of stock, securities, and real property (including interests in real property and interests in mortgages on real property) which is not Dealer Property;
  38769: 38770:
  abatements and refunds of taxes on real property;
  38771: 38772:
  income and gain derived from Foreclosure Property;
  38773: 38774:
  amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on Interests in Real Property or (ii) to purchase or lease real property (including Interests in Real Property and interests in mortgages on real property); and
  38775: 38776:
  gain from the sale or other disposition of a real estate asset which is not a prohibited transaction solely by reason of section 857(b)(6) of the Code.
38777: 38778: 38779:

    "Non-ERISA Plan" means a Plan which is not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees.

38780: 38781:

    "Non-U.S. Stockholder" means a holder of Shares who is a nonresident alien individual, foreign corporation, foreign partnership, foreign trust or estate or other foreign stockholder.

38782: 38783:

    "Null Transfer" means a purported transfer of Shares or Preferred Stock which is violative of the applicable restrictions on transfer and which results in the Shares or Preferred Stock becoming Excess Shares.

38784: 38785:

    "Offering" means the offering of 50,000,000 Shares of the Company offered for sale on a best efforts basis, including any Special Sales and, unless the context requires otherwise, plus 4,000,000 Shares offered for sale under the DRP pursuant to this Prospectus, and unless the context requires otherwise, plus the 2,000,000 Soliciting Dealer Warrants and 2,000,000 Shares which may be issued upon the exercise of the Soliciting Dealer Warrants which may be granted to the Dealer Manager and, at its discretion, reallowed to the Soliciting Dealers.

38786: 38787:

38788: 38789:

    "Operating Partnership" means Inland Retail Real Estate Limited Partnership, an Illinois limited partnership.

38790: 38791:

    "Operating Partnership Agreement" means the Agreement of Limited Partnership of Inland Retail Real Estate Limited Partnership.

38792: 38793:

    "Organization and Offering Expenses" means all those expenses incurred by and to be paid from the assets of the Company in connection with and in preparing the Company for registration and subsequently offering and distributing Shares to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees and expenses of underwriters and their accountants and attorneys paid by the Company), expenses for printing, engraving, mailing, salaries of the Company's employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, experts, expenses of qualification of the sale of the securities under federal and state laws, including taxes and fees, and accountants' and attorneys' fees and expenses.

38794: 38795:

    "Organization Documents" means the Articles and Bylaws of the Company.

38796: 38797:

    "Other Operating Expenses" means Total Operating Expenses less the Advisor Asset Management Fee.

38798: 38799:

    "Ownership Limit" means the prohibition on beneficial ownership of no more than 9.8%, in number of shares or value, of outstanding Equity Stock of the Company.

38800: 38801:

    "Participant" means a Stockholder who elects to participate in the DRP.

38802: 38803:

    "Partnerships" or "Programs" means the prior public or private real estate equity or private placement mortgage and note limited partnerships which were sponsored by one of the TIGI Affiliated Companies.

38804: 38805:

    "Pension-Held REIT" means any REIT in which either (i) at least one Qualified Plan holds more than 25% (by value) of the outstanding capital stock of the REIT; or (ii) one or more Qualified Plans (each of which owns more than 10% (by value) of the outstanding capital stock of the REIT) hold an aggregate of more than 50% (by value) of outstanding capital stock of the REIT.

38806: 38807:

    "Person" means any individual, corporation, business trust, estate, trust, partnership, limited liability company, association, two or more persons having a joint or common interest, or any other legal or commercial entity.

38808: 38809:

    "Plan" means pension, profit-sharing, retirement, IRA or other employee benefit Plan.

38810: 38811:

    "Preferred Units" means Units of the Operating Partnership on which a preferred return is paid or which provides for some other preference over Common Units of the Operating Partnership.

38812: 38813:

    "Primary Geographical Area of Investment" means the states east of the Mississippi River in the United States.

38814: 38815:

    "Primary Property Investments" means collectively, the Retail Centers in the Primary Geographical Area of Investment and the Triple-Net Single-User Properties Outside the Primary Geographical Area of Investment.

38816: 38817:

    "Prohibited Owner" means any purported beneficial owner (applying the ownership attribution rules of Sections 542(a)(2) and 544 of the Code, as modified by Section 856(h)(1)(B) of the Code) of Shares who would otherwise violate the Ownership Limit or such other limit as provided in the Articles of Incorporation.

38818: 38819:

    "Prohibited Transaction" means a sale or other disposition of Dealer Property which is not Foreclosure Property.

38820: 38821:

    "Property Acquisition Service Agreement" means that certain agreement among the Company, the Advisor, IREC, IREAS and IREA which resolves, among the Company, IREC and any other real estate investment program sponsored by IREIC, conflicting investment opportunities in connection with the acquisition of Properties.

38822: 38823:

38824: 38825:

    "Property" or "Properties" means any, or all, respectively, of the real property and improvements thereon owned or to be owned by the Company, directly or indirectly.

38826: 38827:

    "Property Disposition Fee" means a real estate disposition fee, payable (under certain conditions) to the Advisor and its Affiliates upon the sale of the Company's Property in an amount equal to the lesser of: (i) 3% of the contracted for sales price of the Property; or (ii) 50% of the commission paid to third parties which is reasonable, customary and competitive in light of the size, type and location of such Property.

38828: 38829:

    "Property Management Fee" means any fee paid to an Affiliate or third party as compensation for management of the Company's Properties. The Property Management Fee shall be a percentage of the aggregate gross revenues from the Properties, and if paid to an Affiliate of the Advisor shall be equal to not more than 90% of the fee which would be payable to an unrelated party providing such services. Initially, such fee shall be 4.5% of the gross revenues from the Properties.

38830: 38831:

    "Property Partnerships" means those entities (other than the Operating Partnership) such as limited liability companies, general and limited partnerships and trusts that own one or more of the Properties.

38832: 38833:

    "Prospectus" means the final prospectus of the Company dated February 11, 1999 as it may be supplemented in connection with the registration of the Shares offered hereby.

38834: 38835:

    "QRS" means a "Qualified REIT Subsidiary" within the meaning of the Code.

38836: 38837:

    "Qualified Plan" means a Plan which satisfies the requirements for qualification under Section 401 of the Code.

38838: 38839:

    "Qualified REIT Subsidiary" means any corporation 100% of the stock of which is owned by a REIT.

38840: 38841:

    "Real Estate Assets" means Interests in Real Property (including undivided interests in real property, leaseholds of land and improvements thereon, and options to acquire land and leaseholds of land and improvements thereon), interests in mortgages on real property (including interests in mortgages on leaseholds or improvements thereon), shares in other qualifying REITs and property attributable to certain temporary investments of new capital for a one-year period beginning on the date the REIT received the new capital. Property will qualify as attributable to the temporary investment of new capital if the property is stock or a debt instrument and the money used to purchase such stock or debt instrument is received by the REIT in exchange for stock in the REIT (other than amounts received pursuant to a dividend reinvestment plan) or in a public offering of debt obligations which have a maturity of at least five years. In addition, regular and residual interests in a real estate mortgage investment conduit ("REMIC") and regular interests in financial asset securitization investment trusts ("FASIT") are considered "Real Estate Assets." However, if less than 95% of a REMIC's assets are Real Estate Assets, a REIT is treated as if it held its proportionate share of the assets and income of the REMIC directly.

38842: 38843:

    "Recognition Period" means the ten-year period beginning on the date that a REIT (i) first qualifies as a REIT; (ii) acquires any asset from a C corporation in a transaction in which the basis of such asset in the REIT's hands is determined by reference to the basis of the asset (or any other property) in the hand of the transferor corporation; or (iii) acquires the stock of an existing corporation which becomes a QRS.

38844: 38845:

    "Regional Center" means any Shopping Center that provides for general merchandise, apparel, furniture and home furnishings in depth and variety, as well as a range of services and recreational facilities. It is built around one or two full-line department stores of generally not less than 75,000 square feet each. A Regional Center may have GLA ranging from 250,000 to more than 900,000 square feet, and provides services typical of a business district yet not as extensive as those of a Super Regional Center.

38846: 38847:

    "Registration Rights" means the "demand" and "piggyback" registration rights that the Company may grant to the Limited Partners of the Operating Partnership and/or Property Partnerships with respect to the Shares acquired by them upon conversion of their LP Units issued for their equity interests in Properties, or that the Company may grant with respect to Shares issued directly for equity interests in Properties.

38848:

38849: 38850:

    "Registration Statement" means the registration statement on Form S-11 and related exhibits, as amended, filed by the Company with the Commission in connection with the Offering, of which this Prospectus is a part thereof.

38851: 38852:

    "Reimbursable Expenses" means those certain expenses of the Advisor and its Affiliates which will be reimbursed by the Company.

38853: 38854:

    "REIT" means a real estate investment trust as defined by the Code and the applicable Treasury Regulations.

38855: 38856:

    "REIT Requirements" means the requirements for qualifying as a REIT as contained in Sections 856 through 860 of the Code and the Regulations promulgated thereunder.

38857: 38858:

    "REIT Taxable Income" means the taxable income as computed for a corporation which is not a REIT: (i) without the deductions allowed by Sections 241 through 247, 249 and 250 of the Code (relating generally to the deduction for dividends received); (ii) excluding amounts equal to: (a) the net income from Foreclosure Property; and (b) the net income derived from Prohibited Transactions; (iii) deducting amounts equal to: (x) any net loss derived from Prohibited Transactions; and (y) the tax imposed by Section 857(b)(5) of the Code upon a failure to meet the 95% Gross Income Test and/or the 75% Gross Income Test; and (iv) disregarding the dividends paid, computed without regard to the amount of the net income from Foreclosure Property which is excluded from REIT Taxable Income.

38859: 38860:

    "REMIC" means a real estate mortgage investment conduit.

38861: 38862:

    "Rents from Real Property" means, generally, (i) rents from Interests in Real Property, (ii) charges for services customarily furnished or rendered in connection with the rental of real property, whether or not such charges are separately stated, and (iii) rent attributable to personal property which is leased under, or in connection with, a lease of real property, but only if the rent attributable to such personal property for the taxable year does not exceed 15 percent of the total rent for the taxable year attributable to both the real and personal property leased under, or in connection with, such lease. Rents from Real Property generally does not include (i) any amount received or accrued, directly or indirectly, with respect to any real or personal property, if the determination of such amount depends in whole or in part on the income or profits derived by any person from such property (except that any amount so received or accrued shall not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales); (ii) any amount received or accrued directly or indirectly from any person if the REIT owns, directly or indirectly (A) in the case of any person which is a corporation, stock of such person possessing 10 percent or more of the total combined voting power of all classes of stock entitled to vote, or 10 percent or more of the total number of shares of all classes of stock of such person; or (B) in the case of any person which is not a corporation, an interest of 10 percent or more in the assets or net profits of such person; and (iii) any amount received or accrued, directly or indirectly, with respect to any real or personal property if the REIT furnishes or renders services to the tenants of such property, or manages or operates such property, other than through an independent contractor from whom the trust itself does not derive or receive any income.

38863: 38864:

    "Retail Center" means real estate primarily improved for use as retail establishments, principally a multi-tenant Neighborhood Center or Community Center (but also including a Regional Center or single-user retail facilities) or improved with other commercial facilities which provide goods or services.

38865: 38866:

    "Roll-Up" means a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Company and a Roll-Up Entity and the issuance of securities of a Roll-Up Entity to the Stockholders of the Company. Such term does not include:

38867: 38868:
  38869: 38870:
  a transaction involving securities of the Company that have been for at least 12 months listed on a national securities exchange or traded through the National Market System of Nasdaq; or
  38871: 38872:

  38873:
  38874:
  a transaction involving the conversion to corporate, trust or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in any of the following:
38875: 38876: 38877:
  38878: 38879:
    38880: 38881:
    Stockholders' voting rights;
    38882: 38883:
    the term and existence of the Company;
    38884: 38885:
    Sponsor or Advisor compensation; or
    38886: 38887:
    the Company's investment objectives.
  38888:
38889: 38890: 38891:

    "Roll-Up Entity" means a partnership, REIT, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

38892: 38893:

    "Rule 144" means Rule 144 promulgated under the Act.

38894: 38895:

    "SEC" or "Commission" means the United States Securities and Exchange Commission.

38896: 38897:

    "Selling Commission" means the amount of 7% of the Gross Offering Proceeds from the sale of 50,000,000 Shares on a best efforts basis (except for Special Sales) pursuant to this Prospectus, payable to the Dealer Manager which may, at the discretion of the Dealer Manager, be retained or reallowed to Soliciting Dealers for each Share sold.

38898: 38899:

    "Service" means the Internal Revenue Service of the United States of America.

38900: 38901:

    "75% Asset Test" means the REIT Requirement that, at the close of each quarter, at least 75 percent of the value of the total assets of the REIT is represented by Real Estate Assets, cash and cash items (including receivables), and Government securities.

38902: 38903:

    "75% Gross Income Test" means the REIT Requirement that a REIT derive at least 75% of its gross income, excluding gross income from Prohibited Transactions, from:

38904: 38905:
  38906: 38907:
  Rents from Real Property;
  38908: 38909:
  interest on obligations secured by mortgages on real property or on Interests in Real Property;
  38910: 38911:
  gain from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) which is not Dealer Property;
  38912: 38913:
  dividends or other distributions on, and gain (other than gain from Prohibited Transactions) from the sale or other disposition of, transferable shares (or transferable certificates of beneficial interest) in other real estate investment trusts;
  38914: 38915:
  abatements and refunds of taxes on real property;
  38916: 38917:
  income and gain derived from Foreclosure Property;
  38918: 38919:
  amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property);
  38920: 38921:

  38922:
  38923:
  gain from the sale or other disposition of a real estate asset which is not a Prohibited Transaction solely by reason of section 857(b)(6) of the Code; and
  38924: 38925:
  qualified temporary investment income;
38926: 38927: 38928:

    "Shares" means the shares of voting common stock, par value $.01 per share, of the Company, and "SHARE" means one of those Shares.

38929: 38930:

    "Share Trust" means a trust which holds Shares or Preferred Stock of the Company which have been designated as Excess Shares.

38931: 38932:

    "Share Director" means the trustee of the Share Trust.

38933: 38934:

    "Shopping Center" means a group of commercial establishments planned, developed, owned and managed as a unit related in location, size and type of shops to the trade area the unit serves. It provides on-site parking in definite relationship to the types and sizes of stores.

38935: 38936:

    "Soliciting Dealer Warrants" means the warrants issuable by the Company to the Dealer Manager, one warrant to purchase one Share during the Exercise Period for $12.00 per Share for every 25 Shares sold by the Dealer Manager up to a maximum of 2,000,000 warrants to purchase an equivalent number of Shares. If, at the time of any exercise of the Soliciting Dealer Warrant, the then offering price of Shares pursuant to this Prospectus for this Offering has been increased, then the exercise price of each unexercised warrant issued in connection with this Offering shall be adjusted to be equal to 120% of the then current offering price per Share of the Shares offered or sold pursuant to this Prospectus.

38937: 38938:

    "Soliciting Dealers" means the dealer members of the NASD, designated by the Dealer Manager.

38939: 38940:

    "Special Sales" means: (A)(i) the sales of Shares, in connection with the performance of services, to employees, Directors and associates of the Company and its Affiliates, the Advisor, Affiliates of the Advisor, the Dealer Manager or their respective officers and employees and certain of their affiliates, (ii) the sales of Shares pursuant to the Company's DRP, and (iii) the issuance of the Soliciting Dealer Warrants or the Shares underlying the Soliciting Dealer Warrants issuable upon the exercise thereof, with respect to which no selling commissions or Marketing Contribution or Due Diligence Expense Allowance will be paid; (B)(i) the Sales of Shares to one or more Soliciting Dealers and to their respective officers and employees and certain of their respective affiliates who request and are entitled to purchase Shares net of selling commissions and (ii) the Sale of Shares to certain investors whose contracts for investment advisory and related brokerage services include a fixed or "wrap" fee feature, with respect to which no selling commissions will be paid (but with respect to which the Marketing Contribution and Due Diligence Expense Allowance will be paid); and (C) the sales of Shares which are entitled to volume discount, with respect to which reduced selling commissions will be paid (except however, no selling commissions will be paid for the Shares credited to an investor as a result of a volume discount; and with respect to all such volume discount Shares, including the Shares credited to an investor as a result of a volume discount, the Marketing Contribution and Due Diligence Expense Allowance will be paid).

38941: 38942:

    "Sponsor" means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company, or any Person who will control, manage or participate in the management of the Company, and any Affiliate of any such Person. Not included is any Person whose only relationship with the Company is as that of an independent property manager of the Company's assets, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:

38943: 38944:
  38945: 38946:
  taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;
  38947: 38948:

  38949:
  38950:
  receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;
  38951: 38952:
  having a substantial number of relationships and contacts with the Company;
  38953: 38954:
  possessing significant rights to control Company Properties;
  38955: 38956:
  receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or
  38957: 38958:
  providing goods or services to the Company on a basis which was not negotiated at arm's-length with the Company.
38959: 38960: 38961:

    "SRP" means the Share Repurchase Program of the Company.

38962: 38963:

    "Stockholders" means the holders of Shares.

38964: 38965:

"Super Regional Center" means any Shopping Center that provides for extensive variety in general merchandise, apparel, furniture and home furnishings, as well as a variety of services and recreational facilities. It is built around three or more full-line department stores of generally not less than 100,000 square feet each. A Super Regional Center may have GLA ranging from 600,000 to more than 1,500,000 square feet.

38966: 38967:

    "Tax-Exempt Entities" means any investor that is exempt from federal income taxation, including without limitation a Qualified Plan, an endowment fund or a charitable, religious, scientific or education organization.

38968: 38969:

    "Termination Date" means if the Minimum Offering is sold and the escrowed subscription funds therefrom are released to the Company and if the Offering continues thereafter, February 11, 2000, unless the Company elects to extend it to a date no later than February 11, 2001, in states that permit such extension. If the Minimum Offering is not sold within six months of the initial date of this Prospectus, then "Termination Date" means such earlier date as the Offering may be abandoned by the Company. However, the Company reserves the right to terminate the Offering at any time.

38970: 38971:

    "TIGI" or "Inland" means The Inland Group, Inc., a Delaware corporation.

38972: 38973:

    "TIGI Affiliated Companies" or "Inland Affiliated Companies" or the "Inland Organization" means TIGI and its subsidiaries and its and their Affiliates.

38974: 38975:

    "Total Operating Expenses" means the aggregate expenses of every character paid or incurred by the Company as determined under generally accepted accounting principles, including Advisor Asset Management Fees, but excluding:

38976: 38977:
  38978: 38979:
    38980: 38981:
    the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Shares;
    38982: 38983:
    interest payments;
    38984: 38985:
    taxes;
    38986: 38987:
    non-cash expenditures such as depreciation, amortization and bad debt reserves;
    38988: 38989:

    38990:
    38991:
    incentive fees payable to the Advisor; and
    38992: 38993:
    Acquisition Expenses, real estate commissions on resale of real property and other expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).
  38994:
38995: 38996: 38997:

    "Treasury Regulations" means the Regulations promulgated by the United States Department of the Treasury under the Code.

38998: 38999:

    "Triple-Net Lease Basis" means a lease pursuant to which a Creditworthy Tenant is responsible for the base rent in addition to the costs and expenses in connection with and related to property taxes, insurance, repairs and maintenance applicable to the leased space.

39000: 39001:

    "Triple-Net Single-User Retail Properties Outside the Primary Geographical Area of Investment" means all Single-User Retail Properties leased on a Triple-Net Lease Basis to a Creditworthy Tenant that are not located in the Company's Primary Geographical Area of Investment.

39002: 39003:

    "25% Asset Test" means the REIT Requirement that, at the end of each quarter, not more than 25 percent of the value of a REIT's total assets is represented by securities (other than securities qualifying under the 75% Asset Test). In addition, the value of the securities of any one issuer held by a REIT may not exceed 5 percent of the value of the total assets of the REIT and the REIT may not own more than 10 percent of the outstanding voting securities of such issuer.

39004: 39005:

    "UBTI" means Unrelated Business Taxable Income as described in the Code.

39006: 39007:

    "Umbrella Partnership Real Estate Investment Trust" means a REIT that owns and operates its properties, directly or indirectly, through an operating partnership.

39008: 39009:

    "Units" means all the units of partnership interests representing the equity in the Operating Partnership, being the LP Units and the GP Common Units collectively.

39010: 39011:

    "Unrelated Business Taxable Income" or "UBTI" as defined in Section 512 of the Code, means generally the gross income derived by any organization from any unrelated trade or business regularly carried on by it, less certain permitted deductions which are directly connected with the carrying on of such trade or business, both computed with certain modifications set forth in the Code. Generally, Section 513 of the Code defines an unrelated trade or business as any trade or business the conduct of which is not substantially related (apart from the need to generate income or funds) to the exercise or performance of an organization's exempt purpose or function.

39012: 39013:

    "UPREIT" means an Umbrella Partnership Real Estate Investment Trust.

39014: 39015:

    "USRPI" means a United States real property interest described in Section 897 of the Code. Generally, such an interest would be a direct interest in real property located in the United States or an interest in a domestic corporation which owns other USRPIs with a fair market value equal to at least 50% of the sum of the fair market value of its USRPIs, foreign real property and assets used in a trade or business.

39016: 39017:

    "U.S." means the United States of America.

39018:

39019:
39020:
39021:

39022:

39023: 39024:

39025:

39026:
39027:
39028:
39029:
39030:
39031:
39032:
39033:
39034:
39035:
39036:
39037:
39038:
39039:
39040:
39041:
39042:
39043:
39044:
39045:
39046:
39047:
39048:
39049: INDEX TO FINANCIAL STATEMENTS

39050:

AND

39051:

FINANCIAL STATEMENTS

39052:

39053:
39054:
39055:
39056:
39057:
39058:
39059:
39060:
39061:
39062:
39063:
39064:
39065:
39066:
39067:
39068:
39069:
39070:
39071:
39072:
39073:
39074:
39075:
39076:

39077: 39078:

39079:

INDEX TO FINANCIAL STATEMENTS

 39080: 39081: 39083: 39085: 39086: 39088: 39090: 39091: 39093: 39095: 39096: 39098: 39100: 39101: 39103: 39105: 39106: 39108: 39110: 39111: 39115: 39117: 39118: 39120: 39122: 39123: 39125: 39127: 39128: 39130: 39132: 39133: 39135: 39137: 39138: 39142: 39144: 39145: 39147: 39149: 39150: 39152: 39154: 39155: 39157: 39159: 39160: 39162: 39164: 39165: 39169: 39171: 39172: 39174: 39176: 39177: 39179: 39181: 39182: 39184: 39186: 39187: 39189: 39191: 39192: 39194: 39196: 39197: 39199: 39201: 39202: 39204: 39206: 39207: 39209: 39211: 39212:
39082:	39084: Page
39087: Independent Auditors' Report	39089: F- 1
39092: Consolidated Balance Sheet at September 18, 1998	39094: F- 2
39097: Notes to Consolidated Balance Sheet	39099: F- 3
39102: Independent Auditors' Report - Lake Olympia Square	39104: F- 5
39107: Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1997 of Lake Olympia Square	39109: F- 6
39112: Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended 39113: December 31, 1997 of Lake Olympia Square 39114:	39116: F- 7
39119: Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 1998 of Lake Olympia Square	39121: F- 9
39124: Notes to Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 1998 of Lake Olympia Square	39126: F- 10
39129: Independent Auditors' Report - Lake Walden Square	39131: F- 11
39134: Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1997 of Lake Walden Square	39136: F- 12
39139: Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended 39140: December 31, 1997 of Lake Walden Square 39141:	39143: F- 13
39146: Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 1998 of Lake Walden Square	39148: F- 15
39151: Notes to Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 1998 of Lake Walden Square	39153: F- 16
39156: Independent Auditors' Report - Merchants Square Shopping Center	39158: F- 17
39161: Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1997 of Merchants Square Shopping Center	39163: F- 18
39166: Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended 39167: December 31, 1997 of Merchants Square Shopping Center 39168:	39170: F- 19
39173: Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 1998 of Merchants Square Shopping Center	39175: F- 21
39178: Notes to Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 1998 of Merchants Square Shopping Center	39180: F- 22
39183: Pro Forma Consolidated Balance Sheet (unaudited) at September 30, 1998	39185: F- 23
39188: Notes to Pro Forma Consolidated Balance Sheet (unaudited) at September 30, 1998	39190: F- 25
39193: Pro Forma Statement of Operations (unaudited) for the nine months ended September 30, 1998	39195: F- 26
39198: Notes to Pro Forma Statement of Operations (unaudited) for the nine months ended September 30, 1998	39200: F- 28
39203: Pro Forma Statement of Operations (unaudited) for the year ended December 31, 1997	39205: F- 29
39208: Notes to Pro Forma Statement of Operations (unaudited) for the year ended December 31, 1997	39210: F- 31
39213: 39214:

39215:
39216:
39217:
39218:
39219:
39220:
39221:
39222:
39223:
39224:
39225: F-i

39226: 39227:

39228:

39229:

Independent Auditors' Report

39230: 39231:

39232:
39233:
39234: Board of Directors

39235:

Inland Retail Real Estate Trust, Inc.

39236:

39237:
39238: We have audited the accompanying consolidated balance sheet of Inland Retail Real Estate Trust, Inc. (the "Company") as of September 18, 1998. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

39239: 39240:

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

39241: 39242:

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Inland Retail Real Estate Trust, Inc. as of September 18, 1998, in conformity with generally accepted accounting principles.

39243:

39244:
39245: KPMG Peat Marwick LLP

39246: 39247:

39248:
39249:
39250: Chicago, Illinois

39251:

September 18, 1998

39252:

39253:
39254:
39255:
39256:
39257:
39258:
39259:
39260:
39261:
39262:
39263:
39264:
39265:
39266:
39267:
39268:
39269:

39270:

39271:

39272:

Inland Retail Real Estate Trust, Inc.
39273: (A Maryland Corporation)
39274:
39275:

39276:

CONSOLIDATED BALANCE SHEET

39277:

39278:

September 18, 1998

39279:

39280:

ASSETS

39281: 39282: 39283: 39285: 39287: 39289: 39290: 39292: 39294: 39296: 39297: 39299: 39300: 39302: 39303:
39284: Cash	39286: $	39288: 202,000
39291:	39293: $	39295: 202,000
39298:		39301: ========
39304: 39305: 39306:

LIABILITIES AND STOCKHOLDER'S EQUITY

39307: 39308: 39309: 39311: 39312: 39313: 39314: 39316: 39318: 39320: 39321: 39322: 39323: 39324: 39325: 39327: 39328: 39330: 39331: 39332: 39333: 39334: 39335: 39337: 39338: 39339: 39340: 39342: 39343: 39345: 39346: 39348: 39349: 39351: 39352: 39354: 39355: 39357: 39358: 39360: 39362: 39364: 39365: 39367: 39368: 39370: 39371:
39310: Liabilities:
39315: Minority interest in partnership	39317: $	39319: 2,000

39326: Commitments and contingencies (Note 4)		39329:

39336: Stockholder's Equity:
39341: Preferred Stock, $.01 par value, 10,000,000 shares authorized, none outstanding		39344: -
39347: Common stock, $.01 par value, 100,000,000 shares authorized, 20,000 shares issued and outstanding		39350: 200
39353: Additional Paid-in Capital		39356: 199,800
39359:	39361: $	39363: 202,000
39366:		39369: ===========
39372: 39373:

39374:
39375:
39376:
39377:
39378:
39379:
39380:
39381:
39382:
39383:
39384:
39385:
39386:
39387:
39388:
39389:
39390:
39391:
39392:
39393:
39394:

39395:

See accompanying notes to consolidated balance sheet.

39396:

39397: F-2

39398: 39399:

39400:

39401:

Inland Retail Real Estate Trust, Inc.
39402: (A Maryland Corporation)
39403:
39404: NOTES TO CONSOLIDATED BALANCE SHEET
39405:
39406: September 18, 1998

39407:

39408:
39409: (1)  Organization

39410: 39411:

Inland Retail Real Estate Trust, Inc. (the "Company") was formed on September 3, 1998 to acquire and manage a diversified portfolio of real estate, primarily multi-tenant shopping centers and has not commenced operations. The Advisory Agreement (the "Agreement") provides for Inland Retail Real Estate Advisory Services, Inc. (the "Advisor"), an Affiliate of the Company, to be the Advisor to the Company. The Company contemplates the sale of up to 50,000,000 shares of common stock ("Shares") at $10 each in an initial public offering (the "Offering") to be registered with the Securities and Exchange Commission (the "Registration Statement") and the issuance of 4,000,000 shares at $9.05 each which may be distributed pursuant to the Company's distribution reinvestment program. No shares will be sold unless subscriptions for at least 200,000 shares (the minimum offering) have been obtained within six months after commencement of the Offering. The Company will be the general partner of Inland Retail Real Estate Limited Partnership (the "Operating Partnership"). See "Investment Objectives and Policies," "Plan of Distribution" and "Distribution Reinvestment and Share Repurchase Programs" elsewhere in this Prospectus.

39412: 39413:

The Company intends to qualify as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 1999. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

39414: 39415:

(2)  Basis of Presentation

39416: 39417:

The accompanying Consolidated Balance Sheet includes the accounts of the Company, as well as the accounts of the Operating Partnership, in which the Company has an approximately 99% controlling general partner interest. The Advisor owns the remaining approximately 1% limited partner common units in the Operating Partnership for which it paid $2,000 and which is reflected as a minority interest in the accompanying consolidated balance sheet. The effect of all significant intercompany transactions have been eliminated.

39418: 39419:

39420:
39421:
39422:
39423:
39424:
39425:
39426:
39427:
39428:
39429:
39430:

39431:

39432: 39433:

39434:

Inland Retail Real Estate Trust, Inc.
39435: (A Maryland Corporation)
39436:
39437: NOTES TO CONSOLIDATED BALANCE SHEET
39438: (continued)
39439:
39440: September 18, 1998

39441: 39442:

39443:

(3)  Transactions with Affiliates

39444: 39445:

The Advisor contributed $200,000 to the capital of the Company for which it received 20,000 shares of common stock.

39446: 39447:

In the event that the minimum offering is not successful, an Affiliate of the Advisor will bear the related costs of the Offering.

39448: 39449:

Certain compensation and fees payable to the Advisor for services to be provided to the Company are limited to maximum amounts. See "Compensation Table" elsewhere in this Prospectus for a description of such compensation and fees.

39450: 39451:

39452:

(4)  Commitments

39453: 39454:

The Company plans to adopt an Independent Director Stock Option Plan which will provide for the initial grant of options to purchase 3,000 shares to each of the Independent Directors of the Company at $9.05 per share. See "Management- Independent Director Stock Option Plan" described elsewhere in this Prospectus.

39455: 39456:

The Company anticipates that the aggregate borrowings related to all of the Company's properties will be limited to certain maximum amounts. See "Investment Objectives and Policies" elsewhere in this Prospectus for a description of such maximum borrowing amounts.

39457: 39458:

The Company has rights to purchase three investment properties from an Affiliate, who purchased the properties from an unaffiliated third party on behalf of the Company. The Company expects to purchase these properties from the Affiliate at their cost upon receipt of proceeds from the Offering.

39459: 39460:

39461:
39462:
39463:
39464:
39465:
39466:
39467:
39468:
39469:
39470:
39471:
39472:
39473:
39474:
39475:
39476:

39477:

39478: 39479:

39480:

Independent Auditors' Report

39481: 39482:

39483:

The Board of Directors

39484:

Inland Retail Real Estate Trust, Inc.:

39485: 39486:

39487:

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Lake Olympia Square for the year ended December 31, 1997. This Historical Summary is the responsibility of the management of Inland Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

39488: 39489:

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

39490: 39491:

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Retail Real Estate Trust, Inc., as described in note 2. The presentation is not intended to be a complete presentation of Lake Olympia Square's revenues and expenses.

39492: 39493:

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Lake Olympia Square for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

39494: 39495:

39496:

KPMG Peat Marwick LLP

39497: 39498:

39499:

Chicago, Illinois

39500:

April 30, 1998

39501: 39502:

39503:
39504:
39505:
39506:
39507:
39508:
39509:
39510:
39511:
39512:
39513:
39514:
39515:
39516:
39517:
39518:

39519:

39520: 39521:

39522:

39523:

Lake Olympia Square
39524: Historical Summary of Gross Income and Direct Operating Expenses
39525: Year ended December 31, 1997

39526: 39527:

 39528: 39529: 39531: 39532: 39533: 39534: 39536: 39538: 39540: 39541: 39543: 39544: 39546: 39547: 39549: 39550: 39552: 39553: 39554: 39555: 39556: 39557: 39559: 39560: 39561: 39562: 39564: 39565: 39567: 39568: 39570: 39571: 39573: 39574: 39576: 39577: 39579: 39580: 39582: 39583: 39585: 39586: 39588: 39589: 39591: 39592: 39594: 39595: 39597: 39598: 39600: 39601: 39603: 39604: 39605: 39606: 39607: 39608: 39610: 39612: 39614: 39615: 39616: 39617: 39619: 39620:
39530: Gross income:
39535: Base rental income	39537: $	39539: 848,197
39542: Operating expense and real estate tax recoveries		39545: 163,446
39548: Total Gross Income		39551: 1,011,643

39558: Direct operating expenses:
39563: Real estate taxes		39566: 81,106
39569: Operating expenses		39572: 74,124
39575: Management fees		39578: 47,171
39581: Insurance		39584: 22,255
39587: Utilities		39590: 17,558
39593: Interest expense		39596: 343,788
39599: Total Direct Operating Expenses		39602: 586,002

39609: Excess of Gross Income over Direct Operating Expenses	39611: $	39613: 425,641
39618: ==========
39621: 39622: 39623:

39624:

39625:

See accompanying notes to historical summary of gross income and direct operating expenses.

39626:

39627:
39628:
39629:
39630:
39631:
39632:
39633:
39634:
39635:
39636:
39637:
39638:
39639:
39640:
39641:
39642:
39643:
39644:
39645:
39646:
39647:
39648:
39649:
39650:
39651:
39652:

39653:

39654: 39655:

39656:

Lake Olympia Square
39657: Notes to Historical Summary of Gross Income and Direct Operating Expenses
39658: Year ended December 31, 1997
39659:
39660:

39661: 39662:

1.    Business

39663: 39664: 39665: 39666:

Lake Olympia Square (Lake Olympia) is located in Ocoee, Florida. It consists of approximately 85,800 square feet of gross leasable area and was 99% leased and occupied at December 31, 1997. Approximately 51% of Lake Olympia is leased to one tenant representing approximately 35% of base rental income. An Affiliate of Inland Retail Real Estate Trust, Inc. purchased Lake Olympia from an unaffiliated third party on behalf of Inland Retail Real Estate Trust, Inc. Inland Retail Real Estate Trust, Inc. will acquire Lake Olympia from this Affiliate at their cost upon receipt of proceeds from an equity offering.

39667: 39668: 39669: 39670:

2.    Basis of Presentation

39671: 39672: 39673: 39674:

The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Retail Real Estate Trust, Inc. and is not intended to be a complete presentation of Lake Olympia's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Lake Olympia to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

39675: 39676: 39677: 39678:

3.    Gross Income

39679: 39680: 39681: 39682:

Lake Olympia leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Lake Olympia is reimbursed for common area, real estate, and insurance costs.

39683: 39684:

Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $61,371 for the year ended December 31, 1997.

 39685: 39686: 39687:

39688:
39689:
39690:
39691:
39692:
39693:
39694:
39695:
39696:
39697:
39698:
39699:
39700:
39701:
39702:

39703:

39704: 39705:

39706:

Lake Olympia Square
39707: Notes to Historical Summary of Gross Income and Direct Operating Expenses
39708:
39709:
39710:

39711:

Minimum rents to be received from tenants under operating leases in effect at December 31, 1997 are as follows:

39712: 39713:

39714: 39716: 39717: 39719: 39720: 39722: 39724: 39726: 39727: 39729: 39731: 39733: 39734: 39736: 39738: 39740: 39741: 39743: 39745: 39747: 39748: 39750: 39752: 39754: 39755: 39757: 39759: 39761: 39762: 39763: 39765: 39767: 39768: 39769: 39770: 39772: 39773:
39715: Year		39718: Amount
39721: 1998	39723: $	39725: 870,375
39728: 1999	39730:	39732: 876,597
39735: 2000	39737:	39739: 840,419
39742: 2001	39744:	39746: 758,460
39749: 2002	39751:	39753: 650,739
39756: Thereafter	39758:	39760: 4,989,716
	39764: $	39766: 8,986,306
39771: =========
39774:
39775: 39776: 39777:

4.    Direct Operating Expenses

39778: 39779: 39780: 39781:

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Lake Olympia. Costs such as depreciation, amortization and professional fees are excluded from the Historical Summary.

39782: 39783:

Lake Olympia is managed pursuant to the terms of a verbal management agreement for an annual fee of 5% of gross revenue (as defined). Subsequent to the sale of Lake Olympia (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

39784: 39785:

Inland Retail Real Estate Trust, Inc. will assume the outstanding mortgage debt related to Lake Olympia Square of approximately $6,078,000 in connection with the acquisition. The assumed debt, which originated March 26, 1997, has an annual interest rate of 8.25% and requires monthly interest payments.

39786: 39787: 39788: 39789:

5.    Pro Forma Adjustments (unaudited)

39790: 39791: 39792: 39793:

The interest expense associated with the assumed debt discussed in note 4, would have approximated $501,435 if the related debt had been in existence since January 1, 1997.

 39794: 39795: 39796:

39797:
39798:
39799:
39800:
39801:
39802:
39803:
39804:
39805:
39806:
39807:
39808:
39809:
39810:

39811:

39812: 39813:

39814:

39815:

Lake Olympia Square
39816: Historical Summary of Gross Income and Direct Operating Expenses
39817: Nine months ended September 30, 1998
39818: (unaudited)

39819:

39820:
39821:

39822: 39823: 39825: 39826: 39827: 39828: 39830: 39832: 39834: 39835: 39837: 39839: 39841: 39842: 39844: 39846: 39848: 39849: 39851: 39852: 39853: 39854: 39856: 39858: 39860: 39861: 39863: 39865: 39867: 39868: 39870: 39872: 39874: 39875: 39877: 39879: 39881: 39882: 39884: 39886: 39888: 39889: 39891: 39893: 39895: 39896: 39898: 39900: 39902: 39903: 39905: 39907: 39909: 39910:
39824: Gross income:
39829: Base rental income	39831: $	39833: 634,892
39836: Operating expense and real estate tax recoveries	39838: .	39840: 192,785
39843: Total Gross Income	39845: .	39847: 827,677
39850: Direct operating expenses:
39855: Real estate taxes	39857: .	39859: 57,578
39862: Operating expenses	39864: .	39866: 140,099
39869: Insurance	39871: .	39873: 13,788
39876: Utilities	39878: .	39880: 16,783
39883: Interest expense	39885: .	39887: 375,289
39890: Total Direct Operating Expenses	39892: .	39894: 603,537
39897: Excess of Gross Income over Direct Operating Expenses	39899: $	39901: 224,140
39904:	39906:	39908: ===========
39911: 39912:

39913:
39914:

39915:

See accompanying notes to historical summary of gross income and direct

39916:

operating expenses.

39917:

39918:
39919:
39920:
39921:
39922:
39923:
39924:
39925:
39926:
39927:
39928:
39929:
39930:
39931:
39932:
39933:
39934:
39935:
39936:
39937:
39938:
39939:
39940:
39941:
39942:
39943:
39944:
39945:
39946:

39947:

39948:

39949:

Lake Olympia Square
39950: Notes to Historical Summary of Gross Income and Direct Operating Expenses
39951: Nine months ended September 30, 1998
39952: (unaudited)
39953:
39954:
39955:

39956:

1.    Basis of Presentation

39957: 39958: 39959: 39960:

The Historical Summary of Gross Income and Direct Operating Expenses for the period ended September 30, 1998 has been prepared from operating statements provided by the owners of the property during that period and requires management of Lake Olympia to make estimates and assumptions that affect the amounts of the revenues and expenses during that period. Actual results may differ from those estimates.

39961: 39962:

In the opinion of management, all normal recurring adjustments necessary for a fair presentation of results for the unaudited interim period presented have been reflected. Certain information in footnote disclosures included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

 39963: 39964: 39965:

39966:
39967:
39968:
39969:
39970:
39971:
39972:
39973:
39974:
39975:
39976:
39977:
39978:
39979:
39980:
39981:
39982:
39983:
39984:
39985:
39986:
39987:
39988:
39989:
39990:
39991:
39992:
39993:
39994:
39995:
39996:
39997:
39998:
39999:
40000:
40001:

40002:

40003: 40004:

40005:

40006:
40007:
40008:
40009: Independent Auditors' Report

40010:

40011:
40012:
40013: The Board of Directors

40014:

Inland Retail Real Estate Trust, Inc.:

40015: 40016:

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Lake Walden Square for the year ended December 31, 1997. This Historical Summary is the responsibility of the management of Inland Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

40017: 40018:

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

40019: 40020:

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Retail Real Estate Trust, Inc., as described in note 2. The presentation is not intended to be a complete presentation of Lake Walden Square's revenues and expenses.

40021: 40022:

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Lake Walden Square for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

40023:

40024:
40025:
40026: KPMG Peat Marwick LLP
40027:
40028:
40029:
40030:
40031:
40032:

40033: 40034:

Atlanta, Georgia

40035:

April 30, 1998

40036: 40037:

40038:
40039:
40040:
40041:
40042:
40043:
40044:
40045:
40046: F-11

40047: 40048:

40049:

Lake Walden Square
40050: Historical Summary of Gross Income and Direct Operating Expenses
40051: Year ended December 31, 1997

40052:

40053:
40054:

40055: 40056: 40058: 40059: 40060: 40061: 40063: 40065: 40067: 40068: 40070: 40072: 40074: 40075: 40077: 40079: 40081: 40082: 40084: 40086: 40088: 40089: 40091: 40092: 40093: 40094: 40096: 40098: 40100: 40101: 40103: 40105: 40107: 40108: 40110: 40112: 40114: 40115: 40117: 40119: 40121: 40122: 40124: 40126: 40128: 40129: 40131: 40133: 40135: 40136: 40138: 40140: 40142: 40143: 40145: 40147: 40149: 40150: 40152: 40154: 40156: 40157:
40057: Gross income:
40062: Base rental income	40064: $	40066: 1,537,855
40069: Operating expense and real estate tax recoveries	40071: .	40073: 267,044
40076: Other income	40078: .	40080: 149,736
40083: Total Gross Income	40085: .	40087: 1,954,635
40090: Direct operating expenses:
40095: Operating expenses	40097: .	40099: 151,456
40102: Management fees	40104: .	40106: 72,592
40109: Real estate taxes	40111: .	40113: 159,637
40116: Utilities	40118: .	40120: 23,425
40123: Insurance	40125: .	40127: 28,594
40130: Interest expense	40132: .	40134: 136,816
40137: Total Direct Operating Expenses	40139: .	40141: 572,520
40144: Excess of Gross Income over Direct Operating Expenses	40146: $	40148: 1,382,115
40151:	40153:	40155: ============
40158: 40159:

40160:

40161:

See accompanying notes to historical summary of gross income and direct operating expenses.

40162:

40163:
40164:
40165:
40166:
40167:
40168:
40169:
40170:
40171:
40172:
40173:
40174:
40175:
40176:
40177:
40178:
40179:
40180:
40181:
40182:
40183:
40184:
40185:
40186:
40187:
40188:
40189:

40190: 40191:

40192: 40193:

40194:

Lake Walden Square
40195: Notes to Historical Summary of Gross Income and Direct Operating Expenses
40196: Year ended December 31, 1997

40197:

40198:
40199:
40200: 1.    Business

40201: 40202: 40203: 40204:

Lake Walden Square is located in Plant City, Florida. It consists of approximately 263,000 square feet of gross leasable area and was 83% leased and occupied at December 31, 1997. Approximately 62% of Lake Walden Square is leased to three tenants representing approximately 40% of base rental income. An Affiliate of Inland Retail Real Estate Trust, Inc. purchased Lake Walden Square from an unaffiliated third party on behalf of Inland Retail Real Estate Trust, Inc. Inland Retail Real Estate Trust, Inc. will acquire Lake Walden Square from this Affiliate at their cost upon receipt of proceeds from an equity offering.

40205: 40206: 40207: 40208:

2.    Basis of Presentation

40209: 40210: 40211: 40212:

The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Retail Real Estate Trust, Inc. and is not intended to be a complete presentation of Lake Walden Square's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Lake Walden Square to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

40213: 40214: 40215: 40216:

3.    Gross Income

40217: 40218: 40219: 40220:

Lake Walden Square leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Lake Walden Square is reimbursed for common area, real estate taxes, and insurance costs.

40221: 40222:

Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $34,613 for the year ended December 31, 1997.

40223: 40224: 40225: 40226:

40227:
40228:
40229:
40230:
40231:
40232:
40233:
40234:
40235:
40236:
40237:
40238:
40239:
40240:

40241:

40242: 40243:

40244:

40245:

Lake Walden Square
40246: Notes to Historical Summary of Gross Income and Direct Operating Expenses
40247:
40248:
40249:

40250:

Minimum rents to be received from tenants under operating leases in effect at December 31, 1997 are as follows:

40251: 40252:

40253: 40255: 40257: 40259: 40260: 40262: 40264: 40266: 40267: 40269: 40271: 40273: 40274: 40276: 40278: 40280: 40281: 40283: 40285: 40287: 40288: 40290: 40292: 40294: 40295: 40297: 40299: 40301: 40302: 40303: 40305: 40307: 40308: 40309: 40311: 40313: 40314:
40254: Year	40256:	40258: Amount
40261: 1998	40263: $	40265: 1,599,767
40268: 1999	40270:	40272: 1,579,403
40275: 2000	40277:	40279: 1,533,075
40282: 2001	40284:	40286: 1,411,984
40289: 2002	40291:	40293: 1,202,908
40296: Thereafter	40298:	40300: 10,945,790
	40304: $	40306: 18,272,927
	40310:	40312: ===========
40315: 40316: 40317:

4.    Direct Operating Expenses

40318: 40319: 40320: 40321:

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Lake Walden Square. Costs such as depreciation, amortization and professional fees are excluded from the Historical Summary.

40322: 40323:

Real estate tax expense is based upon bills for 1997.

40324: 40325:

Lake Walden Square is managed pursuant to the terms of a management agreement for an annual fee of 4% of rental revenue and tenant expense reimbursements. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

40326: 40327:

Inland Retail Real Estate Trust, Inc. will assume the outstanding mortgage debt related to Lake Walden Square of approximately $10,205,000 in connection with the acquisition. The assumed debt, which originated October 30, 1997, has an annual interest rate of 7.63% and requires monthly interest payments.

40328: 40329: 40330: 40331:

5.    Pro Forma Adjustments (unaudited)

40332: 40333: 40334: 40335:

The interest expense associated with the assumed debt discussed in note 4, would have approximated $778,642 if the related debt had been in existence since January 1, 1997.

 40336: 40337: 40338:

40339:
40340:
40341:
40342:
40343:
40344:
40345:
40346:
40347:
40348:
40349:
40350:
40351:

40352:

40353: 40354:

40355:

40356:

Lake Walden Square
40357: Historical Summary of Gross Income and Direct Operating Expenses
40358: Nine months ended September 30, 1998
40359: (unaudited)

40360:

40361:
40362:
40363:

40364: 40365: 40367: 40368: 40369: 40370: 40372: 40374: 40376: 40377: 40379: 40380: 40382: 40383: 40385: 40386: 40388: 40389: 40391: 40392: 40393: 40394: 40396: 40397: 40399: 40400: 40402: 40403: 40405: 40406: 40408: 40409: 40411: 40412: 40414: 40415: 40417: 40418: 40420: 40421: 40423: 40424: 40426: 40427: 40429: 40430: 40432: 40434: 40436: 40437: 40439: 40440: 40442: 40443:
40366: Gross income:
40371: Base rental income	40373: $	40375: 1,186,034
40378: Operating expense and real estate tax recoveries		40381: 192,072
40384: Total Gross Income		40387: 1,378,106
40390: Direct operating expenses:
40395: Operating expenses		40398: 134,764
40401: Real estate taxes		40404: 133,267
40407: Utilities		40410: 16,812
40413: Insurance		40416: 30,279
40419: Interest expense		40422: 583,378
40425: Total Direct Operating Expenses		40428: 898,500
40431: Excess of Gross Income over Direct Operating Expenses	40433: $	40435: 479,606
40438:		40441: ===========
40444: 40445: 40446:

40447:

See accompanying notes to historical summary of gross income and direct operating expenses.

40448:

40449:
40450:
40451:
40452:
40453:
40454:
40455:
40456:
40457:
40458:
40459:
40460:
40461:
40462:
40463:
40464:
40465:
40466:
40467:
40468:
40469:
40470:
40471:
40472:
40473:
40474:
40475:

40476:

40477: 40478:

40479:

40480:

Lake Walden Square
40481: Notes to Historical Summary of Gross Income and Direct Operating Expenses
40482: Nine months ended September 30, 1998
40483: (unaudited)

40484:

40485:
40486:

40487:

1.    Basis of Presentation

40488: 40489: 40490: 40491:

The Historical Summary of Gross Income and Direct Operating Expenses for the period ended September 30, 1998 has been prepared from operating statements provided by the owners of the property during that period and requires management of Lake Walden to make estimates and assumptions that affect the amounts of the revenues and expenses during that period. Actual results may differ from those estimates.

40492: 40493:

In the opinion of management, all normal recurring adjustments necessary for a fair presentation of results for the unaudited interim period presented have been reflected. Certain information in footnote disclosures included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

 40494: 40495: 40496:

40497:
40498:
40499:
40500:
40501:
40502:
40503:
40504:
40505:
40506:
40507:
40508:
40509:
40510:
40511:
40512:
40513:
40514:
40515:
40516:
40517:
40518:
40519:
40520:
40521:
40522:
40523:
40524:
40525:
40526:
40527:
40528:
40529:
40530:
40531:

40532:

40533: 40534:

40535:

40536:
40537:
40538:
40539:
40540:

40541:

Independent Auditors' Report

40542:

40543:
40544:
40545:
40546: The Board of Directors

40547:

Inland Retail Real Estate Trust, Inc.:

40548: 40549:

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Merchants Square Shopping Center for the year ended December 31, 1997. This Historical Summary is the responsibility of the management of Inland Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

40550: 40551:

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

40552: 40553:

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Retail Real Estate Trust, Inc., as described in note 2. The presentation is not intended to be a complete presentation of Merchants Square Shopping Center's revenues and expenses.

40554: 40555:

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Merchants Square Shopping Center for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

40556:

40557:
40558:
40559: KPMG Peat Marwick LLP

40560:

40561:
40562:
40563:
40564:

40565:

Chicago, Illinois

40566:

October 20, 1998

40567:

40568:
40569:
40570:
40571:
40572:
40573:

40574:

40575: 40576:

40577:

40578:

40579:

Merchants Square Shopping Center
40580: Historical Summary of Gross Income and Direct Operating Expenses
40581: Year ended December 31, 1997

40582:

40583:
40584:
40585:

40586: 40587: 40589: 40590: 40591: 40592: 40594: 40596: 40598: 40599: 40601: 40603: 40605: 40606: 40608: 40610: 40612: 40613: 40615: 40617: 40619: 40620: 40622: 40623: 40624: 40625: 40627: 40629: 40631: 40632: 40634: 40636: 40638: 40639: 40641: 40643: 40645: 40646: 40648: 40650: 40652: 40653: 40655: 40657: 40659: 40660: 40662: 40664: 40666: 40667: 40669: 40671: 40673: 40674: 40676: 40678: 40680: 40681:
40588: Gross income:
40593: Base rental income	40595: $	40597: 567,470
40600: Operating expense and real estate tax and insurance recoveries	40602: .	40604: 144,729
40607: Percentage rent	40609: .	40611: 7,053
40614: Total Gross Income	40616: .	40618: 719,252
40621: Direct operating expenses:
40626: Operating expenses	40628: .	40630: 51,290
40633: Real estate taxes	40635: .	40637: 97,147
40640: Insurance	40642: .	40644: 8,782
40647: Management fees	40649: .	40651: 36,546
40654: Other	40656: .	40658: 737
40661: Total Direct Operating Expenses	40663: .	40665: 194,502
40668: Excess of Gross Income over Direct Operating Expenses	40670: $	40672: 524,750
40675:	40677:	40679: ===========
40682: 40683:

40684:
40685: See accompanying notes to historical summary of gross income and direct operating expenses.

40686:

40687:
40688:
40689:
40690:
40691:
40692:
40693:
40694:
40695:
40696:
40697:
40698:
40699:
40700:
40701:
40702:
40703:
40704:
40705:
40706:
40707:
40708:
40709:
40710:
40711:

40712:

40713: 40714:

40715:

40716:

Merchants Square Shopping Center
40717: Notes to Historical Summary of Gross Income and Direct Operating Expenses
40718: Year ended December 31, 1997

40719:

40720:
40721:
40722: 1.    Business

40723: 40724: 40725: 40726:

Merchants Square Shopping Center (Merchants Square) is located in Zephyrhills, Florida. It consists of approximately 74,850 square feet of gross leasable area. As of the end of the year, Merchants Square was 100% occupied, 64% of which is occupied by one major tenant, Kash N' Karry. An Affiliate of Inland Retail Real Estate Trust, Inc. purchased Merchants Square from an unaffiliated third party on behalf of Inland Retail Real Estate Trust, Inc. Inland Retail Real Estate Trust, Inc. will acquire Merchants Square from this Affiliate at their cost upon receipt of proceeds from an equity offering.

40727: 40728: 40729: 40730:

2.    Basis of Presentation

40731: 40732: 40733: 40734:

The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Retail Real Estate Trust, Inc. and is not intended to be a complete presentation of Merchants Square's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Merchants Square to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

40735: 40736: 40737: 40738:

3.    Gross Income

40739: 40740: 40741: 40742:

Merchants Square leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Merchants Square is reimbursed for common area, real estate, and insurance costs. Certain of the leases contain renewal options for various periods at various rental rates.

40743: 40744:

Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by approximately $1,900 for the year ended December 31, 1997.

 40745: 40746: 40747:

40748:
40749:
40750:
40751:
40752:
40753:
40754:
40755:
40756:
40757:
40758:
40759:
40760:

40761:

40762: 40763:

40764:

40765:

Merchants Square Shopping Center
40766: Notes to Historical Summary of Gross Income and Direct Operating Expenses
40767: Year ended December 31, 1997

40768:

40769:
40770:
40771: Minimum rents to be received from tenants under operating leases in effect at December 31, 1997 are as follows:

40772: 40773:

40774: 40776: 40778: 40780: 40781: 40783: 40785: 40787: 40788: 40790: 40792: 40794: 40795: 40797: 40799: 40801: 40802: 40804: 40806: 40808: 40809: 40811: 40813: 40815: 40816: 40818: 40820: 40822: 40823: 40824: 40826: 40828: 40829: 40830: 40832: 40834: 40835:
40775: Year	40777:	40779: Amount
40782: 1998	40784: $	40786: 578,443
40789: 1999	40791:	40793: 541,240
40796: 2000	40798:	40800: 500,241
40803: 2001	40805:	40807: 471,771
40810: 2002	40812:	40814: 471,771
40817: Thereafter	40819:	40821: 3,449,105
	40825: $	40827: 6,012,570
	40831:	40833: ===========
40836:
40837: 40838: 40839:

40840:

4.    Direct Operating Expenses

40841: 40842: 40843: 40844:

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Merchants Square. Costs such as mortgage interest, depreciation, amortization and professional fees are excluded from the Historical Summary.

40845: 40846:

The Seller provides management services for Merchants Square for an annual fee of 4% to 6% of gross revenues (as defined). Subsequent to the sale of Merchants Square (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

 40847: 40848: 40849:

40850:
40851:
40852:
40853:
40854:
40855:
40856:
40857:
40858:
40859:
40860:
40861:
40862:
40863:
40864:
40865:
40866:
40867:
40868:
40869:
40870:
40871:

40872:

40873: 40874:

40875:

40876:

Merchants Square Shopping Center
40877: Historical Summary of Gross Income and Direct Operating Expenses
40878: Nine months ended September 30, 1998
40879: (unaudited)

40880:

40881:
40882:
40883:

40884: 40885: 40887: 40888: 40889: 40890: 40892: 40894: 40896: 40897: 40899: 40901: 40903: 40904: 40906: 40908: 40910: 40911: 40913: 40914: 40915: 40916: 40918: 40920: 40922: 40923: 40925: 40927: 40929: 40930: 40932: 40934: 40936: 40937: 40939: 40941: 40943: 40944: 40946: 40948: 40950: 40951: 40953: 40955: 40957: 40958: 40960: 40962: 40964: 40965:
40886: Gross income:
40891: Base rental income	40893: $	40895: 425,602
40898: Operating expense and real estate tax and insurance recoveries	40900: .	40902: 120,297
40905: Total Gross Income	40907: .	40909: 545,899
40912: Direct operating expenses:
40917: Operating expenses	40919: .	40921: 42,671
40924: Management fee	40926: .	40928: 24,565
40931: Real estate taxes	40933: .	40935: 72,860
40938: Insurance	40940: .	40942: 6,586
40945: Total Direct Operating Expenses	40947: .	40949: 146,682
40952: Excess of Gross Income over Direct Operating Expenses	40954: $	40956: 399,217
40959:	40961:	40963: ============
40966: 40967:

40968:
40969:

40970:

See accompanying notes to historical summary of gross income and direct operating expenses.

40971:

40972:
40973:
40974:
40975:
40976:
40977:
40978:
40979:
40980:
40981:
40982:
40983:
40984:
40985:
40986:
40987:
40988:
40989:
40990:
40991:
40992:
40993:
40994:
40995:
40996:
40997:
40998:

40999:

41000: 41001:

41002:

41003:

Merchants Square Shopping Center
41004: Notes to Historical Summary of Gross Income and Direct Operating Expenses
41005: Nine months ended September 30, 1998
41006: (unaudited)

41007:

41008:
41009:
41010: 1.    Basis of Presentation

41011: 41012: 41013: 41014:

The Historical Summary of Gross Income and Direct Operating Expenses for the period ended September 30, 1998 has been prepared from operating statements provided by the owners of the property during that period and requires management of Merchants Square to make estimates and assumptions that affect the amounts of the revenues and expenses during that period. Actual results may differ from those estimates.

41015: 41016:

In the opinion of management, all normal recurring adjustments necessary for a fair presentation of results for the unaudited interim period presented have been reflected. Certain information in footnote disclosures included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

41017: 41018: 41019: 41020:

2.    Direct Operating Expenses

41021: 41022: 41023: 41024:

Inland Retail Real Estate Trust, Inc. will assume the outstanding mortgage debt related to Merchants Square Shopping Center of approximately $4,300,000 in connection with the acquisition. The assumed debt, which originated October 1998, has an annual interest rate of 7.5% and requires monthly principal and interest payments.

 41025: 41026: 41027:

41028:
41029:
41030:
41031:
41032:
41033:
41034:
41035:
41036:
41037:
41038:
41039:
41040:
41041:
41042:
41043:
41044:
41045:
41046:
41047:
41048:
41049:
41050:
41051:
41052:
41053:
41054:

41055:

41056: 41057:

41058:

41059:

Inland Retail Real Estate Trust, Inc.
41060: Pro Forma Consolidated Balance Sheet
41061: September 30, 1998
41062: (unaudited)

41063:

41064:
41065:
41066: The following unaudited Pro Forma Consolidated Balance Sheet is presented as if 1) proceeds of $2,000,000 from the Minimum Offering were received, and 2) the acquisition of Merchants Square Shopping Center had occurred on September 30, 1998.

41067: 41068:

This unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at September 30, 1998, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

41069:

41070:
41071:
41072:
41073:
41074:
41075:
41076:
41077:
41078:
41079:
41080:
41081:
41082:
41083:
41084:
41085:
41086:
41087:
41088:
41089:
41090:
41091:
41092:
41093:
41094:
41095:
41096:
41097:
41098:
41099:
41100:
41101:
41102:
41103:
41104:
41105:
41106:
41107:
41108:
41109:

41110:

41111: 41112:

41113:

41114:

Inland Retail Real Estate Trust, Inc.
41115: Pro Forma Consolidated Balance Sheet
41116: September 30, 1998
41117: (unaudited)

41118:

41119:
41120:

41121:

41122: 41124: 41125: 41126: 41127: 41129: 41131: 41132: 41134: 41135: 41136: 41137: 41139: 41141: 41143: 41145: 41146: 41148: 41149: 41150: 41151: 41152: 41153: 41154: 41156: 41158: 41160: 41162: 41164: 41166: 41167: 41169: 41171: 41173: 41175: 41177: 41179: 41180: 41182: 41184: 41186: 41188: 41190: 41192: 41193: 41195: 41197: 41199: 41201: 41203: 41205: 41206: 41207: 41208: 41210: 41212: 41214: 41216: 41217:
41123: Pro Forma Adjustments
		41128: (A)	41130: Minimum		41133: Pro Forma
		41138: Historical	41140: Offering	41142: Acquisition	41144: as adjusted
41147: Assets
41155: Net investment in properties	41157: $	41159: -	41161: -	41163: 5,714,401	41165: 5,714,401(C,D)
41168: Cash	41170:	41172: 202,000	41174: 1,700,000	41176: (1,407,314)	41178: 494,686 (D)
41181: Accounts and rents receivable	41183: .	41185: -	41187: -	41189: 72,860	41191: 72,860 (D)
41194: Total assets	41196: $	41198: 202,000	41200: 1,700,000	41202: 4,379,947	41204: 6,281,947
		41209: =========	41211: ==========	41213: ==========	41215: ===============
41218: 41219: 41220:

41221: 41222: 41224: 41225: 41226: 41227: 41228: 41229: 41230: 41232: 41234: 41236: 41238: 41240: 41242: 41243: 41245: 41247: 41249: 41251: 41253: 41255: 41256: 41258: 41260: 41262: 41264: 41266: 41268: 41269: 41271: 41273: 41275: 41277: 41279: 41281: 41282: 41284: 41286: 41288: 41290: 41292: 41294: 41295: 41297: 41298: 41300: 41301: 41303: 41305: 41306: 41308: 41310: 41312: 41314: 41316: 41318: 41319: 41321: 41323: 41325: 41327: 41329: 41331: 41332: 41334: 41336: 41338: 41340: 41342: 41344: 41345: 41347: 41349: 41351: 41353: 41355: 41357: 41358:
41223: Liabilities and Stockholder's Equity
41231: Accrued real estate taxes	41233:	41235: -	41237: -	41239: 72,860	41241: 72,860(D)
41244: Security deposits	41246: .	41248: -	41250: -	41252: 7,087	41254: 7,087(D)
41257: Mortgages payable	41259: .	41261: -	41263: -	41265: 4,300,000	41267: 4,300,000(F)
41270: Total liabilities	41272: .	41274: -	41276: -	41278: 4,379,947	41280: 4,379,947
41283: Minority interest in partnership	41285: .	41287: 2,000	41289: -	41291: -	41293: 2,000(E)
41296: Common Stock............. -		41299: 200		41302: 2,000	41304: 2,200
41307: Additional paid in capital (net of Offering costs)	41309: .	41311: 199,800	41313: 1,698,000	41315: -	41317: 1,897,800
41320: Total Stockholder's equity	41322: .	41324: 200,000	41326: 1,700,000(B)	41328: -	41330: 1,900,000
41333: Total liabilities and Stockholder's equity	41335: $	41337: 202,000	41339: 1,700,000	41341: 4,379,947	41343: 6,281,947
41346:	41348:	41350: ===========	41352: =============	41354: ==========	41356: =============
41359: 41360:

41361:
41362:
41363:
41364:
41365:
41366:
41367:
41368:
41369:
41370:
41371:
41372:
41373:

41374:

See accompanying notes to pro forma consolidated balance sheet.

41375: 41376:

41377: 41378:

41379:

Inland Retail Real Estate Trust, Inc.
41380: Notes to Pro Forma Consolidated Balance Sheet
41381: September 30, 1998
41382: (unaudited)

41383: 41384:

The pro forma consolidated balance sheet reflects the completion of the Minimum Offering and the use of the proceeds to purchase Merchants Square Shopping Center subject to $4,300,000 of third party debt.

41385: 41386:
  41387: 41388:
  The historical column represents the Consolidated Balance Sheet of the Company which was formed on September 3, 1998. On September 18, 1998 the Advisor contributed $200,000 in exchange for 20,000 shares of stock. The Company had no results of operations for the period from September 19, 1998 to September 30, 1998.
  41389: 41390:
  Minimum Offering proceeds:
  41391:   41392:

  41393: 41395: 41397: 41399: 41400: 41402: 41404: 41406: 41407: 41408: 41410: 41412: 41413: 41415: 41417: 41419: 41420: 41421: 41423: 41425: 41426: 41427: 41429: 41431: 41432:
41394: Common stock - 200,000 shares @ $.01 per share	41396: $	41398: 2,000
41401: Additional paid-in capital @ $9.99 per share	41403:	41405: 1,998,000
	41409: $	41411: 2,000,000 (1)
41414: Net of Offering costs or Total Public Offering Expenses calculated as 15% of Minimum Offering proceeds of $2,000,000)	41416:	41418: (300,000)(1)
	41422: $	41424: 1,700,000
	41428:	41430: ==============
  41433: 41434: 41435:

  Merchants Square Shopping Center was purchased by Merchants Square Property Partnership, an Affiliate of the Advisor, in contemplation of the Offering, to be held until sufficient Net Proceeds of the Offering are raised by the Company to acquire the property.
  41436: 41437:

  The Company is expected to use the proceeds of the Minimum Offering to acquire Merchants Square Shopping Center for a cash payment of $1,407,314 and subject to the existing first mortgage loan with a balance of approximately $4,300,000 as of September 30, 1998 (See Note F).

  41438: 41439:
  The pro forma adjusted cash balance consists of:
  41440:   41441:

  41442: 41444: 41446: 41448: 41450: 41451: 41453: 41455: 41457: 41459: 41460: 41462: 41464: 41466: 41468: 41469: 41471: 41472: 41473: 41474: 41475: 41477: 41479: 41481: 41483: 41484: 41486: 41488: 41490: 41492: 41493: 41495: 41497: 41499: 41501: 41502: 41505: 41507: 41509: 41511: 41512: 41514: 41516: 41518: 41520: 41521: 41523: 41525: 41527: 41529: 41530: 41532: 41534: 41536: 41538: 41539: 41541: 41543: 41545: 41547: 41548:
41443: Historical Balance of the Company	41445:	41447: $	41449: 202,000
41452: Minimum Offering proceeds	41454:	41456:	41458: 2,000,000 (1)
41461: Offering costs	41463:	41465:	41467: (300,000)(1)
41470: Net purchase price of Merchants Square:
41476: Gross purchase price	41478: (5,714,401)	41480:	41482:
41485: Proceeds from assumption of debt (See Note F)	41487: 4,300,000	41489:	41491:
41494: Security deposits	41496: 7,087	41498:	41500:
41503: Accounts and rents receivable (See 41504: Note G)	41506: 72,860	41508:	41510:
41513: Accrued real estate taxes	41515: (72,860)	41517:	41519:
41522:	41524:	41526:	41528: (1,407,314)(Note C)
41531: Pro forma adjusted cash	41533:	41535: $	41537: 494,686
41540:	41542:	41544:	41546: ===========
  41549: 41550: 41551:

  The Pro Forma Consolidated Balance Sheet includes the accounts of the Operating Partnership in which the Company has an approximately 99% controlling general partner interest. The Advisor owns the remaining approximately 1% limited partnership common units in the Operating Partnership for which it paid $2,000 and which is reflected as a minority interest.
  41552: 41553:

  41554: 41555:

  41556:

  Inland Retail Real Estate Trust, Inc.
  41557: Notes to Pro Forma Consolidated Balance Sheet
  41558: September 30, 1998
  41559: (unaudited)
  41560:
  41561: (continued)

  41562: 41563:

  41564:
  Represents the first mortgage loan assumed in conjunction with the acquisition of Merchants Square Shopping Center by the Company. This mortgage loan with a principal balance of approximately $4,300,000 as of September 30, 1998 is payable to a third party at an interest rate of 7.5% per annum.
  41565: 41566:
  Accounts and rents receivable as of September 30, 1998 of $72,860 represent amounts due from tenants for accrued real estate taxes.
41567: 41568:

41569:
41570:
41571:
41572:
41573:
41574:
41575:
41576:
41577:
41578:
41579:
41580:
41581:
41582:
41583:
41584:
41585:
41586:
41587:
41588:
41589:
41590:
41591:
41592:
41593:
41594:
41595:
41596:
41597:
41598:
41599:
41600:
41601:
41602:
41603:
41604:
41605:
41606:
41607:
41608:

41609:

41610: 41611:

41612:

Inland Retail Real Estate Trust, Inc.
41613: Pro Forma Statement of Operations
41614: For the nine months ended September 30, 1998
41615: (unaudited)

41616:

41617:
41618:

41619:

The following unaudited Pro Forma Statement of Operations of the Company is presented to effect the acquisition of the property indicated in Note C of the Notes to the Pro Forma Statement of Operations as though it occurred on January 1, 1997 .

41620: 41621:

This unaudited Pro Forma Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the nine months ended September 30, 1998, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

41622:

41623:
41624:
41625:
41626:
41627:
41628:
41629:
41630:
41631:
41632:
41633:
41634:
41635:
41636:
41637:
41638:
41639:
41640:
41641:
41642:
41643:
41644:
41645:
41646:
41647:
41648:
41649:
41650:
41651:
41652:
41653:
41654:
41655:
41656:
41657:
41658:
41659:
41660:
41661:

41662:

41663: 41664:

41665:

41666:

Inland Retail Real Estate Trust, Inc.
41667: Pro Forma Statement of Operations
41668: For the nine months ended September 30, 1998
41669: (unaudited)

41670:

41671:

41672:

41673: 41675: 41676: 41677: 41678: 41680: 41682: 41684: 41685: 41686: 41687: 41688: 41690: 41692: 41694: 41696: 41697: 41698: 41699: 41700: 41701: 41702: 41703: 41704: 41706: 41708: 41710: 41712: 41714: 41716: 41717: 41719: 41721: 41723: 41725: 41727: 41729: 41730: 41732: 41733: 41735: 41737: 41739: 41741: 41742: 41744: 41746: 41748: 41750: 41752: 41754: 41755: 41757: 41759: 41761: 41763: 41765: 41767: 41768: 41770: 41772: 41774: 41776: 41778: 41780: 41781: 41783: 41785: 41787: 41789: 41791: 41793: 41794: 41796: 41798: 41800: 41802: 41804: 41806: 41807: 41809: 41811: 41813: 41815: 41817: 41819: 41820: 41822: 41824: 41826: 41827: 41828: 41830: 41831: 41832: 41833: 41834: 41835: 41836: 41838: 41839: 41841: 41843: 41845: 41846: 41847: 41849: 41850: 41851: 41853: 41855: 41856: 41857: 41859: 41860: 41862: 41864: 41866: 41867: 41868: 41870: 41871: 41872: 41874: 41876: 41877: 41878: 41880: 41881:
41674: Historical
		41679: Company	41681: Merchants	41683: Pro Forma
		41689: (A)	41691: Square	41693: Adjustment	41695: Pro Forma

41705: Rental income	41707: $	41709: -	41711: 425,602	41713: -	41715: 425,602
41718: Operating expense and real estate tax recoveries	41720:	41722: -	41724: 120,297	41726: -	41728: 120,297
41731: Total income		41734: -	41736: 545,899	41738: -	41740: 545,899
41743: Advisor asset management fee	41745: .	41747: -	41749: -	41751: 42,858(B)	41753: 42,858
41756: Property operating expenses	41758: .	41760: -	41762: 122,117	41764: -	41766: 122,117
41769: Management fee	41771: .	41773: -	41775: 24,565(G)	41777: -	41779: 24,565
41782: Interest expense	41784:	41786: -	41788: -	41790: 238,861(C)	41792: 238,861
41795: Depreciation	41797: .	41799: -	41801: -	41803: 107,500(D)	41805: 107,500
41808: Total expenses	41810: .	41812: -	41814: 146,682	41816: 389,219	41818: 535,901
41821: Net income applicable to common shareholders (F)	41823: .	41825: .			41829: $ 9,998
41837: ==========
41840: Weighted average number of shares of common stock outstanding (E)	41842: .	41844: .			41848: 220,000
	41852:	41854:			41858: ==========
41861: Basic and diluted net income per weighted average shares of common stock outstanding (E)	41863: .	41865: .			41869: $ .05
	41873:	41875:			41879: ==========
41882: 41883: 41884:

41885:
41886:
41887:
41888:
41889:
41890:
41891:
41892:
41893:
41894:
41895:
41896:
41897:
41898:
41899:
41900:
41901:
41902:
41903:
41904:

41905:

See accompanying notes to pro forma statement of operations.

41906:

41907:

41908: 41909:

41910:

41911:

Inland Retail Real Estate Trust, Inc.
41912: Notes to Pro Forma Statement of Operations
41913: For the nine months ended September 30, 1998
41914: (unaudited)

41915:
  41916: 41917:
  Historical information is not applicable as the Company had no operations through September 30, 1998.
  41918: 41919:
  The advisor asset management fee has been calculated as 1% of the cost of acquisition of Merchants Square calculated as follows:
  41920:   41921:

  41922: 41924: 41926: 41928: 41930: 41931: 41933: 41934: 41936: 41938: 41939: 41941: 41942: 41944: 41946: 41947: 41949: 41951: 41953: 41955: 41956: 41957: 41958: 41960: 41962: 41963: 41965: 41967: 41969: 41971: 41972: 41974: 41976: 41978: 41979: 41980: 41981: 41982: 41984: 41985: 41986:
41923: Cash paid	41925: $	41927: 1,407,314	41929: (see note C)
41932: Mortgage loan assumed		41935: 4,300,000	41937:
41940: Security deposits		41943: 7,087	41945:
41948: Total purchase price	41950: $	41952: 5,714,401	41954:
		41959: x 1%	41961:
41964: Total annual fee	41966: $	41968: 57,144	41970:
41973: Nine months ended September 30, 1998	41975: $	41977: 42,858
41983: =========
  41987: 41988: 41989:

  The pro forma adjustment for the nine months ended September 30, 1998 is as though the acquisition of Merchants Square Shopping Center occurred on January 1, 1997. This property proposed to be acquired was purchased by Merchant Square Property Partnership, an Affiliate of the Advisor, in contemplation of the offering, to be held until sufficient net offering proceeds are raised by the Company to acquire the property.
  41990: 41991:

  The Company is expected to use the proceeds of the Minimum Offering to acquire Merchants Square Shopping Center for a cash payment of $1,407,314 and subject to the existing first mortgage loan with a balance of approximately $4,300,000 as of September 30, 1998. The first mortgage loan has an interest rate of 7.5% per annum and is payable in installments of principal and interest. Principal and interest payments total $270,594 for the nine months ended September 30, 1998, of which $238,861 represents interest expense and $31,733 represents principal amortization. The pro forma adjustment for interest expense on this property is based on the terms stated above.

  41992: 41993:
  Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years for buildings and is calculated as follows:
41994: 41995: 41996:

41997: 41999: 42001: 42002: 42004: 42006: 42007: 42009: 42011: 42012: 42014: 42016: 42017: 42019: 42021: 42022: 42024: 42026: 42027:
41998: Total purchase price	42000: 5,714,401
42003: Estimated percentage of purchase price attributable to buildings (1)	42005: 75.3%
42008: Depreciable base	42010: 4,303,000
42013:	42015: ==========
42018: Depreciation expense based on 30 year estimated useful life for nine months	42020: $ 107,500
42023:	42025: ==========
42028:
42029: 42030: 42031:
  42032: 42033:
  The estimated percentage of purchase price attributable to buildings is a preliminary estimate and is not expected to change significantly.
42034: 42035: 42036:

42037: 42038:

42039:

42040:

Inland Retail Real Estate Trust, Inc.
42041: Notes to Pro Forma Statement of Operations
42042: For the nine months ended September 30, 1998
42043: (unaudited)

42044:
  42045: 42046:
  The pro forma weighted average shares of common stock outstanding for the nine months ended September 30, 1998 was calculated using the Minimum Offering of 200,000 shares plus the 20,000 shares purchased by the Advisor in connection with the organization of the Company.
  42047: 42048:
  The net income (loss) allocable to the minority interest is immaterial, and therefore, has been not included.
  42049: 42050:
  Property management fees are calculated as 4.5% of gross revenues, in accordance with the management agreement expected to be entered into upon the acquisition of Merchants Square by the Company.
42051: 42052:

42053:
42054:
42055:
42056:
42057:
42058:
42059:
42060:
42061:
42062:
42063:
42064:
42065:
42066:
42067:
42068:
42069:
42070:
42071:
42072:
42073:
42074:
42075:
42076:
42077:
42078:
42079:
42080:
42081:
42082:
42083:
42084:
42085:
42086:
42087:
42088:
42089:
42090:
42091:
42092:

42093:

42094: 42095:

42096:

42097:

Inland Retail Real Estate Trust, Inc.
42098: Pro Forma Statement of Operations
42099: For the year ended December 31, 1997
42100: (unaudited)

42101:

42102:
42103:

42104:

The following unaudited Pro Forma Statement of Operations of the Company is presented to effect the acquisition of the property indicated in Note B of the Notes to the Pro Forma Statement of Operations as though it occurred on January 1, 1997 .

42105: 42106:

This unaudited Pro Forma Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 1997, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

42107:

42108:
42109:
42110:
42111:
42112:
42113:
42114:
42115:
42116:
42117:
42118:
42119:
42120:
42121:
42122:
42123:
42124:
42125:
42126:
42127:
42128:
42129:
42130:
42131:
42132:
42133:
42134:
42135:
42136:
42137:
42138:
42139:
42140:
42141:
42142:
42143:
42144:
42145:
42146:

42147:

42148: 42149:

42150:

42151:

Inland Retail Real Estate Trust, Inc.
42152: Pro Forma Statement of Operations
42153: For the year ended December 31, 1997
42154: (unaudited)

42155:

42156:
42157:

42158:

42159: 42161: 42162: 42163: 42164: 42166: 42168: 42170: 42171: 42172: 42174: 42175: 42177: 42179: 42181: 42183: 42184: 42186: 42188: 42190: 42192: 42194: 42196: 42197: 42199: 42200: 42202: 42204: 42206: 42208: 42209: 42211: 42212: 42214: 42216: 42218: 42220: 42221: 42222: 42223: 42224: 42225: 42227: 42228: 42229: 42231: 42232: 42234: 42236: 42238: 42240: 42241: 42243: 42244: 42246: 42248: 42250: 42252: 42253: 42255: 42256: 42258: 42260: 42262: 42264: 42265: 42267: 42268: 42270: 42272: 42274: 42276: 42277: 42279: 42280: 42282: 42284: 42286: 42288: 42289: 42291: 42292: 42294: 42296: 42298: 42300: 42301: 42303: 42304: 42306: 42307: 42308: 42309: 42311: 42312: 42314: 42315: 42317: 42318: 42319: 42320: 42322: 42323: 42325: 42326: 42328: 42329: 42330: 42331: 42333: 42334:
42160: Historical
		42165: Company	42167: Merchants	42169: Pro Forma
42173:		42176: (A)	42178: Square	42180: Adjustment	42182: Pro Forma
42185: Rental income	42187: $	42189: -	42191: 567,470	42193: -	42195: 567,470
42198: Operating expense and real estate tax recoveries		42201: -	42203: 151,782	42205: -	42207: 151,782
42210: Total income		42213: -	42215: 719,252	42217: -	42219: 719,252
42226:
42230: Advisor asset management fee		42233: -	42235: -	42237: 57,144 (E)	42239: 57,144
42242: Property operating expenses		42245: -	42247: 157,956	42249: -	42251: 157,956
42254: Management fee		42257: -	42259: 36,546	42261: (4,180)(G)	42263: 32,366
42266: Interest expense		42269: -	42271: -	42273: 321,155 (B)	42275: 321,155
42278: Depreciation		42281: -	42283: -	42285: 143,333 (C)	42287: 143,333
42290: Total expenses		42293: -	42295: 194,502	42297: 517,452	42299: 711,954
42302: Net income applicable to common shareholders (F)					42305: $ 7,298
42310: =========
42313: Weighted average number of shares of common stock outstanding (D)					42316: 220,000
42321: =========
42324: Basic and diluted net income per weighted average shares of common stock outstanding (D)					42327: $ .03
42332: =========
42335: 42336: 42337:

42338:
42339:
42340:
42341:
42342:
42343:
42344:
42345:
42346:
42347:
42348:
42349:
42350:
42351:
42352:
42353:

42354:

See accompanying notes to pro forma statement of operations.

42355: 42356:

42357: 42358:

42359:

42360:

Inland Retail Real Estate Trust, Inc.
42361: Notes to Pro Forma Statement of Operations
42362: For the year ended December 31, 1997
42363: (unaudited)

42364: 42365:
  42366: 42367:
  Historical information is not applicable as the Company was not formed as of December 31, 1997.
  42368: 42369:
  The pro forma adjustment for the year ended December 31, 1997 is as though the acquisition of Merchants Square Shopping Center occurred on January 1, 1997. This property proposed to be acquired by the Company was purchased by Merchant Square Property Partnership, an Affiliate of the Advisor, in contemplation of the offering, to be held until sufficient net offering proceeds are raised by the Company to acquire the property.
  42370: 42371:

  The Company is expected to use the proceeds of the Minimum Offering to acquire Merchants Square Shopping Center for a cash payment of $1,407,314 and subject to the existing first mortgage loan with a balance of approximately $4,300,000 as of September 30, 1998. The first mortgage loan has an interest rate of 7.5% per annum and is payable in installments of principal and interest. Principal and interest payments total $360,792 for the twelve months ended December 31, 1997, of which $321,155 represents interest expense and $39,733 represents principal amortization. The pro forma adjustment for interest expense on this property is based on the terms stated above.

  42372: 42373:
  Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years for buildings and is calculated as follows:
42374: 42375: 42376:

42377: 42379: 42381: 42383: 42384: 42386: 42388: 42389: 42390: 42392: 42394: 42395: 42396: 42398: 42400: 42401: 42402: 42404: 42406: 42407: 42408: 42410: 42412: 42413: 42414:
42378: Total purchase price	42380: 5,714,401	42382: (See Note E)
42385: Estimated percentage of purchase price attributable to buildings (1)	42387: 75.3%
42391: Depreciable base	42393: 4,303,000
42397:	42399: ==========
42403: Depreciation expense based on 30 year use	42405: $ 143,333
42409:	42411: ==========
42415: 42416: 42417:

  42418: 42419:
    42420: 42421:
    The estimate percentage of purchase price attributable to buildings is a preliminary estimate and is not expected to change significantly.
  42422:
42423: 42424: 42425:
  42426: 42427:
  The pro forma weighted average shares of common stock for the year ended December 31, 1997 was calculated by using the minimum offering of 200,000 shares plus the 20,000 shares purchased by the Advisor in connection with the organization of the Company.
  42428:

  42429:
  42430:
  42431:
  42432:
  42433:
  42434:
  42435:
  42436:
  42437:
  42438:

  42439:

  42440: 42441:

  42442:

  42443:

  Inland Retail Real Estate Trust, Inc.
  42444: Notes to Pro Forma Statement of Operations (Continued)
  42445: For the year ended December 31, 1997
  42446: (unaudited)

  42447:

  42448:
  42449:

  42450:
  The Advisor Asset Management Fees has been calculated as 1% of the cost of acquisition of Merchants Square calculated as follows:
  42451:   42452:

  42453: 42455: 42457: 42459: 42460: 42462: 42463: 42465: 42466: 42468: 42469: 42471: 42472: 42474: 42476: 42478: 42479: 42480: 42481: 42483: 42484: 42485: 42487: 42489: 42490: 42491: 42492: 42494: 42495:
42454: Cash paid	42456: $	42458: 1,407,314
42461: Mortgage loan assumed		42464: 4,300,000
42467: Security deposits		42470: 7,087
42473: Total purchase price	42475: $	42477: 5,714,401
42482: x 1%
	42486: $	42488: 57,144
42493: ===========
  42496:
  42497: 42498: 42499:
  The net income (loss) allocable to the minority interest is immaterial, and therefore, has been not included.
  42500: 42501:
  The pro forma adjustment of $4,180 represents the adjustment required to present the historical management fees at 4.5% of gross revenues in accordance with the management agreement expected to be entered into upon the acquisition of Merchants Square by the Company.
42502: 42503:

42504:
42505:
42506:
42507:
42508:
42509:
42510:
42511:
42512:
42513:
42514:
42515:
42516:
42517:
42518:
42519:
42520:
42521:
42522:
42523:
42524:
42525:
42526:
42527:
42528:
42529:
42530:

42531:

42532: 42533:

42534:

42535:
42536:
42537:
42538:
42539:
42540:
42541:
42542:
42543:
42544:
42545:
42546:
42547:
42548:
42549:
42550:
42551:
42552:
42553:
42554:
42555:
42556:
42557:
42558:
42559:
42560:
42561:

42562:

APPENDIX A
42563: INLAND RETAIL REAL ESTATE TRUST, INC.
42564: PRIOR PERFORMANCE TABLES

42565:

42566:

42567:

42568:

42569:

42570:

42571:

42572:

42573:

42574:

42575:

42576:

42577:

APPENDIX A

42578: 42579:

PRIOR PERFORMANCE TABLES

42580: 42581:

    The following prior performance tables contain information concerning public real estate limited partnerships sponsored by Affiliates of the Advisor (collectively, the "Partnerships" or the "Programs", and individually, the "Partnership" or the "Program"). This information has been summarized, in part, in narrative form in this Prospectus under "Prior Performance of the Company's Affiliates." The purpose of the tables is to provide information on the performance of those Partnerships to assist in evaluating the experience of the Affiliates of the Advisor as sponsors of such Programs. However, the inclusion of these tables does not imply that the Company will make investments comparable to those reflected in the tables or that investors in the Company will experience returns comparable to those experienced in the Programs referred to in these tables. Persons who purchase Shares in the Company will not thereby acquire any ownership in any of the Partnerships to which these tables relate. The tables consist of:

42582: 42583: 42584: 42586: 42588: 42589: 42591: 42593: 42594: 42596: 42598: 42599: 42601: 42603: 42604: 42606: 42608: 42609: 42611: 42613: 42614:
42585: Table I	42587: Experience in Raising and Investing Funds
42590: Table II	42592: Compensation to IREIC and Affiliates
42595: Table III	42597: Operating Results of Prior Programs
42600: Table IV	42602: Results of Completed Programs
42605: Table V	42607: Sales or Disposals of Properties
42610: Table VI	42612: Acquisition of Properties by Programs*
42615: 42616: 42617:

*   Prospective investors in the Company may obtain copies of Table VI by contacting the Advisor.

42618: 42619:

    Table VI is included in Part II of the Registration Statement filed with the Commission of which this Prospectus is a part. Upon written request to the Company or the Advisor, any prospective investor may obtain, without charge, a copy of Table VI. See also "Additional Information" for information on examining at, or obtaining copies from, offices of the Commission.

42620: 42621:

    Upon written request to the Company, any potential investor may obtain, without charge, the most recent Annual Report on Form 10-K filed with the Commission by any public program sponsored by any of the Inland Affiliated Companies which has reported to the Commission within the last 24 months. Copies of any exhibits to such Annual Reports shall be provided, upon request, for a reasonable fee.

42622: 42623:

    Except with respect to Inland Land Appreciation Fund, L.P., Inland Land Appreciation Fund II, L.P., and Inland Capital Fund, L.P., the Partnerships presented in the tables are public real estate limited partnerships formed primarily to acquire, operate and sell existing residential and commercial real properties. Generally, the investment objectives of those Partnerships were as follows:

42624: 42625:
  42626: 42627:
  Capital appreciation; and
  42628: 42629:
  Cash distributions for limited partners.
42630: 42631: 42632:

    The Company's investment objectives are to: (i) provide regular Distributions to Stockholders in amounts which may exceed the Company's taxable income due to the non-cash nature of depreciation expense and, to such extent, will constitute a tax-deferred return of capital, but in no event less than 95% of the Company's taxable income, pursuant to the REIT Requirements; (ii) provide a hedge against inflation by entering into leases which contain clauses for scheduled rent escalations or participation in the growth of tenant sales, permitting the Company to increase Distributions and provide capital appreciation; and (iii) preserve Stockholders' capital.

42633: 42634:

42635:
42636:
42637: A-1

42638:

42639:

TABLE I
42640:
42641: EXPERIENCE IN RAISING AND INVESTING FUNDS
42642:

42643: 42644:

    Table I is intended to present information on a dollar and percentage basis showing the experience of Inland Real Estate Investment Corporation ("IREIC"), of which the Advisor is a wholly owned subsidiary, in raising and investing funds in prior Partnerships where the offering closed in the three years prior to December 31, 1997. The Table is intended to particularly focus upon the dollar amount available for investment in properties expressed as a percentage of total dollars raised. However, since the offerings of the Partnerships closed prior to the three years ended December 31, 1997, Table I is not included.

42645: 42646:

42647:

TABLE II
42648:
42649: COMPENSATION TO IREIC AND AFFILIATES (A)

42650: 42651:

    Table II summarizes the amount and type of compensation paid to IREIC and its Affiliates in connection with the Programs.

42652: 42653:

    Some of the Partnerships acquired their properties from Affiliates of the Advisor which had purchased such properties from unaffiliated third parties.

42654: 42655:

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

42656:

42657:
42658:
42659:
42660:
42661:
42662:
42663:
42664:
42665:

42666:

42667:

42668:

TABLE II
42669:
42670: COMPENSATION TO IREIC AND AFFILIATES (A)
42671: (000'S omitted)

42672: 42673:

42674: 42676: 42677: 42679: 42680: 42682: 42684: 42685: 42687: 42689: 42690: 42692: 42694: 42695: 42696: 42698: 42699: 42701: 42702: 42703: 42705: 42707: 42708: 42710: 42712: 42713: 42715: 42717: 42718: 42720: 42722: 42723: 42724: 42726: 42727: 42729: 42730: 42731: 42733: 42735: 42736: 42738: 42740: 42741: 42743: 42745: 42746: 42748: 42750: 42751: 42753: 42755: 42756: 42758: 42760: 42761: 42763: 42765: 42766: 42768: 42770: 42771: 42773: 42774: 42775: 42777: 42779: 42780: 42782: 42784: 42785: 42787: 42788: 42789: 42791: 42793: 42794: 42796: 42798: 42799: 42801: 42803: 42804: 42806: 42808: 42809:
42675: Public
42678: Programs
42681:	42683: 6 Programs
42686: Date offering commenced	42688: -
42691: Dollar amount raised	42693: $ 172,241
42697: ===========
42700: Amounts paid or payable to general partner of the Partnerships or affiliates from proceeds of offerings:
42704: Selling commissions and underwriting fees (B)	42706: $ 5,885
42709: Other offering expenses (C)	42711: 2,310
42714: Acquisition cost and expense (D)	42716: 10,088
42719: Dollar amount of cash available (deficiency) from operations before deducting (adding) payments to (from) general partner of the Partnerships or affiliates (E)	42721: $ 16,025
42725: ===========
42728: Amounts paid to (received from) general partner of the Partnerships or affiliates related to operations:
42732: Property management fees (F)	42734: $ 845
42737: Partnership subsidies received	42739: 0
42742: Accounting services	42744: 228
42747: Data processing service	42749: 158
42752: Legal services	42754: 239
42757: Other administrative services	42759: 855
42762: Property upgrades	42764: 848
42767: Property operating expenses	42769: 0
42772: Dollar amount of property sales and refinancings before payments to general partner of the Partnerships and affiliates (G):
42776: Cash	42778: $ 15,529
42781: Equity in notes and undistributed sales proceeds	42783: 5,960
42786: Dollar amounts paid or payable to general partner of the Partnerships or affiliates from sales and refinancings (H):
42790: Sales commissions	42792: $ 267
42795: Property upgrade	42797: 8
42800: Mortgage brokerage fee	42802: 0
42805: Participation in cash distributions	42807: 0
42810: 42811: 42812:

NOTES TO TABLE II

42813: 42814:
  42815: 42816:
  The figures in this Table II relating to proceeds of the offerings are cumulative and are as of December 31, 1997 and the figures relating to cash available from operations are for the three years ending December 31, 1997. The dollar amount raised represents the cash proceeds collected by the Partnerships. Amounts paid or payable to IREIC or affiliates from proceeds of the offerings represent payments made or to be made to IREIC and affiliates from investor capital contributions.
  42817: 42818:
  The total amount of selling commissions paid to an affiliate of the general partner of the Partnerships include $2,711,791, which was in turn paid to third party soliciting dealers.
  42819: 42820:
  Consists of legal, accounting, printing and other offering expenses, including amounts to be paid to Inland Securities Corporation to be used as incentive compensation to its regional marketing
  42821: 42822:

  42823: 42824:

  representatives and amounts for reimbursement of the general partner of the Partnerships for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the units in the Partnerships and other marketing and organization expenses.

  42825: 42826:
  Represents initial cash down payments and future principal payments and prepaid items and fees paid to IREIC and its affiliates in connection with the acquisition of properties less amounts paid to unaffiliated third parties to acquire such properties. Cash down payments include amounts received at closing.
42827: 42828: 42829:

42830: 42832: 42833: 42835: 42836: 42838: 42840: 42841: 42843: 42845: 42846: 42848: 42850: 42851: 42853: 42855: 42856: 42858: 42860: 42861: 42863: 42865: 42866: 42868: 42870: 42871:
42831: Public
42834: Programs
42837:	42839: 6 Programs
42842: Acquisition fees	42844: $ 9,975
42847: Reimbursement (at cost) for upgrades and acquisition due diligence	42849: 113
42852: Partnership down payments	42854: 38,745
42857: Inland down payments	42859: (38,745)
42862: Acquisition cost and expense	42864: $ 10,088
42867:	42869: ==========
42872: 42873: 42874:

(E) See Note (B) to Table III.

42875: 42876:

(F) An Affiliate of the Advisor provides property management services for all properties acquired by the Partnerships. Management fees have not exceeded 6% of the gross receipts from the properties managed. With respect to Inland Capital Fund, L.P., Inland Land Appreciation Fund II, L.P. and Inland Land Appreciation Fund, L.P., IREIC receives an annual asset management fee equal to one-quarter of 1% of the original cost to the Partnership of undeveloped land, limited to a cumulative total over the life of the Partnership of 2% of the land's original cost to the Partnership.

42877: 42878:

(G) See Table V and Notes thereto regarding sales and disposals of properties.

42879: 42880:

(H) Real estate sales commissions and participations in cash distributions are paid or payable to IREIC and/or its affiliates in connection with the sales of properties. Payments of all amounts shown are subordinated to the receipt by the limited partners of the Partnerships of their original capital investment. See Table V and Notes thereto.

42881: 42882:

TABLE III

42883:

42884:

OPERATING RESULTS OF PRIOR PROGRAMS

42885: 42886:

    Table III presents operating results for the only one of the Partnerships whose offering closed during each of the five years ended prior to December 31, 1997. The operating results consist of:

42887: 42888: 42889:
  42890:
  The components of taxable income (loss);
42891: 42892: 42893: 42894:
  42895:
  Taxable income or loss from operations and property sales;
42896: 42897: 42898: 42899:
  42900:
  Cash available and source, before and after cash distributions to investors; and
42901: 42902: 42903: 42904:
  42905:
  Tax and distribution data per $1,000 invested.
42906: 42907:

42908:
42909:
42910:
42911:
42912: A-4

42913:

42914:

TABLE III
42915:
42916: OPERATING RESULTS OF PRIOR PROGRAMS
42917: (000's omitted, except for amounts presented per $1,000 invested)

42918: 42919:

42920: 42922: 42923: 42925: 42926: 42927: 42929: 42931: 42933: 42935: 42937: 42939: 42941: 42942: 42944: 42946: 42948: 42950: 42952: 42954: 42956: 42958: 42959: 42961: 42963: 42965: 42967: 42969: 42971: 42973: 42975: 42976: 42978: 42979: 42980: 42981: 42982: 42983: 42984: 42985: 42986: 42988: 42990: 42992: 42994: 42996: 42998: 43000: 43002: 43003: 43005: 43007: 43009: 43011: 43013: 43015: 43017: 43019: 43020: 43022: 43024: 43026: 43028: 43030: 43032: 43034: 43036: 43037: 43039: 43041: 43043: 43045: 43047: 43049: 43051: 43053: 43054: 43056: 43058: 43060: 43062: 43064: 43066: 43068: 43070: 43071: 43073: 43075: 43077: 43079: 43081: 43083: 43085: 43087: 43088: 43089: 43090: 43091: 43092: 43093: 43094: 43095: 43096: 43097: 43099: 43100: 43101: 43102: 43103: 43104: 43105: 43106: 43107: 43109: 43111: 43113: 43115: 43117: 43119: 43121: 43123: 43124: 43126: 43128: 43130: 43132: 43134: 43136: 43138: 43140: 43141: 43142: 43143: 43144: 43145: 43146: 43147: 43148: 43149: 43150: 43152: 43154: 43156: 43158: 43160: 43162: 43164: 43166: 43167: 43168: 43169: 43170: 43171: 43172: 43173: 43174: 43175: 43176: 43178: 43179: 43180: 43181: 43182: 43183: 43184: 43185: 43186: 43188: 43190: 43192: 43194: 43196: 43198: 43200: 43202: 43203: 43205: 43207: 43209: 43211: 43213: 43215: 43217: 43219: 43220: 43222: 43224: 43226: 43228: 43230: 43232: 43234: 43236: 43237: 43239: 43241: 43243: 43245: 43247: 43249: 43251: 43253: 43254: 43256: 43258: 43260: 43262: 43264: 43266: 43268: 43270: 43271: 43272: 43273: 43274: 43275: 43276: 43277: 43278: 43279: 43280: 43282: 43284: 43286: 43288: 43290: 43292: 43294: 43296: 43297: 43299: 43301: 43303: 43305: 43307: 43309: 43311: 43313: 43314: 43316: 43318: 43320: 43322: 43324: 43326: 43328: 43330: 43331: 43332: 43333: 43334: 43335: 43336: 43337: 43338: 43339: 43340: 43342: 43344: 43346: 43348: 43350: 43352: 43354: 43356: 43357:
42921: Inland Capital
42924: Fund, L.P.
	42928: 1997	42930: 1996	42932: 1995	42934: 1994	42936: 1993	42938: 1992	42940: 1991
42943: Gross revenues	42945: $ 388	42947: 411	42949: 457	42951: 744	42953: 564	42955: 104	42957: 0
42960: Profit on sale of properties	42962: 1,003	42964: 0	42966: 229	42968: 0	42970: 0	42972: 0	42974: 0
42977: Less:
42987: Operating expenses	42989: 150	42991: 145	42993: 146	42995: 64	42997: 4	42999: 1	43001: 0
43004: Interest expense	43006: 0	43008: 0	43010: 0	43012: 0	43014: 0	43016: 0	43018: 0
43021: Partnership expenses	43023: 174	43025: 170	43027: 167	43029: 175	43031: 86	43033: 1	43035: 0
43038: Depreciation & amortization	43040: 0	43042: 2	43044: 5	43046: 4	43048: 3	43050: 3	43052: 1
43055: Net income (loss)-GAAP basis	43057: $ 1,067	43059: 94	43061: 368	43063: 501	43065: 471	43067: 99	43069: (1)
43072:	43074: =====	43076: =====	43078: =====	43080: =====	43082: =====	43084: =====	43086: =====

43098: Taxable income (loss) (A):
43108: Allocated to investors from operations	43110: 62	43112: 93	43114: 137	43116: 495	43118: 466	43120: 100	43122: (1)
43125: Allocated to general partner from operations	43127: 1	43129: 1	43131: 1	43133: 5	43135: 5	43137: 1	43139: 0

43151: Total from operations	43153: 63	43155: 94	43157: 138	43159: 500	43161: 471	43163: 101	43165: (1)

43177: From gain on sale:
43187: Capital (alloc. to investors)	43189: 1,004	43191: 0	43193: 231	43195: 0	43197: 0	43199: 0	43201: 0
43204: Capital (alloc. to general partner)	43206: 0	43208: 0	43210: 0	43212: 0	43214: 0	43216: 0	43218: 0
43221: Ordinary (recapture)	43223: 0	43225: 0	43227: 0	43229: 0	43231: 0	43233: 0	43235: 0
43238:	43240: $ 1,067	43242: 94	43244: 369	43246: 500	43248: 471	43250: 101	43252: (1)
43255:	43257: =====	43259: =====	43261: =====	43263: =====	43265: =====	43267: =====	43269: =====

43281: Cash available (deficiency) from operations (B)	43283: (408)	43285: 130	43287: 172	43289: 633	43291: 397	43293: 94	43295: 0
43298: Cash available from sales (C)	43300: 1,328	43302: 0	43304: 646	43306: 0	43308: 0	43310: 0	43312: 0
43315: Cash (deficiency) from refinancings	43317: 0	43319: 0	43321: 0	43323: 0	43325: 0	43327: 0	43329: 0

43341: Total cash available before distributions and special items	43343: 920	43345: 130	43347: 818	43349: 633	43351: 397	43353: 94	43355: 0
43358: 43359: 43360:

43361:
43362:
43363:
43364:
43365:
43366:
43367:
43368:
43369:

43370:

43371:

43372:

TABLE III
43373:
43374: OPERATING RESULTS OF PRIOR PROGRAMS
43375: (000's omitted, except for amounts presented per $1,000 invested) (Continued)

43376: 43377:

 43378:

43379: 43381: 43382: 43384: 43385: 43386: 43388: 43390: 43392: 43394: 43396: 43398: 43400: 43401: 43403: 43404: 43405: 43406: 43407: 43408: 43409: 43410: 43411: 43413: 43415: 43417: 43419: 43421: 43423: 43425: 43427: 43428: 43430: 43432: 43434: 43436: 43438: 43440: 43442: 43444: 43445: 43447: 43449: 43451: 43453: 43455: 43457: 43459: 43461: 43462: 43464: 43466: 43468: 43470: 43472: 43474: 43476: 43478: 43479: 43481: 43482: 43483: 43484: 43485: 43486: 43487: 43488: 43489: 43491: 43493: 43495: 43497: 43499: 43501: 43503: 43505: 43506: 43508: 43510: 43512: 43514: 43516: 43518: 43520: 43522: 43523: 43525: 43527: 43529: 43531: 43533: 43535: 43537: 43539: 43540: 43542: 43543: 43544: 43545: 43546: 43547: 43548: 43549: 43550: 43552: 43554: 43556: 43558: 43560: 43562: 43564: 43566: 43567: 43569: 43571: 43573: 43575: 43577: 43579: 43581: 43583: 43584: 43586: 43588: 43590: 43592: 43594: 43596: 43598: 43600: 43601: 43603: 43605: 43607: 43609: 43611: 43613: 43615: 43617: 43618: 43620: 43622: 43624: 43626: 43628: 43630: 43632: 43634: 43635: 43637: 43639: 43641: 43643: 43645: 43647: 43649: 43651: 43652: 43654: 43656: 43658: 43660: 43662: 43664: 43666: 43667: 43668: 43669: 43670: 43671: 43672: 43673: 43674: 43675: 43676: 43677: 43679: 43680: 43681: 43682: 43683: 43684: 43685: 43686: 43687: 43689: 43690: 43691: 43692: 43693: 43694: 43695: 43696: 43697: 43699: 43700: 43701: 43702: 43703: 43704: 43705: 43706: 43707: 43709: 43711: 43713: 43715: 43717: 43719: 43721: 43723: 43724: 43726: 43728: 43730: 43732: 43734: 43736: 43738: 43740: 43741: 43743: 43745: 43747: 43749: 43751: 43753: 43755: 43757: 43758:
43380: Inland Capital
43383: Fund, L.P.
	43387: 1997	43389: 1996	43391: 1995	43393: 1994	43395: 1993	43397: 1992	43399: 1991
43402: Less distributions to investors:
43412: From operations	43414: 0	43416: 0	43418: 0	43420: 0	43422: 0	43424: 0	43426: 0
43429: From sales and refinancings	43431: 1,000	43433: 0	43435: 646	43437: 0	43439: 0	43441: 0	43443: 0
43446: From return of capital	43448: 0	43450: 0	43452: 0	43454: 0	43456: 0	43458: 0	43460: 0
43463: From supplemental capital contribution (return on capital)	43465: 0	43467: 0	43469: 0	43471: 0	43473: 0	43475: 0	43477: 0
43480: Less distributions to general partner:
43490: From operations	43492: 0	43494: 0	43496: 0	43498: 0	43500: 0	43502: 0	43504: 0
43507: From sales and refinancings	43509: 0	43511: 0	43513: 0	43515: 0	43517: 0	43519: 0	43521: 0
43524: Cash available after distributions before special items	43526: (80)	43528: 130	43530: 172	43532: 633	43534: 397	43536: 94	43538: 0
43541: Special items:
43551: Fixed asset additions (D)	43553: 0	43555: 0	43557: 0	43559: 0	43561: 0	43563: 0	43565: 0
43568: Advances (repayments) from (to) general partner or affiliates	43570: 4	43572: (20)	43574: 23	43576: 2	43578: 1	43580: (85)	43582: 85
43585: Repurchase of units (E)	43587: (24)	43589: (20)	43591: 0	43593: (2)	43595: 0	43597: 0	43599: 0
43602: Use of partnership reserves	43604: 0	43606: 0	43608: 0	43610: 2	43612: 0	43614: 0	43616: 0
43619: Use of cash available for offering purposes	43621: 0	43623: 0	43625: 0	43627: 0	43629: 0	43631: 0	43633: 0
43636: Cash available after distributions and special items	43638: $ (100)	43640: 90	43642: 195	43644: 635	43646: 398	43648: 9	43650: 85
43653:	43655: =====	43657: =====	43659: =====	43661: =====	43663: =====	43665: =====

43678: Tax and distribution data per $1,000 invested (F):
43688: Federal income tax results:
43698: Ordinary income (loss):
43708: From operations	43710: 2	43712: 0	43714: 4	43716: 15	43718: 14	43720: 3	43722: 0
43725: From recapture	43727: 0	43729: 0	43731: 0	43733: 0	43735: 0	43737: 0	43739: 0
43742: Capital gain	43744: 31	43746: 0	43748: 7	43750: 0	43752: 0	43754: 0	43756: 0
43759: 43760:

43761:
43762:
43763:
43764:
43765:
43766:
43767:
43768:
43769:
43770:
43771:
43772:

43773:

43774:

43775:

TABLE III
43776:
43777: OPERATING RESULTS OF PRIOR PROGRAMS
43778: (000's omitted, except for amounts presented per $1,000 invested) (Continued)

43779: 43780:

43781: 43783: 43784: 43786: 43787: 43788: 43790: 43792: 43794: 43796: 43798: 43800: 43802: 43803: 43805: 43806: 43807: 43808: 43809: 43810: 43811: 43812: 43813: 43815: 43816: 43817: 43818: 43819: 43820: 43821: 43822: 43823: 43825: 43827: 43829: 43831: 43833: 43835: 43837: 43839: 43840: 43842: 43844: 43846: 43848: 43850: 43852: 43854: 43856: 43857: 43859: 43861: 43863: 43865: 43867: 43869: 43871: 43873: 43874: 43876: 43877: 43878: 43879: 43880: 43881: 43882: 43883: 43884: 43886: 43888: 43890: 43892: 43894: 43896: 43898: 43900: 43901: 43903: 43905: 43907: 43909: 43911: 43913: 43915: 43917: 43918: 43920: 43922: 43924: 43926: 43928: 43930: 43932: 43934: 43935: 43937: 43939: 43941: 43943: 43945: 43947: 43949: 43951: 43952: 43954: 43956: 43958: 43960: 43962: 43964: 43966: 43968: 43969: 43970: 43971: 43972: 43973: 43974: 43975: 43976: 43977: 43978: 43980: 43982: 43983: 43984: 43985: 43986: 43987: 43988: 43989:
43782: Inland Capital
43785: Fund, L.P.
	43789: 1997	43791: 1996	43793: 1995	43795: 1994	43797: 1993	43799: 1992	43801: 1991
43804: Cash distributions to investors:
43814: Source (on GAAP basis):
43824: Investment income	43826: 0	43828: 0	43830: 0	43832: 0	43834: 0	43836: 0	43838: 0
43841: Return of capital	43843: 31	43845: 0	43847: 20	43849: 0	43851: 0	43853: 0	43855: 0
43858: Supplemental capital contributions (return on capital)	43860: 0	43862: 0	43864: 0	43866: 0	43868: 0	43870: 0	43872: 0
43875: Source (on cash basis):
43885: Sales	43887: 31	43889: 0	43891: 20	43893: 0	43895: 0	43897: 0	43899: 0
43902: Refinancings	43904: 0	43906: 0	43908: 0	43910: 0	43912: 0	43914: 0	43916: 0
43919: Operations	43921: 0	43923: 0	43925: 0	43927: 0	43929: 0	43931: 0	43933: 0
43936: Return of capital	43938: 0	43940: 0	43942: 0	43944: 0	43946: 0	43948: 0	43950: 0
43953: Supplemental capital contributions (return on capital)	43955: 0	43957: 0	43959: 0	43961: 0	43963: 0	43965: 0	43967: 0

43979: Percent of properties remaining unsold (G)	43981: 97.81%
43990: 43991: 43992:

NOTES TO TABLE III

43993: 43994:
  43995: 43996:
  "Taxable income (loss)" represents the aggregate amounts shown on the Partnership's tax returns for such years. One of the principal differences between the tax basis of reporting and generally accepted accounting principles (GAAP) is that depreciation is based upon the rates established by the Accelerated Cost Recovery System (ACRS) for property placed in service after January 1, 1981. Use of ACRS usually results in a higher charge against operations than would be the result if the depreciation rate was based upon the economic useful life as required by GAAP. Further, under GAAP, to the extent that interest rates on notes received in connection with the sale of a property are deemed to be below market interest rates at the date of sale, such notes would be required to be discounted based upon market interest rates.
  43997: 43998:
  "Cash Available (Deficiency) from Operations," represents all cash revenues and funds received by the Partnerships, including but not limited to operating income less operating expenses, and interest income. These amounts do not include payments made by the Partnerships from offering proceeds nor do they include proceeds from sales or refinancings. These amounts also exclude advances from or repayments to IREIC and affiliates which are disclosed elsewhere in the table and include principal payments on long-term debt. For example:
43999: 44000: 44001:

44002: 44004: 44005: 44007: 44008: 44009: 44011: 44013: 44015: 44017: 44019: 44021: 44023: 44024: 44026: 44028: 44030: 44032: 44034: 44036: 44038: 44040: 44041: 44043: 44045: 44047: 44049: 44051: 44053: 44055: 44057: 44058: 44060: 44062: 44064: 44066: 44068: 44070: 44072: 44074: 44075: 44077: 44079: 44081: 44083: 44085: 44087: 44089: 44091: 44092: 44094: 44096: 44098: 44100: 44102: 44104: 44106: 44108: 44109: 44111: 44113: 44115: 44117: 44119: 44121: 44123: 44125: 44126:
44003: Inland Capital
44006: Fund, L.P.
	44010: 1997	44012: 1996	44014: 1995	44016: 1994	44018: 1993	44020: 1992	44022: 1991
44025: Net cash provided by operating activities per the Form 10-K annual report or 10-Q quarterly report	44027: $ (404)	44029: 110	44031: 195	44033: 635	44035: 398	44037: 9	44039: 85
44042: Payments to (from) general partner and affiliates	44044: (4)	44046: 20	44048: (23)	44050: (2)	44052: (1)	44054: 85	44056: (85)
44059: Principal payments on long-term debt	44061: 0	44063: 0	44065: 0	44067: 0	44069: 0	44071: 0	44073: 0
44076: Payments for deferred loan fees	44078: 0	44080: 0	44082: 0	44084: 0	44086: 0	44088: 0	44090: 0
44093:	44095: $ (408)	44097: 130	44099: 172	44101: 633	44103: 397	44105: 94	44107: 0
44110:	44112: =====	44114: =====	44116: =====	44118: =====	44120: =====	44122: =====	44124: =====
44127: 44128: 44129:

44130: 44131:

(C) See Table V and Notes thereto regarding sales and disposals of properties.

44132: 44133:

(D) Fixed asset additions represent betterments and improvements to properties which have been paid for from the operations of the respective properties.

44134: 44135:

(E) Each Partnership established a unit repurchase program which provides limited liquidity to eligible investors who have suffered severe adverse financial conditions or who have died or become legally incapacitated. These funds were utilized by the Partnerships to repurchase units, on a limited basis, for pre-determined amounts pursuant to the terms of the prospectus for such Partnership.

44136: 44137:

(F) Tax data per $1,000 is based on the income (loss) allocated to investors for federal income tax purposes. Tax and distribution data per $1,000 invested is based on total capital raised.

44138: 44139:

(G) Percent of properties remaining unsold represents original total acquisition costs of properties retained divided by original total acquisition cost of all properties in the program, plus the total of uninvested offering proceeds (if any) .

44140: 44141:

TABLE IV
44142:
44143: RESULTS OF COMPLETED PROGRAMS

44144: 44145:

    Table IV is a summary of operating and disposition results of the Partnerships sponsored by Affiliates of the Advisor, which during the five years ended prior to December 31, 1997 have sold their properties and either hold notes with respect to such sales or have liquidated. None of the Partnerships disposed of all its properties during the five years ended prior to December 31, 1997.

44146: 44147:

TABLE V
44148:
44149: SALES OR DISPOSALS OF PROPERTIES

44150: 44151:

    Table V presents information on the results of the sales or disposals of the properties of the Partnerships during the three years ended prior to December 31, 1997. Since January 1, 1995, Partnerships sponsored by Affiliates of the Advisor had 21 sales transactions. The table provides certain information to evaluate property performance over the holding period such as:

44152: 44153: 44154:
  44155:
  Sales proceeds received by the Partnerships in the form of cash down payments at the time of sale after expenses of sale and secured notes received at sale;
44156: 44157: 44158: 44159:
  44160:
  Cash invested in properties;
44161: 44162: 44163: 44164:
  44165:
  Cash flow (deficiency) generated by the property;
44166: 44167: 44168: 44169:
  44170:
  Taxable gain (ordinary and total); and
44171: 44172: 44173: 44174:
  44175:
  Terms of notes received at sale.
44176: 44177:

44178:
44179:
44180:
44181:
44182:
44183: A-8

44184: 44185:

TABLE V (CONTINUED)
44186: SALES OR DISPOSALS OF PROPERTIES (A)
44187: (000'S OMITTED)

44188: 44189:

44190: 44192: 44193: 44195: 44196: 44197: 44199: 44201: 44203: 44205: 44207: 44209: 44211: 44213: 44215: 44216: 44217: 44218: 44220: 44222: 44224: 44226: 44228: 44230: 44232: 44234: 44236: 44238: 44239: 44241: 44243: 44245: 44247: 44249: 44251: 44253: 44255: 44257: 44259: 44261: 44262: 44265: 44267: 44269: 44271: 44273: 44275: 44277: 44279: 44281: 44283: 44285: 44286: 44288: 44290: 44292: 44294: 44296: 44298: 44300: 44302: 44304: 44306: 44308: 44309: 44311: 44313: 44315: 44317: 44319: 44321: 44323: 44325: 44327: 44329: 44331: 44332: 44334: 44336: 44338: 44340: 44342: 44344: 44346: 44348: 44350: 44352: 44354: 44355: 44357: 44359: 44361: 44363: 44365: 44367: 44369: 44371: 44373: 44375: 44377: 44378: 44380: 44382: 44384: 44386: 44388: 44390: 44392: 44394: 44396: 44398: 44400: 44401: 44403: 44405: 44407: 44409: 44411: 44413: 44415: 44417: 44419: 44421: 44423: 44424: 44426: 44428: 44430: 44432: 44434: 44436: 44438: 44440: 44442: 44444: 44446: 44447: 44449: 44451: 44453: 44455: 44457: 44459: 44461: 44463: 44465: 44467: 44469: 44470: 44472: 44474: 44476: 44478: 44480: 44482: 44484: 44486: 44488: 44490: 44492: 44493: 44495: 44497: 44499: 44501: 44503: 44505: 44507: 44509: 44511: 44513: 44515: 44516: 44518: 44520: 44522: 44524: 44526: 44528: 44530: 44532: 44534: 44536: 44538: 44539: 44541: 44543: 44545: 44547: 44549: 44551: 44553: 44555: 44557: 44559: 44561: 44562: 44564: 44566: 44568: 44570: 44572: 44574: 44576: 44578: 44580: 44582: 44584: 44585: 44587: 44589: 44591: 44593: 44595: 44597: 44599: 44601: 44603: 44605: 44607: 44608: 44610: 44612: 44614: 44616: 44618: 44620: 44622: 44624: 44626: 44628: 44630: 44631: 44633: 44635: 44637: 44639: 44641: 44643: 44645: 44647: 44649: 44651: 44653: 44654: 44656: 44658: 44660: 44662: 44664: 44666: 44668: 44670: 44672: 44674: 44676: 44677: 44679: 44681: 44683: 44685: 44687: 44689: 44691: 44693: 44695: 44697: 44699: 44700: 44702: 44704: 44706: 44708: 44710: 44712: 44714: 44716: 44718: 44720: 44722: 44723:
44191: Selling Price, net of closing costs
44194: Cost of Properties including closing costs and other cash expenditures
	44198: Date	44200: Date of	44202: Cash Received, net of Closing Costs	44204: Selling Commissions paid or payable to	44206: Mortgage at Time of	44208: Secured Notes Received at	44210: Net Selling	44212: Original Mortgage	44214: Partnership Capital
	44219: Acquired	44221: Sale	44223: Costs (B)	44225: Inland	44227: Sale	44229: Sale (C)	44231: Price	44233: Financing	44235: Invested (D)	44237: Total
44240: Land I 3.44 Acres of Parcel #23	44242: 05/08/90	44244: Var 95	44246: 139	44248: 0	44250: 0	44252: 0	44254: 139	44256: 0	44258: 98	44260: 98
44263: Monthly Income Fund I - Schaumburg Terrace, 44264: 16 Buildings	44266: 06/24/88	44268: Var 95	44270: 409	44272: 0	44274: 0	44276: 3,790(F)	44278: 4,199	44280: 0	44282: 3,683	44284: 3,683
44287: Land II 60 Acres of Parcel #23	44289: 10/30/92	44291: Var 95	44293: 4,196	44295: 0	44297: 0	44299: 0	44301: 4,196	44303: 0	44305: 2,900	44307: 2,900
44310: Land II Parcel #25	44312: 01/28/93	44314: 10/31/95	44316: 3,292	44318: 0	44320: 0	44322: 0	44324: 3,292	44326: 0	44328: 1,730	44330: 1,730
44333: Capital Fund 7.039 Ac. of Parcel #10	44335: 09/16/94	44337: 04/21/95	44339: 286	44341: 0	44343: 0	44345: 0	44347: 286	44349: 0	44351: 221	44353: 221
44356: Capital Fund 17.742 Ac. of Parcel #2	44358: 11/09/93	44360: 08/02/95	44362: 361	44364: 0	44366: 0	44368: 0	44370: 361	44372: 0	44374: 196	44376: 196
44379: Land I 27.575 Acres of Parcel #4	44381: 04/18/89	44383: 08/25/95	44385: 542	44387: 0	44389: 9	44391: 0	44393: 542	44395: 0	44397: 231	44399: 231
44402: Land II 5.538 Acres of Parcel #22	44404: 10/30/92	44406: 01/05/96	44408: 154	44410: 0	44412: 0	44414: 0	44416: 154	44418: 0	44420: 60	44422: 60
44425: Land I 4.629 Acres of Parcel #24	44427: 05/23/90	44429: 04/01/96	44431: 53	44433: 0	44435: 0	44437: 0	44439: 53	44441: 0	44443: 23	44445: 23
44448: Land II .87 Acres of Parcel #8	44450: 06/14/91	44452: 04/03/96	44454: 10	44456: 0	44458: 0	44460: 0	44462: 10	44464: 0	44466: 10	44468: 10
44471: Land I 3.52 Acres of Parcel #1	44473: 01/19/89	44475: 12/24/96	44477: 501	44479: 0	44481: 0	44483: 0	44485: 501	44487: 0	44489: 281	44491: 281
44494: Land I 10.53 Acres of Parcel #15	44496: 01/03/90	44498: Var 96	44500: 533	44502: 0	44504: 0	44506: 0	44508: 533	44510: 0	44512: 265	44514: 265
44517: Land II 8.25 Acres of Parcel #23	44519: 10/30/92	44521: Var 96	44523: 1,527	44525: 0	44527: 0	44529: 0	44531: 1,527	44533: 0	44535: 1,104	44537: 1,104
44540: Monthly Income Fund I - Yorkville Living Center, Lot #11	44542: 01/29/88	44544: 09/12/97	44546: 40	44548: 0	44550: 0	44552: 0	44554: 40	44556: 0	44558: 25	44560: 25
44563: Land I 2.081 Acres of Parcel #13	44565: 11/07/89	44567: 09/18/97	44569: 26	44571: 0	44573: 0	44575: 0	44577: 26	44579: 0	44581: 6	44583: 6
44586: Land I 81.216 Acres of Parcel #1	44588: 01/19/89	44590: Var 97	44592: 31	44594: 0	44596: (3,580)(G)	44598: 2,170(H)	44600: 5,781	44602: 0	44604: 5,668	44606: 5,668
44609: Land I 5.468 Acres of Parcel #15	44611: 01/03/90	44613: Var 97	44615: 491	44617: 0	44619: 0	44621: 0	44623: 491	44625: 0	44627: 173	44629: 173
44632: Land II 12.6506 Acres of Parcel #7	44634: 04/22/91	44636: Var 97	44638: 1,133	44640: 0	44642: 0	44644: 0	44646: 1,027	44648: 0	44650: 746	44652: 746
44655: Land II 2.61 Acres of Parcel #23	44657: 10/30/92	44659: Var 97	44661: 477	44663: 0	44665: 0	44667: 0	44669: 477	44671: 0	44673: 352	44675: 352
44678: Capital Fund 8.6806 Ac. of Parcel #2	44680: 11/09/93	44682: Var 97	44684: 686	44686: 0	44688: 0	44690: 0	44692: 686	44694: 0	44696: 255	44698: 255
44701: Capital Fund 2.305 Ac. of Parcel #4	44703: 03/30/94	44705: Var 97	44707: 642	44709: 0	44711: 0	44713: 0	44715: 642	44717: 0	44719: 70	44721: 70
44724: 44725:

44726: 44727:

44728:

44729:

TABLE V (CONTINUED)
44730: SALES OR DISPOSALS OF PROPERTIES (A)
44731: (000'S OMITTED)

44732:

44733:

 44734: 44735: 44736: 44738: 44740: 44742: 44744: 44745: 44746: 44748: 44750: 44752: 44754: 44756: 44758: 44759: 44761: 44763: 44765: 44767: 44769: 44771: 44772: 44774: 44776: 44778: 44780: 44782: 44784: 44785: 44787: 44789: 44791: 44793: 44795: 44797: 44798: 44800: 44802: 44804: 44806: 44808: 44810: 44811: 44813: 44815: 44817: 44819: 44821: 44823: 44824: 44826: 44828: 44830: 44832: 44834: 44836: 44837: 44839: 44841: 44843: 44845: 44847: 44849: 44850: 44852: 44854: 44856: 44858: 44860: 44862: 44863: 44865: 44867: 44869: 44871: 44873: 44875: 44876: 44878: 44880: 44882: 44884: 44886: 44888: 44889: 44891: 44893: 44895: 44897: 44899: 44901: 44902: 44904: 44906: 44908: 44910: 44912: 44914: 44915: 44917: 44919: 44921: 44923: 44925: 44927: 44928: 44930: 44932: 44934: 44936: 44938: 44940: 44941: 44943: 44945: 44947: 44949: 44951: 44953: 44954: 44956: 44958: 44960: 44962: 44964: 44966: 44967: 44969: 44971: 44973: 44975: 44977: 44979: 44980: 44982: 44984: 44986: 44988: 44990: 44992: 44993: 44995: 44997: 44999: 45001: 45003: 45005: 45006: 45008: 45010: 45012: 45014: 45016: 45018: 45019: 45021: 45023: 45025: 45027: 45029: 45031: 45032:
	44737: Excess (deficiency) of property operating cash receipts over cash	44739: Amount of subsidies included in operating	44741: Total Taxable	44743: Ordinary Income
44747:	44749: Expenditures (E)	44751: Cash Receipts	44753: Gain From Sale	44755: From Sale	44757: Capital Costs
44760: Land I 3.44 Acres of Parcel #23	44762: 0	44764: 0	44766: 33	44768: 33	44770: 0
44773: Monthly Income Fund I - Schaumburg Terrace, 16 Buildings	44775: 1,152	44777: 0	44779: 1,398	44781: 0	44783: 1,398
44786: Land II 60 Acres of Parcel #23	44788: (80)	44790: 0	44792: 1,100	44794: 1,100	44796: 0
44799: Land II Parcel #25	44801: 60	44803: 0	44805: 1,562	44807: 0	44809: 1,562
44812: Capital Fund 7.039 Ac. of Parcel #10	44814: (9)	44816: 0	44818: 67	44820: 67	44822: 0
44825: Capital Fund 17.742 Ac. of Parcel #2	44827: 1	44829: 0	44831: 164	44833: 0	44835: 164
44838: Land I 27.575 Acres of Parcel #4	44840: 14	44842: 0	44844: 311	44846: 0	44848: 311
44851: Land II 5.538 Acres of Parcel #22	44853: 0	44855: 0	44857: 94	44859: 0	44861: 94
44864: Land I 4.629 Acres of Parcel #24	44866: 0	44868: 0	44870: 30	44872: 0	44874: 30
44877: Land II .87 Acres of Parcel #8	44879: 0	44881: 0	44883: 0	44885: 0	44887: 0
44890: Land I 3.52 Acres of Parcel #1	44892: 0	44894: 0	44896: 220	44898: 0	44900: 220
44903: Land I 10.53 Acres of Parcel #15	44905: 0	44907: 0	44909: 268	44911: 0	44913: 268
44916: Land II 8.25 Acres of Parcel #23	44918: 0	44920: 0	44922: 423	44924: 0	44926: 423
44929: Monthly Income Fund I - Yorkville Living Center, Lot #11	44931: (23)	44933: 0	44935: 15	44937: 0	44939: 15
44942: Land I 2.081 Acres of Parcel #13	44944: 0	44946: 0	44948: 20	44950: 0	44952: 20
44955: Land I 81.216 Acres of Parcel #1	44957: 0	44959: 0	44961: (193)	44963: 0	44965: (193)
44968: Land I 5.468 Acres of Parcel #15	44970: 0	44972: 0	44974: 309	44976: 0	44978: 309
44981: Land II 12.6506 Acres of Parcel #7	44983: 0	44985: 0	44987: 387	44989: 0	44991: 387
44994: Land II 2.61 Acres of Parcel #23	44996: 0	44998: 0	45000: 125	45002: 0	45004: 125
45007: Capital Fund 8.6806 Ac. of Parcel #2	45009: 0	45011: 0	45013: 431	45015: 0	45017: 431
45020: Capital Fund 2.305 Ac. of Parcel #4	45022: 0	45024: 0	45026: 572	45028: 0	45030: 572
45033: 45034: 45035:

45036:

45037: 45038:

NOTES TO TABLE V

45039: 45040:
  45041: 45042:
  The table includes all sales of properties by the Partnerships during the three years ended December 31, 1997. All sales were made to parties unaffiliated with the Partnerships.
  45043: 45044:
  Consists of cash payments received from the buyers and the assumption of certain liabilities by the buyers at the date of sale, less expenses of sale.
  45045: 45046:
  The stated principal amount of the notes is shown in the table under "Secured Notes Received at Sale." All sales with notes received at sale are being reported for tax purposes on the installment basis.
  45047: 45048:
  Amounts represent the dollar amount raised from the offerings of limited partnership units, less sales commissions and other offering expenses.
  45049: 45050:
  Represents "Cash Available (Deficiency) from Operations (including subsidies)" as adjusted for applicable "Fixed Asset Additions" through the year of sale.
  45051: 45052:
  As of December 31, 1995, this Partnership sold the remaining 16 six-unit condominium buildings comprising the Schaumburg Terrace condominium complex to unaffiliated third parties. The principal balances of these loans range from approximately $211,000 to $256,000. These loans require monthly principal and interest payments totaling $67,763 with an interest rate of 8.625% per annum for 10 years (based on a 30 year amortization) and payment of all remaining principal at the end of that period.
  45053: 45054:
  As a result of the sale of the remaining approximately 81 acres of Parcel 1 on December 29, 1997, the buyer assumed the current mortgage note held by this Partnership which had a balance of $3,325,515 at that time.
  45055: 45056:
  As a result of the sale of the remaining approximately 81 acres of Parcel 1 on December 29, 1997, this Partnership received mortgage loans receivable totaling $2,170,089, of which $575,000 accrues interest at 9% per annum and has a maturity date of July 1, 1998. The remaining $1,595,089 accrues interest at 9% per annum and has a maturity date of December 30, 2000.
45057: 45058: 45059:

45060:
45061:
45062:
45063:
45064:
45065:
45066:
45067:
45068:
45069:
45070:
45071:
45072:
45073:
45074:
45075:
45076:
45077:
45078:

45079:

45080: 45081:

45082:
45083:
45084:
45085:
45086:
45087:
45088:
45089:
45090:
45091:
45092:
45093:
45094:
45095:
45096:
45097:
45098:
45099:
45100:
45101:

45102:

APPENDIX B
45103:
45104: INLAND RETAIL REAL ESTATE TRUST, INC.
45105:
45106: DISTRIBUTION REINVESTMENT PROGRAM

45107:

45108:
45109:
45110:
45111:
45112:
45113:
45114:
45115:
45116:
45117:
45118:
45119:
45120:
45121:
45122:
45123:
45124:
45125:
45126:

45127:

45128:

APPENDIX B

45129: 45130:

INLAND RETAIL REAL ESTATE TRUST, INC.
45131: DISTRIBUTION REINVESTMENT PROGRAM

45132: 45133:

    Inland Retail Real Estate Trust, Inc., a Maryland corporation (the "Company"), pursuant to its Articles of Incorporation (the "Articles") has adopted a Distribution Reinvestment Program (the "DRP"), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company's Prospectus dated February 11, 1999 (as the same may be supplemented or modified from time to time) unless otherwise defined herein.

45134: 45135:
  45136: 45137:
    45138: 45139:
    As agent for the Stockholders who purchase Shares from the Company pursuant to the prospectus dated February 11, 1999 (the "Offering") and elect to participate in the DRP (the "Participants"), the Company will apply all distributions, paid with respect to the Shares held by each Participant (the "Distributions"), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for said Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant's state of residence. Neither the Company nor its Affiliates will receive a fee for selling Shares under the DRP.
    45140: 45141:
    Procedure for Participation. Any Stockholder who purchases Shares pursuant to the Company's Offering may elect to become a Participant by completing and executing the Subscription Agreement or other appropriate authorization form as may be available from the Company, the Dealer Manager or the Soliciting Dealer. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant's subscription or authorization. Shares will be purchased under the DRP on the record date for the Distribution used to purchase the Shares. Distributions for Shares acquired under the DRP will be paid at the same time as Distributions are paid on Shares purchased outside the DRP and are calculated with a daily record and Distribution declaration date. Each Participant agrees that if, at any time prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.
    45142: 45143:
    Purchase of Shares. Participants will acquire Shares from the Company at a fixed price of $9.50 per Share until the first to occur of (i) the termination of the Offering, or (ii) the public offering price per Share in the Offering is increased above $10 per share. Thereafter, Participants will acquire Shares from the Company at a price equal to 95% of the Market Price of a Share on the date of purchase until such time as the Company's Shares are listed on a national stock exchange or included for quotation on a national market system. In the event of such listing or inclusion, Shares purchased by the Company for the DRP will be purchased on such exchange or market, at the prevailing market price, and will be sold to Stockholders at such price. The discount per Share is never intended to exceed 5% of the current Market Price of a Share on the date of purchase. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Shares under the DRP to the extent such purchase would cause it to exceed the Ownership Limit or other Share ownership restrictions imposed by the Articles.
    45144: 45145:

        It is possible that a secondary market will develop for the Shares, and that the Shares may be bought and sold on the secondary market at prices lower or higher than the $9.50 per Share price which will be paid under the DRP.

    45146: 45147:

        The Company shall endeavor to acquire Shares on behalf of Participants at the lowest price then available. However, the Company does not guarantee or warrant that the Participant will be acquiring Shares at the lowest possible price.

    45148:

    45149:
    45150:
    45151:
    45152:

    45153:

    B-1

    45154: 45155:

        If the Company's Shares are listed on a national stock exchange or included for quotation on a national market system, the reservation of any Shares from the Offering for issuance under the DRP, which have not been issued as of the date of such listing or inclusion, will be canceled, and such Shares will continue to have the status of authorized but unissued Shares. Those unissued Shares will not be issued unless they are first registered with the Securities and Exchange Commission (the "Commission") under the Act and under appropriate state securities laws or are otherwise issued in compliance with such laws.

    45156: 45157:

        It is understood that reinvestment of Distributions does not relieve a Participant of any income tax liability which may be payable on the Distributions.

    45158: 45159:
    Share Certificates. Within 90 days after the end of the Company's fiscal year, the Company will issue certificates evidencing ownership of Shares purchased through the DRP during the prior fiscal year. The ownership of the Shares will be in book-entry form prior to the issuance of such certificates.
    45160: 45161:
    Reports. Within 90 days after the end of the Company's fiscal year, the Company will provide each Participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amounts of Distributions received during the prior fiscal year. The individualized statement to Stockholders will include receipts and purchases relating to each Participant's participation in the DRP including the tax consequences relative thereto.
    45162: 45163:
    Termination by Participant. A Participant may terminate participation in the DRP at any time, without penalty, by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. If a Participant terminates DRP participation, the Company will provide the terminating Participant with a certificate evidencing the whole shares in his or her account and a check for the cash value of any fractional share in such account. Upon termination of DRP participation, Distributions will be distributed to the Stockholder in cash.
    45164: 45165:
    Amendment or Termination of DRP by the Company. The Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the DRP for any reason upon 30 days' written notice to the Participants.
    45166: 45167:
    Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant's account. To the extent that indemnification may apply to liabilities arising under the Act or the securities laws of a state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.
    45168: 45169:
    Governing Law. This DRP shall be governed by the laws of the State of Maryland.
  45170:
45171: 45172:

45173:
45174:
45175:
45176:
45177:
45178:
45179:
45180:

45181:

B-2

45182: 45183:

45184:
45185:
45186:
45187:
45188:
45189:
45190:
45191:
45192:
45193:
45194:
45195:
45196:
45197:
45198:
45199:
45200:
45201:
45202:

45203:

APPENDIX C

45204:

INLAND RETAIL REAL ESTATE TRUST, INC.

45205:

SUBSCRIPTION AGREEMENT

45206:

45207:
45208:
45209:
45210:
45211:
45212:
45213:
45214:
45215:
45216:
45217:
45218:
45219:
45220:
45221:
45222:
45223:
45224:
45225:
45226:
45227:
45228:
45229:
45230:
45231:

45232: 45233:

[LOGO]

45234: 45235:

SPECIMEN

45236: 45237:

    PLEASE MAIL THE PINK COPY, THE WHITE COPY, AND YOUR CHECK MADE PAYABLE TO "LNB/ESCROW AGENT FOR IRRET" TO: Inland Securities Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60523, Attn: Investor Services. Please use ballpoint pen or type the information.

45238: 45239:

_______________________________________________________________________________________________

 45240: 45241: 45243: 45244: 45246: 45247: 45249: 45251: 45252: 45254: 45255: 45256: 45260: 45262: 45263: 45264: 45266: 45267: 45269: 45270: 45271: 45275: 45277: 45278: 45279: 45280: 45281: 45286: 45288: 45289: 45290: 45291: 45292: 45294: 45296: 45297: 45298: 45299: 45300: 45302: 45304: 45305:
45242: INLAND RETAIL REAL ESTATE TRUST, INC., INSTRUCTIONS TO PURCHASERS
45245: _____________________________________________________________________________________
45248: INSTRUCTIONS	45250:

Any Person desiring to subscribe for Shares should carefully read and review the Prospectus and, if he/she desires to subscribe for Shares, complete the Subscription Agreement/ Signature Page which follows these instructions. Follow the appropriate instruction listed below for the items indicated. Please print in ink or type the information.

45253: _____________________________________________________________________________________________
45257: INVESTMENT 45258: 45259: A	45261:

Item 1--Enter the number of Shares to be purchased and the dollars and cents amount of the purchase. Minimum purchase 300 Shares ($3,000). Qualified Plans 100 Shares ($1,000). (Iowa requires 300 Shares ($3,000) for IRA accounts; Minnesota requires 200 Shares ($2,000) for IRA and qualified accounts).

45265:

Check the box to indicate whether this is an initial or an additional investment. The "Additional Investment" box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount.

45268: _____________________________________________________________________________________________
45272: 45273: 45274: B	45276: Item 2--Check if you desire to participate in Distribution Reinvestment Program.

45282: REGISTRATION INFORMATION 45283: 45284: 45285: C	45287:

Item 3--Enter the exact name in which the Shares are to be held. For co-owners enter the names of all owners. For investments by qualified plans, include the exact name of the plan. For investments by qualified plans, enter the name of the custodian or trustee on the first line and FBO the name of the investor on the second line. IF THIS IS AN ADDITIONAL PURCHASE BY A QUALIFIED PLAN, PLEASE USE THE SAME EXACT PLAN NAME AS PREVIOUSLY USED.

45293:	45295: Item 4--Enter the mailing address, state of residence and telephone number of the owner. For qualified investments please enter the mailing address of the custodian or trustee.

45301:	45303: Item 5--Enter the birth date(s) or date of incorporation.
45306: 45307: 45308:

45309:

45310: 45311:

 45312: 45313: 45315: 45317: 45318: 45319: 45320: 45321: 45323: 45325: 45326: 45327: 45328: 45329: 45331: 45333: 45334: 45336: 45337: 45338: 45341: 45343: 45344: 45346: 45347: 45348: 45352: 45354: 45355: 45357: 45358: 45359: 45362: 45364: 45365: 45367: 45368: 45369: 45373: 45375: 45376:
45314:	45316:

Item 6--Check the appropriate box. If the owner is a non-resident alien, he must apply to the United States Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available.

45322:	45324: Item 7--Check this box if the owner is an employee of Inland or an individual who has been continuously affiliated with Inland as an independent contractor.

45330:	45332:

Item 8--Enter the Social Security number or Taxpayer I.D. number. The owner is certifying that this number is correct. For qualified investments, please enter both the investor's social security number (for identification purposes) and the custodian or trustee's Taxpayer I.D. number (for tax purposes).

45335: _____________________________________________________________________________________________
45339: 45340: D	45342: Item 9--Enter the residence address if different than the mailing address. For qualified investments, please enter the residence address of the investor.
45345: _____________________________________________________________________________________________
45349: 45350: 45351: E	45353:

Item 10--Check the appropriate box to indicate the type of entity which is subscribing. If this is an additional purchase, this should be completed exactly the same as the previous investment. If the subscriber is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under Section 501A of the Internal Revenue Code.

45356: _____________________________________________________________________________________________
45360: SIGNATURE 45361: F	45363: Item 11--The Subscription Agreement/Signature Page MUST BE EXECUTED by the owner(s), and if applicable, the trustee or custodian.
45366: _____________________________________________________________________________________________
45370: ALTERNATE ADDRESS FOR DISTRIBUTIONS (OPTIONAL) 45371: 45372: G	45374:

Item 12--If owners desire direct deposit of his/her/their cash distributions to an account or address other than as set forth in the Subscription Agreement/Signature Page, please complete. Please make sure that the account has been opened and the account number is provided, as well as informing recipient that distribution will be forthcoming and is an asset transfer.

45377: 45378:

45379:
45380:
45381:
45382:
45383:
45384:
45385:

45386:

45387: 45388:

 45389: 45390: 45392: 45394: 45395: 45397: 45399: 45400: 45402: 45403: 45404: 45406: 45408: 45409:
45391: BROKER/DEALER REGISTERED REPRESENTATIVE	45393:

Item 13--Enter the name of the Broker/Dealer and the name of the Registered Representative, along with the street address, city, state, zip code, telephone number, fax and email of the Registered Representative. By executing the Subscription Agreement/Signature Page, the Registered Representative substantiates compliance with the conduct rules of the NASD, by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information know by such Registered Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term. The Registered Representative (authorized signature) should sign where provided.

45396:	45398:

Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/broker-dealer whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. That box must be checked in order for such subscribers to purchase Shares net of the selling commissions.

45401: _____________________________________________________________________________________________
45405: SUBMISSION OF SUBSCRIPTION	45407:

The properly completed and executed Pink and White copies of the Subscription Agreement/Signature Page together with a CHECK MADE PAYABLE TO "LNB/ESCROW AGENT FOR IRRET" should be returned to the owner's Registered Representative or the offices of Inland Securities Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60523.

45410: 45411: 45412:

NOTE:  If a Person other than the Person in whose name the Shares will be held is reporting the income received from the Company, you must notify the Company in writing of that Person's name, address and Social Security number.

45413: 45414:

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

45415: 45416:

CALIFORNIA INVESTORS:

45417: 45418:

All Certificates representing Shares which are sold in the State of California will bear the following legend conditions: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

45419: 45420:

Any subscriber seeking to purchase Shares pursuant to a discount offered by the Company must submit such request in writing and set forth the basis for the request. Any such request will be subject to verification by the Company.

45421: 45422:

45423:

SPECIMEN OF INLAND RETAIL REAL ESTATE TRUST, INC. SUBSCRIPTION
45424: AGREEMENT/SIGNATURE PAGE WITH INLAND LOGO

45425:

45426:
45427:
45428:
45429:
45430:
45431:
45432:
45433:
45434:
45435:
45436:
45437:
45438:
45439:
45440:
45441:
45442:
45443:
45444:
45445:
45446:
45447:
45448:
45449:
45450:
45451:
45452:
45453:
45454:
45455:
45456:
45457:
45458:
45459:
45460:
45461:
45462:
45463:
45464:
45465:
45466:
45467:
45468:
45469:
45470:
45471:
45472:

45473:

45474: 45475:

INLAND RETAIL REAL ESTATE TRUST, INC.
45476: SPECIMEN
45477: (REVERSE SIDE OF)
45478: SUBSCRIPTION AGREEMENT/SIGNATURE PAGE
45479:

45480:

    Certain states have imposed special financial suitability standards for investors who purchase Shares.

45481: 45482:

    If the investor is a resident of Maine, the investor must have either: (i) a minimum net worth (excluding home, home furnishings and automobiles) of $200,000; or (ii) a minimum annual gross income of $50,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $50,000.

45483: 45484:

    If the investor is a resident of Massachusetts, Missouri or Tennessee, the investor must have either: (i) a minimum net worth (excluding home, home furnishings and automobiles) of $225,000; or (ii) a minimum annual gross income of $60,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $60,000.

45485: 45486:

    In addition, if the investor is a resident of Ohio or Pennsylvania, the investment may not exceed 10% of the investor's liquid net worth.

45487: 45488:

    The Company intends to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. The Company shall have the right to accept or reject this Subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum amount specified in the Prospectus. As used above, the singular includes the plural in all respects if Shares are being acquired by more than one Person. As used in this Agreement, "Inland" refers to The Inland Group, Inc. and its Affiliates. This Agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Illinois.

45489: 45490:

    By executing this subscription agreement, the investor is not waiving any rights under the federal securities laws.

45491: 45492: 45493: 45495: 45497: 45498: 45499: 45501: 45503: 45505: 45506: 45507: 45509: 45511: 45512: 45514: 45516: 45517: 45518:
45494: OFFICE USE ONLY	45496: Investor Check Date_______
45500:	45502: Investor Check # _______	45504: Owner Account Number ________
	45508: Check Amount # _______	45510: Co-Owner Account Number ________
45513: Broker/ Dealer Number	45515: ____________________
45519: 45520:

45521:
45522:
45523:
45524:
45525:
45526:
45527:
45528:
45529:
45530:
45531:
45532:
45533:
45534:
45535:
45536:
45537:

45538:

45539: 45540:

45541:

    No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and supplemental literature authorized by the Company and referred to in this Prospectus, and, if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any state to any person to whom it is unlawful to make such offer. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates at which information is given herein, or the date hereof. However, if any material change in the affairs of the Company shall occur during the time when a copy of this Prospectus is required to be delivered, the Company will amend or supplement this Prospectus to reflect such change.

45542: 45543:

_____________________________

45544: 45545:

TABLE OF CONTENTS

45546: 45547: 45548: 45550: 45552: 45553: 45555: 45557: 45558: 45560: 45562: 45563: 45565: 45567: 45568: 45570: 45572: 45573: 45575: 45577: 45578: 45580: 45582: 45583: 45585: 45587: 45588: 45590: 45592: 45593: 45595: 45597: 45598: 45600: 45602: 45603: 45605: 45607: 45608: 45610: 45612: 45613: 45615: 45617: 45618: 45620: 45622: 45623: 45625: 45627: 45628: 45630: 45632: 45633: 45635: 45637: 45638: 45640: 45642: 45643: 45645: 45647: 45648: 45650: 45652: 45653: 45655: 45657: 45658: 45660: 45662: 45663: 45665: 45667: 45668: 45670: 45672: 45673: 45675: 45677: 45678: 45680: 45682: 45683: 45685: 45687: 45688: 45690: 45692: 45693: 45695: 45697: 45698: 45700: 45702: 45703: 45705: 45707: 45708: 45710: 45712: 45713: 45715: 45716: 45717: 45719: 45721: 45722: 45724: 45726: 45727: 45729: 45731: 45732:
45549:	45551: Page
45554: Who May Invest	45556: iii
45559: Prospectus Summary	45561: 1
45564: Risk Factors	45566: 19
45569: Conflicts of Interest	45571: 41
45574: Compensation Table	45576: 46
45579: Estimated Use of Proceeds	45581: 55
45584: Prior Performance of the Company's Affiliates	45586: 58
45589: Management	45591: 72
45594: Certain Responsibilities of Directors and the Advisor; Indemnification	45596: 90
45599: Principal Stockholders	45601: 92
45604: Structure and Formation of the Company	45606: 92
45609: Selected Financial Data	45611: 97
45614: Investment Objectives and Policies	45616: 98
45619: Real Property Investments	45621: 106
45624: Capitalization	45626: 124
45629: Management's Discussion and Analysis of the Financial Condition of the Company	45631: 124
45634: Description of Securities	45636: 128
45639: Shares Eligible for Future Sale	45641: 135
45644: Summary of the Organizational Documents	45646: 138
45649: Operating Partnership Agreement	45651: 147
45654: Federal Income Tax Considerations	45656: 154
45659: ERISA Considerations	45661: 177
45664: Plan of Distribution	45666: 178
45669: How to Subscribe	45671: 185
45674: Sales Literature	45676: 186
45679: Distribution Reinvestment and Share Repurchase Programs	45681: 186
45684: Reports to Stockholders	45686: 188
45689: Legal Matters	45691: 189
45694: Experts	45696: 190
45699: Additional Information	45701: 190
45704: Glossary	45706: 191
45709: Index to Financial Statements and Financial Statements	45711: F-i
45714: APPENDICES:
45718: Prior Performance Tables	45720: A-1
45723: Distribution Reinvestment Program	45725: B-1
45728: Subscription Agreement	45730: C-1
45733: 45734: 45735:

__________________

45736: 45737:

45738:

    Until March 23, 1999, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver prospectuses when acting as Soliciting Dealers with respect to their unsold allotments and subscriptions.

45739: 45740:

45741:

INLAND RETAIL
45742: REAL ESTATE TRUST, INC.

45743: 45744:

56,000,000 Shares

45745: 45746:

45747:

 45748:

45749: 45751: 45752:
45750: PROSPECTUS
45753:
45754: 45755: 45756:

45757:

February 11, 1999

45758:

45759:
45760:
45761:
45762:

45763:

Inland Securities
45764: Corporation

45765: 45766:

45767:
45768:
45769:
45770:
45771:
45772:
45773:
45774:
45775:
45776:
45777:
45778:
45779:

45780:

INLAND RETAIL REAL ESTATE TRUST, INC. SUBSCRIPTION AGREEMENT [INLAND LOGO]

45781:

APPENDIX B

45782:

SPECIMEN

45783:

PLEASE COMPLETE THIS FORM OF SUBSCRIPTION AGREEMENT ONLY IF YOU WISH TO ELECT THE DEFERRED COMMISSION OPTION.

45784:

PLEASE MAIL THE PINK COPY, THE WHITE COPY, AND YOUR CHECK MADE PAYABLE TO "LNB/ESCROW AGENT FOR IRRET" TO: Inland Securities Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60523, Attn: Investor Services. Please use ballpoint pen or type the information.

45785:

--------------------------------------------------------------------------------

45786:

INLAND RETAIL REAL ESTATE TRUST, INC., INSTRUCTIONS TO PURCHASERS

45787:

-------------------------------------------------------------------------------

45788:


45789:

INSTRUCTIONS Any Person desiring to subscribe for Shares should

45790:

carefully read and review the Prospectus, as supplemented to date, and if he/she desires to subscribe for Shares, complete the Subscription Agreement/ Signature Page which follows these instructions. Follow the appropriate instruction listed below for the items indicated.

45791:

Please print in ink or type the information. --------------------------------------------------------------------------------------------

45792:

INVESTMENT Item 1(a)--Enter the number of Shares to be purchased

45793:

A and the dollars and cents amount of the purchase.

45794:

Minimum purchase 300 Shares ($3,000). Qualified Plans 100 Shares ($1,000). (Iowa requires 300 Shares ($3,000) for IRA accounts; Minnesota requires 200 Shares ($2,000) for IRA and qualified accounts). Check the box to indicate whether this is an initial or an additional investment. The "Additional Investment" box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount.

45795:

Item 1(b)--Deferred Commission Option: Please check

45796:

the box if you have agreed with your Soliciting Dealer to elect the Deferred Commission Option, as described

45797:

in the prospectus, as supplemented to date. By electing the Deferred Commission Option, you are required to pay only $9.40 per share purchased upon subscription. For the next six years following the year of subscription, you will have a sales commission of $0.10 per share

45798:

deducted from and paid out of cash distributions otherwise distributable to you. Election of the Deferred Commission Option shall authorize the Company to withhold such amounts from cash distributions otherwise payable to you and to pay them as described in the "Plan of Distribution-Deferred Commission Option" section of the prospectus, as supplemented to date.

45799:

          ---------------------------------------------------------------------------------------------

45800:


45801:

B Item 2--Check if you desire to participate in

45802:

Distribution Reinvestment Program.

45803:

--------------------------------------------------------------------------------------------

45804:

REGISTRATION INFORMATION Item 3--Enter the exact name in which the Shares are

45805:

C to be held. For co-owners enter the names of all

45806:

owners. For investments by qualified plans, include

45807:

the exact name of the plan. For investments by qualified plans, enter the name of the custodian or trustee on the first line and FBO the name of the investor on the second line. IF THIS IS AN ADDITIONAL PURCHASE BY A QUALIFIED PLAN, PLEASE USE THE SAME EXACT PLAN NAME AS PREVIOUSLY USED.

45808:

Item 4--Enter the mailing address, state of residence and telephone number of the owner. For qualified investments please enter the mailing address of the custodian or trustee.

45809:

Item 5--Enter the birth date(s) or date of incorporation.

45810:

Item 6--Check the appropriate box. If the owner is a non-resident alien, he must apply to the United States Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available.

45811:

Item 7--Check this box if the owner is an employee of Inland or an individual who has been continuously affiliated with Inland as an independent contractor.

45812:

Item 8--Enter the Social Security number or Taxpayer I.D. number. The owner is certifying that this number is correct. For qualified investments, please enter both the investor's social security number (for identification purposes) and the custodian or trustee's Taxpayer I.D. number (for tax purposes).

45813:


45814:

--------------------------------------------------------------------------------------------

45815:

D Item 9--Enter the residence address if different than

45816:

the mailing address. For qualified investments,

45817:

please enter the residence address of the investor.           --------------------------------------------------------------------------------------------

45818:

E Item 10--Check the appropriate box to indicate the

45819:

type of entity which is subscribing. If this is an additional purchase, this should be completed exactly the same as the previous investment. If the

45820:

subscriber is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under Section 501A of the Internal Revenue Code.

45821:


45822:

--------------------------------------------------------------------------------------------

45823:

SIGNATURE Item 11--The Subscription Agreement/Signature Page

45824:

F MUST BE EXECUTED by the owner(s), and if applicable,

45825:

the trustee or custodian.

45826:

          --------------------------------------------------------------------------------------------

45827:

ALTERNATE ADDRESS FOR Item 12--If owners desire direct deposit of

45828:

DISTRIBUTIONS (OPTIONAL) his/her/their cash distributions to an account or

45829:

G address other than as set forth in the Subscription

45830:

Agreement/Signature Page, please complete. PLEASE MAKE SURE THAT THE ACCOUNT HAS BEEN OPENED AND THE ACCOUNT NUMBER IS PROVIDED, AS WELL AS INFORMING RECIPIENT THAT DISTRIBUTION WILL BE FORTHCOMING AND IS AN ASSET TRANSFER.

45831:


45832:

--------------------------------------------------------------------------------------------

45833:

BROKER/DEALER REGISTERED Item 13--Enter the name of the Broker/Dealer and the

45834:

REPRESENTATIVE name of the Registered Representative, along with the

45835:

H street address, city, state, zip code, telephone

45836:

number, fax and email of the Registered Representative. By executing the Subscription Agreement/Signature Page, the Registered Representative substantiates compliance with the conduct rules of the NASD, by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term. The Registered Representative (authorized signature) should sign where provided. Check the box to indicate whether the broker-dealer agrees to the Deferred Commission Option if the

45837:

subscriber has elected the Deferred Commission Option; and the broker-dealer must sign, where provided, to acknowledge that agreement.

45838:

          --------------------------------------------------------------------------------------------

45839:

SUBMISSION OF SUBSCRIPTION The properly completed and executed Pink and White

45840:

copies of the Subscription Agreement/Signature Page together with a CHECK MADE PAYABLE TO "LNB/ESCROW

45841:

AGENT FOR IRRET" should be returned to the owner's Registered Representative or the offices of Inland Securities Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60523.

45842:



45843:

NOTE: If a Person other than the Person in whose name the Shares will be held

45844:

is reporting the income received from the Company, you must notify the Company in writing of that Person's name, address and Social Security number.

45845:

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

45846:

CALIFORNIA INVESTORS:

45847:

All Certificates representing Shares which are sold in the State of California will bear the following legend conditions: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

45848:

Any subscriber seeking to purchase Shares pursuant to a discount offered by the Company must submit such request in writing and set forth the basis for the request. Any such request will be subject to verification by the Company.

45849: 45850:

B-1

45851:

INLAND RETAIL REAL ESTATE TRUST, INC. SUBSCRIPTION AGREEMENT [INLAND LOGO]

45852:

SPECIMEN

45853:

INLAND RETAIL REAL ESTATE TRUST, INC. SUBSCRIPTION AGREEMENT/SIGNATURE PAGE

45854:

Please read this Subscription Agreement/Signature Page and the Terms and Conditions before signing.

45855:

Subscriber must read the Subscription Instructions. -------------------------------------------------------------------------------

45856:

MAKE CHECK PAYABLE TO LNB/ESCROW AGENT FOR IRRET

45857:



45858:


45859:

(1)a. Investment

45860:

This subscription is in the amount of $__________ for the purchase of _______ Shares of Inland Retail Real Estate Trust, Inc. at $10 per Share. Minimum initial investment: 300 Shares (100 Shares for IRA, Keogh and qualified plan accounts-Iowa

45861:

A requires 300 Shares for IRA accounts; Minnesota requires 200 Shares for IRA and qualified plan accounts).

45862:

This is an: [ ] INITIAL INVESTMENT [ ] ADDITIONAL INVESTMENT

45863:

b. Check the following box to elect the Deferred Commission Option [ ]

45864:

(This election must agreed to by the Broker/Dealer listed below) ====================================================================================================================================

45865:

(2) Distribution Reinvestment program: [ ] YES Subscriber elects to participate in the Distribution Reinvestment Program

45866:

B described in the Prospectus. Distributions will be made by check unless box is marked.

45867:

==================================================================================================================================== (3) REGISTERED OWNER - -

45868:

--------------------------------------------- --------------------------------------[ ] Mr [ ] Mrs [ ] Ms (AREA CODE) HOME TELEPHONE

45869:

---------------------------------------------

45870:

CO-OWNER

45871:

---------------------------------------------

45872:

[ ] Mr [ ] Mrs [ ] Ms

45873:

---------------------------------------------

45874:

(4) MAILING ADDRESS - -

45875:

--------------------------------------------- -------------------------------------

45876:

CITY, STATE & ZIP CODE (AREA CODE) BUSINESS TELEPHONE

45877:

---------------------------------------------

45878:

STATE OF RESIDENCE ------

45879:

(5) BIRTH DATE

45880:

-------------------- -----------------

45881:

C MONTH DAY YEAR MONTH DAY YEAR

45882:

(6) PLEASE INDICATE CITIZENSHIP STATUS [ ] U.S. CITIZEN

45883:

[ ] RESIDENT ALIEN [ ] NON-RESIDENT ALIEN

45884:

(7) [ ] EMPLOYEE OR AFFILIATE

45885:

(8) SOCIAL SECURITY # CORPORATE OR CUSTODIAL

45886:

------------------------------- TAX IDENTIFICATION NUMBER

45887:

CO-OWNER

45888:

SOCIAL SECURITY # ------------------------------- -------------------------

45889:

==================================================================================================================================== (9) RESIDENCE ADDRESS IF DIFFERENT FROM ABOVE OR FOR INVESTOR OR QUALIFIED PLAN

45890:

D

45891:

---------------------------------------------------------------------------------------------

45892:

STREET CITY STATE ZIP CODE

45893:

==================================================================================================================================== (10) Check one

45894:

A [ ] Individual Ownership H [ ] IRA L [ ] Pension or Profit Sharing Plan

45895:

[ ] Taxable [ ] Exempt under 501A

45896:

B [ ] Joint Tenants with Right M [ ] Trust/Date Trust Established _______

45897:

of Survivorship I [ ] QUALIFIED PLAN (KEOGH) Name of Trustee or other Administrator

45898:

E C [ ] Community Property J [ ] Simplified Employee Pension/Trust (S.E.P) ______________________________________

45899:

D [ ] Tenants in Common K [ ] Uniform Gifts to Minors Act [ ] Taxable [ ] Grantor A or B

45900:

E [ ] Tenants by the Entirety State of ________________ a Custodian N [ ] Estate

45901:

F [ ] Corporate Ownership for _________________________________ O [ ] Other (Specify) ______________________

45902:

G [ ] Partnership Ownership [ ] Taxable [ ] Non-Taxable

45903:

==================================================================================================================================== (11) The undersigned certifies, under penalties of perjury (i) that the taxpayer identification number shown on the

45904:

Subscription Agreement/Signature Page is true, correct and complete, and (ii) that he is not subject to backup withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified him that he is no longer subject to backup withholding.

45905:

The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such Investor's behalf) the following:

45906:

(a) acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the

45907:

Prospectus of the Company relating to the Shares, wherein the terms and conditions of the offering of the Shares are described, including among other things, the restrictions on ownership and tranfer of Shares, which require, under certain circumstances,

45908:

that a holder of Shares shall give written notice and provide certain information to the Company.

45909:

(b) represents that I (we) either; (i) have a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $45,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000 or such higher suitability as may be required by certain states and set forth on the reverse side hereof; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.

45910:

(c) represents that the investors are purchasing the Shares for his or her own account and if I am (we are) purchasing Shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

45911:

(d) acknowledges that the Shares are not liquid; (not required for Minnesota residents)

45912:

(e) if an Affiliate of the Company represents that the Shares are being purchased for investment purposes only and not with a view toward immediate resale.

45913:

Agreement Dated X

45914:

---------------------------------------------------------------- --------------------------------------------------------------

45915:

Signature -- Registered Owner

45916:

(Print Name of Custodian of Trustee) X

45917:

------------------------------------------------------------Signature -- Co-Owner

45918:

---------------------------------------------------------------- A sale of the Shares may not be completed by the Soliciting

45919:

Authorized Signature (Custodian or Trustee) Dealers until at least five business days after receipt

45920:

of the Prospectus. -----------------------------------------------------------------------------------------------------------------------------------

45921:

(12) (Optional) Directly Deposit Cash Distributions to: --------------------------------------------------------------

45922:

Account Number -- MUST BE FILLED IN

45923:

Name of Bank, X

45924:

Brokerage Firm --------------------------------------------------------------

45925:

or Individual ------------------------------------- Signature -- Registered Owner

45926:

G Mailing Address -------------------------------------

45927:

City, State & X

45928:

Zip Code ------------------------------------- --------------------------------------------------------------

45929:

Signature -- Co-Owner

45930:

(13) Broker/Dealer data -- completed by selling Registered Representative (Please use Rep's address -- not home office)

45931:

Name of Registered - -

45932:

Representative -------------------------------------------

45933:

[]Mr. []Mrs. []Ms. ------------------------------------- Registered Representative's Telephone

45934:

-- Mailing

45935:

Address Have you changed Broker/Dealers? [] Yes [] No

45936:

--

45937:

City, State & Registered Representative's e-mail:

45938:

Zip Code -------------------------------------

45939:

-- Broker/Dealer --------------------------------------------------------------

45940:

Name ------------------------------------- Registered Representative's fax:

45941:

--

45942:

Home Office --------------------------------------------------------------

45943:

Mailing Address -------------------------------------

45944:

City, State & X

45945:

Zip Code ------------------------------------- --------------------------------------------------------------

45946:

Signature -- Registered Representative

45947:

Check the following box if the Broker/Dealer agrees to the Deferred Commission Option elected: [ ] ______________________________________

45948:

Signature Broker/Dealer

45949:



45950:

-------------------------------------------------------------------------------

45951: 45952:

B-2

45953:

INLAND RETAIL REAL ESTATE TRUST, INC. SPECIMEN

45954:

(REVERSE SIDE OF) SUBSCRIPTION AGREEMENT/SIGNATURE PAGE

45955:

Certain states have imposed special financial suitability standards for

45956:

investors who purchase Shares.

45957:

If the investor is a resident of Maine, the investor must have either: (i) a minimum net worth (excluding home, home furnishings and automobiles) of $200,000; or (ii) a minimum annual gross income of $50,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $50,000.

45958:

If the investor is a resident of Massachusetts, Missouri or Tennessee, the

45959:

investor must have either: (i) a minimum net worth (excluding home, home furnishings and automobiles) of $225,000; or (ii) a minimum annual gross income of $60,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $60,000.

45960:

In addition, if the investor is a resident of Ohio or Pennsylvania, the

45961:

investment may not exceed 10% of the investor's liquid net worth.

45962:

The Company intends to assert the foregoing representations as a defense in

45963:

any subsequent litigation where such assertion would be relevant. The Company shall have the right to accept or reject this Subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum amount specified in the Prospectus. As used above, the singular includes the plural in all respects if Shares are being acquired by more than one Person. As used in this Agreement, "Inland" refers to The Inland Group, Inc. and its Affiliates. This Agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Illinois.

45964:

BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE INVESTOR IS NOT WAIVING ANY

45965:

RIGHTS UNDER THE FEDERAL SECURITIES LAWS. --------------------------------------------------------------------------------

45966:



45967:


45968:

OFFICE USE ONLY INVESTOR CHECK DATE _______

45969:

INVESTOR CHECK # _______ Owner Account / / / / / /

45970:

CHECK AMOUNT $ _______ Number

45971:

-----------

45972:

Broker/Dealer / / / / / / / / / / / / Co-Owner / / / / / /

45973:

Number Account Number

45974:

         -------------------------------------------------------------------------------

45975:

B-3

45976:

PART II
45977:
45978: INFORMATION NOT REQUIRED IN PROSPECTUS

45979:

Note:  Any word that is capitalized in this Part II but not 45980: defined has the same meaning as in our Prospectus.
45981:
45982: Item 31.  Other Expenses of Issuance and Distribution.

45983: 45984: 45985: 45986: 45988: 45990: 45991: 45992: 45994: 45996: 45997: 45998: 46000: 46002: 46003: 46004: 46006: 46008: 46009: 46010: 46012: 46014: 46015: 46016: 46018: 46020: 46021: 46022: 46024: 46026: 46027: 46028: 46030: 46032: 46033: 46034: 46036: 46038: 46039: 46040: 46042: 46044: 46045: 46046: 46048: 46050: 46051:
45987: Securities and Exchange Commission Registration Fee	45989: $165,790
45993: NASD Filing Fee	45995: 30,500
45999: Printing and Mailing Expenses	46001: 924,653
46005: Blue Sky Fees and Expenses	46007: 116,948
46011: Legal Fees and Expenses	46013: 789,676
46017: Accounting Fees and Expenses	46019: 149,773
46023: Advertising and Sales Literature	46025: 298,958
46029: Due Diligence	46031: 1,024,313
46035: Miscellaneous	46037: 1,737,202
46041:	46043:
46047: Total	46049: $5,237,813*
46052:

46053: * through September 30, 2000

46054: 46055:

Item 32.  Sales to Special Parties.

46056: 46057:

    Due to lower administrative costs, 46058: and in connection with the performance of services, our employees, Directors and 46059: associates, associates of our affiliates, Inland Real Estate Advisory Services, 46060: Inc. (the "Advisor"), affiliates of the Advisor, our affiliate Inland 46061: Securities Corporation (the "Dealer Manager") or their respective 46062: officers and employees and certain of their affiliates, will be permitted to 46063: purchase Shares net of sales commissions and the Marketing Contribution and Due 46064: Diligence Expense Allowance or for $9.05 per Share. Also, (i) Soliciting Dealers 46065: and their respective officers and employees and certain of their respective 46066: affiliates who request and are entitled to purchase Shares net of selling 46067: commissions, and (ii) investors who have contracts for investment advisory and 46068: related brokerage services that include a fixed or "wrap" fee feature, 46069: may make an initial purchase of Shares net of sales commissions or for $9.30 per 46070: Share; however, any subsequent purchases of Shares by any such persons are 46071: limited to a maximum discount of 5%. Independent Directors initially will be 46072: granted options to purchase Shares under the Company's Independent Director 46073: Stock Option Plan at an exercise price of $9.05 per Share. Stockholders will be 46074: allowed to purchase Shares pursuant to our Distribution Reinvestment Plan (the 46075: "DRP") for 95% of the Market Price or initially for $9.50 per Share. 46076: Subscribers to Shares which receive volume discounts will pay reduced selling 46077: commissions. See "Compensation Table-Nonsubordinated Payments-For and in 46078: Connection With the Offering," "Management-Independent Director Stock 46079: Option Plan," and "Plan of Distribution-Volume Discounts" and 46080: "-Other Discounts."

46081: 46082:

Item 33.  Recent Sales of Unregistered Securities.
46083:
46084:     In September 1998, the Advisor purchased from us 46085: 20,000 Shares for $10 per Share, for an aggregate purchase price of $200,000, in 46086: connection with our organization. The Advisor also made a capital contribution 46087: to Inland Retail Real Estate Limited Partnership (the "Operating 46088: Partnership") in the amount of $2,000 in exchange for 200 LP Common Units 46089: of the Operating Partnership. The 200 LP Common Units received by the Advisor 46090: may be exchanged, at the option of the Advisor, for 200 Shares identical to 46091: those being offered pursuant to the Prospectus included in this Registration 46092: Statement, subject to our option to pay cash in lieu of such Shares. No sales 46093: commission or other consideration was paid in connection with such sales, which 46094: were consummated without registration under the Securities Act of 1933, as 46095: amended (the "Act"), in reliance upon the exemption from registration 46096: in Section 4(2) of the Act as transactions not involving any public offering.

46097: 46098:

Item 34.  Indemnification of Directors and 46099: Officers.

46100: 46101: 46102: 46103:

Article XV of our Articles provides as follows:

46104: 46105:

Section 3.  Indemnification

46106: 46107: 46108:
  46109: 46110:
  Subject to paragraphs (b), (c) and (d) of this Section 3, the Company shall, 46111: to the fullest extent permitted by Maryland statutory or decisional law, as 46112: amended or interpreted and, without limiting the generality of the foregoing, 46113: in accordance with Section 2-418 of the Maryland General Corporation Law, 46114: indemnify and pay, advance, or reimburse reasonable expenses to any Director, 46115: officer, employee and agent of the Company and the Advisor and its Affiliates 46116: (each an "Indemnified Party").
  46117:
  As long as the Company qualifies as a REIT, it shall not indemnify nor pay, 46118: advance or reimburse expenses to an Indemnified Party unless: (i) the 46119: Indemnified Party has determined, in good faith, that the course of conduct 46120: which caused the loss or liability was in the best interest of the Company; 46121: (ii) the Indemnified Party was acting on behalf of or performing services on 46122: the part of the Company; (iii) such liability or loss was not the result of 46123: negligence or misconduct on the part of the Indemnified Party except that in 46124: the event the Indemnified Party is or was an Independent Director, such 46125: liability or loss shall not have been the result of gross negligence or 46126: willful misconduct; and (iv) such indemnification or agreement to be held 46127: harmless is recoverable only out of the Net Assets of the Company and not from 46128: the Stockholders.
  46129:
  As long as the Company qualifies as a REIT and notwithstanding anything to 46130: the contrary in Section 3(b) of this Article XV, the Company shall not 46131: indemnify a Director, officer, employee or agent of the Company or the Advisor 46132: or its Affiliates for losses, liabilities or expenses arising from or out of 46133: an alleged violation of federal or state securities laws by such party unless 46134: one or more of the following conditions are met: (i) there has been a 46135: successful adjudication on the merits of each count involving alleged 46136: securities law violations as to the particular Indemnified Party; (ii) such 46137: claims have been dismissed with prejudice on the merits by a court of 46138: competent jurisdiction as to the particular Indemnified Party; or (iii) a 46139: court of competent jurisdiction approves a settlement of the claims and finds 46140: that indemnification of the settlement and related costs should be made and 46141: the court considering the request has been advised of the position of the 46142: Securities and Exchange Commission (the "Commission") and the 46143: published opinions of any state securities regulatory authority in which 46144: securities of the Company were offered or sold as to indemnification for 46145: violations of securities laws.
  46146:
  The Company may advance amounts to an Indemnified Party for legal and other 46147: expenses and costs incurred as a result of any legal action for which 46148: indemnification is being sought only in accordance with Section 2-418 of the 46149: Maryland General Corporation Law, and, as long as the Company qualifies as a 46150: REIT, only if all of the following conditions are satisfied: (i) the legal 46151: action relates to acts or omissions with respect to the performance of duties 46152: or services by the Indemnified Party for or on behalf of the Company; (ii) the 46153: legal action is initiated by a third party who is not a Stockholder or the 46154: legal action is initiated by a Stockholder acting in his or her capacity as 46155: such and a court of competent jurisdiction specifically approves such 46156: advancement; and (iii) the Indemnified Party receiving such advances 46157: undertakes in writing to repay the advanced funds to the Company, together 46158: with the applicable legal rate of interest thereon, in cases in which such 46159: party is found not to be entitled to indemnification.
  46160:
  The Company shall have the power to purchase and maintain insurance or 46161: provide similar protection on behalf of an Indemnified Party against any 46162: liability asserted which was incurred in any such capacity with the Company or 46163: arising out of such status; provided, however, that the Company shall not 46164: incur the costs of any liability insurance which insures any person against 46165: liability for which he, she or it could not be indemnified under these 46166: Articles. Nothing contained herein shall constitute a waiver by any 46167: Indemnified Party of any right which he, she or it may have against any party 46168: under federal or state securities laws. The Company shall also have power to 46169: enter into any contract for indemnity and advancement of expenses with an 46170: officer, employee or agent who is not a Director to such further extent 46171: consistent with law.
  46172:
46173:

    The Bylaws provide that neither the amendment, nor 46174: the repeal, nor the adoption of any other provision of the Articles or the 46175: Bylaws will apply to or affect, in any respect, the Indemnitee's right to 46176: indemnification for actions or failures to act which occurred prior to such 46177: amendment, repeal or adoption.

46178:

    To the extent that the indemnification may apply to 46179: liabilities arising under the Act, we have been advised that, in the opinion of 46180: the SEC, such indemnification is contrary to public policy and, therefore, 46181: unenforceable.

46182:

    We have entered into separate indemnification 46183: agreements with each of our Directors and certain of our executive officers. The 46184: indemnification agreements require, among other things, that we indemnify our 46185: Directors and officers to the fullest extent permitted by law, and advance to 46186: the Directors and officers all related expenses, subject to reimbursement if it 46187: is subsequently determined that indemnification is not permitted. We also must 46188: indemnify and advance all expenses incurred by our Directors and officers 46189: seeking to enforce their rights under the indemnification agreements and cover 46190: our Directors and officers under the Company's Directors' and officers' 46191: liability insurance, if any. Although the form of indemnification agreement 46192: offers substantially the same scope of coverage afforded by provisions in our 46193: Articles and Bylaws, as a contract, it cannot be unilaterally modified by our 46194: Board or by our Stockholders to eliminate the rights it provides.

46195: 46196:

Item 35.  Treatment of Proceeds from Stock Being 46197: Registered.
46198:
46199:     Inapplicable.

46200: 46201:

Item 36.  Financial Statements and Exhibits.

46202:

(a) Financial Statements

46203: 46204: 46205: 46206:

The following financial statements were previously filed 46207: prior to the initial effectiveness of this Registration Statement on February 46208: 11, 1999:

46209:

Independent Auditors' Report-Relating to the Company's 46210: Consolidated Balance Sheet
46211: Consolidated Balance Sheet at September 18, 1998 and Notes thereto

46212:

Independent Auditors' Report-Relating to Lake Olympia 46213: Square
46214: Historical Summary of Gross Income and Direct Operating Expenses for the year 46215: ended December 31, 1997 of Lake Olympia Square and Notes thereto
46216: Historical Summary of Gross Income and Direct Operating Expenses (unaudited) 46217: for the nine months ended September 30, 1998 of Lake Olympia Square and Notes 46218: thereto

46219:

Independent Auditors' Report-Relating to Lake Walden 46220: Square.
46221: Historical Summary of Gross Income and Direct Operating Expenses for the year 46222: ended December 31, 1997 of Lake Walden Square and Notes thereto
46223: Historical Summary of Gross Income and Direct Operating Expenses (unaudited) 46224: for the nine months ended September 30, 1998 of Lake Walden Square and Notes 46225: thereto

46226:

Independent Auditors' Report-Relating to Merchants Square 46227: Shopping Center.
46228: Historical Summary of Gross Income and Direct Operating Expenses for the year 46229: ended December 31, 1997 of Merchants Square Shopping Center and Notes thereto
46230: Historical Summary of Gross Income and Direct Operating Expenses (unaudited) 46231: for the nine months ended September 30, 1998 of Merchants Square Shopping 46232: Center and Notes thereto

46233:

Pro Forma Consolidated Balance Sheet (unaudited) at 46234: September 30, 1998 and Notes thereto
46235: Pro Forma Statement of Operations (unaudited) for the nine months ended 46236: September 30, 1998 and Notes thereto
46237: Pro Forma Statement of Operations (unaudited) for the year ended December 31, 46238: 1997 of and Notes thereto
46239:

46240:

The following financial statements are filed as part of 46241: Post-Effective Amendment No. 1 and are included in Supplement No. 4:

46242:

Inland Retail Real Estate Trust, Inc.:
46243: Consolidated Balance Sheet (unaudited) at March 31, 1999
46244: Notes to Consolidated Financial Statements (unaudited) at March 31, 1999.
46245: Pro Forma Consolidated Balance Sheet (unaudited) at March 31, 1999.
46246: Notes to Pro Forma Consolidated Balance Sheet (unaudited) at March 31, 1999.
46247: Pro Forma Consolidated Statement of Operations (unaudited) of the Company for 46248: the three months ended March 31, 1999
46249: Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the 46250: three months ended March 31, 1999.
46251: Pro Forma Consolidated Statement of Operations (unaudited) of the Company for 46252: the year ended December 31, 1998.
46253: Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the 46254: year ended December 31, 1998
46255:

46256:

Lake Walden Square:
46257: Independent Auditors' Report
46258: Historical Summary of Gross Income and Direct Operating Expenses for the year 46259: ended December 31, 1998
46260: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46261: for the year ended December 31, 1998.
46262: Historical Summary of Gross Income and Direct Operating Expenses (unaudited) 46263: for the three months ended March 31, 1999.
46264: Notes to Historical Summary of Gross Income and Direct Operating Expenses 46265: (unaudited) for the three months ended March 31, 1999
46266:

46267:

Merchants Square Shopping Center:
46268: Independent Auditors' Report
46269: Historical Summary of Gross Income and Direct Operating Expenses for the year 46270: ended December 31, 1998
46271: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46272: for the year ended December 31, 1998.
46273: Historical Summary of Gross Income and Direct Operating Expenses (unaudited) 46274: for the three months ended March 31, 1999.
46275: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46276: (unaudited) for the three months ended March 31, 1999

46277:

Town Center Commons:
46278: Independent Auditors' Report
46279: Historical Summary of Gross Income and Direct Operating Expenses for the 46280: period from January 1, 1999 through March 31, 1999
46281: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46282: for the period from January 1, 1999 through March 31, 1999
46283:

46284:

Boynton Commons Shopping Center:
46285: Independent Auditors' Report
46286: Historical Summary of Gross Income and Direct Operating Expenses for the year 46287: ended December 31, 1998
46288: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46289: for the year ended December 31, 1998.
46290: Historical Summary of Gross Income and Direct Operating Expenses (unaudited) 46291: for the three months ended March 31, 1999.
46292: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46293: (unaudited) for the three months ended March 31, 1999

46294:

The following financial statements are filed as part of 46295: Post-Effective Amendment No. 2 and are included in Supplement No. 7:

46296:

Inland Retail Real Estate Trust, Inc.:
46297: Consolidated Financial Statements (unaudited) at June 30, 1999
46298: Notes to Consolidated Financial Statements (unaudited) at June 30, 1999.
46299: Pro Forma Consolidated Balance Sheet (unaudited) at June 30, 1999.
46300: Notes to Pro Forma Consolidated Balance Sheet (unaudited) at June 30, 1999.
46301: Pro Forma Consolidated Statement of Operations (unaudited) for the six months 46302: ended
46303:  June 30, 1999
46304: Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the 46305: six months ended June 30, 1999.
46306: Pro Forma Consolidated Statement of Operations (unaudited) for the year ended
46307:  December 31, 1998.
46308: Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the 46309: year ended December 31, 1998
46310:

46311:

Lake Walden Square:
46312: Independent Auditors' Report
46313: Historical Summary of Gross Income and Direct Operating Expenses for the year 46314: ended December 31, 1998
46315: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46316: for the year ended December 31, 1998.
46317: Historical Summary of Gross Income and Direct Operating Expenses (unaudited) 46318: for the six months ended June 30, 1999.
46319: Notes to Historical Summary of Gross Income and Direct Operating Expenses 46320: (unaudited) for the six months ended June 30, 1999
46321:

46322:

Merchants Square Shopping Center:
46323: Independent Auditors' Report
46324: Historical Summary of Gross Income and Direct Operating Expenses for the year 46325: ended December 31, 1998
46326: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46327: for the year ended December 31, 1998.
46328: Historical Summary of Gross Income and Direct Operating Expenses (unaudited) 46329: for the six months ended June 30, 1999.
46330: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46331: (unaudited) for the six months ended June 30, 1999
46332:

46333:

Town Center Commons:
46334: Independent Auditors' Report
46335: Historical Summary of Gross Income and Direct Operating Expenses for the 46336: period from January 1, 1999 through March 31, 1999
46337: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46338: for the period from January 1, 1999 through March 31, 1999
46339: Historical Summary of Gross Income and Direct Operating Expenses (unaudited) 46340: for the six months ended June 30, 1999.
46341: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46342: (unaudited) for the six months ended June 30, 1999
46343:

46344:

Boynton Commons Shopping Center:
46345: Independent Auditors' Report
46346: Historical Summary of Gross Income and Direct Operating Expenses for the year 46347: ended December 31, 1998
46348: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46349: for the year ended December 31, 1998.
46350: Historical Summary of Gross Income and Direct Operating Expenses (unaudited) 46351: for the six months ended June 30, 1999.
46352: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46353: (unaudited) for the six months ended June 30, 1999
46354:

46355:

Lake Olympia Square:
46356: Independent Auditors' Report
46357: Historical Summary of Gross Income and Direct Operating Expenses for the year 46358: ended December 31, 1998
46359: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46360: for the year ended December 31, 1998.
46361: Historical Summary of Gross Income and Direct Operating Expenses (unaudited) 46362: for the six months ended June 30, 1999.
46363: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46364: (unaudited) for the six months ended June 30, 1999
46365:

46366:

Bridgewater Marketplace:
46367: Independent Auditors' Report
46368: Historical Summary of Gross Income and Direct Operating Expenses for the 46369: period from January 1, 1999 through June 30, 1999.
46370: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46371: for the period from January 1, 1999 through June 30, 1999.
46372:

46373:

Bartow Marketplace:
46374: Independent Auditors' Report
46375: Historical Summary of Gross Income and Direct Operating Expenses for the year 46376: ended December 31, 1998
46377: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46378: for the year ended December 31, 1998.
46379: Historical Summary of Gross Income and Direct Operating Expenses (unaudited) 46380: for the six months ended June 30, 1999.
46381: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46382: (unaudited) for the six months ended June 30, 1999

46383:

Countryside Shopping Center:
46384: Independent Auditors' Report
46385: Historical Summary of Gross Income and Direct Operating Expenses for the year 46386: ended December 31, 1998
46387: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46388: for the year ended December 31, 1998.
46389: Historical Summary of Gross Income and Direct Operating Expenses (unaudited) 46390: for the six months ended June 30, 1999.
46391: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46392: (unaudited) for the six months ended June 30, 1999
46393:

46394:

The following financial statements are filed as part of 46395: Post-Effective Amendment No. 3 and are included in Supplement No. 9:

46396:

Inland Retail Real Estate Trust, Inc.:
46397: Consolidated Financial Statements (unaudited) at September 30, 1999
46398: Notes to Consolidated Financial Statements (unaudited) at September 30, 1999
46399: Pro Forma Consolidated Balance Sheet (unaudited) at September 30, 1999
46400: Notes to Pro Forma Consolidated Balance Sheet (unaudited) at September 30, 46401: 1999
46402: Pro Forma Consolidated Statement of Operations (unaudited) for the nine months 46403: ended September 30, 1999
46404: Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the 46405: nine months ended September 30, 1999
46406: Pro Forma Consolidated Statement of Operations (unaudited) for the year ended
46407: December 31, 1998
46408: Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the 46409: year ended December 31, 1998

46410:

Lake Walden Square:
46411: Independent Auditors' Report
46412: Historical Summary of Gross Income and Direct Operating Expenses for the year 46413: ended December 31, 1998
46414: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46415: for the year ended December 31, 1998
46416: Historical Summary of Gross Income and Direct Operating Expenses (unaudited) 46417: for the nine months ended September 30, 1999
46418: Notes to Historical Summary of Gross Income and Direct Operating Expenses 46419: (unaudited) for the nine months ended September 30, 1999
46420:

46421:

Merchants Square Shopping Center:
46422: Independent Auditors' Report
46423: Historical Summary of Gross Income and Direct Operating Expenses for the year 46424: ended December 31, 1998
46425: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46426: for the year ended December 31, 1998
46427: Historical Summary of Gross Income and Direct Operating Expenses (unaudited) 46428: for the nine months ended September 30, 1999
46429: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46430: (unaudited) for the nine months ended September 30, 1999
46431:

46432:

Town Center Commons:
46433: Independent Auditors' Report
46434: Historical Summary of Gross Income and Direct Operating Expenses for the 46435: period from January 1, 1999 through March 31, 1999
46436: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46437: for the period from January 1, 1999 through March 31, 1999
46438: Historical Summary of Gross Income and Direct Operating Expenses (unaudited) 46439: for the nine months ended September 30, 1999
46440: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46441: (unaudited) for the nine months ended September 30, 1999
46442:

46443:

Boynton Commons Shopping Center:
46444: Independent Auditors' Report
46445: Historical Summary of Gross Income and Direct Operating Expenses for the year 46446: ended December 31, 1998
46447: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46448: for the year ended December 31, 1998
46449: Historical Summary of Gross Income and Direct Operating Expenses (unaudited) 46450: for the nine months ended September 30, 1999
46451: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46452: (unaudited) for the nine months ended September 30, 1999
46453:

46454:

Lake Olympia Square:
46455: Independent Auditors' Report
46456: Historical Summary of Gross Income and Direct Operating Expenses for the year 46457: ended December 31, 1998
46458: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46459: for the year ended December 31, 1998
46460: Historical Summary of Gross Income and Direct Operating Expenses (unaudited) 46461: for the nine months ended September 30, 1999
46462: Notes to Historical Summary of Gross Income and Direct Operating Expenses 46463: (unaudited) for the nine months ended September 30, 1999
46464:

46465:

Bridgewater Marketplace:
46466: Independent Auditors' Report
46467: Historical Summary of Gross Income and Direct Operating Expenses for the 46468: period from January 1, 1999 through June 30, 1999
46469: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46470: for the period from January 1, 1999 through June 30, 1999
46471: Historical Summary of Gross Income and Direct Operating Expenses (unaudited) 46472: for the nine months ended September 30, 1999
46473: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46474: (unaudited) for the nine months ended September 30, 1999
46475:

46476:

Bartow Marketplace:
46477: Independent Auditors' Report
46478: Historical Summary of Gross Income and Direct Operating Expenses for the year 46479: ended December 31, 1998
46480: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46481: for the year ended December 31, 1998
46482: Historical Summary of Gross Income and Direct Operating Expenses (unaudited) 46483: for the nine months ended September 30, 1999
46484: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46485: (unaudited) for the nine months ended September 30, 1999
46486:

46487:

Countryside Shopping Center:
46488: Independent Auditors' Report
46489: Historical Summary of Gross Income and Direct Operating Expenses for the year 46490: ended December 31, 1998
46491: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46492: for the year ended December 31, 1998
46493: Historical Summary of Gross Income and Direct Operating Expenses (unaudited) 46494: for the nine months ended September 30, 1999
46495: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46496: (unaudited) for the nine months ended September 30, 1999
46497:

46498:

Casselberry Commons:
46499: Independent Auditors' Report
46500: Historical Summary of Gross Income and Direct Operating Expenses for the year 46501: ended December 31, 1998
46502: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46503: for the year ended December 31, 1998
46504: Historical Summary of Gross Income and Direct Operating Expenses (unaudited) 46505: for the nine months ended September 30, 1999
46506: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46507: (unaudited) for the nine months ended September 30, 1999
46508:

46509:

The following financial statements are filed as part of 46510: Post-Effective Amendment No. 4 and are included in Supplement No. 12:

46511:

Inland Retail Real Estate Trust, Inc.:
46512: Independent Auditors' Report
46513: Consolidated Financial Statements at and for the year ended December 31, 1999
46514: Notes to Consolidated Financial Statements at and for the year ended December 46515: 31, 1999
46516: Pro Forma Consolidated Balance Sheet (unaudited) at December 31, 1999
46517: Notes to Pro Forma Consolidated Balance Sheet (unaudited) at December 31, 1999
46518: Pro Forma Consolidated Statement of Operations (unaudited) for the year ended
46519: December 31, 1999
46520: Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the 46521: year ended December 31, 1999
46522:

46523:

Lake Walden Square:
46524: Independent Auditors' Report
46525: Historical Summary of Gross Income and Direct Operating Expenses for the year 46526: ended December 31, 1998
46527: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46528: for the year ended December 31, 1998
46529:

46530:

Merchants Square Shopping Center:
46531: Independent Auditors' Report
46532: Historical Summary of Gross Income and Direct Operating Expenses for the year 46533: ended December 31, 1998
46534: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46535: for the year ended December 31, 1998
46536:

46537:

Town Center Commons:
46538: Independent Auditors' Report
46539: Historical Summary of Gross Income and Direct Operating Expenses for the 46540: period from January 1, 1999 through March 31, 1999
46541: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46542: for the period from January 1, 1999 through March 31, 1999
46543:

46544:

Boynton Commons Shopping Center:
46545: Independent Auditors' Report
46546: Historical Summary of Gross Income and Direct Operating Expenses for the year 46547: ended December 31, 1998
46548: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46549: for the year ended December 31, 1998
46550:

46551:

Lake Olympia Square:
46552: Independent Auditors' Report
46553: Historical Summary of Gross Income and Direct Operating Expenses for the year 46554: ended December 31, 1998
46555: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46556: for the year ended December 31, 1998
46557:

46558:

Bridgewater Marketplace:
46559: Independent Auditors' Report
46560: Historical Summary of Gross Income and Direct Operating Expenses for the 46561: period from January 1, 1999 through June 30, 1999
46562: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46563: for the period from January 1, 1999 through June 30, 1999
46564:

46565:

Bartow Marketplace:
46566: Independent Auditors' Report
46567: Historical Summary of Gross Income and Direct Operating Expenses for the year 46568: ended December 31, 1998
46569: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46570: for the year ended December 31, 1998
46571:

46572:

Countryside Shopping Center:
46573: Independent Auditors' Report
46574: Historical Summary of Gross Income and Direct Operating Expenses for the year 46575: ended December 31, 1998
46576: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46577: for the year ended December 31, 1998
46578:

46579:

Casselberry Commons:
46580: Independent Auditors' Report
46581: Historical Summary of Gross Income and Direct Operating Expenses for the year 46582: ended December 31, 1998
46583: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46584: for the year ended December 31, 1998
46585:

46586:

Conway Plaza:
46587: Independent Auditors' Report
46588: Historical Summary of Gross Income and Direct Operating Expenses for the year 46589: ended December 31, 1999
46590: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46591: for the year ended December 31, 1999
46592:

46593:

Pleasant Hill Square:
46594: Independent Auditors' Report
46595: Historical Summary of Gross Income and Direct Operating Expenses for the year 46596: ended December 31, 1999
46597: Notes to the Historical Summary of Gross Income and Direct Operating Expenses 46598: for the year ended December 31, 1999
46599:

46600:

The following financial statements are filed as part of Post Effective 46601: Amendment No. 6 and are included in Supplement No. 14

46602: 46603: 46604: 46605: 46606: 46608: 46609: 46610: 46612: 46613: 46614: 46617: 46618: 46619: 46622: 46623: 46624: 46626: 46627: 46628: 46631: 46632: 46633: 46636: 46637: 46638: 46643: 46644: 46645: 46648: 46649: 46650: 46655: 46656: 46657: 46659: 46660: 46661: 46663: 46664: 46665: 46670: 46671: 46672: 46677: 46678: 46679: 46681: 46682: 46683: 46685: 46686: 46687: 46689: 46690: 46691: 46696: 46697: 46698: 46703: 46704:
46607: Inland Retail Real Estate Trust, Inc.:
46611:
46615: Consolidated Financial Statements (unaudited) at and for the three 46616: months ended March 31, 2000
46620: Notes to Consolidated Financial Statements (unaudited) at March 31, 46621: 2000
46625: Pro Forma Consolidated Balance Sheet (unaudited) at March 31, 2000
46629: Notes to Pro Forma Consolidated Balance Sheet (unaudited) at March 31, 46630: 2000
46634: Pro Forma Consolidated Statement of Operations (unaudited) for the 46635: three months ended March 31, 2000
46639: Notes to Pro Forma Consolidated Statement of Operations (unaudited) for 46640: the three months ended 46641: March 31, 2000 46642:
46646: Pro Forma Consolidated Statement of Operations (unaudited) for the year 46647: ended December 31, 1999
46651: Notes to Pro Forma Consolidated Statement of Operations (unaudited) for 46652: the year ended 46653: December 31, 1999. 46654:
46658: Lake Walden Square:
46662: Independent Auditors' Report
46666: Historical Summary of Gross Income and Direct Operating Expenses for 46667: the year ended 46668: December 31, 1998 46669:
46673: Notes to the Historical Summary of Gross Income and Direct Operating 46674: Expenses for the year ended 46675: December 31, 1998 46676:
46680:
46684: Merchants Square Shopping Center:
46688: Independent Auditors' Report
46692: Historical Summary of Gross Income and Direct Operating Expenses for 46693: the year ended 46694: December 31, 1998 46695:
46699: Notes to the Historical Summary of Gross Income and Direct Operating 46700: Expenses for the year ended 46701: December 31, 1998 46702:
46705: 46706: 46707: 46708: 46709: 46710: 46712: 46713: 46714: 46716: 46717: 46718: 46723: 46724: 46725: 46730: 46731:

46711: Town Center Commons:
46715: Independent Auditors' Report
46719: Historical Summary of Gross Income and Direct Operating Expenses for 46720: the period from 46721: January 1, 1999 through March 31, 1999 46722:
46726: Notes to the Historical Summary of Gross Income and Direct Operating 46727: Expenses for the period from 46728: January 1, 1999 through March 31, 1999 46729:
46732: 46733: 46734: 46736: 46737: 46738: 46740: 46741: 46742: 46744: 46745: 46746: 46751: 46752: 46753: 46758: 46759: 46760: 46762: 46763: 46764: 46766: 46767: 46768: 46770: 46771: 46772: 46777: 46778: 46779: 46784: 46785: 46786: 46788: 46789: 46790: 46792: 46793: 46794: 46796: 46797: 46798: 46802: 46803: 46804: 46809: 46810:
46735:
46739: Boynton Commons Shopping Center:
46743: Independent Auditors' Report
46747: Historical Summary of Gross Income and Direct Operating Expenses for 46748: the year ended 46749: December 31, 1998 46750:
46754: Notes to the Historical Summary of Gross Income and Direct Operating 46755: Expenses for the year ended 46756: December 31, 1998 46757:
46761:
46765: Lake Olympia Square:
46769: Independent Auditors' Report
46773: Historical Summary of Gross Income and Direct Operating Expenses for 46774: the year ended 46775: December 31, 1998 46776:
46780: Notes to the Historical Summary of Gross Income and Direct Operating 46781: Expenses for the year ended 46782: December 31, 1998 46783:
46787:
46791: Bridgewater Marketplace:
46795: Independent Auditors' Report
46799: Historical Summary of Gross Income and Direct Operating Expenses for 46800: the period from 46801: January 1, 1999 through June 30, 1999
46805: Notes to the Historical Summary of Gross Income and Direct Operating 46806: Expenses for the period from 46807: January 1, 1999 through June 30, 1999 46808:
46811: 46812: 46813: 46814: 46815: 46816: 46818: 46819: 46820: 46822: 46823: 46824: 46829: 46830: 46831: 46836: 46837: 46838: 46840: 46841: 46842: 46844: 46845: 46846: 46848: 46849: 46850: 46855: 46856: 46857: 46862: 46863: 46864: 46866: 46867: 46868: 46870: 46871: 46872: 46874: 46875: 46876: 46881: 46882: 46883: 46888: 46889: 46890: 46892: 46893: 46894: 46896: 46897: 46898: 46900: 46901: 46902: 46907: 46908: 46909: 46914: 46915: 46916: 46919: 46920: 46921: 46924: 46925:

46817: Bartow Marketplace:
46821: Independent Auditors' Report
46825: Historical Summary of Gross Income and Direct Operating Expenses for 46826: the year ended 46827: December 31, 1998 46828:
46832: Notes to the Historical Summary of Gross Income and Direct Operating 46833: Expenses for the year ended 46834: December 31, 1998 46835:
46839:
46843: Countryside Shopping Center:
46847: Independent Auditors' Report
46851: Historical Summary of Gross Income and Direct Operating Expenses for 46852: the year ended 46853: December 31, 1998 46854:
46858: Notes to the Historical Summary of Gross Income and Direct Operating 46859: Expenses for the year ended 46860: December 31, 1998 46861:
46865:
46869: Casselberry Commons:
46873: Independent Auditors' Report
46877: Historical Summary of Gross Income and Direct Operating Expenses for 46878: the year ended 46879: December 31, 1998 46880:
46884: Notes to the Historical Summary of Gross Income and Direct Operating 46885: Expenses for the year ended 46886: December 31, 1998 46887:
46891:
46895: Conway Plaza:
46899: Independent Auditors' Report
46903: Historical Summary of Gross Income and Direct Operating Expenses for 46904: the year ended 46905: December 31, 1999 46906:
46910: Notes to the Historical Summary of Gross Income and Direct Operating 46911: Expenses for the year ended 46912: December 31, 1999 46913:
46917: Historical Summary of Gross Income and Direct Operating Expenses 46918: (unaudited) for the three months ended March 31, 2000
46922: Notes to the Historical Summary of Gross Income and Direct Operating 46923: Expenses (unaudited) for the three months ended March 31, 2000
46926: 46927: 46928: 46930: 46931: 46932: 46934: 46935: 46936: 46938: 46939: 46940: 46945: 46946: 46947: 46952: 46953: 46954: 46957: 46958: 46959: 46962: 46963: 46964: 46966: 46967: 46968: 46970: 46971: 46972: 46974: 46975: 46976: 46981: 46982: 46983: 46988: 46989: 46990: 46993: 46994: 46995: 46998: 46999:
46929:
46933: Pleasant Hill Square:
46937: Independent Auditors' Report
46941: Historical Summary of Gross Income and Direct Operating Expenses for 46942: the year ended 46943: December 31, 1999 46944:
46948: Notes to the Historical Summary of Gross Income and Direct Operating 46949: Expenses for the year ended 46950: December 31, 1999 46951:
46955: Historical Summary of Gross Income and Direct Operating Expenses 46956: (unaudited) for the three months ended March 31, 2000
46960: Notes to the Historical Summary of Gross Income and Direct Operating 46961: Expenses(unaudited) for the three months ended March 31, 2000
46965:
46969: Gateway Market Center
46973: Independent Auditors' Report
46977: Historical Summary of Gross Income and Direct Operating Expenses for 46978: the year ended 46979: December 31, 1999 46980:
46984: Notes to the Historical Summary of Gross Income and Direct Operating 46985: Expenses for the year ended 46986: December 31, 1999 46987:
46991: Historical Summary of Gross Income and Direct Operating Expenses 46992: (unaudited) for the three months ended March 31, 2000
46996: Notes to the Historical Summary of Gross Income and Direct Operating 46997: Expenses (unaudited) for the three months ended March 31, 2000
47000:

The following financial statements are filed as part of Post Effective 47001: Amendment No. 7 and are included in Supplement No. 16

47002: 47003: 47004: 47006: 47007: 47008: 47011: 47012: 47013: 47015: 47016: 47017: 47019: 47020: 47021: 47024: 47025: 47026: 47029: 47030: 47031: 47036: 47037: 47038: 47041: 47042: 47043: 47048: 47049: 47050: 47052: 47053: 47054: 47056: 47057: 47058: 47060: 47061: 47062: 47067: 47068: 47069: 47074: 47075: 47076: 47078: 47079: 47080: 47082: 47083: 47084: 47086: 47087: 47088: 47093: 47094: 47095: 47100: 47101:
47005: Inland Retail Real Estate Trust, Inc.:
47009: Consolidated Financial Statements (unaudited) at and for the six months 47010: ended June 30, 2000
47014: Notes to Consolidated Financial Statements (unaudited) at June 30, 2000
47018: Pro Forma Consolidated Balance Sheet (unaudited) at June 30, 2000
47022: Notes to Pro Forma Consolidated Balance Sheet (unaudited) at June 30, 47023: 2000
47027: Pro Forma Consolidated Statement of Operations (unaudited) for the six 47028: months ended June 30, 2000
47032: Notes to Pro Forma Consolidated Statement of Operations (unaudited) for 47033: the six months ended 47034: June 30, 2000 47035:
47039: Pro Forma Consolidated Statement of Operations (unaudited) for the year 47040: ended December 31, 1999
47044: Notes to Pro Forma Consolidated Statement of Operations (unaudited) for 47045: the year ended 47046: December 31, 1999 47047:
47051:
47055: Lake Walden Square:
47059: Independent Auditors' Report
47063: Historical Summary of Gross Income and Direct Operating Expenses for 47064: the year ended 47065: December 31, 1998 47066:
47070: Notes to the Historical Summary of Gross Income and Direct Operating 47071: Expenses for the year ended 47072: December 31, 1998 47073:
47077:
47081: Merchants Square Shopping Center:
47085: Independent Auditors' Report
47089: Historical Summary of Gross Income and Direct Operating Expenses for 47090: the year ended 47091: December 31, 1998 47092:
47096: Notes to the Historical Summary of Gross Income and Direct Operating 47097: Expenses for the year ended 47098: December 31, 1998 47099:
47102: 47103: 47104: 47105: 47106: 47107: 47109: 47110: 47111: 47113: 47114: 47115: 47120: 47121: 47122: 47127: 47128: 47129: 47131: 47132: 47133: 47135: 47136: 47137: 47139: 47140: 47141: 47146: 47147: 47148: 47153: 47154: 47155: 47157: 47158: 47159: 47161: 47162: 47163: 47165: 47166: 47167: 47172: 47173: 47174: 47179: 47180: 47181: 47183: 47184: 47185: 47187: 47188: 47189: 47191: 47192: 47193: 47196: 47197: 47198: 47203: 47204:

47108: Town Center Commons:
47112: Independent Auditors' Report
47116: Historical Summary of Gross Income and Direct Operating Expenses for 47117: the period from 47118: January 1, 1999 through March 31, 1999 47119:
47123: Notes to the Historical Summary of Gross Income and Direct Operating 47124: Expenses for the period from 47125: January 1, 1999 through March 31, 1999 47126:
47130:
47134: Boynton Commons Shopping Center:
47138: Independent Auditors' Report
47142: Historical Summary of Gross Income and Direct Operating Expenses for 47143: the year ended 47144: December 31, 1998 47145:
47149: Notes to the Historical Summary of Gross Income and Direct Operating 47150: Expenses for the year ended 47151: December 31, 1998 47152:
47156:
47160: Lake Olympia Square:
47164: Independent Auditors' Report
47168: Historical Summary of Gross Income and Direct Operating Expenses for 47169: the year ended 47170: December 31, 1998 47171:
47175: Notes to the Historical Summary of Gross Income and Direct Operating 47176: Expenses for the year ended 47177: December 31, 1998 47178:
47182:
47186: Bridgewater Marketplace:
47190: Independent Auditors' Report
47194: Historical Summary of Gross Income and Direct Operating Expenses for 47195: the period from January 1, 1999 through June 30, 1999
47199: Notes to the Historical Summary of Gross Income and Direct Operating 47200: Expenses for the period from 47201: January 1, 1999 through June 30, 1999 47202:
47205: 47206: 47207: 47208: 47209: 47210: 47212: 47213: 47214: 47216: 47217: 47218: 47223: 47224: 47225: 47230: 47231: 47232: 47234: 47235: 47236: 47238: 47239: 47240: 47242: 47243: 47244: 47249: 47250: 47251: 47256: 47257: 47258: 47260: 47261: 47262: 47264: 47265: 47266: 47268: 47269: 47270: 47275: 47276: 47277: 47282: 47283:

47211: Bartow Marketplace:
47215: Independent Auditors' Report
47219: Historical Summary of Gross Income and Direct Operating Expenses for 47220: the year ended 47221: December 31, 1998 47222:
47226: Notes to the Historical Summary of Gross Income and Direct Operating 47227: Expenses for the year ended 47228: December 31, 1998 47229:
47233:
47237: Countryside Shopping Center:
47241: Independent Auditors' Report
47245: Historical Summary of Gross Income and Direct Operating Expenses for 47246: the year ended 47247: December 31, 1998 47248:
47252: Notes to the Historical Summary of Gross Income and Direct Operating 47253: Expenses for the year ended 47254: December 31, 1998 47255:
47259:
47263: Casselberry Commons:
47267: Independent Auditors' Report
47271: Historical Summary of Gross Income and Direct Operating Expenses for 47272: the year ended 47273: December 31, 1998 47274:
47278: Notes to the Historical Summary of Gross Income and Direct Operating 47279: Expenses for the year ended 47280: December 31, 1998 47281:
47284: 47285: 47286: 47287: 47288: 47289: 47291: 47292: 47293: 47295: 47296: 47297: 47302: 47303: 47304: 47309: 47310: 47311: 47314: 47315: 47316: 47319: 47320: 47321: 47323: 47324: 47325: 47327: 47328: 47329: 47331: 47332: 47333: 47338: 47339: 47340: 47345: 47346: 47347: 47350: 47351: 47352: 47355: 47356: 47357: 47359: 47360: 47361: 47363: 47364: 47365: 47367: 47368: 47369: 47374: 47375: 47376: 47381: 47382: 47383: 47386: 47387: 47388: 47393: 47394:

47290: Conway Plaza:
47294: Independent Auditors' Report
47298: Historical Summary of Gross Income and Direct Operating Expenses for 47299: the year ended 47300: December 31, 1999 47301:
47305: Notes to the Historical Summary of Gross Income and Direct Operating 47306: Expenses for the year ended 47307: December 31, 1999 47308:
47312: Historical Summary of Gross Income and Direct Operating Expenses 47313: (unaudited) for the six months ended June 30, 2000
47317: Notes to the Historical Summary of Gross Income and Direct Operating 47318: Expenses (unaudited) for the six months ended June 30, 2000
47322:
47326: Pleasant Hill Square:
47330: Independent Auditors' Report
47334: Historical Summary of Gross Income and Direct Operating Expenses for 47335: the year ended 47336: December 31, 1999 47337:
47341: Notes to the Historical Summary of Gross Income and Direct Operating 47342: Expenses for the year ended 47343: December 31, 1999 47344:
47348: Historical Summary of Gross Income and Direct Operating Expenses 47349: (unaudited) for the six months ended June 30, 2000
47353: Notes to the Historical Summary of Gross Income and Direct Operating 47354: Expenses (unaudited) for the six months ended June 30, 2000
47358:
47362: Gateway Market Center
47366: Independent Auditors' Report
47370: Historical Summary of Gross Income and Direct Operating Expenses for 47371: the year ended 47372: December 31, 1999 47373:
47377: Notes to the Historical Summary of Gross Income and Direct Operating 47378: Expenses for the year ended 47379: December 31, 1999 47380:
47384: Historical Summary of Gross Income and Direct Operating Expenses 47385: (unaudited) for the six months ended June 30, 2000
47389: Notes to the Historical Summary of Gross Income and Direct Operating 47390: Expenses (unaudited) for the six 47391: months ended June 30, 2000 47392:
47395: 47396:

47397: 47398:

(b) Exhibits

47399: 47400:

  (i) The following documents are filed as part of 47401: this Registration Statement:

47402: 47403:

Exhibit Description

47404: 47405:

No.

47406:
  47407:
    47408: 47409:

      47410:

    Form of Dealer Manager Agreement by and between Inland Retail Real Estate 47411: Trust, Inc. and Inland Securities Corporation. (3)
    47412:
  47413:
  Form of Dealer Manager Agreement by and between Inland Retail Real Estate 47414: Trust, Inc. and Inland Securities Corporation. (3)
  47415:
47416:

1.1(a) Form of Amendment to the Dealer Management Agreement. 47417: (9)

47418:

1.1(b) Form of Second Amendment to the Dealer Management 47419: Agreement. (10)

47420:

1.2 Form of Soliciting Dealers Agreement by and between 47421: Inland Securities Corporation and the Soliciting Dealers. (2)

47422:

1.3 Form of Warrant Purchase Agreement by and between Inland 47423: Retail Real Estate Trust, Inc. and Inland Securities Corporation. (2)

47424:

3.1 Second Articles of Amendment and Restated Charter of 47425: Inland Retail Real Estate Trust, Inc. (4)

47426:

3.2 Amended and Restated Bylaws of Inland Retail Real Estate 47427: Trust, Inc. (3)

47428:

4.1 Form of Agreement of Limited Partnership of Inland Retail 47429: Real Estate Limited Partnership. (2)

47430:

4.1(a) Form of First Amendment to Agreement of Limited 47431: Partnership of Inland Retail Real Estate Limited Partnership.

47432:

4.2 Specimen Certificate for the Shares. (1)

47433:

5 Form of Opinion of Brown & Wood LLP as to the legality 47434: of the Shares being registered. (4)

47435:

8 Form of Opinion of Wildman, Harrold, Allen & Dixon as 47436: to tax matters. (2)

47437:

10.1 Form of Escrow Agreement by and among Inland Retail Real 47438: Estate Trust, Inc., Inland Securities Corporation and LaSalle National Bank, N.A. 47439: (4)

47440:

10.2 Form of Advisory Agreement by and between Inland Retail 47441: Real Estate Trust, Inc. and Inland Retail Real Estate Advisory Services, Inc. 47442: (1)

47443:

10.3 Form of Master Management Agreement, including the form 47444: of Management Agreement for each Property by and between Inland Retail Real 47445: Estate Trust, Inc. and Inland Southeast Property Management Corp. (1)

47446:

10.3(a) Form of First Amendment to Master Management 47447: Agreement.

47448:

10.4 Form of Property Acquisition Service Agreement by and 47449: among Inland Retail Real Estate Trust, Inc., Inland Retail Real Estate Advisory 47450: Services, Inc., Inland Real Estate Corporation, Inland Real Estate Advisory 47451: Services, Inc., and Inland Real Estate Acquisitions, Inc. (1)

47452:

10.5 Form of the Company's Independent Director Stock Option 47453: Plan. (2)

47454:

10.5(a) Form of Option Agreement for initial grant of 47455: options. (9)

47456:

10.5(b) Form of Option Agreement for subsequent annual grant 47457: of options. (10)

47458:

10.6 Form of Indemnification Agreement by and between Inland 47459: Retail Real Estate Trust, Inc. and its directors and executive officers. (4)

47460:

10.7 Form of Agreement dated March, 1999 between Inland 47461: Retail Real Estate Trust, Inc. and Inland Real Estate Investment Corporation 47462: relating to payment of the reasonably estimated cost to prepare and mail a 47463: notice to stockholders of any special meeting of stockholders requested by the 47464: stockholders. (6)

47465:

23.1 Consent of KPMG LLP dated February 10, 1999. (5)

47466:

23.1(a) Consent of KPMG LLP dated August 2, 1999. (6)

47467:

23.1(b) Consent of KPMG LLP dated November 2, 1999. (7)

47468:

23.1(c) Consent of KPMG LLP dated February 2, 2000. (8)

47469:

23.1(d) Consent of KPMG LLP dated May 2, 2000. (9)

47470:

23.1(e) Consent of KPMG LLP dated August 2, 2000. (10)

47471:

23.1 (f) Consent of KPMG LLP dated November 2, 2000.

47472:

23.2 Consent of Brown & Wood LLP dated February 10, 1999. 47473: (5)

47474:

23.3 Consent of Wildman, Harrold, Allen & Dixon dated 47475: February 10, 1999. (5)

47476:

24 Power of Attorney (included on signature page to the 47477: Registration Statement).

47478:

(1) Previously filed with the initial filing of this 47479: Registration Statement on September 28, 1998.

47480:

(2) Previously filed with Amendment No. 1 to this 47481: Registration Statement on January 7, 1999.

47482:

(3) Previously filed with Amendment No. 2 to this 47483: Registration Statement on January 28, 1999.

47484:

(4) Previously filed with Amendment No. 3 to this 47485: Registration Statement on February 9, 1999.

47486:

(5) Previously filed with Amendment No. 4 to this 47487: Registration Statement on February 10, 1999

47488:

(6) Previously filed with Post-Effective Amendment No. 1 to 47489: this Registration Statement on August 2, 1999.

47490:
  47491:
  Previously filed with Post-Effective Amendment No. 2 to this Registration 47492: Statement on
  47493:

  November 2, 1999.

  47494:

    47495:

  Previously filed with Post-Effective Amendment No. 3 to this Registration 47496: Statement on
  47497:

  February 2, 2000.

  47498:

    47499:

  Previously filed with Post-Effective Amendment No. 4 to this Registration 47500: Statement on May 2, 2000.
  47501:

    47502:

  Previously filed with Post-Effective Amendment No. 6 to this Registration 47503: Statement on
  47504:
47505: 47506:

August 2, 2000.

47507: 47508: 47509:

Item 37. Undertakings.

47510: 47511:

A. The undersigned Registrant hereby undertakes:

47512: 47513:

(1) To file, during any period in which offers or sales are 47514: being made, a post-effective amendment to this registration statement:

47515: 47516:

(i) To include any prospectus required by section 47517: 10(a)(3) of the Securities Act of 1933;

47518:

(ii) To reflect in the prospectus any facts or events 47519: arising after the effective date of the registration statement (or the most 47520: recent post-effective amendment thereof) which, individually or in the 47521: aggregate, represent a fundamental change in the information set forth in 47522: the registration statement; and

47523:

(iii) To include any material information with respect to 47524: the plan of distribution not previously disclosed in the registration 47525: statement or any material change to such information in the registration 47526: statement.

47527: 47528:

(2) That, for the purpose of determining any liability 47529: under the Securities Act of 1933, each such post-effective amendment shall be 47530: deemed to be a new registration statement relating to the securities offered 47531: therein, and the offering of such securities at that time shall be deemed to 47532: be the initial bona fide offering thereof.

47533:

(3) To remove from registration by means of a 47534: post-effective amendment any of the securities being registered which remain 47535: unsold at the termination of the offering.

47536: 47537:

B. The Registrant undertakes to send to each Stockholder at 47538: least on an annual basis a detailed statement of any transactions with the 47539: Advisor or its Affiliates, and of fees, commissions, compensation and other 47540: benefits paid or accrued to the Advisor or its Affiliates for the fiscal year 47541: completed, showing the amount paid or accrued to each recipient and the services 47542: performed.

47543:

C. The Registrant undertakes to provide to the Stockholders 47544: the financial statements required by Form 10-K for the first full fiscal year of 47545: operations of the Company.

47546:

D. The Registrant hereby undertakes to send to the 47547: Stockholders, within 60 days after the close of each quarterly fiscal period, 47548: the information specified by Form 10-Q, if such report is required to be filed 47549: with the Securities and Exchange Commission.

47550:

E. The Registrant undertakes to file a sticker supplement 47551: pursuant to Rule 424(c) under the Act during the distribution period describing 47552: each Property not identified in the Prospectus at such time as there arises a 47553: reasonable probability that such Property will be acquired and to consolidate 47554: all such stickers into a post-effective amendment filed at least once every 47555: three months, with the information contained in such amendment provided 47556: simultaneously to the existing Stockholders. Each sticker supplement should also 47557: disclose all compensation and fees received by the Advisor and its Affiliates in 47558: connection with any such acquisition. The post-effective amendment shall include 47559: audited financial statements meeting the requirements Rule 3-14 of Regulation 47560: S-X only for Properties acquired during the distribution period.

47561:

The Registrant also undertakes to file, after the end of the 47562: distribution period, a current report on Form 8-K containing the financial 47563: statements and additional information required by Rule 3-14 of Regulation S-X, 47564: to reflect each commitment (i.e., the signing of a binding purchase agreement) 47565: made after the end of the distribution period involving the use of 10% or more 47566: (on a cumulative basis) of the net proceeds of the offering and to provide the 47567: information contained in such report to the Stockholders at least once each 47568: quarter after the distribution period of the offering has ended. The Registrant 47569: undertakes to include, in filings containing financial statements of the 47570: Company, separate audited financial statements for any Creditworthy Tenant that 47571: leases a Property owned by the Company on a Triple-Net Lease Basis if the cost 47572: of that Property to the Company represents 20% or more of the Gross Proceeds of 47573: the Offering.

47574:

F. Insofar as indemnification for liabilities arising under 47575: the Act may be permitted to directors, officers and controlling persons of the 47576: Registrant, the Registrant has been advised that in the opinion of the 47577: Securities and Exchange Commission such indemnification is against public policy 47578: as expressed in the Act and is, therefore, unenforceable. In the event that a 47579: claim for indemnification against such liabilities (other than the payment by 47580: the Registrant of expenses incurred or paid by a director, officer or 47581: controlling person of the Registrant in the successful defense of any action, 47582: suit or proceeding) is asserted by such director, officer or controlling person 47583: in connection with securities being registered, the Registrant will, unless in 47584: the opinion of its counsel the matter has been settled by controlling precedent, 47585: submit to a court of appropriate jurisdiction the question whether such 47586: indemnification by it is against public policy as expressed in the Act and will 47587: be governed by the final adjudication of such issue.

47588:

Prior Performance Table-Table VI. Acquisitions of Properties 47589: by Programs.

47590: 47591:

TABLE VI

47592: 47593:

ACQUISITION OF PROPERTIES BY PROGRAMS (A)

47594:

(000's omitted, except for Square Feet or Acres)

47595:

Table VI presents information concerning the acquisition of 47596: real properties by real estate limited partnerships and a real estate investment 47597: trust sponsored by Inland Real Estate Investment Corporation ("IREIC") 47598: in the three years ended December 31, 1999. The detail provided with respect to 47599: each acquisition includes the property size, location, purchase price and the 47600: amount of mortgage financing. This information is intended to assist the 47601: prospective investor in evaluating the property mix as well as the terms 47602: involved in acquisitions by prior partnerships and a real estate investment 47603: trust sponsored by IREIC.

47604:

47605:

47606: 47607:

TABLE Vl- (Continued)

47608:

ACQUISITIONS OF PROPERTIES BY PROGRAMS (A)

47609:

(000's omitted, except for Number of Square Feet or Acres)

47610: 47611: 47612: 47613: 47619: 47621: 47624: 47626: 47628: 47631: 47633: 47635: 47636: 47637: 47639: 47641: 47643: 47645: 47647: 47649: 47651: 47653: 47654: 47655: 47657: 47659: 47661: 47663: 47665: 47667: 47669: 47671: 47672: 47673: 47675: 47677: 47679: 47681: 47683: 47685: 47687: 47689: 47690: 47691: 47693: 47695: 47697: 47699: 47701: 47703: 47705: 47707: 47708: 47709: 47711: 47713: 47715: 47717: 47719: 47721: 47723: 47725: 47726: 47727: 47729: 47731: 47733: 47735: 47737: 47739: 47741: 47743: 47744: 47745: 47747: 47749: 47751: 47753: 47755: 47757: 47759: 47761: 47762: 47763: 47765: 47767: 47769: 47771: 47773: 47775: 47777: 47779: 47780: 47781: 47783: 47785: 47787: 47789: 47791: 47793: 47795: 47797: 47798: 47799: 47801: 47803: 47805: 47807: 47809: 47811: 47813: 47815: 47816: 47817: 47819: 47821: 47823: 47825: 47827: 47829: 47831: 47833: 47834: 47835: 47837: 47839: 47841: 47843: 47845: 47847: 47849: 47851: 47852: 47853: 47855: 47857: 47859: 47861: 47863: 47865: 47867: 47869: 47870: 47871: 47873: 47875: 47877: 47879: 47881: 47883: 47885: 47887: 47888: 47889: 47891: 47893: 47895: 47897: 47899: 47901: 47903: 47905: 47906: 47907: 47909: 47911: 47913: 47915: 47917: 47919: 47921: 47923: 47924: 47925: 47927: 47929: 47931: 47933: 47935: 47937: 47939: 47941: 47942: 47943: 47945: 47947: 47949: 47951: 47953: 47955: 47957: 47959: 47960: 47961: 47963: 47965: 47967: 47969: 47971: 47973: 47975: 47977: 47978: 47979: 47981: 47983: 47985: 47987: 47989: 47991: 47993: 47995: 47996: 47997: 47999: 48001: 48003: 48005: 48007: 48009: 48011: 48013: 48014: 48015: 48017: 48019: 48021: 48023: 48025: 48027: 48029: 48031: 48032: 48033: 48035: 48037: 48039: 48041: 48043: 48045: 48047: 48049: 48050:
47614: 47615: 47616: 47617: 47618: Property	47620: Number of Square Feet	47622: 47623: Date of Purchase	47625: Purchase Price Plus Acquisition Fee	47627: Mortgage Financing at Date of Purchase	47629: 47630: Cash Down Payment	47632: Other Cash Expenditures Capitalized (A)	47634: Total Acquisition Cost(B)
47638: Inland Real Estate Corporation:	47640:	47642:	47644:	47646:	47648:	47650:	47652:
47656: Maple Park Place, Bolingbrook, IL	47658: 220,095	47660: 01/09/97	47662: 15,262	47664: -	47666: 15,262	47668: 84	47670: 15,346
47674: Lincoln Park Place, Chicago, IL	47676: 10,678	47678: 01/23/97	47680: 2,100	47682: -	47684: 2,100	47686: (73)	47688: 2,027
47692: Aurora Commons, Aurora, IL	47694: 127,292	47696: 01/23/97	47698: 11,535	47700: 8,602	47702: 2,933	47704: 15	47706: 11,550
47710: Niles Shopping Center, Niles, IL	47712: 26,117	47714: 04/11/97	47716: 3,235	47718: -	47720: 3,235	47722: 108	47724: 3,343
47728: Mallard Crossing, Elk Grove Village, IL	47730: 82,949	47732: 05/06/97	47734: 8,100	47736: -	47738: 8,100	47740: (41)	47742: 8,059
47746: Cobblers Crossing, Elgin, IL	47748: 102,643	47750: 05/06/97	47752: 10,953	47754: -	47756: 10,953	47758: (135)	47760: 10,818
47764: Ameritech, Joliet, IL	47766: 4,504	47768: 05/09/97	47770: 1,045	47772: -	47774: 1,045	47776: 11	47778: 1,056
47782: Dominicks-Schaumburg, Schaumburg, IL	47784: 70,300	47786: 05/29/97	47788: 10,681	47790: -	47792: 10,681	47794: 9	47796: 10,690
47800: Calumet Square, Calumet, IL	47802: 39,936	47804: 06/02/97	47806: 2,066	47808: -	47810: 2,066	47812: 64	47814: 2,130
47818: Dominicks-Highland Park, Highland Park, IL	47820: 70,300	47822: 06/16/97	47824: 12,790	47826: -	47828: 12,790	47830: 10	47832: 12,800
47836: Sequoia Shopping Center, Milwaukee, WI	47838: 35,253	47840: 06/16/97	47842: 3,010	47844: -	47846: 3,010	47848: (8)	47850: 3,002
47854: Riversquare Shopping Center, Naperville, IL	47856: 58,566	47858: 06/19/97	47860: 6,100	47862: -	47864: 6,100	47866: 88	47868: 6,188
47872: Rivertree Court, Vernon Hills, IL	47874: 299,055	47876: 07/17/97	47878: 31,750	47880: 15,700	47882: 16,050	47884: (167)	47886: 31,583
47890: Shorecrest Plaza, Racine, WI	47892: 91,177	47894: 07/25/97	47896: 5,956	47898: -	47900: 5,956	47902: (72)	47904: 5,884
47908: Dominicks-Glendale Heights, Glendale Heights, IL	47910: 68,923	47912: 09/30/97	47914: 8,196	47916: -	47918: 8,196	47920: 21	47922: 8,217
47926: Party City, Oak Brook Terrace, IL	47928: 10,000	47930: 11/06/97	47932: 1,975	47934: -	47936: 1,975	47938: 6	47940: 1,981
47944: Eagle Country Market, Roselle, IL	47946: 42,283	47948: 11/26/97	47950: 2,900	47952: -	47954: 2,900	47956: 8	47958: 2,908
47962: Dominicks-Countryside, Countryside, IL	47964: 62,344	47966: 12/15/97	47968: 2,300	47970: -	47972: 2,300	47974: -	47976: 2,300
47980: Terramere Plaza, Arlington Heights, IL	47982: 40,965	47984: 12/19/97	47986: 4,405	47988: -	47990: 4,405	47992: 199	47994: 4,604
47998: Wilson Plaza, Batavia, IL	48000: 11,160	48002: 12/22/97	48004: 1,300	48006: -	48008: 1,300	48010: 9	48012: 1,309
48016: Iroquois Center, Naperville, IL	48018: 141,000	48020: 12/29/97	48022: 11,900	48024: -	48026: 11,900	48028: 156	48030: 12,056
48034: Fashion Square, Skokie, IL	48036: 84,771	48038: 12/30/97	48040: 9,255	48042: 6,200	48044: 3,055	48046: 202	48048: 9,457
48051: 48052: 48053: 48059: 48061: 48064: 48066: 48068: 48071: 48073: 48075: 48076: 48077: 48079: 48081: 48083: 48085: 48087: 48089: 48091: 48093: 48094: 48095: 48097: 48099: 48101: 48103: 48105: 48107: 48109: 48111: 48112: 48113: 48115: 48117: 48119: 48121: 48123: 48125: 48127: 48129: 48130: 48131: 48133: 48135: 48137: 48139: 48141: 48143: 48145: 48147: 48148: 48149: 48151: 48153: 48155: 48157: 48159: 48161: 48163: 48165: 48166: 48167: 48169: 48171: 48173: 48175: 48177: 48179: 48181: 48183: 48184: 48185: 48187: 48189: 48191: 48193: 48195: 48197: 48199: 48201: 48202: 48203: 48205: 48207: 48209: 48211: 48213: 48215: 48217: 48219: 48220: 48221: 48223: 48225: 48227: 48229: 48231: 48233: 48235: 48237: 48238: 48239: 48241: 48243: 48245: 48247: 48249: 48251: 48253: 48255: 48256: 48257: 48259: 48261: 48263: 48265: 48267: 48269: 48271: 48273: 48274: 48275: 48277: 48279: 48281: 48283: 48285: 48287: 48289: 48291: 48292: 48293: 48295: 48297: 48299: 48301: 48303: 48305: 48307: 48309: 48310: 48311: 48313: 48315: 48317: 48319: 48321: 48323: 48325: 48327: 48328: 48329: 48331: 48333: 48335: 48337: 48339: 48341: 48343: 48345: 48346: 48347: 48349: 48351: 48353: 48355: 48357: 48359: 48361: 48363: 48364: 48365: 48367: 48369: 48371: 48373: 48375: 48377: 48379: 48381: 48382: 48383: 48385: 48387: 48389: 48391: 48393: 48395: 48397: 48399: 48400: 48401: 48403: 48405: 48407: 48409: 48411: 48413: 48415: 48417: 48418: 48419: 48421: 48423: 48425: 48427: 48429: 48431: 48433: 48435: 48436: 48437: 48439: 48441: 48443: 48445: 48447: 48449: 48451: 48453: 48454: 48455: 48457: 48459: 48461: 48463: 48465: 48467: 48469: 48471: 48472: 48473: 48475: 48477: 48479: 48481: 48483: 48485: 48487: 48489: 48490: 48491: 48493: 48495: 48497: 48499: 48501: 48503: 48505: 48507: 48508: 48509: 48511: 48513: 48515: 48517: 48519: 48521: 48523: 48525: 48526: 48527: 48529: 48531: 48533: 48535: 48537: 48539: 48541: 48543: 48544: 48545: 48547: 48549: 48551: 48553: 48555: 48557: 48559: 48561: 48562: 48563: 48565: 48567: 48569: 48571: 48573: 48575: 48577: 48579: 48580:
48054: 48055: 48056: 48057: 48058: Property	48060: Number of Square Feet	48062: 48063: Date of Purchase	48065: Purchase Price Plus Acquisition Fee	48067: Mortgage Financing at Date of Purchase	48069: 48070: Cash Down Payment	48072: Other Cash Expenditures Capitalized (A)	48074: Total Acquisition Cost(B)
48078:	48080:	48082:	48084:	48086:	48088:	48090:	48092:
48096: Naper West, Naperville, IL	48098: 165,262	48100: 12/30/97	48102: 14,850	48104: -	48106: 14,850	48108: (103)	48110: 14,747
48114: Woodfield Plaza, Schaumburg, IL	48116: 177,418	48118: 01/02/98	48120: 19,775	48122: -	48124: 19,772	48126: (95)	48128: 19,677
48132: Shops at Cooper's Grove, Country Club Hills, IL	48134: 72,518	48136: 01/08/98	48138: 5,819	48140: -	48142: 5,819	48144: (33)	48146: 5,786
48150: Dominicks-West Chicago, West Chicago, IL	48152: 77,000	48154: 01/22/98	48156: 6,306	48158: -	48160: 6,306	48162: -	48164: 6,306
48168: Maple Plaza, Downers Grove, IL	48170: 31,298	48172: 01/30/98	48174: 3,186	48176: -	48178: 3,186	48180: -	48182: 3,186
48186: Orland Park Retail, Orland Park, IL	48188: 8,500	48190: 02/02/98	48192: 1,257	48194: -	48196: 1,257	48198: (20)	48200: 1,237
48204: Lake Park Plaza, Michigan City, IN	48206: 229,639	48208: 02/10/98	48210: 12,131	48212: -	48214: 12,131	48216: 865	48218: 12,996
48222: Homewood Plaza, Homewood, IL	48224: 19,000	48226: 02/23/98	48228: 1,933	48230: -	48232: 1,933	48234: -	48236: 1,933
48240: Wisner/Milwaukee Plaza, Chicago, IL	48242: 14,677	48244: 02/23/98	48246: 1,912	48248: -	48250: 1,912	48252: -	48254: 1,912
48258: Elmhurst City Centre, Elmhurst, IL	48260: 39,116	48262: 02/24/98	48264: 4,932	48266: -	48268: 4,932	48270: (404)	48272: 4,528
48276: Shoppes at Mill Creek, Palos Park, IL	48278: 102,433	48280: 03/05/98	48282: 11,307	48284: 9,500	48286: 1,807	48288: 16	48290: 11,323
48294: Oak Forest Commons , Oak Forest, IL	48296: 108,360	48298: 03/05/98	48300: 11,826	48302: -	48304: 11,826	48306: (6)	48308: 11,820
48312: Prairie Square, Sun Prairie, WI	48314: 35,755	48316: 03/06/98	48318: 3,121	48320: -	48322: 3,121	48324: (22)	48326: 3,099
48330: Downers Grove Market, Downers Grove, IL	48332: 104,449	48334: 03/25/98	48336: 17,841	48338: -	48340: 17,841	48342: (29)	48344: 17,812
48348: St. James Crossing, Westmont, IL	48350: 46,769	48352: 03/31/98	48354: 7,498	48356: -	48358: 7,498	48360: (56)	48362: 7,442
48366: Chestnut Court, Darien, IL	48368: 170,047	48370: 03/31/98	48372: 15,995	48374: -	48376: 15,995	48378: 125	48380: 16,120
48384: Bergen Plaza, Oakdale, MN	48386: 270,610	48388: 04/16/98	48390: 17,047	48392: -	48394: 17,047	48396: 27	48398: 17,074
48402: High Point Centre, Madison, WI	48404: 86,476	48406: 04/24/98	48408: 10,262	48410: -	48412: 10,262	48414: (14)	48416: 10,248
48420: Western-Howard Plaza, Chicago, IL	48422: 12,748	48424: 04/30/98	48426: 1,963	48428: -	48430: 1,963	48432: -	48434: 1,963
48438: Wauconda Shopping Center, Wauconda, IL	48440: 31,357	48442: 05/05/98	48444: 2,522	48446: -	48448: 2,522	48450: -	48452: 2,522
48456: Berwyn Plaza, Berwyn, IL	48458: 18,138	48460: 05/15/98	48462: 1,848	48464: -	48466: 1,848	48468: -	48470: 1,848
48474: Woodland Heights, Streamwood, IL	48476: 120,850	48478: 06/05/98	48480: 9,628	48482: -	48484: 9,628	48486: (99)	48488: 9,529
48492: Walgreens-Woodstock, Woodstock, IL	48494: 15,856	48496: 06/23/98	48498: 1,170	48500: -	48502: 1,170	48504: -	48506: 1,170
48510: Schaumburg Plaza, Schaumburg, IL	48512: 61,485	48514: 06/30/98	48516: 7,011	48518: 3,924	48520: 3,087	48522: (37)	48524: 6,974
48528: Winnetka Commons, New Hope, MN	48530: 42,381	48532: 07/01/98	48534: 4,455	48536: -	48538: 4,455	48540: -	48542: 4,455
48546: Eastgate Shopping Center, Lombard, IL	48548: 132,519	48550: 07/07/98	48552: 6,822	48554: -	48556: 6,822	48558: (23)	48560: 6,799
48564: Fairview Heights Plaza, Fairview Heights, IL	48566: 167,491	48568: 08/24/98	48570: 11,265	48572: -	48574: 11,265	48576: -	48578: 11,265
48581:

48582:

48583:

48584:

48585:

48586:

48587: 48588: 48589: 48595: 48597: 48600: 48602: 48604: 48607: 48609: 48611: 48612: 48613: 48615: 48617: 48619: 48621: 48623: 48625: 48627: 48629: 48630: 48631: 48633: 48635: 48637: 48639: 48641: 48643: 48645: 48647: 48648: 48649: 48651: 48653: 48655: 48657: 48659: 48661: 48663: 48665: 48666: 48667: 48669: 48671: 48673: 48675: 48677: 48679: 48681: 48683: 48684: 48685: 48687: 48689: 48691: 48693: 48695: 48697: 48699: 48701: 48702: 48703: 48705: 48707: 48709: 48711: 48713: 48715: 48717: 48719: 48720: 48721: 48723: 48725: 48727: 48729: 48731: 48733: 48735: 48737: 48738: 48739: 48741: 48743: 48745: 48747: 48749: 48751: 48753: 48755: 48756: 48757: 48759: 48761: 48763: 48765: 48767: 48769: 48771: 48773: 48774: 48775: 48777: 48779: 48781: 48783: 48785: 48787: 48789: 48791: 48792: 48793: 48795: 48797: 48799: 48801: 48803: 48805: 48807: 48809: 48810: 48811: 48813: 48815: 48817: 48819: 48821: 48823: 48825: 48827: 48828: 48829: 48831: 48833: 48835: 48837: 48839: 48841: 48843: 48845: 48846: 48847: 48849: 48851: 48853: 48855: 48857: 48859: 48861: 48863: 48864: 48865: 48867: 48869: 48871: 48873: 48875: 48877: 48879: 48881: 48882: 48883: 48885: 48887: 48889: 48891: 48893: 48895: 48897: 48899: 48900: 48901: 48903: 48905: 48907: 48909: 48911: 48913: 48915: 48917: 48918: 48919: 48921: 48923: 48925: 48927: 48929: 48931: 48933: 48935: 48936: 48937: 48939: 48941: 48943: 48945: 48947: 48949: 48951: 48953: 48954: 48955: 48957: 48959: 48961: 48963: 48965: 48967: 48969: 48971: 48972: 48973: 48975: 48977: 48979: 48981: 48983: 48985: 48987: 48989: 48990: 48991: 48993: 48995: 48997: 48999: 49001: 49003: 49005: 49007: 49008: 49009: 49011: 49013: 49015: 49017: 49019: 49021: 49023: 49025: 49026: 49027: 49029: 49031: 49033: 49035: 49037: 49039: 49041: 49043: 49044: 49045: 49047: 49049: 49051: 49053: 49055: 49057: 49059: 49061: 49062: 49063: 49065: 49067: 49069: 49071: 49073: 49075: 49077: 49079: 49080: 49081: 49083: 49085: 49087: 49089: 49091: 49093: 49095: 49097: 49098: 49099: 49101: 49103: 49105: 49107: 49109: 49111: 49113: 49115: 49116: 49117: 49119: 49121: 49123: 49125: 49127: 49129: 49131: 49133: 49134: 49135: 49137: 49139: 49141: 49143: 49145: 49147: 49149: 49151: 49152: 49153: 49155: 49157: 49159: 49161: 49163: 49165: 49167: 49169: 49170: 49171: 49173: 49175: 49177: 49179: 49181: 49183: 49185: 49187: 49188: 49189: 49191: 49193: 49195: 49197: 49199: 49201: 49203: 49205: 49206: 49207: 49209: 49211: 49213: 49215: 49217: 49219: 49221: 49223: 49224: 49225: 49229: 49231: 49233: 49235: 49237: 49239: 49241: 49243: 49244: 49245: 49251: 49253: 49256: 49258: 49260: 49263: 49265: 49267: 49268: 49269: 49271: 49273: 49275: 49277: 49279: 49281: 49283: 49285: 49286: 49287: 49289: 49291: 49293: 49295: 49297: 49299: 49301: 49303: 49304: 49305: 49307: 49309: 49311: 49313: 49315: 49317: 49319: 49321: 49322: 49323: 49325: 49327: 49329: 49331: 49333: 49335: 49337: 49339: 49340: 49341: 49343: 49345: 49347: 49349: 49351: 49353: 49355: 49357: 49358: 49359: 49361: 49363: 49365: 49367: 49369: 49371: 49373: 49375: 49376: 49377: 49379: 49381: 49383: 49385: 49387: 49389: 49391: 49393: 49394: 49395: 49397: 49399: 49401: 49403: 49405: 49407: 49409: 49411: 49412: 49413: 49415: 49417: 49419: 49421: 49423: 49425: 49427: 49429: 49430: 49431: 49433: 49435: 49437: 49439: 49441: 49443: 49445: 49447: 49448: 49449: 49451: 49453: 49455: 49457: 49459: 49461: 49463: 49465: 49466: 49467: 49469: 49471: 49473: 49475: 49477: 49479: 49481: 49483: 49484: 49485: 49487: 49489: 49491: 49493: 49495: 49497: 49499: 49501: 49502: 49503: 49505: 49507: 49509: 49511: 49513: 49515: 49517: 49519: 49520: 49521: 49523: 49525: 49527: 49529: 49531: 49533: 49535: 49537: 49538: 49539: 49541: 49543: 49545: 49547: 49549: 49551: 49553: 49555: 49556: 49557: 49559: 49561: 49563: 49565: 49567: 49569: 49571: 49573: 49574: 49575: 49577: 49579: 49581: 49583: 49585: 49587: 49589: 49591: 49592: 49593: 49595: 49597: 49599: 49601: 49603: 49605: 49607: 49609: 49610: 49611: 49613: 49615: 49617: 49619: 49621: 49623: 49625: 49627: 49628: 49629: 49631: 49633: 49635: 49637: 49639: 49641: 49643: 49645: 49646: 49647: 49649: 49651: 49653: 49655: 49657: 49659: 49661: 49663: 49664: 49665: 49667: 49669: 49671: 49673: 49675: 49677: 49679: 49681: 49682: 49683: 49685: 49687: 49689: 49691: 49693: 49695: 49697: 49699: 49700: 49701: 49703: 49705: 49707: 49709: 49711: 49713: 49715: 49717: 49718: 49719: 49721: 49723: 49725: 49727: 49729: 49731: 49733: 49735: 49736: 49737: 49739: 49741: 49743: 49745: 49747: 49749: 49751: 49753: 49754:
48590: 48591: 48592: 48593: 48594: Property	48596: Number of Square Feet	48598: 48599: Date of Purchase	48601: Purchase Price Plus Acquisition Fee	48603: Mortgage Financing at Date of Purchase	48605: 48606: Cash Down Payment	48608: Other Cash Expenditures Capitalized (A)	48610: Total Acquisition Cost(B)
48614:	48616:	48618:	48620:	48622:	48624:	48626:	48628:
48632: Orland Greens, Orland Park, IL	48634: 45,031	48636: 09/17/98	48638: 5,123	48640: -	48642: 5,123	48644: -	48646: 5,123
48650: Bakers Shoes, Chicago, IL	48652: 20,000	48654: 09/25/98	48656: 987	48658: -	48660: 987	48662: -	48664: 987
48668: Two Rivers Plaza, Bolingbrook, IL	48670: 57,900	48672: 10/01/98	48674: 6,811	48676: -	48678: 6,811	48680: -	48682: 6,811
48686: Woodfield Commons, Schaumburg, IL	48688: 207,106	48690: 10/08/98	48692: 26,683	48694: -	48696: 26,683	48698: (92)	48700: 26,591
48704: Edinburgh Festival Center, Brooklyn Park, MN	48706: 91,613	48708: 10/14/98	48710: 8,839	48712: 6,070	48714: 2,769	48716: (8)	48718: 8,831
48722: Joliet Commons, Joliet, IL	48724: 159,184	48726: 10/30/98	48728: 19,769	48730: 14,588	48732: 5,181	48734: (15)	48736: 19,754
48740: Springboro Plaza, Springboro, OH	48742: 154,034	48744: 11/12/98	48746: 9,308	48748: -	48750: 9,308	48752: -	48754: 9,308
48758: Riverplace Centre, Noblesville, IN	48760: 74,414	48762: 11/12/98	48764: 6,078	48766: -	48768: 6,078	48770: -	48772: 6,078
48776: Rose Plaza, Elmwood Park IL	48778: 24,204	48780: 11/16/98	48782: 2,758	48784: -	48786: 2,758	48788: -	48790: 2,758
48794: Marketplace at Six Corners, Chicago, IL	48796: 117,000	48798: 11/30/98	48800: 19,022	48802: -	48804: 19,022	48806: -	48808: 19,022
48812: Carmax-Schaumburg, Schaumburg, IL	48814: 93,333	48816: 12/02/98	48818: 20,602	48820: -	48822: 20,602	48824: -	48826: 20,602
48830: Carmax-Tinley Park, Tinley Park, IL	48832: 94,518	48834: 12/02/98	48836: 18,901	48838: -	48840: 18,901	48842: -	48844: 18,901
48848: Staples Office Supply, Freeport, IL	48850: 24,049	48852: 12/02/98	48854: 2,694	48856: -	48858: 2,694	48860: -	48862: 2,694
48866: Park Center Plaza, Tinley Park, IL	48868: 193,179	48870: 12/04/98	48872: 14,973	48874: -	48876: 14,973	48878: -	48880: 14,973
48884: Hollywood Video-Hammond, Hammond, IN	48886: 7,488	48888: 12/18/98	48890: 1,351	48892: -	48894: 1,351	48896: -	48898: 1,351
48902: Plymouth Collection, Plymouth, MN	48904: 40,815	48906: 01/06/99	48908: 6,626	48910: -	48912: 6,626	48914: 1	48916: 6,627
48920: Circuit City, Traverse City, MI	48922: 21,337	48924: 01/20/99	48926: 2,900	48928: -	48930: 2,900	48932: 2	48934: 2,902
48938: Loehmann's Plaza, Brookfield, WI	48940: 107,952	48942: 02/01/99	48944: 13,565	48946: -	48948: 13,565	48950: (11)	48952: 13,554
48956: Baytowne Square, Champaign, IL	48958: 118,842	48960: 02/08/99	48962: 12,655	48964: -	48966: 12,655	48968: (47)	48970: 12,608
48974: Woodland Commons, Buffalo Grove, IL	48976: 170,033	48978: 02/08/99	48980: 20,037	48982: 10,735	48984: 9,302	48986: 989	48988: 21,026
48992: Cub Foods, Plymouth, MN	48994: 67,510	48996: 03/09/99	48998: 5,465	49000: -	49002: 5,465	49004: 3	49006: 5,468
49010: Cub Foods, Indianapolis, IN	49012: 67,541	49014: 03/09/99	49016: 5,735	49018: -	49020: 5,735	49022: 8	49024: 5,743
49028: Gateway Square, Hinsdale, IL	49030: 40,150	49032: 03/17/99	49034: 6,940	49036: -	49038: 6,940	49040: 64	49042: 7,004
49046: Eagle Ridge Center, Lindenhurst, IL	49048: 56,142	49050: 04/13/99	49052: 6,007	49054: -	49056: 6,007	49058: 5	49060: 6,012
49064: Dominick's, Hammond, IN	49066: 71,313	49068: 05/10/99	49070: 8,847	49072: -	49074: 8,847	49076: 4	49078: 8,851
49082: Randall Square, Geneva, IL	49084: 217,566	49086: 05/21/99	49088: 30,123	49090: -	49092: 30,123	49094: 3	49096: 30,126
49100: Eagle Foods, Buffalo Grove, IL	49102: 56,795	49104: 06/03/99	49106: 7,347	49108: -	49110: 7,347	49112: 4	49114: 7,351
49118: Oak Forest Commons Ph. III, Oak Forest, IL	49120: 7,400	49122: 06/15/99	49124: 1,105	49126: -	49128: 1,105	49130: 7	49132: 1,112
49136: Oak Lawn Town Center, Oak Lawn, IL	49138: 12,506	49140: 06/29/99	49142: 2,400	49144: -	49146: 2,400	49148: 18	49150: 2,418
49154: West River Crossing, Joliet, IL	49156: 32,452	49158: 08/03/99	49160: 5,613	49162: -	49164: 5,613	49166: (52)	49168: 5,561
49172: Hickory Creek Marketplace, Frankfort, IL	49174: 35,251	49176: 08/04/99	49178: 6,217	49180: -	49182: 6,217	49184: (88)	49186: 6,129
49190: United Audio Center, Schaumburg, IL	49192: 9,988	49194: 09/13/99	49196: 2,483	49198: -	49200: 2,483	49202: 5	49204: 2,488
49208: Bally's Total Fitness, St. Paul, MN	49210: 43,000	49212: 09/10/99	49214: 6,291	49216: -	49218: 6,291	49220: (381)	49222: 5,910
49226: 49227: 49228:	49230:	49232:	49234:	49236:	49238:	49240:	49242:
49246: 49247: 49248: 49249: 49250: Property	49252: Number of Square Feet	49254: 49255: Date of Purchase	49257: Purchase Price Plus Acquisition Fee	49259: Mortgage Financing at Date of Purchase	49261: 49262: Cash Down Payment	49264: Other Cash Expenditures Capitalized (A)	49266: Total Acquisition Cost(B)
49270:	49272:	49274:	49276:	49278:	49280:	49282:	49284:
49288: Burnsville Crossing, Burnsville, MN	49290: 91,915	49292: 09/10/99	49294: 6,703	49296: -	49298: 6,703	49300: 26	49302: 6,729
49306: Byerly's Burnsville, Burnsville, MN	49308: 76,556	49310: 09/10/99	49312: 5,832	49314: -	49316: 5,832	49318: 20	49320: 5,852
49324: Cliff Lake Center, Eagan, MN	49326: 74,215	49328: 09/10/99	49330: 5,553	49332: 5,134	49334: 419	49336: 21	49338: 5,574
49342: Park Place Plaza, St. Louis Park, MN	49344: 89,064	49346: 09/10/99	49348: 12,816	49350: -	49352: 12,816	49354: 15	49356: 12,831
49360: Maple Grove Retail, Maple Grove, MN	49362: 79,130	49364: 09/10/99	49366: 7,916	49368: -	49370: 7,916	49372: 15	49374: 7,931
49378: Riverdale Commons, Coon Rapids, MN	49380: 168,275	49382: 09/10/99	49384: 19,506	49386: -	49388: 19,506	49390: (49)	49392: 19,457
49396: Quarry Retail, Minneapolis, MN	49398: 290,622	49400: 09/10/99	49402: 31,341	49404: -	49406: 31,341	49408: 21	49410: 31,362
49414: Shingle Creek, Brooklyn Center, MN	49416: 40,131	49418: 09/10/99	49420: 3,470	49422: -	49424: 3,470	49426: 20	49428: 3,490
49432: Rose Naper Plaza West, Naperville, IL	49434: 14,335	49436: 09/16/99	49438: 2,764	49440: -	49442: 2,764	49444: 16	49446: 2,780
49450: Pine Tree Plaza, Janesville, WI	49452: 187,292	49454: 10/18/99	49456: 18,490	49458: -	49460: 18,490	49462: 8	49464: 18,498
49468: Schaumburg Promenade, Schaumburg, IL	49470: 91,825	49472: 12/17/99	49474: 19,300	49476: -	49478: 19,300	49480: (41)	49482: 19,259
49486:	49488:	49490:	49492:	49494:	49496:	49498:	49500:
49504: Total	49506: 7,805,469	49508:	49510: $828,442	49512: $80,453	49514: $747,989	49516: $1,077	49518: $829,510
49522:	49524:	49526:	49528:	49530:	49532:	49534:	49536:
49540: Inland Retail Real Estate Trust, Inc.:	49542:	49544:	49546:	49548:	49550:	49552:	49554:
49558: Lake Walden, Plant City, FL	49560: 262,491	49562: 05/03/99	49564: 14,556	49566: 10,144	49568: 4,412	49570: 26	49572: 14,582
49576: Merchants Square, Zephyrhills, FL	49578: 74,849	49580: 06/04/99	49582: 5,742	49584: 4,291	49586: 1,451	49588: 13	49590: 5,755
49594: Town Center Commons, Kennesaw, GA	49596: 72,108	49598: 07/01/99	49600: 9,645	49602: 7,283	49604: 2,362	49606: 25	49608: 9,670
49612: Boynton Commons, Boynton Beach, FL	49614: 210,552	49616: 07/27/99	49618: 30,502	49620: 22,878	49622: 7,624	49624: (45)	49626: 30,457
49630: Lake Olympia Square, Ocoee, FL	49632: 85,776	49634: 09/01/99	49636: 9,874	49638: 5,897	49640: 3,977	49642: (36)	49644: 9,838
49648: Bridgewater Marketplace, Orlando, FL	49650: 58,050	49652: 09/07/99	49654: 6,005	49656: 4,779	49658: 1,226	49660: 0	49662: 6,005
49666: Bartow Marketplace, Cartersville, GA	49668: 375,067	49670: 09/30/99	49672: 24,406	49674: 18,375	49676: 6,031	49678: 0	49680: 24,406
49684: Countryside, Naples, FL	49686: 73,965	49688: 10/26/99	49690: 8,596	49692: 6,727	49694: 1,869	49696: 7	49698: 8,603
49702: Casselberry Commons, Casselberry, FL	49704: 227,664	49706: 12/30/99	49708: 17,894	49710: 13,942	49712: 3,952	49714: 17	49716: 17,911
49720:	49722:	49724:	49726:	49728:	49730:	49732:	49734:
49738: Total	49740: 1,440,522	49742:	49744: $127,220	49746: $94,316	49748: $32,904	49750: $7	49752: $127,227
49755:

49756: 49757:

TABLE Vl- (Continued) ACQUISITION OF PROPERTIES BY PROGRAMS 49758: NOTES TO TABLE VI

49759: 49760:

(A) "Other Cash Expenditures Capitalized" consists 49761: of improvements to the property and acquisition expenses which are capitalized 49762: and paid or to be paid from the proceeds of the offering. As part of several 49763: purchases, Inland Real Estate Corporation receives rent under master lease 49764: agreements on the spaces currently vacant for periods ranging from one to two 49765: years or until the spaces are leased. As these payments are received, they are 49766: recorded as a reduction in the purchase price of the properties and have been 49767: netted against other cash expenditures capitalized.

49768:

(B) "Total Acquisition Cost" is the sum of columns 49769: captioned "Purchase Price Plus Acquisition Fee" and "Other Cash 49770: Expenditures Capitalized."

49771: 49772:

SIGNATURES

49773: 49774:

Pursuant to the requirements of the Securities Act of 1933, as amended, the 49775: Registrant certifies that it has reasonable grounds to believe that it meets all 49776: of the requirements for filing on Form S-11 and has duly caused this 49777: Post-Effective Amendment No. 7 to its Registration Statement to be signed on its 49778: behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, 49779: State of Illinois, on the 2nd day of November, 2000.

49780: 49781: 49782: 49783: 49784: 49785: 49786: 49787: 49788: 49789: 49790: 49791: 49792:

INLAND RETAIL REAL ESTATE TRUST, INC.

49793:

By: /s/ Robert D. Parks

49794: 49795:

49796: 49797: 49798: 49799:

Chairman and Chief Executive Officer

49800: 49801: 49802: 49803: 49804: 49805: 49806: 49807: 49808: 49809: 49810: 49811: 49812: 49813: 49814: 49815:

POWER OF ATTORNEY

49816: 49817:

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears 49818: below hereby constitutes and appoints Roberta S. Matlin and Scott W. Wilton and 49819: each of them, his or her true and lawful attorneys-in-fact and agents, with full 49820: power of substitution and resubstitution, for him or her and in his or her name, 49821: place and stead, in any and all capacities, to sign any and all pre- and 49822: post-effective amendments to this Registration Statement, and to file the same 49823: with all exhibits thereto, and other documents in connection therewith, with the 49824: Securities and Exchange Commission, granting unto said attorneys-in-fact and 49825: agents, and each of them, full power and authority to do and perform each and 49826: every act and thing requisite or necessary to be done in and about the premises, 49827: as fully to all intents and purposes as he or she might or could do in person, 49828: hereby ratifying and confirming all that said attorneys-in-fact and agents, or 49829: any of them, or their, his or her substitutes, may lawfully do or cause to be 49830: done by virtue hereof.

49831:

Pursuant to the requirements of the Securities Act of 1933, as amended, this 49832: Registration Statement has been signed by the following persons in the 49833: capacities and on the dates indicated.

49834: 49835: 49836: 49837: 49839: 49841: 49843: 49844: 49845: 49847: 49849: 49851: 49852: 49853: 49862: 49864: 49866: 49867: 49868: 49877: 49880: 49882: 49883: 49884: 49893: 49895: 49897: 49898: 49899: 49908: 49910: 49912: 49913: 49914: 49923: 49925: 49927: 49928: 49929: 49938: 49940: 49942: 49943: 49944: 49953: 49955: 49957: 49958: 49959: 49968: 49970: 49972: 49973:
49838: Name	49840: Capacity	49842: Date
49846:	49848:	49850:
49854: 49855: 49856: 49857: /s/ Robert D. Parks 49858: _______________________________ 49859: 49860: 49861:	49863: Chairman, Chief Executive Officer and Director	49865: November 2, 2000
49869: 49870: 49871: 49872: /s/ Barry L Lazarus 49873: _______________________________ 49874: 49875: 49876:	49878: President, Chief Operating Officer, Treasurer, Chief Financial Officer 49879: and Director	49881: November 2, 2000
49885: 49886: 49887: 49888: /s/ Roberta S. Matlin 49889: _______________________________ 49890: 49891: 49892:	49894: Vice President-Administration	49896: November 2, 2000
49900: 49901: 49902: 49903: /s/ Steven D. Sanders 49904: _______________________________ 49905: 49906: 49907:	49909: Vice President-Acquisitions	49911: November 2, 2000
49915: 49916: 49917: 49918: /s/ Scott W. Wilton 49919: _______________________________ 49920: 49921: 49922:	49924: Secretary	49926: November 2, 2000
49930: 49931: 49932: 49933: /s/ Daniel K Deighan 49934: _______________________________ 49935: 49936: 49937:	49939: Independent Director	49941: November 2, 2000
49945: 49946: 49947: 49948: /s/ Michael S. Rosenthal 49949: _______________________________ 49950: 49951: 49952:	49954: Independent Director	49956: November 2, 2000
49960: 49961: 49962: 49963: /s/ Kenneth E. Masick 49964: _______________________________ 49965: 49966: 49967:	49969: Independent Director	49971: November 2, 2000
49974: 49975:

49976:

49977: 49978:

 49979: 49980: